As filed with the Securities and Exchange Commission on April 24, 2008

Registration No. 333-113863

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 8

TO

FORM S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933 OF SECURITIES OF

CERTAIN REAL ESTATE COMPANIES

PALADIN REALTY INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Governing Instruments)

10880 Wilshire Blvd.

Suite 1400

Los Angeles, California 90024

(310) 996-8704

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael B. Lenard

Executive Vice President, Secretary and Counselor

Paladin Realty Income Properties, Inc.

10880 Wilshire Blvd.

Suite 1400

Los Angeles, California 90024

(310) 996-8704

(310) 996-8708 (facsimile)

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Rosemarie A. Thurston

Lesley H. Solomon

Alston & Bird LLP

1201 W. Peachtree Street

Atlanta, Georgia 30309-3424

(404) 881-7000

(404) 881-7777 (facsimile)

Approximate Date of Commencement of Proposed Sale to the Public:    As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐

This Post-Effective Amendment No. 8 consists of the following:

•	The Registrant’s prospectus dated April 6, 2007 (the “Prospectus”), previously filed with Post-Effective Amendment No. 7 and refiled herewith.

•

Supplement No. 1 dated June 5, 2007, Supplement No. 2 dated July 27, 2007, Supplement No. 3 dated August 27, 2007, Supplement No. 4 dated October 12, 2007, Supplement No. 5 dated November 20, 2007, Supplement No. 6 dated November 30, 2007, Supplement No. 7 dated January 24, 2008, Supplement No. 8 dated February 15, 2008, Supplement No. 9 dated March 21, 2008 and Supplement No. 10 dated April 16, 2008, each of which was previously filed on the date thereof and will be delivered as an unattached document along with the Prospectus.

•	Supplement No. 11 dated April 24, 2008, which is being filed herewith and will be delivered as an unattached document along with the Prospectus.

•	Part II, included herewith.

•	Signatures, included herewith.

38,500,000 common shares—Maximum Offering Minimum Purchase—100 common shares ($1,000) In Most States

We are a Maryland corporation formed on October 31, 2003 that intends to invest in a diversified portfolio of real estate investments.

We are offering and selling to the public up to 35,000,000 common shares for $10 per share and up to 3,500,000 common shares to be issued pursuant to our dividend reinvestment plan at an initial purchase price of $10 per share.

	Price to Public	Selling Commission	Dealer Manager Fee	Proceeds to Us, before expenses
Per Share	$10.00	$.70	$.25	$9.05
Maximum Offering	$350,000,000	$24,500,000	$8,750,000	$316,750,000
Divided Reinvestment Plan	$35,000,000	$1,400,000	$0.00	$33,600,000

We anticipate that we will invest at least 84.7% of the offering proceeds raised in real estate investments and the balance will be used to pay fees and expenses. This offering will terminate on or before February 23, 2008.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “ Risk Factors” beginning on page 17. Significant risks relating to your investment in our common shares include:

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The amount of dividends we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in us and you may lose money.

•	No public market exists for our shares. Our shares cannot be readily sold, and if you are able to sell your shares, you would likely have to sell them at a substantial discount.

•

Both we and our advisor, Paladin Realty Advisors, LLC, have limited operating histories. Other than our investments described in “Acquisitions” elsewhere in this prospectus, we have not identified any specific assets to acquire or investments to make with the proceeds of this offering. You will not have the opportunity to review the assets we will acquire or the investments we will make with the proceeds from this offering prior to your investment.

•

We rely on Paladin Advisors for our day-to-day operations and the selection of our investments. We will pay substantial fees to Paladin Advisors for these services. Paladin Advisors is an affiliate of our sponsor Paladin Realty Partners, LLC and, therefore, these fees were not determined on an arm’s-length basis. Paladin Advisors is also subject to conflicts of interest due to relationships it has with other programs sponsored by Paladin Realty.

•

We are the first publicly-offered investment program sponsored by Paladin Realty. You should not assume that the prior performance of privately-held programs sponsored by Paladin Realty will be indicative of our future results.

•	Although we intend to qualify as a real estate investment trust for U.S. federal income tax purposes, we may fail to so qualify.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities commission has approved or disapproved of these securities, passed on or endorsed the merits of this offering or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the cash benefits or tax consequences you will receive from an investment in our common shares is prohibited.

Our shares will be offered to investors on a best efforts the dealer manager for this offering. Our current dealer manager is Prospect Financial Advisors, L.L.C. We plan to transition the dealer manager duties to a wholly owned affiliate of Paladin Advisors under the name BroadWall Capital or Paladin Realty Securities, L.L.C. as further described in this prospectus. The dealer manager is required to use only its best efforts to sell $385,000,000 in common shares.

The date of this prospectus is April 6, 2007

SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There currently is no public market for our shares. Therefore, it likely will be difficult for you to sell your shares and, if you are able to sell your shares, it is likely you would sell them at a substantial discount. You should not buy these shares if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your entire investment.

In consideration of these factors, we have established suitability standards for all stockholders, including subsequent transferees. These suitability standards require that a purchaser of shares have either:

•	a minimum net worth of at least $150,000; or

•	a minimum annual gross income of at least $45,000 and a minimum net worth of at least $45,000.

Investors with investment discretion over assets of an employee benefit plan covered under ERISA should carefully review the information entitled “ERISA Considerations.”

The minimum purchase is 100 shares ($1,000), except in certain states as described below. You may not purchase fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our common shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

The minimum purchase for New York residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000).

After you have purchased the minimum investment, any additional purchase must be in increments of at least 3 shares ($30), except for (1) purchases made by residents of Minnesota, who must still meet the minimum investment requirements set forth above with regard to each additional purchase, and (2) purchases of shares pursuant to the dividend reinvestment plan, which may be in lesser amounts. Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Arkansas, Arizona, California, Iowa, Massachusetts, Missouri, North Carolina, Oregon and Tennessee—Investors must have either (1) a net worth of at least $225,000, or (2) gross annual income of at least $60,000 and a net worth of at least $60,000.

Maine—Investors must have either (1) a net worth of at least $50,000 and an annual gross income of at least $50,000, or (2) a net worth of $200,000.

Michigan—Investors must have either (1) a net worth of at least $250,000 or (2) have a net worth of $60,000 and an annual gross income of at least $60,000.

Kansas, Missouri and Pennsylvania—In addition to our suitability requirements, investors must have a net worth of at least ten (10) times their investment in our common stock.

Ohio—In addition to our suitability requirements, investors must have (a) a minimum annual income of $70,000 and a minimum Net Worth of $70,000; or (b) a minimum Net Worth of $250,000. In addition, an investment in us and our affiliates may not exceed 10% of the purchaser’s liquid Net Worth.

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PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than $19,250,000, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of program subscriptions.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan, or pension or profit sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the person who directly or indirectly supplied the funds for the purchase of the shares if that person is the fiduciary. In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, that our shares are an appropriate investment for those of you desiring to become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement or otherwise. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder for a period of six years. Our subscription agreement requires you to represent that you meet the applicable suitability standards. We will not sell any shares to you unless you are able to make these representations by completing the subscription agreement. Each subscriber must execute the subscription agreement on his or her own behalf, except in the case of fiduciary accounts, which must be executed by a fiduciary.

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SUITABILITY STANDARDS	i

QUESTIONS AND ANSWERS ABOUT THIS OFFERING	1

PROSPECTUS SUMMARY	10

Paladin Realty Income Properties, Inc.	10

Our Advisor	10
Our Dealer Manager	10
Our Management	11
Description of Real Estate and Real Estate Related Investments	11
Investment Objectives	12
Plan of Distribution	12
Our Structure	13
Prior Investment Programs	14
Dividend Reinvestment Plan	14
Distribution Policy	14
Listing	15
Share Redemption Program	15
ERISA Considerations	15
Restrictions on Share Ownership	16

RISK FACTORS	17

Investment Risks	17
There is currently no public market for our common shares. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount	17
We are considered a blind pool offering, because, other than our initial three investments, we have not identified any specific real estate to purchase or real estate related investments to make with the net proceeds we will receive from this offering. If we are unable to find suitable investments, we may not be able to achieve our investment objectives	17
You may be unable to sell your shares because your ability to redeem your shares pursuant to our share redemption program is subject to significant restrictions and limitations	17
Because we will continue to sell shares for $10.00 per share for at least three years following the date of the commencement of our initial public offering on February 23, 2005, you will experience dilution if the value of our underlying net assets exceeds $10.00 per share	18
Because we established the offering price on an arbitrary basis, it may not be indicative of the price at which our shares would trade if they were actively traded	18
Risks Relating To Our Business	19
We and our advisor are new companies with limited operating histories, and we may not be able to operate successfully	19
We differ from prior programs sponsored by Paladin Realty in a number of respects, and therefore the past performance of those programs may not be indicative of our future results	19
Our ability to successfully conduct this offering is dependent in part on the ability of our dealer manager to successfully establish, operate and maintain a network of brokers and agents	19
We may suffer from delays in locating suitable investments, which could reduce our ability to make distributions to our stockholders and your return on your investment	20
Because our offering is a “best efforts” offering, the dealer manager and the participating broker dealers are only required to use their best efforts to sell our shares. If we are unable to raise substantial funds in this offering, we will be limited in the number and type of investments we may make, which will result in a less diversified portfolio	20

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To date cash flows from operations were insufficient to pay our operating expenses and to cover the dividends we have paid and/or declared. In order to permit us to pay dividends, Paladin Advisors has paid expenses on our behalf and deferred the reimbursement of such expense payments and its receipt of fees we owe Paladin Advisors. We cannot assure you that in the future we will be able to achieve cash flows necessary to pay both our expenses and dividends at our historical per share amounts, or to maintain dividends at any particular level, if at all	21
We may structure acquisitions of property in exchange for limited partnership units in Paladin OP on terms that could limit our liquidity or our flexibility	22
We are uncertain of our sources of debt or equity for funding of future capital needs. If we are not able to locate sources of funding, our ability to make necessary capital improvements to our properties may be impaired or delayed	22
Payment of fees, distributions and expense reimbursements to Paladin Advisors and its affiliates will reduce cash available for investment and for distribution to our stockholders	23
We depend on key personnel, the loss of any of whom could be detrimental to our business	23
Our success will be dependent on the performance of Paladin Advisors as well as key employees of Paladin Advisors	23
Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability	23
Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments are subject to general economic and regulatory factors we cannot control or predict	24
Risks Related To Conflicts of Interest	24
We will compete with affiliates of Paladin Advisors for investment opportunities. As a result, Paladin Advisors may not cause us to invest in favorable investment opportunities which may reduce our returns on our investments	25
We will compete with affiliates of Paladin Advisors for tenants or hotel business, which may reduce our ability to attract and retain tenants and hotel business	25
If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that will not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s length with an independent joint venture partner. As a result, your returns may be decreased by us entering into joint ventures with affiliates of Paladin Advisors	25
Paladin Advisors and employees of Paladin Advisors and its affiliates will face conflicts of interest relating to time management and allocation of resources, and our results of operations may suffer as a result of these conflicts of interest	26
Our officers will face conflicts of interest related to the positions they hold with affiliated entities, which could diminish the value of the services they provide to us	26
Paladin Advisors will face conflicts of interest relating to its compensation structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders. The distribution payable to Paladin Advisors upon termination of the advisory agreement may also influence decisions about terminating Paladin Advisors or our acquisition or disposition of investments	27
We may acquire assets from, or dispose of assets to, entities managed by Paladin Advisors or its affiliates, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us	27
The fees we pay in connection with this offering were not determined on an arm’s length basis and therefore may not be on the same terms as those we could negotiate with a third-party	28
Because Paladin Securities will be an affiliate of Paladin Advisors, investors will not have the benefit of an independent review of us or the prospectus, which are customarily performed in underwritten offerings	28

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Risks Associated With Our Organizational Structure	28
Your interest in us will be diluted if we issue additional shares in this offering or otherwise	28
The limit on the number of shares a person may own may discourage a takeover attempt	29
Our articles of incorporation permit our board of directors to issue capital stock with terms that may subordinate the rights of the holders of our current common shares or discourage a third party from acquiring us, even if the acquisition was in our stockholders’ best interests	29
Certain provisions of Maryland law could restrict a change in control even if a change in control were in our stockholders’ interests	29
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act	30
Risks Related To Investments In Real Estate	31
If we acquire real estate or make real estate related investments at a time when the real estate market is experiencing substantial influxes of capital investment and competition for income producing properties, the real estate we purchase, or real estate related investments we make, may not appreciate or may decrease in value	31
Some or all of our properties may incur vacancies, which may result in reduced revenue and resale value, a reduction in cash available for distribution and a diminished return on your investment	31
We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders	31
Our real estate investments may include special use and single tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations	31
Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions to our stockholders could be lower than if we did not enter into long-term leases	31
Your investment may be subject to additional risks if we make international investments	32
We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract or replace tenants and decrease your return on investment.	32
Uninsured losses relating to real estate may reduce your returns	32
Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks	33
Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment	33
Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future	33
We will be subject to additional risks if we invest in hotels that could increase our costs, limit our ability to manage the operations of hotels we own, decrease our profitability and limit the amount of distributions payable to our stockholders	34
We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to stockholders	34
Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions	35
Risks Associated With Debt Financing	35
We expect to incur mortgage and other indebtedness, which may increase our business risks and impair our ability to make distributions to our stockholders	35
If mortgage debt is unavailable at reasonable rates, we may not be able to finance or refinance the properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make	36
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.	36

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Fluctuations in interest rates could increase our expenses, require us to sell investments or make it more difficult to make attractive investments.	36
If we enter into financing arrangements involving balloon payment obligations, the repayment of the balloon payments may require us to enter into unfavorable refinancings or to divert funds from other sources, which would reduce dividends paid.	36
Risks Associated With Real Estate Related Investments	37
We do not have substantial experience in making or acquiring mortgage loans or other real estate related investments, which may result in our real estate related investments failing to produce returns or incurring losses	37
Our real estate related investments may be impacted by unfavorable real estate market conditions, which could decrease their value	37
Our returns on mortgage loans may be reduced by interest rate fluctuations	37
Delays in liquidating defaulted real estate related investments could reduce our investment returns	37
Returns on our mortgage loans may be limited by regulations	38
Foreclosures create additional risks, as we would be subject to all of the risks of owning the property on which we foreclose	38
If we liquidate prior to the maturity of our real estate related investments, we may be forced to sell those investments on unfavorable terms or at a loss	38
Risks Associated with Joint Ventures	38
The terms of joint venture agreements or other joint ownership arrangements into which we may enter could impair our operating flexibility and our results of operations	38
We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment	39
Tax Risks	39
We may not qualify as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to make distributions to our stockholders	39
We will not seek to obtain a ruling from the Internal Revenue Service that we qualify as a REIT for federal income tax purposes, and therefore the IRS could determine we fail to qualify as a REIT, which would substantially reduce our ability to make distributions to our stockholders	40
Failure to make required distributions would subject us to tax	40
If Paladin OP fails to maintain its status as a partnership for federal income tax purposes, its income may be subject to taxation	40
Employee Benefit Plan and IRA Risks	41
There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our common stock.	41

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	42

ESTIMATED USE OF PROCEEDS	42

MANAGEMENT	46

General	46
Committees of the Board of Directors	48
Directors and Independent Officers	49
Compensation of Directors and Officers	51
Independent Director Incentive Stock Plan	52
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents	53
Our Advisor	54
Ownership Interests	60
Affiliated Companies	61

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information that is not otherwise addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any of the common shares offered by this prospectus.

Q:	What is Paladin Realty Income Properties, Inc.?

A:	Paladin Realty Income Properties, Inc. is a Maryland corporation that was formed on October 31, 2003. We intend to invest in a diversified portfolio of real estate properties, focusing primarily on properties that produce current income. We had acquired interests in three income-producing properties as of December 31, 2006, including 801 Fiber Optic Drive, a 56,336 square foot distribution facility built in 2001 that is leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation; Champion Farms Apartments, a 264-unit luxury multifamily rental community built in 2000; and Fieldstone Apartments, a 264-unit multifamily community property built in 2001. We intend to invest in a variety of real estate product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. In addition, we may make or acquire mortgage loans secured by, or preferred equity investments in entities that own, the same types of properties that we may acquire directly, which we refer to collectively as real estate related investments. We intend to qualify as a real estate investment trust, or “REIT” and to elect to be taxed as a REIT for the taxable year ending December 31, 2007, but as of the date of this prospectus, we are not qualified as a REIT.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate;

•	pays annual dividends to investors of at least 90% of its taxable income, excluding capital gains and with certain adjustments;

•

avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income that it distributes, provided certain income tax requirements are satisfied; and

•	allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of interests, typically shares, in the REIT.

Q:	How will you structure the ownership and operation of your assets?

A:	We own all of our assets and conduct our operations through an operating partnership called Paladin Realty Income Properties, L.P., which was organized in the State of Delaware on October 31, 2003 to serve as our operating partnership. We are the sole general partner of Paladin Realty Income Properties, L.P. Because we will conduct all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure. To avoid confusion, in this prospectus:

•	we refer to Paladin Realty Income Properties, L.P. as Paladin OP; and

•	the use of “we,” “us,” “our” and similar pronouns refers to either (1) Paladin REIT or (2) Paladin REIT and Paladin OP collectively, as required by the context in which such pronoun is used.

Q:	What is an “UPREIT”?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” We use the UPREIT structure because a contribution of property directly to Paladin REIT is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to Paladin OP in exchange for limited partnership units in Paladin OP and defer taxation of gain until the contributor later exchanges his or her limited partnership units on a one-for-one basis for common shares of Paladin REIT or, at our option, cash equal to the value of an equivalent number of our shares. Using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise transfer their properties because of unfavorable tax results.

Q:	What are the risks involved in an investment in your shares?

A:	An investment in our common stock is subject to significant risks. The following are some of the most significant risks relating to your investment:

•	The amount of dividends we may pay, if any, is uncertain. Due to risks involved in the ownership of real estate, there is no guarantee of any return on your investment in us and you may lose money.

•	There is no public trading market for our shares on a stock exchange. Our shares cannot be readily sold and, if you are able to sell your shares, you will likely sell them at a substantial discount.

•

Both we and Paladin Advisors have a limited operating history. Therefore, we may not be able to successfully and profitably operate our business. We do not own any real estate or real estate related investments other than the investments described in the “Acquisitions” section of the Prospectus, as supplemented. We are considered to be a blind pool, and you will not have the opportunity to review the assets we will acquire or the investments we will make with the proceeds from this offering prior to your investment.

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We rely on Paladin Advisors for our day-to-day operations and the selection of real estate investments, subject to oversight by our board of directors. We will pay substantial fees to Paladin Advisors for these services, some of which will be paid regardless of the quality or performance of the investments acquired or services provided to us. These fees were not determined on an arm’s-length basis.

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Paladin Advisors and its officers, some of whom also serve as our officers and directors, will have to allocate their time between us and other real estate programs and activities in which they are or will be involved.

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We will compete with affiliates of Paladin Advisors for investment opportunities. Paladin Advisors may face conflicts of interest in allocating investment opportunities between us and these other programs.

•	We may compete with other entities affiliated with Paladin Advisors for tenants.

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We are the first publicly-offered investment program sponsored or advised by Paladin Realty, Paladin Advisors or their affiliates. Because previous programs and investments sponsored by Paladin Realty were conducted through privately-held entities not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations we will be subject to, you should not assume that the prior performance of these programs will be indicative of our future performance.

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There are limitations on the ownership, transferability and redemption of our shares. You may never be able to sell any or all of your shares back to us pursuant to the share redemption program due to the limitations of that program.

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We plan to continue to sell shares at $10.00 per share for at least one year following the date of this prospectus and those future issuances will have a dilutive effect on your ownership to the extent that the value of our net assets exceeds $10.00 per share.

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Real estate investments are subject to numerous risks, including risks due to changes in general economic conditions, local market conditions, supply or demand of competing properties in a market area, operating costs, interest rates, or tax, real estate, environmental or zoning laws and regulations.

•

Our inability to acquire suitable investments, or locate suitable investments in a timely manner, will impact our ability to meet our investment objectives and may affect the amount of dividends we may pay and our ability to pay dividends at all.

•

This offering is being made on a “best efforts” basis, whereby the dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering.

•	If we sell fewer than all of the 35,000,000 shares offered in this offering, the number of investments we will be able to make and the diversification of such investments will decrease.

•

We intend to qualify as a REIT and to elect to be taxed as a REIT for the taxable year ending December 31, 2007, but as of the date of this prospectus we are not qualified as a REIT. If we fail to qualify as, or lose our tax status as, a REIT, we will be subject to increased taxes which will reduce the amount of cash we have available to pay dividends to our stockholders.

•

Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of violence or war may affect the markets in which we will operate, our operations and our profitability.

•	We may borrow money and secure such borrowings with our real estate investments which will put us at risk of losing the assets should we be unable to make debt service payments.

•	In order to maintain our status as a REIT, we may incur debt, issue securities or sell assets to pay the required dividends to our stockholders.

Before you invest in our shares, you should review the “Risk Factors” section beginning on page 17 of this prospectus.

Q.	Do you currently own any real estate or any real estate related investments?

A.	Yes. Please see the “Acquisitions” section of the Prospectus, as supplemented, for a description of our investments. However, this offering is a “blind pool” offering in that, except for the investments described in “Acquisitions,” we have not yet identified specific real estate we will acquire or real estate related investments we will make with the remaining proceeds from this offering.

Q:	Who will select our real estate and real estate related investments?

A:	Paladin Realty Advisors, LLC, which we refer to as Paladin Advisors, is our advisor and, as such, supervises and manages our day-to-day operations and will select our real estate and real estate related investments, subject to oversight by our board of directors. James R. Worms, Michael B. Lenard and John A. Gerson, who are also officers and directors of Paladin REIT, are the senior officers of Paladin Advisors who will manage its operations and have primary responsibility for selecting our investments.

Q:	Who is Paladin Advisors?

A:	Paladin Advisors was formed in the State of Delaware on October 31, 2003 for the purpose of acting as our advisor. Paladin Advisors is wholly owned by our sponsor, Paladin Realty Partners, LLC. Since 1995, Paladin Realty Partners, LLC (formerly William E. Simon and Sons Realty, LLC) and its predecessors, which we refer to collectively as Paladin Realty, and their affiliates have sponsored or advised real estate investment partnerships that have raised an aggregate of approximately $400 million of equity. As of September 30, 2003, these funds were invested in or committed to 163 properties with an aggregate purchase price, including debt and equity from joint venture partners, of approximately $1.4 billion. References in this prospectus to “Paladin Advisors and its affiliates” include Paladin Realty and each other affiliate of Paladin Advisors or Paladin Realty.

Q:	Who is the Dealer Manager for this offering?

A:	We plan to transition the dealer manager duties for this offering to a wholly owned affiliate of Paladin Advisors which we refer to as “Paladin Securities.” Our current dealer manager, Prospect Financial Advisors, LLC, will continue to act as our dealer manager until we complete the transition of the duties to Paladin Realty Securities, LLC. In this prospectus, unless otherwise indicated, references to the “dealer manager” refer to the then-current dealer manager, which will be Prospect Financial Advisors, LLC or Paladin Securities or, to the extent that both Prospect Financial Advisors and Paladin Securities are then acting as dealer managers, to both of them collectively. See “Plan of Distribution—Dealer Manager.”

Q:	What are the fees and expense reimbursements you will pay to Paladin Advisors and the dealer manager?

A:	Paladin Advisors and the dealer manager for this offering, will receive substantial compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table:

Type of Compensation (Recipient)	Form of Compensation	Estimated $ Amount for Maximum Offering (38,500,000 shares)
	Organization and Offering Stage

Selling Commissions (Dealer Manager)	7.0% of gross offering proceeds from sales to the public and 4.0% of gross offering proceeds received from our dividend reinvestment plan, all of which may be reallowed to participating broker-dealers.	$25,900,000

Dealer Manager Fee (Dealer Manager)	2.5% of gross offering proceeds (except this fee will not be charged on shares issued under our dividend reinvestment plan). A portion of this fee may be reallowed to participating broker-dealers.	$8,750,000

Reimbursement of Organization and Offering Expenses (Paladin Advisors)	Reimbursement of actual expenses, up to 3.0% of gross offering proceeds, but which we expect to be approximately 2.0% of gross offering proceeds, or $8,000,000, if we raise the maximum amount pursuant to this offering.	$8,000,000 (estimated	(1) )

	Acquisition and Development Stage

Acquisition and Advisory Fees (Paladin Advisors)	2.75% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.5% of the funds we advance with respect to the investment.	$9,118,281	(2)

Type of Compensation (Recipient)	Form of Compensation	Estimated $ Amount for Maximum Offering (38,500,000 shares)
Reimbursement of Acquisition Expenses (Paladin Advisors)	Reimbursement of actual expenses, up to 0.5% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.0% of the funds we advance with respect to the investment.	$1,657,864	(2)

Operational Stage

Asset Management Fee (Paladin Advisors)	Annual fee equal to 0.6% of (1) the contract purchase price of a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.2% of the funds we advance with respect to the investment.	Not determinable at this time

Expense Reimbursement (Paladin Advisors)	Reimbursement of actual expenses incurred for administrative and other services provided to us by Paladin Advisors and its affiliates for which they do not otherwise receive a fee.	Not determinable at this time

Disposition Stage

Subordinated Disposition Fee (Paladin Advisors)	Lesser of one-half of a competitive real estate commission or 3.0% of the sales price of each property or real estate related investment sold, to be paid only if Paladin Advisors provides a substantial amount of services and only after we have made distributions to our stockholders equal to the aggregate capital contributions by our stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital.	Not determinable at this time

Subordinated Participation Interest in Paladin OP

Subordinated Participation Interest in Paladin OP (Paladin Advisors)	Paladin Advisors has a subordinated participation interest in the profits of Paladin OP pursuant to which Paladin Advisors will receive cash distributions from Paladin OP under the following three circumstances:

—Subordinated Distribution of Net Sales Proceeds—Payable only if we are not listed on an exchange and Paladin Advisors is serving as our advisor (Paladin Advisors)	10.0% of any net sales proceeds remaining after we have received distributions from Paladin OP (all of which we intend to distribute to our stockholders as dividends) equal to the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital.	Not determinable at this time

Type of Compensation (Recipient)	Form of Compensation	Estimated $ Amount for Maximum Offering (38,500,000 shares)
Operational Stage

—Subordinated Distribution Upon Listing—Payable only if our common shares are listed on a national securities exchange or the NASDAQ National Market (Paladin Advisors)	10.0% of the amount by which the adjusted market value of our common stock plus distributions paid prior to listing exceeds the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an amount of cash that, if distributed to the stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing.	Not determinable at this time

—Subordinated Distribution Upon Termination—payable upon termination of Paladin Advisors as our advisor (other than for cause) only if we have not paid the Subordinated Distribution Upon Listing (Paladin Advisors)

	10% of the amount by which the appraised value of our real estate and real estate related investments, less any indebtedness secured by such assets, plus total distributions paid to our stockholders through the termination date exceeds the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an amount of cash that if distributed to the stockholders as of the date of termination, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital.	Not determinable at this time

(1)	If organization and offering expenses reach 3.0% of the maximum offering proceeds, the amount reimbursed would be $11,550,000.
(2)	These amounts assume we do not use debt in making investments. If we raise the maximum of $385 million in this offering and all of our investments are 65% leveraged at the time we make them, total acquisition fees would be approximately $24.6 million and maximum acquisition expenses would be approximately $4.5 million. In addition, to the extent any joint partners contribute funds for investment by joint ventures in which we invest, those funds would increase the maximum amount of our investments and, as a result, the maximum acquisition fees and expenses. At this time, we cannot estimate the amount of funds that may be provided by joint venture partners.

There are many additional conditions and restrictions on the amount of compensation Paladin Advisors and the Dealer Manager may receive. For a more detailed explanation of these fees and expenses payable to Paladin Advisors and its affiliates, please see the “Management Compensation” section of this prospectus on page 64.

Q:	What conflicts of interest exist between you and Paladin Advisors and its affiliates?

A:	Paladin Advisors, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

•

Paladin Advisors and its officers, some of whom also serve as our officers and directors, will have to allocate their time between us and other real estate programs and activities in which they are or will be involved;

•	Paladin Advisors and its affiliates must determine how to allocate investment opportunities between us and other Paladin real estate programs;

•	Paladin Advisors may compete with other Paladin programs for the same tenants in negotiating leases or in selling similar properties at the same time; and

•

Paladin Advisors and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our real estate and real estate related investments regardless of the quality or performance of the investments acquired or the services provided to us.

•	Paladin Securities will be a wholly owned affiliate of Paladin Advisors. As a result, conflicts of interest may exist with respect to certain transactions between us and Paladin Securities.

See the “Conflicts of Interest” section of this prospectus on page 71 for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.

Q:	If I buy shares, will I receive dividends and how often?

A:	Provided we have sufficient available cash flow, we expect to pay dividends on a monthly basis to our stockholders. We cannot predict when, if ever, we will generate sufficient cash flow to pay dividends.

Q:	May I reinvest my dividends?

A:	Yes. Please see “Description of Capital Stock—Dividend Reinvestment Plan” for more information regarding our dividend reinvestment plan.

Q:	What will you do with the money raised in this offering?

A:	If we sell the minimum number of shares offered in this offering, we will use your investment proceeds to purchase real estate and real estate related investments, focusing primarily on properties that produce current income. We intend to invest a minimum of 84.7% of the proceeds from this offering to acquire real estate and real estate related investments, and the remaining proceeds will be used to pay fees and expenses of this offering and acquisition expenses. Until we invest the proceeds of this offering in real estate and real estate related investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot guarantee how long it will take to fully invest the proceeds in real estate and real estate related investments.

Q:	What kind of offering is this?

A:	Through our dealer manager, we are offering a maximum of $350,000,000 in common shares on a “best efforts” basis at $10.00 per share. We are also offering 3,500,000 shares of common stock pursuant to our dividend reinvestment plan at $10.00 per share to those stockholders who elect to participate in such plan as described in this prospectus.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any shares. Therefore, we cannot guarantee that any minimum number of shares will be sold.

Q:	How long will this offering last?

A:	The offering will not last beyond February 23, 2008 (which is three years after the effective date of this offering). We reserve the right to terminate this offering at any time.

Q:	Who can buy shares?

A:	Generally, you can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. However, these minimum levels are higher in certain states, so you should carefully read the more detailed description in the “Suitability Standards” section of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. Generally, you must initially purchase at least 100 shares, which equals a minimum investment of at least $1,000. The minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing in the “Suitability Standards” section of this prospectus. Subject to restrictions imposed by state law, once an investor has purchased shares meeting the minimum investment, that investor may make additional purchases in increments of at least 3 shares ($30).

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, you will need to contact your registered broker dealer or investment advisor and fill out a Subscription Agreement, like the one contained in this prospectus as Appendix B, and pay for the shares you wish to purchase at the time you subscribe.

Q:	If I buy shares in this offering, how may I later sell them?

A:	At the time you purchase the shares, they will not be listed for trading on any national securities exchange, the NASDAQ Stock Market’s National Market or any over-the-counter market. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of our outstanding shares. See “Suitability Standards” and “Description of Capital Stock—Restriction on Ownership of Shares.” We offer a share redemption program, as discussed under “Description of Capital Stock—Share Redemption Program,” which may provide limited liquidity for some of our stockholders.

Q:	Will I be notified of how my investment is doing?

A:	Yes, you will receive periodic updates on the performance of your investment with us, including:

•	A detailed quarterly report after the end of each of the first three fiscal quarters of the year;

•	An annual report after the end of each year; and

•	An annual IRS Form 1099 after the end of each year.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	For questions about the offering or to obtain additional copies of this prospectus, contact your registered representative or contact:

Prospect Financial Advisors, LLC

11355 West Olympic Boulevard, Suite 220

Los Angeles, California 90064

866-736-0330

Paladin Realty Securities, LLC

10880 Wilshire Blvd.

Suite 1400

Los Angeles, California 90024

1-866-PAL-REIT

For questions regarding our assets and operations, contact us at:

Investor Relations

Paladin Realty Advisors, LLC

10880 Wilshire Blvd.

Suite 1400

Los Angeles, California 90024

1-866-PAL-REIT

1-866-725-7348

e-mail: investors.relations@paladinREIT.com

www.paladinREIT.com

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus that is not otherwise addressed in the “Questions and Answers about this Offering” section of this prospectus. It is not complete and does not contain all of the information that is important to your decision whether to invest in our common shares. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section. We include a glossary of some of the terms used in this prospectus on page 157.

Paladin Realty Income Properties, Inc.

Paladin Realty Income Properties, Inc. is a Maryland corporation that was formed on October 31, 2003. We intend to invest in a diversified portfolio of real estate properties, focusing primarily on properties that produce current income. We had acquired interests in three income-producing properties as of December 31, 2006, including 801 Fiber Optic Drive, a 56,336 square foot distribution facility built in 2001 that is leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation; Champion Farms Apartments, a 264-unit luxury multifamily rental community built in 2000; and Fieldstone Apartments, a 264-unit multifamily community property built in 2001. We intend to invest in a variety of real estate product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. In addition, we may make or acquire mortgage loans secured by, or preferred equity investments in entities that own, the same types of properties that we may acquire directly, which we refer to collectively as real estate related investments. We intend to qualify as a real estate investment trust, or “REIT” and to elect to be taxed as a REIT for the taxable year ending December 31, 2007, but as of the date of this prospectus, we are not qualified as a REIT. Our headquarters are located at 10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024. Our telephone number is 1-866-725-7348. Our web site is www.paladinreit.com. Our amended and restated articles of incorporation and amended and restated bylaws and Paladin OP’s partnership agreement, in each case as described in this prospectus, will become operative upon the commencement of this offering.

Our Advisor

Paladin Realty Advisors, LLC is our advisor and, as such, supervises and manages our day-to-day operations and will select our real estate and real estate related investments, subject to oversight by our board of directors. Paladin Realty Advisors, LLC will also provide marketing, sales and client services on our behalf. Paladin Advisors was formed on October 31, 2003 and is an affiliate of our sponsor, Paladin Realty. Paladin Advisors and Paladin Realty are located at 10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024. The telephone number for Paladin Advisors and Paladin Realty is 1-866-725-7348.

Our Dealer Manager

The current dealer manager for this offering is Prospect Financial Advisors, LLC, a licensed broker dealer registered with the National Association of Securities Dealers, Inc., or NASD. Prospect Financial Advisors, LLC is a Delaware limited liability company that was organized in April 2002 for the purpose of providing financial advice to corporate clients in merger and acquisition, recapitalization or other transactions and capital access for corporate clients by acting as placement agent or best efforts underwriter for the issuance of debt or equity securities. Prospect Financial Advisors, LLC first became a registered broker dealer in April 2003. This is the first offering for which Prospect Financial Advisors, LLC has acted as dealer manager or provided wholesaling, sales promotional and marketing assistance services.

We plan to transition the dealer manager duties for this offering to a wholly owned affiliate of Paladin Advisors that will be a licensed broker-dealer registered with the NASD. In order to accomplish this transition, Paladin Advisors plans to acquire Broadwall Capital LLC, a licensed broker-dealer registered with the NASD, and to change the name of Broadwall Capital LLC to Paladin Realty Securities, LLC (except where otherwise noted, we collectively refer to Broadwall Capital and Paladin Realty Securities as “Paladin Securities”). Following the acquisition of Paladin Securities by Paladin Advisors, we plan to transition the dealer manager duties to Paladin Securities during the term of this offering. Paladin Securities would also perform the wholesaling, sales promotion and marketing assistance services that have been provided to us by Prospect Financial Advisors, LLC. Paladin Securities would not sell shares at the retail level. In connection with transitioning the dealer manager duties to Paladin Securities, we would enter into a dealer manager agreement with Paladin Securities on the same terms as the current dealer manager agreement with Prospect Financial Advisors, LLC which agreement would be approved by a majority of our independent directors, and all other terms of the offering, the duties of the dealer manager and the amounts paid to the dealer manager as fees or reimbursements set forth in this in this prospectus will remain unchanged except that Paladin Securities will act as the dealer manager. During the transition, there may be a period of time during which both Prospect Financial Advisors, LLC and Paladin Securities will both be acting as dealer managers for this offering, and therefore if you buy shares during this transition period the dealer manager with respect to the shares you buy may be either Prospect Financial Advisors, LLC or Paladin Securities, but commissions and dealer manager fees will only be paid to one dealer manager with respect to any particular sale of our common shares. Paladin Advisors is acquiring Paladin Securities for the purpose of it acting as the dealer manager for this offering, and that is the only business that Paladin Securities would conduct following its acquisition by Paladin Advisors. Neither Broadwall nor Paladin Securities has previously acted as a deal manager for an offering. No assurance can be made that Paladin Advisors will complete the acquisition of Broadwall or the transfer of the dealer manager duties to Paladin Securities or, if so, when the acquisition and transition will occur. In this prospectus, unless otherwise indicated, references to the “dealer manager” refer to the then-current dealer manager or, to the extent that both Prospect Financial Advisors and Paladin Securities are then acting as dealer managers, to both of them collectively.

Our Management

Our board of directors supervises and evaluates the performance of Paladin Advisors as our advisor, and is also responsible for certain other matters set forth in our articles of incorporation. We have seven members on our board of directors. Four of our directors are independent of us, Paladin Advisors and Paladin Realty. Our stockholders elect our directors annually.

Description of Real Estate and Real Estate Related Investments

As of the date of this prospectus, we have acquired only the investments described in “Acquisitions” elsewhere in this prospectus. We generally will seek to acquire a diversified portfolio of real estate, focusing primarily on properties that produce current income. We intend to invest in a diverse array of real estate product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. In addition, we may make or acquire mortgage loans secured by, or preferred equity investments in entities that own, the same types of properties that we may acquire directly, which we refer to collectively as real estate related investments. We are not limited in the percentage of our assets that we may invest in real estate related investments. However, Paladin Advisors will monitor these investments to ensure compliance with the Investment Company Act, which may require Paladin Advisors to impose limitations on our investment activities including limiting the percentage of our assets that fall into certain categories specified in the Investment Company Act. See “Risk Factors—Risks Associated with Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act” and “Investment Objectives and Criteria—Certain Other Policies.” We may acquire real estate or make real estate related investments either alone or jointly with another party.

We may incur indebtedness of up to 65% of our aggregate asset value as of the date of any borrowing. Our board of directors must review, at least quarterly, our aggregate borrowing. Our articles of incorporation provide that our independent directors must approve any borrowing in excess of 65% of our aggregate asset value and the justification for such excess borrowing must be disclosed to our stockholders in our next quarterly report. See the “Investment Objectives and Criteria—Borrowing Policies” section of this prospectus on page 83 for a more detailed discussion of our borrowing policies. We have historically exceeded the 65% leverage limitation with respect to indebtedness incurred in connection with our acquisitions described in “Acquisitions” elsewhere in this prospectus. Because these financing arrangements have caused our leverage to exceed the 65% leverage limitation specified by our articles of incorporation, our board of directors, including our independent directors, have approved our leverage exceeding 65% in connection with entering into these arrangements. Our board of directors determined that the excess leverage was justified for the following reasons: (1) the primary cause for the excess leverage related to short term borrowings used to make acquisitions which were guaranteed by members of our management; (2) the borrowings enabled us to purchase the assets and earn rental and interest income more quickly and (3) the acquisitions are likely to increase the net offering proceeds from our initial public offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital. We will likely continue to exceed our charter’s leverage guidelines during the early stages of our operations.

Investment Objectives

Our investment objectives are:

•	to preserve, protect and return your capital contribution;

•	to pay regular cash dividends;

•	to realize growth in the value of our properties upon our ultimate sale of such properties; and

•

to provide you with liquidity for your investment by listing the shares on a national securities exchange or the NASDAQ National Market by February 23, 2015, or, if our shares are not listed prior to that date, by selling our real estate and real estate related investments and distributing the cash to you.

We may only change these investment objectives by a vote of our stockholders holding a majority of our outstanding shares. See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our business and objectives.

Plan of Distribution

We are offering up to a maximum of $350,000,000 in shares to the public at $10 per share, subject to certain volume discounts. If we sell the maximum offering of $350,000,000 in common shares, plus the additional $35,000,000 in common shares we are offering pursuant to our dividend reinvestment plan, the shares sold in this offering would represent 99.9675% of our outstanding shares.

We intend to admit stockholders periodically as subscriptions for shares are received, but not less frequently than monthly. This offering will terminate on or before February 23, 2008. However, we may terminate this offering at any time prior to such termination date.

Our Structure

The following chart indicates the relationship among us and Paladin Advisors and certain of its affiliates, including Paladin Realty, our sponsor and the managing member of Paladin Advisors as of December 31, 2006. This chart also indicates the relationships with Prospect Financial Advisors, LLC, the prior dealer manager, and Paladin Securities, our new dealer manager. See “Management—Affiliated Companies—Paladin Realty Partners, LLC” for further information regarding the ownership of our sponsor.

As of the commencement of this offering, the 500 shares owned by Paladin Realty represented 100% of our outstanding shares. We expect that these 500 shares will represent a significantly lower percentage of our outstanding shares as we continue to sell shares in this offering. Specifically, these shares would represent 0.0013% of our outstanding shares if the maximum offering is raised. As of December 31, 2006 we owned a 97.6% general partnership interest in Paladin OP, and Paladin Advisors owned a 2.4% limited partnership interest in Paladin OP. We intend to own all of our assets and conduct our operations through Paladin OP, and accordingly, we will contribute the net proceeds of this offering to Paladin OP in exchange for additional partnership interests in Paladin OP. Each limited partner of Paladin OP will have the right in certain circumstances to cause Paladin OP to redeem its limited partnership units for, at our option, cash equal to the value of an equivalent number of our shares or a number of our shares equal to the number of limited partnership units redeemed. We will conduct our operations through Paladin OP, which we refer to as an UPREIT structure, because it allows investors who desire to contribute property to Paladin REIT to transfer the property to Paladin OP in exchange for limited partnership units in Paladin OP and delay taxation of gain until the contributor redeems the limited partnership units for cash or shares as described above. The UPREIT structure gives us an advantage in acquiring properties from persons who may not otherwise transfer their properties because of unfavorable tax results.

Prior Investment Programs

Our sponsor, Paladin Realty, and its affiliates have previously sponsored 26 privately offered real estate programs since our sponsor’s formation in 1995. These programs have completed fundraising of approximately $570 million from 60 investors. The “Prior Performance Summary” on page 108 of this prospectus contains a discussion of the Paladin programs sponsored to date. Certain financial data relating to Paladin Realty’s prior real estate programs is also provided in the “Prior Performance Tables” in Appendix A to this prospectus. The prior performance of Paladin Realty’s previous real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in Paladin Realty’s prior programs. You may experience a small return or no return on, or may lose some or all of, your investment in our shares. Please see “Risk Factors—Risks Relating To Our Business—We differ from prior programs sponsored by Paladin Realty in a number of respects, and therefore the past performance of those programs may not be indicative of our future results.”

Dividend Reinvestment Plan

You may participate in our dividend reinvestment plan pursuant to which you may have the dividends you receive reinvested in whole or fractional shares. During this offering, shares will be issued through the dividend reinvestment plan for $10 per share. Thereafter, our board of directors will determine the price for which shares will be issued under the plan based on consideration of factors indicating the fair market value of the shares, such as the then-current net asset value of our portfolio and the then-current offering price of our shares, if any. If you participate, you will be taxed on your share of our dividends even though you will not receive the cash from your dividends. As a result, you may have a tax liability without receiving cash dividends to pay such liability and would have to rely on sources of funds other than our dividends to pay your taxes. Stockholders who elect to participate in the dividend reinvestment plan will be charged a 4.0% selling commission on shares purchased pursuant to the dividend reinvestment plan, thereby reducing the amount reinvested, but the dealer manager fee will not be charged on those shares. We may terminate the dividend reinvestment plan at our discretion at any time upon 10 days’ notice to you. Please see the “Description of Capital Stock—Dividend Reinvestment Plan” section of this prospectus for a further explanation of our dividend reinvestment plan, a copy of which is attached as Appendix C to this prospectus.

Distribution Policy

In order to qualify as a REIT, we are required to distribute 90% of our annual taxable income, excluding capital gains and with certain adjustments, to our stockholders. The amount of any cash dividends will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. If our investments produce sufficient cash flow, we expect to pay dividends to you on a monthly basis. Because our cash available for distribution in any year may be less than 90% of our taxable income for the year, we may be required to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the distribution requirement. See the “Description of Capital Stock—Distribution Policy” section of this prospectus for a further explanation of our dividend policy.

Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from our current or accumulated earnings and profits. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the amount of each distribution in excess of your tax basis in your shares will be taxable as a gain realized from the sale of your shares. If you receive a distribution in excess of our current and accumulated earnings and profits, upon the sale of your shares you may realize a higher taxable gain or a smaller loss because the reduced basis of the shares will be used for purposes of computing the amount of the gain or loss. In addition, individual investors will be subject to tax at capital gains rates on distributions made by us that we designate as “capital gain dividends.” However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. Please see “Federal Income Tax Considerations.”

Listing

Our common shares are not currently listed on a national securities exchange, the Nasdaq National Market, or any over-the-counter market. We do not expect our shares to become listed in the near future, and they may not become listed at all. Our articles of incorporation permit us to list our shares on a national securities exchange or to be quoted on the NASDAQ National Market on or before February 23, 2015. In the event we do not obtain listing prior to that date, our articles of incorporation require us to begin selling our properties and liquidating our assets.

Share Redemption Program

An investment in our common shares should be made as a long-term investment which is consistent with our investment objectives. However, to accommodate stockholders for an unanticipated or unforeseen need or desire to sell their shares, we intend to offer a share redemption program that may allow some stockholders to redeem shares, subject to limitations and restrictions. You must hold your shares for one year before you will have the opportunity to redeem any of your shares. Redemption of shares, when requested, will generally be made quarterly. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any 12-month period, we will not redeem in excess of 3.0% of the number of shares outstanding as of the beginning of such 12-month period; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. Due to these limitations, we cannot guarantee that we will be able to accommodate all redemption requests.

During this offering, the repurchase price will be $9.30 per share, and during subsequent offerings of our common stock the repurchase price will be 93% of the offering price. During periods when we are not engaged in an offering, the repurchase price will be 93% of the then-current net asset value per share, as determined by our board of directors. Our board of directors reserves the right to terminate, suspend or amend the share redemption program or to reduce the number of shares to be purchased under the share redemption program upon 30 days’ notice without stockholder approval. We will terminate our share redemption program if and when our shares become listed on a national securities exchange or on the NASDAQ National Market. See the “Description of Capital Stock—Share Redemption Program” section of this prospectus for further explanation of our share redemption program.

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts, which we refer to as IRAs, and retirement and welfare plans subject to the Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA. Any plan trustee or individual considering purchasing shares for a retirement or welfare plan or for an IRA should read that section of this prospectus very carefully.

Restrictions on Share Ownership

Our articles of incorporation contain restrictions on ownership of the shares that prevent any individual or entity from acquiring beneficial ownership of more than 9.8% of our outstanding shares. See the “Description of Capital Stock—Restriction on Ownership of Shares” section of this prospectus for further explanation of the restrictions on ownership of our shares.

RISK FACTORS

You should carefully consider the risks described below, together with all of the other information included in this prospectus, before you decide to purchase our common shares. We encourage you to keep these risks in mind when you read this prospectus and evaluate an investment in us. If any of the following risks actually occurs, our results of operations and ability to pay dividends would likely suffer materially or could be eliminated entirely. As a result, the value of our common shares may decline, and you could lose all or part of the money you paid to buy our common shares.

Investment Risks

There is currently no public market for our common shares. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

There currently is no public market for our common shares. We do not expect a public market for our stock to develop prior to the listing of our shares on a national securities exchange or the NASDAQ National Market, which we do not expect to occur in the near future and which may not occur at all. Additionally, our articles of incorporation contain restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. We have a share redemption plan but it is limited in terms of the amount of shares which may be redeemed annually. Our board of directors may also limit, suspend or terminate our share redemption program upon 30 days’ notice. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment will be reduced by up to 15.3% of the gross offering proceeds which will be used to pay selling commissions, the dealer manager fee, organization and offering expenses and acquisition and advisory fees and expenses. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares, whether pursuant to our share redemption plan or otherwise, without incurring a substantial loss. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, you should consider the purchase of our common shares as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time.

We are considered a blind pool offering, because, other than our initial three investments, we have not identified any specific real estate to purchase or real estate related investments to make with the net proceeds we will receive from this offering. If we are unable to find suitable investments, we may not be able to achieve our investment objectives.

As of the date of this prospectus, we have only acquired three real estate investments, 801 Fiber Optic Drive, Champion Farms Apartments and Fieldstone Apartments. Paladin Advisors has not identified any real estate to purchase or real estate related investments to make with the net proceeds we will receive from our offering. As a result, investors in the offering will be unable to evaluate the manner in which the net proceeds are invested and the economic merits of projects prior to investment. Additionally, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning our real estate and real estate related investments. You must rely on Paladin Advisors, our advisor, to evaluate our investment opportunities, and Paladin Advisors may not be able to achieve our investment objectives, may make unwise decisions or may make decisions that are not in our best interest because of conflicts of interest. Further, we cannot assure you that acquisitions of real estate or real estate related investments made using the proceeds of our offering will produce a return on our investment or will generate cash flow to enable us to make distributions to our stockholders.

You may be unable to sell your shares because your ability to redeem your shares pursuant to our share redemption program is subject to significant restrictions and limitations.

Even though our share redemption program may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year, you should be fully aware that our share redemption program contains significant restrictions and limitations. Redemption of shares, when requested, will generally be made quarterly, and all tenders must be postmarked by midnight on the last day of the quarter and received by us within seven days thereafter. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any 12-month period, we will not redeem in excess of 3.0% of the number of shares outstanding as of the beginning of such 12-month period; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. Due to these limitations, we cannot guarantee that we will be able to accommodate all requests made in any quarter. If, in any quarter, the shares subject to redemption requests exceed those limitations or if we do not have sufficient funds available to redeem all shares subject to redemption requests, each stockholder’s request will be reduced on a pro rata basis. In addition, if we redeem less than all of the shares subject to a redemption request in any quarter, with respect to any unredeemed shares you may (1) withdraw your request for redemption or (2) ask that we honor your request in a future quarter, if any, when such redemptions can be made pursuant to the limitations of the share repurchase program and when sufficient funds are available. Such pending requests will be honored on a pro rata basis. Our board of directors, in its sole discretion, may choose to terminate the share redemption program or to reduce the number of shares purchased under the share redemption program upon 30 days’ notice without stockholder approval if it determines the funds otherwise available to fund our share redemption program are needed for other purposes.

During our current offering, the repurchase price will be $9.30 per share, and during subsequent offerings of our common stock the repurchase price will be 93% of the offering price. During periods when we are not engaged in an offering, the repurchase price will be 93% of the then-current net asset value per share, as determined by our board of directors. Our board of directors has delegated to our officers the right to (1) waive the one-year holding period in the event of the death of a stockholder or (2) reject any request for redemption at any time and for any reason. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program at any particular time or at all.

Because we will continue to sell shares for $10.00 per share for at least three years following the date of the commencement of our initial public offering on February 23, 2005, you will experience dilution if the value of our underlying net assets exceeds $10.00 per share.

Under the terms of this offering, we will sell shares of our common stock at a fixed price of $10.00 per share and may do so for at least a period of three years following the commencement of our initial public offering on February 23, 2005. Any future issuances of our shares at $10.00 per share will have a dilutive effect on the holders of our common stock to the extent that the value of our underlying net assets exceeds $10.00 per share.

This dilution would be in addition to the immediate dilution of $2.18, or 21.8%, that investors experienced at the time the minimum offering was raised, or $1.11, or 11.1%, that investors will experience if the maximum offering is raised.

Because we established the offering price on an arbitrary basis, it may not be indicative of the price at which our shares would trade if they were actively traded.

Our board of directors has arbitrarily determined the selling price of the shares and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Our offering price may not be indicative of the price at which our shares would trade if they were listed on an exchange or inter-dealer quotation system or actively traded by brokers or of the proceeds that a stockholder would receive if we were liquidated or dissolved.

Risks Relating To Our Business

We and our advisor are new companies with limited operating histories, and we may not be able to operate successfully.

We and our advisor were each formed in connection with commencing our initial public offering and had no prior operating history, and you should not rely upon the past performance of other real estate investment programs sponsored by Paladin Realty to predict our future results. Other than our initial three investments, we have not identified any additional probable investments. Additionally, none of our officers, Paladin Advisors, its affiliates or their respective employees have operated a public company or an entity that has elected to be taxed as a REIT. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful, we must, among other things:

•	identify and acquire investments that further our investment strategies;

•	increase awareness of the Paladin name within the investment products market;

•	establish and maintain contacts with licensed securities brokers and other agents to successfully complete our Offering;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other real estate related investments as well as for potential investors in our shares; and

•	continue to build and expand our operations structure to support our business.

Our failure, or our advisor’s failure, to operate successfully or profitably could have a material adverse effect on our ability to generate cash flow to make distributions to our stockholders and could cause you to lose all or a portion of your investment in our common shares.

We differ from prior programs sponsored by Paladin Realty in a number of respects, and therefore the past performance of those programs may not be indicative of our future results.

The past performance of other investment programs sponsored by Paladin Realty may not be indicative of our future results, and we may not be able to successfully implement and operate our business, which is different in a number of respects from the operations of those programs. The returns to our stockholders will depend in part on the mix of products in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of the prior Paladin programs, the returns to our stockholders will vary from those generated by those prior programs. We are also the first publicly-offered investment program sponsored by Paladin Realty or any of its affiliates. Therefore, the prior Paladin programs, which were conducted through privately-held entities, were not subject to either the up-front commissions, fees and expenses associated with this offering or to many of the laws and regulations to which we will be subject. We would be the first program sponsored by Paladin Realty or any of its affiliates to make or acquire mortgage loans or mezzanine loans. None of Paladin Realty, Paladin Advisors or any of their affiliates has experience making such investments or in operating a REIT or a publicly-offered investment program. As a result of all these factors, you should not assume that you will experience returns, if any, comparable to those experienced by investors in the prior programs sponsored by Paladin Realty and its affiliates.

Our ability to successfully conduct this offering is dependent in part on the ability of our dealer manager to successfully establish, operate and maintain a network of brokers and agents.

The current dealer manager for this offering is Prospect Financial Advisors, LLC. Prospect Financial Advisors, LLC is a Delaware limited liability company that was organized in April 2002 for the purpose of providing financial advice to corporate clients in merger and acquisition, recapitalization or other transactions and capital access for corporate clients by acting as placement agent or best efforts underwriter for the issuance of debt or equity securities. This is the first public offering conducted by Prospect Financial Advisors. We plan to transition the dealer manager duties for this offering to a wholly owned affiliate of Paladin Advisors that will be a licensed broker-dealer registered with the NASD, which we refer to as “Paladin Securities.” See “Plan of Distribution—Dealer Manager” for further description of Paladin Securities. Paladin Securities has not previously acted as a deal manager for an offering. The success of this offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of the then-current dealer manager to establish and maintain a network of licensed securities brokers and other agents. If dealer manager fails to perform, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Under our dealer manager agreement with Prospect Financial Advisors, LLC, it continues to serve as the dealer manager for this offering on a non-exclusive basis. The dealer manager agreement may be terminated, commencing on or after May 31, 2007, by either us or Prospect Financial Advisors, LLC without cause upon thirty (30) days prior written notice to the other party or immediately upon the effective date of the appointment by us of an exclusive agent and distributor to assume the dealer manager duties for this offering. We anticipate that upon completion of the transition of the dealer manager duties to Paladin Securities, it will become the exclusive dealer manager for this offering and that the dealer manager agreement with Prospect Financial Advisors, LLC will be terminated. However, if Prospect Financial Advisors, LLC exercised its right to terminate the dealer manager agreement as described above and at that time we had been unable to complete the transition of the dealer manager duties to Paladin Securities, we might not have a dealer manager for this offering. In such event, we would not be able to sell shares in this offering until we could engage an alternate dealer manager or make other arrangements for the sale of our securities in compliance with applicable securities laws, which could delay our ability to raise proceeds through this offering and implement our investment strategy.

We may suffer from delays in locating suitable investments, which could reduce our ability to make distributions to our stockholders and your return on your investment.

Other than our initial three investments, as of the date of this prospectus, we have not identified specific properties it is probable we will purchase with the proceeds from additional shares we sell in this offering. There may be a substantial period of time before the proceeds of our offering are invested in real estate or real estate related investments. We will rely on Paladin Advisors to identify and negotiate the terms of acquisitions of real estate and real estate related investments we make. There can be no assurance that Paladin Advisors will be able to identify or negotiate acceptable terms for the acquisition of, or make real estate related investments with respect to, real estate that meets our investment criteria, or that we will be able to acquire such real estate or make such real estate related investments on terms favorable to us or at all. Any delays we encounter in identifying and negotiating acquisitions of real estate and real estate related investments we make could reduce your returns and our ability to make distributions to our stockholders.

Because our offering is a “best efforts” offering, the dealer manager and the participating broker dealers are only required to use their best efforts to sell our shares. If we are unable to raise substantial funds in this offering, we will be limited in the number and type of investments we may make, which will result in a less diversified portfolio.

Our offering is being made on a “best efforts” basis, whereby the dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering. If we are unable to raise sufficient funds, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase.

To date cash flows from operations were insufficient to pay our operating expenses and to cover the dividends we have paid and/or declared. In order to permit us to pay dividends, Paladin Advisors has paid expenses on our behalf and deferred the reimbursement of such expense payments and its receipt of fees we owe Paladin Advisors. We cannot assure you that in the future we will be able to achieve cash flows necessary to pay both our expenses and dividends at our historical per share amounts, or to maintain dividends at any particular level, if at all.

Because our cash flows from operations have been insufficient to pay our operating expenses and to cover the dividends we have paid or declared to our stockholders through the date of this prospectus, we cannot assure you that we will be able to continue paying dividends to our stockholders at our historical per-share amounts, or that the dividends we pay will not decrease or be eliminated in the future. As of the date of this prospectus, we have paid $378,621 in dividends to our stockholders. In order to permit us to pay dividends declared to date, we have used cash distributions from our investments, Paladin Advisors has paid expenses on our behalf, and Paladin Advisors has deferred the reimbursement of expense payments and its receipt of asset management and acquisition and advisory fees.

Specifically, as of December 31, 2006, Paladin Advisors paid on our behalf $4,018,284 in organization and offering costs, none of which has been repaid to Paladin Advisors. In addition, Paladin Advisors and its affiliates paid on our behalf $1,292,517 in general and administrative expenses, none of which has been repaid to Paladin advisors.

Pursuant to the Advisory Agreement between us and Paladin Advisors dated February 28, 2007, which we refer to as the “Advisory Agreement,” we will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceed the greater of (1) 2% of our average invested assets or (2) 25% of our net income, which we refer to as the “2%/25% Rule”, and Paladin Advisors must reimburse us quarterly for any amounts by which our operating expenses exceed the 2%/25% Rule in the previous four consecutive fiscal quarters. During the previous four fiscal quarters, our operating expenses including expenses incurred on behalf of us by Paladin Advisors and its affiliates exceeded the 2%/25% Rule by $673,809, which includes general and administrative expenses and asset management fees related to 801 Fiber Optic Drive, Champion Farms Apartments and Fieldstone Apartments. In accordance with the advisory agreement, Paladin Advisors has deferred payment of such amount and it was recorded as a reduction in general and administrative expenses and asset management fees. See Note 6 to our consolidated financial statements. As of December 31, 2006, we owe Paladin Advisors acquisition and advisory fees of $578,498 and asset management fees of $61,475. The acquisition and advisory fees were capitalized as part of the investment. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of all of these fees and expenses.

We are obligated to pay these amounts to Paladin Advisors in the future, and the payment of these obligations may impact our ability to pay future dividends. Paladin Advisors is not obligated to either pay expenses on our behalf or defer reimbursements of expense payments or fees in future periods. At such time as Paladin Advisors requires us to reimburse such expense payments or pay those fees, or if Paladin Advisors were to cease paying expenses on our behalf or deferring reimbursement of expense payments or fees, our ability to pay dividends to our stockholders could be adversely affected, and we may be unable to pay dividends to our stockholders, or such dividends could decrease significantly. Additionally, if Paladin Advisors continues to pay expenses on our behalf and/or defer reimbursement of expense payments or fees, the ultimate repayment of these obligations could adversely impact our ability to pay dividends in future periods as well as potentially adversely impact the value of your investment.

Our directors will determine the amount and timing of future cash dividends to our stockholders based on many factors, including the amount of funds available for distribution (including whether Paladin Advisors continues to pay expenses and/or defer reimbursement of expense payments or fees), our financial condition, requirements we must meet to qualify to be taxed as a REIT, whether to reinvest or distribute such funds, capital expenditures and reserve requirements and general operational requirements. The amount of funds available for distribution will be affected by our ability to identify and make real estate or real estate related investments as offering proceeds become available, the returns on those real estate or real estate related investments we make and our operating expense levels, as well as many other variables. We cannot predict how long it may take to identify additional real estate or real estate related investments, to raise sufficient proceeds or to make real estate or real estate related investments. We likewise cannot predict whether we will generate sufficient cash flow to continue to pay dividends at historical levels or at all.

In addition, differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the requirement that we distribute at least 90% of our taxable income, excluding capital gains and with certain adjustments, in order to qualify as a REIT.

We may structure acquisitions of property in exchange for limited partnership units in Paladin OP on terms that could limit our liquidity or our flexibility.

We may acquire properties by issuing limited partnership units in Paladin OP in exchange for a property owner contributing property to Paladin OP. If we enter into such transactions, in order to induce the contributors of such properties to accept units in Paladin OP, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, Paladin OP’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for common shares, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for common shares or cash, at the option of the contributor, at set times. If the contributor required us to repurchase units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or to make distributions to stockholders. Moreover, if we were required to repurchase units for cash at a time when we did not have sufficient cash to fund the repurchase, we might be required to sell one or more properties to raise funds to satisfy this obligation. Furthermore, we might agree that if distributions the contributor received as a limited partner in Paladin OP did not provide the contributor with a defined return, then upon redemption of the contributor’s units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to Paladin OP, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Your investment would be subject to additional risks if we enter into such transactions with entities managed by Paladin Advisors as its affiliates. See “—Risks Related To Conflicts of Interest—We may acquire assets from, or dispose of assets to, entities managed by Paladin Advisors or its affiliates, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.”

We are uncertain of our sources of debt or equity for funding of future capital needs. If we are not able to locate sources of funding, our ability to make necessary capital improvements to our properties may be impaired or delayed.

The gross proceeds of the offering will be used to buy real estate, make real estate related investments and to pay various fees and expenses. In addition, to qualify as a REIT, we generally must distribute to our stockholders at least 90% of our taxable income each year, excluding capital gains and with certain adjustments. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. While we have used short term borrowings since the commencement of the offering, we have not identified any sources of debt or equity for future funding, and we cannot assure you that such sources of funding will be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or expand our business.

Payment of fees, distributions and expense reimbursements to Paladin Advisors and its affiliates will reduce cash available for investment and for distribution to our stockholders.

Paladin Advisors and its affiliates perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, the asset management of our investments and administrative and other services. Paladin Advisors and its affiliates will be paid acquisition and advisory fees, an asset management fee and a subordinated disposition fee for these services pursuant to the advisory agreement between us and Paladin Advisors. In addition, distributions may be payable to Paladin Advisors pursuant to the subordinated participation interest it holds in Paladin OP, upon a distribution of net sales proceeds to our stockholders, the listing of our shares or the termination of Paladin Advisors as our advisor. In addition, Paladin Advisors and its affiliates have provided and will continue to provide administrative services to us for which they are entitled to reimbursement at cost, and there is no specific limit on the amount of such services they may provide or the maximum amount they may be reimbursed. These fees, distributions and expense reimbursements are substantial and will reduce the amount of cash available for investment or distribution to our stockholders.

As of December 31, 2006, we owed Paladin Advisors acquisition and advisory fees of $578,498 and asset management fees of $61,475. The acquisition and advisory fees were capitalized as part of our investments. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of all of these fees and expenses. If Paladin Advisors were to demand reimbursement of such expenses or to cease advancing funds to cover such expenses, our financial position may be materially and adversely impacted.

We depend on key personnel, the loss of any of whom could be detrimental to our business.

Our success depends to a significant degree upon the continued contributions of certain key personnel of Paladin Advisors, including James R. Worms, Michael B. Lenard and John A. Gerson, each of whom would be difficult to replace. None of our key personnel are currently subject to employment agreements with us, nor do we maintain any key person life insurance on our key personnel. If any of our key personnel were to cease employment with us, our operating results could suffer. We also believe that our future success depends, in large part, upon our ability, and the ability of our advisor, to attract and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we or our advisor will be successful in attracting and retaining such skilled personnel.

Our success will be dependent on the performance of Paladin Advisors as well as key employees of Paladin Advisors.

Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Paladin Advisors and key employees of Paladin Advisors in identifying and acquiring investments, the determination of any financing arrangements, the asset management of our investments and operation of our day-to-day activities. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in our prospectus dated February 28, 2005, as supplemented, or this prospectus. We will rely entirely on the management ability of Paladin Advisors, subject to the oversight of our board of directors. If Paladin Advisors suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, Paladin Advisors may be unable to allocate time and/or resources to our operations. If Paladin Advisors is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to pay dividends to our stockholders.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

Terrorist attacks may negatively affect our operations and your investment in our shares. We cannot assure you that there will not be further terrorist attacks against the United States or United States businesses. These attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. Terrorist attacks may also impact tourism and travel and lead to downward pressure on room rates and occupancy levels for hotels we may acquire. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for insurance coverage against property and casualty claims. We do not intend to obtain insurance that specifically covers against losses arising from terrorism unless required by our mortgage lenders, which some mortgage lenders have begun to require. As a result, we may suffer uninsured losses as a result of terrorism, or in cases where we are required to obtain terrorism insurance, such terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks.

More generally, terrorist attacks, war or political instability could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy. They also could result in a continuation of the current economic uncertainty in the United States and abroad. Adverse economic conditions could affect the volume of business at our hotels or the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay dividends to our stockholders.

Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments are subject to general economic and regulatory factors we cannot control or predict.

Our results of operations are subject to the risks of a national economic slowdown or disruption, other changes in national or local economic conditions or changes in tax, real estate, environmental or zoning laws. The following factors may affect income from our real estate and real estate related investments, our ability to dispose of real estate and real estate related investments, and yields from our real estate and real estate related investments:

•

Poor economic times may result in defaults by tenants of our properties and borrowers under our real estate related investments. We may also be required to provide rent concessions or reduced rental rates to maintain or increase occupancy levels;

•	Job transfers and layoffs may cause vacancies to increase and a lack of future population and job growth may make it difficult to maintain or increase occupancy levels;

•	Increases in supply of competing properties or decreases in demand for our properties may impact our ability to maintain or increase occupancy levels;

•	Changes in interest rates and availability of debt financing could render the sale of properties difficult or unattractive;

•	Periods of high interest rates may reduce cash flow from leveraged properties;

•

Increased insurance premiums, real estate taxes or energy or other expenses may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, any such increased expenses may make it difficult to increase rents to tenants on turnover, which may limit our ability to increase our returns; and

•	Hotels that we may own could suffer substantial reductions in occupancy or room rate for an extended period of time as a result of national or local economic trends affecting travel or tourism.

Some or all of the foregoing factors may affect the returns we receive from our investments, our results of operations, our ability to pay dividends to our stockholders or our ability to dispose of our investments.

Risks Related To Conflicts of Interest

We are subject to conflicts of interest arising out of relationships among us, our officers, Paladin Advisors and its affiliates, including the material conflicts discussed below. If we transition our dealer manager responsibilities to Paladin Securities, we will also face conflicts of interests with respect to transactions with Paladin Securities. All references to affiliates of Paladin Advisors include Paladin Realty and each other affiliate of Paladin Realty or Paladin Advisors.

We will compete with affiliates of Paladin Advisors for investment opportunities. As a result, Paladin Advisors may not cause us to invest in favorable investment opportunities which may reduce our returns on our investments.

Affiliates of Paladin Advisors have existing programs with investment objectives and strategies similar to ours, and Paladin Advisors and its affiliates may sponsor or advise other similar programs in the future. As a result, we may be buying properties and making real estate related investments at the same time as one or more of the other programs managed or advised by Paladin Advisors and its affiliates. Paladin Advisors may face conflicts of interest in allocating investment opportunities between us and these other programs. For instance, Paladin Advisors may select properties for us that provide lower returns to us than properties that it or its affiliates select to be purchased by another Paladin program. We cannot be sure that officers and employees acting on behalf of Paladin Advisors and on behalf of managers of other Paladin programs will act in our best interests when deciding whether to allocate any particular investment to us. We are subject to the risk that as a result of the conflicts of interest between us, Paladin Advisors and other entities or programs managed by or affiliated with it, Paladin Advisors may not cause us to invest in favorable investment opportunities that Paladin Advisors locates when it would be in our best interest to make such investments. As a result, we may invest in less favorable investments, which may reduce our returns on our investments and ability to pay dividends.

We will compete with affiliates of Paladin Advisors for tenants or hotel business, which may reduce our ability to attract and retain tenants and hotel business.

Affiliates of Paladin Advisors have existing programs with investment objectives and strategies similar to ours, and Paladin Advisors and its affiliates may sponsor or advise other similar programs in the future. These existing and future programs may own properties located in geographical areas in which we may acquire properties. Therefore, our properties may compete for tenants or hotel business with other properties sponsored or advised by Paladin Advisors and its affiliates. Paladin Advisors may face conflicts of interest when allocating opportunities between us and other properties sponsored or advised by Paladin Advisors and its affiliates, and these conflicts of interest may have a negative impact on our ability to attract and retain tenants or hotel business.

If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that will not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s length with an independent joint venture partner. As a result, your returns may be decreased by us entering into joint ventures with affiliates of Paladin Advisors.

In the event that we enter into a joint venture with any other program sponsored or advised by Paladin Advisors or one of its affiliates, we may face certain additional risks and potential conflicts of interest. For example, securities issued by the other Paladin program may never have an active trading market. Therefore, if we were to become listed on a national exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, in the event that we are not listed on a securities exchange or the NASDAQ National Market by February 23, 2015, our organizational documents provide for an orderly liquidation of our assets. In the event of such liquidation, any joint venture between us and another Paladin program may be required to sell its properties at such time. Our joint venture partners may not desire to sell the properties at that time. Joint ventures between us and other Paladin programs will not have the benefit of arm’s length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, including the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to you. Joint ventures with other Paladin programs would also be subject to the risks associated with joint ventures with unaffiliated third parties described below. Although our code of business conduct and ethics prohibits us from entering into joint ventures with affiliates of Paladin Advisors, our independent directors could waive or amend that prohibition at any time.

Paladin Advisors and employees of Paladin Advisors and its affiliates will face conflicts of interest relating to time management and allocation of resources, and our results of operations may suffer as a result of these conflicts of interest.

Paladin Advisors and its affiliates are general partners and sponsors of other real estate programs having investment objectives similar to our investment objectives or to which they have legal and fiduciary obligations similar to those they owe to us and our stockholders. Because Paladin Advisors and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time and resources between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If Paladin Advisors, for any reason, is not able to provide sufficient resources to manage our business, our business will suffer as we have no other personnel to perform these services. Likewise, if Paladin Advisors or its affiliates suffer financial or operational problems as a result of any of their activities, whether or not related to our business, and Paladin Advisors is unable to manage our business, we will have no one to select, acquire, manage or dispose of our investments.

In addition, our officers are also officers of Paladin Advisors and officers, limited partners and/or members of investors in other affiliates of Paladin Advisors. Paladin Advisors will rely on these officers, its other employees and employees of its affiliates to manage and operate our business. Paladin Advisors and its affiliates are not restricted from acquiring, developing, operating, managing, leasing or selling real estate through entities other than us. These affiliates of Paladin Advisors will continue to be actively involved in operations and activities other than our operations, and the same employees of Paladin Advisors and its affiliates who will manage and operate our business will also be actively involved in those other activities and operations. Those individuals spend a material amount of time managing those activities and operations that are unrelated to our business. Our business may suffer as a result because we lack the ability to manage it without the time and attention of those individuals.

Our officers will face conflicts of interest related to the positions they hold with affiliated entities, which could diminish the value of the services they provide to us.

Our officers, who also serve as directors of Paladin REIT, are also officers of Paladin Advisors and are officers, limited partners and/or members of affiliates of Paladin Advisors. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders. Some of these entities may compete with us for investment and leasing opportunities. In addition, to the extent that we and another Paladin real estate program advised by Paladin Advisors and its affiliates each own hotels in a particular geographic region, conflicts could arise in competing for guests and other business at the hotels. Conflicts with our business and interests are most likely to arise from involvement in activities related to:

•	the allocation of new investments among us and affiliates of Paladin Advisors;

•	the allocation of time and resources among us and affiliates of Paladin Advisors;

•	the timing and terms of the investment in or sale of an asset;

•	development or management of our properties by affiliates of Paladin Advisors;

•	investments with and/or sales to or acquisitions from affiliates of Paladin Advisors; and

•	compensation to Paladin Advisors.

Paladin Advisors will face conflicts of interest relating to its compensation structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders. The distribution payable to Paladin Advisors upon termination of the advisory agreement may also influence decisions about terminating Paladin Advisors or our acquisition or disposition of investments.

Under the advisory agreement between us, Paladin OP and Paladin Advisors and the subordinated participation interest Paladin Advisors holds in Paladin OP, Paladin Advisors is entitled to fees and distributions that are structured in a manner intended to provide incentives to Paladin Advisors to perform in our best interests and in the best interests of our stockholders. The fees Paladin Advisors is entitled to are acquisition and advisory fees, an asset management fee and a subordinated disposition fee. The distributions Paladin Advisors may become entitled to receive would be payable upon distribution of net sales proceeds to our stockholders, the listing of our shares or the termination of Paladin Advisors as our advisor. However, because Paladin Advisors does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, Paladin Advisors’ interests are not wholly aligned with those of our stockholders. In that regard, the only fee Paladin Advisors receives with respect to ongoing operation and management of properties is the asset management fee, which is based on the amount of our initial investment and not the performance of those investments, which could result in Paladin Advisors not having adequate incentive to manage our portfolio to provide profitable operations during the period we hold our investments. On the other hand, Paladin Advisors could be motivated to recommend riskier or more speculative investments in order to increase the fees payable to Paladin Advisors or for us to generate the specified levels of performance or net sales proceeds that would entitle Paladin Advisors to fees or distributions or would permit us to pay fees and reimbursements that Paladin Advisors has earned but elected under the Advisory Agreement to defer. In addition, Paladin Advisors’ entitlement to fees upon the sale of our assets and to participate in net sales proceeds could result in Paladin Advisors recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in the best long-term interest of our stockholders. The subordinated participation interest requires Paladin OP to make a distribution to Paladin Advisors upon termination of the advisory agreement, other than a termination by us because of a material breach of the advisory agreement by Paladin Advisors. This distribution will not be paid if we terminate the advisory agreement after the listing of our shares. To avoid Paladin OP making this distribution, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares even if, but for the requirement to make this distribution, termination of the advisory agreement would be in the best interest of our stockholders. In addition, the requirement for Paladin OP to make this distribution could cause our independent directors to make different investment or disposition decisions than they would otherwise make, in order to satisfy Paladin OP’s obligation to the terminated advisor.

We may acquire assets from, or dispose of assets to, entities managed by Paladin Advisors or its affiliates, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.

We may acquire properties or other real estate related investments from entities which are managed by Paladin Advisors or its affiliates. Further, we may also dispose of properties or other real estate related investments to entities which are controlled by Paladin Advisors or its affiliates. Paladin Advisors or its affiliates may make substantial profits in connection with such transactions. Paladin Advisors or its affiliates may owe fiduciary and/or other duties to the selling or purchasing entity in these transactions, and conflicts of interest between us and the selling or purchasing entities could exist in such transactions. Because our independent directors would rely on Paladin Advisors in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party. Also, the existence of conflicts, regardless of how they are resolved, might negatively affect the public’s perception of us. Although our code of business conduct and ethics prohibits us from acquiring assets from, or disposing of assets to, Paladin Advisors or its affiliates (other than the assignment of a purchase agreement to which Paladin Advisors or one of its affiliates is a party to us on substantially the same terms as the underlying agreement), our independent directors could waive of amend that provision at any time.

The fees we pay in connection with this offering were not determined on an arm’s length basis and therefore may not be on the same terms as those we could negotiate with a third-party.

Our independent directors relied on information and recommendations provided by Paladin Advisors to determine the fees and distributions payable to Paladin Advisors and its affiliates under the advisory agreement and the subordinated participation interest in Paladin OP. In addition, our board of directors will rely on information and recommendations provided by Paladin Advisors in connection with its review of a dealer manager agreement with Paladin Securities. As a result, these fees and distributions cannot be viewed as having been determined on an arms’ length basis and we cannot assure you that an unaffiliated third party would not be willing and able to provide to us the same services at a lower price. The fees Paladin Advisors is entitled to are acquisition and advisory fees, an asset management fee and a subordinated disposition fee. The distributions Paladin Advisors may become entitled to receive would be payable upon distribution of net sales proceeds to our stockholders, the listing of our shares or the termination of Paladin Advisors as our advisor. The fees to which Paladin Securities will be entitled are a dealer manager fee and selling commissions.

Because Paladin Securities will be an affiliate of Paladin Advisors, investors will not have the benefit of an independent review of us or the prospectus, which are customarily performed in underwritten offerings.

Paladin Securities is an affiliate of Paladin Advisors and will not made an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Risks Associated With Our Organizational Structure

Your interest in us will be diluted if we issue additional shares in this offering or otherwise.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our articles of incorporation currently has authorized 850,000,000 shares of capital stock, of which 750,000,000 shares are designated as common stock and 100,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of capital stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors.

This dilution would be in addition to the immediate dilution of $2.18, or 21.8%, that investors experienced when the minimum offering was raised, or $1.11, or 11.1%, that investors will experience if the maximum offering is raised.

Existing stockholders and investors purchasing shares in this offering will also experience dilution of their equity investment in us in the event that we:

•	sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan;

•	sell securities that are convertible into shares of our common stock;

•	issue shares of our common stock in a private offering of securities to institutional investors;

•

issue shares of our common stock to our independent directors pursuant to our incentive stock plan (as of December 31, 2006 we have granted 12,000 of our common shares to our independent directors pursuant to the incentive stock plan and an additional 48,000 shares remain available for issuance under the plan); or

•	issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Paladin OP.

The limit on the number of shares a person may own may discourage a takeover attempt.

Our articles of incorporation prohibit the ownership of more than 9.8% of the outstanding common shares by any one investor. This restriction may discourage a change of control and may deter individuals or entities from making tender offers for our common shares, which offers might otherwise be financially attractive to our stockholders or which might cause a change in our management. Further, this restriction may limit the opportunity for stockholders to receive a premium for their shares of common stock that might otherwise exist if an investor attempted to acquire in excess of 9.8% of our common shares or otherwise to effect a change of control of us.

Our articles of incorporation permit our board of directors to issue capital stock with terms that may subordinate the rights of the holders of our current common shares or discourage a third party from acquiring us, even if the acquisition was in our stockholders’ best interests.

Our charter permits our board of directors to issue up to 850,000,000 shares of capital stock. Our board of directors (without any further action by our stockholders) may issue shares of our common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of any such stock. If we ever created and issued preferred shares with a dividend preference over our common shares, payment of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on our common shares. Further, holders of preferred shares are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. We could also designate and issue shares in a class or series of common shares with similar rights. In addition, under certain circumstances, the issuance of preferred shares or a separate class or series of common shares may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Certain provisions of Maryland law could restrict a change in control even if a change in control were in our stockholders’ interests.

Certain provisions of Maryland General Corporation Law applicable to us prohibit business combinations with:

•	any person who beneficially owns 10% or more of the voting power of our common stock, which we refer to as an interested stockholder;

•	an affiliate of ours who, at any time within the two-year period prior to the date in question, was an interested stockholder; or

•	an affiliate of an interested stockholder.

These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding common shares and two-thirds of the votes entitled to be cast by holders of our common shares other than shares held by the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended. If for any reason, we were required to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. In order to maintain our exemption from regulation under the Investment Company Act, we must comply with technical and complex rules and regulations.

Specifically, in order to maintain our exemption from regulation as an investment company under the Investment Company Act, we intend to engage primarily in the business of investing in interests in real estate and make these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to investors and possibly lower your returns.

In order to avoid coming within the application of the Investment Company Act either as a company engaged primarily in investing in interests in real estate or under another exemption from the Investment Company Act, Paladin Advisors may be required to impose limitations on our investment activities. In particular, Paladin Advisors may limit the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, Paladin Advisors will monitor our investments in preferred equity securities and mortgage loans to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, Paladin Advisors may be required to limit the percentage of our assets represented by preferred equity securities or mortgage loans.

If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. Furthermore, the costs associated with registration as an investment company and compliance with such restrictions could be substantial. In addition, registration under and compliance with the Investment Company Act would require a substantial amount of time on the part of Paladin Advisors and its affiliates, thereby decreasing the time they spend actively managing our investments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Related To Investments In Real Estate

If we acquire real estate or make real estate related investments at a time when the real estate market is experiencing substantial influxes of capital investment and competition for income producing properties, the real estate we purchase, or real estate related investments we make, may not appreciate or may decrease in value.

The real estate market is currently experiencing a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for income producing real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate, or to the extent we make real estate related investments in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, the value of our investment may not appreciate or may decrease significantly below the amount we paid for such investment.

Some or all of our properties may incur vacancies, which may result in reduced revenue and resale value, a reduction in cash available for distribution and a diminished return on your investment.

Some or all of our properties may incur vacancies either by a default of tenants under their leases or the expiration or termination of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders.

The successful performance of our real estate investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants would cause us to lose the revenue associated with such leases and could cause us to reduce the amount of distributions to stockholders. If the property is subject to a mortgage, a default by a significant tenant on its lease payments to us may result in a foreclosure on the property if we are unable to find an alternative source of revenue to meet mortgage payments. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. Further, we cannot assure you that we will be able to re-lease the property for the rent previously received, if at all, or that lease terminations will not cause us to sell the property at a loss.

Our real estate investments may include special use and single tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations.

We intend to focus a portion of our investments on commercial and industrial properties which may include manufacturing facilities, special use storage or warehouse facilities and special use single tenant properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets. This illiquidity will limit our ability to respond quickly to changes in economic or other conditions. With these properties, if the current lease is terminated or not renewed or, in the case of a mortgage loan, if we take such property in foreclosure, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it quickly, if at all, or we may sell the property at a loss. These and other limitations may affect our ability to sell or re-lease properties and decrease returns to our stockholders.

Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions to our stockholders could be lower than if we did not enter into long-term leases.

We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into in long-term leases.

Your investment may be subject to additional risks if we make international investments.

We may purchase property located outside the United States and may make or acquire real estate related investments relating to property located outside the United States. These investments may be affected by factors unique to the laws of the jurisdiction in which the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

•	changing governmental rules and policies;

•

enactment of laws relating to the foreign ownership of real estate, mortgages or securities and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person’s or corporation’s country of origin;

•	variations in the currency exchange rates;

•	adverse market conditions caused by changes in national or local economic conditions;

•	changes in relative interest rates;

•	changes in the availability, cost and terms of debt financing resulting from varying national economic policies;

•	changes in real estate and other tax rates and other operating expenses in particular countries;

•	changes in land use and zoning laws; and

•	more stringent environmental laws or changes in such laws.

Any of these risks could have an adverse effect on our business, results of operations and ability to pay dividends to our stockholders.

We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract or replace tenants and decrease your return on investment.

When tenants do not renew their leases or otherwise vacate their space, it is common that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and leasing commissions related to the vacated space. Such tenant improvements may require us to incur substantial capital expenditures. If we have not established capital reserves for such tenant or other capital improvements, we will have to obtain financing from other sources and we have not identified any sources for such financing. We may also have future financing needs for other capital improvements to refurbish or renovate our properties. If we need to secure financing sources for tenant improvements or other capital improvements in the future, but are unable to secure such financing or are unable to secure financing on terms we feel are acceptable, we may be unable to make tenant and other capital improvements or we may be required to defer such improvements. If this happens, it may cause one or more of our properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property or existing tenants not renewing their leases. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or pay dividends to our stockholders.

Uninsured losses relating to real estate may reduce your returns.

Paladin Advisors will attempt to ensure that all of our properties are adequately insured to cover certain casualty losses; however, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to stockholders. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may invest a portion of the proceeds available for investment in the acquisition of properties for development and in the development of such properties. For those properties, we will be subject to risks relating to uncertainties associated with obtaining development permits and environmental and other concerns of governmental entities and/or community groups and our ability to control construction costs or to build in conformity with plans, specifications and timetables. Performance may also be affected or delayed by conditions beyond our control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when determining a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer. In addition, we may invest in unimproved real estate. Returns from development of unimproved properties are also subject to risks and uncertainties associated with obtaining development permits and environmental and other concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real estate.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, pension funds, other REITs, real estate limited partnerships, foreign investors, many of which have greater resources than we do. Many of these entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. As such, competition with third parties would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.

We intend to hold our various real estate and other real estate related investments until such time as Paladin Advisors determines that a sale or other disposition appears to be advantageous to achieve our investment objectives. Paladin Advisors, subject to the oversight of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation if we do not list the shares by February 23, 2015. We generally intend to hold properties for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Additionally, we may incur prepayment penalties in the event we sell a property subject to a mortgage earlier than we otherwise had planned. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating market conditions.

We will be subject to additional risks if we invest in hotels that could increase our costs, limit our ability to manage the operations of hotels we own, decrease our profitability and limit the amount of distributions payable to our stockholders.

We intend to make investments in hotels, in which case our operating results for those investments would be dependent on factors in addition to the risks generally associated with investments in real estate. These additional factors would include:

•	dependence on business travel and tourism;

•	increases in levels of supply or decreases in demand for hotel rooms and related services;

•	competition from other hotels, some of which may be owned and operated by companies having greater marketing and financial resources than we do;

•

increases in operating costs due to inflation, or other factors such as energy costs, taxes and insurance that have historically increased at a faster rate than inflation, which are not offset by increased room rates;

•	increases in energy costs and other factors that could reduce the amount of business or vacation travel; and

•	reliance on the air travel industry, which is itself particularly subject to risks related to terrorism.

In order to qualify as a REIT, we cannot operate any hotel or directly participate in the decisions affecting the daily operations of any hotel. Therefore, we would likely lease any hotels we acquire to wholly owned taxable REIT subsidiaries which we would form in the future. We expect that the rent payable under any such lease with a taxable REIT subsidiary would be based in whole or in part on hotel revenue. However, we would be subject to limits on the rent our taxable REIT subsidiary could pay us, as the REIT rules impose a 100% excise tax on any transaction with a taxable REIT subsidiary that does not conform to normal business practice. Under the REIT rules, neither we nor our taxable REIT subsidiaries to which we would lease hotels will be permitted to manage our hotels directly, and as a result, each taxable REIT subsidiary lessee would be required to enter into a management agreement with an eligible third-party operator that would manage the hotel. We cannot assure you that our taxable REIT subsidiaries would be able to enter into such management agreements on terms favorable to them, either initially or upon termination of an existing management agreement. Further, the operating results of our hotels would in large part be dependent on the quality of the management provided by such third party managers, over which we would have little control. Even if we believed one or more of our hotels were not being managed in an optimal manner, it likely would be difficult to terminate a manager under the terms of its management agreement. These aspects of investments we may make in hotels could increase our costs, limit our ability to manage the operations of hotels we own, decrease our profitability, and limit the amount of dividends payable to our stockholders.

We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to stockholders.

Because we intend to own and operate real estate and make other real estate related investments, we will be subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending against these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to you. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to use, lease or sell a property, or to use the property as collateral for borrowing.

Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, which we refer to as the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to you.

Risks Associated With Debt Financing

We expect to incur mortgage and other indebtedness, which may increase our business risks and impair our ability to make distributions to our stockholders.

We expect to make investments with both proceeds from this offering and debt. In addition, we have previously incurred and may incur in the future mortgage debt by obtaining loans secured by some or all of our real estate. We have previously borrowed and may borrow in the future funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

We may incur mortgage debt on a particular real property if we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if cash flow from the property is insufficient to service the mortgage debt, we would be required to use cash flow from other sources, if any is available, to service the mortgage debt and to avoid the mortgage lender foreclosing on the property subject to the loan. Thus, incurring mortgage debt increases our risks since defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, we may have less cash available for distributions to our stockholders.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance or refinance the properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance properties we wish to acquire, even if such acquisition would otherwise be in our best interests, which could reduce the number of properties we can acquire. In addition, once we have placed mortgage debt on properties, we run the risk of being unable to refinance the entire outstanding loan balance when the loans come due, or of being unable to refinance any amount on favorable terms. In addition, if interest rates are higher when properties require refinancing, we may not be able to refinance the entire outstanding loan balance or our debt service may be higher if we do refinance the loan balance, either of which could reduce our income from those properties and reduce cash available for distribution to our stockholders.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining debt financing, a lender could impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, to replace Paladin Advisors as our advisor or to impose other limitations. Any such restriction or limitation may have an adverse effect on our operations.

Fluctuations in interest rates could increase our expenses, require us to sell investments or make it more difficult to make attractive investments.

We expect that a portion of our indebtedness may bear interest at a variable rate. Accordingly, increases in interest rates would increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to pay dividends to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we would be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments. Further, increases in interest rates may make investments in other entities more attractive than an investment in us. Conversely, decreases in interest rates may cause the price of real estate and real estate related investments to increase, thus making it more difficult for us to make otherwise attractive investments. Any of these circumstances could reduce our profitability and our ability to pay dividends to our stockholders.

If we enter into financing arrangements involving balloon payment obligations, the repayment of the balloon payments may require us to enter into unfavorable refinancings or to divert funds from other sources, which would reduce dividends paid.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment, which could require us to incur debt on unfavorable terms or divert funds from other sources to make the balloon payment. As a result, financing arrangements with balloon payments could result in increased costs and reduce our liquidity. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

Risks Associated With Real Estate Related Investments

We may make or acquire first mortgages, second mortgages or mezzanine loans, which we refer to collectively as mortgage loans, secured directly or indirectly by the same types of properties we may acquire directly. We also may make preferred equity investments in partnerships or limited liability companies that own the same types of properties that we may acquire directly. In this prospectus, we refer to these investments as real estate related investments. We will be subject to risks associated with these real estate related investments, including the material risks discussed below.

We do not have substantial experience in making or acquiring mortgage loans or other real estate related investments, which may result in our real estate related investments failing to produce returns or incurring losses.

Neither Paladin Advisors nor any of our officers has any substantial experience in making or acquiring mortgage loans or the other real estate related investments we intend to make. We may make such investments to the extent Paladin Advisors, in consultation with our board of directors, determines that it is advantageous to us to do so. Our and Paladin Advisors’ lack of expertise in making real estate related investments may result in our real estate related investments failing to produce returns or incurring losses, either of which would reduce our ability to make distributions to our stockholders.

Our real estate related investments may be impacted by unfavorable real estate market conditions, which could decrease their value.

If we make real estate related investments, we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including local and other economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described above under the heading “—Risks Related to Investments in Real Estate.” We do not know whether the values of the property securing any of our real estate related investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Our returns on mortgage loans may be reduced by interest rate fluctuations.

If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return lower than then-current market rates. Also, if interest rates decrease and mortgage loans are prepaid without adequate penalty, we may not be able to make new loans or other real estate related investments at the previously higher interest rates.

Delays in liquidating defaulted real estate related investments could reduce our investment returns.

If there are defaults under our real estate related investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, if there are defaults under mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Returns on our mortgage loans may be limited by regulations.

The mortgage loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions, which may increase our costs associated with making or acquiring mortgage loans and thereby reduce our returns. In addition, we may determine not to make mortgage loans in certain jurisdictions based on state or local regulation, which may limit our ability to make or acquire mortgage loans that we otherwise believe to be attractive investments.

Foreclosures create additional risks, as we would be subject to all of the risks of owning the property on which we foreclose.

If we acquire property by foreclosure following defaults under our mortgage loans, we will have the economic and liability risks as the owner described above under the heading “—Risks Related to Investments in Real Estate.”

If we liquidate prior to the maturity of our real estate related investments, we may be forced to sell those investments on unfavorable terms or at a loss.

If we have not listed our shares on a national securities exchange or on the NASDAQ National Market by February 23, 2015, we will be required to liquidate all of our assets and distribute the net proceeds to our stockholders. We may make real estate related investments with terms that expire after February 23, 2015. If we become required to liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their stated principal values.

Risks Associated with Joint Ventures

The terms of joint venture agreements or other joint ownership arrangements into which we may enter could impair our operating flexibility and our results of operations.

In connection with the purchase of real estate or the making of real estate related investments, we may enter into joint ventures with affiliated or unaffiliated partners. In addition, we may also purchase or develop properties in co-tenancies and other co-ownership arrangements with affiliates of Paladin Realty, the sellers of the properties, developers or similar persons. These structures involve participation in the investment by other parties whose interests and rights may not be the same as ours. These joint venture partners or co-tenants may have rights to take some actions over which we have no control and may take actions contrary to our interests. For example, joint ownership of an investment, under certain circumstances, may involve risks not associated with direct ownership of such investment, including the following:

•

a partner or co-investor might have economic and/or other business interests or goals which are unlike or incompatible with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or the timing of the termination and liquidation of the venture;

•	such partners or co-investors may become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;

•	we may incur liabilities as the result of actions taken by joint venture partners in which we had no direct involvement; and

•

such partners or co-investors may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives or fail to take actions as we instruct, or in accordance with our policies and objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

If we have a right of first refusal or buy/sell right to buy out a co-venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to retain our interest. Finally, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our co-venturer or partner.

We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment.

We may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. If we do not accurately judge the appreciation prospects of a particular investment or structure the venture appropriately, we may incur losses on joint venture investments or have limited participation in the profits of a joint venture investment, either of which could reduce our ability to make cash distributions to our stockholders.

Tax Risks

We will be subject to tax risks arising once we make an election to be taxed as a REIT, including the material risks discussed below.

We may not qualify as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to make distributions to our stockholders.

We currently intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes. We intend to qualify as a REIT and to elect to be taxed as a REIT for the taxable year ending December 31, 2007. Our qualification as a REIT will depend on our ability to meet various requirements set forth in the Internal Revenue Code concerning, among other things, the ownership of our outstanding common stock, the nature of our assets, the sources of our income and the amount of our distributions to our stockholders. The REIT qualification requirements are extremely complex, and official interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to qualify as a REIT. At any time new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause our board of directors to revoke our REIT election, which it may do without stockholder approval.

If we lose or revoke our REIT status, we will face serious tax consequences that will substantially reduce our ability to make distributions to our stockholders because:

•

we would not be allowed a deduction for distributions to stockholders in computing our taxable income, we would be subject to federal income tax at regular corporate rates and we might need to borrow money or sell assets in order to pay any such tax;

•	we also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under certain statutory provisions, we would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify.

As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce our ability to make distributions to our stockholders.

We will not seek to obtain a ruling from the Internal Revenue Service that we qualify as a REIT for federal income tax purposes, and therefore the IRS could determine we fail to qualify as a REIT, which would substantially reduce our ability to make distributions to our stockholders.

As described herein, we intend to operate so as to qualify as a REIT for federal income tax purposes. Although we have not requested, and do not expect to request, a ruling from the IRS that we qualify as a REIT, we have received an opinion of our counsel that, based on certain assumptions and representations, we will so qualify. You should be aware, however, that opinions of counsel are not binding on the IRS or any court. The REIT qualification opinion only represents the view of our counsel based on its review and analysis of existing law, which includes no controlling precedent, and therefore could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively. The validity of the opinion of our counsel and of our qualification as a REIT will depend on our continuing ability to meet the various REIT requirements described herein. An IRS determination that we do not qualify as a REIT would deprive our stockholders of the tax benefits of our REIT status only if the IRS determination is upheld in court or otherwise becomes final. To the extent that we challenge an IRS determination that we do not qualify as a REIT, we may incur legal expenses that would reduce our funds available for distribution to stockholders.

Failure to make required distributions would subject us to tax.

In order to qualify as a REIT, each year we must distribute to our stockholders at least 90% of our taxable income, excluding capital gains and with certain adjustments. To the extent that we satisfy the distribution requirement but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any year are less than the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income for that year; and

•	100% of our undistributed taxable income from prior years.

We intend to pay out our income, if any, to our stockholders in a manner intended to satisfy the distribution requirement applicable to REITs and to avoid corporate income tax and the 4% excise tax. Differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. In the future, we may borrow funds to pay distributions to our stockholders and the limited partners of Paladin OP. Any funds that we borrow would subject us to interest rate and other market risks.

If Paladin OP fails to maintain its status as a partnership for federal income tax purposes, its income may be subject to taxation.

We intend to maintain the status of Paladin OP as a partnership for federal income tax purposes. However, if the IRS were to successfully challenge the status of Paladin OP as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that Paladin OP could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income.

This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which Paladin OP owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to Paladin OP. Such a recharacterization of Paladin OP or an underlying property owner could also threaten our ability to maintain REIT status.

Employee Benefit Plan and IRA Risks

We, and our investors that are employee benefit plans or IRAs, will be subject to risks relating specifically to our having employee benefit plans as stockholders, which risks are discussed below.

There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our common stock.

If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	whether your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	whether your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether your investment will impair the liquidity of the plan or IRA;

•	whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan; and

•	your need to value the assets of the plan annually.

You also should consider whether your investment in us will cause some or all of our assets to be considered assets of an employee benefit plan or IRA. We do not believe that under ERISA and U.S. Department of Labor regulations currently in effect that our assets would be treated as “plan assets” for purposes of ERISA. However, if our assets were considered to be plan assets, transactions involving our assets would be subject to ERISA and/or Section 4975 of the Internal Revenue Code, and some of the transactions we have entered into with Paladin Advisors and its affiliates could be considered “prohibited transactions” under ERISA and/or the Internal Revenue Code. If such transactions were considered “prohibited transactions” Paladin Advisors and its affiliates could be subject to liabilities and excise taxes or penalties. In addition, our officers and directors, Paladin Advisors and its affiliates could be deemed to be fiduciaries under ERISA, subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA, and those serving as fiduciaries of plans investing in us may be considered to have improperly delegated fiduciary duties to us. Additionally, other transactions with “parties-in-interest” or “disqualified persons” with respect to an investing plan might be prohibited under ERISA, the Internal Revenue Code or other governing authority in the case of a government plan. Therefore, we would be operating under a burdensome regulatory regime that could limit or restrict investments we can make or our management of our properties. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan purchasing shares, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Statements regarding the following subjects are forward-looking by their nature:

•	our business strategy;

•	our projected operating results;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition;

•	market trends;

•	projected capital expenditures; and

•	use of the proceeds of our Offering.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock, along with the following factors that could cause actual results to vary from our forward-looking statements:

•	the factors referenced in this prospectus, including those set forth under the section captioned “Risk Factors”;

•	changes in our business strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates or the general economy; and

•	the degree and nature of our competition.

We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering. The table shows two scenarios:

•

the “Maximum Offering Including Shares Sold Pursuant to the Dividend Reinvestment Plan” assumes we sell the maximum 38,500,000 shares at $10 per share, including 3,500,000 shares pursuant to our dividend reinvestment plan.

•

the “Maximum Offering Excluding Shares Sold Pursuant to the Dividend Reinvestment Plan” assumes we sell the maximum 38,500,000 shares at $10 per share, excluding 3,500,000 shares pursuant to our dividend reinvestment plan.

We agreed to include the second scenario in connection with the registration of this offering in the State of Minnesota. The purpose of this column is to show the fees and expenses to be paid in connection with the offering excluding shares sold pursuant to the dividend reinvestment plan.

The Estimated Use of Proceeds table is located on the following page 44.

Under both scenarios, we have not given effect to any special sales or volume discounts that could reduce the selling commissions. See the “Plan of Distribution” section of this prospectus for a description of the special sales or volume discounts.

Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect that at least 84.7% of the money you invest will be used to buy real estate or to invest in real estate related investments, while the remaining up to 15.3% will be used to pay expenses and fees, including the payment of fees to Paladin Advisors, our advisor, and Prospect Financial Advisors, the dealer manager for this offering. Our fees and expenses, as listed below, include the following:

•

Selling commissions equal to 7.0% of gross offering proceeds are payable to our dealer manager from sales to the public and 4.0% of gross offering proceeds received from our dividend reinvestment plan. The dealer manager in its sole discretion, may reallow to participating broker-dealers all selling commissions attributable to shares sold by them. The amount of selling commissions may also be reduced under certain circumstances for special sales or volume discounts. The difference in the percentage of proceeds in the Maximum Offering Including Shares Sold Pursuant to the Dividend Reinvestment Plan and the Maximum Offering Excluding Shares Sold Pursuant to the Dividend Reinvestment Plan is the effect of the lower selling commissions that will be charged on shares sold pursuant to the dividend reinvestment plan.

•

The dealer manager fee is payable to the dealer manager. The dealer manager, in its sole discretion, may reallow a portion of its dealer manager fee to participating broker-dealers as marketing fees or as reimbursement for offering-related expenses. The dealer manager fee is equal to 2.5% of the gross proceeds from the sale of shares, except that the dealer manager fee will not be charged on shares issued pursuant to our dividend reinvestment plan. As a result, the dealer manager fee is equal to 2.3% of the gross offering proceeds of all shares that may be sold in this offering, including shares to be issued pursuant to our dividend reinvestment program.

•

Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including amounts to reimburse Paladin Advisors or our dealer manager for all marketing related costs and expenses, including, but not limited to, expenses relating to registering and marketing the shares and other marketing and organization costs, travel, food and lodging expenses, expense reimbursements for educational meetings, attendance fees and expense reimbursements for broker-dealer sponsored conferences, attendance fees and expenses for industry sponsored conferences, and informational seminars, promotional items, legal fees for the dealer manager, technology costs and expenses attributable to the offering, and payment or reimbursement of bona fide due diligence expenses of the dealer manager and the participating broker-dealers. Paladin Advisors and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of aggregate gross offering proceeds from this offering, without recourse against or reimbursement by us. Many of the organization and offering expenses, such as the costs of registering and qualifying the shares and legal, accounting and printing expenses incurred in connection with preparing this prospectus and marketing the shares, will be incurred in the initial stages of this offering regardless of the amount of proceeds we raise. As result of these up-front expenses, we expect that organization and offering expenses will represent a lower percentage of the gross offering proceeds as the amount of proceeds increases. Based on our estimates of overall organization and offering expenses, we estimate that these expenses will represent 2.0% of the gross offering proceeds if we raise the maximum offering. However, if organization and offering expenses reach 3.0% of the gross offering proceeds, the amount reimbursed would be $11,550,000. Notwithstanding the above, under our articles of incorporation, in no event shall organization and offering expenses, including selling commissions, the dealer manager fee and all other underwriting compensation, exceed 15% of gross offering proceeds.

•

Acquisition and advisory fees are fees and commissions paid by any party to any person in connection with the purchase, development or construction of real estate or the acquisition of real estate related investments. Acquisition and advisory fees do not include acquisition expenses. We will pay Paladin Advisors, as our advisor, acquisition and advisory fees of 2.75% of the contract purchase price of properties we acquire directly or through joint ventures, or with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.5% of the funds we advance with respect to the investment.

•

Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate and real estate related investments. We will reimburse Paladin Advisors for acquisition expenses of up to a maximum of 0.5% of the contract purchase price of properties we acquire directly or through joint ventures, or with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.0% of the funds we advance with respect to the investment.

•

Our board is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. The independent directors are responsible for reviewing the performance of Paladin Advisors and determining that the compensation to be paid to Paladin Advisors is reasonable in relation to the nature and quality of the services to be performed and that the provisions of the advisory agreement are being carried out. The fees set forth below may not be increased without approval of the independent directors.

	Maximum Offering Including Shares Sold Pursuant to the Dividend Reinvestment Plan 38,500,000 Shares		Maximum Offering Excluding Shares Sold Pursuant to the Dividend Reinvestment Plan 35,000,000 Shares
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$385,000,000	100.0%	$350,000,000	100.0%

Less Public Offering Expenses:
Selling Commissions(1)	25,900,000	6.7%	24,500,000	7.0%
Dealer Manager Fee	8,750,000	2.3%	8,750,000	2.5%
Organization and Offering Expenses	8,000,000	2.0%	5,775,000	1.7%

Amount Available for Investment(2)	$342,350,000	88.9%	$310,975,000	88.8%

Acquisition and Advisory:
Acquisition and Advisory Fees(3)	9,118,281	2.3%	8,282,627	2.4%
Acquisition Expenses(4)	1,657,869	0.4%	1,505,932	0.4%
Initial Working Capital Reserve(5)	—	—	—	—

Amount Invested in Real Estate Related Investments(6)	$331,573,850	86.1%	$301,186,441	86%

(Footnotes to “Estimated Use of Proceeds”)

(1)	For the Maximum Offering Including Shares Sold Pursuant to the Dividend Reinvestment Plan, assumes selling commissions of 7.0% of the gross offering proceeds from 35,000,000 shares sold at $10 per share and selling commissions of 4.0% of the gross offering proceeds from 3,500,000 shares sold pursuant to our dividend reinvestment plan at $10 per share. For the Maximum Offering Excluding Shares Sold Pursuant to the Dividend Reinvestment Plan, assumes selling commissions of 7.0% of the gross offering proceeds from 35,000,000 shares sold at $10 per share.
(2)	Until required in connection with the acquisition of real estate or real estate related investments, substantially all of the net proceeds of the offering may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.
(3)	For purposes of this table, we have assumed that will use the full “Amount Available for Investment” to acquire investments and pay related fees and expenses and that the acquisition and advisory fees will equal 2.75% of the amount invested. As a result, if we raise the maximum offering and 88.9% of those proceeds are applied to investments and related fees and expenses, acquisition and advisory fees would equal 2.3% of gross offering proceeds. For purposes of this table we have also assumed that we will not use debt in making investments. If we raise the maximum of $385 million in the offering and all of our investments are 65% leveraged at the time we make them, total acquisition fees would be approximately $24.6 million. In addition, to the extent any joint venture partners contribute funds for investment by joint ventures in which we invest, those funds would increase the maximum amount of our investments and, as a result, the maximum acquisition fees. At this time, we cannot estimate the amount of funds that may be provided by joint venture partners.
(4)	Assuming full investment of the proceeds of this offering, these acquisition expenses would equal approximately 0.4% of the gross proceeds of this offering. For purposes of this table we have assumed that we will not use debt in making investments. If we raise the maximum of $385 million in this offering and all of our investments are 65% leveraged at the time we make them, the total acquisition expenses for which we could become obligated to reimburse Paladin Advisors would be approximately $4.5 million. In addition, to the extent any joint partners contribute funds for investment by joint ventures in which we invest, those funds would increase the maximum amount of our investments and, as a result, the maximum acquisition expenses. At this time, we cannot estimate the amount of funds that may be provided by joint venture partners.
(5)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish capital reserves with respect to particular investments. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the capital plan that Paladin Advisors will establish for each of our investments.
(6)	Includes amounts anticipated to be invested in real estate and real estate related investments net of fees and expenses. We estimate that at least 84.7% of the proceeds received from the sale of shares will be used to acquire real estate and to make real estate related investments.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is ultimately responsible for the management and control of our business and operations. We have no employees, and the board has retained Paladin Advisors to manage our day-to-day operations and the acquisition and disposition of our investments, subject to the board’s supervision. Our articles of incorporation were reviewed and ratified by our board of directors, including the independent directors on February 23, 2005. This ratification by our board of directors was required by North American Securities Administrators Association, Inc.’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on September 29, 1993, which we refer to as the NASAA Guidelines.

We currently have seven directors. Our articles of incorporation and bylaws provide that the number of our directors may be established by a majority of the entire board of directors, but that number may not be fewer than three nor more than 15, a majority of whom must be independent.

Directors will be elected annually, and each director will serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualified. There is no limit on the number of times a director may be elected to office. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

Our articles of incorporation also provide that a majority of the directors must be independent directors. An “independent director” is a person who is not an officer or employee of the Paladin REIT, Paladin Advisors or their affiliates and has not otherwise been affiliated with such entities for the previous two years. Of our seven current directors, four are independent directors.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. The independent directors will nominate replacements for vacancies in the independent director positions. Each director will be bound by our articles of incorporation and bylaws.

Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. Our directors will meet quarterly in person or by telephone or more frequently if necessary in order to discharge their duties as directors. We do not expect that our directors will be required to devote a substantial portion of their time in discharging their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, our directors will rely heavily on Paladin Advisors. Our directors will be dependent on information they receive from Paladin Advisors in order to adequately perform their duties, including their obligation to oversee and evaluate Paladin Advisors and its affiliates. Please see “Risk Factors—Risks Relating To Our Business—Our success will be dependent on the performance of Paladin Advisors as well as key employees of Paladin Advisors” and “Risk Factors—Risks Related To Conflicts of Interest.” Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment policies are set forth in this prospectus. Our directors, including a majority of our independent directors, may establish further or different written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance and Paladin Advisors’

performance to ensure that the policies are fulfilled and are in the best interest of the stockholders. We will follow the investment policies set forth in this prospectus unless and until they are modified by our directors. The actual terms and conditions of transactions involving investments in real estate or real estate related investments shall be determined by Paladin Advisors, subject to the approval of our board of directors.

Our board is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the independent directors, and a majority of directors not otherwise interested in the transaction, must approve all transactions with Paladin Advisors or its affiliates. The independent directors will also be responsible for reviewing the performance of Paladin Advisors and determining that the compensation to be paid to Paladin Advisors and the distributions that may be payable to Paladin Advisors pursuant to its subordinated participation interest in Paladin OP are reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	our net assets and net income;

•	the amount of the fees and other compensation paid to Paladin Advisors in relation to the size, composition and performance of our investments;

•	the success of Paladin Advisors in generating appropriate investment opportunities;

•	rates charged to comparable companies and other investors by advisors performing similar services;

•	additional revenues realized by Paladin Advisors and its affiliates through their relationship with us, whether paid by us or by others with whom we do business;

•	the quality and extent of service and advice furnished by Paladin Advisors;

•	the performance of our investment portfolio;

•	the quality of our portfolio relative to the investments generated by Paladin Advisors for its own account or for other clients; and

•

other factors related to managing a public company, such as shareholder services and support and compliance with securities laws, including the Sarbanes-Oxley Act of 2002, which we refer to as the Sarbanes-Oxley Act.

All of our officers and directors, other than our independent directors, are officers of Paladin Advisors and officers, limited partners and/or members of affiliates of Paladin Advisors and are subject to conflicts of interest. Because of the inherent conflicts of interest existing as the result of these relationships, our independent board members will monitor the performance of Paladin Advisors and its affiliates performing services for us, and these board members have a fiduciary duty to act in the best interests of our stockholders in connection with our relationships with Paladin Advisors and its affiliates. However, we cannot assure you that our independent directors will be successful in eliminating or decreasing the impact of the risks resulting from the conflicts of interest we face with Paladin Advisors and its affiliates. See “Risk Factors—Risks Related To Conflicts of Interest” and “Conflicts of Interest.”

Our articles of incorporation prohibit a non-independent director and his or her affiliates from voting or consenting to the voting of shares they own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of any non-independent director or Paladin Advisors, or (2) any transaction between us and that director, Paladin Advisors or their respective affiliates. Our articles of incorporation also prohibit an independent director from voting or consenting to the voting of shares he or she now owns or hereafter acquires on matters submitted to the stockholders regarding either (1) the removal of that independent director or (2) any transaction between us and that director or his or her affiliate. Shares held by Paladin Advisors, the directors or their respective affiliates but not entitled to be voted on a matter will not be counted in determining a quorum or a majority in such circumstances.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business. However, our board has established an Audit Committee and a Corporate Governance Committee, each of which is comprised solely of independent directors, so that important items within the purview of these committees can be addressed in greater depth by independent members of our board.

We currently do not have a compensation committee of our board of directors because we do not plan to pay any compensation to our officers. However, if in the future we provide any compensation to our officers, we will establish a compensation committee comprised entirely of independent directors to determine the nature and amount of such compensation.

Audit Committee

Under our Audit Committee Charter, our Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The Audit Committee is responsible for the selection, evaluation and, when necessary, replacement of our independent registered public accounting firm. Under our Audit Committee Charter, the Audit Committee will always be comprised solely of independent directors. The current members of our Audit Committee are Messrs Greene, Lenkin, Volk and Meyer, with Mr. Meyer serving as the chairman of the Audit Committee.

Corporate Governance Committee

Our board of directors has established a Corporate Governance Committee. The Corporate Governance Committee is responsible for:

•	oversight of board and committee composition and practices;

•	our corporate governance practices; and

•	other relevant policies and procedures.

The Corporate Governance Committee also reviews the selection criteria for directors and the selection of nominees to serve as directors, evaluates the performance of the board of directors and develops, reviews, evaluates and makes recommendations to the board of directors with respect to corporate governance issues. Under our Corporate Governance Committee Charter, the Corporate Governance Committee will always be comprised solely of independent directors. The current members our Corporate Governance Committee are Messrs. Greene, Lenkin, and Volk, with Mr. Volk serving as the chairman of the Corporate Governance Committee.

Directors and Independent Officers

Other than our independent directors, each of our officers and directors are officers of Paladin Advisors and officers, limited partners and/or members of affiliates of Paladin Advisors. As a result, these individuals will be subject to conflicts of interest in allocating their time between us and other activities and operations of Paladin Advisors and its affiliates and between fiduciary duties owed to us and to those entities. Please see “Risk Factors—Risks Related To Conflicts of Interest”. All executive officers serve at the pleasure of the board of directors. At our annual meeting held on June 6, 2006, each of our directors was reelected to serve a one year term until the next annual meeting and until their respective successors are elected. Our directors and executive officers are listed below:

Name	Age	Positions
James R. Worms	61	President, Chief Executive Officer and Director

Michael B. Lenard	51	Executive Vice President, Secretary, Counselor and Director

John A. Gerson	58	Executive Vice President, Chief Financial Officer and Director

Harold H. Greene	67	Independent Director

Harvey Lenkin	69	Independent Director

Michael L. Meyer	67	Independent Director

Christopher H. Volk	49	Independent Director

James R. Worms has served as our President and Chief Executive Officer and also as one of our directors since October 2003. Mr. Worms is also the President of Paladin Advisors, and the President and a management committee member of Paladin Realty. Paladin Realty is our sponsor and the managing member of Paladin Advisors. Mr. Worms directs the strategy, administration and operations of these entities and is also involved in the origination, structuring and management of their investments.

Prior to joining the predecessor of Paladin Realty in 1995, Mr. Worms was a Managing Director of Salomon Brothers, where he co-managed the firm’s worldwide real estate investment banking activities. In this capacity, he was involved in real estate investment and advisory transactions totaling billions of dollars, including extensive experience in all types of commercial and residential real estate. Prior to joining Salomon Brothers, Mr. Worms was a principal at Eastdil Realty, Inc. where he directed Eastdil’s Western Region partnership investment operations. Before joining Eastdil, Mr. Worms worked as a Certified Public Accountant at Coopers & Lybrand. Mr. Worms has served on the board of directors for MeriStar Hospitality Corporation, a publicly traded real estate investment trust focused on the lodging industry, from August 1998 until its acquisition by an affiliate of The Blackstone Group in May 2006. Mr. Worms has been a member of various industry organizations including the Pension Real Estate Association, the National Association of Real Estate Investment Trusts, the International Council of Shopping Centers and the Urban Land Institute.

Mr. Worms graduated from UCLA with a Bachelor’s degree in Economics and from The Anderson School of Management at UCLA with a masters degree in Business Administration. Mr. Worms also received a law degree from Hastings College of Law.

Michael B. Lenard has served as our Executive Vice President, Secretary and Counselor and also as one of our directors since October 2003. Mr. Lenard is also an Executive Vice President and Counselor of Paladin Advisors and a Principal, Counselor and a management committee member of Paladin Realty. Mr. Lenard is involved in these entities’ operations and administration, as well as in originating new investments, negotiating joint ventures and managing and disposing of assets, as well as managing legal issues for them.

Prior to joining the predecessor of Paladin Realty in 1993, Mr. Lenard was a partner in the international law firm of Latham & Watkins, working in its Corporate Department with a special emphasis on private investment funds, international joint ventures and other private and closely held transactions and structures. He has been a member of various industry organizations, including the Urban Land Institute.

Mr. Lenard has served in a variety of leadership positions in Olympic and international sport for over twenty years. He served for eight years as a Vice President of the United States Olympic Committee, and on the Board of Directors of the Atlanta Committee for the Olympic Games. More recently, he served as the Chair of the USOC’s Key Strategies Task Force and as the Special Advisor for Business Affairs to the USOC President. Currently, he is one of twenty worldwide members of the Swiss-based international body that oversees and operates the court that adjudicates Olympic and international sports disputes. A 1984 Olympian, in addition to other competitive honors and medals, Mr. Lenard was a seven time National Champion in Team Handball and Team Handball Athlete of the Year for 1985 and USOC SportsMan of the Year in Team Handball in 1985.

Mr. Lenard attended New York University Law School and University of Southern California Law School, and graduated from the latter with a Juris Doctor degree and was a member of the Order of the Coif and Law Review. He graduated with distinction from the University of Wisconsin with a Bachelor’s degree in Business Administration in both Accounting and Finance, where he was inducted into the Phi Kappa Phi and Beta Gamma Sigma national scholastic honor societies.

John A. Gerson has served as our Chief Financial Officer and an Executive Vice President and also as one of our directors since February 2004. He is also an Executive Vice President and Chief Financial Officer of Paladin Advisors and Chief Financial Officer and a management committee member of Paladin Realty. He directs these entities’ finance and accounting activities.

Prior to joining Paladin Realty in 1999, Mr. Gerson was Chief Financial Officer of Kohlberg Kravis Roberts & Co., or KKR, a major management buyout firm with more than $10 billion in invested equity capital, from 1985 to 1996. He was responsible for KKR’s banking and financing needs, the firm’s reporting systems, senior liaison contact with investors, and management of the firm’s treasury and general partners’ investments. From 1982 to 1985, he was Vice President and Deputy Controller of Societé Generale’s U.S. operations, directing all financial accounting and reporting systems of their U.S. business unit. From 1980 to 1982, he was Chief Financial Officer of Wells Fargo Bank International, a $500 million multi-branch international banking subsidiary of Wells Fargo International Bank. Mr. Gerson started his career as Assistant Controller and Assistant Vice President of Irving Leasing Corporation, an equipment leasing and financing subsidiary of Irving Trust Company, after serving as an audit supervisor for Peat, Marwick, Mitchell & Co.

Mr. Gerson is a trustee of Pace University and a member of the American Institute of Certified Public Accountants and the New York State and New Jersey Society of Certified Public Accountants. He graduated from Pace University with a Bachelor’s degree in Business Administration.

Harold H. Greene has served as one of our directors since February 2004. Mr. Greene is a retired Managing Director of Commercial Real Estate for Bank of America, where he held responsibility for lending to commercial real estate developers in California, from 1998 to June 2001. Prior to joining Bank of America, Mr. Greene served from 1990 to 1998 as an Executive Vice President with Seafirst Bank, where he was responsible for real estate lending for the Northwest and for managing a real estate portfolio comprised of approximately $2 billion in assets. Mr. Greene is a director of William Lyon Homes, a builder of new luxury and single family home communities in Northern and Southern California including San Diego. Mr. Greene is also a director of NNN Realty Advisors, Inc., an advisor to REITs, investment funds and TIC Funds.

Mr. Greene graduated from UCLA with a Bachelor’s degree in Political Science. Mr. Greene has also studied at the Northwestern University Mortgage Banking School and the Southwest Graduate School of Banking at Southern Methodist University.

Harvey Lenkin has served as one of our directors since February 2004. Mr. Lenkin served as President and Chief Operating Officer and as a director of Public Storage, Inc. from November 1991 until his retirement on June 30, 2005. He continues to serve as a director of Public Storage, Inc. Public Storage, Inc. is a real estate investment trust that primarily acquires, develops, owns and operates storage facilities. Mr. Lenkin has been employed in various capacities by Public Storage, Inc. for twenty-six years. Since March 1998, Mr. Lenkin has been a director of PS Business Parks, Inc., an affiliate of Public Storage, Inc. that is a real estate investment trust that acquires primarily industrial, office, retail and flex properties. Mr. Lenkin was President of PS Business Parks, Inc. from 1990 until March of 1998. Mr. Lenkin has served a member of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc.

Mr. Lenkin graduated from UCLA with a bachelor’s degree in education.

Michael L. Meyer has served as one of our directors since February 2004. Mr. Meyer is a private real estate investor and since October 1999 has been the Chief Executive Officer of Michael L. Meyer Company, which is a principal of and/or manager to real estate entities and provides those entities with property acquisition, financing and management services and advice. From 2000 to 2003, Mr. Meyer was a principal in Advantage 4 LLC, a provider of telecommunications systems for real estate projects. From 1974 to 1998, Mr. Meyer was Managing Partner—Orange County with E&Y Kenneth Leventhal Real Estate Group of Ernst & Young LLP and its predecessor. Mr. Meyer is a director of City National Bank and City National Corporation.

Mr. Meyer was inducted into the California Building Industry Foundation Hall of Fame in June of 1999 for outstanding achievements in the real estate industry and community. Mr. Meyer was also the recipient of the University of California Irvine Graduate School of Management Real Estate Program Lifetime Achievement Award. Mr. Meyer is a graduate of the University of Iowa.

Christopher H. Volk has served as one of our directors since February 2004. Since September 2005, Mr. Volk has served as President, Chief Executive Officer and a director of Spirit Finance Corporation, a Scottsdale, Arizona-based real estate investment trust that specializes in providing financing for single tenant, operationally-essential real estate, which he co-founded in 2003. From August 2003 through September 2005, Mr. Volk served as President, Chief Operating Officer and a director of Spirit Finance Corporation. From 1986 until August 2001, Mr. Volk was President and Chief Operating Officer and a member of the board of directors of Franchise Finance Corporation of America, a NYSE-listed real estate investment trust that focused on providing real estate financing to multi-unit operators of chain restaurants, convenience stores and automotive services and parts outlets, and from August 2001 to December 2002 served as Chief Operating Officer of its successor, GE Franchise Finance.

Mr. Volk has been widely published in areas of finance, credit analysis and evaluation and has frequently served as a guest lecturer and conference speaker. Mr. Volk graduated from Washington and Lee University with a Bachelor’s degree and from Georgia State University with a Masters degree in Business Administration.

Compensation of Directors and Officers

We pay our independent directors an annual fee of $30,000, and a fee of $2,000 for each board or committee meeting attended. If board members attend more than one meeting on any day, we will only pay such person $2,000 for all meetings attended on such day. We will also pay our independent directors a fee of $500 for each conference call they participate on pursuant to our request. Upon initial election to the board, we grant each independent director 3,000 shares of restricted stock. One-third of the independent director restricted stock will vest on each of the first three anniversaries of the date of grant. We have reserved 60,000 shares of common stock for stock grants to be granted to the independent directors pursuant to our Independent Director Incentive Stock Plan, which we refer to as the incentive stock plan. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

Each of our officers, including those officers who serve as directors, is employed by Paladin Advisors or its affiliates and each such officer receives compensation for his or her services from such entities by whom he is employed, including services performed on our behalf. Although we will indirectly bear some of the costs of such compensation either through fees or expense reimbursement we pay to Paladin Advisors and its affiliates, we currently do not intend to pay any compensation directly to our officers.

On March 21, 2006, we granted 3,000 restricted common shares to each of our four independent directors pursuant to our 2005 Independent Director Incentive Stock Plan. One-third of the independent director restricted stock will vest on each of the first three anniversaries of December 2, 2005, the date that we reached our minimum offering.

The following table sets forth the compensation paid to our independent directors in 2006.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Harold H. Greene	38,500	10,795	49,295
Harvey Lenkin	39,000	10,795	49,795
Michael L. Meyer	39,000	10,795	49,795
Christopher H. Volk	34,000	10,795	44,795

(1)	The amounts shown in this column include cash payments for attendance at Board and committee meetings and annual cash retainers.
(2)	This column represents the compensation expense recognized for financial statement reporting purposes in 2006, in accordance with FAS 123R, for restricted stock granted in 2006. The grant date fair value for each restricted stock award was $30,000. For a discussion of the restricted stock awards reported in this column, see Note 2 of Notes to Consolidated Financial Statements provided in this prospectus.

Independent Director Incentive Stock Plan

We adopted the incentive stock plan to:

•	attract and retain independent directors;

•	provide an additional incentive to each director to work to increase the value of our stock; and

•	provide each director with a stake in the future of our company which corresponds to the stake of each of our stockholders.

The incentive stock plan provides for awards to our independent directors, which may consist of nonqualified stock options, stock grants (which may be restricted or unrestricted), stock appreciation rights, which we refer to as SARs, and stock unit grants. Any shares issued under the incentive stock plan will be subject to the ownership limits contained in our articles of incorporation.

The total number of shares of common stock reserved for issuance pursuant to stock options or stock grants under the incentive stock plan is 60,000. On March 21, 2006, we granted 3,000 restricted common shares to each of our four independent directors pursuant to our 2005 Independent Director Incentive Stock Plan. One-third of the independent director restricted stock will vest on each of the first three anniversaries of December 2, 2005, the date that we reached our minimum offering.

Under the terms of the incentive stock plan, nonqualified stock options entitle the holder to purchase shares of our common stock for a specified exercise price during a specified period. Under the incentive stock plan, we may grant “nonqualified stock options,” which are stock options not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Each option grant will be evidenced by an option certificate which will set forth the terms and conditions of the grant, including vesting and exercisability terms. Nonqualified stock options may not have an exercise price less than the fair market value of a share of our common stock on the date of grant and will expire no later than 10 years after such date. The option certificate may provide for the exercise of an option after a director’s status has been terminated for any reason.

Stock grants consist of awards of shares of our common stock that may be subject to one or more issuance conditions or one or more objective performance or other forfeiture conditions. If a cash dividend is paid on a share of our common stock after such stock has been issued pursuant to a stock grant but before the first date that a director’s interest in such stock (1) is forfeited completely or (2) becomes completely non-forfeitable, we will pay such cash dividend directly to such director. If a stock dividend is paid on such a share of our common stock during such period, such stock dividend will be treated as part of the related stock grant, and a director’s interest in such stock dividend will be forfeited or will become non-forfeitable at the same time as the stock with respect to which the stock dividend was paid is forfeited or becomes non-forfeitable.

SARs allow a director, upon exercise of the SAR, to receive cash, shares of our common stock, or a combination of both, based on the appreciation of our common stock. SARs will be evidenced by a SAR certificate, which shall set forth the material terms and conditions for the exercise of the SAR. The value of a SAR must be no less than the fair market value of a share of our common stock on the date that the SAR is granted. No SAR may be exercised on or after 10 years following the dare of the grant. A SAR may be exercised only when the fair market value of a share of our common stock on which the right to appreciation is based exceeds the value of the SAR, and the payment due on exercise will be based on such excess with respect to the number of shares of stock to which the exercise relates. Upon the exercise of a SAR, the director will receive a payment in cash or in stock, or in a combination of cash and stock as determined by us, and the number of shares of stock issued shall be based on the fair market value of a share of stock on the date the SAR is exercised.

Stock unit grants are grants designed to result in the payment of cash based on the fair market value of the number of shares of stock identified in such grant rather than the issuance of the number of shares of stock described in such grant. The cash payment due under a stock unit grant may be subject to one or more issuance conditions or one or more objective performance or other forfeiture conditions. Stock unit grants will be evidenced by a stock unit grant certificate, which shall set forth the material terms and conditions for the exercise of the stock unit grant.

Generally, a nonqualified stock option, stock grant, SAR or stock unit grant may not be transferred by a director other than by will or by the laws of descent and distribution, and any nonqualified stock option or SAR will be exercisable during a director’s lifetime only by the director. The person or persons to whom a nonqualified stock option, stock grant, SAR or stock unit grant is transferred by will or by the laws of descent and distribution thereafter will be treated the same as the director for purposes of rights relating to such award.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our organizational documents limit the personal liability of our stockholders, directors and officers for monetary damages to the fullest extent permitted under the Maryland General Corporation Law in effect from time to time and the limitations of the NASAA Guidelines. We also maintain a directors and officers liability insurance policy. Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders. Indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals, however this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

In spite of the above provisions of Maryland General Corporation Law, our articles of incorporation provide that our directors, Paladin Advisors and its affiliates will be indemnified by us for losses only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss, liability or expense was in our best interests;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, Paladin Advisors or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.

The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of our directors, officers, Paladin Advisors or its affiliates or any person acting as a broker-dealer on our behalf, including Prospect Financial Advisors, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

We have agreed to indemnify, defend and hold harmless Paladin Advisors and its affiliates and all of their officers, agents and employees from and against any and all causes of action, claims, losses, costs, expenses, liabilities, damages or injuries (including legal fees and disbursements) that Paladin Advisors, its affiliates or such officers, agents or employees may directly or indirectly sustain, suffer or incur arising from or in connection with the advisory agreement to the same extent as indemnification is permitted to Paladin Advisors and its affiliates under our Articles of Incorporation, as described above. As a result, we and our stockholders may be entitled to a more limited right of action than they would otherwise have if these indemnification rights were not included in the advisory agreement.

Paladin OP must also indemnify us and our directors, officers and other persons we may designate against damages and other liabilities in our capacity as general partner. See “The Operating Partnership Agreement— Indemnification.”

Our Advisor

Paladin Realty Advisors, LLC was formed on October 31, 2003 to serve as our advisor. Paladin Advisors is a wholly owned subsidiary of our sponsor, Paladin Realty. Each of the officers of Paladin Advisors is also an officer of Paladin Realty. Paladin Advisors may in the future serve as an advisor to other real estate programs sponsored by Paladin Realty and its affiliates. See “Risk Factors—Risks Related To Conflicts of Interest” and “Conflicts of Interest.” Paladin Advisors has contractual responsibilities to us and our stockholders pursuant to the advisory agreement, which is described below.

All of our officers and directors, other than our independent directors, are officers of Paladin Advisors and officers, limited partners and/or members of Paladin Realty and other affiliates of Paladin Advisors and are subject to conflicts of interest. See “Risk Factors—Risks Related To Conflicts of Interest” and “Conflicts of Interest.”

The principal executive officers and other real estate professionals of Paladin Advisors are as follows:

Name	Position
James R. Worms	President

Michael B. Lenard	Counselor and Executive Vice President

John A. Gerson	Chief Financial Officer and Executive Vice President

William K. Dunbar	Vice President

Philip T. Fitzgerald	Vice President

David L. Gold	Vice President

Frederick Gortner	Vice President

Whitney A. Greaves	Vice President

Scot E. Hadley	Controller

Jay G. Hartman	Vice President

Mary-Louise Quinn	Senior Asset Manager

The backgrounds of Messrs. Gerson, Lenard and Worms are described in the “Management—Directors and Executive Officers” section of this prospectus. Below is a brief description of the other officers and employees of Paladin Advisors identified above.

William K. Dunbar is a Vice President of Paladin Advisors and a Principal of Paladin Realty, where he is responsible for originating new investments and managing and disposing of assets. Mr. Dunbar focuses primarily on apartment, industrial, retail and office investments.

Prior to joining Paladin Realty in 1998, Mr. Dunbar was a Senior Vice President of Greystone Realty Corp., where he acquired residential and commercial real estate totaling several hundred million dollars, and originated and managed a joint venture development fund. Previously, Mr. Dunbar was an Analyst for Equity Group Investments, where he evaluated various commercial property and real estate company acquisitions. Mr. Dunbar began his career as a Real Estate Loan Officer for Chemical Bank in New York. He has been a member of various industry organizations including the Pension Real Estate Association and the Urban Land Institute.

Mr. Dunbar graduated from Cornell University with a Bachelor’s degree and from the J.L. Kellogg Graduate School of Management at Northwestern University with a Masters degree in Management, where he was an F.C. Austin Scholar.

Philip T. Fitzgerald is a Vice President of Paladin Advisors and a Principal of Paladin Realty, where he is responsible for originating new investments, and managing and disposing of assets. Mr. Fitzgerald focuses primarily on residential and commercial projects in Latin America.

Prior to joining Paladin Realty in 1998, Mr. Fitzgerald was a founding partner of Griffin Capital, a boutique investment banking firm specializing in originating, structuring and distributing real estate debt and equity securities. Previously, he was an Associate in the real estate finance group of Jefferies & Company, Inc. in Los Angeles. He began his financial career as an Analyst in the real estate finance group at Salomon Brothers, following eight years of decorated service in the U.S. Navy. He has been a member of various industry organizations including the Pension Real Estate Association and the Urban Land Institute.

Mr. Fitzgerald graduated summa cum laude from Southern Methodist University with a Bachelor’s degree in Business Administration and Finance, where he was valedictorian.

David L. Gold is a Vice President of Paladin Advisors and a Principal of Paladin Realty, where he is responsible for originating new investments and managing and disposing of assets. He focuses primarily on office, industrial, retail, resort and hotel investments.

Prior to joining Paladin Realty in 1997, Mr. Gold was a Senior Manager at Obayashi Corporation, one of the world’s largest general contractors and a major developer in Southern California. While at Obayashi, Mr. Gold’s responsibilities included creating public-private development partnerships, restructuring partnership investments in office, industrial, hotel, retail and land developments and negotiating the sale of approximately $200 million of assets. Mr. Gold previously was Vice President in the real estate finance group of Salomon Brothers, where he helped arrange nearly $3 billion of public and private debt and equity. He began his career in mergers and acquisitions and in real estate finance at Morgan Stanley & Co. He has been a member of various industry organizations including the Urban Land Institute. Mr. Gold has served as a Commissioner of Transportation in the City of West Hollywood and on the boards of a number of professional and arts organizations in the City of Los Angeles.

Mr. Gold graduated from Brown University with a Bachelor’s degree in Political Science and from Harvard Business School with a Masters in Business Administration.

Frederick Gortner is a Vice President of Paladin Advisors and a Principal of Paladin Realty where he is responsible for administration and investor relations. He is also involved in originating new investments and managing and disposing of assets. He focuses primarily on office and retail investments.

Prior to joining a predecessor to Paladin Realty in 1994, Mr. Gortner was a Principal with the Tucker Investment Group, Inc., a Los Angeles-based real estate investment and development firm, as well as a founding Principal of Enterprise Management, Inc., a real estate management and advisory company. He began his career at Chemical Bank in New York working on real estate-related transactions. He has been a member of various industry organizations including the Pension Real Estate Association and the Urban Land Institute.

Mr. Gortner graduated from Duke University with a Bachelor’s degree in Economics. He also graduated from The Anderson School of Management at UCLA with a Masters in Business Administration, where he was inducted into the Beta Gamma Sigma national scholastic honor society and awarded the Wittenberg-Livingston Academic Fellowship for real estate studies.

Whitney A. Greaves is a Vice President of Paladin Advisors and a Principal of Paladin Realty, where she is responsible for originating new investments and managing and disposing of assets. Ms. Greaves focuses primarily on hotel and apartment investments.

Prior to joining Paladin Realty in 1995, Ms. Greaves was a First Vice President and Portfolio Manager for First Nationwide Bank in San Francisco. During her seven year tenure with First Nationwide, her responsibilities included management and disposition of portfolios of non-performing loans and real estate assets. Ms. Greaves was also responsible for restructuring tax-exempt bond financings and credit enhancement facilities with the Federal Home Loan Bank and Fannie Mae, resolving complex construction and partnership litigation disputes and managing several environmental remediation projects. Ms. Greaves has been a member of various industry organizations including the Pension Real Estate Association and the Urban Land Institute.

Ms. Greaves graduated from the University of Redlands with a Bachelor’s degree in Economics and Political Science.

Scot E. Hadley is the Controller both of Paladin Advisors and Paladin Realty. He is responsible for cash control and management as well as a variety of accounting, tax and reporting activities.

Prior to joining Paladin Realty in 1998, Mr. Hadley held a number of accounting positions at William E. Simon & Sons, L.L.C., a private investment firm that is an affiliate of Paladin Realty and Paladin Advisors.

Mr. Hadley graduated from Kutztown University with a Bachelor’s degree in Accounting. He also graduated with honors from the W. Paul Stillman School of Business at Seton Hall University with a Master’s of Science degree in Professional Accounting, where he was inducted into the Beta Gamma Sigma national scholastic honor society.

Jay G. Hartman is a Vice President of Paladin Advisors and a Principal of Paladin Realty, where he is responsible for originating new investments and managing and disposing of assets. Mr. Hartman focuses primarily on office, industrial and hotel investments, as well as net lease transactions.

Prior to joining Paladin Realty in 1998, Mr. Hartman was as an Assistant Vice President of Sanwa Bank California, where he managed portfolios of non-performing loans. During his four years at Sanwa, Mr. Hartman focused on troubled real estate loans and assisted in Sanwa’s disposition of real estate and real estate-secured notes. Mr. Hartman has been a member of various industry organizations including the Urban Land Institute, where he serves on the Small-Scale Development Council.

Mr. Hartman graduated cum laude from the University of California at Davis with a Bachelor’s degree in Managerial Economics. He graduated cum laude from The Anderson School of Management at UCLA with a Masters degree in Business Administration, where he received the Pardee Homes Fellowship for academic achievement and community service.

Mary-Louise Quinn is a Senior Asset Manager of Paladin Advisors and Paladin Realty where she assists in the acquisition, management and disposition of assets. Ms. Quinn focuses primarily on apartment investments.

Prior to joining Paladin Realty in 2004, from July 2000 to May 2004, Ms. Quinn was an Asset Manager with Marina Capital Group where her duties included financial analysis for the operation, acquisition and financing of apartment properties. Previously, from November 1998 to July 2000 she was an Investment Analyst with Freddie Mac and from September 1990 to November 1998 with California Federal Bank where she conducted loan analysis for a portfolio of commercial real estate loans and sold foreclosed income producing properties. She began her career in the Municipal Finance Department at Security Pacific Merchant Bank from May 1985 to July 1988 in equipment leasing.

Ms. Quinn graduated from Georgetown University with a Bachelor’s Degree in Foreign Service. She also graduated from Thunderbird, the American Graduate School of International Management, with a Master’s Degree in International Management.

The Advisory Agreement

Many of the services to be performed by Paladin Advisors in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions Paladin Advisors performs for us as our advisor, and it is not intended to include all of the services which may be provided to us by Paladin

Advisors or by third parties. Under the terms of the advisory agreement, Paladin Advisors undertakes to present us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, Paladin Advisors, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:

•	find and evaluate real estate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of real estate and real estate related investments will be made;

•	acquire real estate and real estate related investments on our behalf in compliance with our investment objectives and policies;

•	arrange for financing and refinancing of properties; and

•	supervise, as asset manager, property management, leasing, development and construction services provided for our investments by third parties.

The term of the current advisory agreement ends on February 28, 2008 and may be renewed for an unlimited number of successive one-year periods. Additionally, the advisory agreement may be terminated:

•	immediately by us or Paladin OP for “cause”;

•	without cause by a majority of our independent directors or by Paladin Advisors upon 60 days’ written notice; or

•	immediately with “good reason” by Paladin Advisors.

“Cause” is defined in the advisory agreement to mean any fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by Paladin Advisors, any uncured material breach of the advisory agreement by Paladin Advisors or the bankruptcy of Paladin Advisors. “Good reason” is defined in the advisory agreement to mean either:

•

any failure by us or Paladin OP to obtain a satisfactory agreement from a successor entity to the Paladin REIT or Paladin OP to assume and agree to perform our obligations under the advisory agreement; or

•	any uncured material breach of the advisory agreement by us or Paladin OP.

Paladin Advisors and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Paladin Advisors must devote sufficient resources to management of our operations to discharge its obligations. Paladin Advisors may assign the advisory agreement to an affiliate upon approval of a majority of the independent directors. We may assign or transfer the advisory agreement to a successor entity.

The actual terms and conditions of transactions involving investments in real estate or real estate related investments shall be determined by Paladin Advisors, subject to the approval of our board of directors.

We will reimburse Paladin Advisors and its affiliates for all of the costs they incur in connection with the services provided to us under the advisory agreement, including, but not limited to:

•

organization and offering expenses in an amount up to 3.0% of gross offering proceeds, which include actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including amounts to reimburse Paladin Advisors or Prospect Financial Advisors for all marketing related costs and expenses, including but not limited to, expenses relating to registering and marketing and organization costs, travel and entertainment expenses, technology costs and expenses attributable to the offering, and payment or reimbursement of bona fide due diligence expenses;

•	the actual cost of goods and services used by us and obtained from entities not affiliated with Paladin Advisors, including brokerage fees paid in connection with the purchase and sale of securities;

•

administrative services including personnel costs, provided, however, that no reimbursement shall be made for costs of such personnel to the extent that personnel are used in transactions for which Paladin Advisors receives a separate fee; and

•

acquisition expenses of up to 0.5% of (1) the contract price of real estate we acquire directly or through joint ventures or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.0% of the funds we advance with respect to the investment; acquisition expenses are defined to include expenses related to the selection and acquisition of real estate and real estate related investments, whether or not acquired.

Although Paladin Advisors will provide all of the advisory services under the advisory agreement relating to investment selection, asset management and investment disposition, its affiliates, including Paladin Realty, will provide some administrative services to us for which they will be reimbursed at cost under the advisory agreement in accordance with the provisions described above. For instance, Paladin Advisors or its affiliates will provide accounting and finance, internal audit, investor relations, legal and other administrative services to us. Although there is no specific limit as to the amount of these administrative services that Paladin Advisors or its affiliates may provide to us, we will reimburse Paladin Advisors and its affiliates for these services at cost and they may not be reimbursed for services for which they otherwise receive a fee under the advisory agreement. In addition, the cost of these administrative services are included in our operating expenses and therefore are subject to the limitations of the 2%/25% Rule described below.

For any year in which we qualify as a REIT, Paladin Advisors must reimburse us quarterly for any amounts we have paid to Paladin Advisors and its affiliates in the previous four consecutive fiscal quarters to the extent such payments caused our operating expenses during such four quarters to exceed the greater of (1) 2% of our average invested assets or (2) 25% of our net income. We refer to this as the 2%/25% Rule. Our average invested assets for any period are equal to the average book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. Our net income for any period is equal to our total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by us under GAAP (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin OP. Paladin Advisors must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then-ended exceed the limitation, we will send to our stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliates, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.

Paladin Advisors and its affiliates will be paid compensation, fees, expense reimbursements, interest and distributions in connection with services provided to us. See “Management Compensation.” In the event the advisory agreement is terminated, Paladin Advisors and its affiliates will be paid all accrued and unpaid fees and expense reimbursements, and any subordinated disposition fees earned prior to the termination. We will not reimburse Paladin Advisors or its affiliates for services for which Paladin Advisors or its affiliates are entitled to compensation in the form of a separate fee. However, we will reimburse Paladin Advisors and its affiliates for the administrative and other services they provide us, such as accounting and finance, internal audit, investor relations and legal services, for which they do not otherwise receive a fee.

We and Paladin OP have agreed to indemnify, defend and hold harmless Paladin Advisors and its affiliates, including all of their respective officers, agents and employees, from and against any and all causes of action, claims, losses, costs, expenses, liabilities, damages or injuries (including legal fees and disbursements) that Paladin Advisors and such affiliates may directly or indirectly sustain, suffer or incur arising from or in connection with the advisory agreement, provided that (1) Paladin Advisors and its affiliates have determined that the cause of conduct which caused the loss or liability was in our best interests, (2) Paladin Advisors and its affiliates were acting on behalf of or performing services for us, and (3) the indemnified claim was not the result of negligence, misconduct, or fraud of Paladin Advisors or its affiliates or resulted from a breach of the agreement by Paladin Advisors or its affiliates.

Any indemnification made to Paladin Advisors, its affiliates or their officers, agents or employees may be made only out of our net assets and not from our stockholders. Paladin Advisors will indemnify and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claim, damage, tax or loss and related expense is not fully reimbursed by insurance and are incurred by reason of Paladin Advisors’ bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties, but Paladin Advisors shall not be held responsible for any action of our board of directors in following or declining to follow any advice or recommendation given by Paladin Advisors.

Ownership Interests

Paladin Advisors has acquired 20,000 limited partnership units of Paladin OP, for which it contributed $200,000. As of December 31, 2006, Paladin Advisors is the only limited partner of Paladin OP and its limited partnership units represent a 2.4% limited partnership in Paladin OP. Paladin Advisors may not sell any of these units during the period it serves as our advisor. Any resale of our shares that Paladin Advisors or its affiliates may acquire in the future will be subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although Paladin Advisors and its affiliates are not prohibited from acquiring our shares, Paladin Advisors currently has no options or warrants to acquire any shares and has no current plans to acquire shares. Paladin Advisors has agreed to abstain from voting any shares it acquires in any vote for the election or removal of directors, any vote regarding the removal of Paladin Advisors or any of its affiliates and any vote regarding any transaction between us and any director, Paladin Advisors or any of its affiliates.

In addition to its right to participate with other partners in Paladin OP on a proportionate basis in distributions, Paladin Advisors’ limited partnership interest in Paladin OP also entitles it to a subordinated participation interest. The subordinated participation interest entitles Paladin Advisors to receive a cash distribution under the circumstances described below:

•

Subordinated Distribution of Net Sales Proceeds—After Paladin OP has paid us distributions (all of which we intend to distribute to our stockholders as dividends) in an amount necessary to provide our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital, Paladin Advisors is entitled to receive a cash distribution from Paladin OP equal to 10.0% of the remaining net proceeds from the sales of properties or real estate related investments. Paladin Advisors shall not be entitled to any further participating distributions described in the preceding sentence if (1) our shares become listed on a national securities exchange or the NASDAQ National Market or (2) the advisory agreement is terminated for any reason.

•

Subordinated Distribution Upon Listing—Upon the listing of our shares on a national securities exchange or the NASDAQ National Market, Paladin Advisors would become entitled to receive a cash distribution from Paladin OP equal to 10.0% of the amount by which (1) the market value of our outstanding common shares plus distributions paid prior to listing, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) and an amount of cash that, if distributed to the stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing. Paladin Advisors shall not be entitled to receive this distribution if our shares are listed following the termination of the advisory agreement for any reason.

•

Subordinated Distribution Upon Termination—Upon termination of the advisory agreement between us, Paladin OP and Paladin Advisors, other than a termination of the agreement for cause by us or Paladin OP, Paladin Advisors would become entitled to receive a cash distribution from Paladin OP in an amount equal to 10.0% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) and the total amount of cash that, if distributed to them as of the termination, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. Paladin Advisors shall not be entitled to receive this distribution if our shares have been listed on a national securities exchange or the NASDAQ National Market prior to the termination of the advisory agreement.

The actual amount of these distributions cannot be determined at this time as they are dependent upon our results of operations and, in the case of the subordinated distribution upon listing, the market value of our common stock following listing. See “Management Compensation” and “The Operating Partnership Agreement—Distributions and Allocations.”

Affiliated Companies

Paladin Realty Partners, LLC

Our sponsor is Paladin Realty, which was formed on August 5, 2005. Since 1995, Paladin Realty and its predecessors and affiliates have managed real estate investments for high net worth individuals, foundations and institutions. As of December 31, 2006, Paladin Realty or its affiliates have sponsored or advised 26 real estate investment partnerships that collectively have approximately $570 million of equity committed to 177 properties located throughout the United States and Latin America with an aggregate purchase price, including debt and equity from joint venture partners, of approximately $1.5 billion. Paladin Realty is the managing member of, and holds a 100% equity interest in, Paladin Advisors. Paladin Realty’s headquarters are located at 10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024.

The manager and each of the officers and the management committee members of Paladin Realty holds, directly or indirectly, 100% of the economic ownership interests in Paladin Realty.

Paladin Realty’s activities are managed by James R. Worms, as its manager, and a management committee consisting of Mr. Worms and three other members. As manager, Mr. Worms directs the day to day activities of Paladin Realty. The following are the manager, the officers and the management committee members of Paladin Realty:

Name	Position
James R. Worms	President, Manager and Management Committee Member

Michael B. Lenard	Counselor, Principal and Management Committee Member

John A. Gerson	Chief Financial Officer and Management Committee Member

William K. Dunbar	Principal

Philip T. Fitzgerald	Principal

David L. Gold	Principal

Frederick Gortner	Principal

Whitney A. Greaves	Principal

Scot E. Hadley	Controller

Jay G. Hartman	Vice President

Robert W. MacDonald	Management Committee Member

Mary-Louise Quinn	Senior Asset Manager

The backgrounds of Messrs. Gerson, Lenard and Worms are described in the “Management—Directors and Executive Officers” section of this prospectus, and the backgrounds of Messrs. Dunbar, Fitzgerald, Gold, Gortner, Hadley and Hartman and Ms. Greaves and Ms. Quinn are set forth in the “Management—Our Advisor” section of this prospectus.

Potential Affiliated Companies

Currently all of our properties are managed and leased by third party property managers, and we anticipate that development or construction services on properties in which we acquire an interest will be provided by third party developers or contractors. However, in the future one of more affiliates of Paladin Advisors may provide property management, leasing, development or construction management services on a case-by-case basis for some of our properties, and eventually affiliates of Paladin Advisors may provide those services to most or all of our properties. In the event that one of our affiliates provides any of these services for any of our properties, a majority of the independent directors who are otherwise disinterested in the transaction must approve the compensation to our affiliate as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. As described below under “Management Compensation,” Paladin Advisors will receive an asset management fee for supervising the property management, leasing, development and construction services provided by third parties. If, in the future, an affiliate of Paladin Advisors directly provides any of these property management, leasing, development or construction services for which it receives a separate fee, the asset management fee will be reduced accordingly based on the services provided by such affiliate and the properties for which the services are provided.

Dealer Manager

The current dealer manger for this offering is Prospect Financial Advisors, LLC, a licensed broker-dealer registered with the NASD. Prospect Financial Advisors, LLC is a Delaware limited liability company that was organized in April 2002 and first became a registered broker dealer in April 2003. Prospect is engaged in certain investment banking activities, including capital raising for corporate clients, in which Prospect may act as placement agent or best efforts underwriter for the issuance of corporate debt or equity securities of its clients. Also, at times Prospect acts as a financial advisor to corporate clients in merger and acquisition, recapitalization or other transactions. Prospect staffs such client assignments with individuals registered with the NASD. Prospect Financial Advisors, LLC provides certain wholesaling, sales promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level. See “Plan of Distribution” and “Management Compensation.”

We plan to transition the dealer manager duties for this offering to a wholly owned affiliate of Paladin Advisors that will be a licensed broker-dealer registered with the NASD. In order to accomplish this transition, Paladin Advisors plans to acquire Broadwall Capital LLC, a licensed broker-dealer registered with the NASD, and to change the name of Broadwall Capital LLC to Paladin Realty Securities, LLC (except where otherwise noted, we collectively refer to Broadwall Capital and Paladin Realty Securities as “Paladin Securities”). Following the acquisition of Paladin Securities by Paladin Advisors, we plan to transition the dealer manager duties to Paladin Securities during the term of this offering. Paladin Securities would also perform the wholesaling, sales promotion and marketing assistance services that have been provided to us by Prospect Financial Advisors. Paladin Securities would not sell shares at the retail level. In connection with transitioning the dealer manager duties to Paladin Securities, we would enter into a dealer manager agreement with Paladin Securities on the same terms as the current dealer manager agreement with Prospect Financial Advisors, LLC which agreement would be approved by a majority of our independent directors, and all other terms of the offering, the duties of the dealer manager and the amounts paid to the dealer manager as fees or reimbursements set forth in this in this prospectus will remain unchanged except that Paladin Securities will act as the dealer manager. During the transition, there may be a period of time during which both Prospect Financial Advisors, LLC and Paladin Securities will both be acting as dealer managers for this offering, and therefore if you buy shares during this transition period the dealer manager with respect to the shares you buy may be either Prospect Financial Advisors, LLC or Paladin Securities, but commissions and dealer manager fees will only be paid to one dealer manager with respect to any particular sale of our common shares. Paladin Advisors is acquiring Paladin Securities for the purpose of it acting as the dealer manager for this offering, and that is the only business that Paladin Securities would conduct following its acquisition by Paladin Advisors. Neither Broadwall nor Paladin Securities has previously acted as a dealer manager for an offering. No assurance can be made that Paladin Advisors will complete the acquisition of Broadwall or the transfer of the dealer manager duties to Paladin Securities or, if so, when the acquisition and transition will occur.

Management Decisions

The primary responsibility for the management decisions of Paladin Advisors and its affiliates, including the selection of our investments and the negotiation for these investments, will reside in James R. Worms, Michael B. Lenard and John A. Gerson. Messrs. Worms, Lenard and Gerson are our officers and directors as well as officers of Paladin Advisors and officers, limited partners and/or members of affiliates of Paladin Advisors. As a result, these individuals are subject to conflicts of interest in allocating their time between our operations and other activities and operations of Paladin Advisors and its affiliates and between fiduciary duties owed to us and to those other entities. See “Risk Factors—Risks Related To Conflicts of Interest” and “Conflicts of Interest.”

MANAGEMENT COMPENSATION

The following table summarizes and discloses all of the compensation, fees, expense reimbursements and distributions, to be paid by us to Paladin Advisors and its affiliates and the dealer manager for this offering, in connection with our organization, this offering and our operations. The estimated maximum dollar amounts are based on the sale of a maximum of 35,000,000 shares to the public at $10 per share and the sale of 3,500,000 shares at $10 per share pursuant to the dividend reinvestment plan. Furthermore, for purposes of calculating acquisition and advisory fees and acquisition expenses, we have assumed that we will use $342,350,000 to acquire investments and pay related fees and expenses, which is the maximum amount we estimate will be available for investment if we raise the maximum offering. See “Estimated Use of Proceeds.” Further, we have assumed that we will pay acquisition and advisory fees of 2.75% of the amount invested and acquisition expenses of .5% of the amount invested.

Form of Compensation/Recipient	Determination of Amount	Estimated Maximum Dollar Amount

Organization and Offering Stage

Selling Commissions— Dealer Manager(1)	7.0% of gross offering proceeds from sales to the public and 4.0% of gross offering proceeds received from our dividend reinvestment plan, all of which may be reallowed to participating broker-dealers.	$25,900,000

Dealer Manager Fee— Dealer Manager	2.5% of gross offering proceeds, a portion of which may be reallowed to participating broker-dealers. The dealer manager fee will not be charged on shares sold under our dividend reinvestment program.	$8,750,000

Reimbursement of Organization and Offering Expenses— Paladin Advisors	Up to 3.0% of gross offering proceeds. All organization and offering expenses (excluding selling commissions and the dealer manager fee) will be advanced by Paladin Advisors or its affiliates and reimbursed by us, provided that Paladin Advisors and its affiliates will return to us any amount we reimburse them in excess of 3.0% of gross offering proceeds. Many of the organization and offering expenses, such as costs of registering and qualifying the shares and legal, accounting and printing expenses, will be incurred in the initial stages of this offering regardless of the amount of proceeds we raise. As a result of these up-front expenses, we expect that organization and offering expense will represent a lower percentage of the gross offering proceeds as the amount of proceeds increases. Based on our current estimates of overall organization and offering expenses, we estimate that these expenses will represent 2.0% of the gross offering proceeds, or $8,000,000, if we raise the maximum offering. However, organization and offering expenses reach 3.0% of the maximum offering proceeds, the amount reimbursed would be $11,550,000.	$8,000,000 (estimated	)

Form of Compensation/Recipient	Determination of Amount	Estimated Maximum Dollar Amount

Acquisition and Development Stage

Acquisition and Advisory Fees—Paladin Advisors(2)	2.75% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.5% of the funds we advance with respect to the investment. Acquisition and advisory fees will be paid in connection with the closing of each relevant transaction.	$9,118,281	(3)

Reimbursement of Acquisition Expenses—Paladin Advisors(2)	Up to 0.5% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.0% of the funds we advance with respect to the investment, for reimbursement of expenses related to acquiring such real estate or real estate related investment. Acquisition expenses include items such as legal fees, travel and communications expenses, property appraisals, nonrefundable option payments on property not acquired, accounting fees, and title insurance premium and other expenses related to selection and acquisition of real estate and real estate related investments, whether or not acquired.	$1,657,869	(3)

Operational Stage

Asset Management Fee— Paladin Advisors(4)	An annual asset management fee is payable monthly in an amount equal to one-twelfth of 0.6% of (1) the contract purchase price of a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.2% of the funds we advance with respect to the investment. Paladin Advisors receives this fee for supervising the management, leasing, development and construction services provided for our properties by third parties and management of real estate related investments.	Actual amounts are dependent upon the actual asset values, timing of acquisition and leverage and therefore cannot be determined at the present time.

Expense Reimbursement— Paladin Advisors or its Affiliates(4)	Reimbursement of actual expenses incurred for administrative and other services provided to us by Paladin Advisors and its affiliates for which they do not otherwise receive a fee.	Actual amounts are dependent upon services provided and therefore cannot be determined at the present time.

Form of Compensation/Recipient	Determination of Amount	Estimated Maximum Dollar Amount

Disposition Stage

Subordinated Disposition Fee —Paladin Advisors(5)(6)

A deferred, subordinated real estate disposition fee payable upon sale of one or more properties or real estate related investments, in an amount equal to the lesser of (A) one-half of a competitive real estate commission or (B) 3.0% of the sales price of such properties or real estate related investments. Payment of this disposition fee will be made only if Paladin Advisors provides a substantial amount of services in connection with the sale of a property or real estate related investment. In addition, payment of this fee will be subordinated to the receipt by the stockholders, collectively, of distributions equal to the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital. In no event may this fee when combined with real estate commissions paid to unaffiliated third parties exceed the lesser of (X) the full amount of a real estate commission that would be reasonable, customary and competitive in light of the size, type and location of such property or real estate related investment and (Y) 6.0% of the sales price of such property or real estate related investment.

If, at the time of a sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon listing of our common stock, if Paladin Advisors has accrued but not been paid the disposition fee, then solely for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received, in addition to other distributions actually received, a distribution in an amount equal to the market value of our common stock following listing. Upon termination of the advisory agreement between us and Paladin Advisors, other than a termination by us or Paladin OP for cause, if Paladin Advisors has accrued but not been paid the disposition fee, then solely for purposes of determining whether the subordination conditions have been satisfied, the stockholders will be deemed to have received, in addition to other distributions actually received, a distribution in an amount equal to the appraised value of our assets on the termination date, less any indebtedness secured by such assets.

Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Form of Compensation/Recipient	Determination of Amount	Estimated Maximum Dollar Amount

Subordinated Participation Interest in Paladin OP

Subordinated Participation Interest in Paladin OP— Paladin Advisors	Paladin Advisors has a subordinated participation interest in the profits of Paladin OP pursuant to which Paladin Advisors will receive cash distributions from Paladin OP under the three circumstances described below. See “The Operating Partnership Agreement—Distributions and Allocations.”

—Subordinated Distribution of Net Sales Proceeds(6)	After Paladin OP has paid us distributions (all of which we intend to distribute to our stockholders as dividends) in an amount necessary to provide our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non- compounded return on average invested capital, Paladin Advisors is entitled to receive a cash distribution from Paladin OP equal to 10.0% of the remaining net proceeds from the sales of properties or real estate related investments. Paladin Advisors shall not be entitled to any further participating distributions described in the preceding sentence if (1) our shares become listed on a national securities exchange or the NASDAQ National Market or (2) the advisory agreement is terminated for any reason.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

—Subordinated Distribution Upon Listing(5)(6)	Upon the listing of our shares on a national securities exchange or the NASDAQ National Market, Paladin Advisors would become entitled to receive a cash distribution from Paladin OP equal to 10.0% of the amount by which (1) the market value of our outstanding common shares plus distributions paid prior to listing, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) and an amount of cash that, if distributed to the stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing. Paladin Advisors shall not be entitled to receive this distribution if our shares are listed following the termination of the advisory agreement for any reason.	Actual amounts are dependent upon results of operations and the market value of our common stock following listing and therefore cannot be determined at the present time.

Form of Compensation/Recipient	Determination of Amount	Estimated Maximum Dollar Amount
—Subordinated Distribution Upon Termination(6)	Upon termination of the advisory agreement between us, Paladin OP and Paladin Advisors, other than a termination for cause by us or Paladin OP, Paladin Advisors would become entitled to receive a cash distribution from Paladin OP in an amount equal to 10.0% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) and the total amount of cash that, if distributed to them as of the termination, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. Paladin Advisors shall not be entitled to receive this distribution if our shares have been listed on a national securities exchange or the NASDAQ National Market prior to the termination of the advisory agreement.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

(Footnotes to “Management Compensation”)

(1)	Assumes selling commissions of 7.0% of the gross offering proceeds from 35,000,000 shares sold at $10 per share and selling commissions of 4.0% of the gross offering proceeds from 3,500,000 shares sold pursuant to our dividend reinvestment plan at $10 per share. Our current dealer manager is Prospect Financial Advisors, LLC. We plan to transition the dealer manager duties for this offering to a wholly owned affiliate of Paladin Advisors, which we refer to as “Paladin Securities.” See “Plan of Distribution—Dealer Manager.”
(2)	Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, the total of all such acquisition fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6.0% of the contract purchase price of all of the properties which we will purchase directly or through joint ventures, or, in the case of real estate related investments, 6.0% of the funds advanced with respect to such investments, as required by the NASAA Guidelines. However, a majority of our directors (including a majority of our independent directors) may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us.
(3)	This calculation assumes that we will not use debt in making investments. If we raise the maximum offering and all of our investments are 65% leveraged at the time we make them, total acquisition and advisory fees would be approximately $24.6 million and maximum acquisition expenses would be approximately $4.5 million. In addition, to the extent any joint venture partners contribute funds for investment by joint ventures in which we invest, those funds would increase the maximum amount of our investments and, as a result, the maximum acquisition and advisory fees and expenses. At this time, we cannot estimate the amount of funds that may be provided by joint venture partners.
(4)	Paladin Advisors and its affiliates may have to reimburse us for amounts we have paid to them for the reimbursement of expenses and the asset management fee to the extent such payments cause us to exceed the 2%/25% Rule of the NASAA Guidelines during any four consecutive fiscal quarters. See “Management—Our Advisor—The Advisory Agreement” for a discussion of the 2%/25% Rule. At Paladin Advisors’ option, Paladin Advisors or its affiliates, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.
(5)

The market value of our outstanding stock following listing will be calculated based on the average market price of the shares issued and outstanding at listing for the 30 trading days beginning on the 180th day after the shares are first listed on a national securities exchange or are quoted on the NASDAQ National Market.

(6)	For purposes of calculating the subordinated disposition fee or distributions pursuant to the subordinated participation interest, average invested capital is, for a specified period, the aggregate issue price of shares purchased by our stockholders, reduced by distributions of net sales proceeds to us by Paladin OP (all of which we intend to distribute to our stockholders as dividends) and by any amounts paid to redeem shares pursuant to our share redemption program.

If at any time the shares become listed on a national securities exchange or included for quotation on the NASDAQ National Market, we will negotiate in good faith with Paladin Advisors a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with Paladin Advisors. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of Paladin Advisors in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by Paladin Advisors and its affiliates through their relationship with us;

•	the quality and extent of service and advice furnished by Paladin Advisors;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations;

•	the quality of our portfolio in relationship to the investments generated by Paladin Advisors for its own account or for other clients; and

•	other factors related to managing a public company, such as shareholder services and support and compliance with securities laws, including the Sarbanes-Oxley Act.

Our board of directors, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to Paladin Advisors than the current fee structure.

Since Paladin Advisors is entitled to differing levels of compensation for undertaking different transactions on our behalf such as the acquisition and advisory fees, the asset management fee, the subordinated disposition fee and the subordinated distribution of net sales proceeds, Paladin Advisors has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, Paladin Advisors is subject to oversight by our board of directors and is obligated pursuant to the advisory agreement to provide us a continuing and suitable investment program consistent with our investment objectives and policies, as determined by our board of directors. See “Management—Our Advisor—The Advisory Agreement.” Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by Paladin Advisors or its affiliates by reclassifying them under a different category.

In addition, we have entered into certain financing arrangements with Paladin Realty Partners, LLC. See “Conflicts of Interest—Certain Relationships and Related Party Transactions—Loans from Paladin Realty Partners, LLC.”

Compensation of Directors

In addition to the amounts provided in the table above that are payable to Paladin Advisors and its affiliates and Prospect Financial Advisors, we will pay our independent directors an annual fee of $30,000, a fee of $2,000 for each board or committee meeting attended in person and $500 for each meeting attending by telephone, and we will grant each director 3,000 shares of restricted stock upon election to the board. On March 21, 2006, we granted 3,000 restricted common shares to each of our four independent directors pursuant to our 2005 Independent Director Incentive Stock Plan. See “Management—Compensation of Directors and Officers.”

STOCK OWNERSHIP

The following table shows, as of March 31, 2007, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding common shares, (2) each director, (3) each executive officer and (4) all directors and executive officers as a group. The percentage of common stock beneficially owned are based on 1,225,199 shares of our common stock outstanding as of March 31, 2007.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owner(2)	Number of Common Shares	Percentage of Class
James R. Worms(3)	500	*
Michael B. Lenard	—	—
John A. Gerson	—	—
Harold H. Greene(4)	3,181	*
Harvey Lenkin(4)	3,181	*
Michael L. Meyer(4)	3,181	*
Christopher H. Volk(4)	3,181	*
All directors and executive officers as a group(3)(4)	13,224	1.1%

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of our common stock.
(1)	Under Securities and Exchange Committee rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest. As of March 31, 2007, there were no beneficial owners of more than 5% of our outstanding common shares.
(2)	The address of each person listed is c/o Paladin Realty Income Properties, Inc., 10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024.
(3)	Represents 500 common shares owned directly by Paladin Realty Partners, LLC. James R. Worms, as President and Manager of Paladin Realty, may be deemed to be the beneficial owner of these common shares.
(4)	Includes shares of restricted stock that were granted under our independent director incentive stock plan as of December 2, 2005, the date that we reached the minimum offering. Forfeiture conditions lapse with respect to one-third of the restricted stock each year on each of first three anniversaries of the date of grant.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Paladin Advisors, and its affiliates, including conflicts related to the existing advisory agreement pursuant to which Paladin Advisors is compensated by us. See “Management Compensation.” Our independent directors function on our behalf in all situations in which a conflict of interest may arise and have a statutory obligation to act in the best interest of the stockholders. See “Management.” However, we cannot assure you that the independent directors are able to eliminate or reduce the risks related to these conflicts of interest. Some of these conflicts of interest and restrictions and procedures we have adopted to address these conflicts are described below.

Certain Relationships and Related Party Transactions

Paladin Realty Advisors, LLC

Paladin Realty Advisors, LLC, which we refer to as Paladin Advisors, is our advisor and, as such, supervises and manages our day-to-day operations and selects our real estate and real estate related investments, subject to oversight by our board of directors. Paladin Advisors also provides marketing, sales and client services on our behalf. Paladin Advisors was formed on October 31, 2003 and is an affiliate of our sponsor, Paladin Realty Partners, LLC. All of our officers and directors, other than our independent directors, are officers of Paladin Advisors and officers, limited partners and/or members of Paladin Realty and other affiliates of Paladin Advisors.

We pay Paladin Advisors the following under the Advisory Agreement:

•

We reimburse organization and offering expenses in an amount up to 3.0% of gross offering proceeds, which include actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including amounts to reimburse Paladin Advisors or Prospect Financial Advisors LLC, our dealer manager, for all marketing related costs and expenses, including but not limited to, expenses relating to registering and marketing and organization costs, travel and entertainment expenses, technology costs and expenses attributable to the offering, and payment or reimbursement of bona fide due diligence expenses.

•

We reimburse the actual cost of goods and services used by us and obtained from entities not affiliated with Paladin Advisors, including brokerage fees paid in connection with the purchase and sale of securities.

•

We reimburse administrative services including personnel costs, provided, however, that no reimbursement shall be made for costs of such personnel to the extent that personnel are used in transactions for which Paladin Advisors receives a separate fee.

•

We reimburse acquisition expenses of up to 0.5% of (1) the contract price of real estate we acquire directly or through joint ventures or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.0% of the funds we advance with respect to the investment; acquisition expenses are defined to include expenses related to the selection and acquisition of real estate and real estate related investments, whether or not acquired.

•

We pay Paladin Advisors acquisition and advisory fees consisting of 2.75% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.5% of the funds we advance with respect to the investment.

•

We pay Paladin Advisors an annual asset management fee is payable monthly in an amount equal to one-twelfth of 0.6% of (1) the contract purchase price of a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.2% of the funds we advance with respect to the investment. Paladin Advisors receives this fee for supervising the management, leasing, development and construction services provided for our properties by third parties and management of real estate related investments.

Paladin Advisors has incurred organization and offering expenses, general and administrative expenses, acquisition and advisory fees and asset management fees as described in “Management’s Discussion and Analysis of financial Condition and Results of Operations” elsewhere in this prospectus. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of all of these fees and expenses.

Pursuant to the advisory agreement, (1) Paladin Advisors is entitled to reimbursement of actual expenses incurred for administrative and other services provided to us by Paladin Advisors and its affiliates for which they do not otherwise receive a fee and (2) we will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceed the greater of (a) 2% of our average invested assets or (b) 25% of our net income, which we refer to as the “2%/25% Rule”, and Paladin Advisors must reimburse us quarterly for any amounts by which the operating expenses of Paladin REIT exceed the 2%/25% Rule in the previous four consecutive fiscal quarters.

We discuss the application of the 2%/25% Rule on our operations in “Management’s Discussion and Analysis of financial Condition and Results of Operations” elsewhere in this prospectus.

For amounts paid pursuant to these agreements for the fiscal year ended December 31, 2006, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Party Transactions and Agreements.”

Ownership Interest

On November 26, 2003, Paladin Realty purchased 500 shares of common stock for an aggregate of $5,000 and was admitted as our initial stockholder. On October 31, 2003, we formed Paladin Realty Income Properties, L.P. On November 26, 2003, we and Paladin Advisors each made initial capital contributions to Paladin OP of $5,000. We used the proceeds from our sale of stock to Paladin Realty to make such capital contribution to Paladin OP.

On June 23, 2004, Paladin Advisors made an additional capital contribution to Paladin OP of $195,000, such that its aggregate capital contribution is $200,000. During 2005, we contributed the proceeds from the sale of our common stock in the offering to Paladin OP as additional capital contributions. As of December 31, 2006 and 2005, Paladin Advisors holds a 2.4% and 10.5% limited partnership interest, respectively, and Paladin REIT holds a 97.6% and 89.5% general partnership interest, respectively, in Paladin OP. Management expects our ownership percentage in Paladin OP to continue to increase as we continue to invest net proceeds from the Offering in Paladin OP.

Paladin Advisors ownership interest in Paladin OP entitles it to a subordinated participation interest in addition to its right to participate with other limited partners on a proportionate basis in distributions to limited partners. The subordinated participation interest entitles Paladin Advisors to receive a cash distribution under the three circumstances (1) Subordinated Distribution of Net Sales Proceeds—Payable only if Paladin REIT is not listed on a national securities exchange or the NASDAQ National Market and Paladin Advisors is serving as Paladin REIT’s advisor; (2) Subordinated Distribution Upon Listing—Payable only if Paladin REIT is listed on a national securities exchange or the NASDAQ National Market; and (3) Subordinated Distribution Upon Termination—Payable upon termination of Paladin Advisors as Paladin REIT’s advisor (other than for cause) only if Paladin REIT has not paid the Subordinated Distribution Upon Listing.

Loans from Paladin Realty Partners, LLC

Our sponsor, Paladin Realty Partners, LLC, which we refer to as “Paladin Realty”, has provided financing for each of our current investments in real estate by loaning proceeds of a loan with a third party bank to us on substantially similar terms. James R. Worms, our President and Chief Executive Officer, John A. Gerson, our

Chief Financial Officer and Michael B. Lenard, our Executive Vice President, Secretary and Counselor have personally guaranteed each of the loans with the third party bank. We have entered into notes payable with Paladin Realty with respect to each of these loans. These notes are described in further detail in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Notes Payable from Affiliates.”

Interests in Other Real Estate Programs

Affiliates of Paladin Advisors are general partners, managing members, limited partners or members of or advisors to other limited partnerships or limited liability companies, corporations, or other ventures that invest in real estate, all of which have investment objectives similar to our investment objectives. In addition, Paladin Advisors or its affiliates may organize in the future public or private limited partnerships, limited liability companies, corporations, trusts, ventures or other entities for the purpose of investing in real estate and real estate related businesses, and such entities could have the same or similar investment objectives as we have and could invest in assets similar to those contemplated for investment by us in the future. Paladin Advisors or its affiliates have or will have legal and financial obligations with respect to these real estate programs that are similar to Paladin Advisors’ obligations to us.

In the event that we and any other entity formed or managed by Paladin Advisors or its affiliates are in the market for similar real estate or real estate related investments, Paladin Advisors and its affiliates will attempt to reduce the conflicts of interest by reviewing the investment portfolio of each such affiliated entity and following the conflict resolution procedures described below in making a decision as to which Paladin real estate program will make such investments. See “—Certain Conflict Resolution Restrictions and Procedures” below.

Paladin Advisors and its affiliates, are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. Paladin Advisors or one of its affiliates may acquire, for its own account or for private placement, real estate or real estate related investments which it deems not suitable for us, whether because of the greater degree of risk, an unacceptable current return, a perceived complexity of the structuring of a particular transaction, financing considerations or for other reasons, including investments which otherwise have some potential for attractive investment returns.

Competitive Activities of Our Officers and Directors, Paladin Advisors and its Affiliates

We rely on Paladin Advisors for the day-to-day operation of our business. As a result of interests in other Paladin programs and the fact that Paladin Advisors may also engage in other business activities, Paladin Advisors and its affiliates will have conflicts of interest in allocating their time between us and other Paladin programs and activities in which they are involved. See “Risk Factors—Risk Related To Conflicts of Interest.” However, Paladin Advisors believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Paladin programs and ventures in which they are or will be involved.

In addition, we have no employees and our officers are also officers of Paladin Advisors and officers, limited partners and/or members of other affiliates of Paladin Advisors. Paladin Advisors will rely on these officers, its other officers and employees of its affiliates to manage and operate our business. These affiliates of Paladin Advisors will continue to be actively involved in operations and activities other than our operations, and the same employees of Paladin Advisors and its affiliates who will manage and operate our business will also be actively involved in those other activities and operations. Those individuals spend a material amount of time managing those activities and operations that are unrelated to our business. As a result, those individuals will face conflicts of interest in allocating their time between our operations and those other activities and operations. In addition, our officers owe fiduciary duties to these other entities, which may conflict with the fiduciary duties they owe to us and our stockholders. See “Risk Factors—Risks Related To Conflicts of Interest.”

Competition

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where other Paladin real estate programs own properties. In such a case, a conflict could arise in the leasing of our properties in the event that we and another program managed by Paladin Advisors or its affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of our properties in the event that we and another program managed by Paladin Advisors or its affiliates were to attempt to sell similar properties at the same time. In addition, to the extent that we and another Paladin real estate program advised by Paladin Advisors and its affiliates each own hotels in a particular geographic region, conflicts could arise in competing for guests and other business at the hotels. Conflicts of interest may also exist if we or Paladin Advisors or one of its affiliates that is managing property on our behalf seek to employ developers, contractors, or building managers as well as under other circumstances. Paladin Advisors will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons.

In addition, Paladin Advisors will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or lessees aware of all such properties. However, these conflicts cannot be fully avoided in that Paladin Advisors may establish differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Dealer Manager

The current dealer manger for this offering is Prospect Financial Advisors, LLC, a licensed broker-dealer registered with the NASD. We plan to transition the dealer manager duties for this offering to a wholly owned affiliate of Paladin Advisors that will be a licensed broker-dealer registered with the NASD, which we refer to as “Paladin Securities.” As the dealer manager for the offering, Paladin Securities would be entitled to the dealer manager fee, sales commissions and reimbursements to the dealer manager described under “Plan of Distribution” in the prospectus. In connection with transitioning the dealer manager duties to Paladin Securities, we would enter into a dealer manager agreement with Paladin Securities on the same terms as the current dealer manager agreement with Prospect Financial Advisors, LLC, which agreement would first be approved by a majority of our independent directors as fair, competitive and commercial reasonably to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Potential Affiliated Companies

Currently all of our properties are managed and leased by third party property managers, and we anticipate that development or construction services on properties we acquire will be provided by third party developers. However, in the future one of more affiliates of Paladin Advisors may provide property management, leasing, development or construction management services on a case-by-case basis for some of our properties, and eventually affiliates of Paladin Advisors may provide those services to most or all of our properties. In the event that one of our affiliates provides any of those services for any of our properties, a majority of the independent directors who are otherwise disinterested in the transaction must approve the compensation to our affiliate as being fair, competitive and commercially reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Lack of Separate Representation

King & Spalding LLP is counsel to us, Paladin Advisors and certain affiliates in connection with this offering and other matters and may in the future act as counsel to us, Paladin Advisors and certain affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute was to arise between us and Paladin Advisors or any of our respective affiliates, we will retain separate counsel for such matters as and when appropriate.

Joint Ventures with Affiliates of Paladin Advisors

We may enter into one or more joint venture agreements with affiliates of Paladin Advisors for the acquisition, development or improvement of properties. See “Investment Objectives and Criteria—Joint Venture Investments.” Paladin Advisors and its affiliates may have conflicts of interest in determining which partnerships should enter into any joint venture agreement. Should any such joint venture be consummated, Paladin Advisors may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer. Since Paladin Advisors and its affiliates will control both us and the affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Cash Distributions by Paladin Advisors and its Affiliates

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other cash distributions to Paladin Advisors and its affiliates, including the acquisition and advisory fees, the asset management fee and the subordinated disposition fee under the advisory agreement and the subordinated distribution of net sales payable to Paladin Advisors under its subordinated participation interest in Paladin OP. However, the fees and cash distributions payable to Paladin Advisors and its affiliates relating to the sale of investments are subordinated to the return to the stockholders of their capital contributions plus cumulative returns on such capital. Subject to the oversight of our board of directors, Paladin Advisors has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, Paladin Advisors may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to Paladin Advisors and its affiliates regardless of the quality of the properties acquired or the services provided to us. See “Management Compensation.”

Every transaction we enter into with Paladin Advisors or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and Paladin Advisors or any of its affiliates. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and Paladin Advisors or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Interests in Our Investments

We are permitted to make or acquire investments in which our directors, officers or securityholders, Paladin Advisors or any of our or their respective affiliates have direct or indirect pecuniary interests. However, any such transaction in which Paladin Advisors, our directors or any of their respective affiliates has any interest would be subject to the limitations described below under the caption “Certain Conflict Resolution Restrictions and Procedures.”

Certain Conflict Resolution Restrictions and Procedures

In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation or the advisory agreement contain restrictions and conflict resolution procedures relating to (1) transactions we enter into with Paladin Advisors, our directors or their respective affiliates, (2) certain future offerings, and (3) allocation of properties among affiliated entities. Each of the restrictions and procedures that applies to transactions with Paladin Advisors and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Paladin Advisors and its affiliates. These restrictions and procedures include, among others, the following:

•

Except as otherwise described in this prospectus, we will not accept goods or services from Paladin Advisors or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transactions, approve such transactions as fair, competitive and commercially reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•

We will not purchase or lease any asset (including any property) in which Paladin Advisors, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to Paladin Advisors, such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease assets to Paladin Advisors any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us.

•

We will not make any loans to Paladin Advisors, any of our directors or any of their respective affiliates. In addition, any loans made to us by Paladin Advisors, our directors or any of their respective affiliates must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•

Paladin Advisors and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or joint ventures in which we are a joint venture partner, subject to the limitations of the 2%/25% Rule, as described in the “Management—Our Advisor—The Advisory Agreement” section of this prospectus.

•

In the advisory agreement, our board of directors and Paladin Advisors have agreed that in the event that an investment opportunity becomes available which is suitable, under all of the factors considered by Paladin Advisors, for us and one or more other public or private entities affiliated with Paladin Advisors or its affiliates, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. In determining whether or not an investment opportunity is suitable for more than one program, Paladin Advisors shall examine, among others, the following factors:

•	the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of property and geographic area, and on diversification of the tenants of its properties;

•	the policy of each program relating to leverage of properties;

•	the anticipated cash flow of each program;

•	the income tax effects of the purchase of each program;

•	the size of the investment;

•	the estimated economic risks and returns; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors, including a majority of the independent directors, and Paladin Advisors, to be more appropriate for a program other than the program that committed to make the investment, Paladin Advisors may determine that another program affiliated with Paladin Advisors or its affiliates will make the investment. Our board of directors, including the independent directors, has a duty to ensure that the method used by Paladin Advisors for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable.

Code of Business Conduct & Ethics

We have also adopted a Code of Business Conduct & Ethics that applies to each of our officers and directors and each of the officers, managers, principals and real estate professionals of Paladin Realty and Paladin Realty Advisors, which we refer to as the “Covered Persons.” The Code of Business Conduct & Ethics sets forth certain conflicts of interest policies that limit and govern certain matters among us, the Covered Persons, Paladin Realty, Paladin Advisors and their affiliates. A copy of the Code of Business Conduct & Ethics is available on our website at www.paladinreit.com. A waiver of the Code of Business Conduct & Ethics requires approval by a majority of the independent directors of our board of director that are not otherwise interested in the transaction with respect to real property transactions, issuance of preferred stock and certain investment opportunities. A waiver of any other provision of the Code of Business Conduct & Ethics requires approval by a majority of the members of our Audit Committee.

INVESTMENT OBJECTIVES AND CRITERIA

General

We are a corporation that intends to be taxed as a REIT for federal income tax purposes beginning in the year ending December 31, 2007. We were organized to invest in a diversified portfolio of investments in real estate. Our investment objectives are:

•	to preserve, protect and return your capital contributions;

•	to pay regular cash dividends;

•	to realize growth in the value of our properties upon our ultimate sale of such properties; and

•

to provide you with liquidity for your investment by listing the shares on a national securities exchange or the NASDAQ National Market by February 23, 2015, or, if our shares are not listed prior to that date, by selling our real estate and real estate related investments and distributing the cash to you.

We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives, except upon the approval of stockholders holding a majority of our outstanding shares. See “Description of Capital Stock.” If our shares are not listed for trading on a national securities exchange or included for quotation on the NASDAQ National Market by February 23, 2015, our articles of incorporation require us to begin the process of selling our properties and distributing the net sales proceeds to you in liquidation.

Decisions relating to the purchase or sale of properties will be made by Paladin Advisors, as our advisor, subject to oversight by our board of directors. See “Management” for a description of the background and experience of our directors and officers as well as the officers of Paladin Advisors.

Acquisition and Investment Policies

We intend to invest in a diversified portfolio of real estate and real estate related investments, focusing primarily on investments that produce current income. We intend to invest in a variety of product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. We will seek to maximize long-term stockholder value by generating sustainable growth in cash flow and portfolio value. See “Acquisitions” for a description of our current investments. In order to achieve these objectives, we may invest using a number of investment structures which may include direct acquisitions, joint ventures, leveraged investments, issuing securities for property and direct and indirect investments in real estate through other real estate related investments.

In addition, when and as determined appropriate by Paladin Advisors, the portfolio may also include real estate or real estate related investments relating to properties in various stages of development other than those producing current income. These stages would include, without limitation, unimproved land both with and without entitlements and permits, property to be redeveloped and repositioned, newly constructed properties and properties in the midst of lease-up or other stabilization, all of which will have limited or no relevant operating histories and no current income. Paladin Advisors will make this determination based upon a variety of factors, including the available risk adjusted returns for such and all other properties, the appropriate diversification of the portfolio, and our objectives of realizing capital appreciation upon the ultimate sale of properties.

For each of our investments, regardless of product type, Paladin Advisors will seek to invest in properties with the following attributes:

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Quality. We will seek to acquire properties that are suitable for our intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted capital improvements.

•	Location. We will seek to acquire properties that are located in established markets for comparable properties, with access and visibility suitable to meet the needs of its occupants.

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Market; Supply and Demand. We will focus on local or regional markets which have potential for stable and growing property level cash flow over the long-term. These determinations will be based in part on an evaluation of market economic, demographic and regulatory factors affecting the property. For instance, we will favor markets that indicate a growing population and employment base or markets that exhibit potential limitations on additions to supply, such as barriers to new construction. Barriers to new construction include lack of available land or stringent zoning restrictions. In addition, we will generally seek to limit our investments in areas that have limited potential for demand growth and no barriers to new construction.

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Predictable Capital Needs. We will seek to acquire properties where the future expected capital needs can be reasonably projected in a manner that would allow us to meet our objectives of preservation of capital and stability and growth in cash flow.

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Cash Flow. We will seek to acquire properties where the current and projected cash flow, including the potential for appreciation in value, would allow us to meet our overall investment objectives. We will evaluate cash flow relative to expected growth and appreciation.

We anticipate that a minimum of 84.7% of the proceeds from the sale of shares will be used to acquire real estate and invest in real estate related investments, and the balance will be used to pay various fees and expenses. See “Estimated Use of Proceeds.”

We will not invest more than 10% of the offering proceeds available for investment in unimproved or non-income producing properties or in other investments relating to unimproved or non-income producing property. A property: (1) not acquired for the purpose of producing rental or other operating income, or (2) with no development or construction in process or planned in good faith to commence within one year will be considered unimproved or non-income producing property for purposes of this limitation.

Although we are not limited as to the geographic area where we may conduct our operations, we currently do not intend to invest in properties located outside of the United States. If Paladin Advisors does in the future determine that it is our best interest to make investments outside the United States, we may make investments in other countries in North America in the same types of properties that we will acquire within the United States, but we would not expect those investments to comprise a significant portion of our investment portfolio. We are not specifically limited in the number or size of properties we may acquire or real estate related investments we may make or on the percentage of our assets that we may invest in a single property or investment. The number and mix of properties we acquire and other investments we make will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and making our investments and the amount of proceeds we raise in this and potential future offerings. Paladin Advisors currently expects to focus our investments on smaller properties in the $5 million to $50 million price range. Paladin Advisors believes these smaller properties may provide us opportunities to acquire properties at more attractive prices than if we invest in larger, “trophy” assets for which Paladin Advisors believes the market is more competitive. However, we may acquire properties outside this price range, including larger “trophy” assets, if Paladin Advisors determines such an investment is appropriate for us based on the attributes of the particular property, its assessment of our overall portfolio and the other factors noted above.

We also expect that we will acquire some properties which Paladin Advisors believes are underperforming assets that present “value added” opportunities. These would be properties that have been neglected by existing owners or management, have not been physically maintained and are in need of renovation or that have not had adequate asset management to maximize their income potential. Although these would be income producing properties at the time we acquire them, they would be properties for which Paladin Advisors believes there is the potential to increase income or value through more active asset management and/or physical improvements.

In purchasing, owning and operating real estate and real estate related investments, we will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions and levels of employment;

•	changes in supply of or demand for similar or competing properties in a market area;

•	changes in interest rates, tight money supply and availability of permanent mortgage funds which may render the acquisition or sale of a property or other investment difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	tenant turnover.

Real Estate Investments

We intend to invest in a diversified portfolio of properties, focusing primarily on properties that produce current income. We will generally seek investments in the product types described below:

Apartments. We generally will seek investments in apartment communities in excess of 75 units located in markets expected to exhibit future household formation and job growth and/or markets with some barriers to entry.

Office buildings. We generally will seek investments in multi-tenant and net lease office buildings in excess of 50,000 square feet located in established office markets with expected future job growth and/or markets with some barriers to entry.

Industrial buildings. We generally will seek investments in industrial warehouse and distribution buildings in excess of 50,000 square feet in major industrial/distribution markets with a focus on transportation hubs and gateway cities.

Shopping centers. We generally will seek investments in shopping centers, focusing primarily on neighborhood and community centers, intended to serve a local market, typically anchored by a supermarket, drug or discount store; we will also consider smaller, well-located strip centers.

Hotels. We generally will seek investments in limited service and full-service hotel properties in excess of 75 rooms, typically with national brands or which can be converted to a national brand located in major urban and resort markets.

While Paladin Advisors will generally seek to acquire properties on our behalf of the types described above, Paladin Advisors will select properties that will best enable us to meet out investment objectives, taking into account the diversification of our portfolio at the time, relevant real estate and financial factors, the location, income-producing capacity and the prospects for long-range appreciation of a particular property and other considerations. As a result, we may acquire properties other than the types described above. These other property types in which we may invest are medical office buildings, motels, parking lots and structures, restaurant facilities, self-storage properties and special purpose manufacturing facilities. However, we intend to limit investments in these property types to an aggregate of 15% of our total investment portfolio. In addition, we may acquire properties that vary from the parameters described above for a particular property type, although we would not expect significant variation from those parameters. For instance, we may acquire larger shopping centers, smaller hotels, non-branded hotels, and smaller apartments, office or industrial buildings.

Our investments in real estate generally will take the form of holding fee title and may be made either directly through Paladin OP or indirectly through investments in joint ventures, limited liability companies, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of Paladin Advisors or other persons. See “—Joint Venture Investments” below.

In addition, we may purchase properties and lease them back to the sellers of such properties. While Paladin Advisors will use its best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” and so that we will be treated as the owner of the property for federal income tax purposes, no assurance can be given that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed or significantly reduced.

We intend to obtain adequate insurance coverage for all properties in which we invest. However, there are types of losses, generally catastrophic in nature, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. See “Risk Factors—Risks Related To Investments in Real Estate—Uninsured losses relating to real estate may reduce your returns.”

Real Estate Related Investments

In addition to direct investments in real estate, we may also make or acquire first mortgages or second mortgages, mezzanine loans and preferred equity investments, which we refer to collectively as real estate related investments. We may invest singly or in portfolios of these real estate related investments and such investments may be made either directly or indirectly through investments in joint ventures, partnerships or other entities with other third party investors or affiliates of Paladin Advisors. See “—Joint Venture Investments” below.

We may acquire, potentially at a discount to par, or originate loans secured by first or second priority mortgages on properties. We may be subject to certain state-imposed licensing regulations related to commercial mortgage lenders, with which we intend to comply. However, because we are not currently a bank or a federally chartered lending institution, we are not subject to the state and federal regulatory constraints imposed on such entities. Also, because we do not intend to securitize our assets, we may be able to offer more flexible terms than commercial lenders who contribute loans to securitized mortgage pools. The first or second mortgage loans that we make or acquire may or may not have participation features.

We may also invest at different levels of a real estate asset’s capital structure by making mezzanine loans and preferred equity investments. Mezzanine loans that we make will be secured by junior liens on the property or, in appropriate cases and provided certain REIT tax law requirements are satisfied, secured by a first priority lien on the borrower’s interest in a partnership or limited liability company that owns the related property. Preferred equity investments will be purchases of preferred equity interests in partnerships or limited liability companies that own the related property. Mezzanine loans will bear an interest rate, will be paid currently or accrued in whole or in part and generally would have a term of up to 10 years. Mezzanine loans may also require fees to be paid to us by the borrower and prepayment penalties to be paid in the case of early repayment and may provide for a participation in cash flow and/or appreciation at maturity of the underlying property. We expect that preferred equity investments we would make would provide for a preferred return to us, would be paid currently or accrued in whole or in part and would have a mandatory redemption within 10 years. These investments may also require fees paid to us by the primary owner of the asset, penalties for early redemption and a participation in cash flow and/or appreciation upon redemption. Some mortgage holders will not permit an owner of property secured by their mortgages to incur junior mortgages on the property. We expect that we will primarily make preferred equity investments in entities that own properties with respect to which we would make junior mortgage loans except for such prohibitions on junior mortgages. As result, those preferred equity investments would have economic terms, such as those described above, which are similar to junior mortgages. In addition, the criteria we will use in selecting preferred equity investments will be similar to the criteria described below that apply to mortgages that we will make or acquire.

The types of properties subject to real estate related investments in which we propose to invest will be the same types of properties that we may acquire directly, subject to the same parameters described above under “Investment Objectives and Criteria—Real Estate Related Investments.” With respect to our preferred equity investments, we expect to invest in partnerships or limited liability companies whose sole business will be the ownership of properties meeting those parameters. We are not limited in the number or size of real estate related investments we may make or the percentage of our assets that we may invest in a particular investment.

We will not make loans to other entities or other persons unless secured by mortgages. We will not make or invest in mortgage loans, including first or second mortgages or mezzanine loans, unless we obtain an appraisal concerning the underlying property from a certified independent appraiser except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85.0% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. We will also not make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Paladin Advisors or any of their or our affiliates. These restrictions on mortgage lending will apply both to mortgages on individual properties as well as to each mortgage included in any pool or portfolio of mortgages in which we invest.

We will not invest in junior debt secured by a mortgage on real estate which is subordinate to any lien for other senior debt, such as a second mortgage or mezzanine loan, except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property and, if after giving effect thereto, the value of all such junior debt in which we have invested would not then exceed 25% of our net assets.

Mortgage loans in which we invest may or may not be insured or guaranteed by the Veteran’s Administration, the Federal Housing Authority or another third party. We do not intend to engage in the business of servicing or warehousing mortgages.

Joint Venture Investments

We may enter into joint ventures for the purpose of acquiring real estate or making real estate related investments. We may enter into joint ventures with affiliates or unaffiliated third parties. Such joint ventures may be leveraged with debt financing or unleveraged. We may enter into joint ventures to further diversify our investments or to access investments which meet our investment criteria that would otherwise be unavailable to us.

We may invest at different levels of a real estate asset’s capital structure by entering into joint ventures. Although we may enter into joint ventures with other existing or future Paladin real estate programs, we do not currently intend to do so. We may also enter into joint ventures with unaffiliated third parties where the investment made by us and the co-venturer are structured to be on substantially different terms and conditions. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. See “Risk Factors— Risks Associated with Joint Ventures—We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment.”

In determining whether to invest in a particular joint venture, Paladin Advisors will evaluate the real estate that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our other real estate and real estate related investments.

At such time as we enter into a joint venture with another Paladin program, Paladin Advisors or its affiliates or any of our directors for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such investment transaction. We may only enter into joint ventures with other Paladin programs, Paladin Advisors or its affiliates or any of our directors for the acquisition of properties if:

•	a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on substantially the same terms and conditions.

Our entering into joint ventures with other Paladin programs or Paladin Advisors or any of its affiliates will result in certain conflicts of interest. See “Conflicts of Interest—Joint Ventures with Affiliates of Paladin Advisors.”

Borrowing Policies

While we strive for diversification, the number of different properties or real estate related investments we can acquire will be affected by the amount of funds available to us. Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

Our indebtedness may be in the form of secured and unsecured bank borrowings and publicly and privately placed debt offerings. There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the acquisition of any property or real estate related investment. However, our aggregate secured and unsecured borrowings will be reasonable in relation to our net assets and shall be reviewed by our board of directors at least quarterly. Our articles of incorporation do not permit borrowings that would cause our aggregate borrowings to exceed 65% of the aggregate asset value of all of our real estate and real estate related investments, unless our independent directors approve any borrowing in excess of 65% of our aggregate asset value and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report.

By operating on a leveraged basis, we will have more funds available for investment. Our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. Although we will seek for our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, we may be required to provide an additional guarantee on the full amount of such indebtedness. As a result, lenders may have recourse to other of our assets not securing the repayment of the indebtedness. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. Paladin Advisors will use its best efforts to obtain financing on our behalf on the most favorable terms available.

Paladin Advisors will refinance properties during the term of a loan where it deems it to be commercially prudent, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

We may not borrow money from any of our directors or from Paladin Advisors and its affiliates unless such loan is approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. In addition, Paladin Advisors or its affiliates may borrow funds from unaffiliated third parties under negotiated agreements which may include revolving credit facilities, term loans or other types of loans. We may borrow from Paladin Advisors or its affiliates proceeds from such loans pursuant to loan agreements that we may enter into with Paladin Advisors or its affiliates to provide a portion of the purchase price of a particular real estate or real estate related investment. Such loans may be secured by a first or junior mortgage on any property so acquired. In addition to conforming with the requirements on all loans to us from Paladin Advisors described above, any such loan from Paladin Advisors or its affiliates will be made at the same interest rate and on substantially the same other terms as the loan made by the unaffiliated third party to Paladin Advisors or its affiliates.

Our sponsor, Paladin Realty Partners, LLC, has provided financing for each of our current investments in real estate by loaning proceeds of a loan with a third party bank to us on substantially similar terms. James R. Worms, our President and Chief Executive Officer, John A. Gerson, our Chief Financial Officer and Michael B. Lenard, our Executive Vice President, Secretary and Counselor have personally guaranteed each of the loans with the third party bank. We have entered into notes payable with Paladin Realty with respect to each of these loans. These notes are described in further detail in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Notes Payable from Affiliates.”

Our borrowing policies do not eliminate or reduce the risks inherent in using leverage to purchase properties. See “Risk Factors—Risks Associated With Debt Financing.”

Disposition Policies

We intend to hold each property or real estate related investment we acquire for an extended period. However, circumstances might arise which could result in the early sale of some investments. The determination of whether a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and factors specific to the condition, value and financial performance of the investment. We expect to periodically sell investments in order to dispose of underperforming investments or to realize value in favorably priced investments and reinvest some or all of the proceeds in other investments. In connection with our sales of investments we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See “Federal Income Tax Considerations—Failure to Qualify as a REIT.” The terms of payment will be affected by custom in the area in which the investment being sold is located and the then-prevailing economic conditions.

If our shares are not listed for trading on a national securities exchange or included for quotation on the NASDAQ National Market by February 23, 2015, our articles of incorporation require us to begin the process of selling our properties and other investments and distributing the net sales proceeds to you in liquidation. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for the stockholders. We cannot determine at this time the circumstances, if any, under which our directors will agree to list our shares. Even if our shares are not listed or included for quotation, we are under no obligation to actually sell our portfolio within this time period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the investments are located and federal income tax effects on stockholders which may be applicable in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we will continue in existence until all investments are sold and our other assets are liquidated. In addition, we may consider other business strategies such as reorganizations or mergers with other entities if our board of directors determines such strategies would be in the best interests of our stockholders. Any change in the investment objectives set forth in our articles of incorporation would require the vote of stockholders holding a majority of our outstanding shares.

Investment Limitations

Our articles of incorporation place numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the NASAA Guidelines. These limitations cannot be changed unless our articles of incorporation are amended, which requires approval of our stockholders. Unless our articles are amended, we will not:

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borrow in excess of 65% of the aggregate value of all of our real estate and real estate related investments (although we may borrow in excess of 65% of the value of an individual property), unless our independent directors approve borrowing in excess of 65% of our aggregate asset value and the justification for such borrowing is disclosed to our stockholders in our next quarterly report;

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invest in equity securities of other issuers other than the securities of Paladin OP, except for investments in joint ventures and certain short-term investments, unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve such investment as being fair, competitive and commercially reasonable;

•	invest in securities of any entity holding investments or engaging in activities prohibited by our articles of incorporation;

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invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate and real estate related investments;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors so determines, and in all cases in which the transaction is with any of our directors, Paladin Advisors or any of their respective affiliates, such appraisal shall be obtained from an appraiser independent from our directors and Paladin Advisors and its affiliates. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

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make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including our loans, would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Paladin Advisors or any of their respective affiliates;

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invest in junior debt secured by a mortgage on real estate which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property and, if after giving effect thereto, the value of all such junior debt in which we have invested would not then exceed 25% of our net assets;

•	make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities which are non-voting or assessable;

•	issue securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share redemption program);

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issue warrants or options to purchase shares to Paladin Advisors, any of our directors or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public and unless the amount of the options or warrants does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

•	engage in the business of underwriting or the agency distribution of securities issued by other persons;

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make any investment which would cause us to fail to qualify as a REIT, such as, subject to certain exceptions, (1) investing more than 5% of the value of our assets in the securities of any one issuer or (2) investing in securities representing more than 10% of the outstanding voting securities, or more than 10% of the value, of any one issuer;

•	lend money to any of our directors, to Paladin Advisors or any of their respective affiliates;

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enter into joint ventures with other Paladin programs unless (1) a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us; and (2) the investment by us and such affiliate are on substantially the same terms and conditions; or

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borrow money from our directors or from Paladin Advisors, any of our directors or any of their respective affiliates unless such loan is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances.

Change in Investment Objectives and Limitations

Our articles of incorporation require that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefore is required to be set forth in the minutes of the applicable meetings of our directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of the stockholders. Our investment objectives themselves and the other investment policies and limitations specifically set forth in our articles of incorporation, however, may only be amended by a vote of the stockholders holding a majority of our outstanding shares.

Issuing Securities for Property

Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares of our stock or limited partnership units in Paladin OP in any manner (and on such terms and for such consideration) in exchange for real estate. Existing stockholders have no preemptive rights to purchase such shares or limited partnership units in any such offering, and any such offering might cause a dilution of a stockholder’s initial investment.

In order to induce the contributors of such properties to accept units in Paladin OP, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, Paladin OP’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for common shares, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for common shares or cash, at the option of the contributor, at set times. In order to allow a contributor of a property to defer taxable gain on the contribution of property to Paladin OP, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Such transactions are subject to the risks described in “Risk Factors—Risks Relating To Our Business—We may structure acquisitions of property in exchange for limited partnership units in Paladin OP on terms that could limit our liquidity or our flexibility.” Although we may enter into such transactions with other existing or future Paladin real estate programs, we do not currently intend to do so. If we were to enter into such a transaction with an entity managed by Paladin Advisors or its affiliates, we would be subject to the risks described in “Risk Factors—Risks Related to Conflicts of Interest—We may acquire assets from, or dispose of assets to, entities managed by Paladin Advisors or its affiliates, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.” Any such transaction would be subject to the restrictions and procedures described in “Conflicts of Interest—Certain Conflict Resolution Restrictions and Procedures.”

Acquisitions of Our Common Stock

We have authority to purchase or otherwise reacquire our common shares or any of our other securities. We have no present intention of repurchasing any of our common shares except pursuant to our share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Internal Revenue Code.

Real Estate Investments

As of the date of this prospectus, we have acquired the investments described in “Acquisitions.” Paladin Advisors will continually evaluate various potential investments and engage in discussions and negotiations with real property sellers, developers, brokers, lenders and others regarding the purchase of properties by us or making investments on our behalf. While this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property or for making a real estate related investment, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or make such real estate related investment or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

Certain Other Policies

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940, as amended. In order to maintain our exemption from regulations under the Investment Company Act, we must comply with technical and complex rules and regulations.

In order to maintain our exemption from regulation as an investment company, we intend to engage primarily in the business of investing in interests in real estate and make these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to investors and possibly lower your returns.

Paladin Advisors will continually review our investment activity and will take appropriate actions to attempt to ensure that we do not come within the application of the Investment Company Act. These actions may include limiting the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional generating assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, Paladin Advisors will monitor our investments in preferred equity securities and mortgage loans to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, Paladin Advisors may be required to limit the percentage of our assets represented by preferred equity securities or mortgage loans. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act, we will take the necessary action to attempt to ensure that we are not deemed to be an “investment company.” If we were required to register as an Investment Company, our ability to enter into certain transactions would be restricted by the Investment Company Act. See “Risk Factors—Risks Associated with Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

ACQUISITIONS

801 Fiber Optic Drive

On November 2, 2005, we purchased a 63.86% interest in a property and its improvements located at 801 Fiber Optic Drive in the Central Arkansas I-440 Business Park in North Little Rock, Arkansas, which we refer to as “801 Fiber Optic Drive”. The total appraised value of 801 Fiber Optic Drive was approximately $4.1 million. The purchase price for our 63.86% interest was $2,618,260, plus approximately $133,000 in closing costs and prepaid escrow amounts.

The interest in 801 Fiber Optic Drive was purchased from an unaffiliated third party, Makor Properties, LLC, through PRIP 801, LLC, which we refer to as PRIP, a Delaware limited liability company partially owned by our operating partnership Paladin Realty Income Properties, L.P., which we refer to as Paladin OP. PRIP is a joint venture formed for this acquisition between us and 801 FO, LLC, the remaining 36.14% tenant-in-common interest holder in 801 Fiber Optic Drive. The property has previously been and will continue to be managed by the controlling member of 801 FO, LLC for which it will receive a customary property management fee. In connection with the acquisition, we refinanced the existing debt on the property of approximately $2.4 million, paying down approximately $0.5 million and financing the remainder through a loan from CWCapital LLC in the amount of $1.95 million, which we refer to as the “mortgage loan”. Paladin OP’s ownership interest in PRIP was increased to approximately 73.5% by the capital advanced in connection with the refinancing. Paladin Advisors is entitled to acquisition fees of $93,992 and asset management fees of $20,507 on the acquisition of 801 Fiber Optic Drive. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of these fees.

801 Fiber Optic Drive consists of approximately 10.95 acres of real property and a 56,336 square foot building that was completed in 2001, which is 100% leased to FedEx Ground Package System, Inc., which we refer to as FedEx Ground, pursuant to a ten year net lease that commenced on August 1, 2001 and expires on July 31, 2011. FedEx Ground is a subsidiary of FedEx Corporation, a provider of transportation, e-commerce and supply management services. FedEx Ground also has the option to extend the lease for two additional five year periods. The first option is through July 31, 2016 at $405,792 per annum. The second option is through July 31, 2021 at $446,376 per annum.

The building was a build-to-suit project for FedEx Ground that was completed in 2001. FedEx Ground has been the only tenant in the building. The average effective annual rental rate per square foot for each of 2002 through 2004 and that portion of 2001 for which the building was leasable was $6.00 and the average occupancy rate for such period was 100%.

FedEx Ground leases 100% of the total leasable area of the property for an annual rental income of $338,160, which represents 100% of the total income on the property. The building is used as a small package distribution facility and is designed to facilitate the sorting and transfer of small packages. We believe that the property is suitable and adequate for its intended purpose and is adequately covered by insurance.

We have no proposed programs for the renovation, improvement or further development of the property at this time.

The competitive conditions of 801 Fiber Optic Drive are favorable. 801 Fiber Optic Drive is located in one of the newest business parks in the Little Rock market located on State Highway 165, less than one mile east of the interchange with I-440. A rail line traverses the south edge of the business park and the property has fiber optic capability.

For federal income tax purposes, the tax basis in the 801 Fiber Optic Drive property is approximately $2.6 million. Depreciation expense with respect to the real property component of 801 Fiber Optic Drive (other than land) is depreciated on a straight-line basis using an estimated useful life of 39 years. Realty taxes for the fiscal year ended December 31, 2006 on 801 Fiber Optic Drive were $20,025 at a tax rate of 1.18%.

The acquisition of 801 Fiber Optic Drive was partially funded through the assignment of proceeds from a note by and between Paladin Realty and Wachovia Bank, N.A. dated October 17, 2005, to us described in further detail in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Notes Payable from Affiliates.”

The mortgage loan with CWCapital LLC discussed above pays interest only at a fixed interest rate of 5.498% through November 1, 2010, the anticipated repayment date. If the mortgage loan is not repaid or refinanced as of the anticipated repayment date, interest will accrue at a rate per annum equal to the greater of (a) 5.498% plus three percentage points and (b) the treasury rate plus three percentage points. Pursuant to the terms of a cash management agreement, PRIP is required to post a $550,000 letter of credit by December 1, 2007, or the lender will sweep and retain all cash flow from the property. If PRIP does not pay off the loan on November 1, 2010, the lender can apply the letter of credit (or retained cash flow) and will continue to sweep all cash flow to repay the loan. In the event of a default under the loan documents, the cash management agreement further provides that the lender may sweep cash from all accounts maintained by PRIP with the lender (including rent accounts from the property). The estimated balance to be due at the anticipated repayment date is $1,950,000.

In general, the mortgage loan may not be prepaid until January 31, 2008. In general, no sale, encumbrance or other transfer of an interest in the property is permitted without the lender’s prior written consent. Alex Gilbert, the managing member of 801 FO LLC, has guaranteed the non-recourse standard loan carve outs, and in exchange for his guarantee, Paladin Realty has agreed to fully indemnify Mr. Gilbert against any defaults caused by the borrower through standard default provisions such as bankruptcy, fraud, misapplication of proceeds and certain environmental violations. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property. In addition PRIP 801, LLC has entered into an environmental and hazardous substance indemnification agreement.

The agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer its interest in the property. The loan agreements also contain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of a default, the mortgage loan may be accelerated and all amounts due under the loan will become immediately due and payable.

Champion Farms Apartments

On June 5, 2006, our affiliate purchased a 70% membership interest effective as of June 1, 2006, which we refer to as the “Property Interest” in Springhurst Housing Partners, LLC, “Springhurst”, a single-purpose limited liability company that owns Champion Farms Apartments at 3700 Springhurst Boulevard in Louisville, Kentucky, which we refer to as “Champion Farms”, pursuant to a Membership Interest Purchase and Sale Agreement, dated May 10, 2006, with Bradley B. Chambers, a resident of the state of Indiana, and Buckingham Investment Corporation, an Indiana corporation as “Sellers”, and Springhurst.

PRIP 3700, LLC, a single purpose limited liability company, was formed for the purpose of this acquisition and is a wholly owned subsidiary of Paladin OP.

The Sellers continue to own the remaining 30% interest in Springhurst. The Sellers are unaffiliated with us and our affiliates.

Our investment in the Property Interest, after prorations and adjustments, was $4,790,000 (including $310,000 in closing costs). The total appraised value of Champion Farms is $23,500,000.

The competitive conditions of Champion Farms are favorable. Champion Farms is a 264-unit luxury multifamily rental community built in 2000. The apartment complex is located in an affluent and growing neighborhood of Louisville, with access to nearby retail centers, schools and transportation routes. The property has an aggregate of 248,442 square feet of rentable area and was 94.9% occupied as of December 31, 2006. The Company believes that the property is suitable and adequate for its intended purpose and is adequately covered by insurance.

No single tenant occupies in excess of 10% of Champion Farms’ rentable square footage. The percentage occupancy rate and average effective annual rental per square foot for each of the last five years for Champion Farms is as follows:

	2002	2003	2004	2005	2006
Average Effective Annual Rent per Unit	$8,306	$8,121	$8,219	$8,409	$8,519
Occupancy rate	84.8%	92.7%	94.7%	95.6%	94.9%

The following is a schedule of lease expirations and related information for each of 2007 and 2008:

Year	Number of Tenants Whose Leases Are Expiring	Total Square Feet Covered by Such Leases	Annual Rental of Such Leases	Percentage of Gross Annual Rental Represented By Such Leases
2007	230	216,762	$2,065,858	93.0%
2008	18	16,843	$155,724	7.0%

There are no leases with terms expiring after 2008.

For federal income tax purposes, the tax basis in Champion Farms is approximately $12,501,000. The real property component of Champion Farms will be depreciated on a straight-line basis using estimated useful lives of 27.5 years for building and building improvements, 15 years for land improvements and 5 to 7 years for furniture, fixtures and equipment. Realty taxes for the fiscal year ended December 31, 2006 on Champion Farms were $111,435 at a tax rate of 0.97%.

In connection with the closing, Springhurst put in place a new, interest-only, fixed-rate mortgage loan in an amount of $16,350,000 on the property. The mortgage loan pays interest only at a fixed interest rate of 6.14% through July 1, 2016, the maturity date, at which time all remaining principal and interest shall become due and payable. In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The balance to be due at the maturity date is $16,350,000. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property.

The agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer their interest in the property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

In connection with the closing, the joint-venture operating agreement for Springhurst was amended on June 1, 2006 to admit PRIP 3700, LLC as a member with a 70% membership interest and Buckingham Springhurst, LLC, an affiliate of the Sellers, as the other member with a 30% membership interest. The operating agreement provides, among other things, that PRIP 3700, LLC is obligated to purchase up to 20% of the membership interests in Springhurst owned by Buckingham Springhurst, LLC at a fixed price of $67,500 per 1% additional interest. Buckingham Springhurst, LLC can exercise this right any time after the first anniversary of the closing if certain financial requirements have been met. The operating agreement also provides that PRIP

3700, LLC will receive priority over Buckingham Springhurst, LLC in distributions of operating cash flow and any sale proceeds until PRIP 3700, LLC has received certain designated returns levels, after which Buckingham Springhurst, LLC will receive distributions until it has reached the same designated returns. Thereafter, operating cash flow and sales proceeds will be distributed 50% to PRIP 3700, LLC to 50% to Buckingham Springhurst, LLC.

Buckingham Management, L.L.C., an affiliate of Buckingham Springhurst, LLC, has been designated as the Property Manager of Champion Farms. Springhurst and Buckingham Management, LLC have entered into a property management agreement that provides for an initial one-year term with automatic one-year renewals, termination by either the Company or the property manager for cause or upon a sale of Champion Farms and a management fee payable monthly in arrears equal to four percent, which may be reduced in certain circumstances.

The acquisition of the Property Interest was partially funded through the assignment of proceeds from a note by and between Paladin Realty and Wachovia Bank, N.A. dated May 30, 2006 to us described in further detail in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Notes Payable from Affiliates.”

We have no proposed programs for the renovation, improvement or further development of the property at this time.

Fieldstone Apartments

On December 1, 2006, one of our affiliates purchased a 65% membership interest in Glenwood Housing Partners I, LLC (“Glenwood”), a single-purpose limited liability company that owns Fieldstone Apartments at 10637 Springfield Pike in Woodlawn, Ohio (“Fieldstone”) pursuant to a Membership Interest Purchase and Sale Agreement, dated December 1, 2006 (the “Purchase Agreement”) with Shiloh Crossing Partners II, LLC, an Indiana limited liability corporation (the “Seller”). Our affiliate is PRIP 10637, LLC, a single purpose limited liability company formed for the purpose of this investment.

The Seller continues to own the remaining 35% interest in Glenwood. Affiliates of the Seller participate in another joint venture with us relating to an investment in Champion Farms Apartments. Our investment in Glenwood, after prorations and adjustments, is $4,019,000.

The competitive conditions of Fieldstone are favorable. Fieldstone is a 264-unit multifamily rental community built in 2001. The apartment complex is located in an affluent suburb on the north side of Cincinnati with high barriers of entry for new development. The property has an aggregate of 249,624 square feet of rentable area and was approximately 93.2% occupied as of November 30, 2006. We believe that the property is suitable and adequate for its intended purpose and is adequately covered by insurance.

No single tenant occupies in excess of 10% of Fieldstone Apartments’ rentable square footage. The percentage occupancy rate and average effective annual rental per square foot for each of the last five years for Fieldstone Apartments is as follows:

	2002	2003	2004	2005	2006
Average Effective Annual Rent per Unit	$9,411	$9,399	$9,314	$9,379	$9,378
Occupancy rate	91.1%	94.2%	93.3%	92.6%	91.8%

The following is a schedule of lease expirations and related information for each of 2007 and 2008:

Year	Number of Tenants Whose Leases Are Expiring	Total Square Feet Covered by Such Leases	Annual Rental of Such Leases	Percentage of Gross Annual Rental Represented By Such Leases
2007	196	181,850	$2,184,552	82.2%
2008	48	45,468	$471,660	17.8%

There are no leases with terms expiring after 2008.

For federal income tax purposes, the tax basis in Fieldstone Apartments is approximately $19,465,000. The real property component of Fieldstone will be depreciated on a straight-line basis using estimated useful lives of 27.5 years for building and building improvements, 15 years for land improvements and 5 to 7 years for furniture, fixtures and equipment. Realty taxes for the fiscal year ended December 31, 2006 on Fieldstone were $241,000 at a tax rate of 1.86%.

Fieldstone is encumbered by a first mortgage loan with a principal amount of $16,500,000 and fixed interest rate of 6.05%. Interest only is payable on the loan until July 1, 2011, after which principal and interest are payable on a 30-year amortization schedule until the loan’s maturity on July 1, 2014. The outstanding balance on the loan at the time of maturity will be approximately $15,900,000. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates.

In connection with the closing, the limited liability company operating agreement for Glenwood was amended to admit PRIP 10637, LLC as a member with a 65% membership interest and Seller as the other member with a 35% membership interest. The operating agreement provides, among other things, that PRIP 10637, LLC is obligated to purchase up to an additional 25% of the membership interests owned by Seller at a fixed price of $62,500 per one percent additional interest. Seller can exercise this right any time after December 1, 2007 if certain financial requirements have been met. PRIP 10637, LLC’s obligation to purchase these membership interests is cancelled if Glenwood II (defined below) defaults under the Option Agreement (defined below).

Buckingham Management, L.L.C., an affiliate of Seller, has been designated as property manager of Fieldstone. Glenwood and Buckingham Management, L.L.C. have entered into an amended and restated property management agreement that provides for an initial one-year term with automatic renewals, termination by either Glenwood or the property manager for cause or upon a sale of Fieldstone and a management fee payable monthly in arrears equal to four percent of the monthly gross revenues of Fieldstone, which may be reduced in certain circumstances.

The acquisition of the membership interest in Glenwood was partially funded through the assignment of proceeds by Paladin Realty to us from a promissory note drawn on Paladin Realty’s revolving credit facility and a term loan entered into between Paladin Realty and Wachovia Bank, N.A. dated December 1, 2006 described in further detail in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Notes Payable from Affiliates.”

On December 1, 2006 and in connection with the acquisition, PRIP 10637, LLC also entered into a Phase II Option Agreement (“Option Agreement”) with Glenwood Housing Partners II, LLC, an Indiana limited liability company (“Glenwood II”). Glenwood II owns a parcel of land adjacent to Fieldstone upon which it may construct 88 apartment units with an aggregate of 97,640 square feet of rentable space to be leased, managed and operated as Phase II of the Fieldstone Apartments. The Option Agreement grants us an ongoing option to purchase at least a 70% but not more than 90% beneficial ownership interest in Glenwood II or any person or entity that owns the parcel and developments thereon based on the gross asset value of the property less certain debt on the property.

We have no proposed programs for the renovation, improvement or further development of the property at this time.

SELECTED FINANCIAL DATA

The following selected consolidated financial data are qualified by reference to and should be read in conjunction with our Consolidated Financial Statements and Notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below.

	2006	2005	2004
Operating Data:
Revenues	$1,530,502	$16,243	$—
Loss before equity in earnings and minority interest	$(855,811)	$(83,728)	$—
Equity in earnings from real estate joint venture	$75,226	$14,987	$—
Minority interest	$(127,817)	$(7,200)	$—
Net loss	$(652,768)	$(61,541)	$—
Loss per common share (basic and diluted)	$(1.42)	$(5.01)	$—
Dividends declared per common share	$0.60	$0.048	$—
Weighted average common shares outstanding-basic and diluted	458,658	12,291	500

Balance Sheet Data:
Total assets	$44,774,940	$1,976,197	$205,000
Long-term obligations	$32,850,000	$—	—

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is intended to help the reader understand our operations and our present business environment. MD&A is provided as a supplement to—and should be read in conjunction with—our consolidated financial statements and the accompanying notes thereto. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and timing of events could differ materially from those anticipated in these forward-looking statements, as a result of a number of factors, including those factors set forth in “Risk Factors” and other factors presented throughout this prospectus.

We are a Maryland corporation formed on October 31, 2003 that intends to invest in a diversified portfolio of real estate properties, focusing primarily on properties that produce current income. We had acquired interests in three income-producing properties as of December 31, 2006, including 801 Fiber Optic Drive, a 56,336 square foot distribution facility built in 2001 that is leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation; Champion Farms Apartments, a 264-unit luxury multifamily rental community built in 2000; and Fieldstone Apartments, a 264 unit multifamily community property built in 2001. We intend to invest in a variety of real estate product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. In addition, we may make or acquire mortgage loans secured by, or preferred equity investments in entities that own, the same types of properties that we may acquire directly, which we refer to collectively as real estate related investments. We intend to qualify as a real estate investment trust, or REIT, and to elect to be taxed as a REIT beginning with the taxable year ending December 31, 2007. We own our assets and conduct our operations through Paladin Realty Income Properties, L.P., our operating partnership, which we refer to as “Paladin OP.”

On February 23, 2005, we commenced our initial public offering of 35,000,000 common shares of the Company, par value $0.01 per share to the public on a best efforts basis at a price of $10.00 per share. We also registered up to 3,500,000 common shares to be issued during the offering pursuant to our dividend reinvestment plan at a price of $10.00 per share. On December 2, 2005, we reached our minimum offering by receiving $1,246,670 in subscriptions, excluding subscriptions received from Pennsylvania investors. As of December 31, 2006, we had sold 818,045 shares of our common stock in the offering for aggregate gross proceeds of $8,137,333.

We had intended to make an election to be taxed as a REIT under sections 856 through 860 of the Internal Revenue Code, beginning with the taxable year ended December 31, 2006, but as we have incurred losses for the fiscal year ended December 31, 2006, we have determined not to elect to be taxed as a REIT. We intend to make an election to be taxed as a REIT under sections 856 through 860 of the Internal Revenue Code, beginning with the taxable year ending December 31, 2007. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and, if at such time we have previously qualified as a REIT, we will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially and adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ending December 31, 2007, and thereafter we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

Critical Accounting Policies

We believe our most critical accounting policies are the accounting for lease revenues (including straight-line rent), the regular evaluation of whether the value of a real estate asset has been impaired, real estate purchase price allocations and accounting for joint ventures. Each of these items involves estimates that require management to make judgments that are subjective in nature. We rely on our experience, we collect historical data and current market data, and we analyze these assumptions in order to arrive at what we believe to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Real Estate and Depreciation

Real estate is stated at cost, less accumulated depreciation. We allocate the cost of newly acquired properties between net tangible and identifiable intangible assets. The primary intangible asset associated with an apartment property acquisition is the value of the existing lease agreements. When allocating cost to an acquired property, we allocate costs to the estimated value of the land, building and fixtures assuming the property is vacant and to the estimated intangible value of the existing lease agreements. We estimate the intangible value of the lease agreements by determining the lost revenue associated with a hypothetical lease-up. We depreciate the building and fixtures based on the expected useful life of the asset, which is 45 years for the building and improvements and a range of 5 to 7 years for furniture, fixtures and equipment. The intangible value of the lease agreements is amortized over the average remaining life of the existing leases, which ranges from three to 24 months. This amortization is included in depreciation and amortization expense on the accompanying consolidated statements of operations. Expenditures for repairs and maintenance are expensed as incurred.

We review long-lived assets and related identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. When such events or changes in circumstances occur, recoverability of the asset to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows, undiscounted and without interest, expected to be generated by the asset. If the sum of the expected future cash flows (undiscounted and without interest) is less than our carrying amount for the asset, an impairment loss is recognized based upon the asset’s fair value.

Investments

We evaluate our investments in accordance with Financial Accounting Standards Board, Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” which is referred to as FIN 46R. If we determine that the joint venture is a “variable interest entity” (“VIE”) and that we are the “primary beneficiary” as defined in FIN 46R, we will account for such investment as if it were a consolidated subsidiary. For a joint venture investment which is not a VIE or in which we are not the primary beneficiary, we consider other relevant accounting literature including Accounting Principles Board Opinion 18—“The Equity Method of Accounting for Investments in Common Stock,” Statement of Position (“SOP”) 78-9—”Accounting for Investments in Real Estate Ventures,” and Emerging Issues Task Force Issue (“EITF”) 04-5 to determine the method of accounting for each of the partially-owned entities. In accordance with the above pronouncements, we determine whether we should consolidate the entity or account for it on the equity method or cost method. Factors considered in determining whether or not we exercise control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representatives and authority and other contractual rights of our partners. To the extent that we are deemed to control these entities, these entities will be consolidated.

As of December 31, 2006, we hold a 97.6% ownership interest in Paladin OP and through Paladin OP holds a 70% ownership interest in Springhurst Housing Partners, LLC (“Springhurst”), a 65% ownership interest in Glenwood Housing Partners I, LLC (“Glenwood”) and a 74% ownership interest in PRIP 801, LLC as described in Note 3 to the consolidated financial statements. We have determined that Paladin OP and its investees are not VIEs. We consolidate Paladin OP, Springhurst and Glenwood, as we are the majority owner and exercise control over all significant decisions. We account for our investment in PRIP 801, LLC under the equity method of accounting, as the other member has substantive participating rights as defined in EITF 04-5 and SOP 78-9. This investment is recorded initially at cost, and subsequently adjusted for equity in earnings or losses and cash contributions and distributions.

On a periodic basis we will evaluate whether there are any indicators that the value of our investments in partially-owned entities are impaired. An investment is impaired if our estimate of the value of the investment is less than the carrying amount. The ultimate realization of our investment in partially-owned entities is dependent on a number of factors including the performance of that entity and market conditions. If we determine that a decline in the value of a partially-owned entity is other than temporary, then we would record an impairment charge.

Revenue Recognition

We primarily lease residential apartments to tenants under non-cancellable operating lease with terms ranging from three to 24 months. Rental income related to leases is recognized in the period earned over the lease term in accordance with Statement of Financial Accounting Standards No. 13, “Accounting for Leases”. Other income consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

Use of Estimates

The presentation of the consolidated financial statements requires management to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Income Taxes

For the year ending December 31, 2007, we intend to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and we intend to be taxed as such beginning with our taxable year ending December 31, 2007. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT and intend to operate in such a manner so that we will remain qualified as a REIT for federal income tax purposes.

Prior to making the election to be taxed as a REIT, we may incur income taxes. For the tax years ended December 31, 2006 and 2005, we incurred net losses for federal income tax purposes of approximately $403,000 and $19,000, which expire in 2026 and 2025, respectively.

For both tax years ended December 31, 2006 and 2005, we have recorded a full valuation against the deferred tax asset relating to the net operating loss (“NOL”) as we do not believe it is probable that we will realize the benefit from the carryforward of NOLs.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value, and expands the related disclosure requirements. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. We do not expect the adoption of SFAS 157 to have a material impact on our consolidated financial position, results of operations and cash flows.

In July 2006, the FASB issued Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109.” FIN 48 increases the relevancy and comparability of financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. This Interpretation only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not expect the adoption FIN 48 to have a material impact on our consolidated financial position, results of operations and cash flows.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB No .108). SAB No. 108 provides guidance on how prior year misstatements should be taken into consideration when quantifying misstatements in current year financial statements for purposes of determining whether the current year’s financial statements are materially misstated. SAB No. 108 is effective for fiscal years ending after November 16, 2006. The adoption of the provisions of SAB 108 did not have any impact on our consolidated financial position, results of operations or cash flows.

Results of Operations

Prior to acquiring an interest in 801 Fiber Optic Drive on November 2, 2005, we had not commenced any operations. In addition, we did not reach our minimum offering of at least $1,000,000 in shares until December 2, 2005, when we received $1,246,670 in subscriptions for 127,690 shares, excluding subscriptions received from Pennsylvania investors. As of December 31, 2005 we had sold 173,027 shares in the offering for aggregate proceeds of $1,704,469. As a result, we had limited operations in 2005, and none prior to the effective date of our registration statement in February 2005. As of December 31, 2006, we had sold 818,045 shares in the offering for aggregate proceeds of $8,137,333.

Comparison of the Year Ended December 31, 2006 to the Year Ended December 31, 2005

Rental income for the fiscal year ended December 31, 2006 was $1,417,679. We had no rental income for the fiscal year ended December 31, 2005. Rental income is the result of our acquisition of Champion Farms Apartments and Fieldstone Apartments. We expect rental income to continue to increase in future periods, as compared to historical periods, as a result of owning our investments in real estate acquired in 2006 for an entire year and future acquisitions of real estate investments.

Property operating expenses for the fiscal year ended December 31, 2006 were $492,297 relating to property operating expenses incurred for Champion Farms Apartments and Fieldstone Apartments, respectively. We had no property operating expenses for the fiscal year ended December 31, 2005. Property operating expenses were 32.2% of total revenues for the fiscal year ended December 31, 2006. We expect property operating expenses to continue to increase in future periods, as compared to historical periods, as a result of owning our investments in real estate acquired in 2006 for an entire year and future acquisitions of real estate investments.

General and administrative expenses were $386,249 for the fiscal year ended December 31, 2006 compared to $36,771 for the fiscal year ended December 31, 2005. The increase in general and administrative expenses related primarily to asset management fees, independent director fees, director’s and officer’s liability insurance and amortization of restricted stock held by our independent directors.

Interest expense, including amortization of deferred financing costs, were $812,489 for the fiscal year ended December 31, 2006 compared to $12,066 for the fiscal year ended December 31, 2005. The increase in interest expense was primarily related to mortgage notes payable and indebtedness incurred in connection with the acquisition of Champion Farms Apartments and Fieldstone Apartments and certain financing costs that we incurred in connection with such indebtedness.

Depreciation and amortization expense was $616,887 for the fiscal year ended December 31, 2006. We had no depreciation and amortization expense for the fiscal year ended December 31, 2005. Depreciation and amortization expense increased primarily as a result of amortization of in-place-leases which are amortized over the life of the leases and depreciation of building and furniture, fixtures and equipment.

Equity in earnings from real estate joint venture were $75,226 for the fiscal year ended December 31, 2006 compared to $14,987 for the fiscal year ended December 31, 2005. The increase in equity in earnings from real estate joint venture was primarily related to our allocable share of income related to PRIP 801 through Paladin OP’s 74% ownership interest in PRIP 801, LLC for an entire year in 2006 as compared to 2 months in 2005.

Minority interest increased from a charge of $7,200 for the fiscal year ended December 31, 2005 to a charge of $127,817 for the fiscal year ended December 31, 2006.

We had a net loss of $652,768 for the year ended December 31, 2006 primarily related to the increase in property operating expenses, general and administrative expenses, interest expense, including amortization of deferred financing costs and deprecation and amortization expense offset by the increase in total revenues. We had a net loss of $61,541 for the year ended December 31, 2005, primarily as a result of incurring overhead related to general and administrative expenses, organization and offering costs, and interest expense without sufficient revenues to cover these costs. Our only revenues for the fiscal year ended December 31, 2005 were $16,243 of interest income on our cash and cash equivalents.

Related Party Transactions and Agreements

Organization and Offering Costs. Our organization and offering costs are paid by Paladin Advisors or its affiliates, including Paladin Realty, on behalf of us and directly by us. Organization and offering costs consist of actual legal, accounting, printing and other offering expenses, including amounts to reimburse Paladin Advisors, its affiliates or Prospect Financial Advisors, LLC (“Prospect”), our dealer manager, for all marketing related costs and expenses, including, but not limited to, expenses relating to registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the Offering, and payment or reimbursement of bona fide due diligence expenses of Prospect and broker-dealers participating in the Offering. Pursuant to the Advisory Agreement, we are obligated to reimburse Paladin Advisors or its affiliates for amounts advanced for organization and offering costs, provided that Paladin Advisors and its affiliates are responsible for the payment of organization and offering costs to the extent they exceed 3.0% of gross proceeds from the Offering and will be required to return to us any amount we reimburse them in excess of 3.0% of the gross proceeds from the Offering.

We had incurred organization and offering costs of $4,113,284 and $3,038,095 as of December 31, 2006 and 2005, respectively, which includes $4,018,284 and $3,038,095, respectively, paid by Paladin Advisors as described in Note 5 of Notes to Consolidated Financial Statements included herewith. Following receipt of the minimum offering on December 2, 2005, such costs only become a liability to us to the extent they do not exceed 3.0% of the gross proceeds of the Offering. When recorded by us, organization costs are expensed as incurred and offering costs are charged to shareholders’ equity. For the years ended December 31, 2006 and 2005, we have recognized $192,986 and $51,134, respectively, of organization and offering costs.

For the years ended December 31, 2006 and 2005, we recognized $0 and $51,134, respectively, in organization costs in its consolidated statements of operations.

As of December 31, 2006 and 2005, $192,986 and $0, respectively, in offering costs were charged to shareholders’ equity.

Subject to the 3% limitation, the remaining $3,869,164 in organization and offering costs, as of December 31, 2006 will be recognized in future periods as we receive additional proceeds of the Offering.

Expense Reimbursement. Pursuant to the Advisory Agreement, Paladin Advisors is entitled to reimbursement of actual expenses incurred for administrative and other services provided to us by Paladin Advisors and its affiliates for which they do not otherwise receive a fee. We will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income (the “2%/25% Rule), and Paladin Advisors must reimburse us quarterly for any amounts by which our operating expenses exceed the 2%/25% Rule in the previous four consecutive fiscal quarters (the “Expense Period”).

Our average invested assets for any period are equal to the average book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. Our net income for any period is equal to our total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by us under general accepted accounting principles (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin OP.

Paladin Advisors must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any Expense Period for which total operating expenses exceed the 2%/25% Rule, we will send our stockholders written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliate, as applicable may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.

During the Expense Period ended December 31, 2006, our operating expenses including expenses incurred on behalf of us by Paladin Advisors and its affiliates exceeded the 2%/25% Rule by $673,809. In accordance with the Advisory Agreement, we recognize on a quarterly basis amounts not exceeding the 2%/25% Rule.

As of December 31, 2006, Paladin Advisors and its affiliates had incurred $1,292,517 in general and administrative expenses on our behalf, $90,117 of which are accrued on the consolidated statement of operations for the year ended December 31, 2006.

Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of all of these expenses.

Acquisition and Advisory Fees. Pursuant to the terms of the Advisory Agreement, we pay Paladin Advisors acquisition and advisory fees consisting of 2.75% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.5% of the funds we advance with respect to the investment. Paladin Advisors is entitled to acquisition and advisory fees of $578,498 relating to the acquisition of 801 Fiber Optic Drive, Champion Farms Apartments and Fieldstone Apartments. The acquisition and advisory fees were capitalized as part of our investment in 801 Fiber Optic Drive, Champion Farms and Fieldstone. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of all of these fees.

Asset Management Fees. Pursuant to the terms of the Advisory Agreement, an annual asset management fee is payable to Paladin Advisors monthly in an amount equal to one-twelfth of 0.6% of (1) the contract purchase price of a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.2% of the funds we advance with respect to the investment. Paladin Advisors receives this fee for supervising the management, leasing, development and construction services provided for our properties by third parties and management of real estate related investments. Paladin Advisors is entitled to asset management fees of $61,475 relating to the management of 801 Fiber Optic Drive, Champion Farms Apartments and Fieldstone Apartments. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of all of these fees.

Trends or Uncertainties

Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of real estate and real estate related investments.

Liquidity and Capital Resources

For the year ended December 31, 2006, our source of funds were:

•	net proceeds of $5,837,285 from the sale of 645,018 common shares in our initial public offering;

•	distributions from our investment in 801 Fiber Optic Drive of $164,891;

•	rental income and other income at Champion Farms Apartments of $1,306,571;

•	rental income and other income at Fieldstone Apartments of $204,107;

•	interest income of $19,824; and

•	borrowings from loans from our sponsor Paladin Realty Partners, LLC and certain mortgage notes payable as described further below.

We are dependent upon the net proceeds to be received from the offering to conduct our proposed activities. The capital required to purchase real estate and real estate related investments will be obtained from the offering and from any indebtedness that we may incur in connection with the acquisition of any real estate and real estate related investments thereafter. We anticipate our sources of funds will continue to primarily consist of the net proceeds of the offering. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

Net cash provided by (used in) operating activities for the fiscal year ended December 31, 2006 was $391,288 and $(8,754) for the fiscal year ended December 31, 2005.

Net cash used in investing activities for the fiscal year ended December 31, 2006 was $24,650,252, which included $24,699,123 relating to the purchase of real estate and improvements and $40,794 in investment in real estate joint venture offset by distributions from real estate joint venture in excess of equity in earnings of $89,665. Net cash used in investing activities for the fiscal year ended December 31, 2005 was $1,688,761. Such use of funds was primarily related to our investment in the Fiber Optic Drive joint venture.

Net cash provided by financing activities was $25,164,064 for the fiscal year ended December 31, 2006 primarily related to $16,350,000 of borrowings from mortgage lenders and net borrowings of $6,200,000 from note payable to affiliate relating to the Champion Farms Apartments and Fieldstone Apartments acquisition described below and $6,432,864 in proceeds from the issuance of common shares in our offering offset primarily by $(2,400,000) of payments on note payable to affiliate, $(595,579) of selling commissions and dealer manager fees, $(470,500) of deferred loan costs, $(192,986) of offering costs, $(247,761) of dividends paid and $(9,960) of distributions to minority interest. Net cash provided by financing activities for the fiscal year ended December 31, 2005 were $1,563,646. Such increase was primarily related to proceeds from the offering.

Mortgage Notes Payable

In connection with the acquisition of an interest in Champion Farms Apartments, we entered into a mortgage loan in an amount of $16,350,000 (the “Champion Farms Mortgage”). The Champion Farms Mortgage pays interest only at a fixed interest rate of 6.14% through July 1, 2016, the maturity date, at which time the principal and any unpaid interest will become due and payable. In general, the Champion Farms Mortgage may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property.

In connection with the acquisition of an interest in Fieldstone Apartments, the Company assumed a mortgage loan in the amount of $16,500,000 (the “Fieldstone Mortgage”). The Fieldstone Mortgage requires interest only payments at a rate of 6.05%, until July 1, 2011, after which principal and interest are payable monthly on a 30-year amortization schedule until the loan’s maturity on July 1, 2014, at which time all remaining principal and interest shall become due and payable. Approximately $15,900,000 will be due at maturity. In general, the Fieldstone Mortgage may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property.

Notes Payable to Affiliate

The acquisition of the property interest in Champion Farms was partially funded through the assignment of proceeds from a note by and between Paladin Realty and Wachovia Bank, N.A. dated May 30, 2006 (the “Champion Farms Paladin Realty Note”) to us in the amount of $3,100,000, the proceeds of which were contributed to Paladin OP and used to make Paladin OP’s investment in PRIP 3700, LLC. The Champion Farms Paladin Realty Note was personally guaranteed by James R. Worms, our President, John A. Gerson, our Chief Financial Officer, and Michael B. Lenard, our Executive Vice President, Secretary and Counselor. Paladin Realty is our sponsor and our executive officers are also officers and principals of Paladin Realty. Assignment of the proceeds was made pursuant to a note by and between Paladin Realty and us dated June 1, 2006 (the “Champion Farms Company Note”) on substantially similar terms as the Champion Farms Paladin Realty Note. The Champion Farms Company Note provides for a loan in the amount of $3,100,000, with an interest rate based on LIBOR plus 2.25%. Payments on the Champion Farms Company Note are due in consecutive monthly payments of accrued interest only, commencing on July 1, 2006, and continuing on the same day of each month thereafter until fully paid. The term of the Champion Farms Company note was 180 days from its execution on June 1, 2006. On November 3, 2006, Paladin Realty entered into a revolving credit facility with Wachovia Bank, N.A. pursuant to which $1,200,000 of outstanding indebtedness was refinanced on November 9, 2006 (the “Paladin Realty Credit Facility”). Messr. Worms, Gerson and Lenard have personally guaranteed all borrowings in excess of $1 million under the Paladin Realty Credit Facility. Interest on the Paladin Realty Credit Facility is LIBOR plus 2.5%. Beginning November 9, 2006, we began paying Paladin Realty the interest rate under the Paladin Realty Credit Facility. Upon the expiration of the term of the Champion Farms Company Note, Paladin Realty did not require payment in full of the principal and instead accepted payment from us of accrued interest at the rate required under the Paladin Realty Credit Facility of LIBOR plus 2.5%. On March 28, 2007, we entered into an amendment and waiver to the Champion Farms Company note, which extended the term of the Champion Farms Company Note to November 3, 2007, the due date of the Paladin Realty Credit Facility and which changed the interest rate under the Champion Farms Company Note to LIBOR plus 2.5%. Under the Champion Farms Company Note, as amended, in the event of a default by us including nonpayment, false warranty, bankruptcy or certain changes in our structure or business, Paladin Realty may accelerate the maturity of the Champion Farms Company note, and charge additional interest at a rate of 3%. As of December 31, 2006, the outstanding balance of the Champion Farms Company Note was $1,000,000.

The acquisition of an interest in Fieldstone Apartments was partially funded through the assignment of proceeds by Paladin Realty to us from a promissory note drawn on the Paladin Realty Revolving Credit Facility in the amount of $2,000,000 and a term loan entered into between Paladin Realty and Wachovia Bank, N.A. dated December 1, 2006 in the amount of $1,100,000 (the “Paladin Realty Fieldstone Notes”). These proceeds were contributed to Paladin OP and used to make Paladin OP’s investment in PRIP 10637, LLC. As described above, Messrs. Worms, Gerson and Lenard have personally guaranteed all borrowings in excess of $1,000,000 million under the Paladin Realty Credit Facility and the Paladin Realty Fieldstone Notes and have personally guaranteed all of the $1.1 million term loan. Assignment of the proceeds was made pursuant to two notes by and between Paladin Realty and us (the “Company Fieldstone Notes”) on substantially similar terms as the Paladin Realty Fieldstone Notes. The Company Fieldstone Notes provide for loans in the amount of $2.0 million and $1.1 million, with interest rates based on LIBOR plus 2.5% and payments due in consecutive monthly payments of accrued interest only, commencing on January 1, 2007, and continuing on the same day of each month thereafter until fully paid. All principal and accrued interest becomes due and payable on the $2.0 million loan on November 3, 2007 and on the $1.1 million loan on the 180th day following execution of the note. In the event of a default by us under the Company Fieldstone Notes, including nonpayment, false warranty, bankruptcy or certain changes in our structure or business, Paladin Realty may accelerate the maturity of the Company Fieldstone Notes and charge additional interest at a rate of 3%. As of December 31, 2006, the outstanding balance of the Company Fieldstone Notes was $2,800,000.

Between December 31, 2006 and March 12, 2007, we had made payments of $1.0 million to the Champion Farms Company Note and $950,000 to the Company Fieldstone Notes.

Our articles of incorporation do not permit borrowings that would cause our aggregate borrowings to exceed 65% of the aggregate asset value of all of our real estate and real estate related investments, unless approved by our independent directors and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Our leverage currently exceeds 65%. In accordance with our articles of incorporation, our board of directors, including our independent directors, approved our leverage increasing and exceeding 65% in connection with entering into the arrangements described above with Paladin Realty.

The board of directors determined that the excess leverage was justified for the following reasons: (1) the primary cause for the excess leverage related to short term borrowings used to make acquisitions which were guaranteed by members of our management; (2) the borrowings enabled us to purchase the assets and earn rental and interest income more quickly; and (3) the acquisitions are likely to increase the net offering proceeds from our initial public offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital. We will likely continue to exceed our charter’s leverage guidelines during the early stages of our operations.

Our articles of incorporation further provide that we may not borrow money from Paladin Advisors and its affiliates unless such loan is approved by a majority of our directors, including a majority of the independent directors as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances. Our board of directors, including our independent directors, determined that the notes are fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated third parties under the same circumstances and approved our entering into the notes.

Contractual Obligations

The following table summarizes our contractual obligations as of December 31, 2006:

	Payment due by period
Mortgages Payable	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Mortgages Payable
Principal	$32,850,000	$—	$—	$89,875	$32,760,125
Interest	17,459,407	2,038,424	4,083,932	4,093,643	7,243,408

Notes Payable to Affiliate
Principal	3,800,000	3,800,000	—	—	—
Interest (1)	226,357	226,357	—	—	—

(1)	Based on the applicable interest rate of 7.8% as of December 31, 2006 assuming that the outstanding Notes are not paid until maturity.

Dividends

We paid $247,761 in dividends during the fiscal year ended December 31, 2006. Our board of directors has declared dividends for the periods listed below to stockholders of record as of the close of business each day during the applicable period and paid on the dates listed below.

Month	Annualized Rate Declared(1)	Date Paid/To be Paid(2)
December 2005	6.0%	January 17, 2006
January 2006	6.0%	February 15, 2006
February 2006	6.0%	March 15, 2006
March 2006	6.0%	April 17, 2006
April 2006	6.0%	May 15, 2006
May 2006	6.0%	June 15, 2006
June 2006	6.0%	July 17, 2006
July 2006	6.0%	August 15, 2006
August 2006	6.0%	September 15, 2006
September 2006	6.0%	October 16, 2006
October 2006	6.0%	November 15, 2006
November 2006	6.0%	December 15, 2006
December 2006	6.0%	January 15, 2007

(1)	Dividends were declared in the amount of $0.0016438 per share per day, representing an annualized rate of return of 6.0% on an investment of $10.00 per share if paid each day over a 365-day period.
(2)	On December 26, 2006, our board of directors declared dividends for the month of January 2007 which were paid on February 15, 2007. On January 30, 2007, our board of directors declared dividends for the month of February 2007 which were paid on March 15, 2007. On February 22, 2007, our board of directors declared dividends for the month of March 2007 which will be paid on April 16, 2007.

These dividends were set by our board of directors at a level we believe to be appropriate based upon an evaluation of our assets and liabilities, projected levels of cash flow, additional capital and debt anticipated to be raised or incurred and invested in the future and our projected results of operations. During the year ended December 31, 2006, we had paid $247,761 in dividends to our stockholders. However, for the fiscal year ended December 31, 2005, we have had negative cash flows from operations and for the fiscal year ended December 31, 2006 cash flows from operations were insufficient to pay our operating expenses and to cover the dividends we have paid or declared to our stockholders. Specifically, net cash (used in) operating activities was $8,754 for the year ended December 31, 2005 including a $87,021 in increase due to affiliates and net cash provided by operations was $391,288 for the fiscal year ended December 31, 2006 including a $90,117 increase in due to affiliates. Because our cash flows from operations have been insufficient to pay our operating expenses and to cover the dividends we have paid or declared to our stockholders through the date of this prospectus, we cannot assure you that we will be able to continue paying dividends to our stockholders at our historical per-share amounts, or that the dividends we pay will not decrease or be eliminated in the future. In order to permit us to pay dividends declared to date, we have used cash distributions from our investments, Paladin Advisors has paid expenses on our behalf, and Paladin Advisors has deferred the reimbursement of these expense payments and its receipt of asset management and acquisition and advisory fees.

As of December 31, 2006, Paladin Advisors had paid on our behalf $4,018,284 in organization and offering costs, none of which has been repaid. In addition, as of December 31, 2006, Paladin Advisors and its affiliates had paid on our behalf $1,292,517 in general and administrative expenses, none of which has been repaid. As described above, Paladin Advisors must reimburse us quarterly for any amounts by which our operating expenses exceed the 2%/25% Rule in any Expense Period. During the Expense Period ended December 31, 2006, our operating expenses including expenses incurred on behalf of us by Paladin Advisors and its affiliates exceeded the 2%/25% Rule by $673,809. In accordance with the advisory agreement, Paladin Advisors has deferred payment of such amount and it was recorded as a reduction in general and administrative expenses and asset management fees, as described in Note 5 to our condensed consolidated financial statements. As of December 31, 2006, Paladin Advisors was also entitled to acquisition and advisory fees of $578,498 relating to the acquisition of 801 Fiber Optic Drive, Champion Farms Apartments and Fieldstone Apartments and asset management fees of $61,475 relating to the management of 801 Fiber Optic Drive, Champion Farms Apartments and Fieldstone Apartments. The acquisition and advisory fees were capitalized as part of these investments. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of all of these fees and expenses including the amounts that are accrued on the condensed consolidated statement of operations for fiscal year ended December 31, 2006.

We are obligated to pay these amounts to Paladin Advisors in the future, and the payment of these obligations may impact our ability to pay future dividends. Paladin Advisors is not obligated to either pay expenses on our behalf or defer reimbursements of such expense payments or fees in future periods. At such time as Paladin Advisors requires us to reimburse such expense payments or pay those fees, or if Paladin Advisors were to cease paying expenses on our behalf or deferring reimbursement of expense payments or fees, our ability to pay dividends to our stockholders could be adversely affected, and we may be unable to pay dividends to our stockholders, or such dividends could decrease significantly. Additionally, if Paladin Advisors continues to pay expenses on our behalf and/or defer reimbursement of expense payments or fees, the ultimate repayment of these obligations could adversely impact on our ability to pay dividends in future periods as well as potentially adversely impact the value of your investment.

The amount of dividends to be distributed to our stockholders in the future will be determined by our board of directors and are dependent on a number of factors, including funds available for payment of dividends (including whether Paladin Advisors continues to pay expenses or defer and/or defer reimbursement of expense payments or fees), our financial condition, capital expenditure requirements, annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code and any limitations imposed by the terms of indebtedness we may incur and other factors.

Off-Balance Sheet Arrangements

As of December 31, 2006 and 2005, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Quantitative and Qualitative Disclosures About Market Risk

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk.

We may be exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund expansion and refinancing of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk. To achieve our objectives, we may borrow at fixed rates or variable rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.

In addition to changes in interest rates, the value of our real estate and real estate related investments is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of lessees, and which may affect our ability to refinance our debt if necessary.

As of December 31, 2006 we had outstanding fixed-rate debt of approximately $32.9 million and variable-rate debt of approximately $3.8 million.

As of December 31, 2006, the fair value of our fixed-rate debt is estimated to be $33.7 million, compared to its carrying value of $32.9 million. To determine fair value, the fixed-rate debt is discounted at a rate based on an estimate of current lending rates as of December 31, 2006.

A 50 basis point increase in interest rates on our fixed-rate debt would decrease the fair value of our $32.9 million fixed-rate debt by approximately $1.1 million. A 50 basis point decrease in interest rates on our fixed-rate debt would increase the fair value of our $32.9 million fixed-rate debt by approximately $1.1 million.

If interest rates were to increase by 50 basis points, the increase in interest expense on our $3.8 million of variable-rate debt would decrease future annual earnings and cash flows by approximately $14,000 if held to maturity. If interest rates were to decrease by 50 basis points, the decrease in interest expense on our $3.8 million variable-rate debt would increase our future annual earnings and cash flows by approximately $14,000 if held to maturity.

These amounts were determined by considering the impact of hypothetical interest rates on our financial instruments. These analyses do not consider the effect of any changes in overall economic activity that could occur in that environment. Further, in the event of a change of the magnitude discussed above, we may take actions to further mitigate our exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, these analyses assume no changes in our financial structure.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs sponsored or advised by our sponsor, Paladin Realty, and its affiliates. The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix A of this prospectus. Investors in our common shares should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Paladin real estate programs. Investors who purchase our common shares will not thereby acquire any ownership interest in any of the entities to which the following information relates.

The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of the prior Paladin real estate programs, the returns to our stockholders will vary from those generated by those prior programs. In addition, all of the prior Paladin real estate programs were conducted through privately—held entities that were not subject to either the up—front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. We are also the first program sponsored by Paladin Realty or any of its affiliates that has investment objectives permitting the making or acquiring of mortgage loans or mezzanine loans. None of Paladin Realty, Paladin Advisors or any of their affiliates has experience making such investments or in operating a REIT or a publicly offered investment program. As a result, you should not assume the past performance of the prior Paladin programs will be indicative of our future performance. See “Risk Factors—Risks Relating To Our Business—We differ from prior programs sponsored by Paladin Realty in a number of respects, and therefore the past performance of those programs may not be indicative of our future results” and the Prior Performance Tables located in Appendix A.

Prior Investment Programs

Since 1995, Paladin Realty and its predecessors have managed real estate investments for high net worth individuals, foundations and institutions. As of December 31, 2006, Paladin Realty or its affiliates have sponsored or advised 26 real estate investment partnerships. All of these prior programs had investment objectives generally similar to ours. This offering is the first public offering of a real estate program sponsored by Paladin Realty. The Prior Performance Tables included in Appendix A to this prospectus set forth information as of the dates indicated regarding certain of these prior Paladin real estate programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor (Table II); (3) annual operating results of the prior programs (Table III); (4) results of completed programs (Table IV); and (5) sales or disposals of property (Table V). Additionally, Table VI contained in Part II of the registration statement (which is not part of this prospectus) gives certain additional information relating to properties acquired by these Paladin real estate programs. Upon written request, we will furnish a copy of this table to you without charge. See “Where You Can Find Additional Information.”

Summary Information

Capital Raising

The total amount of funds raised from investors in the prior programs as of December 31, 2006, was approximately $570 million. These funds were invested in real estate with an aggregate cost, including debt and investments of joint venture partners, of approximately $1.5 billion. The total number of investors in these prior programs, collectively, is 60. See Table I and Table II for more detailed information about Paladin Realty’s experience in raising and investing funds and compensation paid to Paladin Realty and its affiliates as the sponsor of these programs.

Investments

The prior Paladin real estate programs had acquired 177 properties as of December 31, 2006. The table below gives further information about these properties:

Location	Properties Purchased (as a percentage of aggregate purchase price)
United States
Pacific Coast	34%
West	16%
Plains States	1%
South Central	7%
Southeast	5%
Northeast	4%
Latin America
Costa Rica	9%
Mexico	11%
Brazil	7%
Chile	6%

The following table gives a percentage breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior Paladin real estate programs, categorized by type of property, as of December 31, 2006, all of which were existing (used) or developed by the program (construction).

	New	Used	Construction
Commercial
Office Buildings	—	19%	—
Industrial Buildings	—	2%	—
Shopping Centers	—	—	—
Residential
Apartments	—	19%	—
Hotels	—	7%	—
Homebuilding	—	—	19%
Land Development	—	—	10%
Resort residential	—	—	20%
Other	—	2%	2%

Total	—	49%	51%

Sales

As of December 31, 2006, these prior Paladin real estate programs had sold 91 of the total of 177 properties, or 51% of such properties, to third parties. These completed prior real estate programs made aggregate equity investments of $177 million in those properties, for which they received a return of $334 million upon the sale of those properties. In addition to these 91 sold properties, in connection with the termination of another prior Paladin real estate program, that program transferred 79 properties to a newly formed Paladin real estate program. The prior Paladin real estate program made aggregate equity investments of $156 million in those 79 properties, and in that transaction those equity investments were transferred to the new program based on a $187 million valuation. See also Tables III, IV and V for more detailed information as to the operating results of the prior Paladin real estate programs whose offerings closed since December 31, 2001, results of such programs that have completed their operations during the five years ending December 31, 2006 and sales or other disposals of properties by the prior Paladin real estate programs during the three years ending December 31, 2006.

Three Year Summary of Acquisitions

From December 31, 2003 through December 31, 2006, the prior Paladin real estate programs acquired 26 residential properties, 9 apartment properties and 2 hotel properties. The total acquisition costs of these properties was approximately $247 million, of which $145 million, or 59%, was financed with mortgage financing. Of the remaining $102 million, $100 million was provided by investors and $2 million was from cash generated by the properties. The locations of these properties, and the number of each property in each location, are as follows: Oregon (4), Vermont (2), Texas (2), Idaho (1), Washington (1), Colorado (1), Chile (17), Brazil (6), Costa Rica (2), Mexico (1).

See Table VI in Part II of the registration statement of which this prospectus is a part for more detailed information as to the acquisition of properties during the three years ending December 31, 2006. Upon request and for no fee, we will provide a copy of such table to any investor.

Adverse Business Developments

The prior Paladin real estate programs have occasionally been adversely affected by vacancies either due to defaults of tenants under their leases or the expiration or termination of tenant leases. Where vacancies have continued for a long period of time, these programs suffered reduced revenues resulting in less cash dividends to be distributed to stockholders. In addition, the resale value of such properties may have diminished as the market value of a particular property often depends principally upon the value of the leases of such property. For instance, as a result of poor market conditions that lead to high vacancy rates and insufficient cash flow to continue profitable operations, in June 2002 an apartment complex owned by FSF View Pointe Associates, LLC was transferred to the mortgage lender for the property in satisfaction of the outstanding balance of the mortgage loan. Likewise, in August 2003 an apartment owned by FSP Village Square Associates, LLC was transferred to the mortgage lender for the property under the same circumstances.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material United States federal income tax considerations associated with an investment in our common stock. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code, which we refer to as the Code, and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in our counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of stock options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States except as provided below. The Code provisions governing the federal income tax treatment of REITs and their shareholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

King & Spalding LLP has reviewed this summary and is of the opinion that it sets forth the United States federal income tax considerations that are likely to be material to a holder of our common stock. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of King & Spalding LLP is based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or any court.

We urge you, as a prospective stockholder, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

Tax Treatment Prior to Qualification as a REIT

We expect to qualify as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2007. Prior to such time, we were taxed as a corporation, however, we did not generate any material amounts of taxable income during such years.

REIT Qualification

We intend to elect to be taxable as a REIT commencing with the year ending December 31, 2007. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

In addition to the opinion described above, King & Spalding LLP has delivered an opinion to us that, commencing with our taxable year ending December 31, 2005 (the first year which we intended to make an election to be taxed as a REIT), we will be organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to operate in conformity with the requirements for qualification as a REIT under the Code.

Investors should be aware that an opinion of counsel is not binding upon the Internal Revenue Service or any court. The opinion of King & Spalding LLP described above is based on various assumptions and qualifications and conditioned on representations made by us as to factual matters, including representations regarding the intended nature of our properties and the future conduct of our business. Moreover, our continued qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal tax laws and described below. King & Spalding LLP will not review our compliance with those tests on a continuing basis. Accordingly, our actual results of operation for any particular taxable year may not satisfy these requirements. For a discussion of certain tax consequences of our failure to meet these qualification requirements, see “Failure to Qualify as a REIT.”

Taxation of Paladin REIT

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and shareholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	Under some circumstances, we may be subject to “alternative minimum tax”;

•

If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	If we have net income from prohibited transactions (which are described below), the income will be subject to a 100% tax;

•

If we fail to satisfy either of the 75% or 95% gross income tests (which are discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•

If we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

•

We may elect to retain and pay tax on our net long-term capital gain. In that case, a United States shareholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid; and

•

If we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition. We refer to this tax as the Built-in Gains Tax.

The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances surrounding each property. We intend to conduct our operations so that no asset we own, directly or through any subsidiary entities other than taxable REIT subsidiaries, will be held for sale to customers in the ordinary course of our trade or business, or to comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. However, no assurance can be given that any particular property we own will not be treated as property held for sale to customers or that we can comply with those safe-harbor provisions.

“Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test, which is described below. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute property held primarily for sale to customers in the ordinary course of a REIT’s trade or business. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test; however, if we do acquire any foreclosure property that we believe will give rise to such income, we intend to make an election to treat the related property as foreclosure property.

Requirements For Qualification as a REIT

In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Requirements for Qualification. The Code defines a REIT as a corporation, trust or association:

(1) which is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) which would be taxable as a domestic corporation but for sections 856 through 859 of the Code;

(4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities);

(7) which makes an election to be a REIT (or has made such election for a previous taxable year which has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8) which uses the calendar year as its taxable year; and

(9) which meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. We will be treated as having met condition (6) above for a taxable year if we complied with certain Treasury Regulations for ascertaining the ownership of our stock for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that our stock was sufficiently closely held during such year to cause us to fail condition (6). In addition, conditions (5) and (6) do not apply to a REIT until the second year in which the REIT qualifies as such.

Our articles of incorporation contain restrictions regarding ownership and transfer of shares of our stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (5) and (6) above. See “Description of Capital Stock—Restriction on Ownership of Shares.”

For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us, and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “Operational Requirements—Asset Tests”), all of the capital stock of which is owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of Paladin OP and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or Paladin OP have an interest will be treated as our assets, liabilities and items of income.

Operational Requirements—Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

•

At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and interest income derived from mortgage loans secured by real property) and from other specified sources, including qualified temporary investment income, as described below. This is the 75% Income Test.

•

At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and generally from dividends and interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Income Test.

Rents From Real Property

The rents we will receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if several conditions are met, including the following:

•

The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•

In general, neither we nor an owner of 10% or more of our stock may directly or constructively own 10% or more of a tenant, or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified, unless such tenant is our taxable REIT subsidiary and certain other conditions are satisfied);

•

Rent attributable to personal property leased in connection with a lease of real property are only treated as tents from real property to the extent that they do not exceed 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

•

We normally must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income or through a taxable REIT subsidiary. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by us with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. For this purpose, such services may not be valued at less than 150% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1% de minimis exception will constitute nonqualifying gross income under the 75% and 95% gross income tests. In addition, our taxable REIT subsidiaries are permitted to provide noncustomary services to our tenants without causing the rents we receive from such tenants to be disqualified as “rents from real property.”

Considerations Relevant to Investments in Hotels

We plan to make direct investments in hotels. We will likely lease the hotels to taxable REIT subsidiaries which will be formed by us in the future and which will be wholly owned by us or by Paladin OP. Hotel leases between REITs and their taxable REIT subsidiaries are typically structured so that the REIT receives the greater of a minimum base rent or rent based on a percentage of room revenues for the hotel in excess of certain levels. In order for the rent under these leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures, or some other type of arrangement. The determination of whether the leases are true leases depends on an analysis of all the surrounding facts and circumstances. We intend to structure our hotel leases in a manner that will cause them to be treated as true leases for federal income tax purposes.

Percentage Rent Requirements. As described above, in order for the rent received by us to constitute “rents from real property,” several requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the percentage leases are entered into;

•	are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, the percentage rent will not qualify as “rents from real property” if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. We intend to structure our hotel leases with our taxable REIT subsidiaries in a manner that satisfies the conditions described above so that the rent from such leases qualifies as rents from real property.

Related Party Rent Rules. Another requirement for qualification of our rent as “rents from real property” is that we must not own, actually or constructively, 10% or more of the stock of a corporate lessee or 10% or more of the interests in the assets or net profits of a non-corporate lessee (a “Related Party Tenant”) other than one of our taxable REIT subsidiaries. We refer to this restriction as the Related Party Rent Rule. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. The Related Party Rent Rule does not apply where the REIT (or its affiliate) leases hotels to a taxable REIT subsidiary of the REIT, provided certain requirements are satisfied, which we refer to as the TRS Exception.

In order for rents derived from a hotel lease to qualify for the TRS Exception to the Related Party Rent Rule, the following requirements must be satisfied:

•

The hotels leased to the taxable REIT subsidiary must constitute “qualified lodging facilities.” A qualified lodging facility is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis. Further, no wagering activities may be conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A qualified lodging facility includes amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

•	The taxable REIT subsidiary cannot directly or indirectly operate or manage any hotel or directly or indirectly provide rights to any brand name under which any hotel is operated.

•

The hotel that is leased to the taxable REIT subsidiary must be operated on behalf of the taxable REIT subsidiary by a person who qualifies as an “independent contractor,” which means that (1) such person cannot own, directly or indirectly (taking into account constructive ownership rules), more than 35% of the REIT’s shares, (2) no person or group of persons owning, directly or indirectly (taking into account constructive ownership rules), 35% or more of the REIT’s outstanding shares may own, directly or indirectly (taking into account constructive ownership rules), more than 35% of the ownership interests in the contractor, and (3) while the statutory language is unclear on this point, the REIT may not be able to derive any income from the contractor or bear the expenses of the contractor, other than expenses of operating the facility under the management contract. Further, the independent contractor (or a person related to the independent contractor) must be actively engaged in the trade or business of operating “qualified lodging facilities” for any person that is not related to us or the taxable REIT subsidiary lessee.

We will form taxable REIT subsidiaries in the future to act as lessees of our hotels and for other purposes. The stock of our taxable REIT subsidiaries lessees will likely be 100% owned by Paladin OP. A REIT’s ownership of the shares of a taxable REIT subsidiary through a subsidiary partnership, such as Paladin OP, should constitute “indirect” ownership of the shares of such entities for purposes of qualifying the entity as a taxable REIT subsidiary. We intend only to invest in hotels which will qualify as “qualified lodging facilities” as to which substantially all of the units are leased on a transient basis. Our taxable REIT subsidiaries that lease hotels from us will engage third-party hotel managers to operate and manage the hotels on behalf of such taxable REIT subsidiaries. Our taxable REIT subsidiaries will only engage managers that do not own, actually or constructively, 35% or more of our outstanding shares, and no person or group of persons owning 35% or more of our outstanding shares will own, actually or constructively, more than 35% of the ownership interests in any of the managers that will be engaged. Further, we will not derive any income (in the form of rents, dividends, or otherwise) from any manager. Finally, we will only engage managers that are actively engaged in operating “qualified lodging facilities” for persons unrelated to us. Thus, we believe that the rents we will derive from any taxable REIT subsidiary lessees of hotels in which we invest will qualify for the TRS Exception to the Related Party Rent Rule.

Potential 100% Excise Tax on Rents Received From Taxable REIT Subsidiaries in Excess of a Market Rental. A 100% excise tax is imposed on a REIT to the extent that a taxable REIT subsidiary of the REIT has “redetermined deductions” or engages in certain other transactions that generate deductible interest or other expenses for the taxable REIT subsidiary that do not clearly reflect income for federal income tax purposes as between the taxable REIT subsidiary and the REIT. This determination is made by applying the standards of Section 482 of the Code. This tax is intended to ensure that a taxable REIT subsidiary does not pay excessive rents or other deductible amounts that are not arm’s-length charges in order to reduce or avoid corporate tax at the taxable REIT subsidiary level. The excise tax is in lieu of an actual reallocation of expenses between the taxable REIT subsidiary and the payee under Section 482.

We intend to structure our leases with our taxable REIT subsidiaries so that the rents paid by our taxable REIT subsidiaries will reflect arm’s-length, market rents and that the leases provide the opportunity for the taxable REIT subsidiary lessees to earn substantial profits (or incur substantial losses) over the term of the leases, depending on how effectively the managers of the hotels operate them and other factors. Nevertheless, the determination of whether rents reflect arm’s-length charges is inherently factual, and the Internal Revenue Service has broad discretion under Section 482 of the Code to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. In the event that the Internal Revenue Service were to successfully assert that the rents paid under one or more hotel leases by our taxable REIT subsidiaries do not clearly reflect the income of the taxable REIT subsidiary and us, we would be subject to a 100% excise tax on our share of the portion of the rents determined to be in excess of an arm’s-length rent, which could materially and adversely affect the amount of cash available for distribution to our shareholders.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% Income Test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% Income Test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% Income Test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, which we refer to as a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% Income Tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by a REIT.

Compliance with 75% and 95% Income Tests

Prior to the making of investments in real estate and real estate related investments, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a dividend reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as certain mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs in order to satisfy the 75% Income and the 95% Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% Income and 95% Income Tests as rents from real property and qualifying interest income in accordance with the requirements described above. In this regard, we anticipate that most of our leases (other than our hotel leases, as discussed above) will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. In addition, none of our tenants are expected to be Related Party Tenants (other than taxable REIT subsidiaries that qualify for the TRS Exception) and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. Finally, we anticipate that all or most of the services to be performed with respect to our properties will be performed by third-party property managers and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such property. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% Income and the 95% Income Tests described above.

Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	Our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	Following our identification of the failure, we attach a schedule of our income sources for the taxable year in which such failure occurred to our federal income tax return.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in “Taxation of Paladin REIT,” even if these relief provisions apply, a tax would be imposed with respect to non-qualifying net income.

Operational Requirements—Asset Tests

At the close of each quarter of our taxable year, we also must satisfy several tests, which we refer to as the Asset Tests, relating to the nature and diversification of our assets.

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First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those described above in the 75% asset class.

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Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power of any one issuer’s outstanding securities. Furthermore, we may not own more than 10% of the total value of any one issuer’s outstanding debt and equity securities. For purposes of this test, certain types of debt will not be considered to be securities, including (1) “straight debt” securities; (2) loans to an individual or an estate; (3) certain rental agreements calling for deferred rents or increasing rents that are subject to Section 467 of the Code; (4) obligations to pay rents from real property; (5) securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of the foreign government, or the Commonwealth of Puerto Rico, but only if the determinations of any payment received or accrued under the security does not depend in whole or in part on the profits of any entity; (6) securities issued by another qualifying REIT; and (7) other arrangements identified in Treasury Regulations (which have not yet been issued or proposed). Additionally, any debt instrument issued by a partnership will not be treated as a security if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75% Income Test. Any debt instrument issued by a partnership also will not be treated as a security to the extent of our interest as a partner in the partnership. “Straight debt” is generally defined as debt that is payable on demand or at a date certain where the interest rate and the interest payment dates are not contingent on profits, the borrower’s discretion or similar factors and there is no convertibility, directly or indirectly, into stock of the debtor. However, a security will not fail to be “straight debt” if it is subject to certain customary or de minimis contingencies. A security issued by a corporation or partnership will qualify as “straight debt” only if we or any of our taxable REIT subsidiaries hold no more than 1% of the outstanding non-qualifying securities of such issuer. Mortgage debt secured by real estate assets constitutes a “real estate asset” and does not constitute a “security” for purposes of the foregoing tests. For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership for applying solely the 10% value test in taxable years beginning on or after January 1, 2005, our share of the assets of the partnership will correspond not only to our interest as a partner in the partnership, but also to our proportionate interest in certain debt securities issued by the partnership. The third Asset Test does not apply in respect of a taxable REIT subsidiary.

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Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35 percent of the voting power or value.

The Asset Tests must generally be met at the close of any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds we expect that substantially all of our assets will consist of real estate assets and we therefore expect to satisfy the Asset Tests.

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

The American Jobs Creation Act of 2004 (the “2004 Act”), signed by President Bush on October 22, 2004, created new methods to cure failures to satisfy the Asset Tests at the close of any calendar quarter beginning after January 1, 2005. Under the 2004 Act, we will have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy the third Asset Test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of our assets at the end of the relevant quarter or (2) $10,000,000. For failures to meet any of the REIT Asset Tests for a particular quarter that do not qualify for relief for de minimus failures described in the preceding sentence, we may avoid disqualification after the 30-day cure period by disposing of sufficient assets or otherwise subsequently meeting the applicable Asset Test within six months and paying a tax equal to the greater of (1) $50,000 or (2) 35% of the net income generated by the non-qualifying assets.

Operational Requirements—Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make dividend distributions, other than capital gain dividends, to our stockholders each year in the amount of at least (A) the sum of (i) 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain and subject to certain other potential adjustments) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) certain items of noncash income for all tax years. While we must generally pay dividends in the taxable year to which they relate, we may also pay dividends in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and if (2) they are paid on or before the first regular dividend payment date after the declaration.

Even if we satisfy the foregoing dividend distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of dividends distributed to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods;

we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over amounts actually distributed during such year.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by Paladin OP that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency dividends” in a later year and include such distributions in our deductions for dividends paid for the earlier year. In that event, we may be able to avoid being taxed on amounts distributed as deficiency dividends, but we would be required in those circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	We would be required to pay the federal income tax on these gains;

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Taxable U.S. shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

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The basis of the shareholder’s shares would be increased by the amount of our undistributed long-term capital gains (minus its proportionate share of the amount of capital gains tax we pay) included in the shareholder’s long-term capital gains.

Failure To Qualify as a REIT

Under a new relief provision enacted as part of the 2004 Act, if we were to fail to satisfy one or more requirements for REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. This new relief provision will be available to us in our taxable years beginning on or after January 1, 2005, although it is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Taxation Of Taxable U.S. Shareholders

Definition

In this section, the phrase “U.S. shareholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

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a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. shareholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of dividends reinvested in additional shares of our common stock pursuant to our dividend reinvestment plan, see “Description of Capital Stock—Dividend Reinvestment Plan.”

Distributions Generally

Under recent legislation, certain “qualified dividend income” received by domestic non-corporate shareholders in taxable years 2003 through 2010 is subject to tax at the same tax rates as long-term capital gain (generally, under the new legislation, a maximum rate of 15% for such taxable years). Dividends received from REITs, however, generally are not eligible for these reduced tax rates and, therefore, will continue to be subject to tax at ordinary income rates (generally, a maximum rate of 35% for taxable years 2003-2010), subject to two narrow exceptions. Under the first exception, dividends received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries) in which the REIT has invested. Under the second exception, dividends paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-in Gains Tax in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. So long as we qualify as a REIT, distributions made to our taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income (except, in the case of non-corporate shareholders, to the limited extent that we are treated as receiving “qualified dividend income” from our stock interests in our taxable REIT subsidiaries or other taxable corporations or as a result of paying federal income tax on undistributed REIT taxable income or Built-in Gains Tax). In addition, as long as we qualify as a REIT, corporate shareholders will not be eligible for the dividends received deduction as to any dividends received from us.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. shareholder’s shares, and the amount of each distribution in excess of a U.S. shareholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. shareholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Dividends

Distributions to U.S. shareholders that we properly designate as capital gain dividends normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held his or her stock. A corporate U.S. shareholder, however, may be required to treat up to 20% of some capital gain dividends as ordinary income. See “Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement” for the treatment by U.S. shareholders of net long-term capital gains that we elect to retain and pay tax on.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of our common stock will not be treated as passive activity income, and shareholders may not be able to utilize any of their “passive losses” to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain dividends generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case those capital gains will be taxed as ordinary income.

Certain Dispositions of Our Common Shares

In general, any gain or loss realized upon a taxable disposition of our common stock by a U.S. shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. shareholder has included in income any capital gains dividends with respect to the shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains dividends included in income with respect to the shares, will be treated as long-term capital loss.

Generally, the redemption of shares of our common stock by us will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in us. A redemption of common stock for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the redemption under section 302 of the Code unless the redemption (a) results in a “complete termination” of the stockholder’s interest in us under section 302(b)(3) of the Code, (b) is “substantially disproportionate” with respect to the stockholder under section 302(b)(2) of the Code, or (c) is “not essentially equivalent to a dividend” with respect to the stockholder under section 302(b)(1) of the Code. Under section 302(b)(2) of the Code a redemption is considered “substantially disproportionate” if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in section 318 of the Code, as well as shares actually owned, must generally be taken into account. A distribution to a stockholder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the stockholder’s interest in us. The Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation’s affairs should be treated as being “not essentially equivalent to a dividend.”

If the redemption is not treated as a dividend, the redemption of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares redeemed. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one year.

Information Reporting Requirements and Backup Withholding for U.S. Shareholders

We will report to U.S. shareholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. shareholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the shareholder:

•	Fails to furnish its taxpayer identification number (which, for an individual, would be his or her Social Security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the Internal Revenue Service that the shareholder has failed properly to report payments of interest or dividends; or

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Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the shareholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the Internal Revenue Service that the shareholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some shareholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. shareholder will be allowed as a credit against the U.S. shareholder’s United States federal income tax liability and may entitle the U.S. shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. shareholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment Of Tax-Exempt Shareholders

Tax-exempt entities including employee pension benefit trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” as defined in the Internal Revenue Code, which we refer to as UBTI. The Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to a tax-exempt pension trust do not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by Paladin OP in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as dividends to a tax-exempt U.S. shareholder of our common stock. A tax-exempt entity that incurs indebtedness to finance its purchase of our common stock, however, will be subject to UBTI under the debt-financed income rules. However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to treat dividend distributions from us as UBTI. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

A “qualified trust” (defined to be any trust described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code) that holds more than 10% of the value of the shares of a REIT may be required, under certain circumstances, to treat a portion of distributions from the REIT as UBTI. This requirement will apply for a taxable year only if (1) the REIT satisfies the requirement that not more than 50% of the value of its shares be held by five or fewer individuals (the “five or fewer requirement”) by relying on a special “look-through” rule under which shares in us held by qualified trust shareholders are treated as held by the beneficiaries of such trusts in proportion to their actuarial interests therein, and (2) the REIT is “predominantly held” by qualified trusts. A REIT is “predominantly held” if either (1) a single qualified trust holds more than 25% of the value of the REIT shares or (2) one or more qualified trusts, each owning more than 10% of the value of the REIT shares, hold in the aggregate more than 50% of the value of the REIT shares. If the foregoing requirements are met, the percentage of any REIT dividend treated as UBTI to a qualified trust that owns more than 10% of the value of the REIT shares is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on its UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the five or fewer requirement without relying upon this special “look-through” rule.

Special Tax Considerations For Non-U.S. Shareholders

The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders, which we refer to collectively as Non-U.S. shareholders, are complex. The following discussion is intended only as a summary of these rules. Non-U.S. shareholders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Income Effectively Connected With a United States Trade or Business

In general, Non-U.S. shareholders will be subject to regular United States federal income taxation with respect to their investment in our common stock if the income derived therefrom is “effectively connected” with the Non-U.S. shareholder’s conduct of a trade or business in the United States. A corporate Non-U.S. shareholder that receives income that is (or is treated as) effectively connected with a United States trade or business also may be subject to a branch profits tax under section 884 of the Internal Revenue Code, which is payable in addition to the regular United States federal corporate income tax.

The following discussion will apply to Non-U.S. shareholders whose income derived from ownership of our common stock is deemed to be not “effectively connected” with a United States trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a Non-U.S. shareholder that is not attributable to gain realized by us from the sale or exchange of a United States real property interest and that we do not designate as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of our current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a United States federal income withholding tax equal to 30% of the gross amount of the distribution unless this tax is reduced or eliminated by the provisions of an applicable tax treaty. A distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a Non-U.S. shareholder’s basis in our common stock (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to sales of shares.

We normally intend to withhold United States income tax on these ordinary dividends at the rate of 30% on the gross amount of any distribution paid to a Non-U.S. shareholder, unless the shareholder provides us with an

Internal Revenue Service Form W-8BEN evidencing eligibility for a reduced treaty rate or an Internal Revenue Service Form W-8ECI claiming that such distribution constitutes effectively connected income.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a Non-U.S. shareholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a Non-U.S. shareholder under Internal Revenue Code provisions enacted by the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA. Under FIRPTA, these distributions are taxed to a Non-U.S. shareholder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a Non-U.S. shareholder will be taxed at the normal capital gain rates applicable to a U.S. shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. shareholder that is not entitled to a treaty reduction or exemption.

Withholding Obligations With Respect to Distributions to Non-U.S. Shareholders

Based on current law, we believe we will generally be required to withhold from distributions to Non-U.S. shareholders, and remit to the Internal Revenue Service:

•	35% of designated capital gain dividends or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends; and

•	30% of ordinary dividends paid out of our earnings and profits, except to the extent that the 30% rate is reduced by the provisions of an applicable tax treaty, as described above.

In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of the prior distributions not withheld against, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a Non-U.S. shareholder exceeds the shareholder’s United States tax liability with respect to that distribution, the Non-U.S. shareholder may file a claim with the Internal Revenue Service for a refund of the excess.

For taxable years beginning on or after January 1, 2005, a Non-U.S. shareholder of a REIT may not be subject to the 35% withholding tax on any designated capital gain dividends or, if greater, distributions that could be designated as capital gain dividends if (1) the Non-U.S. shareholder owns no more than 5% of a class of the REIT’s common stock at any time during the relevant taxable year and (2) that class of common stock is regularly traded on an established securities market located in the United States. Instead, any capital gain dividend would be treated as an ordinary dividend subject to the rules discussed above. Our common stock is not currently traded on an established securities market located in the United States. As a result, this rule will not apply to our Non-U.S. shareholders unless and until our common stock becomes regularly traded on an established securities market located in the United States. Until such time, we generally will continue to be required to withhold 35% of designated capital gains dividends or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends from our distributions to Non-U.S. shareholders.

Sale of Our Common Stock By a Non-U.S. Shareholder

A sale of our common stock by a Non-U.S. shareholder will generally not be subject to United States federal income taxation unless our common stock constitutes a “United States real property interest” within the meaning of FIRPTA or the gain from the sale is effectively connected with the conduct of a United States trade or business of the Non-U.S. shareholder. Our common stock will not constitute a United States real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by Non-U.S. shareholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. shareholder’s sale of our common stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our common stock were “regularly traded” on an established securities market and on the size of the selling shareholder’s interest in us. Our common stock currently is not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a Non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Under FIRPTA, the purchaser of our common stock may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service. Even if not subject to FIRPTA, capital gains will be taxable to a Non-U.S. shareholder if the Non-U.S. shareholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

Information Reporting Requirements and Backup Withholding for Non-U.S. Shareholders

Non-U.S. shareholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement Of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares. Any stockholder of record who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

State And Local Taxation

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of Paladin REIT, Paladin OP, any operating subsidiaries, joint ventures or other arrangements we or Paladin OP may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

Federal Income Tax Aspects of Paladin OP

The following discussion summarizes certain federal income tax considerations applicable to our investment in Paladin OP. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of Paladin OP’s income and to deduct our distributive share of Paladin OP’s losses only if Paladin OP is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, which we refer to as the Check-the-Box-Regulations, an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Paladin OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though Paladin OP will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof; provided, that even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of the partnership’s gross income for each taxable year consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs. We refer to this exemption from being treated as a publicly traded partnership as the Passive-Type Income Exemption. See “Requirements for Qualification as a REIT— Operational Requirements—Gross Income Tests.”

Under applicable Treasury Regulations, which we refer to as the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, which we refer to as the Private Placement Exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Paladin OP presently qualifies for the Private Placement Exclusion. Even if Paladin OP were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, Paladin OP should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Paladin OP will be classified as a partnership for federal income tax purposes. If for any reason Paladin OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests” and “Requirements for Qualification as a REIT—Operational Requirements—Asset Tests.” In addition, any change in Paladin OP’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Paladin OP would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Paladin OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Paladin OP’s taxable income.

Income Taxation of Paladin OP and its Partners

Partners, Not Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in Paladin OP, we will be required to take into account our allocable share of Paladin OP’s income, gains, losses, deductions, and credits for any taxable year of Paladin OP ending within or with our taxable year, without regard to whether we have received or will receive any distributions from Paladin OP.

Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not have “substantial economic effect.” If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Paladin OP’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.

Under the partnership agreement, depreciation or amortization deductions of Paladin OP generally will be allocated among the partners in accordance with their respective interests in Paladin OP, except to the extent that Paladin OP is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its contributed properties. In addition, gain or loss on the sale of a property that has been contributed to Paladin OP will be specially allocated to the contributing partner to the extent of any remaining built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Partnership Interest. The adjusted tax basis of our partnership interest in Paladin OP generally will be equal to (1) the amount of cash and the basis of any other property contributed to Paladin OP by us, (2) increased by (A) our allocable share of Paladin OP’s income and (B) our allocable share of indebtedness of Paladin OP, and (3) reduced, but not below zero, by (A) our allocable share of Paladin OP’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Paladin OP. If the allocation of our distributive share of Paladin OP’s loss would reduce the adjusted tax basis of our partnership interest in Paladin OP below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from Paladin OP or a reduction in our share of Paladin OP’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Paladin OP has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Sale of Paladin OP’s Property. Generally, any gain realized by Paladin OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by Paladin OP on the sale of any property held by Paladin OP as inventory or other property held primarily for sale to customers in the ordinary course of Paladin OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not presently intend to acquire or hold or allow Paladin OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Paladin OP’s trade or business.

ERISA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in our shares by an ERISA-Covered Plan (as defined below). This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended, referred to as “ERISA,” and the Code, through the date of this prospectus, and relevant regulations, rulings and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse court decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

In addition, this summary does not include a discussion of any laws, regulations or statutes that may apply to investors not covered by ERISA, including, for example, state statutes that impose fiduciary responsibility requirements in connection with the investment of assets of governmental plans, which may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Code.

We collectively refer to employee pension benefit plans subject to ERISA, such as profit sharing, section 401(k) and pension plans, other retirement plans and accounts subject to Section 4975 of the Code, such as IRAs, and health and welfare plans subject to ERISA as “ERISA-Covered Plans.” Each fiduciary or other person responsible for the investment of the assets of an ERISA-Covered Plan seeking to invest plan assets in our shares must, taking into account the facts and circumstances of such ERISA-Covered Plan, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Code;

•	whether, under the facts and circumstances pertaining to the ERISA-Covered Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the ERISA-Covered Plan (see “Federal Income Tax Considerations—Treatment of Tax-Exempt Shareholders”);

•	the need to value at fair market value the assets of the ERISA-Covered Plan annually; and

•	whether the assets of the entity in which the investment is made will be treated as the assets of the ERISA-Covered Plan investor.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to follow the plan document and other instruments governing the plan insofar as such documents and instruments are consistent with ERISA; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an ERISA-Covered Plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of an ERISA-Covered Plan. In general, these are transactions between the plan and any person that is a “party in interest” or “disqualified person” with respect to that ERISA-Covered Plan. These transactions are prohibited regardless of how beneficial they may be for the ERISA-Covered Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between an ERISA-Covered Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of an ERISA-Covered Plan is also prohibited. A fiduciary of an ERISA-Covered Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by ERISA-Covered Plans creates or gives rise to the potential for either prohibited transactions or commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing ERISA-Covered Plans. Neither ERISA nor the Code define the term “plan assets,” however, a U.S. Department of Labor Regulation provides guidelines, referred to as the Plan Assets Regulation, as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of an ERISA-Covered Plan when the plan invests in that entity. Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which an ERISA-Covered Plan makes an equity investment will generally be deemed to be assets of the ERISA-Covered Plan unless the entity satisfies one of the exceptions to this general rule. As discussed below, we have received an opinion of counsel that, based on the Plan Assets Regulation, our underlying assets should not be deemed to be “plan assets” of ERISA-Covered Plans investing in shares, assuming the conditions set forth in the opinion are satisfied, because at least one of the specific exemptions set forth in the Plan Asset Regulation is satisfied, as discussed below.

Specifically, the Plan Asset Regulation provides that the underlying assets of an entity, like Paladin REIT, will not be treated as assets of an ERISA-Covered Plan investing therein if the interest the ERISA-Covered Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•

sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Securities Exchange Act. In addition, as a result of this offering we expect to have well in excess of 100 independent stockholders. Thus, both the first and second criterion of the publicly-offered security exception will be satisfied.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, a restriction on, or a prohibition of, transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed upon shares in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

In the event that our underlying assets were treated by the Department of Labor as the assets of investing ERISA-Covered Plans, our management would be treated as fiduciaries with respect to each ERISA-Covered

Plan stockholder, and an investment in our shares might constitute an inappropriate delegation of fiduciary responsibility to Paladin Advisors, our advisor, and expose the fiduciary of the ERISA-Covered Plan to co-fiduciary liability under ERISA for any breach by Paladin Advisors of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our underlying assets are deemed to be the assets of each ERISA-Covered Plan stockholder, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions would, for example, require that we avoid transactions with entities that are affiliated with us or our advisor, Paladin Advisors, and its or any other fiduciaries or parties-in-interest or disqualified persons with respect to the ERISA-Covered Plan stockholders unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Code.

If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Paladin Advisors and possibly other fiduciaries of ERISA-Covered Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the ERISA-Covered Plan any profits they realized as a result of the transaction or breach, and make whole the ERISA-Covered Plan for any losses incurred as a result of the transaction or breach. For those ERISA-Covered Plans that are outside the authority of the IRS, ERISA provides that the Secretary of the Department of Labor may impose civil penalties, which largely parallel the foregoing excise taxes imposed by the IRS, upon parties-in-interest that engage in a prohibited transactions. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code, and such individual would be taxable on the deemed distribution of all assets in the IRA.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered security” exception of the Plan Asset Regulation, a prohibited transaction could occur if the Paladin REIT, Paladin Advisors, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any ERISA-Covered Plan purchasing the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by an ERISA-Covered Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to an ERISA-Covered Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a direct or indirect fee with respect to “plan assets” or has any authority to do so. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the ERISA-Covered Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the ERISA-Covered Plan based on its particular needs.

DESCRIPTION OF CAPITAL STOCK

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our articles of incorporation and bylaws. The following summary of the terms of our common shares is a summary of all material provisions concerning our common shares and you should refer to the Maryland General Corporation Law and our articles of incorporation and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our articles of incorporation and bylaws. Copies of our articles of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our articles of incorporation and bylaws and every other exhibit to our registration statement. Please see “Where You Can Find Additional Information” below.

Under our articles of incorporation, we have authority to issue a total of 850,000,000 shares of capital stock. Of the total shares authorized, 750,000,000 shares are designated as common shares with a par value of $0.01 per share and 100,000,000 shares are designated as preferred shares with a par value of $0.01 per share. In addition, our board of directors may amend our articles of incorporation to increase or decrease the amount of our authorized shares.

As of March 9, 2007, there were 1,079,516 common shares were issued and outstanding to 353 holders of record, and no preferred shares were issued and outstanding.

Common Stock

The holders of common shares are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our articles of incorporation do not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares and to the provisions in our articles of incorporation regarding the restriction on the transfer of common shares, the holders of common shares are entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares issued in the offering will be fully paid and non-assessable common shares. Holders of common shares will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue. Our common shares have equal dividend, distribution, liquidation and other rights.

Our articles of incorporation also contain a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common shares into one or more classes or series by setting or changing the relative voting, conversion or other rights, preferences, restrictions, limitations as to dividends and qualifications or terms or conditions of redemption of any new class or series of shares.

Phoenix American Financial Services, Inc. is our registrar and as the transfer agent for our shares.

Preferred Stock

Upon the affirmative vote of a majority of our directors (including a majority of our independent directors), our articles of incorporation authorize our board of directors to designate and issue one or more classes or series of preferred shares without stockholder approval, and to establish the relative voting, conversion or other rights, preferences, restrictions, limitations as to dividends and qualifications or terms or conditions of redemption of each class or series of preferred shares so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred shares preferences, powers, and rights senior to the rights of holders of common shares. However, the voting rights per preferred share of any series or class of preferred shares sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of common shares as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding common share. In addition, a majority of our independent directors must approve the issuance of preferred shares to Paladin Advisor or one of its affiliates. If we ever created and issued preferred shares with a dividend preference over common shares, payment of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on the common shares. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors has no present plans to issue any preferred shares, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors or our president or upon the written request of stockholders holding at least 10% of the shares. The presence of a majority of the outstanding shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take stockholder action authorized by our articles of incorporation, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director. In determining the number of common shares entitled to vote, shares abstaining from voting or not voted on a matter will not be treated as entitled to vote.

Under Maryland General Corporation Law and our articles of incorporation, stockholders are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our articles of incorporation, (2) our liquidation or dissolution, (3) our reorganization, (4) a merger, consolidation or sale or other disposition of substantially all of our assets, (5) a termination or revocation of our status as a REIT and (6) election or removal of our directors. The vote of stockholders holding a majority of our outstanding shares is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the Maryland General Corporation Law unless our board of directors determines that such rights shall apply. Stockholders do have the ability, without the concurrence of the directors, to, by the affirmative vote of a majority of the shares entitled to vote on such matter, elect to remove a director from our board with or without cause.

Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, if available, and number of shares owned by each stockholder and will be sent within 10 days of our receipt of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.

Restriction on Ownership of Shares

In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals during the last half of any taxable year beginning with the second taxable year in which we qualify as a REIT. In addition, the outstanding shares must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year beginning with the second taxable year in which we qualify as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, our articles of incorporation contain a limitation on ownership that prohibits any individual or entity from directly acquiring beneficial ownership of more than 9.8% of our outstanding shares. Our articles of incorporation also prohibit any individual or entity treated as an individual for these purposes from indirectly acquiring beneficial ownership of more than 9.8% of our outstanding shares. Our articles of incorporation provide that any transfer of shares that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such shares, unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Code for qualification as a REIT.

Shares in excess of the ownership limit which are attempted to be transferred will be designated as “shares-in-trust” and will be transferred automatically to a trust effective on the day before the purported transfer of such shares. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust.

The trustee of the trust will be empowered to sell the shares-in-trust to a qualified person selected by the trustee and to distribute to the applicable prohibited owner an amount equal to the lesser of (1) the sales proceeds received by the trust for such shares-in-trust or (2) (A) if the prohibited owner was a transferee for value, the price paid by the prohibited owner for such shares-in-trust or (B) if the prohibited owner was not a transferee or was a transferee but did not give value for the shares-in-trust, the fair market value of such shares-in-trust, as determined in good faith by our board of directors. Any amount received by the trustee in excess of the amount to be paid to the prohibited owner will be distributed to the beneficiary of the trust. In addition, all shares-in-trust will be deemed to have been offered for sale to us or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust (or, in the case of devise, gift, or other event other than a transfer for value, the market price of such shares at the time of such devise, gift, or other event) and (2) the market price on the date we, or our designee, accepts such offer.

Any person who acquires shares in violation of the foregoing restriction or who owns shares that were transferred to any such trust is required to give immediate written notice to us of such event. Such person shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until (1) our board of directors determines it is no longer in our best interest to continue to qualify as a REIT, and (2) there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of our stockholders.

Any stockholder of record who owns 5% (or such lower level as required by the Code and the regulations thereunder) or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such record owner, the number of shares actually owned by such stockholder, and such information regarding the beneficial ownership of the shares as we may request in order to determine the effect, if any, of such actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit.

Any subsequent transferee to whom you transfer any of your shares must also comply with the suitability standards we have established for all stockholders. See “Suitability Standards.” In addition, if you are a

California resident or if you ever propose to transfer shares to a California resident, you must comply with the transfer restrictions imposed by the State of California that are summarized in our subscription agreement.

Distribution Policy

If we have sufficient cash flow available to pay dividends, we intend to declare and pay dividends on a monthly basis. As of the date of this prospectus, we do not own any real estate, nor have we made any real estate investments, and we have not identified any probable investments. We cannot predict when, if ever, we will begin to generate sufficient cash flow to pay cash dividends to our stockholders. We do not expect to have any cash flow available for distribution before we make our initial investments. If we are able to pay dividends, they will be paid to investors who are stockholders as of the record dates selected by our board of directors.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. If we ever have sufficient funds to pay dividends, we intend to distribute sufficient income as dividends so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. See “Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement.” Generally, income distributed as dividends will not be taxable to us under the Code if we distribute at least 90% of our taxable income. See “Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

Dividends are declared at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, dividends may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make dividends relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities or sell assets in order to pay out enough of our taxable income to satisfy the requirement that we distribute at least 90% of our taxable income, excluding capital gains and with certain adjustments, in order to qualify as a REIT.

Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the amount of each distribution in excess of your tax basis in your shares will be taxable as a gain realized from the sale of your shares. If you receive a distribution in excess of our current and accumulated earnings and profits, upon the sale of your shares you may realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. In addition, individual investors will be subject to tax at capital gains rates on distributions made by us that we designate as “capital gain dividends.” However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. Please see “Federal Income Tax Considerations.”

Under our articles of incorporation, if our board of directors gives general authorization for a dividend and provides for or establishes a method or procedure for determining the maximum amount of the dividend, our board of directors may delegate to a committee of directors or one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the dividend.

We are not prohibited from distributing our own securities in lieu of making cash dividends to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash dividends may incur transaction expenses in liquidating the securities.

Dividends Declared by Paladin’s Board of Directors.

As of the date of this prospectus, our board of directors had declared the dividends listed below.

Month	Annualized Rate Declared	Date Paid/To be Paid
December 2005	6.0%	January 17, 2006
January 2006	6.0%	February 15, 2006
February 2006	6.0%	March 15, 2006
March 2006	6.0%	April 17, 2006
April 2006	6.0%	May 15, 2006
May 2006	6.0%	June 15, 2006
June 2006	6.0%	July 17, 2006
July 2006	6.0%	August 15, 2006
August 2006	6.0%	September 15, 2006
September 2006	6.0%	October 16, 2006
October 2006	6.0%	November 15, 2006
November 2006	6.0%	December 15, 2006
December 2006	6.0%	January 15, 2006
January 2007	6.0%	February 15, 2007
February 2007	6.0%	March 15, 2007
March 2007	6.0%	April 16, 2007
April 2007	6.0%	May 15, 2007

Dividend Reinvestment Plan

We currently have a dividend reinvestment plan available that allows you to have your dividends otherwise distributable to you invested in additional common shares.

During this offering, you may purchase shares under our dividend reinvestment plan for $10 per share. Thereafter, our board of directors will determine the price for which shares will be issued under the plan based on consideration of factors indicating the fair market value of the shares, including the then-current net asset value of our portfolio and the then-current offering price of our common shares, if any. We will pay sales commissions of up to 4.0%, but no dealer manager fees, with respect to shares purchased pursuant to our dividend reinvestment plan. A copy of our Dividend Reinvestment Plan as currently in effect is included as Appendix C to this prospectus.

Stockholders participating in our dividend reinvestment plan may purchase whole or fractional shares, subject to certain minimum investment requirements and other restrictions which may be imposed by our board of directors. If sufficient common shares are not available for issuance under our dividend reinvestment plan, we will remit excess dividends of net cash from operations to the participants. If you elect to participate in the dividend reinvestment plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, the subscription agreement or articles of incorporation relating to such investment, you will promptly notify Paladin Advisors in writing of that fact.

Stockholders purchasing common shares pursuant to the dividend reinvestment plan will have the same rights and will be treated in the same manner as if such common shares were purchased pursuant to this offering.

Following reinvestment, we will send each participant a written confirmation showing the amount of the dividend, the number of common shares owned prior to the reinvestment, and the total amount of common shares owned after the dividend reinvestment.

You may elect to participate in the dividend reinvestment plan by making the appropriate election on the Subscription Agreement, or by completing the enrollment form or other authorization form available from the plan administrator. Participation in the plan will begin with the next dividend made after receipt of your election. We may terminate the dividend reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your dividends in our shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded. In addition, you may terminate your participation in the dividend reinvestment plan by providing us with 10 days’ written notice. A transfer of common shares will terminate the stockholder’s participation in the dividend reinvestment plan with respect to such shares unless the transferee makes an election to participate in the plan.

If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends otherwise distributable to you even though you have elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional shares. As a result, you may have a tax liability without receiving cash dividends to pay such liability and would have to rely on sources of funds other than our dividends to pay your taxes. You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend.

Share Redemption Program

Prior to the time that our shares are listed on a national securities exchange or quoted on the NASDAQ National Market, stockholders who have held their shares for at least one year may present for redemption all or any portion of their shares by presenting such shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay Prospect Financial Advisors or Paladin Advisors or any of its affiliates any fees in connection with transactions under our share redemption program.

During this offering, the repurchase price will be $9.30 per share, and during subsequent offerings of our common stock the repurchase price will be 93% of the offering price. During periods when we are not engaged in an offering, the repurchase price will be 93% of the then-current net asset value per share, as determined by our board of directors. Our board of directors has delegated to our officers the right to (1) waive the one-year holding period in the event of the death a stockholder, or (2) reject any request for redemption at any time and for any reason. For purposes of the one-year holding period, limited partners of Paladin OP who have their limited partnership units redeemed for shares of our common stock shall be deemed to have owned their shares as of the date they were issued their limited partnership units in Paladin OP.

Redemption of shares, when requested, will generally be made quarterly, and all tenders must be postmarked by midnight on the last day of the quarter and received by us within seven days thereafter. A stockholder may withdraw shares tendered for repurchase under or share redemption plan at any time prior to the date on which such shares are repurchased.

Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any 12-month period, we will not redeem in excess of 3.0% of the number of shares outstanding as of the beginning of such 12-month period; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. Due to these limitations, we cannot guarantee that we will be able to accommodate all requests made in any quarter. If in any quarter, the shares subject to redemption requests exceeds those limitations or if we do not have sufficient funds available to redeem all shares subject to redemption requests, each stockholder’s request will be reduced on a pro rata basis. In addition, if we redeem less than all of the shares subject to a redemption request in any quarter, with respect to any unredeemed shares, you can (1) withdraw your request for redemption or (2) ask that we honor your request in a future quarter, if any, when such redemptions can be made pursuant to the limitations of the share repurchase when sufficient funds are available. Such pending requests will be honored on a pro rata basis.

Our share redemption program is only intended to provide liquidity for stockholders for a small percentage or until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. Please see “Risk Factors—Investment Risks—You may be unable to sell your shares because your ability to redeem your shares pursuant to our share redemption program is subject to significant restrictions and limitations” and “—There is currently no public market for our common shares. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.”

Our board of directors, in its sole discretion, may choose to terminate, suspend or amend the share redemption program or to reduce the number of shares to be purchased under the share redemption program without stockholder approval if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. If we terminate, amend or suspend the share redemption program or reduce the number of shares to be repurchased under the share redemption program, we will provide 30 days’ advance notice to stockholders, and we will disclose the change in quarterly reports filed with the SEC on Form 10-Q.

The shares we redeem under our share redemption program will be held as treasury stock. We will not resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise sold in compliance with such laws.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, which we refer to as a Roll-up Entity, that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on the NASDAQ National Market; or

•

a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to Paladin Advisors; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(A) remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or

(B) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our articles of incorporation, and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•

in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock—Meetings and Special Voting Requirements”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges, asset transfers, issuances or reclassifications of equity securities, liquidations or dissolutions in which an interested stockholder will receive something other than cash and any loans, advances, pledges, guarantees or similar arrangements in which an interested stockholder receives a benefit. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns ten percent or more of the voting power of the corporation’s outstanding voting shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation, voting together as a single voting group; and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction which otherwise would have resulted in the person becoming an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any such offer.

Control Share Acquisitions

The Maryland General Corporation Law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares held by the acquirer, by officers or by directors who are employees of the corporation. “Control shares” are voting shares that, if aggregated with all other shares (1) owned by the person acquiring the shares and (2) in respect of which the acquiring person is entitled to exercise the voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third of all voting power;

•	one-third or more, but less than a majority of all voting power; or

•	a majority or more of all voting power.

Control shares only include shares of stock for which the acquiring person is entitled to vote and for which the approval of two-thirds of the votes entitled to be cast on the matter (as described above) has not been previously obtained. A “control share acquisition” means the acquisition of ownership of or the power to direct the exercise of voting power of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the our board of directors to call a special meeting of stockholders, to be held within 50 days of demand, to consider the voting rights of the shares. If no request for a meeting is made, our directors, at their election, may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as permitted by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares were considered.

If voting rights for control shares are approved at a stockholders’ meeting and the acquiring person becomes entitled to vote a majority or more of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of appraisal rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, or to acquisitions approved or exempted by our articles of incorporation or bylaws prior to the control share acquisition. No such exemption appears in our articles of incorporation or bylaws. The control share acquisition statute could have the effect of discouraging offers to acquire a controlling interest in us and of increasing the difficulty of consummating any such offer.

THE OPERATING PARTNERSHIP AGREEMENT

General

Paladin Realty Income Properties, L.P. was formed on October 31, 2003 to acquire, own and operate properties on our behalf. It will allow us to operate as what is generally referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which is a structure generally utilized to provide for the acquisition of real estate from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. These owners also may desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the Asset and Income Tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as Paladin OP, will be deemed to be assets and income of the REIT.

The property owner’s goals are accomplished because a property owner may contribute property to our UPREIT in exchange for limited partnership units on a tax-deferred basis while obtaining rights similar in many respects to those afforded to our stockholders. For example, Paladin OP is structured to make distributions with respect to limited partnership units which will be equivalent to the dividend distributions made with respect to our common stock. In addition, a limited partner in Paladin OP may later redeem his or her limited partnership units in Paladin OP and, if we consent, receive our shares in a taxable transaction.

The partnership agreement for Paladin OP contains provisions which would allow under certain circumstances, other entities, including other Paladin programs, to merge into or cause the exchange or conversion of their interests for interests in Paladin OP. In the event of such a merger, exchange or conversion, Paladin OP would issue additional limited partnership interests which would be entitled to the same redemption rights as other holders of limited partnership interests in Paladin OP. Further, if Paladin OP needs additional financing for any reason, Paladin OP is permitted under the Partnership Agreement to issue additional limited partnership interests which also may be entitled to such redemption rights. As a result, any such merger, exchange or conversion or any separate issuance of redeemable limited partnership interests ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We intend to hold substantially all of our assets through Paladin OP, and we intend to make future acquisitions of real estate and real estate related investments using the UPREIT structure. We are the sole general partner of Paladin OP and, as of the date of this prospectus, owned an approximately 97.6% equity percentage interest in Paladin OP. Paladin Advisors is currently the only limited partner of Paladin OP and holds a 2.4% limited partnership interest in Paladin OP resulting from a capital contribution of $200,000 (whereby Paladin Advisors acquired 20,000 limited partnership units of Paladin OP). These units constitute 100% of the limited partnership units outstanding at this time. As the sole general partner of Paladin OP, we have the exclusive power to manage and conduct the business of Paladin OP.

The following is a summary of the material provisions of the partnership agreement of Paladin OP. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

If Paladin OP issues additional units to any new or existing partner in exchange for cash capital contributions, the contributor will receive a number of limited partnership units and a percentage interest in Paladin OP calculated based upon the amount of the capital contribution and the value of Paladin OP at the time of such contribution.

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to Paladin OP as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Paladin OP will assume the obligation to pay, and will be deemed to have simultaneously paid, the selling commissions and other costs associated with the offering. If Paladin OP requires additional funds at any time in excess of capital contributions made by us and Paladin Advisors or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to Paladin OP on the same terms and conditions as are applicable to our borrowing of such funds, or we may cause Paladin OP to borrow such funds.

Issuance of Additional Units

As general partner of Paladin OP, we can, without the consent of the limited partners, cause Paladin OP to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different and/or superior to those of general partnership units that we hold and/or limited partnership units.

Further, we are authorized to cause Paladin OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in our best interest and the best interest of Paladin OP.

Operations

The partnership agreement of Paladin OP provides that Paladin OP is to be operated in a manner that will enable us to:

•	satisfy the requirements for being classified as a REIT for tax purposes;

•	avoid any federal income or excise tax liability; and

•

ensure that Paladin OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Paladin OP being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations—Federal Income Tax Aspects of Paladin OP—Classification as a Partnership.”

In addition to the administrative and operating costs and expenses incurred by Paladin OP in acquiring and operating real estate, Paladin OP will assume and pay when due or reimburse us for payment of all of our administrative and operating costs and expenses and such expenses will be treated as expenses of Paladin OP.

Distributions and Allocations

The partnership agreement provides that Paladin OP will distribute cash flow from operations to its partners in accordance with their percentage interests (which will be based on relative capital contributions) at such times and in such amounts as we determine as general partner. The partnership agreement also provides that Paladin OP may distribute net proceeds from sales to its partners in accordance with their percentage interests. However, after we have received distributions from Paladin OP equal to the amount necessary to have provided our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital, 10% of any remaining net proceeds from sales will be distributed to Paladin Advisors, and the other 90% of such remaining proceeds may be distributed to the partners in accordance with their relative percentage interests at such times and in such amounts as we determine as general partner. Average invested capital is, for a specified period, the aggregate issue price of shares purchased by our stockholders, reduced by distributions of net sales proceeds to us by Paladin OP (all of which we intend to distribute to our stockholders as dividends) and by any amounts paid by us to redeem shares pursuant to our share redemption program.

If our shares become listed on a national securities exchange or on the NASDAQ National Market, Paladin Advisors will no longer be entitled to participate in proceeds from sales as described above. However, if Paladin Advisors has not been terminated under the advisory agreement as of the date we become listed, Paladin Advisors will be entitled to receive a distribution from Paladin OP in an amount equal to 10% of the amount, if any, by which (1) the market value of our outstanding shares following listing (determined as described below) plus the cumulative distributions made to us by Paladin OP from our inception through the listing date exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing. Upon payment of this distribution, all units in Paladin OP held by Paladin Advisors will be redeemed by Paladin OP for cash equal to the value of an equivalent number of our shares. For purposes of the distribution described in this paragraph, the market value of our outstanding shares following listing will be calculated based on the average market value of the shares issued and outstanding at the time of listing for the 30 trading days beginning on the 180th day after the shares are first listed on a national securities exchange or are quoted on the NASDAQ National Market.

Paladin Advisors will likewise no longer be entitled to participate in net sales proceeds as described above following the termination of the advisory agreement between us, Paladin OP and Paladin Advisors. Upon termination of the advisory agreement, other than a termination for cause by us or Paladin OP, Paladin Advisors will be entitled to receive a distribution from Paladin OP in an amount equal to 10% of the amount, if any, by which (1) the fair market value of all of the assets of Paladin OP as of the date of the termination (determined by appraisal), less any indebtedness secured by such assets, plus the cumulative distributions made to us by Paladin OP from our inception through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. However, Paladin Advisors shall not be entitled to this distribution if our shares have been listed on a national securities exchange or the NASDAQ National Market prior to the termination of the advisory agreement. Upon payment of this distribution, all units in Paladin OP held by Paladin Advisors will be redeemed by Paladin OP for cash equal to the value of an equivalent number of our shares.

All distributions shall be made such that a holder of one unit of limited partnership interest in Paladin OP (other than Paladin Advisors) will receive annual distributions from Paladin OP in an amount equal to the annual dividends paid to the holder of one of our shares. Moreover, we intend to distribute as dividends to our stockholders 100% of all distributions we receive from Paladin OP.

Under the partnership agreement, Paladin OP may issue preferred units that entitle their holders to distributions prior to the payment of distributions for other units of limited partnership units and/or the units of general partnership interest that we hold.

The partnership agreement of Paladin OP provides that net profits will be allocated to the partners in accordance with their percentage interests. However, to the extent that Paladin Advisors receives a distribution of proceeds from sales or a distribution upon the listing of our shares or upon a termination of the advisory agreement, capital gain and other income will be allocated to Paladin Advisors to match such distribution. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Paladin OP.

Upon the liquidation of Paladin OP, after payment of debts and obligations, and after any amounts payable to preferred units, any remaining assets of Paladin OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

Amendments

In general, we may amend the partnership agreement as general partner. Certain amendments to the partnership agreement, however, require the consent of each limited partner that would be adversely affected by the amendment, including amendments that would:

•	convert a limited partner’s interest in Paladin OP into a general partnership interest;

•	require the limited partners to make additional capital contributions to Paladin OP; or

•	adversely modify the limited liability of any limited partner.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the partnership agreement to amend these amendment limitations.

Redemption Rights

The limited partners of Paladin OP, including Paladin Advisors (subject to specified limitations), have the right to cause Paladin OP to redeem their limited partnership units for, at our option, cash equal to the value of an equivalent number of our shares or a number of our shares equal to the number of limited partnership units redeemed. Unless we elect in our sole discretion to satisfy a redemption right with a cash payment, these redemption rights may not be exercised if and to the extent that the delivery of shares upon such exercise would:

•	adversely affect our ability to qualify as a REIT under the Code or subject us to any additional taxes under Section 857 or Section 4981 of the Code;

•	violate any provision of our articles of incorporation or bylaws;

•	constitute or be likely to constitute a violation of any applicable federal or state securities laws;

•	result in us being “closely held” within the meaning of Section 856(h) of the Code;

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

•	cause Paladin OP to become a “publicly traded partnership” under the Code; or

•	cause Paladin OP to cease to be classified as a partnership for federal income tax purposes.

Subject to the foregoing limitations, limited partners may exercise their redemption rights at any time after one year following the date of issuance of their limited partnership units.

We do not expect to issue any of the shares of common stock offered hereby to limited partners of Paladin OP in exchange for their limited partnership units. Rather, in the event a limited partner of Paladin OP exercises its redemption rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Any common stock issued to the limited partners upon redemption of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration. We may grant holders of partnership interests registration rights for such shares of common stock.

As a general partner, we will have the right to grant similar redemption rights to holders of other classes of units, if any, in Paladin OP, and to holders of equity interests in the entities that own our properties.

Paladin Advisors may become entitled to certain distributions from Paladin OP if our shares become listed on a national securities exchange or the NASDAQ National Market or if the advisory agreement between us, Paladin OP and Paladin Advisors is terminated other than a termination by us or Paladin OP because of a material breach by Paladin Advisors. See “—Distributions and Allocations” above. Upon payment of either of these distributions, all units in Paladin OP held by Paladin Advisors will be redeemed by Paladin OP for cash equal to the value of an equivalent number of our shares.

Transferability of Interests

We may not voluntarily withdraw as the general partner of Paladin OP or transfer our general partnership interest in Paladin OP (except to a wholly-owned subsidiary), unless the limited partners not affiliated with us or Paladin Advisors approve the transaction by majority vote.

With certain exceptions, the limited partners may not transfer their interests in Paladin OP, in whole or in part, without our written consent as the general partner. In addition, Paladin Advisors may not transfer its interest in Paladin OP or exercise its redemption rights as long as it is acting as our advisor.

Term

Paladin OP will be dissolved and its affairs wound up upon the earliest to occur of certain events, including:

•	the expiration of the term of Paladin OP on February 23, 2105;

•	our determination as general partner to dissolve Paladin OP;

•	the sale of all or substantially all of the assets of Paladin OP; or

•	our withdrawal as general partner of Paladin OP, unless the remaining partners determine to continue the business of Paladin OP.

Tax Matters

We are the tax matters partner of Paladin OP and, as such, have the authority to handle tax audits and to make tax elections under the Code on behalf of Paladin OP.

Indemnification

The partnership agreement requires Paladin OP to indemnify us, as general partner (and our directors, officers and employees), the limited partners and Paladin Advisors (and its managers, members and employees), against damages and other liabilities to the extent permitted by Delaware law, except to the extent that any claim for indemnification results from:

•	in the case of us, as general partner, and the limited partners, our or their fraud, willful misconduct or gross negligence;

•	in the case of our directors, officers and employees (other than our independent directors), Paladin Advisors and its managers, members and employees, such person’s negligence or misconduct; or

•	in the case of our independent directors, such person’s gross negligence or willful misconduct.

In addition, Paladin OP must reimburse us for any amounts paid in satisfaction of our indemnification obligations under our articles of incorporation. Paladin OP may not provide indemnification or advancement of expenses to us (or our directors, officers or employees) to the extent that we could not provide such indemnification or advancement of expenses under the limitations of our articles of incorporation. See “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

PLAN OF DISTRIBUTION

General

We are offering a maximum of 35,000,000 shares to the public through our dealer manager. The current dealer manager is Prospect Financial Advisors, LLC. We plan to transition the dealer manager duties to an affiliate of Paladin Advisors, which we refer to as Paladin Securities. See “—Dealer Manager.” In this prospectus, unless otherwise indicated, references to the “dealer manager” refer to the then-current dealer manager. The shares are being offered at a price of $10.00 per share on a “best efforts” basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 3,500,000 shares for sale pursuant to our dividend reinvestment plan at a price of $10.00 per share. We reserve the right in the future to reallocate additional shares to our dividend reinvestment plan out of our public offering shares. Therefore, a total of 38,500,000 shares are being registered in this offering. We reserve the right to terminate this offering at any time prior to such termination date.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Except as provided below, the dealer manager will receive selling commissions of 7.0% of the gross offering proceeds from sales to the public and 4.0% of gross offering proceeds received from our dividend reinvestment plan. The dealer manager will also receive 2.5% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the dealer manager and for expenses incurred in connection with marketing our shares and paying the employment costs of the dealer manager’s wholesalers. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Stockholders who elect to participate in the dividend reinvestment plan will be charged 4.0% selling commissions on shares purchased pursuant to the dividend reinvestment plan, but the dealer manager fee will not be charged on these shares.

The dealer manager may authorize certain other broker-dealers who are members of the NASD, who we refer to as participating broker-dealers, to sell our shares. In the event of the sale of shares by participating broker-dealers, the dealer manager may reallow all of its selling commissions to the participating broker-dealers. In addition, the dealer manager may reallow a portion of its dealer manager fee to participating broker-dealers in the aggregate amount to be paid to such participating broker-dealers as marketing fees and for reimbursement of offering-related expenses. In addition, we will reimburse the dealer manager and participating broker-dealers for bona fide due diligence expenses, not to exceed 0.5% of gross offering proceeds in the aggregate. These due diligence expenses will not include legal fees or expenses or out-of-pocket expenses incurred in connection with soliciting broker-dealers to participate in this offering. We will also reimburse our dealer manager for legal fees and expenses, travel, food and lodging for employees of the dealer manager, sponsor educational meetings, attendance fees and expense reimbursements for broker-dealer sponsored conferences, attendance fees and expenses for industry sponsored conferences, and informational seminars.

The following table summarizes the maximum compensation we will pay the dealer manager and participating broker-dealers in connection with this offering (assuming no shares are purchased pursuant to the volume or other discounts described below and assuming we sell the maximum 38,500,000 shares at $10 per share, including 3,500,000 shares pursuant to our dividend reinvestment plan):

	Maximum Offering 38,500,000 shares
	Per Share	Total
Price to Public	$10.00	$385,000,000
Selling Commissions(1)	.6727	25,900,000
Dealer Manager Fee(2)	.2273	8,750,000
Travel, Food and Lodging for Employees of Dealer Manager(3)	.026	1,000,000
Expense Reimbursements for Sponsor Educational Meetings(3)	.0156	600,000
Attendance Fees and Expense Reimbursements for Broker-Dealer Sponsored Conferences(3)	.0151	580,000
Attendance Fees and Expense Reimbursements for Industry Sponsored Conferences(3)	.0026	100,000
Dealer Manager Legal Fees(3)	.0059	227,500
Informational Seminars(3)	.0049	190,000
Promotional Items(3)	.0039	150,000
Reimbursement of due diligence expenses	.05	1,925,000
Proceeds to Paladin REIT	$8.98	$345,577,500

(1)	For the maximum offering, assumes selling commissions of 7.0% of gross offering proceeds from 35,000,000 shares sold at $10 per share and selling commissions of 4.0% of gross offering proceeds from 3,500,000 shares sold at $10 per share pursuant to our dividend reinvestment plan.
(2)	For the maximum offering, assumes a dealer manager fee of 2.5% of gross offering proceeds from 35,000,000 shares sold at $10 per share and no dealer manager fee on the 3,500,000 shares that will be sold pursuant to our dividend reinvestment plan.
(3)	Amounts shown are estimates.

In no event shall the total aggregate underwriting compensation, including sales commissions and the dealer manager fee, but excluding due diligence expense reimbursements, exceed 10.0% of gross offering proceeds in the aggregate. In addition, in the aggregate expense reimbursements for bona fide due diligence expenses of the dealer manager and participating broker-dealers will not exceed 0.5% of gross offering proceeds.

We estimate that the total expenses of this offering will be $8,000,000 if the maximum offering is raised.

We have agreed to indemnify the participating broker-dealers and the dealer manager against liabilities, including liabilities under the Securities Act of 1933, as amended, that arise out of breaches by us of the dealer manager agreement between us and the dealer manager or material misstatements and omissions contained in this prospectus, other sales material used in connection with this offering or filings made to qualify this offering with individual states. Please see “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” for a discussion of conditions that must be met for participating broker-dealers or the dealer manager to be indemnified by us for liabilities arising out of state or federal securities laws.

The participating broker-dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Our board of directors determined the offering price of $10.00 share based on consideration of the offering price of shares offered by similar REITs and the administrative convenience to us and investors of the share price being an even dollar amount. This price bears no relationship to the value of our assets or other established criteria for valuing shares because we have not had any operations as of the date of this prospectus and we have no assets other than subscription proceeds from the sale of our common shares to Paladin Realty at $10.00 per share and the sale of Paladin OP units to Paladin Realty at $10.00 per share.

Our executive officers and directors, as well as officers and employees of Paladin Advisors and its affiliates, may purchase shares in this offering at a discount. We expect that a limited number of shares will be sold to those individuals. However, except for the share ownership limitations contained in our articles of incorporation, there is no limit on the number of shares that may be sold to those individuals at this discount. The purchase price for such shares shall be $9.05 per share reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Paladin Advisors and its affiliates shall be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution. In addition, Paladin Advisors has agreed to abstain from voting any shares it acquires in any vote for the election or removal of directors, any vote regarding removal of Paladin Advisors and any vote regarding any transactions between us and any director, Paladin Advisor or any affiliate. Shares purchased by our executive officers and directors, the dealer manager and Paladin Advisors or its affiliates will not count toward the sale of the minimum number of shares required to be sold in this offering.

We may sell shares to retirement plans of participating broker-dealers, to participating broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to us from such sales made net of commissions will be identical to net proceeds we receive from other sales of shares.

In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table illustrates the various discount levels available:

Number of Shares Purchased	Purchase Price per Incremental Share in Volume Discount Range	Commissions on Sales per Incremental Share in Volume Discount Range
		Percentage (based on $10 per share)	Amount
1 to 100,000	$10.00	7.0%	$0.70
100,001 to 500,000	$9.80	5.0%	$0.50
500,001 and Over	$9.70	4.0%	$0.40

For example, if an investor purchases 600,000 shares the investor would pay (1) $1,000,000 for the first 100,000 shares ($10.00 per share), (2) $3,920,000 for the next 400,000 shares ($9.80 per share), and (3) $970,000 for the remaining 100,000 shares ($9.70 per share). Accordingly, the investor could pay $5,890,000 ($9.82 per share) rather than $6,000,000 for the shares, in which event the commission on the sale of such shares would be $310,000 ($0.52 per share) and, after payment of the dealer manager fee of $150,000 ($0.25 per share), we would receive net proceeds of $5,430,000 ($9.05 per share). The net proceeds to us will not be affected by volume discounts. Requests to apply the volume discount provisions must be made in writing and submitted simultaneously with your subscription for shares.

Because all investors will be paid the same dividends per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the dealer manager that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales, investors who would not constitute a single “purchaser” may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same participating dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. As set forth above, all requests to aggregate subscriptions as a single “purchaser” or other application of the foregoing volume discount provisions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Investors may agree with their broker-dealer to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (1) in the event that the investor has engaged the services of a registered investment advisor or other financial advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice, or (2) in the event that the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transactions.

Neither the dealer manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in our common stock.

Dealer Manager

The current dealer manager for this offering is Prospect Financial Advisors, a licensed broker-dealer registered with the NASD. Prospect Financial Advisors is a Delaware limited liability company that was organized in April 2002 and first became a registered broker-dealer in April 2003. Prospect is engaged in certain investment banking activities, including capital raising for corporate clients, in which Prospect may act as placement agent or best efforts underwriter for the issuance of corporate debt or equity securities of its clients. Also, at times Prospect acts as a financial advisor to corporate clients in merger and acquisition, recapitalization or other transactions. Prospect staffs such client assignments with individuals registered with the NASD. Prospect Financial Advisors provides certain wholesaling, sales promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. This is the first offering for which Prospect Financial Advisors has acted as dealer manager or provided wholesaling, sales promotional and marketing assistance services. Prospect Financial Advisors may also sell shares at the retail level.

Paladin Advisors plans to acquire Broadwall Capital LLC, a licensed broker-dealer registered with the NASD, and to change the name of Broadwall Capital LLC to Paladin Realty Securities, LLC (except where otherwise noted, we collectively refer to Broadwall Capital and Paladin Realty Securities as “Paladin Securities”). Following the acquisition of Paladin Securities by Paladin Advisors, we plan to transition the deal manager duties for this offering to Paladin Securities during the term of this offering. Paladin Securities would also perform the wholesaling, sales promotion and marketing assistance services that have been provided to us by Prospect Financial Advisors, LLC. Paladin Securities would not sell shares at the retail level. In connection with transitioning the dealer manager duties to Paladin Securities, we would enter into a dealer manager agreement with Paladin Securities on the same terms as the current dealer manager agreement with Prospect Financial Advisors, LLC which agreement would be approved by a majority of our independent directors, and all other terms of the offering, the duties of the dealer manager and the amounts paid to the dealer manager as fees or reimbursements set forth in this “Plan of Distribution” and elsewhere in this prospectus will remain unchanged except that Paladin Securities will act as the dealer manager. We also anticipate that selling arrangements between Prospect Financial Advisors, LLC and other broker-dealers regarding the sale of our common shares would be transitioned to Paladin Securities and that certain individuals currently employed by Prospect to sell our common shares would become employed by Paladin Securities. During the transition, there may be a period of time during which both Prospect Financial Advisors, LLC and Paladin Securities will both be acting as dealer managers for this offering, and therefore if you buy shares during this transition period the dealer manager with respect to the shares you buy may be either Prospect Financial Advisors or Paladin Securities, but commissions and dealer manager fees will only be paid to one dealer manager with respect to any particular sale of our common shares. Paladin Securities would be wholly owned by Paladin Advisors. Paladin Advisors is acquiring Paladin Securities for the purpose of it acting as the dealer manager for this offering, and that is the only business that Paladin Securities would conduct following its acquisition by Paladin Advisors. Neither Broadwall nor Paladin Securities has previously acted as a deal manager for an offering. No assurance can be made that Paladin Advisors will complete the acquisition of Broadwall or the transfer of the dealer manager duties to Paladin Securities or, if so, when the acquisition and transition will occur.

Under our dealer manager agreement with Prospect Financial Advisors, LLC it continues to serve as the dealer manager for this offering on a non-exclusive basis. The dealer manager agreement may be terminated, commencing on or after May 31, 2007, by either us or Prospect Financial Advisors, LLC without cause upon thirty (30) days prior written notice to the other party or immediately upon the effective date of the appointment by us of an exclusive agent and distributor to assume the dealer manager duties for this offering. We anticipate that upon completion of the transition of the dealer manager duties to Paladin Securities, it will become the exclusive dealer manager for this offering and that the dealer manager agreement with Prospect Financial Advisors, LLC will be terminated. As disclosed in the original prospectus for this offering, we previously contemplated that if Paladin Advisors formed an affiliate to act as the dealer manager for this offering then Prospect Financial Advisor, LLC might own a portion of that affiliate. In furtherance of potential joint ownership of the dealer manager for this offering, Paladin Advisors acquired an approximately 10% non-voting interest in Prospect Financial Advisors, LLC. However, as described above, we currently anticipate that Paladin Securities, which will be wholly owned by Paladin Advisors, will become the exclusive dealer manager for this offering and we do not anticipate it will be jointly owned with Prospect or any other party.

Subscription Procedures

The dealer manager and participating broker-dealers are required to make every reasonable effort to determine whether a purchase of our shares is suitable for you. The participating broker dealers shall transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require. The dealer manager and participating broker-dealers are required to deliver to you a copy of this prospectus and any amendments or supplements.

Our shares will be sold on an ongoing basis as subscriptions for the shares are received and accepted by us. We have the unconditional right to accept or reject your subscription within 30 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares subscribed for.

If we accept your subscription, our transfer agent will mail you a confirmation. No sale of our shares may be completed until at least five business days after the date you receive this prospectus. If for any reason we reject your subscription, we will return your funds and your subscription agreement, without interest or deduction, within 30 days after our receipt of the same.

In order to acquire shares pursuant to this offering, you must deliver a completed, signed and dated subscription agreement, in the form that accompanies this prospectus, prior to the termination of this offering. Your subscription proceeds must be submitted by wire transfer from a participating broker-dealer using the wiring instructions in the subscription agreement. Your subscription proceeds will be held in escrow until we accept your subscription. Once we accept subscriptions, they will be transferred to our operating account as described in “—Admission of Stockholders” below. Subscriptions will be effective only upon our acceptance. We may, for any reason, accept or reject any subscription agreement, in whole or in part. You may not terminate or withdraw a subscription or purchase obligation after you have delivered a subscription agreement evidencing such obligation to us.

Pennsylvania Subscriptions

Proceeds received from Pennsylvania subscribers will be placed into a short-term escrow (120 days or less from the date we first accept a subscription payment from a Pennsylvania investor) until we have received subscription proceeds of $19,250,000. If $19,250,000 in subscription proceeds has not been received at the end of the escrow period, we will notify the Pennsylvania investors in writing by certified mail within 10 calendar days after the end of the escrow period that they have a right to have their investment returned to them. If a Pennsylvania investor requests the return of such funds within 10 calendar days of receipt of the notification, we will return such funds within 15 calendar days after receipt of the Pennsylvania investor’s request. If a Pennsylvania investor does not request the return of such funds in a timely fashion, they will be placed in a subsequent short-term escrow of 120 days, or until we have received subscription proceeds of $19,250,000. Upon the expiration of each such subsequent escrow period, Pennsylvania investors will receive another opportunity to request the return of their investment, together with any interest earned on the investment for the time those funds remain in escrow subsequent to the initial 120-day escrow period.

Admission of Stockholders

Prior to a subscriber’s admission as a stockholder, funds paid by such subscriber will be deposited with an interest-bearing escrow account. Funds being held in escrow will be released to us as we accept subscriptions. We intend to admit stockholders periodically as subscriptions for shares are received in good order, but not less frequently than monthly. Upon acceptance of subscriptions, subscription proceeds will be transferred from our escrow account into our operating account, out of which we will acquire real estate and make real estate related investments and pay fees and expenses as described in this prospectus. The interest, if any, earned on subscription proceeds prior to their release from our escrow account will be paid only to those subscribers whose funds have been held in escrow for greater than 30 days and that are subsequently accepted by us. Interest will not be paid on subscriptions that are accepted by us within 30 days of being placed in escrow or on subscriptions that we reject. Subscribers residing in Pennsylvania may not be admitted until subscriptions have been received for $19,250,000 and will have the rights to receive a return on their funds described above under “Pennsylvania Subscriptions.”

Minimum Investment

The minimum purchase is 100 shares, which equals a minimum investment of $1,000, except in certain states where the minimum purchase is higher. See “Suitability Standards.” After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 3 shares ($30), except for (1) purchases made by residents of Minnesota, who must still meet the minimum investment requirements set forth above, and (2) purchases made pursuant to our dividend reinvestment plan, which may be in lesser amounts.

The dealer manager and each participating broker-dealer who sells shares have the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor and that the requisite suitability standards are met. See “Suitability Standards.” In making this determination, the dealer manager or the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that the dealer manager or the participating broker-dealer will be responsible for determining suitability.

The dealer manager or each participating broker-dealer shall maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Subscription Agreement

The subscription agreement requires all investors subscribing for shares to make the following representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	you received a copy of this prospectus;

•	you are purchasing our shares for your own account;

•	you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the “Suitability Standards” section of this prospectus; and

•	you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.

The above representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers and the dealer manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above representations by executing the subscription agreement. By executing the subscription agreement, you will not be waiving any rights under the federal securities laws.

REPORTS TO STOCKHOLDERS

We will furnish each stockholder with an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, the following:

•

financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent registered public accounting firm;

•	a statement of the aggregate amount of fees paid to Paladin Advisors and its affiliates; and

•

full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors, Paladin Advisors and its affiliates or any other of our affiliates occurring in the year for which the annual report is made.

If we are required by the Securities Exchange Act of 1934 to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, we will furnish a copy of each such quarterly report to each stockholder within 60 days after the end of each fiscal quarter. Stockholders also may receive a copy of any Form 10-Q upon request. If we are not subject to this filing requirement, we will still furnish stockholders with a quarterly report within 60 days after each three-month period containing similar information. We will also provide quarterly distribution reports.

Our independent registered public accounting firm will prepare our federal tax return (and any applicable state income tax returns). We will provide appropriate tax information to our stockholders within 30 days following the end of each fiscal year. Our fiscal year is the calendar year.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales material may include:

•	investor sales promotion brochure describing investing in REITs and in Paladin Realty Income Properties, Inc. entitled “Investing in REITs”;

•	investor sales promotion brochure describing investing in REITs entitled “Why Real Estate?”;

•	cover letters transmitting the prospectus;

•	fact sheet describing the general nature of our business and our investment objectives;

•	slide presentation entitled “Providing Individual Investors Access to Institutional Real Estate Opportunities”; and

•	acquisition fact sheets;

•	welcome letters to new investors;

•	press releases;

•	fact sheets describing the background of our board of directors or management or the management of our Advisor;

•	information on our sponsor Paladin Realty Partners, LLC; and

•	copies of the above materials on our web site at www.paladinREIT.com.

All of the foregoing material will be prepared by Paladin Advisors or its affiliates with the exception of the third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

LEGAL MATTERS

The legality of the shares being offered hereby has been passed upon for us by King & Spalding LLP. The statements under the caption “Federal Income Tax Consequences” as they relate to federal income tax matters have been reviewed by King & Spalding LLP, and King & Spalding LLP has opined as to certain income tax matters relating to an investment in our shares. King & Spalding LLP has also represented Paladin Advisors, our advisor, as well as various other affiliates of Paladin Advisors, in other matters and may continue to do so in the future. See “Conflicts of Interest.”

EXPERTS

The consolidated balance sheets of Paladin Realty Income Properties, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations for the years then ended, and the consolidated statements of shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenues and certain operating expenses for Fieldstone Apartments for the year ended December 31, 2005 and the nine months ended September 30, 2006 have been included herein and in the registration statement in reliance upon the report of Imowitz Koenig & Co., LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenues and certain operating expenses for Champion Farms Apartments for the year ended December 31, 2005 and the three months ended March 31, 2006 have been included herein and in the registration statement in reliance upon the report of Imowitz Koenig & Co., LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The balance sheet of PRIP 801, LLC as of December 31, 2005, and the related statements of operations, members’ equity, and cash flows for the period from October 31, 2005 (date of formation) to December 31, 2005, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenues and certain operating expenses for 801 Fiber Optic Drive for the year ended December 31, 2004 and the nine month period ended September 30, 2005 have been included herein and in the registration statement in reliance upon the report of Imowitz Koenig & Co., LLP, independent registered public accounting firm given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-11 under the Securities Act of 1933, as amended, with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied, at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at http://www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s web site.

GLOSSARY OF TERMS

Dealer Manager: means our then-current dealer manager, which will be Prospect Financial Advisors, LLC or Paladin Securities or, to the extent that both Prospect Financial Advisors and Paladin Securities are then acting as dealer managers, both of them collectively.

IRA: means an individual retirement account established pursuant to Section 408 or Section 408A of the Internal Revenue Code.

NASAA Guidelines: means the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., as revised and adopted on September 29, 1993.

Paladin Advisors: means Paladin Realty Advisors, LLC, a Delaware limited liability company.

Paladin OP: means Paladin Realty Income Properties, L.P., a Delaware limited partnership.

Paladin REIT: means the registrant, Paladin Realty Income Properties, Inc., a recently formed Maryland corporation.

Paladin Realty: means Paladin Realty Partners, LLC, a Delaware limited liability company, an affiliate of Paladin Advisors and our sponsor.

Paladin Securities: means a wholly owned affiliate of Paladin Advisors under the name BroadWall Capital or Paladin Realty Securities, L.L.C.

UBTI: means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Internal Revenue Code.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Paladin Realty Income Properties, Inc.:

We have audited the accompanying consolidated balance sheets of Paladin Realty Income Properties, Inc. and subsidiaries (the Company) as of December 31, 2006 and 2005, and the related consolidated statements of operations for the years then ended, and the consolidated statements of shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Paladin Realty Income Properties, Inc. and subsidiaries as of December 31, 2006 and 2005, and the results of their operations for the years then ended, and their cash flows for each of the years in the three-year period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York

March 30, 2007

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of December 31, 2006 and 2005

	2006	2005
ASSETS
Real Estate:
Building and improvements	$36,418,755	$—
Land	3,781,578	—
Furniture, fixtures and equipment	659,788	—
In-place leases	823,508	—

	41,683,629	—
Less: Accumulated depreciation and amortization	(616,887)	—

Total real estate, net	41,066,742	—

Investment in real estate joint venture	1,748,869	1,838,534
Cash and cash equivalents	976,231	71,131
Restricted cash	311,797	50,000
Prepaid insurance and other assets, net	671,301	16,532

TOTAL ASSETS	$44,774,940	$1,976,197

LIABILITIES AND SHAREHOLDERS’ EQUITY
Mortgages payable	$32,850,000	$—
Notes payable to affiliate	3,800,000	—
Due to affiliates	853,622	181,013
Unaccepted subscriptions for common shares	22,000	50,000
Accrued expenses and other liabilities	788,374	45,279
Dividends payable	82,756	17,639

Total liabilities	38,396,752	293,931

Minority interest	166,891	192,800

Shareholders’ equity
Preferred shares, $0.01 par value, 100,000,000 shares authorized; none issued or outstanding	—	—
Common shares, $0.01 par value, 750,000,000 shares authorized; 830,545 shares and 173,527 shares issued and outstanding as of December 31, 2006 and December 31, 2005, respectively	8,305	1,735
Additional paid-in-capital	7,247,818	1,566,911
Accumulated deficit and dividends	(1,044,826)	(79,180)

Total shareholders’ equity	6,211,297	1,489,466

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$44,774,940	$1,976,197

See notes to consolidated financial statements

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2006 and 2005

	2006	2005
Revenues
Rental income	$1,417,679	$—
Other income	92,999	—
Interest income	19,824	16,243

Total Revenues	1,530,502	16,243

Expenses
Property operating expenses	492,297	—
Real property taxes	78,391	—
General and administrative expenses	386,249	36,771
Organization costs	—	51,134
Interest expense, including amortization of deferred financing costs	812,489	12,066
Depreciation and amortization expense	616,887	—

Total Expenses	2,386,313	99,971

Loss before equity in earnings and minority interest	(855,811)	(83,728)

Equity in earnings from real estate joint venture	75,226	14,987
Minority interest	(127,817)	(7,200)

Net loss	$(652,768)	$(61,541)

Net loss per common share
Basic	$(1.42)	$(5.01)

Diluted	$(1.42)	N/A

Weighted average number of common shares outstanding
Basic	458,658	12,291

Diluted	458,658	N/A

See notes to consolidated financial statements

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the years ended December 31, 2006, 2005 and 2004

	Common Shares		Additional Paid-in Capital	Accumulated Deficit and Dividends	Total Shareholders’ Equity
	Common shares	Amount
BALANCE, December 31, 2003	500	$5	$4,995	$—	$5,000

BALANCE, December 31, 2004	500	5	4,995	—	5,000

Issuance of common shares	173,027	1,730	1,702,739	—	1,704,469
Selling commissions and dealer manager fees	—	—	(140,823)	—	(140,823)
Dividends declared	—	—	—	(17,639)	(17,639)
Net loss	—	—	—	(61,541)	(61,541)

BALANCE, December 31, 2005	173,527	1,735	1,566,911	(79,180)	1,489,466

Issuance of common shares	645,018	6,450	6,426,414	—	6,432,864
Selling commissions and dealer manager fees	—	—	(595,579)	—	(595,579)
Offering costs	—	—	(192,986)	—	(192,986)
Issuance of common shares to directors	12,000	120	(120)	—	—
Share-based compensation expense	—	—	43,178	—	43,178
Dividends declared	—	—	—	(312,878)	(312,878)
Net loss	—	—	—	(652,768)	(652,768)

BALANCE, December 31, 2006	830,545	$8,305	$7,247,818	$(1,044,826)	$6,211,297

See notes to consolidated financial statements

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2006, 2005 and 2004

	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(652,768)	$(61,541)	$—
Adjustments to reconcile net loss to net cash provided by / (used in) operating activities
Equity in earnings from joint venture	(75,226)	(14,987)	—
Distributions from real estate joint venture	75,226	—	—
Depreciation and amortization expense	616,887	—	—
Amortization of deferred financing costs	20,606	—	—
Amortization of deferred compensation	43,178	—	—
Minority interest	(127,817)	(7,200)	—
Changes in operating assets and liabilities:
Increase in restricted cash	(289,797)	—	—
Increase in prepaid insurance and other assets	(93,007)	(16,532)	—
Increase in due to affiliates	90,117	87,021	—
Increase in other liabilities	783,889	4,485	—

Net cash provided by / (used in) operating activities	391,288	(8,754)	—

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of real estate and improvements	(24,699,123)	—	—
Investment in real estate joint venture	(40,794)	(1,700,587)	—
Distributions from real estate joint venture in excess of equity in earnings	89,665	11,826	—

Net cash used in investing activities	(24,650,252)	(1,688,761)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from mortgage payable	16,350,000	—	—
Borrowings from notes payable to affiliate	6,200,000	1,700,000	—
Payments on notes payable to affiliate	(2,400,000)	(1,700,000)	—
Deferred loan costs	(470,500)	—	—
Proceeds from issuance of common shares	6,432,864	1,704,469	—
(Increase) / decrease in unaccepted subscriptions for common stock	28,000	(50,000)	—
Increase / (decrease) in unaccepted subscriptions for common stock in restricted cash	(28,000)	50,000	—
Selling commissions and dealer manager fees	(595,579)	(140,823)	—
Offering costs	(95,000)	—	—
Dividends paid	(247,761)	—	—
Capital contributions from minority interest	—	—	195,000
Distributions to minority interest	(9,960)	—	—

Net cash provided by financing activities	25,164,064	1,563,646	195,000

Net increase / (decrease) in cash and cash equivalents	905,100	(133,869)	195,000

Cash and cash equivalents—beginning of year	71,131	205,000	10,000

Cash and cash equivalents—end of year	$976,231	$71,131	$205,000

Supplemental disclosure of non-cash investing and financing activities
Mortgage loan assumed in connection with purchase of real estate	$16,500,000	$—	$—
Acquisition fees due to affiliate	$484,506	$93,992	$—
Offering costs due to affiliate	$97,986	$—	$—
Acquisition costs accrued but unpaid	$—	$40,794	$—
Dividends payable	$82,756	$17,639	$—
Issuance of common stock for compensation plan	$120,000	$—	$—
Supplemental disclosure of cash flow information
Cash paid during the year for interest	$592,483	$12,066	$—

See notes to consolidated financial statements

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2006, 2005 and 2004

1. Organization

Paladin Realty Income Properties, Inc., a Maryland corporation (“Paladin REIT”), was formed on October 31, 2003 and intends to provide investors the potential for income through investment in a diversified portfolio of real estate properties, focusing primarily on investments that produce current income. Paladin REIT had acquired interests in three income-producing properties as of December 31, 2006, consisting of 801 Fiber Optic Drive, a 56,336 square foot distribution facility built in 2001 that is 100% leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation; Champion Farms Apartments, a 264-unit luxury multifamily rental community built in 2000; and Fieldstone Apartments, a 264 unit multifamily community property built in 2001. Paladin REIT intends to invest in a variety of real estate product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. Paladin REIT may also make real estate related investments, which include first mortgages or second mortgages, mezzanine loans or preferred equity investments relating to the same types of properties that Paladin REIT may acquire directly. Paladin REIT intends to qualify as a REIT and to elect to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2007. Subject to certain restrictions and limitations, the business of Paladin REIT is managed by Paladin Realty Advisors, LLC (“Paladin Advisors”), an affiliate of Paladin REIT, pursuant to an advisory agreement dated February 28, 2005, as amended February 28, 2007 (the “Advisory Agreement”). Paladin Advisors supervises and manages the day-to-day operations of Paladin REIT and selects the real estate and real estate related investments it acquires, subject to oversight by the board of directors. Paladin Advisors also provides marketing, sales and client services on behalf of Paladin REIT.

On February 23, 2005, Paladin REIT’s initial public offering (the “Offering”) was declared effective and Paladin REIT commenced its offering efforts. As of December 31, 2006, Paladin REIT had received proceeds of $8,137,333 for 818,045 shares.

Paladin REIT owns its assets and conducts its operations through Paladin Realty Income Properties, L.P., its operating partnership (“Paladin OP”). As of December 31, 2006 and 2005, Paladin Advisors holds a 2.4% and 10.5% limited partnership interest, respectively, and Paladin REIT holds a 97.6% and 89.5% general partnership interest, respectively, in Paladin OP. Management expects Paladin REIT’s ownership percentage in Paladin OP to continue to increase as Paladin REIT invests net proceeds from the Offering in Paladin OP. Paladin REIT had no operations prior to November 2, 2005.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of Paladin REIT and its wholly-owned and controlled entities (collectively, the “Company”). In accordance with the Financial Accounting Standards Board (“FASB”) Interpretation No. 46(R), Consolidation of Variable Interest Entities (“FIN 46R”), the Company also consolidates any variable interest entities (VIEs) of which it is the primary beneficiary as defined. When the Company does not have a controlling interest in an entity but exerts a significant influence over the entity, the Company applies the equity method of accounting. All intercompany balances and transactions have been eliminated in consolidation.

Real Estate and Depreciation

Real estate is stated at cost, less accumulated depreciation. The Company allocates the cost of newly acquired properties between net tangible and identifiable intangible assets. The primary intangible asset associated with an apartment property acquisition is the value of the existing lease agreements. When allocating cost to an acquired property, the Company allocates costs to the estimated value of the land, building and fixtures assuming the property is vacant and to the estimated intangible value of the existing lease agreements. The Company estimates the intangible value of the lease agreements by determining the lost revenue associated with a hypothetical lease-up. The Company depreciates the building and fixtures based on the expected useful life of the asset, which is 45 years for the building and improvements and a range of 5 to 7 years for furniture, fixtures and equipment. The intangible value of the lease agreements is amortized over the average remaining life of the existing leases, which ranges from three to 24 months. This amortization is included in depreciation and amortization expense on the accompanying consolidated statements of operations. Expenditures for repairs and maintenance are expensed as incurred.

The Company reviews long-lived assets and related identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. When such events or changes in circumstances occur, recoverability of the asset to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows, undiscounted and without interest, expected to be generated by the asset. If the sum of the expected future cash flows (undiscounted and without interest) is less than the Company’s carrying amount for the asset, an impairment loss is recognized based upon the asset’s fair value.

Investments

The Company evaluates its investments in accordance with Financial Accounting Standards Board, Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” which is referred to as FIN 46R. If the Company determines that the joint venture is a “variable interest entity” (“VIE”) and that the Company is the “primary beneficiary” as defined in FIN 46R, it will account for such investment as if it were a consolidated subsidiary. For a joint venture investment which is not a VIE or in which the Company is not the primary beneficiary, the Company considers other relevant accounting literature including Accounting Principles Board Opinion 18— “The Equity Method of Accounting for Investments in Common Stock,” Statement of Position (“SOP”) 78-9—”Accounting for Investments in Real Estate Ventures,” and Emerging Issues Task Force Issue (“EITF”) 04-5 to determine the method of accounting for each of the partially-owned entities. In accordance with the above pronouncements, the Company determines whether it should consolidate the entity or account for it on the equity method or cost method. Factors considered in determining whether or not the Company exercises control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representatives and authority and other contractual rights of the Company’s partners. To the extent that the Company is deemed to control these entities, these entities will be consolidated.

As of December 31, 2006, Paladin REIT holds a 97.6% ownership interest in Paladin OP and through Paladin OP holds a 70% ownership interest in Springhurst Housing Partners, LLC (“Springhurst”), a 65% ownership interest in Glenwood Housing Partners I, LLC (“Glenwood”) and a 74% ownership interest in PRIP 801, LLC as described in Note 3. Paladin REIT has determined that Paladin OP and its investees are not VIEs. Paladin REIT consolidates Paladin OP, Springhurst and Glenwood, as it is the majority owner and exercises control over all significant decisions. Paladin REIT accounts for its investment in PRIP 801, LLC under the equity method of accounting, as the other member has substantive participating rights as defined in EITF 04-5 and SOP 78-9. This investment is recorded initially at cost, and subsequently adjusted for equity in earnings or losses and cash contributions and distributions.

On a periodic basis the Company will evaluate whether there are any indicators that the value of its investments in partially-owned entities are impaired. An investment is impaired if the Company’s estimate of the value of the investment is less than the carrying amount. The ultimate realization of the Company’s investment in partially-owned entities is dependent on a number of factors including the performance of that entity and market conditions. If the Company determines that a decline in the value of a partially-owned entity is other than temporary, then the Company would record an impairment charge.

Deferred Loan Costs

Loan costs are capitalized and amortized on a straight-line basis over the life of the related loan, which approximates the effective interest method. The amortization is recorded as a component of interest expense.

Revenue Recognition

The Company primarily leases residential apartments to tenants under non-cancellable operating leases with terms ranging from three to 24 months. Rental income related to leases is recognized in the period earned over the lease term in accordance with Statement of Financial Accounting Standards No. 13, “Accounting for Leases”.

Other income consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

Use of Estimates

The presentation of the consolidated financial statements requires management to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of the property, plant and equipment, valuation allowances for receivables, and deferred income tax assets. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents represent highly liquid investments with maturities at the date of purchase of three months or less.

Restricted Cash

Restricted cash includes subscription proceeds that are held in escrow until investors are admitted as stockholders. Upon acceptance of stockholders, shares of stock are issued, and we receive the subscription proceeds. Restricted cash included $22,000 and $50,000 as of December 31, 2006 and 2005, respectively, for proceeds that were held in escrow. At December 31, 2006, restricted cash also included $289,797 held in restricted accounts for tenant improvements, repairs, property taxes and insurance as required by lenders.

Income Taxes

Paladin REIT intends to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and intends to be taxed as such beginning with its taxable year ending December 31, 2007. To qualify as a REIT, Paladin REIT must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its ordinary taxable income to stockholders. As a REIT, Paladin REIT generally will not be subject to federal income tax on taxable income that it distributes to its stockholders. Once Paladin REIT has elected to be taxed as a REIT, if Paladin REIT fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants Paladin REIT relief under certain statutory provisions. Such an event could materially adversely affect Paladin REIT’s net income and net cash available for distribution to stockholders. However, Paladin REIT believes that it will be organized and operate in such a manner as to qualify for treatment as a REIT and intends to operate in such a manner so that Paladin REIT will remain qualified as a REIT for federal income tax purposes.

Prior to making the election to be taxed as a REIT, Paladin REIT may incur income taxes. For the tax year ended December 31, 2006, the Company incurred net losses for federal income tax purposes of approximately $403,000 which expire in 2026. The difference between the tax loss and the book loss of approximately $653,000 mainly relates to 1) different depreciable lives of building and improvements, and in-place leases, and 2) the allocation of losses at Champion Farms and Fieldstone. For the tax year ended December 31, 2005, the Company incurred net losses for federal income tax purposes of approximately $19,000 which expires in 2025. The difference between the tax loss and the book loss of approximately $61,000 mainly relates to the treatment of organization expenses.

For both tax years ended December 31, 2006 and 2005, the Company has recorded a full valuation against the deferred tax asset relating to the NOLs as the Company does not believe it is probable that it will realize the benefit from the carryforward of NOLs.

Organization and Offering Costs

Organization and offering costs of the Company are paid by Paladin Advisors or its affiliates, including Paladin Realty Partners, LLC (“Paladin Realty”), on behalf of the Company and directly by the Company. Organization and offering costs consist of actual legal, accounting, printing and other offering expenses, including amounts to reimburse Paladin Advisors, its affiliates or Prospect Financial Advisors, LLC (“Prospect”), its dealer manager, for all marketing related costs and expenses, including, but not limited to, expenses relating to registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the Offering, and payment or reimbursement of bona fide due diligence expenses of Prospect and broker-dealers participating in the Offering. Pursuant to the Advisory Agreement, the Company is obligated to reimburse Paladin Advisors or its affiliates for amounts advanced for organization and offering costs, provided that Paladin Advisors and its affiliates are responsible for the payment of organization and offering costs to the extent they exceed 3.0% of gross proceeds from the Offering and will be required to return to the Company any amount the Company reimburses them in excess of 3.0% of the gross proceeds from the Offering. Following receipt of the minimum offering on December 2, 2005, such costs only become a liability of the Company to the extent they do not exceed 3.0% of the gross proceeds of the Offering. When recorded by the Company, organization costs are expensed as incurred and offering costs are charged to stockholders’ equity.

Expense Reimbursement

Pursuant to the Advisory Agreement, Paladin Advisors is entitled to reimbursement of actual expenses incurred for administrative and other services provided to Paladin REIT by Paladin Advisors and its affiliates for which they do not otherwise receive a fee. Paladin REIT will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceed the greater of (1) 2% of the average invested assets of Paladin REIT or (2) 25% of the net income of Paladin REIT (the “2%/25% Rule), and Paladin Advisors must reimburse Paladin REIT quarterly for any amounts by which the operating expenses of Paladin REIT exceeds the 2%/25% Rule in the previous four consecutive fiscal quarters (the “Expense Period”).

The average invested assets of Paladin REIT for any period are equal to the average book value of Paladin REIT’s assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. The net income of Paladin REIT for any period is equal to Paladin REIT’s total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by Paladin REIT under general accepted accounting principles (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin OP.

Paladin Advisors must reimburse the excess expenses to Paladin REIT within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any Expense Period for which total operating expenses exceed the 2%/25% Rule, Paladin REIT will send its stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliate, as applicable may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.

During the Expense Period ended December 31, 2006, Paladin REIT’s operating expenses including expenses incurred on behalf of Paladin REIT by Paladin Advisors and its affiliates exceeded the 2%/25% Rule by $673,809. In accordance with the Advisory Agreement, Paladin REIT recognizes on a quarterly basis amounts not exceeding the 2%/25% Rule.

Per Share Data

The Company presents both basic and diluted earnings (loss) per share, or EPS. Basic EPS excludes potentially dilutive securities and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Dilutive EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised, where such exercise would result in a lower EPS amount. The diluted EPS would include weighted average unvested restricted shares issued to independent directors totaling 8,000 shares for the year ended December 31, 2006 but are excluded from the calculation as their effect would be antidilutive. At December 31, 2005, the Company had not issued any potentially dilutive securities. Accordingly, no diluted earnings per share was computed in 2005.

Unaccepted Subscriptions for Common Shares

Unaccepted subscriptions for common shares includes proceeds related to subscriptions which were held in escrow but had not been accepted by the Company as of December 31, 2006 and 2005.

Fair Value of Financial Instruments

The fair values of the Company’s cash and cash equivalents, restricted cash, other assets, dividends payable and other liabilities approximate the carrying values due to the short-term nature of these financial instruments. As of December 31, 2006, the mortgage loans payable had an estimated fair value of approximately $33.7 million compared to the carrying value of $32.9 million. The fair value of the notes payable to affiliates approximates the carrying value.

Stock-based Compensation

Under the terms of the Independent Director Incentive Stock Plan, the Company granted 3,000 shares at fair value of $10 of restricted common stock to each of the four independent directors on March 21, 2006. One-third of the restricted common stock will vest on each of the first three anniversaries of December 2, 2005, the date the Company reached its minimum offering. There are 60,000 shares in total authorized under the Independent Director Incentive Stock Plan, which expires on February 28, 2015.

On March 21, 2006, the Company started recording compensation expense for restricted common stock as required by Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment, revised 2004” (“SFAS No. 123(R)”). Compensation expense for common stock unvested at March 21, 2006 is based on the grant date fair value of the common shares calculated under SFAS No. 123(R) and will be recognized using the straightline attribution method, assuming no forfeitures. Compensation expense is only recorded for common shares expected to be vested. The Company recognizes the expense related to these shares over the vesting period. For the years ended December 31, 2006 and 2005, the Company recorded $43,178 and $0, respectively, of related compensation expense which is included such amounts in general and administrative expenses in the accompanying consolidated statements of operations. Total compensation costs on nonvested shares on December 31, 2006 and 2005 is $76,822 and $120,000, respectively, and the remaining weighted average period over which it is expected to be recognized is two years.

As of December 31, 2006, 4,000 shares have vested and the fair value is $10 per share. There are 8,000 shares unvested and there have been no forfeitures as of December 31, 2006.

Reportable Segments

FASB Statement of Financial Accounting Standards No. 131, “Disclosures About Segments of Enterprise and Related Information,” establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. Management has determined that the Company has one reportable segment, which is owning interests in real estate investments.

Environmental Matters

Under various federal, state and local environmental laws, statutes, ordinances, rules and regulations, an owner of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, in or under such property as well as certain other potential costs relating to hazardous or toxic substances. these liabilities may include government fines and penalties and damages for injuries to persons and adjacent property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of or disposal of such substances. As of December 31, 2006, the Company is not aware of any environmental matter that could have a material impact on the consolidated financial statements.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value, and expands the related disclosure requirements. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. The Company does not expect the adoption of SFAS 157 to have a material impact on its consolidated financial position, results of operations and cash flows.

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109.” FIN 48 increases the relevancy and comparability of financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. This Interpretation only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its consolidated financial position, results of operations and cash flows.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 provides guidance on how prior year misstatements should be taken into consideration when quantifying misstatements in current year financial statements for purposes of determining whether the current year’s financial statements are materially misstated. SAB No. 108 is effective for fiscal years ending after November 16, 2006. The adoption of the provisions of SAB 108 did not have any impact on the Company’s consolidated financial position, results of operations or cash flows.

3. Investments

Investments in Real Estate

On June 5, 2006, a wholly owned subsidiary of Paladin OP, PRIP 3700, LLC, purchased a 70% interest in Springhurst, a joint venture between PRIP 3700, LLC and Buckingham Springhurst, LLC which owns Champion Farms Apartments. Champion Farms Apartments is a 264-unit luxury multifamily rental community built in 2000. The apartment complex is located in a neighborhood of Louisville, Kentucky.

Under Statement of Financial Accounting Standards No. 141, “Business Combinations”, the Company recorded on its consolidated balance sheets the purchase of the 70% membership interest in Springhurst based on the pro rata allocation of the fair values of the assets acquired and the liabilities assumed and the historical financial statement carrying amounts of such net assets. The remaining portion of the values assigned to the assets and liabilities represent the minority interest’s ownership in Springhurst. As a result, the real estate assets were recorded at $20,835,000.

In connection with the Paladin OP’s acquisition of its interest in Springhurst, Paladin OP may be required to purchase additional ownership units in Springhurst from Buckingham Springhurst, LLC upon the occurrence of certain events after the first anniversary of the acquisition. If such events occur, Buckingham Springhurst, LLC would be able to put to Paladin OP up to an additional 20% ownership in Springhurst at a cost of $67,500 per 1% of ownership interest.

On December 1, 2006, a wholly owned subsidiary of Paladin OP, PRIP 10637, LLC, purchased a 65% interest in Glenwood, a joint venture between PRIP 10637, LLC and Shiloh Crossing Partners II, LLC which owns Fieldstone Apartments. Fieldstone Apartments is a 264-unit luxury multifamily rental community built in 2001. The apartment complex is located in a neighborhood of Cincinnati, Ohio.

Under Statement of Financial Accounting Standards No. 141, “Business Combinations”, the Company recorded on its consolidated balance sheets the purchase of the 65% membership interest in Glenwood based on the pro rata allocation of the fair values of the assets acquired and the liabilities assumed and the historical financial statement carrying amounts of such net assets. The remaining portion of the values assigned to the assets and liabilities represent the minority interest’s ownership in Glenwood. As a result, the real estate assets were recorded at $20,282,000.

In connection with the Paladin OP’s acquisition of its interest in Glenwood, Paladin OP may be required to purchase additional ownership units in Glenwood from Shiloh Crossing Partners II, LLC upon the occurrence of certain events after the first anniversary of the acquisition. If such events occur, Shiloh Crossing Partners II, LLC would be able to put to Paladin OP up to an additional 25% ownership in Glenwood at a cost of $62,500 per 1% of ownership interest.

On December 1, 2006, PRIP 10637, LLC also entered in a Phase II Option Agreement (“Option Agreement”) with Glenwood Housing Partners II, LLC, an Indiana limited liability company (“Glenwood II”). Glenwood II owns a parcel of land adjacent to Fieldstone Apartments upon which it may construct 88 apartment units with an aggregate of 97,640 square feet of rentable space to be leased, managed and operated as Phase II of the Fieldstone Apartments. The Option Agreement grants the Company an ongoing option to purchase at least a 70% but not more than 90% beneficial ownership interest in Glenwood II or any person or entity that owns the parcel and developments thereon. The Option Agreement grants PRIP 10637, LLC the option to purchase a 70% interest in Glenwood II for the estimated fair value of that interest upon completion of development and stabilization of the project. Furthermore, the Option Agreement can not be assigned or transferred.

The following table summarizes certain information related to the Company’s investments in real estate as of December 31, 2006:

		Initial Cost		Costs Capitalized Subsequent to Acquisition	Total Costs
Property	Encumbrances	Land Acquired	Building & Improvements	Improvements	Land Acquired	Building & Improvements	Accumulated Depreciation	Year Built	Year Acquired
Champion Farms Apartments	$16,350,000	$2,335,545	$17,856,281	$13,694	$2,335,545	$17,869,975	$(231,554)	2000	2006
Fieldstone Apartments	16,500,000	1,446,033	18,548,780	—	1,446,033	18,548,780	(34,349)	2001	2006

Total	$32,850,000	$3,781,578	$36,405,061	$13,694	$3,781,578	$36,418,755	$(265,903)

The aggregate cost of the Company’s investments in real estate for federal income tax purposes is approximately $40.1 million (unaudited) as of December 31, 2006.

The following reconciles the historical cost of the Company’s investments in real estate from January 1 to December 31, 2006:

2006
Balance, beginning of year	$—
Acquisitions	40,186,639
Improvements	13,694

Balance, end of year	$40,200,333

The following table reconciles accumulated depreciation related to the Company’s investments in real estate from January 1 to December 31, 2006:

2006
Balance, beginning of year	$—
Depreciation expense	265,903

Balance, end of year	$265,903

Depreciation of investments in real estate reflected in the statements of operations is calculated over the estimated lives of the assets as follows:

Buildings and improvements	45 years

In-place leases of $823,508 were added in 2006. Amortization of in-place leases was $290,801 in 2006 and the remaining balance of $532,707 will be fully amortized in 2007.

Investment in Unconsolidated Joint Venture

Paladin OP also has a 74% interest in PRIP 801, LLC, a joint venture between Paladin OP and 801 FO, LLC, which owns 801 Fiber Optic Drive. 801 Fiber Optic Drive consists of approximately 10.95 acres of real property and a 56,336 square foot building that was completed in 2001, which is 100% leased to FedEx Ground Package System, Inc., (“FedEx Ground”), pursuant to a ten year net lease that commenced on August 1, 2001 and expires on July 31, 2011. FedEx Ground is a subsidiary of FedEx Corporation, a provider of transportation, e-commerce and supply management services. FedEx Ground also has the option to extend the lease for two additional five year periods. The first option is through July 31, 2016 at $405,792 per annum. The second option is through July 31, 2021 at $446,376 per annum. The current rent is $338,160 per annum.

Paladin OP accounts for its investment in PRIP 801, LLC under the equity method of accounting.

Condensed financial information of PRIP 801, LLC is summarized as follows:

Condensed Balance Sheets

December 31, 2006 and 2005

	2006	2005
ASSETS
Investment in real estate, net	$4,015,668	$4,096,524
Other assets, net	159,282	196,401

Total Assets	$4,174,950	$4,292,925

LIABILITIES AND MEMBERS’ EQUITY
Mortgage loan payable	$1,950,000	$1,950,000
Other liabilities	28,348	28,680
Members’ equity	2,196,602	2,314,245

Total Liabilities and Members’ Equity	$4,174,950	$4,292,925

Company’s share of Members’ Equity	$1,625,571	$1,712,548

Condensed Statements of Operations

For the year ended December 31, 2006 and

For the period November 2, 2005 (inception) to December 31, 2005

	2006	2005
Revenues and interest income	$339,112	$56,390
Expenses	(233,823)	(35,532)

Net income	$105,289	$20,858

Company’s share of net income	$77,914	$15,435

The mortgage loan pays interest only at a fixed interest rate of 5.498% through November 1, 2010, the anticipated repayment date. If the mortgage loan is not repaid or refinanced as of the anticipated repayment date, interest will accrue at a rate per annum equal to the greater of (a) 8.498% and (b) the treasury rate plus three percentage points. Pursuant to the terms of a cash management agreement, the borrower is required to post a $550,000 letter of credit by December 1, 2007 of the loan date, or the lender will sweep and retain all cash flow from the Property. If the borrower does not pay off the loan on November 1, 2010, the lender can apply the letter of credit (or retained cash flow) and will continue to sweep all cash flow to repay the loan. In the event of a default under the loan documents, the cash management agreement further provides that the lender may sweep cash from all accounts maintained by the borrower with the lender (including rent accounts from the property). The estimated principal balance to be due at the anticipated repayment date is $1,950,000.

In general, the mortgage loan may not be prepaid until January 31, 2008. In general, no sale, encumbrance or other transfer of an interest in the property is permitted without the lender’s prior written consent. Alex Gilbert, the managing member of 801 FO, LLC has guaranteed the non-recourse standard loan carve outs, and in exchange for his guarantee, Paladin Realty has agreed to fully indemnify Mr. Gilbert against any defaults caused by the borrower through standard default provisions such as bankruptcy, fraud, misapplication of proceeds and certain environmental violations. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property. In addition PRIP 801, LLC has entered into an environmental and hazardous substance indemnification agreement.

The agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer its interest in the property among others. The loan agreements also contain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of a default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

4. Mortgages and Notes Payable

Mortgages Payable

In connection with the acquisition of Springhurst, a mortgage loan in an amount of $16,350,000 on the property was put in place. The mortgage loan pays interest only at a fixed interest rate of 6.14% through July 1, 2016, the maturity date, at which time the principal and any unpaid interest shall become due and payable. In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property.

In connection with the acquisition of Glenwood, the Company assumed the mortgage loan in the amount of $16,500,000. The mortgage loan requires interest only payments at a rate of 6.05%, until July 1, 2011, after which principal and interest are payable monthly on a 30-year amortization schedule until the loan’s maturity on July 1, 2014, at which time all remaining principal and interest shall become due and payable. Approximately $15,900,000 will be due at maturity. In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property.

Both loan agreements for Springhurst and Glenwood contain various covenants, which among other things, limit the ability of the borrower to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer their interest in the property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

Principal payments due on the mortgage loans payable as of December 31, 2006 are as follows:

2007	$—
2008	—
2009	—
2010	—
2011	89,875
Thereafter	32,760,125

Total	$32,850,000

Notes Payable to Affiliate

The acquisition of the property interest in Champion Farms was partially funded through the assignment of proceeds from a note by and between Paladin Realty and Wachovia Bank, N.A. dated May 30, 2006 (the “Champion Farms Paladin Realty Note”) to Paladin REIT in the amount of $3,100,000, the proceeds of which were contributed to Paladin OP and used to make Paladin OP’s investment in PRIP 3700, LLC. The Champion Farms Paladin Realty Note was personally guaranteed by James R. Worms, Paladin REIT’s President, John A. Gerson, Paladin REIT’s Chief Financial Officer, and Michael B. Lenard, Paladin REIT’s Executive Vice President, Secretary and Counselor. Paladin Realty is Paladin REIT’s sponsor and Paladin REIT’s executive officers are also officers and principals of Paladin Realty. Assignment of the proceeds was made pursuant to a note by and between Paladin Realty and Paladin REIT dated June 1, 2006 (the “Champion Farms Company Note”) on substantially similar terms as the Champion Farms Paladin Realty Note. The Champion Farms Company Note provides for a loan in the amount of $3,100,000, with an interest rate based on LIBOR plus 2.25%. Payments on the Champion Farms Company Note are due in consecutive monthly payments of accrued interest only, commencing on July 1, 2006, and continuing on the same day of each month thereafter until fully paid. The term of the Champion Farms Company note was 180 days from its execution on June 1, 2006. On November 3, 2006, Paladin Realty entered into a revolving credit facility with Wachovia Bank, N.A. pursuant to which $1,200,000 of outstanding indebtedness was refinanced on November 9, 2006 (the “Paladin Realty Credit Facility”). Messrs. Worms, Gerson and Lenard have personally guaranteed all borrowings in excess of $1 million under the Paladin Realty Credit Facility. Interest on the Paladin Realty Credit Facility is LIBOR plus 2.5%. Beginning November 9, 2006, Paladin REIT began paying Paladin Realty the interest rate under the Paladin Realty Credit Facility. Upon the expiration of the term of the Champion Farms Company Note, Paladin Realty did not require payment in full of the principal and instead accepted payment from Paladin REIT of accrued interest at the rate required under the Paladin Realty Credit Facility of LIBOR plus 2.5%, which was 7.8% as of December 31, 2006. On March 28, 2007, the Company entered into an amendment to the Champion Farms Company Note, which extended the term of the Champion Farms Company Note to November 3, 2007, the due date of the Paladin Realty Credit Facility and which changed the interest rate under the Champion Farms Company Note to LIBOR plus 2.5%. Under the Champion Farms Company Note, as amended, in the event of a default by Paladin REIT including nonpayment, false warranty, bankruptcy or certain changes in Paladin REIT’s structure or business, Paladin Realty may accelerate the maturity of the Champion Farms Company note, and charge additional interest at a rate of 3%. As of December 31, 2006, the outstanding balance of the Champion Farms Company Note was $1,000,000.

The acquisition of an interest in Fieldstone Apartments was partially funded through the assignment of proceeds by Paladin Realty to Paladin REIT from a promissory note drawn on the Paladin Realty Revolving Credit Facility in the amount of $2,000,000 and a term loan entered into between Paladin Realty and Wachovia Bank, N.A. dated December 1, 2006 in the amount of $1,100,000 (the “Paladin Realty Fieldstone Notes”). Assignment of the proceeds was made pursuant to two notes by and between Paladin Realty and Paladin REIT (the “Company Fieldstone Notes”) on substantially similar terms as the Paladin Realty Fieldstone Notes. These proceeds were contributed to Paladin OP and used to make Paladin OP’s investment in PRIP 10637, LLC. As described above, Messrs. Worms, Gerson and Lenard have personally guaranteed all borrowings in excess of

$1,000,000 under the Paladin Realty Credit Facility and the Paladin Realty Fieldstone Notes and have personally guaranteed all of the $1.1 million term loan. The Company Fieldstone Notes provide for loans in the amount of $2.0 million and $1.1 million, with interest rates based on LIBOR plus 2.5%, which was 7.8% as of December 31, 2006, and payments due in consecutive monthly payments of accrued interest only, commencing on January 1, 2007, and continuing on the same day of each month thereafter until fully paid. All principal and accrued interest becomes due and payable on the $2.0 million loan on November 3, 2007 and on the $1.1 million loan on the 180th day following execution of the note. In the event of a default by Paladin REIT under the Company Fieldstone Notes, including nonpayment, false warranty, bankruptcy or certain changes in our structure or business, Paladin Realty may accelerate the maturity of the Company Fieldstone Notes and charge additional interest at a rate of 3%. As of December 31, 2006, the outstanding balance of the Company Fieldstone Notes was $2,800,000.

5. Shareholders’ Equity

Preferred Shares

Paladin REIT’s board of directors, through Paladin REIT’s articles of incorporation, has the authority to authorize the issuance of 100,000,000 preferred shares in one or more classes or series. The rights and terms of such preferred shares will be determined by the board of directors. However, the voting rights of the preferred shares sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of common shares as the consideration paid for each such preferred share bears to the book value of each outstanding common share. As of December 31, 2006 and 2005, Paladin REIT had not issued any preferred shares.

Dividends

The board of directors has declared dividends for the periods listed below to stockholders of record as the close of business each day during the applicable period and paid on the dates listed below. Dividends to shareholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Dividends that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a dividend and reduce the shareholders’ basis in the common shares. Each of the dividends described below have been a return of capital.

Period	Annualized Rate Declared (1)	Date Paid/To be Paid
February 1, 2006 to February 28, 2006	6.0%	March 15, 2006
March 31, 2006 to March 31, 2006	6.0%	April 17, 2006
April 1, 2006 to April 30, 2006	6.0%	May 15, 2006
May 1, 2006 to May 31, 2006	6.0%	June 15, 2006
June 1, 2006 to June 30, 2006	6.0%	July 17, 2006
July 1, 2006 to July 31, 2006	6.0%	August 15, 2006
August 1, 2006 to August 31, 2006	6.0%	September 15, 2006
September 1, 2006 to September 30, 2006	6.0%	October 16, 2006
October 1, 2006 to October 31, 2006	6.0%	November 15, 2006
November 1, 2006 to November 30, 2006	6.0%	December 15, 2006
December 1, 2006 to December 31, 2006	6.0%	January 15, 2007
January 1, 2007 to January 31, 2007	6.0%	February 15, 2007

(1)	Dividends were declared in the amount of $0.0016438 per share per day, representing an annualized rate of return of 6.0% on an investment of $10.00 per share if paid each day over a 365-day period.

6. Related Party Transactions

The Advisory Agreement entitles Paladin Advisors to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate and real estate related investments, among other services, as well as reimbursement for organization and offering costs incurred by Paladin Advisors on behalf of the Company (as discussed in Note 2) and certain costs incurred by Paladin Advisors and its affiliates in providing services to the Company.

Amounts due to Affiliate

	December 31, 2006	December 31, 2005
General and administrative expenses due to affiliate (1)	$126,004	$35,887
Organization and offering costs due to affiliate (2)	149,120	51,134
Acquisition fees due to affiliate (3)	578,498	93,992

Total due to affiliate	$853,622	$181,013
Deferred general and administrative expenses due to affiliate	$1,292,517	$662,640
Deferred organization and offering costs due to affiliate	$4,018,284	$3,038,095

(1)	For the year ended December 31, 2006 the Company paid $252,954 of general and administrative expenses. Due to the application of the 2%/25% Rule (as discussed in Note 2), the Company was able to recognize a total of $343,071 of general and administrative expenses in its consolidated statement of operations with the additional amount of $90,117 recorded as due to affiliate. As of December 31, 2005, the Company had accrued $35,887 in general and administrative expenses due to affiliate. Paladin Advisors has elected to defer (without interest) the net balance of $126,004 in general and administrative expenses due to affiliate.
(2)	For the year ended December 31, 2006, the Company paid $95,000 of offering costs. Due to the application of the 3% limitation (as discussed in Note 2), the Company was able to recognize a total of $192,986 as a charge to stockholders’ equity with the additional amount of $97,986 recorded as due to affiliate. As of December 31, 2005, the Company had accrued $51,134 in organization and offering costs due to affiliate. Paladin Advisors has elected to defer (without interest) the net balance of $149,120 in organization and offering costs due to affiliate.
(3)	Paladin Advisors was entitled to acquisition and advisory fees related to 801 Fiber Optic Drive, Champion Farms Apartments and Fieldstone Apartments. Paladin Advisors has elected to defer all of these fees (without interest).

7. Quarterly Financial Data (Unaudited)

The following table presents selected unaudited quarterly financial data for each quarter during the year ended December 31, 2006:

	For the Quarter Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006
Revenues	$2,103	$196,180	$566,176	$766,043
Equity in earnings of PRIP 801, LLC	$20,271	$21,031	$20,804	$13,120
Net income / (loss)	$10,726	$(120,990)	$(303,994)	$(238,510)
Income / (loss) per common share:
Basic	$0.04	$(0.33)	$(0.60)	$(0.34)
Diluted	$0.04	$(0.33)	$(0.60)	$(0.34)

The following table presents selected unaudited quarterly financial data for each quarter during the year ended December 31, 2005:

	For the Quarter Ended
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005
Revenues	$2,883	$1,485	$1,772	$10,103
Equity in earnings of PRIP 801, LLC	$—	$—	$—	$14,987
Net income / (loss)	$70	$37	$43	$(61,691)
Income / (loss) per common share	$0.14	$0.07	$0.09	$(5.18)

Diluted income (loss) per common share has not been presented as there were no dilutive potential common shares for the year ended December 31, 2005.

8. Subsequent Events

Sale of Common Shares

From January 1, 2007 to March 9, 2007, the Company has raised $2,486,526 in offering proceeds through the sale of 248,970 common shares in the offering.

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

This pro forma information should be read in conjunction with the consolidated financial statements and notes of Paladin Realty Income Properties, Inc. (“Paladin”) included in Paladin’s Form 10-K for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission.

The following unaudited pro forma statement of operations for the fiscal year ended December 31, 2006 has been prepared to give effect to the acquisition of a 65% membership interest in a single-purpose limited liability company that owns Fieldstone Apartments at 10637 Springfield Pike in Woodlawn, Ohio (“Fieldstone Apartments”) and a 70% membership interest in a single-purpose limited liability company that owns Champion Farms Apartments at 3700 Springhurst Boulevard in Louisville, Kentucky (“Champion Farms Apartments”) (collectively the “Acquisitions”) as if both acquisitions occurred on January 1, 2006. The actual acquisition of Champion Farms Apartments occurred on June 5, 2006. The actual acquisition at Fieldstone Apartments occurred on December 1, 2006.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the Acquisitions been consummated as of the dates indicated. These allocations may be adjusted in the future upon finalization of these preliminary estimates.

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006

(UNAUDITED)

		Pro Forma Adjustments
	Paladin Realty Income Properties, Inc. and Subsidiary Historical (a)	Acquisitions				Pro Forma Total
		Champion Farms Apartments		Fieldstone Apartments
Revenues
Rental income	$1,417,679	$888,660	(b)	$2,059,077	(e)	$4,365,416
Other income	92,999	70,330	(b)	130,033	(e)	293,362
Interest income	19,824	—		—		19,824

Total Revenues	1,530,502	958,990		2,189,110		4,678,602

Expenses
Property operating expenses	492,297	239,418	(b)	549,207	(e)	1,280,922
Real property taxes	78,391	55,230	(b)	244,100	(e)	377,721
General and administrative expenses	386,249	81,297	(b)	187,332	(e)	654,878
Interest expense, including amortization of deferred financing costs	812,489	530,657	(c)	1,179,803	(f)	2,522,949
Depreciation and amortization expense	616,887	392,290	(b)	748,605	(e)	1,757,782

Total Expenses	2,386,313	1,298,892		2,909,047		6,594,252

Loss before equity in earnings and minority interest	(855,811)	(339,902)		(719,937)		(1,915,650)
Equity in income from real estate joint venture	75,226	—		—		75,226
Minority interest	(127,817)	(70,741	)(d)	(170,899	)(d)	(369,457)

Net loss	$(652,768)	$(269,161)		$(549,038)		$(1,470,967)

Net loss per share, basic and diluted
Basic	$(1.42)					$(3.21)

Diluted	$(1.42)					$(3.21)

Weighted average number of shares outstanding
Basic	458,658					458,658

Diluted	458,658					458,658

(a)	Historical financial information is derived from the audited consolidated financial statements of Paladin REIT for the year ended December 31, 2006.
(b)	Pro forma results of Champion Farms Apartments, assuming the acquisition of Champion Farms Apartments had occurred on January 1, 2006. Champion Farms Apartments was acquired on June 5, 2006.
(c)	Interest expense on Paladin REIT’s outstanding debts of (1) Champion Farms Apartment's mortgage payable of $16,350,000 at 6.14% per annum and (2) the Note Payable to Paladin Realty Partners, LLC in the principal amount of $3,100,000 at 7.85% per annum.
(d)	Minority interest is adjusted to reflect pro forma ownership including the 2.4% ownership of Paladin OP by Paladin Realty Advisors, LLC, the 30% ownership of Champion Farms Apartments by Buckingham Springhurst, LLC, an unaffiliated third party and the 35% ownership of Fieldstone Apartments by Shiloh Crossing Partners II, LLC, an unaffiliated third party.
(e)	Pro forma results of Fieldstone Apartments, assuming the acquisition of Fieldstone Apartments had occurred on January 1, 2006. Fieldstone Apartments was acquired on December 1, 2006.
(f)	Interest expense on Paladin REIT’s outstanding debts of (1) Fieldstone Apartment's mortgage payable of $16,500,000 at 6.05% per annum and (2) the Note Payable to Paladin Realty Partners, LLC in the principal amount of $3,100,000 at 7.85% per annum.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have audited the accompanying Statement of Revenues and Certain Operating Expenses of Fieldstone Apartments, a property located at 10637 Springfield Pike, Woodlawn, Ohio (the Property) for the year ended December 31, 2005 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Imowitz Koenig & Co., LLP

New York, New York

January 16, 2007

FIELDSTONE APARTMENTS

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2005

REVENUES
Rental income	$2,243,889
Other revenue	133,465

Total revenues	2,377,354

CERTAIN OPERATING EXPENSES
Operating expenses	623,645
Real estate taxes	254,547
Insurance	50,093
Management fees	126,729

Total of certain operating expenses	1,055,014

Excess of revenues over certain operating expenses	$1,322,340

See accompanying notes to statement of revenues and certain operating expenses.

FIELDSTONE APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2005

(1) Organization

Fieldstone Apartments is an existing 264-unit multifamily community property (the “Property”) which was built in 2001 and is located at 10637 Springfield Pike in Woodlawn, Ohio. On December 1, 2006, an affiliate of Paladin Realty Income Properties, Inc. (“Paladin”) purchased a 65% membership interest in Glenwood Housing Partners I, LLC (“Glenwood”), a single-purpose limited liability company that owns the Property pursuant to a Membership Interest Purchase and Sale Agreement with Shiloh Crossing Partners II, LLC, an Indiana limited liability company (“Seller”). An affiliate of Paladin, PRIP 10637, LLC, a single-purpose limited liability company was formed for the purpose of this investment. In connection with the closing, the limited liability company operating agreement for Glenwood was amended to admit PRIP 10637, LLC as a member with a 65% membership interest and Seller as the other member with a 35% membership interest.

(2) Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, interest expense, depreciation and amortization, and non-recurring items which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

(3) Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4) Significant Accounting Policies

a) Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and is recognized as revenue in the period in which the applicable charge is incurred.

b) Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off against rental income when identified.

c) Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

(5) Related Party Transactions

Buckingham Management, LLC, an affiliate of Seller, is the Property Manager of the Property and is entitled to a monthly management fee payable in arrears equal to 5% of the monthly gross revenues collected, which may be reduced in certain circumstances. Management fees earned were $126,729 for the year ended

FIELDSTONE APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses—(Continued)

For the Year Ended December 31, 2005

December 31, 2005. Buckingham Management, LLC also provides all employee services for leasing, maintenance, office, accounting and various other expense items for which they are reimbursed. Buckingham Management, LLC was reimbursed $214,116 for payroll and $11,088 for accounting services for the year ended December 31, 2005.

(6) Subsequent Events

In connection with the amended and restated operating agreement of Glenwood, entered into on December 1, 2006, between PRIP 10637, LLC and Seller, the management fee paid to Buckingham Management, LLC was changed from 5% to 4%.

On June 5, 2006, Glenwood entered into a new fixed-rate mortgage loan in the amount of $16,500,000. The mortgage loan requires interest only payments at a rate of 6.05%, until July 1, 2011, after which principal and interest are payable monthly on a 30-year amortization schedule until the loan’s maturity on July 1, 2014, at which time all remaining principal and interest shall become due and payable. Approximately $15,900,000 will be due at maturity. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (a) 1% of the outstanding balance or (b) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. The loan agreement obligation is secured by a mortgage on the Property and an assignment of rents and personal property.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have reviewed the accompanying Statement of Revenues and Certain Operating Expenses of Fieldstone Apartments, a property located at 10637 Springfield Pike, Woodlawn, Ohio (the Property) for the nine months ended September 30, 2006 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of the interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim Historical Summary for it to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Imowitz Koenig & Co., LLP

New York, New York

January 16, 2007

FIELDSTONE APARTMENTS

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

REVENUES
Rental income	$1,684,699
Other revenue	106,391

Total revenues	1,791,090

CERTAIN OPERATING EXPENSES
Operating expenses	449,351
Real estate taxes	199,718
Insurance	30,105
Management fees	86,996

Total of certain operating expenses	766,170

Excess of revenues over certain operating expenses	$1,024,920

See accompanying notes to statement of revenues and certain operating expenses.

FIELDSTONE APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2006

(1)	Organization

Fieldstone Apartments is an existing 264-unit multifamily community property (the “Property”) which was built in 2001 and is located at 10637 Springfield Pike in Woodlawn, Ohio. On December 1, 2006, an affiliate of Paladin Realty Income Properties, Inc. (“Paladin”) purchased a 65% membership interest in Glenwood Housing Partners I, LLC (“Glenwood”), a single-purpose limited liability company that owns the Property pursuant to a Membership Interest Purchase and Sale Agreement with Shiloh Crossing Partners II, LLC, an Indiana limited liability company (“Seller”). An affiliate of Paladin, PRIP 10637, LLC, a single-purpose limited liability company was formed for the purpose of this investment. In connection with the closing, the limited liability company operating agreement for Glenwood was amended to admit PRIP 10637, LLC as a member with a 65% membership interest and Seller as the other member with a 35% membership interest.

(2)	Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, interest expense, depreciation and amortization, and non-recurring items which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

(3)	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

a)	Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and is recognized as revenue in the period in which the applicable charge is incurred.

b)	Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off against rental income when identified.

c)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

(5)	Related Party Transactions

Buckingham Management, LLC, an affiliate of Seller, is the Property Manager of the Property and is entitled to a monthly management fee payable in arrears equal to 5% of the monthly gross revenues collected, which may be reduced in certain circumstances. Management fees earned were $86,996 for the nine months

FIELDSTONE APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses—(Continued)

For the Nine Months Ended September 30, 2006

ended September 30, 2006. Buckingham Management, LLC also provides all employee services for leasing, maintenance, office, accounting and various other expense items for which they are reimbursed. Buckingham Management, LLC was reimbursed $183,831 for payroll, $8,910 for accounting services and $9,101 for other expenses for the nine months ended September 30, 2006.

(6)	Mortgage Note

On June 5, 2006, Glenwood entered into a new fixed-rate mortgage loan in the amount of $16,500,000. The mortgage loan requires interest only payments at a rate of 6.05%, until July 1, 2011, after which principal and interest are payable monthly on a 30-year amortization schedule until the loan’s maturity on July 1, 2014, at which time all remaining principal and interest shall become due and payable. Approximately $15,900,000 will be due at maturity. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (a) 1% of the outstanding balance or (b) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. The loan agreement obligation is secured by a mortgage on the Property and an assignment of rents and personal property.

(7)	Subsequent Event

In connection with the amended and restated operating agreement of Glenwood, entered into on December 1, 2006, between PRIP 10637, LLC and Seller, the management fee paid to Buckingham Management, LLC was changed from 5% to 4%.

R EPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have audited the accompanying Statement of Revenues and Certain Operating Expenses of Champion Farms Apartments, a property located at 3700 Springhurst Boulevard, Louisville, Kentucky (the Property) for the year ended December 31, 2005 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/    IMOWITZ KOENIG & CO., LLP

New York, New York

June 6, 2006

C HAMPION FARMS APARTMENTS

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2005

REVENUES
Rental income	$2,107,112
Other revenue	112,471

Total revenues	2,219,583

CERTAIN OPERATING EXPENSES
Operating expenses	590,949
Real estate taxes	110,897
Insurance	47,128
Management fees	112,047

Total of certain operating expenses	861,021

Excess of revenues over certain operating expenses	$1,358,562

See accompanying notes to statement of revenues and certain operating expenses.

C HAMPION FARMS APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2005

(1) Organization

Champion Farms Apartments is an existing 264 unit multifamily community property (the Property) which was built in 2000 and is located at 3700 Springhurst Boulevard in Louisville, Kentucky. The Property is owned by Springhurst Housing Partners, LLC (Springhurst) an Indiana Limited Liability Company. On May 10, 2006, PRIP 3700, LLC (PRIP 3700) a Delaware Limited Liability Company, and a subsidiary of Paladin Realty Income Properties, Inc. (Paladin), a Maryland Corporation, entered into a Membership Interest Purchase and Sale Agreement with Bradley B. Chambers, a resident of the State of Indiana, and Buckingham Investment Corporation (Buckingham), an Indiana Corporation and Springhurst. On June 5, 2006, PRIP 3700 purchased a 70% membership interest in Springhurst. In connection with the closing, the joint-venture operating agreement for Springhurst was amended on June 1, 2006 to admit PRIP 3700, LLC as a member with a 70% membership interest and Buckingham Springhurst, LLC, an affiliate of the Sellers, as the other member with a 30% membership interest. Pursuant to the terms of the operating agreement, the parties will treat the acquisition of the Property Interest by PRIP 3700, LLC and related transactions as effective on June 1, 2006.

(2) Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, interest expense, depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

(3) Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4) Significant Accounting Policies

a) Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

b) Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c) Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

(5) Related Party Transactions

Buckingham Management, LLC, an affiliate of Buckingham, is the property manager of the Property and is entitled to a monthly management fee payable in arrears equal to 5% of the monthly gross revenues of the

CHAMPION FARMS APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses—(Continued)

For the Year Ended December 31, 2005

Property, which may be reduced in certain circumstances. Management fees earned were $112,047 for the year ended December 31, 2005. Buckingham Management, LLC also provides all employee services for leasing, maintenance and office management for which they are reimbursed, accounting services for which they are reimbursed and various other expense items for which they are reimbursed. Buckingham Management, LLC was reimbursed for payroll expenses of $226,510, accounting services of $11,088 and other expense reimbursements of $12,651 for the year ended December 31, 2005.

(6) Subsequent Event

In connection with the amended and restated operating agreement of Springhurst entered into on June 1, 2006 between PRIP 3700 and Buckingham Springhurst, LLC, the management fee was changed from 5% to 4%.

On June 5, 2006, Springhurst entered into an interest-only, fixed-rate mortgage loan in an amount of $16,350,000 on the Property. The mortgage loan pays interest only at a fixed interest rate of 6.14% through July 1, 2016, the maturity date, at which time all remaining principal and interest shall become due and payable. In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The estimated balance to be due at the maturity date is $16,350,000. The loan agreement obligation is secured by a mortgage on the Property and an assignment of rents and personal property.

The loan agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer their interest in the Property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

R EPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have reviewed the accompanying Statement of Revenues and Certain Operating Expenses of Champion Farms Apartments, a property located at 3700 Springhurst Boulevard, Louisville, Kentucky (the Property) for the three months ended March 31, 2006 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of the interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim Historical Summary for it to be in conformity with accounting principles generally accepted in the United States of America.

/s/    IMOWITZ KOENIG & CO., LLP

New York, New York

June 6, 2006

C HAMPION FARMS APARTMENTS,

3700 SPRINGHURST BOULEVARD, LOUISVILLE, KENTUCKY

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE THREE MONTHS ENDED MARCH 31, 2006

REVENUES
Rental income	$533,196
Other revenue	42,198

Total revenues	575,394

CERTAIN OPERATING EXPENSES
Operating expenses	143,651
Real estate taxes	33,138
Insurance	11,034
Management fees	23,374

Total of certain operating expenses	211,197

Excess of revenues over certain operating expenses	$364,197

See report of independent registered public accounting firm and notes to statement of revenues and certain operating expenses.

C hampion Farms Apartments, 3700 Springhurst Boulevard, Louisville, Kentucky

Notes to the Statement of Revenues and Certain Operating Expenses

For the Three Months Ended March 31, 2006

(1) Organization

Champion Farms Apartments is an existing 264 unit multifamily community property (the Property) which was built in 2000 and is located at 3700 Springhurst Boulevard in Louisville, Kentucky. The Property is owned by Springhurst Housing Partners, LLC (Springhurst) an Indiana Limited Liability Company. On May 10, 2006, PRIP 3700, LLC (PRIP 3700) a Delaware Limited Liability Company, and a subsidiary of Paladin Realty Income Properties, Inc. (Paladin), a Maryland Corporation, entered into a Membership Interest Purchase and Sale Agreement with Bradley B. Chambers, a resident of the State of Indiana, and Buckingham Investment Corporation (Buckingham), an Indiana Corporation and Springhurst. On June 5, 2006, PRIP 3700 purchased a 70% membership interest in Springhurst. In connection with the closing, the joint-venture operating agreement for Springhurst was amended on June 1, 2006 to admit PRIP 3700, LLC as a member with a 70% membership interest and Buckingham Springhurst, LLC, an affiliate of the Sellers, as the other member with a 30% membership interest. Pursuant to the terms of the operating agreement, the parties will treat the acquisition of the Property Interest by PRIP 3700, LLC and related transactions as effective on June 1, 2006.

(2) Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, interest expense, depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

(3) Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4) Significant Accounting Policies

a) Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

b) Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c) Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

(5) Related Party Transactions

Buckingham Management, LLC, an affiliate of Buckingham, is the property manager of the Property and received a monthly management fee payable in arrears equal to 4% of collected monthly gross revenues of the

Champion Farms Apartments, 3700 Springhurst Boulevard, Louisville, Kentucky

Notes to the Statement of Revenues and Certain Operating Expenses—(Continued)

For the Three Months Ended March 31, 2006

Property. Management fees earned were $23,374 for the three months ended March 31, 2006. Buckingham Management, LLC also provides all employee services for leasing, maintenance and office management for which they are reimbursed, accounting services for which they are reimbursed and various other expense items for which they are reimbursed. Buckingham Management, LLC was reimbursed for payroll expenses of $54,168, accounting services of $2,772 and other expense reimbursements of $2,251 for the three months ended March 31, 2006.

(6) Subsequent Event

On June 5, 2006, Springhurst entered into an interest-only, fixed-rate mortgage loan in an amount of $16,350,000 on the Property. The mortgage loan pays interest only at a fixed interest rate of 6.14% through July 1, 2016, the maturity date, at which time all remaining principal and interest shall become due and payable. In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The estimated balance to be due at the maturity date is $16,350,000. The loan agreement obligation is secured by a mortgage on the Property and an assignment of rents and personal property.

The loan agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer their interest in the Property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

I NDEPENDENT AUDITORS’ REPORT

The Members

PRIP 801, LLC:

We have audited the accompanying balance sheet of PRIP 801, LLC (the Company) as of December 31, 2005, and the related statements of operations, members’ equity, and cash flows for the period from October 31, 2005 (date of formation) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PRIP 801, LLC as of December 31, 2005, and the results of its operations and its cash flows for the period from October 31, 2005 to December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/    KPMG LLP

New York, New York

March 24, 2006

P RIP 801, LLC

BALANCE SHEET

DECEMBER 31, 2005

Assets
Real estate, at cost:
Land	$310,000
Building	3,800,000
Accumulated depreciation	(13,476)

4,096,524
Cash and cash equivalents	46,343
Restricted cash	36,990
Acquired in-place lease value, net of accumulated amortization of $1,284	58,368
Deferred loan costs, net of accumulated amortization of $1,000	53,134
Prepaid insurance	1,566

Total Assets	$4,292,925

Liabilities and Members’ Equity
Mortgage loan payable	$1,950,000
Prepaid rent	28,180
Management fee payable to affiliate	500

1,978,680
Members’ equity	2,314,245

Total Liabilities and Members’ Equity	$4,292,925

See notes to financial statements

P RIP 801, LLC

STATEMENT OF OPERATIONS

FOR THE PERIOD OCTOBER 31, 2005 (DATE OF FORMATION) TO DECEMBER 31, 2005

Revenues
Rental income	$56,360
Interest income	30

Total Revenues	56,390

Expenses
Depreciation and amortization expense	14,760
Interest expense	19,166
Insurance expense	313
Management fees	1,000
General and administrative expenses	293

Total Expenses	35,532

Net Income	$20,858

See notes to financial statements

P RIP 801, LLC

STATEMENT OF MEMBERS’ EQUITY

FOR THE PERIOD OCTOBER 31, 2005 (DATE OF FORMATION) TO DECEMBER 31, 2005

	Capital Contributions	Distributions	Net Income	Balance at December 31, 2005
Paladin Realty Income Properties, LP	$1,708,939	$(11,826)	$15,435	$1,712,548
801 FO, LLC	600,429	(4,155)	5,423	601,697

Total Members’ Equity	$2,309,368	$(15,981)	$20,858	$2,314,245

See notes to financial statements

P RIP 801, LLC

STATEMENT OF CASH FLOWS

FOR THE PERIOD OCTOBER 31, 2005 (DATE OF FORMATION) TO DECEMBER 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$20,858
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expense	14,760
Deferred loan costs amortization expense	1,000
Increase in prepaid insurance	(1,566)
Increase in prepaid rent	28,180
Increase in management fee payable to affiliate	500
Restricted cash	(36,990)

Net cash provided by operating activities	26,742

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of real estate and improvements	(3,569,223)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from mortgage loan payable	1,950,000
Deferred loan costs	(54,134)
Contributions from members	1,708,939
Distributions to members	(15,981)

Net cash provided by financing activities	3,588,824

Net increase in cash and cash equivalents	46,343
Cash and cash equivalents—beginning of period	—

Cash and cash equivalents—end of period	$46,343

Supplemental disclosure of non cash financing and investing activities:
Contribution of real estate and improvements by member in exchange for membership interest	$600,429

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$18,166

See notes to financial statements

P RIP 801, LLC

Notes to Financial Statements

December 31, 2005

(1) Organization

PRIP 801, LLC (“the Company”) was formed on October 31, 2005. On November 2, 2005 Paladin Realty Income Properties, L.P. (“Paladin”) purchased Makor Properties, LLC’s 63.86% tenants-in-common interest in 801 Fiber Optic Drive, North Little Rock, Arkansas which is an existing 56,336 square foot distribution facility (“the Property”) built in 2001 and is leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation. 801 FO, LLC (“801 FO”) owned the remaining tenants-in-common interest. On November 2, 2005 both Paladin and 801 FO contributed their tenant-in-common interest in the Property to PRIP 801, LLC. In addition to the purchase of Makor’s interest, Paladin contributed additional capital in conjunction with a refinancing of the mortgage loan on the property and to pay for closing costs of the loan. With these additional capital contributions and the contributions of Paladin’s and 801 FO’s interest in the Property, the new ownership is approximately 74% and 36%, respectively.

Under the terms of the Operating Agreement, the Company shall continue in existence until July 12, 2045. Each Member’s liability shall be limited as set forth in the Company’s Operating Agreement and in accordance with the Delaware Limited Liability Company Act, as defined.

(2) Summary of Significant Accounting Policies

a) Basis of Presentation

The financial statements have been prepared on the historical cost basis of accounting in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

b) Real Estate

Real estate is stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, which is 47 years for buildings and improvements. Expenditures for repairs and maintenance are expensed as incurred.

The Company reviews long-lived assets and related identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. When such events or changes in circumstances occur, recoverability of the asset to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows, undiscounted and without interest, expected to be generated by the asset. If the sum of the expected future cash flows (undiscounted and without interest) is less than the Fund’s carrying amount for the asset, an impairment loss is recognized based upon the asset’s fair value. There were no charges for impairments in 2005.

c) In-place Lease

The Company valued the real estate and related in-place lease separately. The value of the in-place lease asset is estimated based on the value of the building as if vacant and land as compared to the purchase price of the Property. The in-place lease asset is amortized over the live of the lease which is 5 years.

d) Deferred Loan Costs

Loan costs are capitalized and amortized on a straight-line basis over the life of the related loan. The amortization is recorded as a component of interest expense.

e) Cash and Cash Equivalents

Cash equivalents represent highly liquid investments purchased with an original maturity of three months or less.

PRIP 801, LLC

Notes to Financial Statements—(Continued)

December 31, 2005

f) Revenue Recognition

The Company’s operations consist of a property which is 100% net-leased to a single tenant who makes monthly rent payments and reimburses the owners for all property expenses (except expenses associated with the roof and structure) and real estate taxes. Rental revenue is recognized on a straight-line basis over the term of the lease.

g) Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified. There were no bad debts recorded in 2005.

h) Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported results of operations for the period. Actual results could differ from those estimates.

i) Income Taxes

Since a limited liability company as an entity is not subject to federal and state income taxes as Members are individually liable for their respective share of the Company’s taxable income, no provision has been reflected here in.

(3) Lease

The aggregate annual future rental income on the non-cancelable operating lease in effect as of December 31, 2005 is as follows:

Year Ending December 31:
2006	$338,160
2007	338,160
2008	338,160
2009	338,160
2010	338,160
Thereafter	197,260

$1,888,060

Total future rental income represents the rent the tenant is required to pay under the terms of the lease exclusive of charges for insurance, real estate taxes and property expenses, which is reimbursed by the tenant.

The tenant also has the option to extend the lease for two additional five year periods. The first option is from August 1, 2011 through July 31, 2016 at $405,792 per annum. The second option is from August 1, 2016 through July 31, 2021 at $446,376 per annum.

PRIP 801, LLC

Notes to Financial Statements—(Continued)

December 31, 2005

(4) Mortgage Note Payable

On November 2, 2005 the Company entered into a mortgage loan with CW Capital in the amount of $1,950,000 and used the proceeds, plus approximately $450,000 of capital contributed from one of the Members, to repay the existing $2,400,000 loan with another lender. The mortgage loan pays interest only at a fixed interest rate of 5.498% through November 1, 2010, the anticipated repayment date. If the mortgage loan is not repaid or refinanced as of the anticipated repayment date, interest will accrue at a rate per annum equal to the greater of (a) 8.498% and (b) the treasury rate plus three percentage points. Pursuant to the terms of a cash management agreement, the Company is required to post a $550,000 letter of credit by the 25th month anniversary of the loan date, or the lender will sweep and retain all cash flow from the Property. If the Company does not pay off the loan on November 1, 2010, the lender can apply the letter of credit (or retained cash flow) and will continue to sweep all cash flow to repay the loan. In the event of a default under the loan documents, the cash management agreement further provides that the lender may sweep cash from all accounts maintained by the Company with the lender (including rent accounts from the property). The estimated principal balance to be due at the anticipated repayment date is $1,950,000.

In general, the mortgage loan may not be prepaid until the earlier of (a) three years or (b) two years after the loan is sold into a securitization pool and the note cannot be retired or paid off except through a defeasance. In general, no sale, encumbrance or other transfer of an interest in the property is permitted without the lender’s prior written consent. Alex Gilbert, the managing Member of 801 FO, has guaranteed the non-recourse standard loan representations and warranties, and in exchange for his guarantee, Paladin has agreed to fully indemnify him against any defaults caused by the Company through standard default provisions such as bankruptcy, fraud, misapplication of proceeds and certain environmental violations. The loan agreement obligation is secured by a mortgage on the Property and an assignment of rents and personal property. In addition Paladin has entered into an environmental and hazardous substance indemnification agreement.

The agreements contain various covenants, which among other things, limit the ability of the Company to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer its interest in the Property among others. The loan agreements also contain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of a default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

(5) Related Party Transactions

801 FO is entitled to an annual management fee equal to $6,000 which is paid quarterly. For 2005 $1,000 has been incurred, $500 has been paid and $500 is recorded as management fee payable to affiliate.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have reviewed the accompanying Statement of Revenues and Certain Operating Expenses of the property located at 801 Fiber Optic Drive, North Little Rock Arkansas (the Property) for the nine months ended September 30, 2005 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim Historical Summary for it to be in conformity with accounting principles generally accepted in the United States of America.

/s/    IMOWITZ KOENIG & CO., LLP

New York, New York

December 28, 2005

801 Fiber Optic Drive, North Little Rock, Arkansas

Statement of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2005

	100% Ownership	Makor Properties, LLC’s 63.86% Ownership Interest
Revenues
Rental income	$253,620	$161,962
Expense reimbursements	20,694	13,215

Total revenues	274,314	175,177

Certain operating expenses
Interest expense	109,059	69,645
Real estate taxes	15,304	9,773
Insurance	5,525	3,528
Management fees	4,500	2,874

Total of certain operating expenses	134,388	85,820

Excess of revenues over certain operating expenses	$139,926	$89,357

See accompanying accountant’s review report and notes to statement of revenues and certain operating expenses.

801 Fiber Optic Drive, North Little Rock, Arkansas

Notes to the Statement of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2005

(1) Organization

801 Fiber Optic Drive, North Little Rock, Arkansas is an existing 56,336 square foot distribution facility (the Property) built in 2001 and is leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation. The Property is owned in fee simple by Makor Properties, LLC (63.86%) (“Makor”) and 801 FO, LLC (36.14%) (“801 FO”) as tenants-in-common (together the Owners). On December 20, 2004, Paladin Realty Partners, LLC, a Delaware Limited Liability Company (“Paladin Realty”) entered into an Agreement of Sale and Purchase with Makor to acquire its tenant-in-common interest in the Property. On November 2, 2005, Paladin Realty Income Properties, Inc. (the “Company”) purchased Makor’s tenant-in-common interest in the Property through PRIP 801, LLC (“PRIP”), a Delaware limited liability company managed by the Company’s operating partnership Paladin Realty Income Properties, L.P. (“Paladin OP”).

(2) Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Statement) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Statement includes revenues and certain operating expenses of the Property, exclusive of interest income, administrative expenses, depreciation and amortization, which may not be comparable to the corresponding amounts that would be reflected in the future operations of the Property. The Statement also presents revenues and certain operating expenses of the Property at Makor’s 63.86% ownership interest.

(3) Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4) Significant Accounting Policies

a) Revenue Recognition

The Property’s operations consist of a 100% net-lease to a single tenant who makes monthly rent payments and reimburses the owners for all property expenses (except expenses associated with the roof and structure) and real estate taxes directly.

b) Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c) Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

801 Fiber Optic Drive, North Little Rock, Arkansas

Notes to the Statement of Revenues and Certain Operating Expenses—(Continued)

For the Nine Months Ended September 30, 2005

(5) Lease

The aggregate annual future rental income on a non-cancelable operating lease in effect as of September 30, 2005 is as follows:

	Amount at
	100%	63.86%
Year Ending December 31:
2005	$84,540	$53,987
2006	338,160	215,949
2007	338,160	215,949
2008	338,160	215,949
2009	338,160	215,949
Thereafter	535,420	341,919

	$1,972,600	$1,259,702

Total future rental income represents the rent the tenant is required to pay under the terms of the lease exclusive of charges for insurance, real estate taxes and property expenses, which is reimbursed by the tenant.

The tenant also has the option to extend the lease for two additional five year periods. The first option is through July 31, 2016 at $405,792 per annum (representing $259,139 per annum at 63.86% ownership level). The second option is through July 31, 2021 at $446,376 per annum (representing $285,056 per annum at the 63.86% ownership level).

(6) Mortgage Note Payable

On September 16, 2002, Makor and 801 FO entered into a loan agreement with Regions Bank of Arkansas in the amount of $2,600,000. The five year floating rate mortgage note payable bears interest based upon the prime rate as reported in the Wall Street Journal which is currently at 7.00% and is payable in monthly installments of principal and interest based upon a 25 year amortization schedule. The final monthly payment due and maturity date of the mortgage note is September 16, 2007, upon which all unpaid principal and accrued interest will be due. The mortgage note payable contains both affirmative and negative covenants. The mortgage note was refinanced in connection with the purchase of Makor’s tenant-in-common interest in the Property.

(7) Related Party Transactions

801 FO is entitled to an annual management fee equal to $6,000 which is paid quarterly.

(8) Subsequent Events

On November 2, 2005, the Company purchased a 63.86% tenant-in-common interest in the Property. The total appraised value of the Property was approximately $4,100,000. The purchase price for the Company’s 63.86% interest was $2,618,260, plus approximately $133,000 in closing costs and prepaid escrow amounts.

The interest in the Property was purchased from an unaffiliated third party, Makor, through PRIP. PRIP is a joint venture formed for this acquisition between the Company and 801 FO. The Property had previously been and will continue to be managed by the controlling member of 801 FO for which it will receive a customary property management fee. In connection with the acquisition, the Company refinanced the existing debt on the

801 Fiber Optic Drive, North Little Rock, Arkansas

Notes to the Statement of Revenues and Certain Operating Expenses—(Continued)

For the Nine Months Ended September 30, 2005

Property of approximately $2,400,000, paying down approximately $500,000 and financing the remainder through a loan from CWCapital LLC in the amount of $1,950,000 (the “mortgage loan”). Paladin OP’s ownership interest in PRIP was increased to approximately 74% by the capital advanced in connection with the refinancing.

In connection with this acquisition, Paladin Realty assigned the purchase agreement to acquire the Property and related amendments to PRIP. Paladin Realty is the Company’s sponsor and the Company’s executive officers are also officers and principals of Paladin Realty.

The acquisition of the Property was partially funded through the assignment of proceeds from a note by and between Paladin Realty and Wachovia Bank, N.A. dated October 17, 2005 (the “Paladin Realty note”) to the Company in the amount of $1,700,000, the proceeds of which were contributed to Paladin OP and used to make Paladin OP’s investment in PRIP. The Paladin Realty note was personally guaranteed by James R. Worms, the Company’s President, John A. Gerson, the Company’s Chief Financial Officer and Michael B. Lenard, the Company’s Executive Vice President, Secretary and Counselor. Principal and interest on the Paladin Realty note are due on February 28, 2006. Assignment of the proceeds was made pursuant to a note by and between Paladin Realty and the Company (the “Company note”) on substantially similar terms as the Paladin Realty note. The Company note provides for a loan in the amount of $1,700,000, with an interest rate based on LIBOR plus 2.25%. Payments on the Company note are due in consecutive monthly payments of accrued interest only, commencing on December 1, 2005, and continuing on the same day of each month thereafter until fully paid. The principal and accrued interest on the Company note are due on demand. In the event of a default by the Company under the Company note including nonpayment, false warranty, bankruptcy, or certain changes in the Company’s structure or business, Paladin Realty may accelerate the maturity of the Company note, and charge additional interest at a rate of 3%. As discussed above, Paladin Realty is the Company’s sponsor, and the Company’s executive officers are also officers and principals of Paladin Realty. On December 28, 2005, the Company repaid the remaining balance on the Company note using proceeds from the Offering and Paladin Realty repaid the Paladin Realty note with such funds.

The mortgage loan pays interest only at a fixed interest rate of 5.498% through November 1, 2010, the anticipated repayment date. If the mortgage loan is not repaid or refinanced as of the anticipated repayment date, interest will accrue at a rate per annum equal to the greater of (a) 5.498% plus three percentage points and (b) the treasury rate plus three percentage points. Pursuant to the terms of a cash management agreement, the borrower is required to post a $550,000 letter of credit by the 25th month anniversary of the loan date, or the lender will sweep and retain all cash flow from the Property. If the borrower does not pay off the loan on November 1, 2010, the lender can apply the letter of credit (or retained cash flow) and will continue to sweep all cash flow to repay the loan. In the event of a default under the loan documents, the cash management agreement further provides that the lender may sweep cash from all accounts maintained by the borrower with the lender (including rent accounts from the property). The estimated balance to be due at the anticipated repayment date is $1,950,000.

In general, the mortgage loan may not be prepaid until the earlier of (a) three years or (b) two years after the loan is sold into a securitization pool and the note cannot be retired or paid off except through a defeasance. In general, no sale, encumbrance or other transfer of an interest in the property is permitted without the lender’s prior written consent. Alex Gilbert, the managing member of 801 FO, has guaranteed the non-recourse standard loan carve outs, and in exchange for his guarantee, Paladin Realty has agreed to fully indemnify him against any defaults caused by the borrower through standard default provisions such as bankruptcy, fraud, misapplication of proceeds and certain environmental violations. The loan agreement obligation is secured by a mortgage on the Property and an assignment of rents and personal property. In addition PRIP has entered into an environmental and hazardous substance indemnification agreement.

801 Fiber Optic Drive, North Little Rock, Arkansas

Notes to the Statement of Revenues and Certain Operating Expenses—(Continued)

For the Nine Months Ended September 30, 2005

The agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer its interest in the Property among others. The loan agreements also contain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of a default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Paladin Realty Income Properties, Inc.

We have audited the accompanying Statement of Revenues and Certain Operating Expenses of the property located at 801 Fiber Optic Drive, North Little Rock Arkansas (the Property) for the year ended December 31, 2004 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ IMOWITZ KOENIG & CO., LLP

New York, New York

January 31, 2005

801 FIBER OPTIC DRIVE, NORTH LITTLE ROCK, ARKANSAS

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2004

	100% Ownership	Makor Properties, LLC’s 63.86% Ownership Interest
Revenues
Rental income	$338,160	$215,949
Expense reimbursements	26,877	17,164

Total revenues	365,037	233,113

Certain operating expenses
Interest expense	109,013	69,616
Real estate taxes	19,842	12,671
Insurance	7,034	4,492
Management fees	6,000	3,832

Total of certain operating expenses	141,889	90,611

Excess of revenues over certain operating expenses	$223,148	$142,502

See accompanying notes to statement of revenues and certain operating expenses.

801 Fiber Optic Drive, North Little Rock, Arkansas

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2004

(1) Organization

801 Fiber Optic Drive, North Little Rock, Arkansas is an existing 56,336 square foot distribution facility (the Property) built in 2001 and is leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation. The Property is owned in fee simple by Makor Properties, LLC (63.86%) (Makor) and 801 FO, LLC (36.14%) (801 FO) as tenants-in-common (together the Owners). On December 20, 2004 Paladin Realty Partners, LLC, a Delaware Limited Liability Company (Paladin) entered into an Agreement of Sale and Purchase with Makor to acquire its tenant in common interest in the property.

(2) Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, administrative expenses, depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property. Real estate taxes reflect the expense for the year ended December 31, 2003, as the billing for the year ended December 31, 2004 is not available. The Historical Summary also presents revenues and certain operating expenses of the Property at Makor’s 63.86% ownership interest.

(3) Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4) Significant Accounting Policies

a)	Revenue Recognition

The Property’s operations consist of a 100% net-lease to a single tenant who makes monthly rent payments and reimburses the owners for all property expenses (except expenses associated with the roof and structure) and real estate taxes directly.

b)	Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

801 Fiber Optic Drive, North Little Rock, Arkansas

Notes to Statement of Revenues and Certain Operating Expenses (continued)

For the Year Ended December 31, 2004

(5) Lease

The aggregate annual future rental income on a non-cancelable operating lease in effect as of December 31, 2004 is as follows:

	Amount at
	100%	63.86%
Year Ending December 31:
2005	$338,160	$215,949
2006	338,160	215,949
2007	338,160	215,949
2008	338,160	215,949
2009	338,160	215,949
Thereafter	535,420	341,919

	$2,226,220	$1,421,664

Total future rental income represents the rent the tenant is required to pay under the terms of the lease exclusive of charges for insurance, real estate taxes and property expenses, which is reimbursed by the tenant.

The tenant also has the option to extend the lease for two additional five year periods. The first option is through July 31, 2016 at $405,792 per annum (representing $259,139 per annum at the 63.86% ownership level). The second option is through July 31, 2021 at $446,376 per annum (representing $285,056 per annum at the 63.86% ownership level).

(6) Mortgage Note Payable

On September 16, 2002, Makor and 801 FO entered into a loan agreement with Regions Bank of Arkansas in the amount of $2,600,000. The five year floating rate mortgage note payable bears interest based upon the prime rate as reported in the Wall Street Journal which is currently at 5.25% and is payable in fixed monthly installments of principal and interest of $14,823. The final monthly payment due and maturity date of the mortgage note is September 16, 2007, upon which all unpaid principal and accrued interest will be due. The mortgage note payable contains both affirmative and negative covenants. Approval of the lender is required for assumption of the mortgage.

(7) Related Party Transactions

801 FO is entitled to an annual management fee equal to $6,000 which is paid quarterly.

APPENDIX A

Prior Performance Tables

The following prior performance tables (“Tables”) provide information relating to the real estate investment programs sponsored by Paladin Realty and its affiliates which have investment objectives similar to ours (the “prior Paladin real estate programs”). This offering is the first public offering of a program sponsored by Paladin Realty. All of Paladin’s prior programs have been private real estate investment funds offered to institutional and other private investors or single project real estate investment vehicles, also primarily involving institutional investors.

Prospective investors should read these Tables carefully together with the summary information concerning the Paladin programs as set forth in the “Prior Performance Summary” section of this prospectus.

Our determination as to which of Paladin Realty’s prior programs have investment objectives similar to ours was based on the type and approximate size or value of the properties in which the programs invested, whether through acquisitions or development of properties, and experience with multiple property types and “value added” opportunities in properties that the programs acquired. We also considered that each program sought properties that would provide the ability to pay regular cash distributions as well as the ability to realize growth in the value of properties. We consider programs that invested primarily in these product types (which would include all the prior Paladin real estate programs) to have investment objectives similar to ours, although we may make investments in other product types from those in which prior programs have invested and the prior programs have included some product types in which we currently do not intend to invest.

Although we consider each of the prior Paladin real estate programs to have had similar investment objectives to ours, investors in our common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Paladin real estate programs. The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of our prior programs, the returns to our stockholders will vary from those generated by the prior Paladin real estate programs. In addition, the prior Paladin real estate programs, which were conducted through privately-held entities, were not subject to either the up front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. We are also the first program sponsored by Paladin Realty or any of its affiliates to make or acquire mortgage loans or mezzanine loans. None of Paladin Realty, Paladin Advisors or any of their affiliates has experience making such investments or in operating a REIT or a publicly offered investment program. As a result, you should not assume the past performance of the prior Paladin real estate programs will be indicative of our future performance. See “Risk Factors—Risks Relating To Our Business—We differ from prior programs sponsored by Paladin Realty in a number of respects, and therefore the past performance of those programs may not be indicative of our future results.”

The inclusion of the tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to the returns experienced in the programs referred to in the tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which the tables relate.

The following tables are included herein:

Table I—Experience in Raising and Investing Funds

Table II—Compensation to Sponsor

Table III—Operating Results of Prior Programs

Table IV—Results of Completed Programs

Table V—Sales or Disposals of Properties

Additional information relating to the acquisition of properties by the prior Paladin real estate programs is contained in Table VI, which is included in Part II of the registration statement which we have filed with the Securities and Exchange Commission. Copies of any or all information will be provided to prospective investors at no charge upon request.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (ON A PERCENTAGE BASIS)(a)

This Table provides a summary of the experience of Paladin Realty as a sponsor in raising and investing funds in programs for which the offerings have closed since December 31, 2003. Information is provided as to the manner in which the proceeds of the offering have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested. Information is provided as of December 31, 2006.

Paladin Realty Latin America Investors II, LP
Dollar Amount Offered	$200,000,000
Dollar Amount Raised	190.5%
Less offering expenses:
Selling commissions and discounts retained by affiliates	—
Organizational expenses	0.4%
Loan Costs	0.5%
Reserves
Percent available for investment	99.1%
Acquisition costs:
Prepaid items and fees related to purchase of property	—
Purchase Price (cash down payment)	9.8%
Acquisition fees	—%
Other (explain)	—%
Total acquisition costs	9.8%
Percent leverage (mortgage financing divided by total acquisition cost)	17.5%
Date offering began	12/27/04
Length of offering (in months)	21 months
Months to invest 90 percent of amount available for investment (measured from beginning of offering)	(b )

(a)	All percentage amounts except “Percent leverage” represent percentages of the “Dollar Amount Raised.”
(b)	This program’s initial closing occurred on October 3, 2005, and it is still in the process of investing those proceeds.

Past performance is not necessarily indicative of future performance.

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

Table II summarizes the amount and type of compensation paid to Paladin Realty and its affiliates during the three years ended December 31, 2006 in connection with (a) prior Paladin real estate programs the offerings of which have closed since December 31, 2003 and (b) on an aggregate basis, 13 prior Paladin real estate programs the offerings of which closed on or prior to December 31, 2003.

Type of Compensation	Paladin Realty Latin America Investors II, LP	Other Programs
Date offering commenced	12/27/04	—
Dollar amount raised	$2,000,000	369,387,156
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—
Acquisition fees
—real estate commissions	—	—
—advisory fees	—	68,735
—other	—	—
Other	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	—	N/A
Amount paid to sponsor from operations:
Property management fees	—	19,719,689
Partnership management fees	4,375,000	14,045,680
Reimbursements	154,739	380,572
Leasing commissions	—	—
Other	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
—cash	—	570,356,258
—notes	—	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—
Incentive fees	—	2,161,838
Other—Disposition fees	—	888,811

Past performance is not necessarily indicative of future performance.

TABLE III

(UNAUDITED)

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS(1)

Table III summarizes the operating results of prior Paladin real estate programs the offerings of which have closed since December 31, 2001. Operating results are presented for each fiscal year since the inception of each program. Except as otherwise noted, all figures are as of December 31 of the year indicated and represent a full year of operations for the year indicated.

	Paladin Realty Latin America Investors II, LP
	October 3, 2005 through December 31, 2005	2006
Gross Revenues	$6,936		$33,294
Less: Operating Expenses	737,027		4,460,283
Equity in income (losses) of unconsolidated joint ventures	—		(15,471)
Interest expense	119,630		496,629
Depreciation	—		—
Net Income (Loss)	(849,721)		(4,939,089)
Taxable Income (Loss)
—from operations	(112,693)		— (a)
—from gain of sale	—		— (a)
Cash generated from (used in) operations	(401,695)		(5,707,377)
Cash generated from sales	—		—
Cash generated from refinancing	—		—
Cash generated from operations, sales and refinancing	(401,695)		(5,707,377)
Less: Cash distributions to investors
—from operating cash flow	—		—
—from sales and refinancing	—		—
—from the Reorganization	—		—
Cash generated (deficiency) after cash distributions	(401,695)		(5,707,377)
Less: Special items (not including sales and refinancing)
Source of Funds
General Partner Contributions	—		248,517
Limited Partner Contributions	—		7,952,476
Distributions received from real estate joint ventures	—		3,997,000
Borrowings from mortgages and construction loans payable	10,000,000		24,919,810
Net contributions received from minority interests	—		109,395
Use of Funds
Purchase of real estate and improvements	(6,106,180)		(9,794,323)
Investment in real estate joint ventures	—		(8,407,722)
Organizational costs	(718,381)		(31,619)
Loan Refinancing Costs	(977,266)		—
Principal payments on mortgages and construction loans payable	—		(12,000,000)
Cash generated (deficiency) after cash distributions and special items	1,796,478		1,286,157
Tax and Distribution Data per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$(1)	$	(a)
—from recapture	—		(a)
Capital gain (loss)	—		(a)
Cash distributions to Investors
Source
—Investment income	—		—
—Return of capital	—		—
Source (on cash basis)
—Sales	—		—
—Refinancing	—		—
—Operations	—		—
—Return of Unused Capital Called	—		—
Amounts (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)			100.0%

(a)	Federal income tax results for the 2006 tax year are not yet available for this program.

Past performance is not necessarily indicative of future performance.

TABLE IV

(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

Table IV summarizes the results of prior Paladin real estate programs sponsored by Paladin Realty that completed their operations and sold all their properties during the five years ended December 31, 2006.

	FSF Mission Station/ Woodtrails	FSF Park Terrace Associates, LLC	FSF Heather Ridge Associates, LLC	FSF View Pointe Associates, LLC(a)	FSF Village Square Associates, LLC(a)	FSF Mariner Pointe Associates, LP
Dollar Amount Raised	$922,000	$913,000	$600,000	$611,979	$833,602	$2,000,000
Number of Properties Purchased	2	1	2	1	1	1
Date of Closing of Offering	5/20/96	1/18/96	11/4/96	10/17/97	9/4/1997	10/30/96
Date of First Sale of Property	4/23/04	10/23/02	6/7/02	6/7/02	8/13/03	12/17/03
Date of Final Sale of Property	4/23/04	10/23/02	9/18/03	6/7/02	8/13/03	12/17/03
Tax and Distribution Data Per $1000 Investment
Federal Income Tax Results
Ordinary income (loss)
—from operations	$(1,023)	$(583)	$(608)	$(549)	$(338)	$(550)
—from recapture	1,085	657	404	—	792	527
Capital Gain (loss)	1,287	736	167	559	207	379
Deferred Gain
Capital	—	—	—	—	—	—
Ordinary	—	—	—	—	—	—
Cash Distributions to Investors
Source (on Tax basis)
—Investment Income	133	669	838	207	440	362
—Return of Capital	1,000	1,000	1,000	—	431	1,000
Source (on cash basis)
—Sales	167	137	1,249	—	—	72
—Refinancing	709	1,032	—	—	431	973
—Operations	257	500	589	207	440	317
—Return of Unused Capital Called	—	—	—	—	—	—
Receivables on Net Purchase Money Financing	—	—	—	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE IV

(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

	Pivotal Simon Hotel XXIV, LLC	Everest Investors 3, LLC
Program Name
Dollar Amount Raised	$8,200,000	$1,914,856
Number of Properties Purchased	1	17
Date of Closing of Offering	8/29/00	6/17/96
Date of First Sale of Property	11/7/03	3/19/97
Date of Final Sale of Property	10/14/03	9/25/03
Tax and Distribution Data Per $1000 Investment
Federal Income Tax Results
Ordinary income (loss)
—from operations	$1,623	$(99)
—from recapture	—	256
Capital Gain (loss)	—	375
Deferred Gain
Capital	—	—
Ordinary	—	—
Cash Distributions to Investors
Source (on Tax basis)
—Investment Income	1,658	534
—Return of Capital	1,000	1,000
Source (on cash basis)
—Sales	2,658	1,534
—Refinancing	—	—
—Operations	—	—
—Return of Unused Capital Called	—	—
Receivables on Net Purchase Money Financing	—	—

(a)	The property owned by this program was sold to the mortgage lender for the property in satisfaction of the outstanding balance of mortgage indebtedness.

Past performance is not necessarily indicative of future performance.

TABLE V

(UNAUDITED)

SALES OR DISPOSALS OF PROPERTY

Table V presents summary information on the results of sales or disposals of properties from prior Paladin real estate programs during the three years ended December 31, 2006. The Table includes information about the net sales proceeds received from the sales of the properties, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from operations of the properties.

Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing Costs and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
			Cash Received Net of Closing Costs	Mortgage Balance At Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total(1)	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total
William E. Simon & Sons Realty Partners, L.P.
Bank One Tower	9/28/2000	1/30/2004	15,166,680	12,009,000	—	—	27,175,680	12,009,000	8,429,000	20,438,000	8,156,374
ACRE Net Lease Platform	4/29/1999	11/23/2004	14,661,715	31,841,097	—	—	46,502,812	32,974,000	12,369,000	45,343,000	18,395,537
CB Woodside Building	5/26/1998	1/6/2005	6,882,761	5,513,616	—	—	12,396,377	6,000,000	2,500,000	8,500,000	3,443,056
Grafton Hotel on Sunset	1/6/1999	1/10/2005	17,920,382	7,515,565	—	—	25,435,947	8,000,000	5,772,000	13,772,000	5,453,227
Telecom Center LA	12/23/1997	2/25/2005	15,248,599	4,382,210	—	—	19,630,809	8,245,000	6,644,000	14,889,000	12,939,240
Santa Rosa Apartments	4/29/2002	9/30/2005	8,632,997	17,780,775	—	—	26,413,772	16,451,000	5,711,000	22,162,000	2,513,135
Hotel La Jolla	10/19/1996	9/21/2005	18,096,309	6,144,576	—	—	24,240,885	7,000,000	7,600,000	14,600,000	4,631,406
California Technology Center	7/24/2000	12/16/2005	26,354,553	37,249,724	—	—	63,604,277	37,700,000	12,085,000	49,785,000	3,807,682
Arbors at Thosand Oaks	7/20/2000	1/5/2006	47,971,091	14,854,939	—	—	33,116,152	14,868,000	3,011,394	17,879,934	4,273,127
Red Mountain Country Club	7/2/2002	3/9/2006	2,283,632	—	—	—	2,283,632	—	2,552,000	2,552,000	—
Punta Mita Resort	2/28/2002	4/5/2006	2,000,000	3,126,443	—	—	5,126,443	3,600,000	1,725,000	5,325,000	2,605,167
Essex House Hotel	2/24/1997	6/5/2006	12,212,022	5,424,662	—	—	6,787,360	6,000,000	6,169,000	12,169,000	2,986,948
WC Investors Limited Partnership
Willow Glen Apartments	6/16/2000	12/21/2004	5,562,908	12,038,358	—	—	17,601,266	7,874,400	5,345,020	13,219,420	4,662,177
Citrus Court Apartments	9/18/2000	3/31/2005	8,980,297	6,895,088	—	—	15,875,385	7,178,000	2,377,139	9,555,139	3,284,397
River Canyon Apartments	3/16/2001	6/30/2005	10,911,076	8,621,853	—	—	19,532,929	7,150,000	2,575,298	9,725,298	3,637,345
San Dimas Village Apartments	11/22/2000	7/15/2005	3,450,993	3,623,215	—	—	7,074,208	3,000,000	1,035,150	4,035,150	1,654,030
Casa de Vallecita Apartments	8/1/2000	8/1/2005	2,544,148	4,682,828	—	—	7,226,976	3,359,460	2,160,469	5,519,929	1,933,417
Southridge Apartments	9/18/2000	8/31/2005	6,408,628	5,808,251	—	—	12,216,879	4,700,000	1,640,199	6,340,199	2,883,699
Spring Hill Garden Apartments	1/9/2003	8/31/2005	4,551,164	5,800,781	—	—	10,351,945	6,000,000	2,072,815	8,072,815	1,417,918
Claremont Palms Apartments	2/28/2001	8/31/2005	5,021,856	6,560,132	—	—	11,581,988	6,000,000	1,691,581	7,691,581	2,476,968
FSF Mission Station Apts.	5/20/1996	4/23/2004	208,943	654,400	—	—	863,343	654,400	184,400	838,800	1,835,132
FSF Woodtrails Apts.	5/20/1996	4/23/2004	835,771	2,617,600	—	—	3,453,371	2,617,600	737,600	3,355,200	6,844,510

Past performance is not necessarily indicative of future performance.

(1)	Allocation of taxable gain (loss) associated with individual property sales between ordinary and capital gains (losses) is as follows:

	Taxable Gain		Capital Gain	Ordinary Gain
William E. Simon & Sons Realty Partners, L.P.
Bank One Tower	4,115,970		4,115,970	—
ACRE Net Lease Platform	9,164,199		9,164,199	—
CB Woodside Building	3,388,368		2,915,081	473,287
Grafton Hotel on Sunset	9,097,516		8,042,060	1,055,456
Telecom Center L.A.	10,150,473		8,963,207	1,187,266
Santa Rosa Apartments	8,876,067		6,892,403	1,983,664
Hotel La Jolla	3,043,770		1,664,576	1,379,194
California Technology Center	20,495,285		18,879,213	1,616,072
Arbors at Thosand Oaks	(a	)	—	—
Red Mountain Country Club	(a	)	—	—
Punta Mita Resort	(a	)	—	—
Essex House Hotel	(a	)	—	—
WC Investors Limited Partnership
Willow Glen Apartments	(b	)	—	—
Citrus Court Apartments	(b	)	—	—
River Canyon Apartments	(b	)	—	—
San Dimas Village Apartments	(b	)	—	—
Casa de Vallecita Apartments	(b	)	—	—
Southridge Apartments	(b	)	—	—
Spring Hill Garden Apartments	(b	)	—	—
Claremont Palms Apartments	(b	)	—	—
FSF Mission Station Apts.	774,114		479,925	294,189
FSF Woodtrails Apts.	1,412,700		706,350	706,350

(a)	Federal income tax results for the 2006 tax year are not yet available for this property.
(b)	This property was sold in a transaction structure to qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code, and accordingly, no taxable gain was recorded in connection with the disposition.

Past performance is not necessarily indicative of future performance.

APPENDIX B

B-1

SUBSCRIPTION AGREEMENT FOR SHARES OF PALADIN REALTY INCOME PROPERTIES, INC.
1	YOUR INITIAL INVESTMENT	Instructions for investors other than custodial accounts:
		Make all checks payable to:	Wire transfers should be sent to:
		Paladin Realty Income Properties, Inc.	Deutsche Bank Trust Company Americas, as Escrow Agent for Paladin Realty Income Properties, Inc. ABA No.: 021 001 033, Account No.: 014-196-47, FCT: Paladin Realty Income Properties, Inc. Attn: Michael Fradkin (212) 250-2939

The minimum investment is $1,000.	Investment Amount $

☐	A. Volume Discount. Please link the tax identification numbers or account numbers listed below for Volume Discount privileges, so that this and future purchase will receive any discount for which they are eligible.

	Tax ID/SSN or Account Number	Tax ID/SSN or Account Number	Tax ID/SSN or Account Number
B. Check this box if you are eligible for Net Commission Purchases. Net Commission Purchases are available to: employees (and their spouses and minor children) of a Broker-Dealer, employees (and their spouses and minor children) of Paladin Realty Income Properties, Inc. and its affiliates, investors purchasing through a Registered Investment Advisor (RIA), or investment participants in a wrap account or commission replacement account approved by the Broker-Dealer, a RIA, a bank trust account, or similar entity.

2	FORM OF OWNERSHIP (please print clearly)
(Select only one)
	☐ INDIVIDUAL OR JOINT	☐ CUSTODIAL ACCOUNT (Retirement Application must be attached)
	(Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)	☐ IRA ☐ SEP/IRA ☐ ROTH/IRA ACCOUNT NUMBER
☐ TRUST (Include title and signature pages)

☐    Transfer on Death-optional designation of beneficiaries for individual, joint owners with rights of survivorship, or tenants by the entireties.

☐    UNIFORM GIFT/TRANSFER TO MINORS (UGMA/UTMA)

Under the UGMA/UTMA of the State of

☐    IRA (Third Party Administered IRA)

☐    PENSION PLAN (Third Party Administered Plans)

☐ NON-PROFIT ORGANIZATION ☐ CORPORATION OR PARTNERSHIP (Corporate Resolution or Partnership Agreement must be attached) ☐ OTHER (Include title and signature pages)

Individual/Custodian**

Custodian’s Name		Tax ID Number	Investor’s Account Number

First Name	(Mi)	Last Name*	Gender (M/F)

Social Security Number*		Driver’s License No./ State*	Date of Birth (MM,DD,YYYY)*
Joint Owner/Minor

First Name	(Mi)	Last Name*	Gender (M/F)

Social Security Number*		Driver’s License No./ State*	Date of Birth (MM,DD,YYYY)*

Transfer on Death Beneficiary Information (Individual or Joint Tenant Accounts Only)

First Name	(Mi)	Last Name	Social Security Number	Primary	%

First Name	(Mi)	Last Name	Social Security Number	Primary	%

Trust/Corporation/Partnership/Other Entity

Name of Trust, Corporation, Partnership or other Entity*	Date of Trust*

Full Name(s) of Trustee(s)*	Tax ID Number*
* Required by law

**    For custodial accounts, a completed copy of this Subscription Agreement should be sent directly to the custodian. The custodian will forward the subscription documents and wire the appropriate funds to Deutsche Bank Trust Company Americas.

☐      Check this box if you are subject to backup withholding

FOR OFFICE USE ONLY
Check #	Compiled By:	W/S

Batch #	Input By:	Region

Subscription #	Proofed By:	Territory

Deposit Date	Posted By:

Admit Date

3	YOUR ADDRESS (Section 3C must be completed if mailing address in section 3A is a P.O. Box)

A. Owner’s Mailing Address/Address of Record (Will not be accepted without a permanent street address)
	Address			Apt. #

	City		State	Zip Code

	If Non-U.S., Specify Country	Daytime Phone Number	E-Mail Address

B. Joint Owner’s Street Address (If different than address of record)

	Street Address			Apt. #

	City		State	Zip Code

	If Non-U.S., Specify Country	Daytime Phone Number	E-Mail Address

If you are using a P.O. Box for your mailing address, then you must provide a street address for verification purposes. Please provide your street address in this section.

C. Residential Street Address

	Street Address			Apt. #

	City		State	Zip Code

	If Non-U.S., Specify Country	Daytime Phone Number

4	DIVIDEND INFORMATION

Complete this section to enroll in the Dividend Reinvestment Plan, to elect to receive dividend distributions by direct deposit, or to elect to receive dividend distributions by check mailed to you at the address set forth in Section 3 above. Choose option A, B, C or D.

I hereby subscribe for Shares of Paladin Realty Income Properties, Inc. and elect the distributions option indicated.

A.    ☐ Reinvest/Dividend Reinvestment Plan (see Prospectus for details)

B.    ☐ Cash/Direct Deposit Please attach a voided pre-printed check. (Non-Custodian Investors Only)

I authorize Paladin Realty Income Properties, Inc. or its agent to deposit my distribution to my checking or savings account. This authority will remain in force until I notify Paladin Realty Income Properties, Inc. in writing to cancel it. In the event that Paladin Realty Income Properties, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

	Name of Financial Institution:	Mailing Address

	City		State	Zip Code

	Please attach voided pre-printed check here*	* The above services cannot be established without a preprinted voided check. For Electronic Funds Transfers, signatures of bank account owners are required exactly as they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature

	| | | | | |	Signature

ABA Check Bank Account
Routing Number Number Number

Your Bank’s ABA Routing Number Your Bank Account Number Checking Account Savings Account

C. ☐ Cash/Check mailed to the address set forth in Section 3A above.
D. ☐ Third-Party Payee. Send dividends via check to third-party payee listed below: (not available for qualified plans without custodial approval)

	Name	Mailing Address

	City		State	Zip Code

Account #

5	ELECTRONIC DELIVERY OF REPORTS AND UPDATES
In lieu of receiving paper documents, I authorize Paladin Realty Income Properties, Inc. to make available on its website at www.paladinreit.com its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available.

Send notices to: (You must provide an e-mail address if you choose this option)

E-Mail Address:
(May not be initially available)
6	BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA) INFORMATION (all fields mandatory)
The Broker-Dealer or RIA must sign below to complete order. The Broker-Dealer or RIA hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence or the state in which the sale was made, if different.

	Broker-Dealer or RIA Firm Name:		Financial Advisor Name:

Broker-Dealer or RIA Address:

	City:			State:	Zip:

	Advisor Number:	Branch Number:	Telephone Number:

	E-Mail Address:		Fax Number:

This subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

* A participating RIA is a RIA who has entered into a Selected Advisor Agreement.

The undersigned confirms on behalf of the Broker-Dealer that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for their own accounts; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.
I attest that I am a Registered Broker subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, I have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program.

	Financial Advisor Signature		Date	Branch Manager Signature	Date
(if required by Broker-Dealer)

7	SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (ii) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person (including a U.S. resident alien).

NOTE: CLAUSE (ii) IN THIS REPRESENTATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN THE FORM OF OWNERSHIP SECTION.

Paladin Realty Income Properties, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Paladin Realty Income Properties, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
Each investor must sign and date this section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign.

In order to induce Paladin Realty Income Properties, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

	Owner	Joint Owner

(a) I have received a Prospectus of Paladin Realty Income Properties, Inc.
	Initials	Initials

(b)    I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $150,000, or (ii) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $45,000 AND a minimum annual gross income of at least $45,000. In addition, I meet any higher suitability requirements imposed by my state of primary residence described in the Prospectus under “SUITABILITY STANDARDS.”

	Initials	Initials
(c) I accept and agree to be bound by the terms and conditions of Paladin Realty Income Properties, Inc.’s Amended and Restated Articles of Incorporation and Bylaws.

	Initials	Initials
(d) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.

	Initials	Initials

(e) I am purchasing the Shares for my own account.
	Initials	Initials

(f)    If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, then, pursuant to the special notice to California residents set forth in Section 9 of this Subscription Agreement, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.

	Initials	Initials
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Owner	Date

Signature of Joint Owner,	Date
if applicable

Signature of Custodian/Trustee,	Date
if applicable

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN IS ADMINISTERED BY A THIRD PARTY)

8	MISCELLANEOUS

Investors participating in the Dividend Reinvestment Plan or making subsequent purchase of Shares of Paladin Realty Income Properties, Inc., agree that, if they fail to meet the suitability requirements for making an investment in Shares or can no longer make the other representations or warranties set forth in Section 7 above, they are required to promptly notify Paladin Realty Income Properties, Inc. and the Broker-Dealer in writing.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Paladin Realty Income Properties, Inc.

Return to: Deutsche Bank Trust Company Americas, Trust & Securities Services, 60 Wall Street MS NY60-2710, New York, NY 10005-2858, Attn: Escrow Administration - Paladin Acct., Tel: 212-250-4660, Fax: 212-797-8622

Paladin Investor Services: Toll-free Phone: 866-PAL-REIT, Fax: 415-485-4553, Email: info@paladinreit.com

Accepted by Paladin Realty Income Properties, Inc.

By	Name	Title:

9	SPECIAL NOTICES
A. Special Notice for Pennsylvania Residents Only

Proceeds received from Pennsylvania subscribers will be placed into a short-term escrow (120 days or less from the date Paladin Realty Income Properties, Inc. first accepts a subscription payment from a Pennsylvania investor) until Paladin Realty Income Properties, Inc. has received subscription proceeds of $19,250,000. If $19,250,000 in subscription proceeds has not been received at the end of the escrow period, Paladin Realty Income Properties, Inc. will notify the Pennsylvania investors in writing by certified mail within 10 calendar days after the end of the escrow period that they have a right to have their investment returned to them. If a Pennsylvania investor requests the return of such funds within 10 calendar days of receipt of the notification, Paladin Realty Income Properties, Inc. will return such funds within 15 calendar days after receipt of the Pennsylvania investor’s request. If a Pennsylvania investor does not request the return of such funds in a timely fashion, they will be placed in a subsequent short-term escrow of 120 days, or until Paladin Realty Income Properties, Inc. has received subscription proceeds of $19,250,000. Upon the expiration of each such subsequent escrow period, Pennsylvania investors will receive another opportunity to request the return of their investment, together with any interest earned on the investment for the time those funds remain in escrow subsequent to the initial 120-day escrow period.

The escrow agent will release the funds received from Pennsylvania investors to Paladin Realty Income Properties, Inc. from the escrow account immediately after subscriptions for at least $19,250,000 have been received from all sources.

Because the minimum offering of shares is less than $19,250,000, Pennsylvania residents are cautioned to evaluate carefully Paladin Realty Income Properties, Inc.’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscription proceeds.

B. Special Notice for California Residents Only — Conditions Restricting Transfer of Shares

260.141.11 Restrictions on Transfer

(a)   The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Laws (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b)   It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

(1)   to the issuer;

(2)   pursuant to the order or process of any court;

(3)   to any person described in subdivision (i) of Section 25102 of the Code of Section 260.105.14 of the Rules;

(4)   to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5)   to holders of securities of the same class of the same issuer;

(6)   by way of a gift or donation inter vivos or on death;

(7)   by way or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

(8)   to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(9)   if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

(10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

(14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

(15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule and (iii) advises the Commissioner of the name of each purchaser;

(16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

(17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)   The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

CORPORATE RESOLUTION To be completed only by Corporate Subscribers

This form may be used by any current investor(s) (an “Investor”) to grant designated officer(s) of a corporation full authority regarding an investment in Paladin Realty Income Properties, Inc. Complete and deliver the form to:

	Investor Relations	1-866-PAL-REIT
	Paladin Realty Advisors, LLC	1-866-725-7348
	c/o Phoenix American Financial Service	e-mail: investors.relations@paladinREIT.com
	2401 Kerner Boulevard	www.paladinREIT.com
San Rafael, California 94901

Date:

I hereby certify that pursuant to:

(a) a valid meeting of the board of directors of	, a corporation organized and existing under

and by virtue of the laws of the State of	(the “Corporation”), at which said meeting a
quorum was present and acting throughout, or

(b) a valid written consent of such a board of directors,

the following resolution was adopted and remains in full force and effect without modification through the date set forth above:

RESOLVED, that any officers of the Corporation listed below are, and any one of them hereby is, fully authorized, empowered, and directed to invest and to make any modifications to investments in Paladin Realty Income Properties, Inc. and that each of such officers is hereby authorized, empowered, and directed to execute, deliver on behalf of the Corporation and cause the Corporation to perform, under any and all agreements, instruments and other documents, and to take such actions as such officer may reasonably deem necessary or advisable to carry out such investments or modifications thereto.

I further certify that the authority thereby conferred is not inconsistent with the Charter or By-Laws of this Corporation, and that the following is a true and correct list of the officers of this Corporation as of the present date.

OFFICERS Please list all officers of the Corporation who meet the requirements listed above.

Name:	Title:

Name:	Title:

Name:	Title:

In Witness Whereof, I have hereunto set my hand this		day of	20

Secretary

TRUSTEE CERTIFICATION OF INVESTMENT POWERS To be completed only by Trust Subscribers

This form may be used in connection with investments held by a trust in Paladin Realty Income Properties, Inc. Complete and deliver the form to:

Investor Relations	1-866-PAL-REIT
Paladin Realty Advisors, LLC	1-866-725-7348
c/o Phoenix American Financial Services	e-mail: investors.relations@paladinREIT.com
2401 Kerner Boulevard	www.paladinREIT.com
San Rafael, CA 94901

1	TRUST INFORMATION

Complete Name of the Trust:

	Date of the Trust:	Date of the Latest Amendment:

2	AUTHORIZED INDIVIDUAL(S)

You are authorized to accept orders and other instructions from those individuals or entities listed below, unless their authority is expressly limited on this certification (attach extra pages, if necessary.)

Please select one of the following three options:

☐ The Trustee(s) listed below may act as a majority as provided in the trust document referenced above.
☐ The Trustee(s) listed below may act independently as provided in the trust document referenced above.
☐ The Trustee(s) listed below must act collectively as provided in the trust document referenced above.

The following are all of the Trustees of the Trust. Please note: all Trustees must sign this certification in Section 5.

Trustee’s Name (please print):

Trustee’s Name (please print):

Trustee’s Name (please print):

Trustee’s Name (please print):

3	SUCCESSOR TRUSTEES Please complete this section if applicable

Successor Trustees:

Successor Trustees:

Successor Trustees:

Successor Trustees:

TRUSTEE SIGNATURES REQUIRED ON THE BACK OF THIS PAGE.

4	INVESTMENTS PERMITTED

(a)    We certify that we have the power under the Trust and applicable law to enter into transactions involving the establishment and modification of subscriptions pertaining to investments in Paladin Realty Income Properties, Inc. in respect of which the Trust has submitted a subscription agreement.

(b)    We understand you, at your sole discretion and for your sole protection, may require the written consent of any or all Trustees prior to acting upon the instructions of any individual Trustee. We, the Trustee(s), jointly and severally shall indemnify you and hold you harmless from any liability for effecting any orders, transactions and instructions, if you act pursuant to instructions you believe to have been given by any of the Authorized Individuals listed under Sections 2 above.

(c)    We agree to inform you in writing of any amendment to the Trust that affects its interest in Paladin Realty Income Properties, Inc. or its actions in respect thereto, or any change in the composition of the Trustee(s), or any other event that could materially alter the certifications made above. You may rely on the continued validity of this certification indefinitely absent actual receipt of such notice.

5	TRUSTEE SIGNATURES All Trustees must sign. Should only one person execute this agreement, it shall constitute a representation that the signer is the sole Trustee. Attach extra pages if necessary.

	Trustee Name (Please print)	Signature	Date

	Trustee Name (Please print)	Signature	Date

	Trustee Name (Please print)	Signature	Date

	Trustee Name (Please print)	Signature	Date

APPENDIX C

DIVIDEND REINVESTMENT PLAN

PALADIN REALTY INCOME PROPERTIES, INC.

DIVIDEND REINVESTMENT PLAN

AS OF FEBRUARY 23, 2005

Paladin Realty Income Properties, Inc., a Maryland corporation (the “Company”), has adopted the following Dividend Reinvestment Plan (the “Plan”). Capitalized terms shall have the same meanings as set forth in the Company’s Articles of Amendment and Restatement (the “Articles”) unless otherwise defined herein.

1. Reinvestment of Dividends. The Company or a third party designated and approved by the Company’s Board of Directors (the Company or such third party, the “Plan Administrator”), as agent for holders of shares of common stock of the Company, par value $0.01 per share (the “Shares”), that elect to participate in the Plan (each a “Participant”), will receive all cash dividends paid by the Company with respect to Participants’ Shares (collectively, the “Dividends”). The Plan Administrator, on behalf of each Participant, will apply all such Dividends to the purchase of Shares. If permitted under state securities laws, the Plan Administrator will purchase such Shares for such Participants directly. In states in which such a direct purchase is not permitted, the Plan Administrator will purchase such Shares through a broker-dealer registered in the Participant’s state of residence. If necessary, the Plan Administrator will purchase fractional Shares on behalf of Participants, such that all Dividends payable to a Participant will be used to acquire Shares.

2. Effective Date. The effective date of this Plan shall be the date that the Company’s initial public offering of the Shares (the “Initial Offering”) becomes effective with the Securities and Exchange Commission (the “Commission”).

3. Procedure for Participation. Any stockholder that has received a prospectus, as contained in the Company’s registration statement on Form S-11 filed with the Commission, may elect to become a Participant by making such election in such stockholder’s subscription agreement for Shares, or by completing a Plan enrollment form or authorization form as may be available from the Plan Administrator from time to time. Participation in the Plan will begin with the next Dividend payable after receipt of a Participant’s subscription, enrollment or authorization, as applicable. The Plan Administrator will purchase Shares on behalf of all Participants on the date that Dividends are paid by the Company.

4. Shares Available for Issuance under the Plan. Shares to be purchased by the Plan Administrator on behalf of Participants may (but are not required to) be supplied from: (a) the 3,500,000 Shares which will be registered with the Commission in connection with the Initial Offering for issuance under the Plan (the “DRIP Shares”), (b) Shares to be registered with the Commission after the Initial Offering for issuance under the Plan (a “Future Registration”), or (c) if the Shares are listed or quoted on a national stock exchange, national securities market or over-the-counter market (collectively, the “Secondary Market”), purchases of Shares by the Plan Administrator in the Secondary Market.

5. Price of Shares. Prior to the termination of the Initial Offering, the Plan Administrator will invest Dividends in DRIP Shares on behalf of the Participants at the public offering price per Share ($10 per Share). Thereafter, the Company’s Board of Directors will determine the price at which Shares will be issued under the Plan; provided, that, (a) if the Plan Administrator issues Shares registered for issuance under the Plan in a Future Registration prior to the listing or quotation of the Shares on the Secondary Market, Shares will be issued to the Participants at the public offering price per Share of such Future Registration, and (b) if the Plan Administrator purchases Shares traded on a Secondary Market on behalf of Participants, Shares issued under the Plan will be purchased by the Plan Administrator and issued to the Participants at the prevailing market price of the Shares on the securities exchange, national securities market or over-the-counter market on which such Shares are listed or quoted as of the date of purchase. If the Plan Administrator acquires Shares in the Secondary Market for issuance under the Plan, the Plan Administrator shall use reasonable efforts to acquire Shares for issuance under the Plan at the lowest price then reasonably available. However, the Plan Administrator does not in any respect guarantee or warrant that the Shares so acquired will be purchased at the lowest possible price.

6. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form only unless and until the Company issues certificates for such Shares.

7. Reports. Within 90 days after the end of the Company’s fiscal year, the Plan Administrator shall provide each Participant with an individualized report on such Participant’s investment in the Company, including the purchase date(s) and purchase price(s) of Shares purchased under the Plan, and the total number of Shares owned by such Participant, as well as the dates of all Dividends declared and amounts of Dividends paid with respect to Shares held by such Participant during the prior fiscal year. In addition, the Plan Administrator shall provide to each Participant an individualized report at the time of each Dividend payment showing the number of Shares owned prior to the current Dividend, the amount of the current Dividend and the number of Shares owned after the current Dividend.

8. Commissions and Other Charges. In connection with Shares issued under the Plan, the Company will pay a selling commission of up to 4.0% if the Participant identifies a licensed broker-dealer to whom such commission should be paid. No dealer manager fee will be payable with respect to the issuance of Shares under the Plan.

9. Termination.

(a) A Participant may terminate its participation in the Plan at any time, without penalty, upon providing written notice of such termination to the Plan Administrator. To be effective for a Dividend, such notice must be received by the Plan Administrator at least 10 days prior to the record date for such Dividend.

(b) Prior to listing or quotation of the Shares on the Secondary Market, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares, unless the transferee makes an election to participate in the Plan in accordance with Section 3.

(c) The Plan Administrator may terminate a Participant’s individual participation in the Plan for any reason (including, without limitation, if participation in the Plan would cause the participant to exceed the percentage ownership limitation set forth in the Articles) upon providing 10 days’ written notice to such Participant.

(d) The Board of Directors of the Company may terminate the Plan for any reason upon 10 days’ written notice to the Participants.

(e) Upon any termination of a Participant’s participation in the Plan pursuant to this Section 9, any future Dividends payable to such former Participant made after the effective date of the termination will be paid in cash to the former Participant.

10. Suitability. Each Participant agrees that if, at any time prior to the listing or quotation of the Shares on the Secondary Market, such Participant fails to meet the suitability requirements for making an investment in the Company as of such time or cannot make the other representations or warranties set forth in the subscription agreement or other applicable Plan enrollment form or authorization form as of such time, such Participant will promptly so notify the Plan Administrator in writing.

11. Limitations. Notwithstanding anything to the contrary in the Plan, a Participant will not be able to acquire Shares under the Plan to the extent that any such purchase would cause such Participant to violate any provision in the Articles or applicable federal or state securities laws.

12. Absence of Liability. Neither the Company nor the Plan Administrator shall have any responsibility or liability with respect to any change in the value of the Shares acquired for the Participant’s account. With respect to the administration of the Plan, neither the Company nor the Plan Administrator shall be liable for any act performed in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice, and (b) with respect to the time and the prices at which Shares are purchased for a Participant on the Secondary Market or otherwise.

13. Taxes. Participants may incur a tax liability for Dividends payable with respect to their Shares even though they have elected not to receive their Dividends in cash but rather to have their Dividends held in their account under the Plan.

14. Amendment. The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including, but not limited to, amendments to substitute a new Plan Administrator to act as agent for the Participants, by written notice to each Participant at least 10 days prior to the effective date of such amendment.

15. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing to such address as may be specified by the Company by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Company. Each Participant shall notify the Company in writing of any change of such Participant’s address.

16. Governing Law. This Plan and Participant’s election to participate in the Plan shall be governed by the laws of the State of Maryland; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 16.

38,500,000 Shares

Prospectus

You should rely only on the information contained in this prospectus and in supplements to this prospectus. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, in supplements to this prospectus, or in literature issued by us (which shall not be deemed to be a part of this prospectus), in connection with this offering. If given or made, such information or representation must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The statements in this prospectus or in any supplement are made as of the date hereof and thereof, unless another time is specified, and neither the delivery of this prospectus or any supplement nor the sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof or thereof. However, if any material adverse changes occur during the period when a prospectus is required to be delivered to an investor, this prospectus or any supplement will be amended or supplemented accordingly.

PALADIN REALTY INCOME PROPERTIES, INC.

SUPPLEMENT NO. 1 DATED JUNE 5, 2007

TO THE PROSPECTUS DATED APRIL 6, 2007

This prospectus supplement No. 1 (this “Supplement”) is part of, and should be read in conjunction with, the prospectus of Paladin Realty Income Properties, Inc. dated April 6, 2007 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.

A. Quarterly Report on Form 10-Q for the period ended March 31, 2007

On May 15, 2007, we filed our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 with the Securities and Exchange Commission. Attached hereto as Exhibit A is this quarterly report (without exhibits).

B. Election of Officers

On May 7, 2007, our Board of Directors appointed Whitney A. Greaves to the newly created position of Chief Operating Officer and William K. Dunbar to the newly created position of Chief Investment Officer.

The Company hereby amends the table of directors and executive officers on page 49 of the Prospectus to include the following:

Name	Age	Positions
Whitney A. Greaves	43	Chief Operating Officer
William K. Dunbar	47	Chief Investment Officer

In addition, the Company hereby adds the following disclosure to page 51 of the Prospectus at the end of the section entitled “Directors and Independent Officers”:

Whitney A. Greaves, age 43, has served as our Chief Operating Officer since May 2007. Ms. Greaves also serves as a Vice President of Paladin Advisors, LLC (“Paladin Advisors”) and a Vice President and Principal of Paladin Realty Partners, LLC (“Paladin Realty”). Paladin Realty is our sponsor and the managing member of Paladin Advisors. Paladin Advisors is our advisor.

Prior to joining Paladin Realty in 1995, Ms. Greaves was a First Vice President and Portfolio Manager for First Nationwide Bank in San Francisco. During her seven year tenure with First Nationwide, her responsibilities included management and disposition of portfolios of non-performing loans and real estate assets. Ms. Greaves was also responsible for restructuring tax-exempt bond financings and credit enhancement facilities with the Federal Home Loan Bank and Fannie Mae, resolving complex construction and partnership litigation disputes and managing several environmental remediation projects. Ms. Greaves has been a member of various industry organizations including the Pension Real Estate Association and the Urban Land Institute.

Ms. Greaves graduated from the University of Redlands with a Bachelor’s degree in Economics and Political Science.

William K. Dunbar, age 47, has served as our Chief Investment Officer since May 2007. Mr. Dunbar is also a Vice President of Paladin Advisors and a Vice President and Principal of Paladin Realty. Mr. Dunbar focuses primarily on apartment, industrial, retail and office investments.

Prior to joining Paladin Realty in 1998, Mr. Dunbar was a Senior Vice President of Greystone Realty Corp., where he acquired residential and commercial real estate totaling several hundred million dollars, and originated and managed a joint venture development fund. Previously, Mr. Dunbar was an Analyst for Equity Group Investments, where he evaluated various commercial property and real estate company acquisitions. Mr. Dunbar began his career as a Real Estate Loan Officer for Chemical Bank in New York. He has been a member of various industry organizations including the Pension Real Estate Association and the Urban Land Institute.

Mr. Dunbar graduated from Cornell University with a Bachelor’s degree and from the J.L. Kellogg Graduate School of Management at Northwestern University with a Masters degree in Management.

Exhibit A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2007

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission file number 000-51860

PALADIN REALTY INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	20-0378980
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10880 Wilshire Blvd., Suite 1400 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

(310) 996-8704

(Registrant’s Telephone Number, Including Area Code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☑    No  ☐

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer  ☐                    Accelerated Filer  ☐                    Non-Accelerated Filer  ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☑

As of May 11, 2007, there were 1,493,826 outstanding shares of common stock of Paladin Realty Income Properties, Inc.

PALADIN REALTY INCOME PROPERTIES, INC.

INDEX

Page
PART I FINANCIAL INFORMATION

Item 1.	Financial Statements	S-1

	Paladin Realty Income Properties, Inc. and Subsidiaries Consolidated Balance Sheets as of March 31, 2007 (unaudited) and December 31, 2006	S-1

	Paladin Realty Income Properties, Inc. and Subsidiaries Consolidated Statements of Operations for the three months ended March 31, 2007 and 2006 (unaudited)	S-2

	Paladin Realty Income Properties, Inc. and Subsidiaries Consolidated Statement of Shareholders’ Equity for the three months ended March 31, 2007 (unaudited)	S-3

	Paladin Realty Income Properties, Inc. and Subsidiaries Consolidated Statements of Cash Flows for the three months ended March 31, 2007 and 2006 (unaudited)	S-4

	Notes to Consolidated Financial Statements	S-5

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	S-16

Item 3.	Quantitative and Qualitative Disclosures About Market Risk	S-26

Item 4.	Controls and Procedures	S-26

PART II OTHER INFORMATION

Item 1.	Legal Proceedings	S-27

Item 1A.	Risk Factors	S-27

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds	S-27

Item 3.	Defaults Upon Senior Securities	S-27

Item 4.	Submission of Matters to a Vote of Security Holders	S-27

Item 5.	Other Information	S-27

Item 6.	Exhibits	S-28

PART I — FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS.

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Real Estate:
Building and improvements	$36,429,866	$36,418,755
Land	3,781,578	3,781,578
Furniture, fixtures and equipment	684,168	659,788
In-place leases	823,508	823,508

	41,719,120	41,683,629
Less: Accumulated depreciation and amortization	(1,058,867)	(616,887)

Total real estate, net	40,660,253	41,066,742

Investment in real estate joint venture	1,770,102	1,748,869
Cash and cash equivalents	1,033,169	976,231
Restricted cash	1,208,104	311,797
Prepaid insurance and other assets, net	840,107	671,301

TOTAL ASSETS	$45,511,735	$44,774,940

LIABILITIES AND SHAREHOLDERS’ EQUITY
Mortgages payable	$32,850,000	$32,850,000
Notes payable to affiliate	1,150,000	3,800,000
Due to affiliates	554,568	853,622
Unaccepted subscriptions for common shares	899,471	22,000
Accrued expenses and other liabilities	641,671	788,374
Dividends payable	117,097	82,756

Total liabilities	36,212,807	38,396,752

Minority interest	160,761	166,891

Shareholders’ equity
Preferred shares, $0.01 par value, 100,000,000 shares authorized; none issued or outstanding	—	—
Common shares, $0.01 par value, 750,000,000 shares authorized; 1,225,199 shares and 830,545 shares issued and outstanding as of March 31, 2007 and December 31, 2006, respectively	12,252	8,305
Additional paid-in-capital	10,707,989	7,247,818
Accumulated deficit and dividends	(1,582,074)	(1,044,826)

Total shareholders’ equity	9,138,167	6,211,297

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$45,511,735	$44,774,940

See notes to consolidated financial statements

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
	2007	2006
Revenues
Rental income	$1,092,540	$—
Other income	88,872	—
Interest income	4,996	2,103

Total Revenues	1,186,408	2,103

Expenses
Property operating expenses	355,480	—
Real property taxes	98,651	—
General and administrative expenses	188,537	10,854
Interest expense, including amortization of deferred financing costs	574,262	—
Depreciation and amortization expense	441,984	—

Total Expenses	1,658,914	10,854

Loss before equity in earnings and minority interest	(472,506)	(8,751)
Equity in earnings from real estate joint venture	21,233	20,271
Minority interest	(79,228)	794

Net income (loss)	$(372,045)	$10,726

Net income (loss) per common share
Basic	$(0.38)	$0.04

Diluted	$(0.38)	$0.04

Weighted average number of common shares outstanding
Basic	986,337	246,273

Diluted	986,337	247,739

See notes to consolidated financial statements

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the three months ended March 31, 2007

(Unaudited)

	Common Shares		Additional Paid-in Capital	Accumulated Deficit and Dividends	Total Shareholders’ Equity
	Common Shares	Amount
BALANCE, December 31, 2006	830,545	$8,305	$7,247,818	$(1,044,826)	$6,211,297
Issuance of common shares	394,654	3,947	3,938,584	—	3,942,531
Selling commissions and dealer manager fees	—	—	(367,920)	—	(367,920)
Offering costs	—	—	(120,355)	—	(120,355)
Share-based compensation expense	—	—	9,862	—	9,862
Dividends declared	—	—	—	(165,203)	(165,203)
Net loss	—	—	—	(372,045)	(372,045)

BALANCE, March 31, 2007	1,225,199	$12,252	$10,707,989	$(1,582,074)	$9,138,167

See notes to consolidated financial statements

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(372,045)	$10,726
Adjustments to reconcile net income (loss) to net cash used in operating activities
Equity in earnings from real estate joint venture	(21,233)	(20,271)
Distributions from real estate joint venture	—	20,271
Depreciation and amortization expense	441,984	—
Amortization of deferred financing costs	23,859	—
Amortization of deferred compensation	9,862	1,712
Minority interest	(79,228)	794
Changes in operating assets and liabilities:
Increase in restricted cash	(18,836)	—
Increase in prepaid insurance and other assets	(119,572)	(163,777)
Increase (decrease) in due to affiliates	40,564	(54,918)
Increase (decrease) in accrued expenses and other liabilities	(146,703)	35,015

Net cash used in operating activities	(241,348)	(170,448)

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for real estate and improvements	(35,491)	—
Decrease in due to affiliates	(357,456)	—
Investment in real estate joint venture	—	(40,794)
Distributions from real estate joint venture in excess of equity in earnings	—	315

Net cash used in investing activities	(392,947)	(40,479)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable to affiliate	(2,650,000)	—
Proceeds from issuance of common shares	3,942,531	1,424,287
Increase in unaccepted subscriptions for common stock	877,471	75,000
Increase in unaccepted subscriptions for common stock in restricted cash	(877,471)	(75,000)
Selling commissions and dealer manager fees	(367,920)	(133,201)
Offering costs	(102,517)	(42,729)
Decrease in due to affiliates	—	(47,806)
Dividends paid	(130,861)	(28,471)
Distributions to minority interest	—	(2,926)

Net cash provided by financing activities	691,233	1,169,154

Net increase in cash and cash equivalents	56,938	958,227
Cash and cash equivalents—beginning of period	976,231	71,131

Cash and cash equivalents—end of period	$1,033,169	$1,029,358

Supplemental disclosure of non-cash investing and financing activities
Offering costs due to affiliate	$17,838	$—
Dividends payable	$117,097	$32,257
Issuance of common stock for compensation plan	$—	$120,000
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$367,255	$—

See notes to consolidated financial statements

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited)

1. Organization

Paladin Realty Income Properties, Inc., a Maryland corporation (“Paladin REIT”), was formed on October 31, 2003 and intends to provide investors the potential for income through investment in a diversified portfolio of real estate properties, focusing primarily on investments that produce current income. Paladin REIT owns interests in three income-producing properties as of March 31, 2007, consisting of 801 Fiber Optic Drive, a 56,336 square foot distribution facility built in 2001 that is 100% leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation; Champion Farms Apartments, a 264-unit luxury multifamily rental community built in 2000; and Fieldstone Apartments, a 264 unit multifamily community property built in 2001. Paladin REIT intends to invest in a variety of real estate product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. Paladin REIT may also make real estate related investments, which include first mortgages or second mortgages, mezzanine loans or preferred equity investments relating to the same types of properties that Paladin REIT may acquire directly. Paladin REIT intends to qualify as a REIT and to elect to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2007. Subject to certain restrictions and limitations, the business of Paladin REIT is managed by Paladin Realty Advisors, LLC (“Paladin Advisors”), an affiliate of Paladin REIT, pursuant to an advisory agreement dated February 28, 2005, as amended February 28, 2007 (the “Advisory Agreement”). Paladin Advisors supervises and manages the day-to-day operations of Paladin REIT and selects the real estate and real estate related investments it acquires, subject to oversight by the board of directors. Paladin Advisors also provides marketing, sales and client services on behalf of Paladin REIT.

On February 23, 2005, Paladin REIT’s initial public offering (the “Offering”) was declared effective and Paladin REIT commenced its offering efforts. As of March 31, 2007 Paladin REIT had received proceeds of $12,079,864 for 1,212,699 shares.

Paladin REIT owns its assets and conducts its operations through Paladin Realty Income Properties, L.P., its operating partnership (“Paladin OP”). As of March 31, 2007 and December 31, 2006, Paladin Advisors holds a 1.6% and 2.4% limited partnership interest, respectively, and Paladin REIT holds a 98.4% and 97.6% general partnership interest, respectively, in Paladin OP. Management expects Paladin REIT’s ownership percentage in Paladin OP to continue to increase as Paladin REIT invests net proceeds from the Offering in Paladin OP. Paladin REIT had no operations prior to November 2, 2005.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of Paladin REIT and its wholly-owned and controlled entities (collectively, the “Company”). In accordance with the Financial Accounting Standards Board (“FASB”) Interpretation No. 46(R), Consolidation of Variable Interest Entities (“FIN 46R”), the Company also consolidates any variable interest entities (VIEs) of which it is the primary beneficiary as defined. When the Company does not have a controlling interest in an entity but exerts a significant influence over the entity, the Company applies the equity method of accounting. All intercompany balances and transactions have been eliminated in consolidation.

Real Estate and Depreciation

Real estate is stated at cost, less accumulated depreciation. The Company allocates the cost of newly acquired properties between net tangible and identifiable intangible assets. The primary intangible asset associated with an apartment property acquisition is the value of the existing lease agreements. When allocating cost to an acquired property, the Company allocates costs to the estimated value of the land, building and fixtures assuming the property is vacant and to the estimated intangible value of the existing lease agreements. The Company estimates the intangible value of the lease agreements by determining the lost revenue associated with a hypothetical lease-up. The Company depreciates the building and fixtures based on the expected useful life of the asset, which is 45 years for the building and improvements and a range of 5 to 7 years for furniture, fixtures and equipment. The intangible value of the lease agreements is amortized over the average remaining life of the existing leases, which ranges from three to 24 months. This amortization is included in depreciation and amortization expense on the accompanying consolidated statements of operations. Expenditures for repairs and maintenance are expensed as incurred.

The Company reviews long-lived assets and related identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. When such events or changes in circumstances occur, recoverability of the asset to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows, undiscounted and without interest, expected to be generated by the asset. If the sum of the expected future cash flows (undiscounted and without interest) is less than the Company’s carrying amount for the asset, an impairment loss is recognized based upon the asset’s fair value.

Investments

The Company evaluates its investments in accordance with Financial Accounting Standards Board, Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” which is referred to as FIN 46R. If the Company determines that the joint venture is a “variable interest entity” (“VIE”) and that the Company is the “primary beneficiary” as defined in FIN 46R, it will account for such investment as if it were a consolidated subsidiary. For a joint venture investment which is not a VIE or in which the Company is not the primary beneficiary, the Company considers other relevant accounting literature including Accounting Principles Board Opinion 18— “The Equity Method of Accounting for Investments in Common Stock,” Statement of Position (“SOP”) 78-9— “Accounting for Investments in Real Estate Ventures,” and Emerging Issues Task Force Issue (“EITF”) 04-5 to determine the method of accounting for each of the partially-owned entities. In accordance with the above pronouncements, the Company determines whether it should consolidate the entity or account for it on the equity method or cost method. Factors considered in determining whether or not the Company exercises control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representatives and authority and other contractual rights of the Company’s partners. To the extent that the Company is deemed to control these entities, these entities will be consolidated.

As of March 31, 2007, Paladin OP holds a 70% ownership interest in Springhurst Housing Partners, LLC (“Springhurst”), a 65% ownership interest in Glenwood Housing Partners I, LLC (“Glenwood”) and a 74% ownership interest in PRIP 801, LLC as described in Note 3. Paladin REIT has determined that Paladin OP and its investees are not VIEs. Paladin REIT consolidates Paladin OP, Springhurst and Glenwood, as it is the majority owner and exercises control over all significant decisions. Paladin REIT accounts for its investment in PRIP 801, LLC under the equity method of accounting, as the other member has substantive participating rights as defined in EITF 04-5 and SOP 78-9. This investment is recorded initially at cost, and subsequently adjusted for equity in earnings or losses and cash contributions and distributions.

On a periodic basis the Company will evaluate whether there are any indicators that the value of its investments in partially-owned entities are impaired. An investment is impaired if the Company’s estimate of the value of the investment is less than the carrying amount. The ultimate realization of the Company’s investment in partially-owned entities is dependent on a number of factors including the performance of that entity and market conditions. If the Company determines that a decline in the value of a partially-owned entity is other than temporary, then the Company would record an impairment charge.

Deferred Loan Costs

Loan costs are capitalized and amortized on a straight-line basis over the life of the related loan, which approximates the effective interest method. The amortization is recorded as a component of interest expense.

Revenue Recognition

The Company primarily leases residential apartments to tenants under non-cancellable operating leases with terms ranging from three to 24 months. Rental income related to leases is recognized in the period earned over the lease term in accordance with Statement of Financial Accounting Standards No. 13, “Accounting for Leases”.

Other income consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

Use of Estimates

The presentation of the consolidated financial statements requires management to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of the property, plant and equipment, valuation allowances for receivables, and deferred income tax assets. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents represent highly liquid investments with maturities at the date of purchase of three months or less.

Restricted Cash

Restricted cash includes subscription proceeds that are held in escrow until investors are admitted as stockholders. Upon acceptance of stockholders, shares of stock are issued, and we receive the subscription proceeds. Restricted cash included $899,471 and $22,000 as of March 31, 2007 and December 31, 2006, respectively, for proceeds that were held in escrow. At March 31, 2007 and December 31, 2006, restricted cash also included $308,633 and $289,797 held in restricted accounts for tenant improvements, repairs, property taxes and insurance as required by lenders.

Income Taxes

For the year ending December 31, 2007, the Company intends to make an election to be taxed for such year as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. The Company believes that it will be organized and operate in such a manner as to qualify for treatment as a REIT and intends to operate in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes.

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109.” FIN 48 increases the relevancy and comparability of financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. This Interpretation only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. The Company adopted FIN 48 as required effective January 1, 2007. The adoption of FIN 48 did not have a material impact on its consolidated financial position, results of operations or cash flows.

Prior to the election to be taxed as a REIT, the Company incurred net operating losses for federal income tax purposes. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates for which the temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities are recognized in earnings in the period enacted. As of March 31, 2007, the Company has recorded a deferred tax asset which was fully offset by a valuation allowance. All of the Company’s tax years are subject to examination by tax jurisdictions as of the adoption date.

Organization and Offering Costs

Organization costs are expensed as incurred and offering costs are charged to stockholders’ equity. These costs are subject to a 3% limitation of the gross proceeds from the Offering pursuant to the Company’s Advisory Agreement with Paladin Realty Advisors, LLC, as described in note 6.

Expense Reimbursement

Pursuant to the Advisory Agreement, Paladin Advisors is entitled to reimbursement of actual expenses incurred for administrative and other services provided to Paladin REIT by Paladin Advisors and its affiliates for which they do not otherwise receive a fee. Paladin REIT will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceed the greater of (1) 2% of the average invested assets of Paladin REIT or (2) 25% of the net income of Paladin REIT (the “2%/25% Rule), and Paladin Advisors must reimburse Paladin REIT quarterly for any amounts by which the operating expenses of Paladin REIT exceeds the 2%/25% Rule in the previous four consecutive fiscal quarters (the “Expense Period”).

The average invested assets of Paladin REIT for any period are equal to the average book value of Paladin REIT’s assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. The net income of Paladin REIT for any period is equal to Paladin REIT’s total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by Paladin REIT under general accepted accounting principles (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin OP.

Paladin Advisors must reimburse the excess expenses to Paladin REIT within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any Expense Period for which total operating expenses exceed the 2%/25% Rule, Paladin REIT will send its stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliate, as applicable may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.

During the Expense Period ended March 31, 2007, Paladin REIT’s operating expenses including expenses incurred on behalf of Paladin REIT by Paladin Advisors and its affiliates exceeded the 2%/25% Rule by $686,032. In accordance with the Advisory Agreement, Paladin REIT recognizes on a quarterly basis amounts not exceeding the 2%/25% Rule.

Per Share Data

The Company presents both basic and diluted earnings (loss) per share, or EPS. Basic EPS excludes potentially dilutive securities and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Dilutive EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised, where such exercise would result in a lower EPS amount. The diluted EPS would include weighted average unvested restricted shares issued to independent directors totaling 8,000 and 12,000 shares as of March 31, 2007 and 2006 but are excluded from the calculation for March 31, 2007 as their effect would be antidilutive. However, the calculation of diluted EPS includes 1,466 shares for the three months ended March 31, 2006.

Unaccepted Subscriptions for Common Shares

Unaccepted subscriptions for common shares includes proceeds related to subscriptions which were held in escrow but had not been accepted by the Company as of March 31, 2007 and December 31, 2006.

Fair Value of Financial Instruments

The fair values of the Company’s cash and cash equivalents, restricted cash, other assets, dividends payable and other liabilities approximate the carrying values due to the short-term nature of these financial instruments. The fair value of the mortgage and note payable to affiliates approximates the carrying value.

Stock-based Compensation

Under the terms of the Independent Director Incentive Stock Plan, the Company granted 3,000 shares at fair value of $10 of restricted common stock to each of the four independent directors on March 21, 2006. One-third of the restricted common stock will vest on each of the first three anniversaries of December 2, 2005, the date the Company reached its minimum offering. There are 60,000 shares in total authorized under the Independent Director Incentive Stock Plan, which expires on February 28, 2015.

On March 21, 2006, the Company started recording compensation expense for restricted common stock as required by Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment, revised 2004” (“SFAS No. 123(R)”). Compensation expense for common stock unvested at March 21, 2006 is based on the grant date fair value of the common shares calculated under SFAS No. 123(R) and will be recognized using the straightline attribution method, assuming no forfeitures. Compensation expense is only recorded for common shares expected to be vested. The Company recognizes the expense related to these shares over the vesting period. For the periods ended March 31, 2007 and 2006, the Company recorded $9,862 and $1,712, respectively, of related compensation expense which amounts are included in general and administrative expenses in the accompanying consolidated statements of operations. Total compensation costs on nonvested shares on March 31, 2007 is $66,960, and the remaining weighted average period over which it is expected to be recognized is two years.

As of March 31, 2007, 4,000 shares have vested and the fair value is $10 per share. There are 8,000 shares unvested and there have been no forfeitures as of March 31, 2007.

Reportable Segments

FASB Statement of Financial Accounting Standards No. 131, “Disclosures About Segments of Enterprise and Related Information,” establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. Management has determined that the Company has one reportable segment, which is owning interests in real estate investments.

Environmental Matters

Under various federal, state and local environmental laws, statutes, ordinances, rules and regulations, an owner of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, in or under such property as well as certain other potential costs relating to hazardous or toxic substances. these liabilities may include government fines and penalties and damages for injuries to persons and adjacent property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of or disposal of such substances. As of March 31, 2007, the Company is not aware of any environmental matter that could have a material impact on the consolidated financial statements.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value, and expands the related disclosure requirements. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. The Company does not expect the adoption of SFAS 157 to have a material impact on its consolidated financial position, results of operations or cash flows.

3. Investments

Investments in Real Estate

Paladin OP holds a 70% ownership interest in Springhurst, which owns Champion Farms Apartments. Champion Farms Apartments is a 264-unit luxury multifamily rental community built in 2000. Paladin OP also holds a 65% ownership interest in Glenwood, which owns Fieldstone Apartments. Fieldstone Apartments is a 264-unit luxury multifamily rental community built in 2001. The Company consolidates Springhurst and Glenwood.

Investment in Unconsolidated Joint Venture

Paladin OP also has a 74% interest in PRIP 801, LLC, a joint venture between Paladin OP and 801 FO, LLC, which owns 801 Fiber Optic Drive. Paladin OP accounts for its investment in PRIP 801, LLC under the equity method of accounting.

Condensed financial information of PRIP 801, LLC is summarized as follows:

Condensed Balance Sheets

March 31, 2007 and December 31, 2006

(unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Investment in real estate, net	$3,995,454	$4,015,668
Other assets, net	210,429	159,282

Total Assets	$4,205,883	$4,174,950

LIABILITIES AND MEMBERS’ EQUITY
Mortgage loan payable	$1,950,000	$1,950,000
Other liabilities	29,680	28,348
Members’ equity	2,226,203	2,196,602

Total Liabilities and Members’ Equity	$4,205,883	$4,174,950

Company’s share of Members’ Equity*	$1,647,476	$1,625,571

Condensed Statements of Operations

For the three months ended March 31, 2007 and 2006

(unaudited)

	March 31, 2007	March 31, 2006
Revenues and interest income	$84,647	$84,871
Expenses	(55,046)	(56,570)

Net income	$29,601	$28,301

Company’s share of net income*	$21,905	$20,943

*	The difference in the Company’s share of Members’ Equity and the Company’s share of net income compared to the balance sheets and statements of operations is attributed to the depreciation expense of the acquisition costs incurred by the Company.

The mortgage loan pays interest only at a fixed interest rate of 5.498% through November 1, 2010, the anticipated repayment date. If the mortgage loan is not repaid or refinanced as of the anticipated repayment date, interest will accrue at a rate per annum equal to the greater of (a) 8.498% and (b) the treasury rate plus three percentage points. Pursuant to the terms of a cash management agreement, the borrower is required to post a $550,000 letter of credit by December 1, 2007 of the loan date, or the lender will sweep and retain all cash flow from the Property. If the borrower does not pay off the loan on November 1, 2010, the lender can apply the letter of credit (or retained cash flow) and will continue to sweep all cash flow to repay the loan. In the event of a default under the loan documents, the cash management agreement further provides that the lender may sweep cash from all accounts maintained by the borrower with the lender (including rent accounts from the property). The estimated principal balance to be due at the anticipated repayment date is $1,950,000.

In general, the mortgage loan may not be prepaid until January 31, 2008. In general, no sale, encumbrance or other transfer of an interest in the property is permitted without the lender’s prior written consent. Alex Gilbert, the managing member of 801 FO, LLC has guaranteed the non-recourse standard loan carve outs, and in exchange for his guarantee, Paladin Realty has agreed to fully indemnify Mr. Gilbert against any defaults caused by the borrower through standard default provisions such as bankruptcy, fraud, misapplication of proceeds and certain environmental violations. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property. In addition PRIP 801, LLC has entered into an environmental and hazardous substance indemnification agreement.

The agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer its interest in the property among others. The loan agreements also contain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of a default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

4. Mortgages and Notes Payable

Mortgages Payable

In connection with the acquisition of Springhurst, a mortgage loan in an amount of $16,350,000 on the property was put in place. The mortgage loan pays interest only at a fixed interest rate of 6.14% through July 1, 2016, the maturity date, at which time the principal and any unpaid interest shall become due and payable. In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property.

In connection with the acquisition of Glenwood, the Company assumed the mortgage loan in the amount of $16,500,000. The mortgage loan requires interest only payments at a rate of 6.05%, until July 1, 2011, after which principal and interest are payable monthly on a 30-year amortization schedule until the loan’s maturity on July 1, 2014, at which time all remaining principal and interest shall become due and payable. Approximately $15,900,000 will be due at maturity. In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property.

Both loan agreements for Springhurst and Glenwood contain various covenants, which among other things, limit the ability of the borrower to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer their interest in the property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

Notes Payable to Affiliate

The acquisition of the property interest in Champion Farms was partially funded through a note by and between Paladin Realty and Paladin REIT in the amount of $3,100,000. As of March 31, 2007, the Champion Farms Company Note has been repaid in full.

The acquisition of the interest in Fieldstone Apartments was partially funded through two notes by and between Paladin Realty and Paladin REIT in the amounts of $1,100,000 and $2,000,000 respectively. Both notes carry interest rates based on LIBOR plus 2.5%, which was 7.8% as of March 31, 2007. As of March 31, 2007, the outstanding balance of the Company Fieldstone Notes was $1,150,000.

5. Shareholders’ Equity

Preferred Shares

Paladin REIT’s board of directors, through Paladin REIT’s articles of incorporation, has the authority to authorize the issuance of 100,000,000 preferred shares in one or more classes or series. The rights and terms of such preferred shares will be determined by the board of directors. However, the voting rights of the preferred shares sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of common shares as the consideration paid for each such preferred share bears to the book value of each outstanding common share. As of March 31, 2007 and December 31, 2006, Paladin REIT had not issued any preferred shares.

Dividends

The board of directors has declared dividends for the periods listed below to stockholders of record as the close of business each day during the applicable period and paid on the dates listed below. Dividends to shareholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Dividends that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a dividend and reduce the shareholders’ basis in the common shares. Each of the dividends described below have been a return of capital.

Period	Annualized Rate Declared (1)	Date Paid/To be Paid
February 1, 2006 to February 28, 2006	6.0%	March 15, 2006
March 31, 2006 to March 31, 2006	6.0%	April 17, 2006
April 1, 2006 to April 30, 2006	6.0%	May 15, 2006
May 1, 2006 to May 31, 2006	6.0%	June 15, 2006
June 1, 2006 to June 30, 2006	6.0%	July 17, 2006
July 1, 2006 to July 31, 2006	6.0%	August 15, 2006
August 1, 2006 to August 31, 2006	6.0%	September 15, 2006
September 1, 2006 to September 30, 2006	6.0%	October 16, 2006
October 1, 2006 to October 31, 2006	6.0%	November 15, 2006
November 1, 2006 to November 30, 2006	6.0%	December 15, 2006
December 1, 2006 to December 31, 2006	6.0%	January 15, 2007
January 1, 2007 to January 31, 2007	6.0%	February 15, 2007
February 1, 2007 to February 28, 2007	6.0%	March 15, 2007
March 1, 2007 to March 31, 2007	6.0%	April 16, 2007
April 1, 2007 to April 30, 2007	6.0%	May 15, 2007

(1)	Dividends were declared in the amount of $0.0016438 per share per day, representing an annualized rate of return of 6.0% on an investment of $10.00 per share if paid each day over a 365-day period.

6. Related Party Transactions

The Advisory Agreement entitles Paladin Advisors to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate and real estate related investments, among other services, as well as reimbursement for organization and offering costs incurred by Paladin Advisors on behalf of the Company and certain costs incurred by Paladin Advisors and its affiliates in providing services to the Company.

Amounts due to Affiliate

(unaudited)

	March 31, 2007	December 31, 2006
General and administrative expenses due to affiliate (1)	$166,568	$126,004
Organization and offering costs due to affiliate (2)	166,958	149,120
Acquisition fees due to affiliate (3)	221,042	578,498

Total due to affiliate	$554,568	$853,622
Deferred general and administrative expenses due to affiliate	$1,293,180	$1,292,517
Deferred organization and offering costs due to affiliate	$4,171,792	$4,018,284

(1)	During the three months ended March 31, 2007, the Company paid $168,166 of general and administrative expenses. Due to the application of the 2%/25% Rule (as discussed in Note 2), the Company was able to recognize a total of $177,176 of general and administrative expenses in its consolidated statement of operations with the additional amount of $9,010 recorded as due to affiliate. Paladin Advisors has elected to defer (without interest) the net balance of $166,568 in general and administrative expenses due to affiliate.
(2)	Organization and offering costs of the Company are paid by Paladin Advisors or its affiliates, including Paladin Realty, on behalf of the Company and directly by the Company. Organization and offering costs consist of actual legal, accounting, printing and other offering expenses, including amounts to reimburse Paladin Advisors, its affiliates or Prospect Financial Advisors, LLC (“Prospect”), its dealer manager, for all marketing related costs and expenses, including, but not limited to, expenses relating to registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the Offering, and payment or reimbursement of bona fide due diligence expenses of Prospect and broker-dealers participating in the Offering. Pursuant to the Advisory Agreement, the Company is obligated to reimburse Paladin Advisors or its affiliates for amounts advanced for organization and offering costs, provided that Paladin Advisors and its affiliates are responsible for the payment of organization and offering costs to the extent they exceed 3.0% of gross proceeds from the Offering and will be required to return to the Company any amount the Company reimburses them in excess of 3.0% of the gross proceeds from the Offering. Following receipt of the minimum offering on December 2, 2005, such costs only become a liability of the Company to the extent they do not exceed 3.0% of the gross proceeds of the Offering. During the three months ended March 31, 2007, the Company paid $102,517 of offering costs. Due to the application of the 3% limitation, the Company was able to recognize a total of $120,355 as a charge to stockholders’ equity with the additional amount of $17,838 recorded as due to affiliate. Paladin Advisors has elected to defer (without interest) the net balance of $166,958 in organization and offering costs due to affiliate.
(3)	Paladin Advisors was entitled to acquisition and advisory fees related to 801 Fiber Optic Drive, Champion Farms Apartments and Fieldstone Apartments. Paladin Advisors has elected to defer all of these fees (without interest). As of March 31, 2007, only the Fieldstone Apartments acquisition fee is still being deferred.

7. Subsequent Events

Sale of Common Shares

From April 1, 2007 to April 27, 2007, the Company has raised $1,632,246 in offering proceeds through the sale of 163,374 common shares in the offering.

Redemptions

Since March 31, 2007, three shareholders have redeemed 2,537 shares for $25,593.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion and analysis should be read in conjunction with the accompanying consolidated financial statements of Paladin Realty Income Properties, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to Paladin Realty Income Properties Inc., a Maryland corporation, and its consolidated subsidiaries.

Forward-Looking Statements

Certain information included in this Quarterly Report on Form 10-Q contains, and other materials filed or to be filed by us with the Securities and Exchange Commission, or the “SEC”, contain or will contain, forward-looking statements. All statements, other than statements of historical facts, including, among others, statements regarding our possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Paladin Realty Income Properties, Inc., which we refer to as “Paladin REIT” or the “Company”, and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. You should not place undue reliance on these forward-looking statements. Statements regarding the following subjects are forward-looking by their nature:

•	our business strategy;

•	our projected operating results;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition;

•	market trends;

•	projected capital expenditures; and

•	use of the proceeds of our Offering.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock, along with the following factors that could cause actual results to vary from our forward-looking statements:

•	the factors referenced in Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2006;

•	changes in our business strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates or the general economy; and

•	the degree and nature of our competition.

We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward- looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law.

Overview

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is intended to help the reader understand our operations and our present business environment. MD&A is provided as a supplement to—and should be read in conjunction with—our consolidated financial statements and the accompanying notes thereto contained in Item 1 of this report. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and timing of events could differ materially from those anticipated in these forward-looking statements, as a result of a number of factors, including those factors set forth in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and other factors presented throughout this report.

We are a Maryland corporation formed on October 31, 2003 that intends to invest in a diversified portfolio of real estate properties, focusing primarily on properties that produce current income. We own interests in three income-producing properties as of March 31, 2007, including 801 Fiber Optic Drive, a 56,336 square foot distribution facility built in 2001 that is leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation; Champion Farms Apartments, a 264-unit luxury multifamily rental community built in 2000; and Fieldstone Apartments, a 264 unit multifamily community property built in 2001. We intend to invest in a variety of real estate product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. In addition, we may make or acquire mortgage loans secured by, or preferred equity investments in entities that own, the same types of properties that we may acquire directly, which we refer to collectively as real estate related investments. We intend to qualify as a real estate investment trust, or REIT, and to elect to be taxed as a REIT beginning with the taxable year ending December 31, 2007. We own our assets and conduct our operations through Paladin Realty Income Properties, L.P., our operating partnership, which we refer to as “Paladin OP.”

On February 23, 2005, we commenced our initial public offering of 35,000,000 common shares of the Company, par value $0.01 per share to the public on a best efforts basis at a price of $10.00 per share. We also registered up to 3,500,000 common shares to be issued during the offering pursuant to our dividend reinvestment plan at a price of $10.00 per share. On December 2, 2005, we reached our minimum offering by receiving $1,246,670 in subscriptions, excluding subscriptions received from Pennsylvania investors. As of March 31, 2007, we had sold 1,212,699 shares of our common stock in the offering for aggregate gross proceeds of $12,079,864.

Critical Accounting Policies

We believe our most critical accounting policies are the accounting for lease revenues (including straight-line rent), the regular evaluation of whether the value of a real estate asset has been impaired, real estate purchase price allocations and accounting for joint ventures. Each of these items involves estimates that require management to make judgments that are subjective in nature. We rely on our experience, we collect historical data and current market data, and we analyze these assumptions in order to arrive at what we believe to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Real Estate and Depreciation

Real estate is stated at cost, less accumulated depreciation. We allocate the cost of newly acquired properties between net tangible and identifiable intangible assets. The primary intangible asset associated with an apartment property acquisition is the value of the existing lease agreements. When allocating cost to an acquired property, we allocate costs to the estimated value of the land, building and fixtures assuming the property is vacant and to the estimated intangible value of the existing lease agreements. We estimate the intangible value of the lease agreements by determining the lost revenue associated with a hypothetical lease-up. We depreciate the building and fixtures based on the expected useful life of the asset, which is 45 years for the building and improvements and a range of 5 to 7 years for furniture, fixtures and equipment. The intangible value of the lease agreements is amortized over the average remaining life of the existing leases, which ranges from three to 24 months. This amortization is included in depreciation and amortization expense on the accompanying consolidated statements of operations. Expenditures for repairs and maintenance are expensed as incurred.

We review long-lived assets and related identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. When such events or changes in circumstances occur, recoverability of the asset to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows, undiscounted and without interest, expected to be generated by the asset. If the sum of the expected future cash flows (undiscounted and without interest) is less than our carrying amount for the asset, an impairment loss is recognized based upon the asset’s fair value.

Investments

We evaluate our investments in accordance with Financial Accounting Standards Board, Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” which is referred to as FIN 46R. If we determine that the joint venture is a “variable interest entity” (“VIE”) and that we are the “primary beneficiary” as defined in FIN 46R, we will account for such investment as if it were a consolidated subsidiary. For a joint venture investment which is not a VIE or in which we are not the primary beneficiary, we consider other relevant accounting literature including Accounting Principles Board Opinion 18—“The Equity Method of Accounting for Investments in Common Stock,” Statement of Position (“SOP”) 78-9—“Accounting for Investments in Real Estate Ventures,” and Emerging Issues Task Force Issue (“EITF”) 04-5 to determine the method of accounting for each of the partially-owned entities. In accordance with the above pronouncements, we determine whether we should consolidate the entity or account for it on the equity method or cost method. Factors considered in determining whether or not we exercise control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representatives and authority and other contractual rights of our partners. To the extent that we are deemed to control these entities, these entities will be consolidated.

As of March 31, 2007, we held a 98.4% ownership interest in Paladin OP and Paladin OP holds a 70% ownership interest in Springhurst Housing Partners, LLC (“Springhurst”), a 65% ownership interest in Glenwood Housing Partners I, LLC (“Glenwood”) and a 74% ownership interest in PRIP 801, LLC as described in Note 3 to the consolidated financial statements. We have determined that Paladin OP and its investees are not VIEs. We consolidate Paladin OP, Springhurst and Glenwood, as we are the majority owner and exercise control over all significant decisions. We account for our investment in PRIP 801, LLC under the equity method of accounting, as the other member has substantive participating rights as defined in EITF 04-5 and SOP 78-9. This investment is recorded initially at cost, and subsequently adjusted for equity in earnings or losses and cash contributions and distributions.

On a periodic basis we will evaluate whether there are any indicators that the value of our investments in partially-owned entities are impaired. An investment is impaired if our estimate of the value of the investment is less than the carrying amount. The ultimate realization of our investment in partially-owned entities is dependent on a number of factors including the performance of that entity and market conditions. If we determine that a decline in the value of a partially-owned entity is other than temporary, then we would record an impairment charge.

Revenue Recognition

We primarily lease residential apartments to tenants under non-cancellable operating lease with terms ranging from three to 24 months. Rental income related to leases is recognized in the period earned over the lease term in accordance with Statement of Financial Accounting Standards No. 13, “Accounting for Leases”. Other income consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

Use of Estimates

The presentation of the consolidated financial statements requires management to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Income Taxes

For the year ending December 31, 2007, we intend to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. We believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT and intend to operate in such a manner so that we will remain qualified as a REIT for federal income tax purposes.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value, and expands the related disclosure requirements. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. We do not expect the adoption of SFAS 157 to have a material impact on our consolidated financial position, results of operations or cash flows.

In July 2006, the FASB issued Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109.” FIN 48 increases the relevancy and comparability of financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. This Interpretation only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material impact on our consolidated financial position, results of operations or cash flows.

Results of Operations

Comparison of the Quarter Ended March 31, 2007 to the Quarter Ended March 31, 2006

Rental income for the quarter ended March 31, 2007 was $1,092,540. We had no rental income for the quarter ended March 31, 2006 because we acquired Champion Farms Apartments in June 2006 and Fieldstone Apartments in December 2006. We expect rental income to continue to increase in future periods, as compared to historical periods, as a result of owning our investments in real estate acquired in 2006 and future acquisitions of real estate investments.

Other income for the quarter ended March 31, 2007 was $88,872. Other income consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred. We had no other income for the quarter ended March 31, 2006.

Property operating expenses for the quarter ended March 31, 2007 were $355,480 relating to property operating expenses incurred for Champion Farms Apartments and Fieldstone Apartments. We had no property operating expenses for the quarter ended March 31, 2006. Property operating expenses were approximately 30% of total revenues for the quarter ended March 31, 2007. We expect property operating expenses to continue to increase in future periods, as compared to historical periods, as a result of owning our investments in real estate acquired in 2006 for an entire year and future acquisitions of real estate investments.

General and administrative expenses were $188,537 for the quarter ended March 31, 2007 compared to $10,854 for the quarter ended March 31, 2006. The increase in general and administrative expenses related primarily to asset management fees, independent director fees, directors’ and officers’ liability insurance and amortization of restricted stock held by our independent directors.

Interest expense, including amortization of deferred financing costs, was $574,262 for the quarter ended March 31, 2007. We had no interest expense for the quarter ended March 31, 2006. The increase in interest expense was primarily related to mortgage notes payable and indebtedness incurred in connection with the acquisition of Champion Farms Apartments and Fieldstone Apartments and certain financing costs that we incurred in connection with such indebtedness.

Depreciation and amortization expense was $441,984 for the quarter ended March 31, 2007. We had no depreciation and amortization expense for the quarter ended March 31, 2006. Depreciation and amortization expense in 2007 is a result of our 2006 acquisitions.

Equity in earnings from real estate joint venture were at $21,233 for the quarter ended March 31, 2007 compared to $20,271 for the quarter ended March 31, 2006.

Minority interest increased from an income allocation of $794 for the quarter ended March 31, 2006 to a loss allocation of $79,228 for the quarter ended March 31, 2007 due to our investments in Champion Farms and Fieldstone Apartments and the investments by the other partners in these joint ventures.

Related Party Transactions and Agreements

Organization and Offering Costs. Our organization and offering costs are paid by Paladin Advisors or its affiliates, including Paladin Realty, on behalf of us and directly by us. Organization and offering costs consist of actual legal, accounting, printing and other offering expenses, including amounts to reimburse Paladin Advisors, its affiliates or Prospect Financial Advisors, LLC (“Prospect”), our dealer manager, for all marketing related costs and expenses, including, but not limited to, expenses relating to registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the Offering, and payment or reimbursement of bona fide due diligence expenses of Prospect and broker-dealers participating in the Offering. Pursuant to the Advisory Agreement, we are obligated to reimburse Paladin Advisors or its affiliates for amounts advanced for organization and offering costs, provided that Paladin Advisors and its affiliates are responsible for the payment of organization and offering costs to the extent they exceed 3.0% of gross proceeds from the Offering and will be required to return to us any amount we reimburse them in excess of 3.0% of the gross proceeds from the Offering.

We had incurred organization and offering costs of $4,368,971 and $3,314,265 as of March 31, 2007 and 2006, respectively, which includes $4,171,792 and $3,223,729, respectively, paid by Paladin Advisors as described in Note 6 of the notes to our consolidated financial statements included herewith. Following receipt of the minimum offering on December 2, 2005, such costs only become a liability to us to the extent they do not exceed 3.0% of the gross proceeds of the Offering. When recorded by us, organization costs are expensed as incurred and offering costs are charged to shareholders’ equity. For the quarters ended March 31, 2007 and 2006, we have recognized $120,355 and $0, respectively, of offering costs.

As of March 31, 2007, $313,003 in offering costs have been charged to shareholders’ equity.

Subject to the 3% limitation, the remaining $4,004,834 in organization and offering costs, as of March 31, 2007 will be recognized in future periods as we receive additional proceeds of the Offering.

Expense Reimbursement. Pursuant to the Advisory Agreement, Paladin Advisors is entitled to reimbursement of actual expenses incurred for administrative and other services provided to us by Paladin Advisors and its affiliates for which they do not otherwise receive a fee. We will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income (the “2%/25% Rule”), and Paladin Advisors must reimburse us quarterly for any amounts by which our operating expenses exceed the 2%/25% Rule in the previous four consecutive fiscal quarters (the “Expense Period”).

Our average invested assets for any period are equal to the average book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. Our net income for any period is equal to our total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by us under general accepted accounting principles (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin OP.

Paladin Advisors must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any Expense Period for which total operating expenses exceed the 2%/25% Rule, we will send our stockholders written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliate, as applicable may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.

During the Expense Period ended March 31, 2007, our operating expenses including expenses incurred on behalf of us by Paladin Advisors and its affiliates exceeded the 2%/25% Rule by $686,032. In accordance with the Advisory Agreement, we recognize on a quarterly basis amounts not exceeding the 2%/25% Rule.

As of March 31, 2007, Paladin Advisors and its affiliates had incurred $1,293,180 in general and administrative expenses on our behalf, $9,010 of which are accrued and recorded as due to affiliates at March 31, 2007.

Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of all of these expenses.

Acquisition and Advisory Fees. Pursuant to the terms of the Advisory Agreement, we pay Paladin Advisors acquisition and advisory fees consisting of 2.75% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.5% of the funds we advance with respect to the investment. Paladin Advisors was entitled to acquisition and advisory fees of $578,498 relating to the acquisition of 801 Fiber Optic Drive, Champion Farms Apartments and Fieldstone Apartments. The acquisition and advisory fees were capitalized as part of our investment in 801 Fiber Optic Drive, Champion Farms and Fieldstone. We paid $357,456 of acquisition fees to Paladin Advisors during the quarter ended March 31, 2007. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of the balance of $221,042.

Asset Management Fees. Pursuant to the terms of the Advisory Agreement, an annual asset management fee is payable to Paladin Advisors monthly in an amount equal to one-twelfth of 0.6% of (1) the contract purchase price of a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.2% of the funds we advance with respect to the investment. Paladin Advisors receives this fee for supervising the management, leasing, development and construction services provided for our properties by third parties and management of real estate related investments. Paladin Advisors is entitled to asset management fees of $93,029 relating to the management of 801 Fiber Optic Drive, Champion Farms Apartments and Fieldstone Apartments. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of all of these fees.

Trends or Uncertainties

Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of real estate and real estate related investments.

Liquidity and Capital Resources

During the three months ended March 31, 2007, our source of funds were:

•	net proceeds of $3,454,256 from the sale of 394,654 common shares in our initial public offering; and

•	net operating income of $727,281 from our investments in real estate.

Net operating income is defined as rental and other income less operating expenses and real estate taxes, which excludes depreciation and amortization expense, general and administrative expenses, interest income and interest expense.

We consider net operating income to be an appropriate supplemental performance measure because net operating income reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income and general and administrative expenses. Additionally, we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate investment community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. We believe that the line on our consolidated statement of operations entitled “net loss” is the most directly comparable GAAP measure to net operating income. The following table is a reconciliation of net operating income to our reported net loss from continuing operations:

Net Operating Income	$727,281

Equity in income of real estate joint venture	21,233
Interest income	4,996
Depreciation and amortization expense	(441,984)
Interest expense	(574,262)
General and administrative expenses	(188,537)
Minority Interest	79,228

Net Loss	$(372,045)

We are dependent upon the net proceeds to be received from the offering to conduct our proposed activities. The capital required to purchase real estate and real estate related investments will be obtained from the offering and from any indebtedness that we may incur in connection with the acquisition of any real estate and real estate related investments thereafter. We anticipate our sources of funds will continue to consist of the net proceeds of the offering and indebtedness. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

Net cash used in operating activities for the three months ended March 31, 2007 was $241,348 and $170,448 for the comparable period of 2006.

Net cash used in investing activities for the three months ended March 31, 2007 was $392,947, which included $35,491 relating to improvements to our real estate investments and payment of $357,456 of acquisition fees owed to Paladin Advisors. Net cash used in investing activities for the three months ended March 31, 2006 was $40,479. Such use of funds was primarily related to legal fees relating to our investment in 801 Fiber Optic Drive accrued as of December 31, 2005 and paid during the three months ended March 31, 2006.

Net cash provided by financing activities was $691,233 for the three months ended March 31, 2007 related to $3,942,531 in proceeds from the issuance of common shares in our offering offset primarily by $2,650,000 of payments on note payable to affiliate, $367,920 of selling commissions and dealer manager fees, $102,517 of offering costs and $130,861 of dividends paid. Net cash provided by financing activities for the three months ended March 31, 2006 was $1,169,154 and primarily related to $1,424,287 in proceeds from the issuance of common shares offset by $133,201 in selling commissions and dealer manager fees, $42,729 in offering costs, $47,806 in due to affiliates, and $28,471 in dividends paid.

Mortgage Notes Payable

In connection with the acquisition of an interest in Champion Farms Apartments, we entered into a mortgage loan in an amount of $16,350,000 (the “Champion Farms Mortgage”). The Champion Farms Mortgage pays interest only at a fixed interest rate of 6.14% through July 1, 2016, the maturity date, at which time the principal and any unpaid interest will become due and payable. In general, the Champion Farms Mortgage may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property.

In connection with the acquisition of an interest in Fieldstone Apartments, the Company assumed a mortgage loan in the amount of $16,500,000 (the “Fieldstone Mortgage”). The Fieldstone Mortgage requires interest only payments at a rate of 6.05%, until July 1, 2011, after which principal and interest are payable monthly on a 30-year amortization schedule until the loan’s maturity on July 1, 2014, at which time all remaining principal and interest shall become due and payable. Approximately $15,900,000 will be due at maturity. In general, the Fieldstone Mortgage may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property.

Notes Payable to Affiliate

The acquisition of the property interest in Champion Farms was partially funded through a note by and between Paladin Realty and Paladin REIT in the amount of $3,100,000. As of March 31, 2007, the Champion Farms Company Note has been repaid in full.

The acquisition of the interest in Fieldstone Apartments was partially funded through two notes by and between Paladin Realty and Paladin REIT in the amount of $1,100,000 and $2,000,000 respectively. Both notes carry interest rates based on LIBOR plus 2.5%, which was 7.8% as of March 31, 2007. As of March 31, 2007, the outstanding balance of the Company Fieldstone Notes was $1,150,000. Additional terms and conditions of these notes are described in greater detail in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Our articles of incorporation do not permit borrowings that would cause our aggregate borrowings to exceed 65% of the aggregate asset value of all of our real estate and real estate related investments, unless approved by our independent directors and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Our leverage currently exceeds 65%. In accordance with our articles of incorporation, our board of directors, including our independent directors, approved our leverage increasing and exceeding 65% in connection with entering into the arrangements described above with Paladin Realty.

The board of directors determined that the excess leverage was justified for the following reasons: (1) the primary cause for the excess leverage related to short term borrowings used to make acquisitions which were guaranteed by members of our management; (2) the borrowings enabled us to purchase the assets and earn rental and interest income more quickly; and (3) the acquisitions are likely to increase the net offering proceeds from our initial public offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital. We will likely continue to exceed our charter’s leverage guidelines during the early stages of our operations.

Our articles of incorporation further provide that we may not borrow money from Paladin Advisors and its affiliates unless such loan is approved by a majority of our directors, including a majority of the independent directors as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances. Our board of directors, including our independent directors, determined that the notes are fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated third parties under the same circumstances and approved our entering into the notes.

Dividends

We paid $130,861 in dividends during the three months ended March 31, 2007. Our board of directors has declared dividends for the periods listed below to stockholders of record as the close of business each day during the applicable period and paid on the dates listed below.

Month	Annualized Rate Declared (1)	Date Paid	Total Dividends (2)
December 2006	6.0%	January 15, 2007	$40,432
January 2007	6.0%	February 15, 2007	$44,162
February 2007	6.0%	March 15, 2007	$46,267

(1)	Dividends were declared in the amount of $0.0016438 per share per day, representing an annualized rate of return of 6.0% on an investment of $10.00 per share if paid each day over a 365-day period.
(2)	On February 22, 2007, our board of directors declared dividends for the month of March 2007 which totaled $56,678 when paid on April 16, 2007. On March 20, 2007, our board of directors declared dividends for the month of April 2007 which will total approximately $62,200 when paid on May 15, 2007. On April 26, 2007, our board of directors declared dividends for the month of May 2007 which will total approximately $75,600 when paid on June 15, 2007.

These dividends were set by our board of directors at a level we believe to be appropriate based upon an evaluation of our assets and liabilities, projected levels of cash flow, additional capital and debt anticipated to be raised or incurred and invested in the future and our projected results of operations. During the quarterly period ended March 31, 2007, we paid $130,861 in dividends to our stockholders. However, through the three months ended March 31, 2007 we have had negative cash flows from operations and for the quarter ended March 31, 2007 cash flows from operations were insufficient to pay our operating expenses and to cover the dividends we have paid or declared to our stockholders. Specifically, net cash used in operations was $241,348 for the three months ended March 31, 2007. Because our cash flows from operations have been insufficient to pay our operating expenses and to cover the dividends we have paid or declared to our stockholders through the date of this Quarterly Report on Form 10-Q, we cannot assure you that we will be able to continue paying dividends to our stockholders at our historical per-share amounts, or that the dividends we pay will not decrease or be eliminated in the future. In order to permit us to pay dividends declared to date, we have used cash distributions from our investments, Paladin Advisors has paid expenses on our behalf, and Paladin Advisors has deferred the reimbursement of these expense payments and its receipt of asset management and acquisition and advisory fees.

As of March 31, 2007, Paladin Advisors had paid on our behalf $4,171,792 in organization and offering costs, none of which has been repaid. In addition, as of March 31, 2007, Paladin Advisors and its affiliates had paid on our behalf $1,293,180 in general and administrative expenses, none of which has been repaid. As described above, Paladin Advisors must reimburse us quarterly for any amounts by which our operating expenses exceed the 2%/25% Rule in any Expense Period. During the Expense Period ended March 31, 2007, our operating expenses including expenses incurred on behalf of us by Paladin Advisors and its affiliates exceeded the 2%/25% Rule by $686,032. In accordance with the Advisory Agreement, Paladin Advisors has deferred payment of such amount, and it was recorded as a reduction in general and administrative expenses and asset management fees, as described in Note 6 to our consolidated financial statements. As of March 31, 2007, Paladin Advisors was also entitled to acquisition and advisory fees of $221,042 relating to the acquisitions of Fieldstone Apartments and asset management fees of $93,029 relating to the management of 801 Fiber Optic Drive, Champion Farms Apartments and Fieldstone Apartments. The acquisition and advisory fees were capitalized as part of these investments. We paid $357,456 of acquisition fees to Paladin Advisors during the quarter ended March 31, 2007. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of the remainder of these fees and expenses including the amounts that are accrued on the consolidated statement of operations for the three months ended March 31, 2007.

We are obligated to pay these amounts to Paladin Advisors in the future, and the payment of these obligations may impact our ability to pay future dividends. Paladin Advisors is not obligated to either pay expenses on our behalf or defer reimbursements of such expense payments or fees in future periods. At such time as Paladin Advisors requires us to reimburse such expense payments or pay those fees, or if Paladin Advisors were to cease paying expenses on our behalf or deferring reimbursement of expense payments or fees, our ability to pay dividends to our stockholders could be adversely affected, and we may be unable to pay dividends to our stockholders, or such dividends could decrease significantly. Additionally, if Paladin Advisors continues to pay expenses on our behalf and/or defer reimbursement of expense payments or fees, the ultimate repayment of these obligations could adversely impact on our ability to pay dividends in future periods as well as potentially adversely impact the value of your investment.

The amount of dividends to be distributed to our stockholders in the future will be determined by our board of directors and are dependent on a number of factors, including funds available for payment of dividends (including whether Paladin Advisors continues to pay expenses or defer and/or defer reimbursement of expense payments or fees), our financial condition, capital expenditure requirements, annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code and any limitations imposed by the terms of indebtedness we may incur and other factors.

Off-Balance Sheet Arrangements

As of March 31, 2007 and 2006, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Other than the repayment of $2.65 million of our notes payable to affiliate, as discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 2 of Part I of this Quarterly Report on Form 10-Q, there were no material changes during the three months ended March 31, 2007 to the quantitative and qualitative disclosures about market risks provided in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

ITEM 4.	CONTROLS AND PROCEDURES.

As of the end of the period covered by this report, management, including our chief executive officer and chief financial officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures. Based upon, and as of the date of, the evaluation, our chief executive officer and chief financial officer concluded that the disclosure controls and procedures were effective, in all material respects, to ensure that information required to be disclosed in the reports we file and submit under the Exchange Act is recorded, processed, summarized and reported as and when required.

There have been no significant changes in our internal control over financial reporting that occurred during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting. There were no significant deficiencies or material weaknesses identified in the evaluation, and therefore, no corrective actions were taken.

PART II—OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS.

None.

ITEM 1A.	RISK FACTORS.

There were no material changes in our Risk Factors as previously disclosed in Item 1A of our Form 10-K for the year ended December 31, 2006.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

On February 23, 2005, our initial public offering (SEC File No. 333-113863) was declared effective and we commenced our offering efforts. As of March 31, 2007, we had sold 1,212,699 shares of common stock in the offering, raising gross offering proceeds of $12,079,864. From this amount, we have incurred $1,104,322 in selling commissions and dealer manager fees to Prospect Financial Advisors, LLC, $4,368,971 in organization and offering costs (of which $364,475 has been recorded in our financial statements), $578,498 in acquisition and advisory fees and $93,029 in asset management fees.

For information regarding how we used the net proceeds from our initial public offering (along with how we used cash from operating activities) through March 31, 2007, see our consolidated statements of cash flows included in this report and in our Annual Report on Form 10-K for the year ended December 31, 2006.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES.

None.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

None.

ITEM 5.	OTHER INFORMATION.

None.

ITEM 6.	EXHIBITS.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q on August 15, 2005 and incorporated herein by reference)

3.2	Bylaws of the Registrant (filed as Exhibit 3.2 to Post-Effective Amendment No. 5 to the Registrant’s Form S-11 Registration Statement (File No. 333-113863), as amended to date, on April 6, 2007 (“Post-Effective Amendment No. 5”) and incorporated herein by reference)

4.1	Form of Subscription Agreement (filed as Appendix B to Post-Effective Amendment No. 5 and incorporated herein by reference)

10.1	Amendment No. 1, dated February 28, 2007, to the Dealer Manager Agreement by and between Paladin Realty Income Properties, Inc. and Prospect Financial Advisors, LLC, dated February 28, 2005 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 6, 2007 and incorporated herein by reference).

10.2	Amended and Restated Advisory Agreement by and between Paladin Realty Income Properties, Inc. and Paladin Realty Advisors, LLC dated February 28, 2007 (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on March 6, 2007 and incorporated herein by reference).

31.1	Section 302 Certification of Principal Executive Officer

31.2	Section 302 Certification of Principal Financial Officer

32.1	Section 906 Certification of Principal Executive Officer

32.2	Section 906 Certification of Principal Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: May 15, 2007	By:	/s/ JAMES R. WORMS
James R. Worms President, Chief Executive Officer and Director (Principal Executive Officer)

Date: May 15, 2007	By:	/s/ JOHN A. GERSON
John A. Gerson Executive Vice President, Chief Financial Officer and Director (Duly Authorized Officer and Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2006 and incorporated herein by reference)

3.2	Bylaws of the Registrant (filed as Exhibit 3.2 to Post-Effective Amendment No. 5 filed on April 6, 2007 and incorporated herein by reference)

4.1	Form of Subscription Agreement (filed as Appendix B to Post-Effective Amendment No. 5 filed on April 6, 2007 and incorporated herein by reference)

10.1	Amendment No. 1, dated February 28, 2007, to the Dealer Manager Agreement by and between Paladin Realty Income Properties, Inc. and Prospect Financial Advisors, LLC, dated February 28, 2005 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 6, 2007 and incorporated herein by reference).

10.2	Amended and Restated Advisory Agreement by and between Paladin Realty Income Properties, Inc. and Paladin Realty Advisors, LLC dated February 28, 2007 (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on March 6, 2007 and incorporated herein by reference).

31.1	Section 302 Certification of Principal Executive Officer

31.2	Section 302 Certification of Principal Financial Officer

32.1	Section 906 Certification of Principal Executive Officer

32.2	Section 906 Certification of Principal Financial Officer

PALADIN REALTY INCOME PROPERTIES, INC.

SUPPLEMENT NO. 2 DATED JULY 27, 2007

TO THE PROSPECTUS DATED APRIL 6, 2007

This prospectus supplement No. 2 (this “Supplement”) is part of, and should be read in conjunction with, the prospectus of Paladin Realty Income Properties, Inc. dated April 6, 2007 (the “Prospectus”) and Supplement No. 1 to the Prospectus dated June 5, 2007. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.

POTENTIAL ACQUISITION—PINEHURST APARTMENT HOMES

On July 2, 2007, one of our subsidiaries entered into a Purchase and Sale Agreement (the “Pinehurst Purchase Agreement”) with Pinehurst Associates, LLC, a Florida limited liability company for the purchase of Pinehurst Apartment Homes located at 500 NW 63rd Street, Kansas City, Missouri (“Pinehurst”). Our subsidiary is KC Pinehurst Associates, LLC (“KC Pinehurst”), a single-purpose Delaware limited liability company formed for the purpose of the acquisition. We will own a 97.5% interest in KC Pinehurst, and affiliates of JTL Properties, a Kansas City-based real estate investment and management company, own the remaining 2.5% interest. KC Pinehurst has not yet acquired Pinehurst. Although we believe that the acquisition of Pinehurst by KC Pinehurst is probable, the closing of such acquisition is subject to a number of conditions, and there can be no guarantee that such acquisition will be consummated.

If KC Pinehurst acquires Pinehurst pursuant to the Pinehurst Purchase Agreement, the operating agreement will provide that our investment will receive a priority preferred return of 9.0% on our invested equity.

The competitive conditions of Pinehurst are favorable. Pinehurst is a recently renovated 146-unit rental community developed in two phases in 1986 and 1988. The apartment complex is located in a mature submarket of Kansas City, Missouri. The property has an aggregate of 119,150 square feet of rentable area and was approximately 92.5% occupied as of July 11, 2007. We believe that the property is suitable and adequate for its intended purpose and is adequately covered by insurance.

No single tenant occupies in excess of 10% of Pinehurst’s rentable square footage. Information relating to the Pinehurst’s percentage occupancy rate and average effective annual rental per square foot for the years 2002 through 2005 is unavailable as Pinehurst Associates, LLC acquired Pinehurst in December 2005, and the data needed to disclose such information is not available for prior periods. The percentage occupancy rate and average effective annual rental per square foot for 2006 for Pinehurst Apartments is as follows:

2006
Average Effective Annual Rent per Unit	$7,145
Occupancy rate	94.7%

The following is a schedule of lease expirations and related information for each of 2007 and 2008:

Year	Number of Tenants Whose Leases Are Expiring	Total Square Feet Covered by Such Leases	Annual Rental of Such Leases	Percentage of Gross Annual Rental Represented By Such Leases
2007	60	48,750	$451,056	44.6%
2008	74	60,850	$559,272	55.4%

There are no leases with terms expiring after 2008.

For federal income tax purposes, the tax basis in Pinehurst upon its acquisition by KC Pinehurst will be approximately $7,300,000. If KC Pinehurst consummates the acquisition of Pinehurst, the real property component of Pinehurst will be depreciated on a straight-line basis using estimated useful lives of 27.5 years for building and building improvements and by the 200% declining balance method using estimated useful lives of 5 to 7 years for furniture, fixtures and equipment. Realty taxes for the fiscal year ended December 31, 2006 on Pinehurst were $60,819 at a tax rate of 1.19057%.

The contract purchase price for Pinehurst was $7,125,000 exclusive of transaction costs and financing fees. In addition, KC Pinehurst will assume the existing first mortgage loan on the property in the amount of approximately $4,800,000. The first mortgage loan has a fixed interest rate of 5.58% with a 30-year amortization schedule. The maturity date for the first mortgage loan is January 1, 2016. The outstanding balance on the loan at the time of maturity will be approximately $4,111,000. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. KC Pinehurst intends to assume such first mortgage loan at the closing.

KC Pinehurst and CRES Management, LLC, an affiliate of JTL Properties, will enter into a property management agreement that provides for an initial one-year term with automatic renewals, termination by either party upon 30 days’ prior written notice and a management fee payable monthly in arrears equal to four percent of the monthly gross revenues of Pinehurst, which may be reduced in certain circumstances.

We have no proposed programs for the renovation, improvement or further development of the property at this time.

PALADIN REALTY INCOME PROPERTIES, INC.

SUPPLEMENT NO. 3 DATED AUGUST 27, 2007

TO THE PROSPECTUS DATED APRIL 6, 2007

This prospectus supplement No. 3 (this “Supplement”) is part of, and should be read in conjunction with, the prospectus of Paladin Realty Income Properties, Inc. dated April 6, 2007 (the “Prospectus”), Supplement No. 1 to the Prospectus dated June 5, 2007 and Supplement No. 2 to the Prospectus dated July 27, 2007. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.

POTENTIAL ACQUISITION—PHEASANT RUN APARTMENT HOMES

On August 2, 2007, one of our subsidiaries entered into a Purchase and Sale Agreement (the “Pheasant Run Purchase Agreement”) with Pheasant Run Apts, LS, Limited Partnership, a Florida limited partnership for the purchase of Pheasant Run Apartments located at 1102 NE Independence Avenue, Lee’s Summit, Missouri (“Pheasant Run”). Our subsidiary is KC Pheasant Associates, LLC (“KC Pheasant”), a single-purpose Delaware limited liability company formed for the purpose of the acquisition. We will own a 97.5% interest in KC Pheasant, and affiliates of JTL Properties, a Kansas City-based real estate investment and management company, will own the remaining 2.5% interest. KC Pheasant has not yet acquired Pheasant Run. Although we believe that the acquisition of Pheasant Run by KC Pheasant is probable, the closing of such acquisition is subject to a number of conditions, and there can be no guarantee that such acquisition will be consummated.

If KC Pheasant acquires Pheasant Run pursuant to the Pheasant Run Purchase Agreement, the operating agreement will provide that our investment will receive a priority preferred return of 9.0% on our invested equity.

The competitive conditions of Pheasant Run are favorable. Pheasant Run is a recently renovated 160-unit rental community built in 1985. The apartment complex is located in a mature submarket of Kansas City, Missouri. The property has an aggregate of 112,000 square feet of rentable area and was approximately 91% occupied as of August 1, 2007. We believe that the property is suitable and adequate for its intended purpose and is adequately covered by insurance.

No single tenant occupies in excess of 10% of Pheasant Run’s rentable square footage. Information relating to the Pheasant Run’s percentage occupancy rate and average effective annual rental per square foot for the year 2002 is unavailable as Pheasant Run Apts, LS, Limited Partnership acquired Pheasant Run in January 2003, and the data needed to disclose such information is not available for prior periods. The percentage occupancy rate and average effective annual rental per unit for each of the last four years for Pheasant Run is as follows:

	2003	2004	2005	2006
Average Effective Annual Rent per Unit	$6,148	$6,936	$7,191	$7,064
Occupancy rate	85.5%	91.3%	92.2%	92.2%

The following is a schedule of lease expirations and related information for each of 2007 and 2008:

Year	Number of Tenants Whose Leases Are Expiring	Total Square Feet Covered by Such Leases	Annual Rental of Such Leases	Percentage of Gross Annual Rental Represented By Such Leases
2007	71	49,800	$539,220	49.1%
2008	74	51,600	$559,200	50.9%

There are no leases with terms expiring after 2008.

For federal income tax purposes, the tax basis in Pheasant Run upon its acquisition by KC Pheasant will be approximately $8,850,000. If KC Pheasant consummates the acquisition of Pheasant Run, the real property component of Pheasant Run will be depreciated on a straight-line basis using estimated useful lives of 27.5 years for building and building improvements and by the 200% declining balance method using estimated useful lives of 5 to 7 years for furniture, fixtures and equipment. Realty taxes for the fiscal year ended December 31, 2006 on Pheasant Run were $61,459 at a tax rate of 1.65869%.

The contract purchase price for Pheasant Run is $8,250,000 exclusive of transaction costs and financing fees. Pheasant Run is subject to an existing mortgage loan in the amount of approximately $6,250,000. The existing mortgage loan has a fixed interest rate of 5.44% with a 30-year amortization schedule. The maturity date for the existing mortgage loan is October 1, 2013. The existing mortgage loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. At the closing, KC Pheasant will either (1) assume the existing mortgage loan on the property or (2) refinance the existing loan with a 10-year interest only loan expected to have an aggregate principal amount of approximately $6,250,000. If KC Pheasant assumes the existing mortgage loan, the outstanding balance on it at the time of maturity will be approximately $5,554,000.

KC Pheasant and CRES Management, LLC, an affiliate of JTL Properties, will enter into a property management agreement that provides for an initial one-year term with automatic renewals, termination by either party upon 30 days’ prior written notice and a management fee payable monthly in arrears equal to four percent of the monthly gross revenues of Pheasant Run, which may be reduced in certain circumstances.

We have no proposed programs for the renovation, improvement or further development of the property at this time.

PALADIN REALTY INCOME PROPERTIES, INC.

SUPPLEMENT NO. 4 DATED OCTOBER 12, 2007

TO THE PROSPECTUS DATED APRIL 6, 2007

This prospectus supplement No. 4 (this “Supplement”) is part of, and should be read in conjunction with, the prospectus of Paladin Realty Income Properties, Inc. dated April 6, 2007 (the “Prospectus”), Supplement No. 1 to the Prospectus dated June 5, 2007, Supplement No. 2 to the Prospectus dated July 27, 2007 and Supplement No. 3 to the Prospectus dated August 27, 2007. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus. The purpose of this Supplement is to disclose:

•	the status of our initial public offering;

•	our recent acquisition of Pinehurst Apartment Homes in Kansas City, Missouri;

•	our recent acquisition of Pheasant Run Apartments in Lee’s Summit, Missouri;

•	a change to our suitability standards for investors resident in the state of Kansas;

•	a change in the name of the dealer manager for our initial public offering; and

•	our quarterly report for the quarter ended June 30, 2007.

STATUS OF OUR INITIAL PUBLIC OFFERING

As of October 3, 2007, we had received and accepted subscriptions in our offering for 2,295,781 shares of common stock, or approximately $22,653,515, including shares issued under our dividend reinvestment plan.

ACQUISITION OF PINEHURST APARTMENT HOMES

On July 2, 2007, KC Pinehurst Associates, LLC, a joint venture in which we own a 97.5% interest, which we refer to as the Pinehurst Joint Venture, entered into an agreement with an unaffiliated third party, Pinehurst Associates, LLC, to purchase Pinehurst Apartment Homes located at 500 NW 63rd Street in Kansas City, Missouri. JTL Holdings, LLC and JTL Asset Management, Inc., both affiliates of JTL Properties, a Kansas City-based real estate investment and management company, own the remaining 2.5% interest in the Pinehurst Joint Venture. JTL Properties is unaffiliated with us and our affiliates, except that affiliates of JTL Properties participate in another joint venture with us relating to Pheasant Run Apartments.

On September 14, 2007, the Pinehurst Joint Venture acquired Pinehurst Apartment Homes for a total purchase price of $7.27 million, including approximately $144,000 in closing costs. The total acquisition cost for our interest in the Pinehurst Joint Venture was approximately $2.4 million, including approximately $140,400 in closing costs. We paid Paladin Advisors an acquisition fee pursuant to the terms of the advisory agreement of $132,618 in connection with our investment in the Pinehurst Joint Venture. We will also pay Paladin Advisors an annual asset management fee of $28,935 pursuant to the terms of the advisory agreement.

Financing the Acquisition

In connection with the acquisition of Pinehurst Apartment Homes, the Pinehurst Joint Venture assumed the existing mortgage loan on Pinehurst Apartment Homes in an amount of approximately $4,800,000. The mortgage loan provides for a fixed rate of 5.58% through January 1, 2016. The outstanding balance on the loan at the time of maturity will be approximately $4,111,000. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates.

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The mortgage loan is secured by a mortgage on the property. In addition, the loan is guaranteed by James E. Lippert, but only upon the occurrence of certain limited events.

Our charter does not permit borrowings that would cause our aggregate borrowings to exceed 65% of the aggregate asset value of all of our real estate and real estate related investments, unless approved by our independent directors and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Prior to the acquisition, our leverage exceeded 65%, and as a result of the assumption of the mortgage loan by the Pinehurst Joint Venture, our leverage remains above 65%. In accordance with our charter, our board of directors, including our independent directors, approved the assumption of the mortgage loan by the Pinehurst Joint Venture and the continuation of our leverage exceeding 65%. The board of directors determined that the excess leverage was justified for the following reasons: (1) the loan assumption enabled us to purchase the assets and earn rental and interest income more quickly and (2) the acquisition is likely to increase the net offering proceeds from our initial public offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital. We will likely continue to exceed our charter’s leverage guidelines during the early stages of our operations.

The Property

Pinehurst Apartment Homes is a recently renovated 146-unit rental community consisting of 10 buildings located on 11.3 acres in Kansas City, Missouri. The property was developed in two phases in 1986 and 1988. The property has an aggregate of 119,150 square feet of rentable area and an average unit size of 816 square feet. The property contains 49 1-bedroom-1 bath units and 97 2-bedroom-2 bath units. As of September 10, 2007, the property had an average market rent of $642 per unit per month and was 97.3% occupied.

The leased space is comprised entirely of residential apartment units. Each lease is specific to an individual unit. Collectively, the units are leased subject to the terms of a standard lease form. Individual leases generally have a term of one year. Information relating to the Pinehurst Apartment Homes’ percentage occupancy rate and average effective annual rental per unit for the years 2002 through 2005 is unavailable as Pinehurst Associates, LLC acquired Pinehurst in December 2005 and the data needed to disclose such information is not available for prior periods. The percentage occupancy rate and average effective annual rental per unit for 2006 for Pinehurst Apartment Homes is as follows:

2006
Average Effective Annual Rent per Unit	$7,145
Occupancy rate	94.7%

The following is a schedule of lease expirations and related information for each of 2007 and 2008:

Year	Number of Tenants Whose Leases Are Expiring	Total Square Feet Covered by Such Leases	Annual Rental Represented by Such Leases	Percentage of Gross Annual Rental Represented by Such Leases
2007	60	48,750	$451,056	44.6%
2008	74	60,850	$559,272	55.4%

There are no leases with terms expiring after 2008.

Pinehurst Apartment Homes is located in a mature submarket approximately nine miles north of the Kansas City central business district. The property generally competes with other rental apartment communities of a similar age and quality located within a two-mile radius. The property competes with other rental apartment communities in its submarket generally based on tangible factors such as rental rate and unit type, as well as intangible factors such as physical appearance and proximity to place of employment, school, shopping and recreation.

2

We currently have no plans for the renovation, improvement or further development of the property. In the opinion of management, the property is suitable and adequate for its intended purpose and is adequately covered by insurance. We obtained a Phase I environmental survey and are generally satisfied with the environmental status of the property.

For federal income tax purposes, the tax basis in the Pinehurst Apartment Homes is approximately $7,300,000. The real property component of Pinehurst Apartment Homes will be depreciated on a straight-line basis using estimated useful lives of 27.5 years for building and building improvements and by the 200% declining balance method using estimated useful lives of five to seven years for furniture, fixtures and equipment. Realty taxes for the fiscal year ended December 31, 2006 on Pinehurst Apartment Homes were $60,819 at a tax rate of 1.19%.

The Operating Agreement

On September 13, 2007, we entered into an operating agreement with JTL Holdings, LLC and JTL Asset Management, Inc., affiliates of JTL Properties, for the Pinehurst Joint Venture. The operating agreement provides that we will receive priority in distributions of operating cash flow until we have received at least 9.0% on our invested equity, after which our co-venture partners will receive distributions until they have reached the same 9.0% on their invested equity. Thereafter, operating cash flow will be distributed 75% to us and 25% to our co-venture partners.

The operating agreement also provides for priority distributions of sale proceeds, if any. First, we will receive a priority distribution equal to a return of our invested capital plus an amount that when added to all distributions of cash flow made to us during the life of our investment, is sufficient to generate a 12.0% internal rate of return on our invested capital. Second, our co-venture partners will receive distributions that when added to all distributions of cash flow made to our co-venture partners during the life of their investment, is sufficient to generate a 12.0% internal rate of return on their invested capital. Third, any further sale proceeds will be distributed 50% to us and 50% to our co-venture partners.

JTL Asset Management, Inc. is the operating member of the Pinehurst Joint Venture; however, the operating agreement imposes certain limitations on its management authority. The operating member may not cause the joint venture to undertake activities or incur expenses that are not authorized by the operating budget. Additionally, the operating member’s authority is limited to: (1) procuring approved financing, (2) supervising the management, leasing and operation of the property, (3) coordinating, supervising and otherwise overseeing the sale, if any, of the property, (4) preparing and updating a business plan and operating budget for the joint venture, and (5) diligently conducting the day-to-day operations in accordance with the business plan and the operating budget.

None of the members may freely transfer their interest in the joint venture without the consent of the other parties. Most transfers of interest are subject to a right of first offer by the other members.

The Property Management Agreement

CRES Management, LLC, an affiliate of JTL Properties, has been designated as the property manager of Pinehurst Apartment Homes pursuant to a property management agreement that provides for an initial one-year term with automatic renewals. Either party may terminate the property management upon 30 days’ prior written notice. A management fee is payable monthly in arrears equal to five percent of the monthly gross revenues of Pinehurst Apartment Homes, which may be reduced if our priority return is not met.

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ACQUISITION OF PHEASANT RUN APARTMENTS

On August 2, 2007, KC Pheasant Associates, LLC, a joint venture in which we own a 97.5% interest, which we refer to as the Pheasant Run Joint Venture, entered into an agreement with an unaffiliated third party, Pheasant Run Apts, LS, Limited Partnership, to purchase Pheasant Run Apartments located at 1102 NE Independence Avenue in Lee’s Summit, Missouri. JTL Holdings, LLC and JTL Asset Management, Inc., both affiliates of JTL Properties, own the remaining 2.5% interest in the Pheasant Run Joint Venture. JTL Properties is unaffiliated with us and our affiliates, except that JTL Holdings, LLC and JTL Asset Management, Inc. participate in the Pinehurst Joint Venture.

On September 26, 2007, the Pheasant Run Joint Venture acquired Pheasant Run Apartments from the seller for a total purchase price of approximately $8.96 million, including $710,000 in closing costs. The total acquisition cost for our interest in the Pheasant Run Joint Venture was approximately $2.6 million, including approximately $692,000 in closing costs. We paid Paladin Advisors an acquisition fee pursuant to the terms of the advisory agreement of $145,318 in connection with our investment in the Pheasant Run Joint Venture. We will also pay Paladin Advisors an annual asset management fee of $31,706 pursuant to the terms of the advisory agreement.

Financing the Acquisition

In connection with the acquisition of the Pheasant Run Apartments, the Pheasant Run Joint Venture refinanced the existing mortgage loan on the property. The refinanced mortgage loan, in an amount of $6.25 million, provides for interest-only payments at a fixed interest rate of 5.95% through October 1, 2017, the initial maturity date. Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until October 1, 2018 with an adjustable interest rate based on the Federal Home Loan Mortgage Corporation Reference Bill Index. The outstanding balance on the loan at the time of maturity will be $6.25 million. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. In the event of default, the entire unpaid principal balance, any accrued interest, any prepayment penalty and all other amounts payable under the promissory note will be due and payable. The mortgage loan is secured by a mortgage on the property.

Our charter does not permit borrowings that would cause our aggregate borrowings to exceed 65% of the aggregate asset value of all of our real estate and real estate related investments, unless approved by our independent directors and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Prior to the acquisition, our leverage exceeded 65%, and as a result of the addition of the mortgage loan secured by the Pheasant Run Joint Venture, our leverage remains above 65%. In accordance with our charter, our board of directors, including our independent directors, approved our leverage continuing to exceed 65% in connection with the refinancing of the mortgage loan by the Pheasant Run Joint Venture. The board of directors determined that the excess leverage was justified for the following reasons: (1) the loan assumption enabled us to purchase the assets and earn rental and interest income more quickly and (2) the acquisition is likely to increase the net offering proceeds from our initial public offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital. We will likely continue to exceed our charter’s leverage guidelines during the early stages of our operations.

The Property

Pheasant Run Apartments is a recently renovated 160-unit rental community consisting of 10 two-story buildings and a clubhouse located on approximately 10 acres of land in Lee’s Summit, Missouri. The property was completed in 1985 and underwent a substantial renovation in 2003 and 2004. The property has an aggregate of 112,000 square feet of rentable area and an average unit size of 700 square feet. The property contains 80 1-bedroom-1 bath units and 80 2-bedroom-2 bath units. As of September 24, 2007, the property had an average effective market rent of $640 per unit per month and was 93.1% occupied.

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The leased space is comprised entirely of residential apartment units. Each lease is specific to an individual unit. Collectively, the units are leased subject to the terms of a standard lease form. Individual leases generally have a term of one year. Information relating to the Pheasant Run Apartments’ percentage occupancy rate and average effective annual rental per unit for the year 2002 is unavailable as Pheasant Run Apts, LS, Limited Partnership acquired Pheasant Run in January 2003 and the data needed to disclose such information is not available for prior periods. The percentage occupancy rate and average effective annual rental per unit for the years 2003 through 2006 is as follows:

	2003	2004	2005	2006
Average Effective Annual Rent per Unit	$6,148	$6,936	$7,191	$7,064
Occupancy rate	85.5%	91.3%	92.2%	92.2%

The following is a schedule of lease expirations and related information for each of 2007 and 2008:

Year	Number of Tenants Whose Leases Are Expiring	Total Square Feet Covered by Such Leases	Annual Rental Represented by Such Leases	Percentage of Gross Annual Rental Represented by Such Leases
2007	71	49,800	$539,220	49.1%
2008	74	51,600	559,200	50.9

There are no leases with terms expiring after 2008.

Pheasant Run Apartments is located at the northwest corner of NE Tudor Road and NE Independence Avenue in Lee’s Summit, Missouri, a southeastern suburb of the Kansas City metropolitan area. The property generally competes with other rental apartment communities of a similar age and quality located within a two-mile radius. The property competes with other rental apartment communities in its submarket generally based on tangible factors such as rental rate and unit type, as well as intangible factors such as physical appearance and proximity to place of employment, school, shopping and recreation.

We currently have no plans for the renovation, improvement or further development of the property. In the opinion of management, the property is suitable and adequate for its intended purpose and is adequately covered by insurance. We obtained a Phase I environmental survey and are generally satisfied with the environmental status of the property.

For federal income tax purposes, the tax basis in the Pheasant Run Apartments is approximately $8,960,000. The real property component of Pheasant Run Apartments will be depreciated on a straight-line basis using estimated useful lives of 27.5 years for building and building improvements and by the 200% declining balance method using estimated useful lives of 5 to 7 years for furniture, fixtures and equipment. Realty taxes for the fiscal year ended December 31, 2006 on Pheasant Run Apartments were $61,459 at a tax rate of 1.66%.

The Operating Agreement

On September 25, 2007, we entered into an operating agreement with JTL Holdings, LLC and JTL Asset Management, Inc., affiliates of JTL Properties, for the Pheasant Run Joint Venture. The operating agreement provides that we will receive priority in distributions of operating cash flow until we have received at least 9.0% on our invested equity, after which our co-venture partners will receive distributions until they have reached the same 9.0% on their invested equity. Thereafter, operating cash flow will be distributed 75% to us and 25% to our co-venture partners.

The operating agreement also provides for priority distributions of sale proceeds, if any. First, we will receive a priority distribution equal to a return of our invested capital plus an amount that when added to all distributions of cash flow made to us during the life of our investment, is sufficient to generate a 12.0% internal

5

rate of return on our invested capital. Second, our co-venture partners will receive a distribution that when added to all distributions of cash flow made to our co-venture partners during the life of their investment, is sufficient to generate a 12.0% internal rate of return on their invested capital. Third, any further sale proceeds will be distributed 50% to us and 50% to our co-venture partners.

JTL Asset Management, Inc. is the operating member of the Pheasant Run Joint Venture; however, the operating agreement imposes certain limitations on its management authority. The operating member may not cause the joint venture to undertake activities or incur expenses that are not authorized by the operating budget. Additionally, the operating member’s authority is limited to: (1) procuring approved financing, (2) supervising the management, leasing and operation of the property, (3) coordinating, supervising and otherwise overseeing the sale, if any, of the property, (4) preparing and updating a business plan and operating budget for the joint venture, and (5) diligently conducting the day-to-day operations in accordance with the business plan and the operating budget.

Name of the members may freely transfer their interest in the joint venture without the consent of the other parties. Most transfers of interest are subject to a right of first offer by the other members.

The Property Management Agreement

CRES Management, LLC, an affiliate of JTL Properties, has been designated as the property manager of Pheasant Run Apartments pursuant to a property management agreement that provides for an initial one-year term with automatic renewals. Either party may terminate the property management upon 30 days’ prior written notice. A management fee is payable monthly in arrears equal to five percent of the monthly gross revenues of Pheasant Run Apartments, which may be reduced if our priority return is not met.

CHANGE TO KANSAS SUITABILITY STANDARDS

Effective as of the date of this Supplement, we will only sell shares to investors in the state of Kansas who have either:

•	a minimum annual gross income of at least $70,000 and a minimum net worth (excluding the values of the purchaser’s home, home furnishings and automobiles) of at least $70,000; or

•	a minimum net worth (excluding the value of the purchaser’s home, home furnishings and automobiles) of at least $250,000.

In addition, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

CHANGE IN THE NAME OUR DEALER MANAGER

On September 7, 2007, BroadWall Capital, LLC, the dealer manager for our initial public offering and a wholly owned subsidiary of our advisor, changed its name to Paladin Realty Securities, LLC.

QUARTERLY REPORT FOR THE QUARTER ENDED JUNE 30, 2007

On August 14, 2007, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, a copy of which is attached to this Supplement as Exhibit A (without exhibits).

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EXHIBIT A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2007

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

Commission file number 000-51860

PALADIN REALTY INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	20-0378980
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10880 Wilshire Blvd., Suite 1400 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

(310) 996-8704

(Registrant’s Telephone Number, Including Area Code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer   ☐    Accelerated Filer  ☐    Non-Accelerated Filer  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of August 10, 2007, there were 2,107,954 outstanding shares of common stock of Paladin Realty Income Properties, Inc.

PALADIN REALTY INCOME PROPERTIES, INC.

INDEX

		Page
PART I FINANCIAL INFORMATION

Item 1.	Financial Statements	1

	Paladin Realty Income Properties, Inc. and Subsidiaries Consolidated Balance Sheets as of June 30, 2007 (unaudited) and December 31, 2006	1

	Paladin Realty Income Properties, Inc. and Subsidiaries Consolidated Statements of Operations for the three and six months ended June 30, 2007 and 2006 (unaudited)	2

	Paladin Realty Income Properties, Inc. and Subsidiaries Consolidated Statement of Shareholders’ Equity for the six months ended June 30, 2007 (unaudited)	3

	Paladin Realty Income Properties, Inc. and Subsidiaries Consolidated Statements of Cash Flows for the six months ended June 30, 2007 and 2006 (unaudited)	4

	Notes to Consolidated Financial Statements	5

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	16

Item 3.	Quantitative and Qualitative Disclosures About Market Risk	28

Item 4.	Controls and Procedures	28

PART II OTHER INFORMATION

Item 1.	Legal Proceedings	29

Item 1A.	Risk Factors	29

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds	29

Item 3.	Defaults Upon Senior Securities	29

Item 4.	Submission of Matters to a Vote of Security Holders	29

Item 5.	Other Information	29

Item 6.	Exhibits	30

PART I — FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS.

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2007	December 31, 2006
ASSETS
Real Estate:
Building and improvements	$36,435,657	$36,418,755
Land	3,781,578	3,781,578
Furniture, fixtures and equipment	719,225	659,788
In-place leases	823,508	823,508

	41,759,968	41,683,629
Less: Accumulated depreciation and amortization	(1,465,554)	(616,887)

Total real estate, net	40,294,414	41,066,742

Investment in real estate joint venture	1,713,388	1,748,869
Cash and cash equivalents	4,486,819	976,231
Restricted cash	750,251	311,797
Prepaid insurance and other assets, net	819,756	671,301
Due from affiliates	84,768	—

TOTAL ASSETS	$48,149,396	$44,774,940

LIABILITIES AND SHAREHOLDERS’ EQUITY
Mortgages payable	$32,850,000	$32,850,000
Notes payable to affiliate	—	3,800,000
Due to affiliates	—	853,622
Unaccepted subscriptions for common shares	422,453	22,000
Accrued expenses and other liabilities	589,635	788,374
Dividends payable	178,835	82,756

Total liabilities	34,040,923	38,396,752

Minority interest	150,908	166,891

Shareholders’ equity
Preferred shares, $0.01 par value, 100,000,000 shares authorized; none issued or outstanding	—	—
Common shares, $0.01 par value, 750,000,000 shares authorized; 1,847,137 shares and 830,545 shares issued, respectively	18,471	8,305
Additional paid-in-capital	16,165,497	7,247,818
Accumulated deficit and dividends	(2,202,810)	(1,044,826)
Treasury shares, at cost - 2,537 shares and 0 shares, respectively	(23,593)	—

Total shareholders’ equity	13,957,565	6,211,297

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$48,149,396	$44,774,940

See notes to consolidated financial statements

1

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Revenues
Rental income	$1,125,664	$174,132	$2,218,204	$174,132
Other income	95,963	19,271	184,835	19,271
Interest income	16,843	2,777	21,839	4,880

Total Revenues	1,238,470	196,180	2,424,878	198,283

Expenses
Property operating expenses	368,530	54,984	724,010	54,984
Real property taxes	98,604	11,516	197,255	11,516
General and administrative expenses	269,312	91,467	457,849	102,321
Interest expense, including amortization of deferred financing costs	534,420	103,321	1,108,682	103,321
Depreciation and amortization expense	406,816	77,876	848,800	77,876

Total Expenses	1,677,682	339,164	3,336,596	350,018

Loss before equity in earnings and minority interest	(439,212)	(142,984)	(911,718)	(151,735)
Equity in earnings from real estate joint venture	20,986	21,031	42,219	41,302
Minority interest	56,460	963	135,688	169

Net Loss	$(361,766)	$(120,990)	$(733,811)	$(110,264)

Net loss per common share
Basic	$(0.24)	$(0.33)	$(0.59)	$(0.36)

Diluted	$(0.24)	$(0.33)	$(0.59)	$(0.36)

Weighted average number of common shares outstanding
Basic	1,497,102	369,994	1,243,130	308,458

Diluted	1,497,102	369,994	1,243,130	308,458

See notes to consolidated financial statements

2

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

For the six months ended June 30, 2007

(Unaudited)

	Common Shares		Treasury Shares		Additional Paid-in Capital	Accumulated Deficit and Dividends	Total Shareholders’ Equity
	Common Shares	Amount	Number of Shares	Cost
BALANCE, December 31, 2006	830,545	$8,305	—	$—	$7,247,818	$(1,044,826)	$6,211,297
Issuance of common shares	1,016,592	10,166	—	—	10,141,928	—	10,152,094
Treasury shares purchased	—	—	2,537	(23,593)	—	—	(23,593)
Selling commissions and dealer manager fees	—	—	—	—	(937,481)	—	(937,481)
Offering costs	—	—	—	—	(306,603)	—	(306,603)
Share-based compensation expense	—	—	—	—	19,835	—	19,835
Dividends declared	—	—	—	—	—	(424,173)	(424,173)
Net loss	—	—	—	—	—	(733,811)	(733,811)

BALANCE, June 30, 2007	1,847,137	$18,471	2,537	$(23,593)	$16,165,497	$(2,202,810)	$13,957,565

See notes to consolidated financial statements

3

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(733,811)	$(110,264)
Adjustments to reconcile net loss to net cash used in operating activities
Equity in earnings from real estate joint venture	(42,219)	(41,302)
Distributions from real estate joint venture	42,219	41,302
Depreciation and amortization expense	848,800	77,876
Amortization of deferred financing costs	47,716	1,365
Amortization of deferred compensation	19,835	15,875
Minority interest	(135,688)	(169)
Changes in operating assets and liabilities:
Increase in restricted cash	(38,001)	(135,750)
Increase in prepaid insurance and other assets	(68,478)	(158,447)
Decrease in due to affiliates	(61,265)	(39,353)
Increase (decrease) in accrued expenses and other liabilities	(198,739)	228,803

Net cash used in operating activities	(319,631)	(120,064)

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for real estate and improvements	(76,339)	(21,103,641)
(Decrease) increase in due to affiliates	(578,498)	263,464
Investment in real estate joint venture	—	(40,794)
Distributions from real estate joint venture in excess of equity in earnings	35,481	6,229

Net cash used in investing activities	(619,356)	(20,874,742)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from mortgage payable	—	16,350,000
Borrowings from note payable to affiliate	—	3,100,000
Payments on notes payable to affiliate	(3,800,000)	—
Deferred loan costs	—	(163,500)
Proceeds from issuance of common shares	10,152,094	2,257,974
Treasury shares purchased	(23,593)	—
Increase in unaccepted subscriptions for common stock	400,453	497,000
Increase in unaccepted subscriptions for common stock in restricted cash	(400,453)	(497,000)
Selling commissions and dealer manager fees	(937,481)	(213,716)
Offering costs	(306,603)	(67,739)
Increase in due from affiliates	(298,760)	—
Decrease in due to affiliates	—	(47,806)
Dividends paid	(328,094)	(80,983)
Distributions to minority interest	(7,988)	(3,945)

Net cash provided by financing activities	4,449,575	21,130,285

Net increase in cash and cash equivalents	3,510,588	135,479
Cash and cash equivalents—beginning of period	976,231	71,131

Cash and cash equivalents—end of period	$4,486,819	$206,610

Supplemental disclosure of non-cash investing and financing activities
Dividends payable	$178,835	$42,381
Issuance of common stock for compensation plan	$—	$120,000
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$1,093,521	$69,957

See notes to consolidated financial statements

4

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2007 and 2006 (unaudited)

1. Organization

Paladin Realty Income Properties, Inc., a Maryland corporation (“Paladin REIT”), was formed on October 31, 2003 and intends to provide investors the potential for income through investment in a diversified portfolio of real estate properties, focusing primarily on investments that produce current income. Paladin REIT owns interests in three income-producing properties as of June 30, 2007, consisting of 801 Fiber Optic Drive, a 56,336 square foot distribution facility built in 2001 that is 100% leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation; Champion Farms Apartments, a 264-unit luxury multifamily rental community built in 2000; and Fieldstone Apartments, a 264 unit multifamily community property built in 2001. Paladin REIT intends to invest in a variety of real estate product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. Paladin REIT may also make real estate related investments, which include first mortgages or second mortgages, mezzanine loans or preferred equity investments relating to the same types of properties that Paladin REIT may acquire directly. Paladin REIT intends to qualify as a REIT and to elect to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2007. Subject to certain restrictions and limitations, the business of Paladin REIT is managed by Paladin Realty Advisors, LLC (“Paladin Advisors”), an affiliate of Paladin REIT, pursuant to an advisory agreement dated February 28, 2005, as amended February 28, 2007 (the “Advisory Agreement”). Paladin Advisors supervises and manages the day-to-day operations of Paladin REIT and selects the real estate and real estate related investments it acquires, subject to oversight by the board of directors. Paladin Advisors also provides marketing, sales and client services on behalf of Paladin REIT.

On February 23, 2005, Paladin REIT’s initial public offering (the “Offering”) was declared effective and Paladin REIT commenced its offering efforts. As of June 30, 2007 Paladin REIT had received proceeds of $18,289,427 for 1,834,637 shares.

Paladin REIT owns its assets and conducts its operations through Paladin Realty Income Properties, L.P., its operating partnership (“Paladin OP”). As of June 30, 2007 and December 31, 2006, Paladin Advisors holds a 1.1% and 2.4% limited partnership interest, respectively, and Paladin REIT holds a 98.9% and 97.6% general partnership interest, respectively, in Paladin OP. Management expects Paladin REIT’s ownership percentage in Paladin OP to continue to increase as Paladin REIT invests net proceeds from the Offering in Paladin OP. Paladin REIT had no operations prior to November 2, 2005.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of Paladin REIT and its wholly-owned and controlled entities (collectively, the “Company”). In accordance with the Financial Accounting Standards Board (“FASB”) Interpretation No. 46(R), Consolidation of Variable Interest Entities (“FIN 46R”), the Company also consolidates any variable interest entities (VIEs) of which it is the primary beneficiary as defined. When the Company does not have a controlling interest in an entity but exerts a significant influence over the entity, the Company applies the equity method of accounting. All intercompany balances and transactions have been eliminated in consolidation.

Real Estate and Depreciation

Real estate is stated at cost, less accumulated depreciation. The Company allocates the cost of newly acquired properties between net tangible and identifiable intangible assets. The primary intangible asset associated with an apartment property acquisition is the value of the existing lease agreements. When allocating

5

cost to an acquired property, the Company allocates costs to the estimated value of the land, building and fixtures assuming the property is vacant and to the estimated intangible value of the existing lease agreements. The Company estimates the intangible value of the lease agreements by determining the lost revenue associated with a hypothetical lease-up. The Company depreciates the building and fixtures based on the expected useful life of the asset, which is 45 years for the building and improvements and a range of 5 to 7 years for furniture, fixtures and equipment. The intangible value of the lease agreements is amortized over the average remaining life of the existing leases, which ranges from three to 24 months. This amortization is included in depreciation and amortization expense on the accompanying consolidated statements of operations. Expenditures for repairs and maintenance are expensed as incurred.

The Company reviews long-lived assets and related identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. When such events or changes in circumstances occur, recoverability of the asset to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows, undiscounted and without interest, expected to be generated by the asset. If the sum of the expected future cash flows (undiscounted and without interest) is less than the Company’s carrying amount for the asset, an impairment loss is recognized based upon the asset’s fair value.

Investments

The Company evaluates its investments in accordance with Financial Accounting Standards Board, Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” which is referred to as FIN 46R. If the Company determines that the joint venture is a “variable interest entity” (“VIE”) and that the Company is the “primary beneficiary” as defined in FIN 46R, it will account for such investment as if it were a consolidated subsidiary. For a joint venture investment which is not a VIE or in which the Company is not the primary beneficiary, the Company considers other relevant accounting literature including Accounting Principles Board Opinion 18— “The Equity Method of Accounting for Investments in Common Stock,” Statement of Position (“SOP”) 78-9— “Accounting for Investments in Real Estate Ventures,” and Emerging Issues Task Force Issue (“EITF”) 04-5 to determine the method of accounting for each of the partially-owned entities. In accordance with the above pronouncements, the Company determines whether it should consolidate the entity or account for it on the equity method or cost method. Factors considered in determining whether or not the Company exercises control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representatives and authority and other contractual rights of the Company’s partners. To the extent that the Company is deemed to control these entities, these entities will be consolidated.

As of June 30, 2007, Paladin OP holds a 70% ownership interest in Springhurst Housing Partners, LLC (“Springhurst”), a 65% ownership interest in Glenwood Housing Partners I, LLC (“Glenwood”) and a 74% ownership interest in PRIP 801, LLC as described in Note 3. Paladin REIT has determined that Paladin OP and its investees are not VIEs. Paladin REIT consolidates Paladin OP, Springhurst and Glenwood, as it is the majority owner and exercises control over all significant decisions. Paladin REIT accounts for its investment in PRIP 801, LLC under the equity method of accounting, as the other member has substantive participating rights as defined in EITF 04-5 and SOP 78-9. This investment is recorded initially at cost, and subsequently adjusted for equity in earnings or losses and cash contributions and distributions.

On a periodic basis the Company will evaluate whether there are any indicators that the value of its investments in partially-owned entities are impaired. An investment is impaired if the Company’s estimate of the value of the investment is less than the carrying amount. The ultimate realization of the Company’s investment in partially-owned entities is dependent on a number of factors including the performance of that entity and market conditions. If the Company determines that a decline in the value of a partially-owned entity is other than temporary, then the Company would record an impairment charge.

6

Deferred Loan Costs

Loan costs are capitalized and amortized on a straight-line basis over the life of the related loan, which approximates the effective interest method. The amortization is recorded as a component of interest expense.

Revenue Recognition

The Company primarily leases residential apartments to tenants under non-cancellable operating leases with terms ranging from three to 24 months. Rental income related to leases is recognized in the period earned over the lease term in accordance with Statement of Financial Accounting Standards No. 13, “Accounting for Leases”.

Other income consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

Use of Estimates

The presentation of the consolidated financial statements requires management to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of the property, plant and equipment, valuation allowances for receivables, and deferred income tax assets. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents represent highly liquid investments with maturities at the date of purchase of three months or less.

Restricted Cash

Restricted cash includes subscription proceeds that are held in escrow until investors are admitted as stockholders. Upon acceptance of stockholders, shares of stock are issued, and we receive the subscription proceeds. Restricted cash included $422,453 and $22,000 as of June 30, 2007 and December 31, 2006, respectively, for proceeds that were held in escrow. At June 30, 2007 and December 31, 2006, restricted cash also included $327,798 and $289,797 held in restricted accounts for tenant improvements, repairs, property taxes and insurance as required by lenders.

Income Taxes

For the year ending December 31, 2007, the Company intends to make an election to be taxed for such year as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. The Company believes that it will be organized and operate in such a manner as to qualify for treatment as a REIT and intends to operate in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes.

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109.” FIN 48 increases the relevancy and comparability of

7

financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. This Interpretation only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. The Company adopted FIN 48 as required effective January 1, 2007. The adoption of FIN 48 did not have any impact on its consolidated financial position, results of operations or cash flows.

Prior to the election to be taxed as a REIT, the Company incurred net operating losses for federal income tax purposes. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates for which the temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities are recognized in earnings in the period enacted. As of June 30, 2007, the Company has recorded a deferred tax asset which was fully offset by a valuation allowance. All of the Company’s tax years are subject to examination by tax jurisdictions.

Organization and Offering Costs

Organization costs are expensed as incurred and offering costs are charged to stockholders’ equity. These costs are subject to a 3% limitation of the gross proceeds from the Offering pursuant to the Company’s Advisory Agreement with Paladin Realty Advisors, LLC, as described in note 6.

Expense Reimbursement

Pursuant to the Advisory Agreement, Paladin Advisors is entitled to reimbursement of actual expenses incurred for administrative and other services provided to Paladin REIT by Paladin Advisors and its affiliates, including reimbursement of personnel costs and overhead for which they do not otherwise receive a fee. Paladin REIT will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceed the greater of (1) 2% of the average invested assets of Paladin REIT or (2) 25% of the net income of Paladin REIT (the “2%/25% Rule), and Paladin Advisors must reimburse Paladin REIT quarterly for any amounts by which the operating expenses of Paladin REIT exceeds the 2%/25% Rule in the previous four consecutive fiscal quarters (the “Expense Period”).

The average invested assets of Paladin REIT for any period are equal to the average book value of Paladin REIT’s assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. The net income of Paladin REIT for any period is equal to Paladin REIT’s total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by Paladin REIT under general accepted accounting principles (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin OP.

Paladin Advisors must reimburse the excess expenses to Paladin REIT within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any Expense Period for which total operating expenses exceed the 2%/25% Rule, Paladin REIT will send its stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliate, as applicable may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.

8

Per Share Data

The Company presents both basic and diluted loss per share, or EPS. Basic EPS excludes potentially dilutive securities and is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Dilutive EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised, where such exercise would result in a lower EPS amount. The diluted EPS would include weighted average unvested restricted shares issued to independent directors totaling 8,000 and 12,000 shares for the three and six months ended June 30, 2007 and 2006, respectively, but are excluded from the calculation for June 30, 2007 and 2006 as their effect would be antidilutive.

Unaccepted Subscriptions for Common Shares

Unaccepted subscriptions for common shares includes proceeds related to subscriptions which were held in escrow but had not been accepted by the Company as of June 30, 2007 and December 31, 2006.

Fair Value of Financial Instruments

The fair values of the Company’s cash and cash equivalents, restricted cash, other assets, dividends payable and other liabilities approximate the carrying values due to the short-term nature of these financial instruments. The fair value of the mortgage and note payable to affiliates approximates the carrying value.

Stock-based Compensation

Under the terms of the Independent Director Incentive Stock Plan, the Company granted 3,000 shares at fair value of $10 of restricted common stock to each of the four independent directors on March 21, 2006. One-third of the restricted common stock will vest on each of the first three anniversaries of December 2, 2005, the date the Company reached its minimum offering. There are 60,000 shares in total authorized under the Independent Director Incentive Stock Plan, which expires on February 28, 2015.

On March 21, 2006, the Company started recording compensation expense for restricted common stock as required by Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment, revised 2004” (“SFAS No. 123(R)”). Compensation expense for common stock unvested at March 21, 2006 is based on the grant date fair value of the common shares calculated under SFAS No. 123(R) and will be recognized using the straightline attribution method, assuming no forfeitures. Compensation expense is only recorded for common shares expected to be vested. The Company recognizes the expense related to these shares over the vesting period. For the three and six months ended June 30, 2007, the Company recorded $9,973 and $19,835, respectively, and for the three and six months ended June 30, 2006, the Company recorded $14,163 and $15,875, respectively, of related compensation expense which amounts are included in general and administrative expenses in the accompanying consolidated statements of operations. Total unamortized compensation costs on nonvested shares on June 30, 2007 is $56,987, and the remaining weighted average period over which it is expected to be recognized is one and one-half years.

As of June 30, 2007, 4,000 shares have vested. There are 8,000 shares unvested and there have been no forfeitures as of June 30, 2007.

Reportable Segments

FASB Statement of Financial Accounting Standards No. 131, “Disclosures About Segments of Enterprise and Related Information,” establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. Management has determined that the Company has one reportable segment, which is owning interests in real estate investments.

9

Environmental Matters

Under various federal, state and local environmental laws, statutes, ordinances, rules and regulations, an owner of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, in or under such property as well as certain other potential costs relating to hazardous or toxic substances. These liabilities may include government fines and penalties and damages for injuries to persons and adjacent property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of or disposal of such substances. As of June 30, 2007, the Company is not aware of any environmental matter that could have a material impact on the consolidated financial statements.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value, and expands the related disclosure requirements. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. The Company does not expect the adoption of SFAS 157 to have a material impact on its consolidated financial position, results of operations or cash flows.

In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115”. The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. The Company does not expect the adoption of SFAS 159 to have a material impact on its consolidated financial position, results of operations or cash flows.

3. Investments

Investments in Real Estate

Paladin OP holds a 70% ownership interest in Springhurst, which owns Champion Farms Apartments. Champion Farms Apartments is a 264-unit luxury multifamily rental community built in 2000. Paladin OP also holds a 65% ownership interest in Glenwood, which owns Fieldstone Apartments. Fieldstone Apartments is a 264-unit luxury multifamily rental community built in 2001. The Company consolidates Springhurst and Glenwood.

Investment in Unconsolidated Joint Venture

Paladin OP also has a 74% interest in PRIP 801, LLC, a joint venture between Paladin OP and 801 FO, LLC, which owns 801 Fiber Optic Drive. Paladin OP accounts for its investment in PRIP 801, LLC under the equity method of accounting.

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Condensed financial information of PRIP 801, LLC is summarized as follows:

Condensed Balance Sheets

(unaudited)

	June 30, 2007	December 31, 2006
ASSETS
Investment in real estate, net	$3,975,240	$4,015,668
Other assets, net	153,410	159,282

Total Assets	$4,128,650	$4,174,950

LIABILITIES AND MEMBERS’ EQUITY
Mortgage loan payable	$1,950,000	$1,950,000
Other liabilities	28,180	28,348
Members’ equity	2,150,470	2,196,602

Total Liabilities and Members’ Equity	$4,128,650	$4,174,950

Company’s share of Members’ Equity*	$1,591,434	$1,625,571

Condensed Statements of Operations

(unaudited)

	Three months ended June 30		Six months ended June 30
	2007	2006	2007	2006
Revenues and interest income	$84,692	$84,822	$169,339	$169,693
Expenses	(55,425)	(55,493)	(110,471)	(112,063)

Net income	$29,267	$29,329	$58,868	$57,630

Company’s share of net income*	$21,658	$21,703	$43,563	$42,646

*	The difference in the Company’s share of Members’ Equity and the Company’s share of net income compared to the balance sheets and statements of operations is attributed to the depreciation expense of the acquisition costs incurred by the Company.

The mortgage loan requires payments of interest only at a fixed interest rate of 5.498% through November 1, 2010, the anticipated repayment date. If the mortgage loan is not repaid or refinanced as of the anticipated repayment date, interest will accrue at a rate per annum equal to the greater of (a) 8.498% and (b) the treasury rate plus three percentage points. Pursuant to the terms of a cash management agreement, the borrower is required to post a $550,000 letter of credit by December 1, 2007, or the lender will sweep and retain all cash flow from the Property. If the borrower does not pay off the loan on November 1, 2010, the lender can apply the letter of credit (or retained cash flow) and will continue to sweep all cash flow to repay the loan. In the event of a default under the loan documents, the cash management agreement further provides that the lender may sweep cash from all accounts maintained by the borrower with the lender (including rent accounts from the property). The estimated principal balance to be due at the anticipated repayment date is $1,950,000.

In general, the mortgage loan may not be prepaid until January 31, 2008. In general, no sale, encumbrance or other transfer of an interest in the property is permitted without the lender’s prior written consent. Alex Gilbert, the managing member of 801 FO, LLC has guaranteed the non-recourse standard loan carve outs, and in exchange for his guarantee, Paladin Realty has agreed to fully indemnify Mr. Gilbert against any defaults caused by the borrower through standard default provisions such as bankruptcy, fraud, misapplication of proceeds and

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certain environmental violations. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property. In addition PRIP 801, LLC has entered into an environmental and hazardous substance indemnification agreement.

The agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer its interest in the property among others. The loan agreements also contain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of a default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

4. Mortgages and Notes Payable

Mortgages Payable

In connection with the acquisition of Springhurst, a mortgage loan in an amount of $16,350,000 on the property was put in place. The mortgage loan requires payments of interest only at a fixed interest rate of 6.14% through July 1, 2016, the maturity date, at which time the principal and any unpaid interest shall become due and payable. In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property.

In connection with the acquisition of Glenwood, the Company assumed the mortgage loan in the amount of $16,500,000. The mortgage loan requires interest only payments at a rate of 6.05%, until July 1, 2011, after which principal and interest are payable monthly on a 30-year amortization schedule until the loan’s maturity on July 1, 2014, at which time all remaining principal and interest shall become due and payable. Approximately $15,900,000 will be due at maturity. In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property.

Both loan agreements for Springhurst and Glenwood contain various covenants, which among other things, limit the ability of the borrower to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer their interest in the property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

Notes Payable to Affiliate

The acquisition of the property interest in Champion Farms was partially funded through a note by and between Paladin Realty and Paladin REIT in the amount of $3,100,000. As of June 30, 2007, this note has been repaid in full.

The acquisition of the interest in Fieldstone Apartments was partially funded through two notes by and between Paladin Realty and Paladin REIT in the amounts of $1,100,000 and $2,000,000 respectively. As of June 30, 2007, both notes have been repaid in full.

5. Shareholders’ Equity

Preferred Shares

Paladin REIT’s board of directors, through Paladin REIT’s articles of incorporation, has the authority to authorize the issuance of 100,000,000 preferred shares in one or more classes or series. The rights and terms of

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such preferred shares will be determined by the board of directors. However, the voting rights of the preferred shares sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of common shares as the consideration paid for each such preferred share bears to the book value of each outstanding common share. As of June 30, 2007 and December 31, 2006, Paladin REIT had not issued any preferred shares.

Redemptions

As of June 30, 2007, three shareholders have redeemed 2,537 shares for $23,593 pursuant to the Company’s redemption program. These shares remain outstanding and will be held as treasury shares.

Dividends

The board of directors has declared dividends for the periods listed below to stockholders of record as the close of business each day during the applicable period and paid on the dates listed below. Dividends to shareholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Dividends that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a dividend and reduce the shareholders’ basis in the common shares. Each of the dividends described below have been a return of capital.

Period	Annualized Rate Declared (1)	Date Paid/To be Paid
February 1, 2006 to February 28, 2006	6.0%	March 15, 2006
March 31, 2006 to March 31, 2006	6.0%	April 17, 2006
April 1, 2006 to April 30, 2006	6.0%	May 15, 2006
May 1, 2006 to May 31, 2006	6.0%	June 15, 2006
June 1, 2006 to June 30, 2006	6.0%	July 17, 2006
July 1, 2006 to July 31, 2006	6.0%	August 15, 2006
August 1, 2006 to August 31, 2006	6.0%	September 15, 2006
September 1, 2006 to September 30, 2006	6.0%	October 16, 2006
October 1, 2006 to October 31, 2006	6.0%	November 15, 2006
November 1, 2006 to November 30, 2006	6.0%	December 15, 2006
December 1, 2006 to December 31, 2006	6.0%	January 15, 2007
January 1, 2007 to January 31, 2007	6.0%	February 15, 2007
February 1, 2007 to February 28, 2007	6.0%	March 15, 2007
March 1, 2007 to March 31, 2007	6.0%	April 16, 2007
April 1, 2007 to April 30, 2007	6.0%	May 15, 2007
May 1, 2007 to May 31, 2007	6.0%	June 15, 2007
June 1, 2007 to June 30, 2007	6.0%	July 16, 2007
July 1, 2007 to July 31, 2007	6.0%	August 15, 2007

(1)	Dividends were declared in the amount of $0.0016438 per share per day, representing an annualized rate of return of 6.0% on an investment of $10.00 per share if paid each day over a 365-day period.

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6. Related Party Transactions

The Advisory Agreement entitles Paladin Advisors to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate and real estate related investments, among other services, as well as reimbursement for organization and offering costs incurred by Paladin Advisors on behalf of the Company and certain costs incurred by Paladin Advisors and its affiliates in providing services to the Company.

Amounts due (from) to Affiliates

(unaudited)

	June 30, 2007	December 31, 2006
General and administrative expenses due to affiliates (1)	$64,739	$126,004
Organization and offering costs due (from) to affiliates (2)	(149,507)	149,120
Acquisition fees due to affiliates (3)	—	578,498

Total due (from) to affiliates	$(84,768)	$853,622
Deferred general and administrative expenses due to affiliates (4)	$1,361,054	$1,292,517
Deferred organization and offering costs due to affiliates (4)	$4,197,891	$4,018,284

(1)	During the six months ended June 30, 2007, the Company paid $434,503 of general and administrative expenses. Due to the application of the 2%/25% Rule (as discussed in Note 2), the Company was able to recognize a total of $434,713 of general and administrative expenses in its consolidated statement of operations with the additional amount of $210 recorded as due to affiliate. During the three months ended June 30, 2007, the Company paid $266,337 of general and administrative expenses. Due to the application of the 2%/25% Rule, the Company was only able to recognize $257,537 of general and administrative expenses in its consolidated statement of operations with the additional amount of $8,800 recorded as due from affiliate. During the six months ended June 30, 2007, the Company paid Paladin Advisors $93,029 for asset management fees accrued through March 31, 2007 for 801 Fiber Optic Drive, Champion Farms Apartments and Fieldstone Apartments. Of the $93,029 of asset management fees, $61,475 was accrued as of December 31, 2006 and was included in the $126,004 of due to affiliate. Paladin Advisors has elected to defer (without interest) the net balance of $64,739 in general and administrative expenses due to affiliate.
(2)	Organization and offering costs of the Company are paid by Paladin Advisors or its affiliates, including Paladin Realty, on behalf of the Company and directly by the Company. Organization and offering costs consist of actual legal, accounting, printing and other offering expenses, including amounts to reimburse Paladin Advisors, its affiliates or its dealer manager, for all marketing related costs and expenses, including, but not limited to, expenses relating to registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the Offering, and payment or reimbursement of bona fide due diligence expenses of the dealer manager and broker-dealers participating in the Offering. Pursuant to the Advisory Agreement, the Company is obligated to reimburse Paladin Advisors or its affiliates for amounts advanced for organization and offering costs, provided that Paladin Advisors and its affiliates are responsible for the payment of organization and offering costs to the extent they exceed 3.0% of gross proceeds from the Offering and will be required to return to the Company any amount the Company reimburses them in excess of 3.0% of the gross proceeds from the Offering. Following receipt of the minimum offering on December 2, 2005, such costs only become a liability of the Company to the extent they do not exceed 3.0% of the gross proceeds of the Offering. During the six months ended June 30, 2007, the Company paid $605,363 of offering costs. Due to the application of the 3% limitation, the Company was only able to recognize $306,603 as a charge to stockholders’ equity with the additional amount of $298,760 recorded as due from affiliate. Paladin Advisors is required to reimburse the Company the balance of $149,507 within 60 days after the end of the Offering.
(3)	Paladin Advisors was entitled to acquisition and advisory fees related to 801 Fiber Optic Drive, Champion Farms Apartments and Fieldstone Apartments. As of June 30, 2007, all acquisition fees have been paid to Paladin Advisors.
(4)	Not reflected in the consolidated financial statements at June 30, 2007 and December 31, 2006.

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7. Subsequent Events

Sale of Common Shares

From July 1, 2007 to July 31, 2007, the Company has raised $2,095,631 in offering proceeds through the sale of 211,458 common shares in the offering.

Pinehurst Apartment Homes

On July 2, 2007 the Company signed a purchase and sale agreement to acquire the Pinehurst Apartment Homes located at 500 NW 63rd Street, Kansas City, Missouri (“Pinehurst”) through KC Pinehurst Associates, LLC (“KC Pinehurst”), a single-purpose Delaware limited liability company formed for the purpose of the acquisition. The Company will own a 97.5% interest in KC Pinehurst, and affiliates of JTL Properties, a Kansas City-based real estate investment and management company, will own the remaining 2.5% interest.

The contract purchase price for Pinehurst is $7,125,000 exclusive of transaction costs and financing fees. In connection with the closing, KC Pinehurst will assume the existing mortgage loan on the property in the amount of approximately $4,800,000. The mortgage loan has a fixed rate of 5.58% with a 30-year amortization schedule. The maturity date for the first mortgage loan is January 1, 2016. KC Pinehurst’s obligation to consummate the transaction under the purchase and sale agreement is subject to the completion of standard due diligence inspections and conditioned upon receipt of approval from the holder of the mortgage loan regarding such assumption.

Management anticipates that the acquisition of Pinehurst by KC Pinehurst will be consummated in the third quarter of 2007. Although management believes that the acquisition of Pinehurst by KC Pinehurst is probable, the closing of such acquisition is subject to a number of conditions, and there can be no guarantee that such acquisition will be consummated.

Pheasant Run Apartments

On August 2, 2007 the Company signed a purchase and sale agreement to acquire Pheasant Run Apartments located at 1102 NE Independence Avenue, Lee’s Summit, Missouri (“Pheasant Run”) through KC Pheasant Associates, LLC (“KC Pheasant”), a single-purpose Delaware limited liability company formed for the purpose of the acquisition. The Company will own a 97.5% interest in KC Pheasant, and affiliates of JTL Properties, a Kansas City-based real estate investment and management company, will own the remaining 2.5% interest.

The contract purchase price for Pheasant Run is $8,250,000 exclusive of transaction costs and financing fees. In connection with the closing, KC Pheasant will either (1) assume the existing mortgage loan on the property in the amount of approximately $6,265,000 (which has a fixed rate of 5.44% with a 10-year term, maturing on October 1, 2013) or (2) refinance the existing loan with a 10-year interest only loan expected to have an aggregate principal amount of approximately $6,250,000. KC Pheasant’s obligation to consummate the transaction under the purchase and sale agreement is subject to the completion of standard due diligence inspections and conditioned upon receipt of approval from the holder of the mortgage loan regarding such assumption.

Management anticipates that the acquisition of Pheasant Run by KC Pheasant will be consummated in the third quarter of 2007. Although management believes that the acquisition of Pheasant Run by KC Pheasant is probable, the closing of such acquisition is subject to a number of conditions, and there can be no guarantee that such acquisition will be consummated.

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ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion and analysis should be read in conjunction with the accompanying consolidated financial statements of Paladin Realty Income Properties, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to Paladin Realty Income Properties Inc., a Maryland corporation, and its consolidated subsidiaries.

Forward-Looking Statements

Certain information included in this Quarterly Report on Form 10-Q contains, and other materials filed or to be filed by us with the Securities and Exchange Commission, or the “SEC”, contain or will contain, forward-looking statements. All statements, other than statements of historical facts, including, among others, statements regarding our possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Paladin Realty Income Properties, Inc., which we refer to as “Paladin REIT” or the “Company”, and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. You should not place undue reliance on these forward-looking statements. Statements regarding the following subjects are forward-looking by their nature:

•	our business strategy;

•	our projected operating results;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition;

•	market trends;

•	projected capital expenditures; and

•	use of the proceeds of our Offering.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock, along with the following factors that could cause actual results to vary from our forward-looking statements:

•	the factors referenced in Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2006;

•	changes in our business strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates or the general economy; and

•	the degree and nature of our competition.

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We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law.

Overview

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is intended to help the reader understand our operations and our present business environment. MD&A is provided as a supplement to—and should be read in conjunction with—our consolidated financial statements and the accompanying notes thereto contained in Item 1 of this report. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and timing of events could differ materially from those anticipated in these forward-looking statements, as a result of a number of factors, including those factors set forth in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and other factors presented throughout this report.

We are a Maryland corporation formed on October 31, 2003 that intends to invest in a diversified portfolio of real estate properties, focusing primarily on properties that produce current income. We own interests in three income-producing properties as of June 30, 2007, including 801 Fiber Optic Drive, a 56,336 square foot distribution facility built in 2001 that is leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation; Champion Farms Apartments, a 264 unit luxury multifamily rental community built in 2000; and Fieldstone Apartments, a 264 unit multifamily community property built in 2001.

On July 2, 2007, we entered into a purchase and sale agreement with respect to a probable investment in Pinehurst Apartments, a 146 unit recently renovated apartment community with an aggregate of 119,150 square feet of rentable area. We will invest through KC Pinehurst, a single-purpose Delaware limited liability company formed for the purpose of this acquisition, in which we will own a 97.5% interest. JTL Properties, a Kansas City-based real estate investment and management company, will own the remaining 2.5% interest in KC Pinehurst. The contract purchase price for Pinehurst is $7,125,000 exclusive of transaction costs and financing fees. The operating agreement will provide that the our investment will receive a priority preferred return of 9.0% on our invested equity.

In connection with the closing, KC Pinehurst will assume the existing mortgage loan on the property in the amount of approximately $4,800,000. The mortgage loan has a fixed rate of 5.58% with a 30-year amortization schedule. The maturity date for the first mortgage loan is January 1, 2016. KC Pinehurst’s obligation to consummate the transaction under the purchase and sale agreement is subject to the completion of standard due diligence inspections and conditioned upon receipt of approval from the holder of the mortgage loan regarding such assumption.

Pinehurst was approximately 92% occupied as of July 2, 2007. We believe that the property is suitable and adequate for its intended purpose and is adequately covered by insurance.

Our board of directors has approved the formation of KC Pinehurst, the joint venture with JTL Properties, and KC Pinehurst’s acquisition of Pinehurst. We anticipate that the acquisition of Pinehurst by KC Pinehurst will be consummated in the third quarter of 2007. Although we believe that the acquisition of Pinehurst by KC Pinehurst is probable, the closing of such acquisition is subject to a number of conditions, and there can be no guarantee that such acquisition will be consummated.

On August 2, 2007, we entered into a purchase and sale agreement with respect to a probable investment in Pheasant Run Apartments, a 160 unit recently renovated apartment community with an aggregate of 112,000

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square feet of rentable area. We will invest through KC Pheasant, a single-purpose Delaware limited liability company formed for the purpose of the acquisition, in which we will own a 97.5% interest. JTL Properties, a Kansas City-based real estate investment and management company, will own the remaining 2.5% interest in KC Pheasant. The contract purchase price for Pheasant Run is $8,250,000 exclusive of transaction costs and financing fees. The operating agreement will provide that our investment will receive a priority preferred return of 9.0% on our invested equity.

In connection with the closing, KC Pheasant will either (1) assume the existing mortgage loan on the property in the amount of approximately $6,265,000 (which has a fixed rate of 5.44% with a 10-year term, maturing on October 1, 2013) or (2) refinance the existing loan with a 10-year interest only loan expected to have an aggregate principal amount of approximately $6,250,000. KC Pheasant’s obligation to consummate the transaction under the purchase and sale agreement is subject to the completion of standard due diligence inspections and conditioned upon receipt of approval from the holder of the mortgage loan regarding such assumption.

Pheasant Run was approximately 91% occupied as of August 1, 2007. We believe that the property is suitable and adequate for its intended purpose and is adequately covered by insurance.

Our board of directors has approved the formation of KC Pheasant, the joint venture with JTL Properties and KC Pheasant’s acquisition of Pheasant Run. We anticipate that the acquisition of Pheasant Run by KC Pheasant will be consummated in the third quarter of 2007. Although we believe that the acquisition of Pheasant Run by KC Pheasant is probable, the closing of such acquisition is subject to a number of conditions, and there can be no guarantee that such acquisition will be consummated.

We intend to invest in a variety of real estate product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. In addition, we may make or acquire mortgage loans secured by, or preferred equity investments in entities that own, the same types of properties that we may acquire directly, which we refer to collectively as real estate related investments. We intend to qualify as a real estate investment trust, or REIT, and to elect to be taxed as a REIT beginning with the taxable year ending December 31, 2007. We own our assets and conduct our operations through Paladin Realty Income Properties, L.P., our operating partnership, which we refer to as “Paladin OP.”

On February 23, 2005, we commenced our initial public offering of 35,000,000 common shares of the Company, par value $0.01 per share to the public on a best efforts basis at a price of $10.00 per share. We also registered up to 3,500,000 common shares to be issued during the offering pursuant to our dividend reinvestment plan at a price of $10.00 per share. On December 2, 2005, we reached our minimum offering by receiving $1,246,670 in subscriptions, excluding subscriptions received from Pennsylvania investors. As of June 30, 2007, we had sold 1,834,637 shares of our common stock in the offering for aggregate gross proceeds of $18,289,427.

Critical Accounting Policies

We believe our most critical accounting policies are the accounting for lease revenues (including straight-line rent), the regular evaluation of whether the value of a real estate asset has been impaired, real estate purchase price allocations and accounting for joint ventures. Each of these items involves estimates that require management to make judgments that are subjective in nature. We rely on our experience, we collect historical data and current market data, and we analyze these assumptions in order to arrive at what we believe to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

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Real Estate and Depreciation

Real estate is stated at cost, less accumulated depreciation. We allocate the cost of newly acquired properties between net tangible and identifiable intangible assets. The primary intangible asset associated with an apartment property acquisition is the value of the existing lease agreements. When allocating cost to an acquired property, we allocate costs to the estimated value of the land, building and fixtures assuming the property is vacant and to the estimated intangible value of the existing lease agreements. We estimate the intangible value of the lease agreements by determining the lost revenue associated with a hypothetical lease-up. We depreciate the building and fixtures based on the expected useful life of the asset, which is 45 years for the building and improvements and a range of 5 to 7 years for furniture, fixtures and equipment. The intangible value of the lease agreements is amortized over the average remaining life of the existing leases, which ranges from three to 24 months. This amortization is included in depreciation and amortization expense on the accompanying consolidated statements of operations. Expenditures for repairs and maintenance are expensed as incurred.

We review long-lived assets and related identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. When such events or changes in circumstances occur, recoverability of the asset to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows, undiscounted and without interest, expected to be generated by the asset. If the sum of the expected future cash flows (undiscounted and without interest) is less than our carrying amount for the asset, an impairment loss is recognized based upon the asset’s fair value.

Investments

We evaluate our investments in accordance with Financial Accounting Standards Board, Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” which is referred to as FIN 46R. If we determine that the joint venture is a “variable interest entity” (“VIE”) and that we are the “primary beneficiary” as defined in FIN 46R, we will account for such investment as if it were a consolidated subsidiary. For a joint venture investment which is not a VIE or in which we are not the primary beneficiary, we consider other relevant accounting literature including Accounting Principles Board Opinion 18—“The Equity Method of Accounting for Investments in Common Stock,” Statement of Position (“SOP”) 78-9—“Accounting for Investments in Real Estate Ventures,” and Emerging Issues Task Force Issue (“EITF”) 04-5 to determine the method of accounting for each of the partially-owned entities. In accordance with the above pronouncements, we determine whether we should consolidate the entity or account for it on the equity method or cost method. Factors considered in determining whether or not we exercise control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representatives and authority and other contractual rights of our partners. To the extent that we are deemed to control these entities, these entities will be consolidated.

As of June 30, 2007, we held a 98.9% ownership interest in Paladin OP and Paladin OP holds a 70% ownership interest in Springhurst Housing Partners, LLC (“Springhurst”), a 65% ownership interest in Glenwood Housing Partners I, LLC (“Glenwood”) and a 74% ownership interest in PRIP 801, LLC as described in Note 3 to the consolidated financial statements. We have determined that Paladin OP and its investees are not VIEs. We consolidate Paladin OP, Springhurst and Glenwood, as we are the majority owner and exercise control over all significant decisions. We account for our investment in PRIP 801, LLC under the equity method of accounting, as the other member has substantive participating rights as defined in EITF 04-5 and SOP 78-9. This investment is recorded initially at cost, and subsequently adjusted for equity in earnings or losses and cash contributions and distributions.

On a periodic basis we will evaluate whether there are any indicators that the value of our investments in partially-owned entities are impaired. An investment is impaired if our estimate of the value of the investment is less than the carrying amount. The ultimate realization of our investment in partially-owned entities is dependent on a number of factors including the performance of that entity and market conditions. If we determine that a decline in the value of a partially-owned entity is other than temporary, then we would record an impairment charge.

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Revenue Recognition

We primarily lease residential apartments to tenants under non-cancellable operating lease with terms ranging from three to 24 months. Rental income related to leases is recognized in the period earned over the lease term in accordance with Statement of Financial Accounting Standards No. 13, “Accounting for Leases”. Other income consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

Use of Estimates

The presentation of the consolidated financial statements requires management to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Income Taxes

For the year ending December 31, 2007, we intend to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. We believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT and intend to operate in such a manner so that we will remain qualified as a REIT for federal income tax purposes.

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109.” FIN 48 increases the relevancy and comparability of financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. This Interpretation only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. FIN 48 is required effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have any impact on our consolidated financial position, results of operations or cash flows.

Prior to the election to be taxed as a REIT, we incurred net operating losses for federal income tax purposes. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates for which the temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities are recognized in earnings in the period enacted. As of June 30, 2007, we had recorded a deferred tax asset which was fully offset by a valuation allowance. All of our tax years are subject to examination by tax jurisdictions as of the adoption date.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value, and expands the related disclosure requirements. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. We do not expect the adoption of SFAS 157 to have a material impact on our consolidated financial position, results of operations or cash flows.

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In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.” The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. We do not expect the adoption of SFAS 159 to have a material impact on its consolidated financial position, results of operations or cash flows.

Results of Operations

Three Months Ended June 30, 2007 Compared to the Three Months Ended June 30, 2006

Rental income for the quarter ended June 30, 2007 was $1,125,664 compared to rental income of $174,132 for the quarter ended June 30, 2006. We had limited rental income for the quarter ended June 30, 2006 because we acquired Champion Farms Apartments in June 2006 and Fieldstone Apartments in December 2006. We expect rental income to continue to increase in future periods, as compared to historical periods, as a result of owning our investments in real estate acquired in 2006 and future acquisitions of real estate investments.

Other income for the quarter ended June 30, 2007 was $95,963 compared to $19,271 for the quarter ended June 30, 2006. Other income consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred. The increase in other income for the quarter ended June 30, 2007 is attributable to our investments in Champion Farms and Fieldstone Apartments in the second half of 2006.

Property operating expenses for the quarter ended June 30, 2007 were $368,530 relating to expenses incurred for Champion Farms Apartments and Fieldstone Apartments compared to $54,984 for the quarter ended June 30, 2006. Property operating expenses were approximately 30% and 28% of total revenues for the quarters ended June 30, 2007 and 2006, respectively. We expect property operating expenses to continue to increase in future periods, as compared to historical periods, as a result of owning our investments in real estate acquired in 2006 for an entire year and future acquisitions of real estate investments.

General and administrative expenses were $269,312 for the quarter ended June 30, 2007 compared to $91,467 for the quarter ended June 30, 2006. The increase in general and administrative expenses related primarily to asset management fees, independent director fees, directors’ and officers’ liability insurance and amortization of restricted stock held by our independent directors.

Interest expense, including amortization of deferred financing costs, was $534,420 for the quarter ended June 30, 2007 and $103,321 for the quarter ended June 30, 2006. The increase in interest expense was primarily related to mortgage notes payable and indebtedness incurred in connection with the acquisition of Champion Farms Apartments and Fieldstone Apartments and certain financing costs that we incurred in connection with such indebtedness.

Depreciation and amortization expense was $406,816 for the quarter ended June 30, 2007 compared to $77,876 for the quarter ended June 30, 2006. The increase in depreciation and amortization expense in 2007 is a result of our 2006 acquisitions.

Equity in earnings from real estate joint venture were at $20,986 for the quarter ended June 30, 2007 and $21,031 for the quarter ended June 30, 2006.

Minority interest increased from a loss allocation of $963 for the quarter ended June 30, 2006 to a loss allocation of $56,460 for the quarter ended June 30, 2007 due to our investments in Champion Farms and Fieldstone Apartments and the investments by the other partners in these joint ventures.

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Six Months Ended June 30, 2007 Compared to the Six Months Ended June 30, 2006

Rental income for the six months ended June 30, 2007 was $2,218,204 compared to rental income of $174,132 for the six months ended June 30, 2006. We had limited rental income for the six months ended June 30, 2006 because we acquired Champion Farms Apartments in June 2006 and Fieldstone Apartments in December 2006.

Other income for the six months ended June 30, 2007 was $184,835 compared to $19,271 for the six months ended June 30, 2006. Other income consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred. The increase in other income for the six months ended June 30, 2007 is attributable to our investments in Champion Farms and Fieldstone Apartments in the second half of 2006.

Property operating expenses for the six months ended June 30, 2007 were $724,010 relating to property operating expenses incurred for Champion Farms Apartments and Fieldstone Apartments compared to $54,984 for the six months ended June 30, 2006.

General and administrative expenses were $457,849 for the six months ended June 30, 2007 compared to $102,321 for the six months ended June 30, 2006. The increase in general and administrative expenses related primarily to asset management fees, independent director fees, directors’ and officers’ liability insurance and amortization of restricted stock held by our independent directors.

Interest expense, including amortization of deferred financing costs, was $1,108,682 for the quarter ended June 30, 2007 and $103,321 for the six months ended June 30, 2006. The increase in interest expense was primarily related to mortgage notes payable and indebtedness incurred in connection with the acquisition of Champion Farms Apartments and Fieldstone Apartments and certain financing costs that we incurred in connection with such indebtedness.

Depreciation and amortization expense was $848,800 for the six months ended June 30, 2007 compared to $77,876 for the six months ended June 30, 2006. The increase in depreciation and amortization expense in 2007 is a result of our 2006 acquisitions.

Equity in earnings from real estate joint venture were at $42,219 for the six months ended June 30, 2007 and $41,302 for the six months ended June 30, 2006.

Minority interest increased from a loss allocation of $169 for the six months ended June 30, 2006 to a loss allocation of $135,688 for the six months ended June 30, 2007 due to our investments in Champion Farms and Fieldstone Apartments and the investments by the other partners in these joint ventures.

Related Party Transactions and Agreements

Organization and Offering Costs. Our organization and offering costs are paid by Paladin Advisors or its affiliates, including Paladin Realty, on behalf of us and directly by us. Organization and offering costs consist of actual legal, accounting, printing and other offering expenses, including amounts to reimburse Paladin Advisors, its affiliates or its dealer manager, for all marketing related costs and expenses, including, but not limited to, expenses relating to registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the Offering, and payment or reimbursement of bona fide due diligence expenses of the dealer manager and broker-dealers participating in the Offering. Pursuant to the Advisory Agreement, we are obligated to reimburse Paladin Advisors or its affiliates for amounts advanced for organization and offering costs, provided that Paladin Advisors and its affiliates are responsible for the payment of organization and offering costs to the extent they exceed 3.0% of gross proceeds from the Offering and will be required to return to us any amount we reimburse them in excess of 3.0% of the gross proceeds from the Offering.

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We had incurred organization and offering costs of $4,897,784 as of June 30, 2007, which includes $4,197,891 paid by Paladin Advisors as described in Note 6 of the notes to our consolidated financial statements included herewith. Such costs only become a liability to us to the extent they do not exceed 3.0% of the gross proceeds of the Offering. When recorded by us, organization costs are expensed as incurred and offering costs are charged to shareholders’ equity. For the quarter ended June 30, 2007, we recognized $186,586 of offering costs.

As of June 30, 2007, $499,589 in offering costs have been charged to shareholders’ equity and $51,134 of organization costs were expensed in 2005.

Subject to the 3% limitation, the remaining $4,347,061 in organization and offering costs, as of June 30, 2007 will be recognized in future periods as we receive additional proceeds of the Offering.

Expense Reimbursement. Pursuant to the Advisory Agreement, Paladin Advisors is entitled to reimbursement of actual expenses incurred for administrative and other services provided to us by Paladin Advisors and its affiliates for which they do not otherwise receive a fee. We will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income (the “2%/25% Rule”), and Paladin Advisors must reimburse us quarterly for any amounts by which our operating expenses exceed the 2%/25% Rule in the previous four consecutive fiscal quarters (the “Expense Period”). Our average invested assets for any period are equal to the average book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. Our net income for any period is equal to our total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by us under general accepted accounting principles (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin OP.

Paladin Advisors must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless a majority of the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any Expense Period for which total operating expenses exceed the 2%/25% Rule, we will send our stockholders written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliate, as applicable may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.

During the Expense Period ended June 30, 2007, our operating expenses including expenses incurred on behalf of us by Paladin Advisors and its affiliates exceeded the 2%/25% Rule by $552,746. Of this amount $506,902 was paid by Paladin Advisors and the board of directors (including the independent directors) have approved reimbursing Paladin Advisors for this amount in the future to the extent that reimbursement of this amount, together with all operating expenses paid or reimbursed for the then-current Expense Period, would not result in payment or reimbursement of operating expenses in excess of the 2%/25% Rule in that period. In making this determination, the board of directors (including the independent directors) noted that these were legitimate operating expenses necessary for the operation of our business, we are in our early stages of operations and have limited operations to cover our operating expenses and because such amounts will only be reimbursed in the future to the extent described above. Paladin Advisors intends to reimburse the Company for the remaining $45,844 within 60 days of June 30, 2007.

As of June 30, 2007, Paladin Advisors and its affiliates had incurred $1,361,054 in general and administrative expenses on our behalf. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer

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(without interest) receipt of all of these amounts and $1,293,180 of these expenses have been approved by the board of directors (including the independent directors) for the reasons described above. During the quarter ended June 30, 2006, we paid $266,337 in general and administrative expenses. In accordance with the Advisory Agreement, we recognize on a quarterly basis amounts not exceeding the 2%/25% Rule. Due to the application of the 2%/25% Rule, we were only able to recognize $257,537 of general and administrative expenses in our consolidated statements of operations with the additional amount of $8,800 recorded as due from affiliate.

Acquisition and Advisory Fees. Pursuant to the terms of the Advisory Agreement, we pay Paladin Advisors acquisition and advisory fees consisting of 2.75% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.5% of the funds we advance with respect to the investment. Paladin Advisors was entitled to acquisition and advisory fees of $578,498 relating to the acquisition of 801 Fiber Optic Drive, Champion Farms Apartments and Fieldstone Apartments. The acquisition and advisory fees were capitalized as part of our investment in 801 Fiber Optic Drive, Champion Farms and Fieldstone. We paid $357,456 of acquisition fees to Paladin Advisors during the quarter ended March 31, 2007 and the $221,042 balance of these fees during the quarter ended June 30, 2007.

Asset Management Fees. Pursuant to the terms of the Advisory Agreement, an annual asset management fee is payable to Paladin Advisors monthly in an amount equal to one-twelfth of 0.6% of (1) the contract purchase price of a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.2% of the funds we advance with respect to the investment. Paladin Advisors receives this fee for supervising the management, leasing, development and construction services provided for our properties by third parties and management of real estate related investments. During the six months ended June 30, 2007, the Company paid Paladin Advisors $93,029 for asset management fees accrued through March 31, 2007 for 801 Fiber Optic Drive, Champion Farms Apartments and Fieldstone Apartments. Due to the application of the 2%/25% Rule, we have not accrued for asset management fees for quarter ending June 30, 2007.

Trends or Uncertainties

Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of real estate and real estate related investments.

Liquidity and Capital Resources

During the six months ended June 30, 2007, our source of funds were:

•	net proceeds of $10,152,094 from the sale of 1,016,592 common shares in our initial public offering; and

•	net operating income of $1,481,774 from our investments in real estate.

Net operating income is defined as rental and other income less operating expenses and real estate taxes, which excludes depreciation and amortization expense, general and administrative expenses, interest income and interest expense.

We consider net operating income to be an appropriate supplemental performance measure because net operating income reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income and general and administrative expenses. Additionally, we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate investment community. However, our use of the term net operating income may not be comparable to that of other real

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estate companies as they may have different methodologies for computing this amount. We believe that the line on our consolidated statement of operations entitled “net loss” is the most directly comparable GAAP measure to net operating income. The following table is a reconciliation of net operating income to our reported net loss from continuing operations for the six months ended June 30, 2007:

Net Operating Income	$1,481,774
Equity in income of real estate joint venture	42,219
Interest income	21,839
Depreciation and amortization expense	(848,800)
Interest expense	(1,108,682)
General and administrative expenses	(457,849)
Minority Interest	135,688

Net Loss	$(733,811)

We are dependent upon the net proceeds to be received from the offering to conduct our proposed activities. The capital required to purchase real estate and real estate related investments will be obtained from the offering and from any indebtedness that we may incur in connection with the acquisition of any real estate and real estate related investments thereafter. We anticipate our sources of funds will continue to consist of the net proceeds of the offering and indebtedness. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

Net cash used in operating activities for the six months ended June 30, 2007 was $319,631 and $120,064 for the comparable period of 2006 due to our acquisition of Champion Farms Apartments in June 2006 and Fieldstone Apartments in December 2006.

Net cash used in investing activities for the six months ended June 30, 2007 was $619,356, which included $76,339 relating to improvements to our real estate investments and payment of $578,498 of acquisition fees paid to Paladin Advisors. Net cash used in investing activities for the six months ended June 30, 2006 was $20,874,742, which included $21,103,641 relating to the purchase of real estate and improvements, an increase in due to affiliates of $263,464 relating to payments of closing costs paid by such affiliates, and $40,794 in investment in real estate joint venture.

Net cash provided by financing activities was $4,449,575 for the six months ended June 30, 2007 related to $10,152,094 in proceeds from the issuance of common shares in our offering offset primarily by $3,800,000 of payments on note payable to affiliate, $937,481 of selling commissions and dealer manager fees, $306,603 of offering costs and $328,094 of dividends paid. Net cash provided by financing activities for the six months ended June 30, 2006 was $21,130,285 primarily related to $16,350,000 of borrowings from mortgage payable and $3,100,000 of borrowings from note payable, and $2,257,974 in proceeds from the issuance of common shares in our offering offset primarily by $213,716 of selling commissions and dealer manager fees, $163,500 of deferred loan costs, $67,739 of offering costs, $80,983 of dividends paid and $3,945 of distributions to minority interest.

Mortgage Notes Payable

We have mortgage loans in an aggregate amount of $16,350,000 outstanding in connection with our acquisition of Champion Farms Apartments. In addition, we assumed a mortgage loan in the amount of $16,500,000 in connection with the acquisition of an interest in Fieldstone Apartments. These mortgage notes payable are described in detail in Note 4 to our consolidated financial statements included herein.

Notes Payable to Affiliate

During the six months ended June 30, 2007, we repaid $3.8 million of our notes payable to affiliate previously incurred in connection with our acquisitions of Champion Farms Apartments and Fieldstone Apartments. There are currently no loans outstanding to affiliates.

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Leverage Policy

Our articles of incorporation do not permit borrowings that would cause our aggregate borrowings to exceed 65% of the aggregate asset value of all of our real estate and real estate related investments, unless approved by our independent directors and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Our leverage currently exceeds 65%. In accordance with our articles of incorporation, our board of directors, including our independent directors, approved our leverage increasing and exceeding 65% in connection with entering into the arrangements described above with Paladin Realty.

The board of directors determined that the excess leverage was justified for the following reasons: (1) the primary cause for the excess leverage related to short term borrowings used to make acquisitions which were guaranteed by members of our management; (2) the borrowings enabled us to purchase the assets and earn rental and interest income more quickly; and (3) the acquisitions are likely to increase the net offering proceeds from our initial public offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital. We will likely continue to exceed our charter’s leverage guidelines during the early stages of our operations.

Our articles of incorporation further provide that we may not borrow money from Paladin Advisors and its affiliates unless such loan is approved by a majority of our directors, including a majority of the independent directors as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances. Our board of directors, including our independent directors, determined that the notes are fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated third parties under the same circumstances and approved our entering into the notes.

Dividends

We paid $328,094 in dividends during the six months ended June 30, 2007. Our board of directors has declared dividends for the periods listed below to stockholders of record as the close of business each day during the applicable period and paid on the dates listed below.

Month	Annualized Rate Declared (1)	Date Paid	Total Dividends (2)
December 1, 2006 to December 31, 2006	6.0%	January 15, 2007	$40,431
January 1, 2007 to January 31, 2007	6.0%	February 15, 2007	$44,162
February 1, 2007 to February 28, 2007	6.0%	March 15, 2007	$46,267
March 1, 2007 to March 31, 2007	6.0%	April 16, 2007	$56,678
April 1, 2007 to April 30, 2007	6.0%	May 15, 2007	$63,787
May 1, 2007 to May 31, 2007	6.0%	June 15, 2007	$76,769

(1)	Dividends were declared in the amount of $0.0016438 per share per day, representing an annualized rate of return of 6.0% on an investment of $10.00 per share if paid each day over a 365-day period.
(2)	On June 20, 2007, our board of directors declared dividends for the month of July which will total approximately $107,000 when paid on August 15, 2007. On July 26, 2007 our board of directors declared dividends for the month of August 2007 which will total approximately $116,000 when paid on September 15, 2007.

Each of our three real estate investments is structured as a joint venture with an unaffiliated third-party. As required under GAAP, our financial statements present the operations of 801 Fiber Optic Drive on an unconsolidated basis, and the operations of Champion Farms Apartments and Fieldstone Apartments on a consolidated basis. Consolidation requires us to reflect 100% of the income and expenses of property operations with a partial offset to account for the minority interest held by our joint venture partner. As structured, our investment in Champion Farms represents a 70% ownership interest and our investment in Fieldstone a 65% ownership interest. However, by the terms of the joint ventures for Champion Farms and Fieldstone Apartments

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we are entitled to 100% of available cash flow from each property as a priority distribution until we receive at least an 8.25% return on our invested capital. The following chart compares cash distributions received from the Company’s investments in 801 Fiber Optic Drive, Champion Farms Apartments and Fieldstone Apartments during the first and second fiscal quarters with dividends paid during the same period:

Summary of Cash Distributions from the Company’s Investments:

	801 Fiber Optic Drive	Champion Farms Apartments	Fieldstone Apartments	Total
Quarter ended March 31, 2007:	$—	$106,732	$75,261	$181,993
Quarter ended June 30, 2007:	77,700	106,732	90,521	274,953

Year to date through June 30, 2007:	$77,700	$213,464	$165,782	$456,946

Summary of Dividends Paid:
Quarter ended March 31, 2007:				$130,860
Quarter ended June 30, 2007:				197,234

Year to date through June 30, 2007:				$328,094

As shown in the charts, cash distributions from our investments have exceeded the dividends paid in each of the first two fiscal quarters. However, for the first six months ended June 30, 2007, we have had negative cash flows from operations as our general and administrative and interest expenses have been greater than cash flow received from our investments. Specifically, net cash used in operations was $319,631 for the six months ended June 30, 2007. In order to permit us to pay dividends declared to date, Paladin Advisors has paid expenses on our behalf and Paladin Advisors has deferred the reimbursement of a portion of these expense payments and from time to time has deferred certain other fees owed to it. We are dependent on Paladin Advisors to support our financial position currently because of our small size. As we continue to grow by selling shares in our Offering and by making additional investments, we expect to be able to finance our operations without advances from and deferrals of fees otherwise payable to Paladin Advisors.

As of June 30, 2007, Paladin Advisors had paid on our behalf $4,197,891 in organization and offering costs, none of which has been repaid. In addition, as of June 30, 2007, Paladin Advisors and its affiliates had incurred on our behalf $1,361,054 in general and administrative expenses, none of which has been repaid. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) repayment of these expenses. As of June 30, 2007, we are not obligated to reimburse these expenses due to the application of the 3% limitation and the 2% / 25% Rule, respectively. We may be obligated to pay these amounts to Paladin Advisors or record them as obligations on our financial statements in future periods as we receive additional proceeds from the Offering and income from our investments. The payment of these obligations may impact our ability to pay future dividends. Paladin Advisors is not obligated to either pay expenses on our behalf or defer reimbursements of such expense payments or fees in future periods. If Paladin Advisors were to cease paying expenses on our behalf or deferring reimbursement of expenses or fees, our ability to pay dividends to our stockholders could be adversely affected, and we may be unable to pay dividends to our stockholders, or such dividends could decrease significantly. Additionally, if Paladin Advisors continues to pay expenses on our behalf and/or defer reimbursement of expense payments or fees, the ultimate repayment of these obligations could adversely impact on our ability to pay dividends in future periods as well as potentially adversely impact the value of your investment.

The amount of dividends to be distributed to our stockholders in the future will be determined by our board of directors and are dependent on a number of factors, including funds available for payment of dividends (including whether Paladin Advisors continues to pay expenses or defer and/or defer reimbursement of expense payments or fees), our financial condition, capital expenditure requirements, annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code and any limitations imposed by the terms of indebtedness we may incur and other factors.

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Off-Balance Sheet Arrangements

As of June 30, 2007 and 2006, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Other than the repayment of $3.8 million of our notes payable to affiliate, as discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 2 of Part I of this Quarterly Report on Form 10-Q, there were no material changes during the six months ended June 30, 2007 to the quantitative and qualitative disclosures about market risks provided in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

ITEM 4.	CONTROLS AND PROCEDURES.

As of the end of the period covered by this report, management, including our chief executive officer and chief financial officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures. Based upon and as of the date of the evaluation, our chief executive officer and chief financial officer concluded that the disclosure controls and procedures were effective, in all material respects, to ensure that information required to be disclosed in the reports we file and submit under the Exchange Act is recorded, processed, summarized and reported as and when required.

There have been no significant changes in our internal control over financial reporting that occurred during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting. There were no significant deficiencies or material weaknesses identified in the evaluation, and therefore, no corrective actions were taken.

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PART II—OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS.

None.

ITEM 1A.	RISK FACTORS.

There were no material changes in our Risk Factors as previously disclosed in Item 1A of our Form 10-K for the year ended December 31, 2006.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

On February 23, 2005, our initial public offering (SEC File No. 333-113863) was declared effective and we commenced our offering efforts. As of June 30, 2007, we had sold 1,834,637 shares of common stock in the offering, raising gross offering proceeds of $18,289,427. From this amount, we have incurred $1,673,883 in selling commissions and dealer manager fees to our dealer manager, $4,897,784 in organization and offering costs (of which $ 550,723 has been recorded in our financial statements), $578,498 in acquisition and advisory fees and $93,029 in asset management fees.

For information regarding how we used the net proceeds from our initial public offering (along with how we used cash from operating activities) through June 30, 2007, see our consolidated statements of cash flows included in this report and in our Annual Report on Form 10-K for the year ended December 31, 2006.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES.

None.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 19, 2007, we held our 2007 Annual Meeting of Stockholders. The following matter was submitted to a vote of stockholders: the election of directors to hold office until the 2008 annual meeting of shareholders and until their successors are elected.

The results of the voting by the stockholders for directors are presented below:

Director	Number of Votes For	Number of Votes Withheld
James R. Worms	816,890	15,040
Michael B. Lenard	822,181	9,839
John A. Gerson	816,980	15,040
Harold H. Greene	816,980	15,040
Harvey Lenkin	822,181	9,839
Michael L. Meyer	816,980	15,040
Christopher H. Volk	816,980	15,040

ITEM 5.	OTHER INFORMATION.

None.

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ITEM 6.	EXHIBITS.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q on August 15, 2005 and incorporated herein by reference)

3.2	Bylaws of the Registrant (filed as Exhibit 3.2 to Post-Effective Amendment No. 5 to the Registrant’s Form S-11 Registration Statement (File No. 333-113863), as amended to date, on April 6, 2007 (“Post-Effective Amendment No. 5”) and incorporated herein by reference)

4.1	Form of Subscription Agreement (filed as Appendix B to Post-Effective Amendment No. 5 and incorporated herein by reference)

31.1	Section 302 Certification of Principal Executive Officer

31.2	Section 302 Certification of Principal Financial Officer

32.1	Section 906 Certification of Principal Executive Officer

32.2	Section 906 Certification of Principal Financial Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: August 14, 2007	By:	/s/ JAMES R. WORMS
James R. Worms President, Chief Executive Officer and Director (Principal Executive Officer)

Date: August 14, 2007	By:	/s/ JOHN A. GERSON
John A. Gerson Executive Vice President, Chief Financial Officer and Director (Duly Authorized Officer and Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2006 and incorporated herein by reference)

3.2	Bylaws of the Registrant (filed as Exhibit 3.2 to Post-Effective Amendment No. 5 filed on April 6, 2007 and incorporated herein by reference)

4.1	Form of Subscription Agreement (filed as Appendix B to Post-Effective Amendment No. 5 filed on April 6, 2007 and incorporated herein by reference)

31.1	Section 302 Certification of Principal Executive Officer

31.2	Section 302 Certification of Principal Financial Officer

32.1	Section 906 Certification of Principal Executive Officer

32.2	Section 906 Certification of Principal Financial Officer

32

PALADIN REALTY INCOME PROPERTIES, INC.

SUPPLEMENT NO. 5 DATED NOVEMBER 20, 2007

TO THE PROSPECTUS DATED APRIL 6, 2007

This prospectus supplement No. 5 (this “Supplement”) is part of, and should be read in conjunction with, the prospectus of Paladin Realty Income Properties, Inc. dated April 6, 2007 (the “Prospectus”), Supplement No. 1 to the Prospectus dated June 5, 2007, Supplement No. 2 to the Prospectus dated July 27, 2007 Supplement No. 3 to the Prospectus dated August 27, 2007 and Supplement No. 4 to the Prospectus dated October 12, 2007. The purpose of this Supplement is to disclose:

•	the status of our initial public offering;

•	an update regarding our election to be taxed as a REIT;

•	an amendment to the “Experts” section of the Prospectus;

•	our quarterly report on Form 10-Q for the quarter ended September 30, 2007;

•	audited financial statements for Pinehurst Apartment Homes and Pheasant Run Apartments; and

•	our unaudited pro forma condensed consolidated financial statements reflecting the acquisitions of Pinehurst Apartment Homes and Pheasant Run Apartments.

STATUS OF OUR INITIAL PUBLIC OFFERING

As of November 16, 2007, we had received and accepted subscriptions in our offering for 2,467,186 shares of common stock, or approximately $24,468,585, including shares issued under our dividend reinvestment plan.

ELECTION TO BE TAXED AS A REIT

We elected to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2006, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. We believe we operate in such a manner as to qualify for treatment as a REIT for federal income tax purposes. Accordingly, we generally will not be subject to federal income tax, provided that distributions to our shareholders equal at least the amount of our REIT taxable income as defined under Sections 856 through 860 of the Code. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes on our taxable income at regular corporate income tax rates. We may also be subject to certain state or local income taxes, or franchise taxes.

EXPERTS

The “Experts” section on page 156 of the Prospectus is hereby amended by adding the following:

The statement of revenues and certain operating expenses of Pinehurst Apartment Homes for the year ended December 31, 2006 and the statement of revenues and certain operating expenses of Pheasant Run Apartments for the year ended December 31, 2006 have been included in Supplement No. 5 to the prospectus dated April 6, 2007 in reliance upon the report of Imowitz Koenig & Co., LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

QUARTERLY REPORT FOR THE QUARTER ENDED SEPTEMBER 30, 2007

On November 13, 2007, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, a copy of which is attached to this Supplement as Exhibit A (without exhibits).

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have audited the accompanying Statement of Revenues and Certain Operating Expenses of Pinehurst Apartment Homes, a property located at 500 NW 63rd Street in Kansas City, Missouri (the Property) for the year ended December 31, 2006 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Property for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Imowitz Koenig & Co., LLP

New York, New York

November 1, 2007

F-1

Pinehurst Apartment Homes

Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2006

Revenues
Rental income	$982,571
Other revenue	70,481

Total revenues	1,053,052

Certain operating expenses
Operating expenses	386,374
Interest expense	275,331
Real estate taxes	60,816
Management fees	52,653
Insurance	33,454

Total of certain operating expenses	808,628

Excess of revenues over certain operating expenses	$244,424

See accompanying notes to statement of revenues

and certain operating expenses.

F-2

Pinehurst Apartment Homes

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2006

(1)	Organization

Pinehurst Apartment Homes is an existing 146 unit multifamily community property (the Property) which was built in two phases in 1986 and 1988 and is located at 500 NW 63rd Street in Kansas City, Missouri. On July 31, 2007, an affiliate of Paladin Realty Income Properties, Inc. (“Paladin”), PRIP 500, LLC (“PRIP 500”), formed a joint venture, KC Pinehurst Associates, LLC (“KC Pinehurst”) with JTL Holdings, LLC and JTL Asset Management, Inc. PRIP 500 owns a 97.5% interest while the other two members own the remaining 2.5%. On September 14, 2007, KC Pinehurst acquired the Property pursuant to a Purchase and Sale Agreement by and between KC Pinehurst and Pinehurst Associates, LLC dated July 2, 2007.

(2)	Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, depreciation and amortization, and non-recurring items which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

(3)	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

a)	Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

b)	Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

(5)	Related Party Transactions

C.R.E.S. Management, LLC (“CRES”), an affiliate of one of the members of Pinehurst Associates, LLC, is the Property Manager of the Property and is entitled to a monthly management fee payable in arrears equal to 4% of the monthly gross revenues collected. Management fees earned were $42,122 for the year ended December 31, 2006. In addition another member of Pinehurst Associates, LLC is entitled to a management fee equal to 1% of the monthly gross revenues collected and earned $10,531 for the year ended December 31, 2006. CRES also

F-3

Pinehurst Apartment Homes

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2006

provides all employee services for leasing, maintenance, office, accounting and various other expense items for which they are reimbursed. CRES was reimbursed $197,419 for such services for the year ended December 31, 2006.

(6)	Mortgage Note Payable

In connection with the acquisition of the Property, KC Pinehurst has assumed the existing mortgage loan on the Property pursuant to an assumption agreement, dated as of September 13, 2007, by and among Pinehurst Associates, LLC, KC Pinehurst, Federal Home Loan Mortgage Corporation, the noteholder, and the original guarantor. The mortgage loan, in the amount of approximately $4.8 million, is evidenced by a promissory note dated December 6, 2005 in the original principal amount of $4.9 million. The loan has a fixed rate of 5.58% with a 10-year term, maturing on January 1, 2016. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. The loan is secured by the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement. In addition the loan is guaranteed by James E. Lippert, an affiliate of JTL Holdings, LLC and JTL Asset Management, Inc. pursuant to a guaranty dated September 13, 2007 (“New Guaranty”), but only upon the occurrence of certain events specified in the New Guaranty.

F-4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have reviewed the accompanying Statement of Revenues and Certain Operating Expenses of Pinehurst Apartment Homes, a property located at 500 NW 63rd Street in Kansas City, Missouri (the Property) for the six months ended June 30, 2007 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of the interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim Historical Summary for it to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Imowitz Koenig & Co., LLP

New York, New York

November 1, 2007

F-5

Pinehurst Apartment Homes

Statement of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2007

Revenues
Rental income	$483,499
Other revenue	40,143

Total revenues	523,642

Certain operating expenses
Operating expenses	174,493
Interest expense	136,261
Real estate taxes	30,408
Management fees	26,182
Insurance	12,150

Total of certain operating expenses	379,494

Excess of revenues over certain operating expenses	$144,148

See accompanying notes to statement of revenues

and certain operating expenses.

F-6

Pinehurst Apartment Homes

Notes to the Statement of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2007

(1)	Organization

Pinehurst Apartment Homes is an existing 146 unit multifamily community property (the Property) which was built in two phases in 1986 and 1988 and is located at 500 NW 63rd Street in Kansas City, Missouri. On July 31, 2007, an affiliate of Paladin Realty Income Properties, Inc. (“Paladin”), PRIP 500, LLC (“PRIP 500”), formed a joint venture, KC Pinehurst Associates, LLC (“KC Pinehurst”) with JTL Holdings, LLC and JTL Asset Management, Inc. PRIP 500 owns a 97.5% interest while the other two members own the remaining 2.5%. On September 14, 2007, KC Pinehurst acquired the Property pursuant to a Purchase and Sale Agreement by and between KC Pinehurst and Pinehurst Associates, LLC dated July 2, 2007.

(2)	Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, depreciation and amortization, and non-recurring items which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

(3)	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

a)	Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

b)	Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

(5)	Related Party Transactions

C.R.E.S. Management, LLC (“CRES”), an affiliate of one of the members of Pinehurst Associates, LLC, is the Property Manager of the Property and is entitled to a monthly management fee payable in arrears equal to 4% of the monthly gross revenues collected. Management fees earned were $20,946 for the six months ended June 30, 2007. In addition another member of Pinehurst Associates, LLC is entitled to a management fee equal to 1% of the monthly gross revenues collected and earned $5,236 for the six months ended June 30, 2007. CRES

F-7

Pinehurst Apartment Homes

Notes to the Statement of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2007

also provides all employee services for leasing, maintenance, office, accounting and various other expense items for which they are reimbursed. CRES was reimbursed $79,296 for such services for the six months ended June 30, 2007.

(6)	Mortgage Note Payable

In connection with the acquisition of the Property, KC Pinehurst has assumed the existing mortgage loan on the Property pursuant to an assumption agreement, dated as of September 13, 2007, by and among Pinehurst Associates, LLC, KC Pinehurst, Federal Home Loan Mortgage Corporation, the noteholder, and the original guarantor. The mortgage loan, in the amount of approximately $4.8 million, is evidenced by a promissory note dated December 6, 2005 in the original principal amount of $4.9 million. The loan has a fixed rate of 5.58% with a 10-year term, maturing on January 1, 2016. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. The loan is secured by the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement. In addition the loan is guaranteed by James E. Lippert, an affiliate of JTL Holdings, LLC and JTL Asset Management, Inc. pursuant to a guaranty dated September 13, 2007 (“New Guaranty”), but only upon the occurrence of certain events specified in the New Guaranty.

F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have audited the accompanying Statement of Revenues and Certain Operating Expenses of Pheasant Run Apartments, a property located at 1102 NE Independence Avenue in Lee’s Summit, Missouri (the Property) for the year ended December 31, 2006 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Property for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Imowitz Koenig & Co., LLP

New York, New York

November 1, 2007

F-9

Pheasant Run Apartments

Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2006

Revenues
Rental income	$1,045,402
Other revenue	95,892

Total revenues	1,141,294

Certain operating expenses
Operating expenses	352,253
Real estate taxes	61,537
Management fees	57,110
Insurance	38,370

Total of certain operating expenses	509,270

Excess of revenues over certain operating expenses	$632,024

See accompanying notes to statement of revenues

and certain operating expenses.

F-10

Pheasant Run Apartments

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2006

(1)	Organization

Pheasant Run Apartments is an existing 160 unit multifamily community property (the Property) which was built in 1985 and went through substantial renovation in 2003 and 2004. The Property is located at 1102 NE Independence Avenue in Lee’s Summit, Missouri. On June 27, 2007, an affiliate of Paladin Realty Income Properties, Inc. (“Paladin”), PRIP 1102, LLC (“PRIP 1102”), formed a joint venture, KC Pheasant Associates, LLC (“KC Pheasant”) with JTL Holdings, LLC and JTL Asset Management, Inc. PRIP 1102 owns a 97.5% interest while the other two members own the remaining 2.5%. On September 26, 2007, KC Pheasant acquired the Property pursuant to a Purchase and Sale Agreement by and between KC Pheasant and Pheasant Run Apts, LS, Limited Partnership dated August 2, 2007.

(2)	Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, interest expense, depreciation and amortization, and non-recurring items which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

(3)	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

a)	Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

b)	Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

(5)	Related Party Transactions

C.R.E.S. Management, LLC (“CRES”), an affiliate of one of the members of Pheasant Run Apts, LS, Limited Partnership, is the Property Manager of the Property and is entitled to a monthly management fee

F-11

Pheasant Run Apartments

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2006

payable in arrears equal to 4% of the monthly gross revenues collected. Management fees earned were $45,688 for the year ended December 31, 2006. In addition another member of Pheasant Run Apts, LS, Limited Partnership is entitled to a management fee equal to 1% of the monthly gross revenues collected and earned $11,422 for the year ended December 31, 2006. CRES also provides all employee services for leasing, maintenance, office, accounting and various other expense items for which they are reimbursed. CRES was reimbursed $159,972 for such services for the year ended December 31, 2006.

(6)	Subsequent Event

In connection with the acquisition of the Property, KC Pheasant refinanced the existing mortgage loan on the Property. The refinanced mortgage loan, in the amount of approximately $6.25 million, is evidenced by a Multifamily Note dated September 26, 2007 executed by KC Pheasant in favor of NorthMarq Capital, Inc., a Minnesota corporation (the “Promissory Note”). The loan has an initial fixed rate of 5.95% for a ten-year term of interest only payments with an initial maturation date of October 1, 2017. Assuming no event of default occurs before the initial maturation date, the loan will automatically be extended until October 1, 2018 with an adjustable interest rate based on the Federal Home Loan Mortgage Corporation Reference Bill Index. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. In the event of default, the entire unpaid principal balance, any accrued interest, any prepayment penalty and all other amounts payable under the Promissory Note will be due and payable. The loan is secured by the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement.

The loan agreements contain various covenants, which among other things, limits the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer their interest in the Property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have reviewed the accompanying Statement of Revenues and Certain Operating Expenses of Pheasant Run Apartments, a property located at 1102 NE Independence Avenue in Lee’s Summit, Missouri (the Property) for the six months ended June 30, 2007 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of the interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim Historical Summary for it to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Imowitz Koenig & Co., LLP

New York, New York

November 1, 2007

F-13

Pheasant Run Apartments

Statement of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2007

Revenues
Rental income	$542,437
Other revenue	49,773

Total revenues	592,210

Certain operating expenses
Operating expenses	177,892
Real estate taxes	30,732
Management fees	29,681
Insurance	18,354

Total of certain operating expenses	256,659

Excess of revenues over certain operating expenses	$335,551

See accompanying notes to statement of revenues

and certain operating expenses.

F-14

Pheasant Run Apartments

Notes to the Statement of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2007

(1)	Organization

Pheasant Run Apartments is an existing 160 unit multifamily community property (the Property) which was built in 1985 and went through substantial renovation in 2003 and 2004. The Property is located at 1102 NE Independence Avenue in Lee’s Summit, Missouri. On June 27, 2007, an affiliate of Paladin Realty Income Properties, Inc. (“Paladin”), PRIP 1102, LLC (“PRIP 1102”), formed a joint venture, KC Pheasant Associates, LLC (“KC Pheasant”) with JTL Holdings, LLC and JTL Asset Management, Inc. PRIP 1102 owns a 97.5% interest while the other two members own the remaining 2.5%. On September 26, 2007, KC Pheasant acquired the Property pursuant to a Purchase and Sale Agreement by and between KC Pheasant and Pheasant Run Apts, LS, Limited Partnership dated August 2, 2007.

(2)	Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, interest expense, depreciation and amortization, and non-recurring items which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

(3)	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

a)	Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

b)	Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

(5)	Related Party Transactions

C.R.E.S. Management, LLC (“CRES”), an affiliate of one of the members of Pheasant Run Apts, LS, Limited Partnership, is the Property Manager of the Property and is entitled to a monthly management fee

F-15

Pheasant Run Apartments

Notes to the Statement of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2007

payable in arrears equal to 4% of the monthly gross revenues collected. Management fees earned were $23,745 for the six months ended June 30, 2007. In addition another member of Pheasant Run Apts, LS, Limited Partnership is entitled to a management fee equal to 1% of the monthly gross revenues collected and earned $5,936 for the six months ended June 30, 2007. CRES also provides all employee services for leasing, maintenance, office, accounting and various other expense items for which they are reimbursed. CRES was reimbursed $78,460 for such services for the six months ended June 30, 2007.

(6)	Subsequent Event

In connection with the acquisition of the Property, KC Pheasant refinanced the existing mortgage loan on the Property. The refinanced mortgage loan, in the amount of approximately $6.25 million, is evidenced by a Multifamily Note dated September 26, 2007 executed by KC Pheasant in favor of NorthMarq Capital, Inc., a Minnesota corporation (the “Promissory Note”). The loan has an initial fixed rate of 5.95% for a ten-year term of interest only payments with an initial maturation date of October 1, 2017. Assuming no event of default occurs before the initial maturation date, the loan will automatically be extended until October 1, 2018 with an adjustable interest rate based on the Federal Home Loan Mortgage Corporation Reference Bill Index. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. In the event of default, the entire unpaid principal balance, any accrued interest, any prepayment penalty and all other amounts payable under the Promissory Note will be due and payable. The loan is secured by the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement.

The loan agreements contain various covenants, which among other things, limits the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer their interest in the Property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

F-16

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

This pro forma information should be read in conjunction with the consolidated financial statements and notes of Paladin Realty Income Properties, Inc. (“Paladin REIT”) included in Paladin REIT’s prospectus dated April 6, 2007 and Paladin REIT’s Form 10-Q for the quarterly period ended September 30, 2007 filed with the SEC on November 13, 2007 and attached to this Supplement as Exhibit A.

The following unaudited pro forma statement of operations for the nine months ended September 30, 2007 has been prepared to give effect to (1) the acquisition by KC Pinehurst Associates, LLC (“KC Pinehurst”), a single-purpose limited liability company in which Paladin REIT holds a 97.5% membership interest, of Pinehurst Apartment Homes located at 500 NW 63rd Street, Kansas City, Missouri (“Pinehurst Apartment Homes”) and (2) the acquisition by KC Pheasant Associates, LLC (“KC Pheasant”), a single-purpose limited liability company in which Paladin REIT holds a 97.5% membership interest, of Pheasant Run Apartments located at 1102 NE Independence Avenue, Lee’s Summit, Missouri (“Pheasant Run Apartments”) (collectively, the “Acquisitions”) as if the Acquisitions occurred on January 1, 2006. The actual acquisition of Pinehurst Apartment Homes occurred on September 14, 2007. The actual acquisition of Pheasant Run Apartments occurred on September 26, 2007. Paladin Realty Income Properties, L.P. (“Paladin OP”) is a Delaware limited partnership that was organized to own and operate properties on behalf of Paladin REIT, and is a consolidated subsidiary of Paladin REIT. The 97.5% membership interest in KC Pinehurst is held by PRIP 500, LLC, a Delaware limited liability company and wholly-owned subsidiary of Paladin OP. The 97.5% membership interest in KC Pheasant is held by PRIP 1102, LLC, a Delaware limited liability company and wholly-owned subsidiary of Paladin OP.

The following unaudited pro forma statement of operations for the year ended December 31, 2006 has been prepared to give effect to the Acquisitions as if the Acquisitions occurred on January 1, 2006. This unaudited pro forma statement of operations for the year ended December 31, 2006 has also been prepared to give effect to the acquisitions of Champion Farms Apartments and Fieldstone Apartments as if such acquisitions occurred on January 1, 2006. The actual acquisition of Champion Farms Apartments occurred on June 5, 2006. The actual acquisition of Fieldstone Apartments occurred on December 1, 2006.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the Acquisitions been consummated as of the dates indicated. In addition, the pro forma balance sheet includes pro forma allocations of the purchase price based upon preliminary estimates of the fair value of the assets acquired in connection with the Acquisitions. These allocations may be adjusted in the future upon finalization of these preliminary estimates.

The consolidated balance sheet of Paladin REIT as of September 30, 2007, which is included in the Form 10-Q attached to this Supplement as Exhibit A, reflects both of the Acquisitions.

F-17

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

(UNAUDITED)

	Paladin Realty Income Properties, Inc and Subsidiaries Historical (a)	Pro Forma Adjustments				Pro Forma Total
		Acquisitions
		Pinehurst Apartment Homes		Pheasant Run Apartments
Revenues
Rental income	$3,404,464	$676,115	(b)	801,545	(e)	$4,882,124
Other income	278,329	57,106	(b)	71,737	(e)	407,172
Interest income	71,504	—		—		71,504

Total Revenues	3,754,297	733,221		873,282		5,360,800

Expenses
Property operating expenses	1,093,961	259,128	(b)	266,089	(e)	1,619,178
Real property taxes	297,106	45,612	(b)	46,098	(e)	388,816
General and administrative expenses	695,340	79,197	(b)	95,831	(e)	870,368
Interest expense, including amortization of deferred financing costs	1,662,790	194,920	(c)	280,954	(f)	2,138,664
Depreciation and amortization expense	1,196,750	146,388	(b)	201,681	(e)	1,544,819

Total Expenses	4,945,947	725,245		890,653		6,561,845

Income / (Loss) before equity in earnings and minority interest	(1,191,650)	7,976		(17,371)		(1,201,045)
Equity in earnings from real estate joint venture	63,217	—		—		63,217
Minority interest	164,395	(805	)(d)	(7	)(g)	163,583

Net income / (loss)	$(964,038)	$7,171		(17,378)		$(974,245)

Net loss per common share
Basic	$(0.63)					$(0.64)

Diluted	$(0.63)					$(0.64)

Weighted average number of common shares outstanding
Basic	1,525,507					1,525,507

Diluted	1,525,507					1,525,507

(a)	Historical financial information is derived from the unaudited financial statements of Paladin REIT as of September 30, 2007 which are included in Paladin REIT's previously filed quarterly report on Form 10-Q for the nine months ended September 30, 2007.
(b)	Pro forma results of Pinehurst Apartment Homes, assuming the acquisition of Pinehurst Apartment Homes had occurred on January 1, 2006. General and administrative expenses includes Paladin REIT's asset management fees. Pinehurst Apartment Homes was acquired on September 14, 2007.
(c)	Interest expense on Pinehurst Apartment Homes mortgage payable of $4,795,763 at 5.58% per annum plus amortization of deferred financing costs of $3,888.
(d)	Minority interest is adjusted to reflect pro forma ownership of 0.9% of Paladin OP by Paladin Realty Advisors, LLC and the 2.5% ownership of Pinehurst Apartment Homes by JTL Holdings, LLC and JTL Asset Management, Inc., unaffiliated third parties.
(e)	Pro forma results of Pheasant Run Apartments, assuming the acquisition of Pheasant Run Apartments had occurred on January 1, 2006. General and administrative expenses includes Paladin REIT's asset management fees. Pheasant Run Apartments was acquired on September 26, 2007.
(f)	Interest expense on Pheasant Run Apartments mortgage payable of $6,250,00 at 5.95% per annum plus amortization of deferred financing costs of $4,113.
(g)	Minority interest is adjusted to reflect pro forma ownership of 0.9% of Paladin OP by Paladin Realty Advisors, LLC and the 2.5% ownership of Pheasant Run Apartments by JTL Holdings, LLC and JTL Asset Management, Inc., unaffiliated third parties.

F-18

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006

(UNAUDITED)

	Paladin Realty Income Properties, Inc and Subsidiaries Historical (a)	Pro Forma Adjustments								Pro Forma Total
		Acquisitions
		Champion Farms Apartments		Fieldstone Apartments		Pinehurst Apartment Homes		Pheasant Run Apartments
Revenues
Rental income	$1,417,679	$888,660	(b)	$2,059,077	(e)	$982,571	(h)	$1,045,402	(k)	$6,393,389
Other income	92,999	70,330	(b)	130,033	(e)	70,481	(h)	95,892	(k)	459,735
Interest income	19,824	—		—		—		—		19,824

Total Revenues	1,530,502	958,990		2,189,110		1,053,052		1,141,294		6,872,948

Expenses
Property operating expenses	492,297	239,418	(b)	549,207	(e)	386,374	(h)	352,253	(k)	2,019,549
Real property taxes	78,391	55,230	(b)	244,100	(e)	60,816	(h)	61,537	(k)	500,074
General and administrative expenses	386,249	81,297	(b)	187,332	(e)	115,039	(h)	127,184	(k)	897,101
Interest expense, including amortization of deferred financing costs	812,489	530,008	(c)	1,178,367	(f)	272,788	(i)	377,359	(l)	3,171,011
Depreciation and amortization expense	616,887	392,290	(b)	748,605	(e)	326,156	(h)	401,908	(k)	2,485,846

Total Expenses	2,386,313	1,298,243		2,907,611		1,161,173		1,320,241		9,073,581

Loss before equity in earnings and minority interests	(855,811)	(339,253)		(718,501)		(108,121)		(178,947)		(2,200,633)
Equity in earnings from real estate joint venture	75,226	—		—		—		—		75,226
Minority interests	127,817	66,606	(d)	162,463	(g)	2,922	(j)	5,237	(m)	365,045

Net loss	$(652,768)	$(272,647)		$(556,038)		$(105,199)		$(173,710)		$(1,760,362)

Net loss per common share
Basic	$(1.42)									$(3.84)

Diluted	$(1.42)									$(3.84)

Weighted average number of common shares outstanding
Basic	458,658									458,658

Diluted	458,658									458,658

(a)	Historical financial information is derived from the audited financial statements of Paladin REIT for the year ended December 31, 2006 which are included in Paladin REIT's previously filed annual report on Form 10-K for the year ended December 31, 2006.
(b)	Pro forma results of Champion Farms Apartments, assuming the acquisition of Champion Farms Apartments had occurred on January 1, 2006. General and administrative expenses includes Paladin REIT's asset management fees. Champion Farms Apartments was acquired on June 5, 2006.
(c)	Interest expense on Paladin REIT's outstanding debts of (1) Champion Farms Apartment's mortgage payable of $16,350,000 at 6.14% per annum and (2) a note payable to Paladin Realty Partners, LLC in the principal amount of $3,100,000 at 7.80% per annum incurred in order to consummate the acquisition of Champion Farms Apartments plus amortization of deferred financing costs of $7,510.
(d)	Minority interest is adjusted to reflect pro forma ownership of 0.9% of Paladin OP by Paladin Realty Advisors, LLC and the 30% ownership of Champion Farms Apartments by Buckingham Spinghurst, LLC, an unaffiliated third party.
(e)	Pro forma results of Fieldstone Apartments, assuming the acquisition of Fieldstone Apartments had occurred on January 1, 2006. General and administrative expenses includes Paladin REIT's asset management fees. Fieldstone Apartments was acquired on December 1, 2006
(f)	Interest expense on Paladin REIT’s outstanding debts of (1) Fieldstone Apartment's mortgage payable of $16,500,000 at 6.05% per annum and (2) the Note Payable to Paladin Realty Partners, LLC in the principal amount of $3,100,000 at 7.80% per annum plus amortization of deferred financing costs of $27,874.

F-19

(g)	Minority interest is adjusted to reflect pro forma ownership of 0.9% of Paladin OP by Paladin Realty Advisors, LLC and the 35% ownership of Fieldstone Apartments by Shiloh Crossing Partners II, LLC, an un affiliated third party.
(h)	Pro forma results of Pinehurst Apartment Homes, assuming the acquisition of Pinehurst Apartment Homes had occurred on January 1, 2006. General and administrative expenses includes Paladin REIT's asset management fees. Pinehurst Apartment Homes was acquired on September 14, 2007.
(i)	Interest expense on Pinehurst Apartment Homes mortgage payable of $4,795,763 at 5.58% per annum plus amortization of deferred financing costs of $5,184.
(j)	Minority interest is adjusted to reflect pro forma ownership of 0.9% of Paladin OP by Paladin Realty Advisors, LLC and the 2.5% ownership of Pinehurst Apartment Homes by JTL Holdings, LLC and JTL Asset Management, Inc., unaffiliated third parties.
(k)	Pro forma results of Pheasant Run Apartments, assuming the acquisition of Pheasant Run Apartments had occurred on January 1, 2006. General and administrative expenses includes Paladin REIT's asset management fees. Pheasant Run Apartments was acquired on September 26, 2007.
(l)	Interest expense on Pinehurst Apartment Homes mortgage payable of $6,250,00 at 5.95% per annum plus amortization of deferred financing costs of $5,484.
(m)	Minority interest is adjusted to reflect pro forma ownership of 0.9% of Paladin OP by Paladin Realty Advisors, LLC and the 2.5% ownership of Pheasant Run Apartments by JTL Holdings, LLC and JTL Asset Management, Inc., unaffiliated third parties.

F-20

PART I — FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS.

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2007	December 31, 2006
ASSETS
Real Estate:
Building and improvements	$49,724,054	$36,418,755
Land	6,131,578	3,781,578
Furniture, fixtures and equipment	1,088,343	659,788
In-place leases	1,069,508	823,508

	58,013,483	41,683,629
Less: Accumulated depreciation and amortization	(1,813,233)	(616,887)

Total real estate, net	56,200,250	41,066,742
Investment in real estate joint venture	1,734,385	1,748,869
Cash and cash equivalents	2,421,404	976,231
Restricted cash	876,125	311,797
Prepaid insurance and other assets, net	1,044,539	671,301
Refundable deposits	532,400	—

TOTAL ASSETS	$62,809,103	$44,774,940

LIABILITIES AND SHAREHOLDERS’ EQUITY
Mortgages payable	$43,895,763	$32,850,000
Notes payable to affiliate	—	3,800,000
Due to affiliates	108,502	853,622
Unaccepted subscriptions for common shares	135,403	22,000
Accrued expenses and other liabilities	862,147	788,374
Dividends payable	225,877	82,756

Total liabilities	45,227,692	38,396,752

Minority interest	288,735	166,891

Shareholders’ equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; none issued or outstanding	—	—
Common shares, $0.01 par value, 750,000,000 shares authorized; 2,290,634 shares and 830,545 shares issued, respectively	22,906	8,305
Additional paid-in-capital	20,064,931	7,247,818
Treasury shares, at cost - 2,537 shares and 0 shares, respectively	(23,593)	—
Accumulated deficit and dividends	(2,771,568)	(1,044,826)

Total shareholders’ equity	17,292,676	6,211,297

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$62,809,103	$44,774,940

See notes to consolidated financial statements

1

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Revenues
Rental income	$1,186,260	$516,867	$3,404,464	$690,999
Other income	93,494	41,405	278,329	60,676
Interest income	49,665	7,904	71,504	12,784

Total Revenues	1,329,419	566,176	3,754,297	764,459

Expenses
Property operating expenses	369,951	197,221	1,093,961	252,205
Real property taxes	99,851	34,548	297,106	46,064
General and administrative expenses	237,491	126,141	695,340	228,462
Interest expense, including amortization of deferred financing costs	554,108	309,064	1,662,790	412,385
Depreciation and amortization expense	347,950	234,621	1,196,750	312,497

Total Expenses	1,609,351	901,595	4,945,947	1,251,613

Loss before equity in earnings and minority interest	(279,932)	(335,419)	(1,191,650)	(487,154)
Equity in earnings from real estate joint venture	20,998	20,804	63,217	62,106
Minority interest	28,707	10,621	164,395	10,790

Net loss	$(230,227)	$(303,994)	$(964,038)	$(414,258)

Net loss per common share
Basic	$(0.11)	$(0.60)	$(0.63)	$(1.10)

Diluted	$(0.11)	$(0.60)	$(0.63)	$(1.10)

Weighted average number of common shares outstanding
Basic	2,081,052	507,081	1,525,507	375,335

Diluted	2,081,052	507,081	1,525,507	375,335

See notes to consolidated financial statements

2

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

For the nine months ended September 30, 2007

(Unaudited)

	Common Shares		Treasury Shares		Additional Paid-in Capital	Accumulated Deficit and Dividends	Total Shareholders’ Equity
	Common shares	Amount	Treasury shares	Amount
BALANCE, December 31, 2006	830,545	$8,305	—	$—	$7,247,818	$(1,044,826)	$6,211,297
Issuance of common shares	1,460,089	14,601	—	—	14,547,962	—	14,562,563
Treasury shares purchased	—	—	2,537	(23,593)	—	—	(23,593)
Selling commissions and dealer manager fees	—	—	—	—	(1,321,546)	—	(1,321,546)
Offering costs	—	—	—	—	(439,220)	—	(439,220)
Share-based compensation expense	—	—	—	—	29,917	—	29,917
Dividends declared	—	—	—	—	—	(762,704)	(762,704)
Net loss	—	—	—	—	—	(964,038)	(964,038)

BALANCE, September 30, 2007	2,290,634	$22,906	2,537	$(23,593)	$20,064,931	$(2,771,568)	$17,292,676

See notes to consolidated financial statements

3

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(964,038)	$(414,258)
Adjustments to reconcile net loss to net cash used in operating activities
Equity in earnings from real estate joint venture	(63,217)	(62,106)
Distributions from real estate joint venture	63,217	62,106
Depreciation and amortization expense	1,196,750	312,497
Amortization of deferred financing costs	71,569	5,734
Amortization of deferred compensation	29,917	30,194
Minority interest	(164,395)	(10,790)
Changes in operating assets and liabilities:
Increase in restricted cash	(271,175)	(149,374)
Increase in prepaid expenses and other assets	(135,320)	(115,741)
Increase in due to affiliates	55,139	33,690
Increase in accrued expenses and other liabilities	73,773	294,867

Net cash used in operating activities	(107,780)	(13,181)

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for real estate and improvements	(11,028,406)	(21,140,226)
Increase in restricted cash	(179,750)	—
Increase (decrease) in due to affiliates	(578,498)	263,464
Refundable deposits	(532,400)	—
Investment in real estate joint venture	—	(40,794)
Distributions from real estate joint venture in excess of equity in earnings	14,483	44,625

Net cash used in investing activities	(12,304,571)	(20,872,931)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from mortgages payable	6,250,000	16,350,000
Borrowings from notes payable to affiliate	—	3,100,000
Payments on notes payable to affiliate	(3,800,000)	(1,700,000)
Deferred loan costs	(372,854)	(180,200)
Proceeds from issuance of common shares	14,562,563	4,265,244
Treasury shares purchased	(23,593)	—
Increase in unaccepted subscriptions for common stock	113,403	98,519
Increase in unaccepted subscriptions for common stock in restricted cash	(113,403)	(98,519)
Selling commissions and dealer manager fees	(1,321,546)	(398,666)
Offering costs	(439,220)	(127,957)
Increase (decrease) in due to affiliates	(499,829)	37,272
Dividends paid	(619,583)	(150,327)
Contributions from minority interest	129,574	—
Distributions to minority interest	(7,988)	(6,936)

Net cash provided by financing activities	13,857,524	21,188,430

Net increase in cash and cash equivalents	1,445,173	302,318
Cash and cash equivalents - beginning of period	976,231	71,131

Cash and cash equivalents - end of period	$2,421,404	$373,449

Supplemental disclosure of non-cash investing and financing activities
Mortgage loan assumed in connection with purchase of real estate	$4,795,763	$—
Dividends payable	$225,877	$61,956
Issuance of common stock for compensation plan	$—	$120,000
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$1,611,877	$322,993

See notes to consolidated financial statements

4

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2007 and 2006 (unaudited)

1. Organization

Paladin Realty Income Properties, Inc., a Maryland corporation (“Paladin REIT”), was formed on October 31, 2003 and intends to provide investors the potential for income through investment in a diversified portfolio of real estate properties, focusing primarily on investments that produce current income. Paladin REIT owns interests in five income-producing properties as of September 30, 2007, consisting of 801 Fiber Optic Drive, a 56,336 square foot distribution facility built in 2001 that is 100% leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation; Champion Farms Apartments, a 264-unit luxury multifamily rental community built in 2000; Fieldstone Apartments, a 266-unit multifamily community property built in 2001; Pinehurst Apartment Homes, a 146-unit multifamily rental community built in two phases in 1986 and 1988; and Pheasant Run Apartments, a 160-unit multifamily rental community built in 1985. Paladin REIT intends to invest in a variety of real estate product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. Paladin REIT may also make real estate related investments, which include first mortgages or second mortgages, mezzanine loans or preferred equity investments relating to the same types of properties that Paladin REIT may acquire directly. Paladin REIT elected to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2006. Subject to certain restrictions and limitations, the business of Paladin REIT is managed by Paladin Realty Advisors, LLC (“Paladin Advisors”), an affiliate of Paladin REIT, pursuant to an advisory agreement dated February 28, 2005, as amended February 28, 2007 (the “Advisory Agreement”). Paladin Advisors supervises and manages the day-to-day operations of Paladin REIT and selects the real estate and real estate related investments it acquires, subject to oversight by the board of directors of Paladin REIT. Paladin Advisors also provides marketing, sales and client services on behalf of Paladin REIT.

On February 23, 2005, Paladin REIT’s initial public offering (the “Offering”) was declared effective and Paladin REIT commenced its offering efforts. As of September 30, 2007 Paladin REIT had received proceeds of $22,699,893 for 2,278,134 shares.

Paladin REIT owns its assets and conducts its operations through Paladin Realty Income Properties, L.P., its operating partnership (“Paladin OP”). As of September 30, 2007 and December 31, 2006, Paladin Advisors held a 0.9% and 2.4% limited partnership interest, respectively, and Paladin REIT held a 99.1% and 97.6% general partnership interest, respectively, in Paladin OP. Management expects Paladin REIT’s ownership percentage in Paladin OP to continue to increase as Paladin REIT invests net proceeds from the Offering in Paladin OP. Paladin REIT had no operations prior to November 2, 2005.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of Paladin REIT and its wholly-owned and controlled entities (collectively, the “Company”). In accordance with the Financial Accounting Standards Board (“FASB”) Interpretation No. 46(R), Consolidation of Variable Interest Entities (“FIN 46R”), the Company also consolidates any variable interest entities (“VIEs”) of which it is the primary beneficiary as defined. When the Company does not have a controlling interest in an entity but exerts a significant influence over the entity, the Company applies the equity method of accounting. All intercompany balances and transactions have been eliminated in consolidation.

Real Estate and Depreciation

Real estate is stated at cost, less accumulated depreciation. The Company allocates the cost of newly acquired properties between net tangible and identifiable intangible assets. The primary intangible asset

5

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2007 and 2006 (unaudited)

associated with an apartment property acquisition is the value of the existing lease agreements. When allocating cost to an acquired property, the Company allocates costs to the estimated value of the land, building and fixtures assuming the property is vacant and to the estimated intangible value of the existing lease agreements. The Company estimates the intangible value of the lease agreements by determining the lost revenue associated with a hypothetical lease-up. The Company depreciates the buildings and fixtures based on the expected useful life of the asset, which ranges from 32 to 45 years for the buildings and improvements and from five to seven years for furniture, fixtures and equipment. The intangible value of the lease agreements is amortized over the average remaining life of the existing leases, which ranges from three to 24 months. This amortization is included in depreciation and amortization expense on the accompanying consolidated statements of operations. Expenditures for repairs and maintenance are expensed as incurred.

The Company reviews long-lived assets and related identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. When such events or changes in circumstances occur, recoverability of the asset to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows, undiscounted and without interest, expected to be generated by the asset. If the sum of the expected future cash flows (undiscounted and without interest) is less than the Company’s carrying amount for the asset, an impairment loss is recognized based upon the asset’s fair value.

Investments

The Company evaluates its investments in accordance with the FIN 46R. If the Company determines that the joint venture is a VIE and that the Company is the “primary beneficiary” as defined in FIN 46R, it will account for such investment as if it were a consolidated subsidiary. For a joint venture investment which is not a VIE or in which the Company is not the primary beneficiary, the Company considers other relevant accounting literature including Accounting Principles Board Opinion 18— “The Equity Method of Accounting for Investments in Common Stock,” Statement of Position (“SOP”) 78-9— “Accounting for Investments in Real Estate Ventures,” and Emerging Issues Task Force Issue (“EITF”) 04-5 to determine the method of accounting for each of the partially-owned entities. In accordance with the above pronouncements, the Company determines whether it should consolidate the entity or account for it on the equity method or cost method. Factors considered in determining whether or not the Company exercises control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representatives and authority and other contractual rights of the Company’s partners. To the extent that the Company is deemed to control these entities, these entities will be consolidated.

As of September 30, 2007, Paladin OP held a 70% ownership interest in Springhurst Housing Partners, LLC (“Springhurst”), a 65% ownership interest in Glenwood Housing Partners I, LLC (“Glenwood”), a 97.5% ownership interest in KC Pinehurst Associates, LLC (“KC Pinehurst”), a 97.5% ownership interest in KC Pheasant Associates, LLC (“KC Pheasant”) and a 74% ownership interest in PRIP 801, LLC as described in Note 3. Paladin REIT has determined that Paladin OP and its investees are not VIEs. Paladin REIT consolidates Paladin OP, Springhurst, Glenwood, KC Pinehurst and KC Pheasant, as it is the majority owner and exercises control over all significant decisions. Paladin REIT accounts for its investment in PRIP 801, LLC under the equity method of accounting, as the other member has substantive participating rights as defined in EITF 04-5 and SOP 78-9. This investment is recorded initially at cost, and subsequently adjusted for equity in earnings or losses and cash contributions and distributions.

On a periodic basis the Company will evaluate whether there are any indicators that the value of its investments in partially-owned entities are impaired. An investment is impaired if the Company’s estimate of the

6

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2007 and 2006 (unaudited)

value of the investment is less than the carrying amount. The ultimate realization of the Company’s investment in partially-owned entities is dependent on a number of factors including the performance of that entity and market conditions. If the Company determines that a decline in the value of a partially-owned entity is other than temporary, then the Company would record an impairment charge.

Deferred Loan Costs

Loan costs are capitalized and amortized on a straight-line basis over the life of the related loan, which approximates the effective interest method. The amortization is recorded as a component of interest expense.

Revenue Recognition

The Company primarily leases residential apartments to tenants under non-cancellable operating leases with terms ranging from three to 24 months. Rental income related to leases is recognized in the period earned over the lease term in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 13, “Accounting for Leases”.

Other income consists of various tenant-related charges and is recognized as revenue in the period in which the applicable charge is incurred.

Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

Use of Estimates

The presentation of the consolidated financial statements requires management to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of the property, plant and equipment, valuation allowances for receivables, and deferred income tax assets. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents represent highly liquid investments with maturities at the date of purchase of three months or less.

Restricted Cash

Restricted cash includes subscription proceeds that are held in escrow until investors are admitted as stockholders. Upon acceptance of stockholders, shares of stock are issued, and we receive the subscription proceeds. Restricted cash included $135,403 and $22,000 as of September 30, 2007 and December 31, 2006, respectively, for proceeds that were held in escrow. At September 30, 2007 and December 31, 2006, restricted cash also included $740,722 and $289,797 held in restricted accounts for tenant improvements, repairs, property taxes and insurance as required by lenders.

7

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2007 and 2006 (unaudited)

Income Taxes

Paladin REIT elected to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2006, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. The Company believes it operates in such a manner as to qualify for treatment as a REIT for federal income tax purposes. Accordingly, the Company generally will not be subject to federal income tax, provided that distributions to its shareholders equal at least the amount of its REIT taxable income as defined under Sections 856 through 860 of the Code. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income taxes on its taxable income at regular corporate income tax rates. It may also be subject to certain state or local income taxes, or franchise taxes.

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109.” FIN 48 increases the relevancy and comparability of financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. This Interpretation only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. The Company adopted FIN 48 as required effective January 1, 2007. The adoption of FIN 48 did not have a material impact on its consolidated financial position, results of operations or cash flows. All of the Company’s tax years are subject to examination by tax jurisdictions.

Organization and Offering Costs

Organization costs are expensed as incurred and offering costs are charged to stockholders’ equity. These costs are subject to a 3% limitation of the gross proceeds from the Offering pursuant to the Company’s Advisory Agreement with Paladin Advisors, as described in note 6.

Expense Reimbursement

Pursuant to the Advisory Agreement, Paladin Advisors is entitled to reimbursement of actual expenses incurred for administrative and other services provided to Paladin REIT by Paladin Advisors and its affiliates, including reimbursement of personnel costs and overhead for which they do not otherwise receive a fee. Paladin REIT will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceed the greater of (1) 2% of the average invested assets of Paladin REIT or (2) 25% of the net income of Paladin REIT (the “2%/25% Rule”), and Paladin Advisors must reimburse Paladin REIT quarterly for any amounts by which the operating expenses of Paladin REIT exceeds the 2%/25% Rule in the previous four consecutive fiscal quarters (the “Expense Period”).

The average invested assets of Paladin REIT for any period are equal to the average book value of Paladin REIT’s assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. The net income of Paladin REIT for any period is equal to Paladin REIT’s total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by Paladin REIT under generally accepted accounting principles (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin OP.

8

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2007 and 2006 (unaudited)

Paladin Advisors must reimburse the excess expenses to Paladin REIT within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any Expense Period for which total operating expenses exceed the 2%/25% Rule, Paladin REIT will send its stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliate, as applicable may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.

Per Share Data

The Company presents both basic and diluted loss per share, or EPS. Basic EPS excludes potentially dilutive securities and is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Dilutive EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised, where such exercise would result in a lower EPS amount. The diluted EPS would include weighted average unvested restricted shares issued to independent directors totaling 8,000 and 12,000 shares for the three and nine months ended September 30, 2007 and 2006, respectively, but are excluded from the calculation for September 30, 2007 and 2006 as their effect would be antidilutive.

Unaccepted Subscriptions for Common Shares

Unaccepted subscriptions for common shares include proceeds related to subscriptions that were held in escrow but had not been accepted by the Company as of September 30, 2007 and December 31, 2006.

Fair Value of Financial Instruments

The fair values of the Company’s cash and cash equivalents, restricted cash, other assets, dividends payable and other liabilities approximate the carrying values due to the short-term nature of these financial instruments. The fair value of the mortgages and notes payable to affiliates approximates the carrying value.

Stock-based Compensation

Under the terms of the Independent Director Incentive Stock Plan, the Company granted 3,000 shares at fair value of $10 of restricted common stock to each of the four independent directors on March 21, 2006. One-third of the restricted common stock will vest on each of the first three anniversaries of December 2, 2005, the date the Company reached its minimum offering. There are 60,000 shares in total authorized under the Independent Director Incentive Stock Plan, which expires on February 28, 2015.

On March 21, 2006, the Company started recording compensation expense for restricted common stock as required by SFAS No. 123(R), “Share-Based Payment, revised 2004” (“SFAS No. 123(R)”). Compensation expense for common stock unvested at March 21, 2006 is based on the grant date fair value of the common shares calculated under SFAS No. 123(R) and will be recognized using the straightline attribution method, assuming no forfeitures. Compensation expense is only recorded for common shares expected to be vested. The Company recognizes the expense related to these shares over the vesting period. For the three and nine months ended September 30, 2007, the Company recorded $10,082 and $29,917, respectively, and for the three and nine months ended September 30, 2006, the Company recorded $14,319 and $30,194, respectively, of related compensation expense which amounts are included in general and administrative expenses in the accompanying

9

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2007 and 2006 (unaudited)

consolidated statements of operations. Total unamortized compensation costs on nonvested shares on September 30, 2007 is $46,905, and the remaining weighted average period over which it is expected to be recognized is one and one-quarter years.

As of September 30, 2007, 4,000 shares have vested. There are 8,000 shares unvested and there have been no forfeitures as of September 30, 2007.

Reportable Segments

FASB SFAS No. 131, “Disclosures About Segments of Enterprise and Related Information,” establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. Management has determined that the Company has one reportable segment, which is owning interests in real estate investments.

Environmental Matters

Under various federal, state and local environmental laws, statutes, ordinances, rules and regulations, an owner of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, in or under such property as well as certain other potential costs relating to hazardous or toxic substances. These liabilities may include government fines and penalties and damages for injuries to persons and adjacent property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of or disposal of such substances. As of September 30, 2007, the Company is not aware of any environmental matter that could have a material impact on the consolidated financial statements.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value and expands the related disclosure requirements. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. The Company does not expect the adoption of SFAS No. 157 to have a material impact on its consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115”. The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. The Company does not expect the adoption of SFAS No. 159 to have a material impact on its consolidated financial position, results of operations or cash flows.

3. Investments

Investments in Real Estate

On September 14, 2007, KC Pinehurst, a joint venture in which PRIP 500, LLC, a wholly-owned subsidiary of Paladin OP, holds a 97.5% membership interest and JTL Holdings, LLC and JTL Asset Management, Inc. together hold a 2.5% membership interest, acquired Pinehurst Apartment Homes. Pinehurst Apartment Homes is a 146-unit multifamily rental community built in two phases in 1986 and 1988. The apartment complex is located in Kansas City, Missouri. Paladin OP’s investment in KC Pinehurst was $2,411,000. KC Pinehurst acquired

10

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2007 and 2006 (unaudited)

Pinehurst Apartment Homes for a total purchase price of $7.27 million including approximately $144,000 of closing costs.

On September 26, 2007, KC Pheasant, a joint venture in which PRIP 1102, LLC, a wholly-owned subsidiary of Paladin OP, holds a 97.5% membership interest and JTL Holdings, LLC and JTL Asset Management, Inc. together hold a 2.5% membership interest, acquired Pheasant Run Apartments. Pheasant Run Apartments is a 160-unit multifamily rental community built in 1985. The apartment complex is located in Lee’s Summit, Missouri. Paladin OP’s investment in KC Pheasant was $2,642,000. KC Pheasant acquired Peasant Run Apartments for a total purchase price of approximately $8.96 million, including $710,000 in closing costs.

The operating agreements for both KC Pinehurst and KC Pheasant provide that the Company will receive priority in distributions of operating cash flow until it has received at least 9.0% on its invested equity, after which its co-venture partners will receive distributions until they have reached the same 9.0% on their invested equity. Thereafter, operating cash flow will be distributed 75% to the Company and 25% to its co-venture partners. The operating agreements for both KC Pinehurst and KC Pheasant also provide for priority distributions of sale proceeds, if any. First, the Company will receive a priority distribution equal to a return of its invested capital plus an amount that when added to all distributions of cash flow made to the Company during the life of its investment, is sufficient to generate a 12.0% internal rate of return on its invested capital. Second, the Company’s co-venture partners will receive distributions that when added to all distributions of cash flow made to its co-venture partners during the life of their investment, is sufficient to generate a 12.0% internal rate of return on their invested capital. Third, any further sale proceeds will be distributed 50% to the Company and 50% to its co-venture partners.

In addition, Paladin OP holds a 70% ownership interest in Springhurst, which owns Champion Farms Apartments. Champion Farms Apartments is a 264-unit luxury multifamily rental community built in 2000. Paladin OP also holds a 65% ownership interest in Glenwood, which owns Fieldstone Apartments. Fieldstone Apartments is a 266-unit luxury multifamily rental community built in 2001.

The operating agreements for both Springhurst and Glenwood provide that the Company will receive priority in distributions of operating cash flow until it has received at least 8.25% on its invested equity, after which its co-venture partners will receive distributions until they have reached the same 8.25% on their invested equity. Thereafter, operating cash flow will be distributed 50% to the Company and 50% to its co-venture partners. The operating agreements for both Springhurst and Glenwood also provide for priority distributions of sale proceeds, if any. First, the Company will receive a priority distribution equal to a return of its invested capital. Second, its co-venture partners will receive a distribution equal to their invested capital. Third, the Company will receive an amount that when added to all distributions of cash flow made to the Company during the life of its investment, is sufficient to generate an 11.5% internal rate of return on its invested capital. Fourth, the Company’s co-venture partners will receive an amount, that when added to all distributions of cash flow made to its co-venture partners during the life of their investment, is sufficient to generate an 11.5% internal rate of return on their invested capital. Fifth, any further sale proceeds will be distributed 50% to the Company and 50% to its co-venture partners.

The Company consolidates KC Pinehurst, KC Pheasant, Springhurst and Glenwood.

Investment in Unconsolidated Joint Venture

Paladin OP also has a 74% interest in PRIP 801, LLC, a joint venture between Paladin OP and 801 FO, LLC, which owns 801 Fiber Optic Drive. Paladin OP accounts for its investment in PRIP 801, LLC under the equity method of accounting.

11

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2007 and 2006 (unaudited)

Condensed financial information of PRIP 801, LLC is summarized as follows:

Condensed Balance Sheets

(unaudited)

	September 30, 2007	December 31, 2006
ASSETS
Investment in real estate, net	$3,955,026	$4,015,668
Other assets, net	204,408	159,282

Total Assets	$4,159,434	$4,174,950

LIABILITIES AND MEMBERS’ EQUITY
Mortgage loan payable	$1,950,000	$1,950,000
Other liabilities	29,680	28,348
Members’ equity	2,179,754	2,196,602

Total Liabilities and Members’ Equity	$4,159,434	$4,174,950

Company’s share of Members’ Equity*	$1,613,104	$1,625,571

Condensed Statements of Operations

(unaudited)

	Three months ended September 30		Nine months ended September 30
	2007	2006	2007	2006
Revenues and interest income	$84,714	$84,780	$254,053	$254,473
Expenses	(55,430)	(55,759)	(165,901)	(167,822)

Net income	$29,284	$29,021	$88,152	$86,651

Company’s share of net income*	$21,670	$21,476	$65,233	$64,122

*	The difference in the Company’s share of Members’ Equity and the Company’s share of net income compared to the balance sheets and statements of operations is attributed to the depreciation expense of the acquisition costs incurred by the Company.

The mortgage loan requires payments of interest only at a fixed interest rate of 5.498% through November 1, 2010, the anticipated repayment date. If the mortgage loan is not repaid or refinanced as of the anticipated repayment date, interest will accrue at a rate per annum equal to the greater of (a) 8.498% and (b) the treasury rate plus three percentage points. Pursuant to the terms of a cash management agreement, the borrower is required to post a $550,000 letter of credit by December 1, 2007, or the lender will sweep and retain all cash flow from 801 Fiber Optic Drive. If the borrower does not pay off the loan on November 1, 2010, the lender can apply the letter of credit (or retained cash flow) and will continue to sweep all cash flow to repay the loan. In the event of a default under the loan documents, the cash management agreement further provides that the lender may sweep cash from all accounts maintained by the borrower with the lender (including rent accounts from the property). The estimated principal balance to be due at the anticipated repayment date is $1,950,000.

In general, the mortgage loan may not be prepaid until January 31, 2008. In general, no sale, encumbrance or other transfer of an interest in the property is permitted without the lender’s prior written consent. Alex

12

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2007 and 2006 (unaudited)

Gilbert, the managing member of 801 FO, LLC has guaranteed the non-recourse standard loan carve outs, and in exchange for his guarantee, Paladin Realty has agreed to fully indemnify Mr. Gilbert against any defaults caused by the borrower through standard default provisions such as bankruptcy, fraud, misapplication of proceeds and certain environmental violations. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property. In addition PRIP 801, LLC has entered into an environmental and hazardous substance indemnification agreement.

The agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer its interest in the property among others. The loan agreements also contain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of a default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

4. Mortgages and Notes Payable

Mortgages Payable

In connection with the acquisition of Champion Farms Apartments in June 2006, Springhurst put in place a mortgage loan in an amount of $16,350,000 on the property. The mortgage loan requires payments of interest only at a fixed interest rate of 6.14% through July 1, 2016, the maturity date, at which time the principal and any unpaid interest shall become due and payable. In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property.

In connection with the acquisition of Fieldstone Apartments in December 2006, Glenwood assumed the mortgage loan in the amount of $16,500,000. The mortgage loan requires interest only payments at a rate of 6.05%, until July 1, 2011, after which principal and interest are payable monthly on a 30-year amortization schedule until the loan’s maturity on July 1, 2014, at which time all remaining principal and interest shall become due and payable. Approximately $15,900,000 will be due at maturity. In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property.

In connection with the acquisition of Pinehurst Apartment Homes in September 2007, KC Pinehurst has assumed the existing mortgage loan on the property pursuant to an assumption agreement, dated as of September 13, 2007, by and among Seller, KC Pinehurst, Federal Home Loan Mortgage Corporation, the noteholder, and Robert E. Spielman, the original guarantor. The mortgage loan, in the amount of approximately $4.8 million, is evidenced by a promissory note dated December 6, 2005 in the original principal amount of $4.9 million. The loan has a fixed rate of 5.58% with a 10-year term, maturing on January 1, 2016. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a formula based on the remaining life of the loan and then-current interest rates. The loan is secured by the property. In addition the loan is guaranteed by James E. Lippert, an affiliate of JTL Holdings, LLC and JTL Asset Management, Inc., pursuant to a guaranty dated September 13, 2007 (“New Guaranty”), but only upon the occurrence of certain events specified in the New Guaranty.

In connection with the acquisition of Pheasant Run Apartments in September 2007, KC Pheasant refinanced the existing mortgage loan on the property. The refinanced mortgage loan, in the amount of approximately $6.25

13

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2007 and 2006 (unaudited)

million, is evidenced by a Multifamily Note, dated September 26, 2007, executed by KC Pheasant in favor of NorthMarq Capital, Inc., a Minnesota corporation (the “Promissory Note”). The loan has an initial fixed rate of 5.95% for a 10-year term of interest only payments with an initial maturity date of October 1, 2017. Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until October 1, 2018 with an adjustable interest rate based on the Federal Home Loan Mortgage Corporation Reference Bill Index. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a formula based on the remaining life of the loan and then-current interest rates. In the event of default, the entire unpaid principal balance, any accrued interest, any prepayment penalty and all other amounts payable under the Promissory Note will be due and payable. The loan is secured by the property.

The loan agreements contain various covenants, which among other things, limit the ability of the borrower to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer their interest in the property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

Notes Payable to Affiliate

The acquisition of the property interest in Champion Farms was partially funded through a note by and between Paladin Realty and Paladin REIT in the amount of $3,100,000. As of September 30, 2007, this note has been repaid in full.

The acquisition of the interest in Fieldstone Apartments was partially funded through two notes by and between Paladin Realty and Paladin REIT in the amounts of $1,100,000 and $2,000,000 respectively. As of September 30, 2007, both notes have been repaid in full.

5. Shareholders’ Equity

Preferred Shares

Paladin REIT’s board of directors, through Paladin REIT’s charter, has the authority to authorize the issuance of 100,000,000 preferred shares in one or more classes or series. The rights and terms of such preferred shares will be determined by the board of directors. However, the voting rights of the preferred shares sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of common shares as the consideration paid for each such preferred share bears to the book value of each outstanding common share. As of September 30, 2007 and December 31, 2006, Paladin REIT had not issued any preferred shares.

Redemptions

As of September 30, 2007, three shareholders have redeemed 2,537 shares for $23,593 pursuant to the Company’s redemption program. These shares remain outstanding and will be held as treasury shares.

Dividends

The board of directors has declared dividends since December 2005 in the amount of $0.0016438 per share per day, representing an annualized rate of return of 6.0% on an investment of $10.00 per share if paid each day

14

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2007 and 2006 (unaudited)

over a 365-day period. Dividends have been declared on a monthly basis to stockholders of record as the close of business each day during the applicable month and paid generally on the 15th day of the following month, unless the 15th day of the month is not a business day. Dividends to shareholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Dividends that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a dividend and reduce the shareholders’ basis in the common shares. All of our dividends declared and paid to date have been a return of capital.

6. Related Party Transactions

Paladin Realty Securities, LLC (“Paladin Securities”), a wholly owned subsidiary of Paladin Advisors, began serving as the dealer manager for the Offering pursuant to a dealer manager agreement dated June 5, 2007 (the “Dealer Manager Agreement”). Pursuant to the terms of the Dealer Manager Agreement, Paladin REIT pays Paladin Securities selling commissions of 7.0% of the gross offering proceeds from the sale of shares of Paladin REIT’s common stock in its primary offering and 4.0% of the gross offering proceeds from the sale of shares of its common stock pursuant to its dividend reinvestment plan. Paladin REIT also pays Paladin Securities a dealer manager fee of up to 2.5% of gross offering proceeds from the sale of shares of Paladin REIT’s common stock in its primary offering. Paladin Securities may pay all or a portion of these selling commissions and dealer manager fees to participating broker-dealers. For both the three and nine months ended September 30, 2007, Paladin REIT incurred $384,065 in selling commissions and dealer manager fees to Paladin Securities.

The Advisory Agreement entitles Paladin Advisors to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate and real estate related investments, among other services, as well as reimbursement for organization and offering costs incurred by Paladin Advisors on behalf of the Company and certain costs incurred by Paladin Advisors and its affiliates in providing services to the Company.

Amounts due (from) to Affiliates

(unaudited)

	September 30, 2007	December 31, 2006
General and administrative expenses due to affiliates (1)	$181,143	$126,004
Organization and offering costs due (from) to affiliates (2)	(350,576)	149,120
Acquisition fees due to affiliates (3)	277,935	578,498

Total due to affiliates	$108,502	$853,622
Deferred general and administrative expenses due to affiliates (4)	$1,389,860	$1,292,517
Deferred organization and offering costs due to affiliates (4)	$4,197,891	$4,018,284

(1)

During the nine months ended September 30, 2007, the Company paid $619,235 of general and administrative expenses. Due to the application of the 2%/25% Rule (as discussed in Note 2), the Company was able to recognize a total of $658,449 of general and administrative expenses in its consolidated statement of operations with the additional amount of $39,214 recorded as due to affiliate. During the three months ended September 30, 2007, the Company paid $184,732 of general and administrative expenses. Due to the application of the 2%/25% Rule, the Company was able to recognize $223,736 of general and administrative expenses in its consolidated statement of operations with the additional amount of $39,004 recorded as due to affiliate. During the nine months ended September 30, 2007, the Company paid Paladin Advisors $93,029 for asset management fees for 801 Fiber Optic Drive, Champion Farms Apartments and

15

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2007 and 2006 (unaudited)

Fieldstone Apartments. Of the $93,029 of asset management fees, $61,475 was accrued as of December 31, 2006 and was included in the $126,004 of due to affiliate. Paladin Advisors has elected to defer (without interest) the net balance of $181,143 in general and administrative expenses due to affiliate.

(2)	Organization and offering costs of the Company are paid by Paladin Advisors or its affiliates, including Paladin Realty, on behalf of the Company and directly by the Company. Organization and offering costs consist of actual marketing, legal, accounting, printing and other offering expenses, including amounts to reimburse Paladin Advisors, its affiliates or its dealer manager, for all marketing related costs and expenses, including, but not limited to, expenses relating to registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the Offering, and payment or reimbursement of bona fide due diligence expenses of the dealer manager and broker-dealers participating in the Offering. Pursuant to the Advisory Agreement, the Company is obligated to reimburse Paladin Advisors or its affiliates for amounts advanced for organization and offering costs, provided that Paladin Advisors and its affiliates are responsible for the payment of organization and offering costs to the extent they exceed 3.0% of gross proceeds from the Offering and will be required to return to the Company any amount the Company reimburses them in excess of 3.0% of the gross proceeds from the Offering. Following receipt of the minimum offering on December 2, 2005, such costs only become a liability of the Company to the extent they do not exceed 3.0% of the gross proceeds of the Offering. During the nine months ended September 30, 2007, the Company paid $939,049 of offering costs. Due to the application of the 3% limitation, the Company was only able to recognize $439,220 as a charge to stockholders’ equity with the additional amount of $499,829 recorded as due from affiliate. Paladin Advisors is required to reimburse the Company the balance of $350,576 within 60 days after the end of the Offering.

(3)	Paladin Advisors was entitled to acquisition and advisory fees related to 801 Fiber Optic Drive, Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartments and Pheasant Run Apartments. As of September 30, 2007, all acquisition fees have been paid to Paladin Advisors for 801 Fiber Optic Drive, Champion Farms Apartments and Fieldstone Apartments but acquisition fees related to Pinehurst Apartments and Pheasant Run Apartments have not been paid to Paladin Advisors yet.

(4)	Not reflected in the consolidated financial statements at September 30, 2007 and December 31, 2006.

7. Subsequent Events

Sale of Common Shares

From October 1, 2007 to October 31, 2007, the Company has raised $1,107,126 in offering proceeds through the sale of 110,777 common shares in the Offering.

16

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion and analysis should be read in conjunction with the accompanying consolidated financial statements of Paladin Realty Income Properties, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to Paladin Realty Income Properties Inc., a Maryland corporation, and its consolidated subsidiaries.

Forward-Looking Statements

Certain information included in this Quarterly Report on Form 10-Q contains, and other materials filed or to be filed by us with the Securities and Exchange Commission, or the “SEC,” contain or will contain, forward-looking statements. All statements, other than statements of historical facts, including, among others, statements regarding our possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Paladin Realty Income Properties, Inc., which we refer to as “Paladin REIT” or the “Company”, and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. You should not place undue reliance on these forward-looking statements. Statements regarding the following subjects are forward-looking by their nature:

•	our business strategy;

•	our projected operating results;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition;

•	market trends;

•	projected capital expenditures; and

•	use of the proceeds of our Offering.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock, along with the following factors that could cause actual results to vary from our forward-looking statements:

•

the factors referenced in Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2006 and in Item 1A. Risk Factors of this Quarterly Report on Form 10-Q for the period ended September 30, 2007;

•	changes in our business strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates or the general economy; and

•	the degree and nature of our competition.

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We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law.

Overview

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “MD&A”) is intended to help the reader understand our operations and our present business environment. The MD&A is provided as a supplement to—and should be read in conjunction with—our consolidated financial statements and the accompanying notes thereto contained in Item 1 of Part I of this report. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and timing of events could differ materially from those anticipated in these forward-looking statements, as a result of a number of factors, including those factors set forth in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, in Item 1A of this Quarterly Report on Form 10-Q for the period ended September 30, 2007 and other factors presented throughout this report.

We are a Maryland corporation formed on October 31, 2003 that intends to invest in a diversified portfolio of real estate properties, focusing primarily on properties that produce current income. As of September 30, 2007, we owned interests in five income-producing properties:

•	801 Fiber Optic Drive, a 56,336 square foot distribution facility built in 2001 that is leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation;

•	Champion Farms Apartments, a 264-unit luxury multifamily rental community built in 2000;

•	Fieldstone Apartments, a 266-unit multifamily community property built in 2001;

•	Pinehurst Apartment Homes, a 146-unit recently renovated multifamily community built in two phases in 1986 and 1988; and

•	Pheasant Run Apartments, a 160-unit recently renovated multifamily community built in 1985.

We intend to invest in a variety of real estate product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. In addition, we may make or acquire mortgage loans secured by, or preferred equity investments in entities that own, the same types of properties that we may acquire directly, which we refer to collectively as real estate related investments. We own our assets and conduct our operations through Paladin Realty Income Properties, L.P., our operating partnership, which we refer to as “Paladin OP.”

We elected to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2006, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. We believe we operate in such a manner as to qualify for treatment as a REIT for federal income tax purposes. Accordingly, we generally will not be subject to federal income tax, provided that distributions to our shareholders equal at least the amount of our REIT taxable income as defined under Sections 856 through 860 of the Code. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes on our taxable income at regular corporate income tax rates. We may also be subject to certain state or local income taxes, or franchise taxes.

On February 23, 2005, we commenced our initial public offering (the “Offering”) of 35,000,000 shares of common stock of the Company, par value $0.01 per share, to the public on a best efforts basis at a price of

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$10.00 per share. We also registered up to 3,500,000 common shares to be issued during the offering pursuant to our dividend reinvestment plan at a price of $10.00 per share. On December 2, 2005, we reached our minimum offering by receiving $1,246,670 in subscriptions, excluding subscriptions received from Pennsylvania investors. As of September 30, 2007, we had sold 2,278,134 shares of our common stock in the offering for aggregate gross proceeds of $22,699,893.

Recent Acquisitions

Pinehurst Apartment Homes

On July 2, 2007, KC Pinehurst Associates, LLC, a joint venture in which we own a 97.5% interest, which we refer to as KC Pinehurst, entered into an agreement with an unaffiliated third party, Pinehurst Associates, LLC, to purchase Pinehurst Apartment Homes located at 500 NW 63rd Street in Kansas City, Missouri. JTL Holdings, LLC and JTL Asset Management, Inc., both affiliates of JTL Properties, a Kansas City-based real estate investment and management company, own the remaining 2.5% interest in KC Pinehurst. JTL Properties is unaffiliated with us and our affiliates, except that affiliates of JTL Properties participate in another joint venture with us relating to Pheasant Run Apartments.

On September 14, 2007, KC Pinehurst acquired Pinehurst Apartment Homes for a total purchase price of $7.27 million, including approximately $144,000 in closing costs. The total acquisition cost for our interest in KC Pinehurst was approximately $2.4 million, including approximately $140,400 in closing costs. We accrued an acquisition fee payable to Paladin Advisors pursuant to the terms of the advisory agreement of $132,618 in connection with our investment in KC Pinehurst. We will also pay Paladin Advisors an annual asset management fee of $28,935 pursuant to the terms of the advisory agreement.

In connection with the acquisition of Pinehurst Apartment Homes, KC Pinehurst assumed the existing mortgage loan on Pinehurst Apartment Homes in an amount of approximately $4.8 million. The mortgage loan provides for a fixed rate of 5.58% through January 1, 2016. The outstanding balance on the loan at the time of maturity will be approximately $4.1 million. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. The mortgage loan is secured by a mortgage on the property. In addition, the loan is guaranteed by James E. Lippert, a principal of our co-venture partners, but only upon the occurrence of certain limited events.

On September 13, 2007, we entered into an operating agreement with JTL Holdings, LLC and JTL Asset Management, Inc., affiliates of JTL Properties, for KC Pinehurst. The operating agreement provides that we will receive priority in distributions of operating cash flow until we have received at least 9.0% on our invested equity, after which our co-venture partners will receive distributions until they have reached the same 9.0% on their invested equity. Thereafter, operating cash flow will be distributed 75% to us and 25% to our co-venture partners.

The operating agreement also provides for priority distributions of sale proceeds, if any. First, we will receive a priority distribution equal to a return of our invested capital plus an amount that when added to all distributions of cash flow made to us during the life of our investment, is sufficient to generate a 12.0% internal rate of return on our invested capital. Second, our co-venture partners will receive distributions that when added to all distributions of cash flow made to our co-venture partners during the life of their investment, is sufficient to generate a 12.0% internal rate of return on their invested capital. Third, any further sale proceeds will be distributed 50% to us and 50% to our co-venture partners.

Pheasant Run Apartments

On August 2, 2007, KC Pheasant Associates, LLC, a joint venture in which we own a 97.5% interest, which we refer to as KC Pheasant, entered into an agreement with an unaffiliated third party, Pheasant Run Apts, LS,

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Limited Partnership, to purchase Pheasant Run Apartments located at 1102 NE Independence Avenue in Lee’s Summit, Missouri. JTL Holdings, LLC and JTL Asset Management, Inc., both affiliates of JTL Properties, own the remaining 2.5% interest in KC Pheasant. JTL Properties is unaffiliated with us and our affiliates, except that JTL Holdings, LLC and JTL Asset Management, Inc. participate in KC Pinehurst.

On September 26, 2007, KC Pheasant acquired Pheasant Run Apartments from the seller for a total purchase price of approximately $8.96 million, including $710,000 in closing costs. The total acquisition cost for our interest in KC Pheasant was approximately $2.6 million, including approximately $692,000 in closing costs. We accrued an acquisition fee payable to Paladin Advisors pursuant to the terms of the advisory agreement of $145,318 in connection with our investment in KC Pheasant. We will also pay Paladin Advisors an annual asset management fee of $31,706 pursuant to the terms of the advisory agreement.

In connection with the acquisition of the Pheasant Run Apartments, KC Pheasant refinanced the existing mortgage loan on the property. The refinanced mortgage loan, in an amount of $6.25 million, provides for interest-only payments at a fixed interest rate of 5.95% through October 1, 2017, the initial maturity date. Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until October 1, 2018 with an adjustable interest rate based on the Federal Home Loan Mortgage Corporation Reference Bill Index. The outstanding balance on the loan at the time of maturity will be $6.25 million. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. In the event of default, the entire unpaid principal balance, any accrued interest, any prepayment penalty and all other amounts payable under the promissory note will be due and payable. The mortgage loan is secured by a mortgage on the property.

On September 25, 2007, we entered into an operating agreement with JTL Holdings, LLC and JTL Asset Management, Inc., affiliates of JTL Properties, for KC Pheasant. The operating agreement provides that we will receive priority in distributions of operating cash flow until we have received at least 9.0% on our invested equity, after which our co-venture partners will receive distributions until they have reached the same 9.0% on their invested equity. Thereafter, operating cash flow will be distributed 75% to us and 25% to our co-venture partners.

The operating agreement also provides for priority distributions of sale proceeds, if any. First, we will receive a priority distribution equal to a return of our invested capital plus an amount that when added to all distributions of cash flow made to us during the life of our investment, is sufficient to generate a 12.0% internal rate of return on our invested capital. Second, our co-venture partners will receive a distribution that when added to all distributions of cash flow made to our co-venture partners during the life of their investment, is sufficient to generate a 12.0% internal rate of return on their invested capital. Third, any further sale proceeds will be distributed 50% to us and 50% to our co-venture partners.

Critical Accounting Policies

We believe our most critical accounting policies are the accounting for lease revenues (including straight-line rent), the regular evaluation of whether the value of a real estate asset has been impaired, real estate purchase price allocations and accounting for joint ventures. Each of these items involves estimates that require management to make judgments that are subjective in nature. We rely on our experience, we collect historical data and current market data, and we analyze these assumptions in order to arrive at what we believe to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

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Real Estate and Depreciation

Real estate is stated at cost, less accumulated depreciation. We allocate the cost of newly acquired properties between net tangible and identifiable intangible assets. The primary intangible asset associated with an apartment property acquisition is the value of the existing lease agreements. When allocating cost to an acquired property, we allocate costs to the estimated value of the land, building and fixtures assuming the property is vacant and to the estimated intangible value of the existing lease agreements. We estimate the intangible value of the lease agreements by determining the lost revenue associated with a hypothetical lease-up. We depreciate the building and fixtures based on the expected useful life of the asset, which ranges from 32 to 45 years for the building and improvements and from five to seven years for furniture, fixtures and equipment. The intangible value of the lease agreements is amortized over the average remaining life of the existing leases, which ranges from three to 24 months. This amortization is included in depreciation and amortization expense on the accompanying consolidated statements of operations. Expenditures for repairs and maintenance are expensed as incurred.

We review long-lived assets and related identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. When such events or changes in circumstances occur, recoverability of the asset to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows, undiscounted and without interest, expected to be generated by the asset. If the sum of the expected future cash flows (undiscounted and without interest) is less than our carrying amount for the asset, an impairment loss is recognized based upon the asset’s fair value.

Investments

We evaluate our investments in accordance with Financial Accounting Standards Board (“FASB”), Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” which is referred to as FIN 46R. If we determine that the joint venture is a “variable interest entity” (“VIE”) and that we are the “primary beneficiary” as defined in FIN 46R, we will account for such investment as if it were a consolidated subsidiary. For a joint venture investment which is not a VIE or in which we are not the primary beneficiary, we consider other relevant accounting literature including Accounting Principles Board Opinion 18—”The Equity Method of Accounting for Investments in Common Stock,” Statement of Position (“SOP”) 78-9—”Accounting for Investments in Real Estate Ventures,” and Emerging Issues Task Force Issue (“EITF”) 04-5 to determine the method of accounting for each of the partially-owned entities. In accordance with the above pronouncements, we determine whether we should consolidate the entity or account for it on the equity method or cost method. Factors considered in determining whether or not we exercise control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representatives and authority and other contractual rights of our partners. To the extent that we are deemed to control these entities, these entities will be consolidated.

As of September 30, 2007, we held a 99.1% ownership interest in Paladin OP and Paladin OP holds a 70% ownership interest in Springhurst Housing Partners, LLC (“Springhurst”), a 65% ownership interest in Glenwood Housing Partners I, LLC (“Glenwood”) , a 97.5% ownership interest in KC Pinehurst, a 97.5% ownership interest in KC Pheasant, and a 74% ownership interest in PRIP 801, LLC as described in Note 3 to the consolidated financial statements. We have determined that Paladin OP and its investees are not VIEs. We consolidate Paladin OP, Springhurst, Glenwood, KC Pinehurst and KC Pheasant, as we are the majority owner and exercise control over all significant decisions. We account for our investment in PRIP 801, LLC under the equity method of accounting, as the other member has substantive participating rights as defined in EITF 04-5 and SOP 78-9. This investment is recorded initially at cost, and subsequently adjusted for equity in earnings or losses and cash contributions and distributions.

On a periodic basis we will evaluate whether there are any indicators that the value of our investments in partially-owned entities are impaired. An investment is impaired if our estimate of the value of the investment is less than the carrying amount. The ultimate realization of our investment in partially-owned entities is dependent

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on a number of factors including the performance of that entity and market conditions. If we determine that a decline in the value of a partially-owned entity is other than temporary, then we would record an impairment charge.

Revenue Recognition

We primarily lease residential apartments to tenants under non-cancellable operating leases with terms ranging from three to 24 months. Rental income related to leases is recognized in the period earned over the lease term in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 13, “Accounting for Leases.” Other income consists of various tenant-related charges and is recognized as revenue in the period in which the applicable charge is incurred.

Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

Use of Estimates

The presentation of the consolidated financial statements requires management to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Income Taxes

We elected to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2006, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. We believe we operate in such a manner as to qualify for treatment as a REIT for federal income tax purposes. Accordingly, we generally will not be subject to federal income tax, provided that distributions to our shareholders equal at least the amount of our REIT taxable income as defined under Sections 856 through 860 of the Code. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes on our taxable income at regular corporate income tax rates. We may also be subject to certain state or local income taxes, or franchise taxes.

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109.” FIN 48 increases the relevancy and comparability of financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. This Interpretation only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. We adopted FIN 48 as required effective January 1, 2007. The adoption of FIN 48 did not have any impact on our consolidated financial position, results of operations or cash flows.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value, and expands the related disclosure requirements. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. We do not expect the adoption of SFAS No. 157 to have a material impact on our consolidated financial position, results of operations or cash flows.

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In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. We do not expect the adoption of SFAS No. 159 to have a material impact on its consolidated financial position, results of operations or cash flows.

Results of Operations

Three Months Ended September 30, 2007 Compared to the Three Months Ended September 30, 2006

Rental income for the quarter ended September 30, 2007 was $1,186,260 compared to $516,867 for the quarter ended September 30, 2006. Our rental income has increased due to our acquisitions of Fieldstone Apartments in December 2006, and, to a limited extent, our acquisitions of Pinehurst Apartment Homes and Pheasant Run Apartments in September 2007. We expect rental income to continue to increase in future periods, as compared to historical periods, as a result of owning our investments in real estate acquired in 2006 and 2007 and future acquisitions of real estate investments.

Other income for the quarter ended September 30, 2007 was $93,494 compared to $41,405 for the quarter ended September 30, 2006. Other income consists of various tenant-related charges and is recognized as revenue in the period in which the applicable charge is incurred. The increase in other income for the quarter ended September 30, 2007 is attributable to our acquisitions in 2006 and 2007.

Property operating expenses for the quarter ended September 30, 2007 were $369,951 compared to $197,221 for the quarter ended September 30, 2006. The increase in property operating expenses related primarily to expenses incurred for Fieldstone Apartments, as well as, to a limited extent, expenses incurred for Pinehurst Apartment Homes and Pheasant Run Apartments. Property operating expenses were approximately 28% and 35% of total revenues for the quarters ended September 30, 2007 and 2006, respectively. We expect property operating expenses to continue to increase in future periods, as compared to historical periods, as a result of our acquisitions in 2006 and 2007 and future acquisitions of real estate investment.

Real estate taxes were $99,851 for the quarter ended September 30, 2007 compared to $34,548 for the quarter ended September 30, 2006. The increase in real estate taxes in 2007 is a result of our acquisitions in 2006 and in September 2007.

General and administrative expenses were $237,491 for the quarter ended September 30, 2007 compared to $126,141 for the quarter ended September 30, 2006. The increase in general and administrative expenses related primarily to accounting fees and asset management fees. The amount of general and administrative expenses we were permitted to accrue and pay under the 2%/25% Rule, discussed below under “Related Party Transactions,” increased during the quarter ended September 30, 2007 due to the fact that our average invested assets increased as a result of our acquisitions in 2006 and 2007. We expect this trend to continue as we acquire additional real estate investments.

Interest expense, including amortization of deferred financing costs, was $554,108 for the quarter ended September 30, 2007 and $309,064 for the quarter ended September 30, 2006. The increase in interest expense was primarily related to mortgage notes payable and indebtedness incurred in connection with the acquisition of Fieldstone Apartments, and, to a limited extent, in connection with our acquisition of Pinehurst Apartment Homes and Pheasant Run Apartments and certain financing costs that we incurred in connection with such indebtedness.

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Depreciation and amortization expense was $347,950 for the quarter ended September 30, 2007 compared to $234,621 for the quarter ended September 30, 2006. The increase in depreciation and amortization expense in 2007 is a result of our acquisitions in 2006 and in September 2007.

Net loss allocated to minority interest increased from $10,621 for the quarter ended September 30, 2006 to $28,707 for the quarter ended September 30, 2007 due to our investments in Fieldstone Apartments, and, to a lesser extent, Pinehurst Apartment Homes and Pheasant Run Apartments and the investments by the other partners in these joint ventures.

Nine Months Ended September 30, 2007 Compared to the Nine Months Ended September 30, 2006

Rental income for the nine months ended September 30, 2007 was $3,404,464 compared to $690,999 for the nine months ended September 30, 2006. Our rental income has increased due to our acquisitions of Champion Farms Apartments and Fieldstone Apartments, both in 2006, and, to a limited extent, our investments in Pinehurst Apartment Homes and Pheasant Run Apartments in September 2007.

Other income for the nine months ended September 30, 2007 was $278,329 compared to $60,676 for the nine months ended September 30, 2006. Other income consists of various tenant-related charges and is recognized as revenue in the period in which the applicable charge is incurred. The increase in other income for the nine months ended September 30, 2007 is attributable to our investments in Champion Farms Apartments and Fieldstone Apartments both in 2006 and, to a limited extent, our investments in Pinehurst Apartment Homes and Pheasant Run Apartments in September 2007.

Property operating expenses for the nine months ended September 30, 2007 were $1,093,961 compared to $252,205 for the nine months ended September 30, 2006. The increase in property operating expenses related primarily to property operating expenses incurred for Champion Farms Apartments and Fieldstone Apartments, as well as, to a limited extent, expenses incurred for Pinehurst Apartment Homes and Pheasant Run Apartments.

Real estate taxes were $297,106 for the nine months ended September 30, 2007 compared to $46,064 for the nine months ended September 30, 2006. The increase in real estate taxes in 2007 is a result of our acquisitions in 2006 and in September 2007.

General and administrative expenses were $695,340 for the nine months ended September 30, 2007 compared to $228,462 for the nine months ended September 30, 2006. The increase in general and administrative expenses related primarily to accounting fees and asset management fees. The amount of general and administrative expenses we were permitted to accrue and pay under the 2%/25% Rule, discussed below under “Related Party Transactions,” increased during the nine months ended September 30, 2007 due to the fact that our average invested assets increased as a result of our acquisitions in 2006 and 2007. We expect this trend to continue as we acquire additional real estate investments.

Interest expense, including amortization of deferred financing costs, was $1,662,790 for the nine months ended September 30, 2007 and $412,385 for the nine months ended September 30, 2006. The increase in interest expense was primarily related to mortgage notes payable and indebtedness incurred in connection with the acquisition of Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartment Homes and Pheasant Run Apartments and certain financing costs that we incurred in connection with such indebtedness.

Depreciation and amortization expense was $1,196,750 for the nine months ended September 30, 2007 compared to $312,497 for the nine months ended September 30, 2006. The increase in depreciation and amortization expense in 2007 is a result of our acquisitions in 2006 and in September 2007.

Net loss allocated to minority interest increased from $10,790 for the nine months ended September 30, 2006 to $164,395 for the nine months ended September 30, 2007 due to our investments in Champion Farms,

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Fieldstone Apartments, Pinehurst Apartment Homes and Pheasant Run Apartments and the investments by the other partners in these joint ventures.

Related Party Transactions and Agreements

Selling Commissions and Dealer Manager Fees. Pursuant to the terms of the Dealer Manager Agreement, we pay Paladin Securities selling commissions of 7.0% of the gross offering proceeds from the sale of shares of our common stock in our primary offering and 4.0% of the gross offering proceeds from the sale of shares of our common stock pursuant to our dividend reinvestment plan. We also pay Paladin Securities a dealer manager fee of up to 2.5% of gross offering proceeds from the sale of shares of our common stock in our primary offering. Paladin Securities may pay all or a portion of these selling commissions and dealer manager fees to participating broker-dealers. For the three and nine months ended September 30, 2007, we incurred $384,065 in selling commissions and dealer manager fees to Paladin Securities.

Organization and Offering Costs. Our organization and offering costs are paid by Paladin Advisors or its affiliates, including Paladin Realty, on behalf of us and directly by us. Organization and offering costs consist of actual legal, accounting, printing and other offering expenses, including amounts to reimburse Paladin Advisors, its affiliates or our dealer manager, for all marketing related costs and expenses, including, but not limited to, expenses relating to registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the Offering, and payment or reimbursement of bona fide due diligence expenses of the dealer manager and broker-dealers participating in the Offering. Pursuant to the Advisory Agreement, we are obligated to reimburse Paladin Advisors or its affiliates for amounts advanced for organization and offering costs, provided that Paladin Advisors and its affiliates are responsible for the payment of organization and offering costs to the extent they exceed 3.0% of gross proceeds from the Offering and will be required to return to us any amount we reimburse them in excess of 3.0% of the gross proceeds from the Offering.

We had incurred organization and offering costs of $5,231,470 as of September 30, 2007, which includes $4,197,891 paid by Paladin Advisors as described in Note 6 of the notes to our consolidated financial statements included herewith. Such costs only become a liability to us to the extent they do not exceed 3.0% of the gross proceeds of the Offering. When recorded by us, organization costs are expensed as incurred and offering costs are charged to shareholders’ equity. For the quarter ended September 30, 2007, we recognized $132,617 of offering costs.

As of September 30, 2007, $632,206 in offering costs have been charged to shareholders’ equity and $51,134 of organization costs were expensed in 2005.

Subject to the 3% limitation, the remaining $4,548,130 in organization and offering costs, as of September 30, 2007 will be recognized in future periods as we receive additional proceeds of the Offering.

Expense Reimbursement. Pursuant to the Advisory Agreement, Paladin Advisors is entitled to reimbursement of actual expenses incurred for administrative and other services provided to us by Paladin Advisors and its affiliates for which they do not otherwise receive a fee. We will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income (the “2%/25% Rule”), and Paladin Advisors must reimburse us quarterly for any amounts by which our operating expenses exceed the 2%/25% Rule in the previous four consecutive fiscal quarters (the “Expense Period”). Our average invested assets for any period are equal to the average book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. Our net income for any period is equal to our total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by us under generally accepted accounting principles

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(“GAAP”) (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin OP.

Paladin Advisors must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless a majority of the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any Expense Period for which total operating expenses exceed the 2%/25% Rule, we will send our stockholders written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliate, as applicable may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.

During the Expense Period ended September 30, 2007, our operating expenses, including expenses incurred on our behalf by Paladin Advisors and its affiliates, exceeded the 2%/25% Rule by $324,571. During the Expense Period ended September 30, 2007, $341,406 was paid by Paladin Advisors, and the board of directors (including the independent directors) have approved reimbursing Paladin Advisors for this amount in the future to the extent that reimbursement of this amount, together with all operating expenses paid or reimbursed for the then-current Expense Period, would not result in payment or reimbursement of operating expenses in excess of the 2%/25% Rule in that period. In making this determination, the board of directors (including the independent directors) noted that these were legitimate operating expenses necessary for the operation of our business, we are in our early stages of operations and have limited operations to cover our operating expenses and because such amounts will only be reimbursed in the future to the extent described above.

As of September 30, 2007, Paladin Advisors and its affiliates had incurred $1,389,860 in general and administrative expenses on our behalf. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of all of these amounts and $1,321,806 of these expenses have been approved by the board of directors (including the independent directors) for the reasons described above. During the quarter ended September 30, 2007, we paid $184,732 in general and administrative expenses. In accordance with the Advisory Agreement, we recognize on a quarterly basis amounts not exceeding the 2%/25% Rule. Due to the application of the 2%/25% Rule, we were able to recognize $223,736 of general and administrative expenses in our consolidated statements of operations with the additional amount of $39,004 recorded as due to affiliate.

Acquisition and Advisory Fees. Pursuant to the terms of the Advisory Agreement, we pay Paladin Advisors acquisition and advisory fees consisting of 2.75% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.5% of the funds we advance with respect to the investment. Paladin Advisors was entitled to acquisition and advisory fees of $578,498 relating to the acquisition of 801 Fiber Optic Drive, Champion Farms Apartments and Fieldstone Apartments. We paid all of these acquisition and advisory fees to Paladin Advisors during the nine months ended September 30, 2007. Paladin Advisors was also entitled to acquisition and advisory fees of $277,936 relating to the acquisition of Pinehurst Apartment Homes and Pheasant Run Apartments, which were accrued in the quarter ended September 30, 2007. The acquisition and advisory fees were capitalized as part of our investment in 801 Fiber Optic Drive, Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartment Homes and Pheasant Run Apartments.

Asset Management Fees. Pursuant to the terms of the Advisory Agreement, an annual asset management fee is payable to Paladin Advisors monthly in an amount equal to one-twelfth of 0.6% of (1) the contract purchase price of a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.2% of the funds we advance with respect to the investment. Paladin Advisors receives this fee for supervising the management, leasing,

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development and construction services provided for our properties by third parties and management of real estate related investments. During the nine months ended September 30, 2007, the Company paid Paladin Advisors $93,029 for asset management fees accrued through March 31, 2007 for 801 Fiber Optic Drive, Champion Farms Apartments and Fieldstone Apartments.

Trends or Uncertainties

Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of real estate and real estate related investments.

Liquidity and Capital Resources

During the nine months ended September 30, 2007, our sources of funds were:

•	net proceeds of $14,562,563 from the sale of 1,460,089 common shares in our Offering; and

•	net operating income of $2,291,726 from our investments in real estate.

Net operating income is defined as rental and other income less operating expenses and real estate taxes, which excludes depreciation and amortization expense, general and administrative expenses, interest income and interest expense.

We consider net operating income to be an appropriate supplemental performance measure because net operating income reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property, such as depreciation, interest expense, interest income and general and administrative expenses. Additionally, we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate investment community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. We believe that the line on our consolidated statement of operations entitled “net loss” is the most directly comparable GAAP measure to net operating income. The following table is a reconciliation of net operating income to our reported net loss from continuing operations for the nine months ended September 30, 2007:

Net Operating Income	$2,291,726
Equity in earnings of real estate joint venture	63,217
Interest income	71,504
Depreciation and amortization expense	(1,196,750)
Interest expense	(1,662,790)
General and administrative expenses	(695,340)
Minority Interest	164,395

Net Loss	$(964,038)

We are dependent upon the net proceeds to be received from the offering to conduct our proposed activities. The capital required to purchase real estate and real estate related investments will be obtained from the offering and from any indebtedness that we may incur in connection with the acquisition of any real estate and real estate related investments thereafter. We anticipate our sources of funds will continue to consist of the net proceeds of the offering and indebtedness. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

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Net cash used in operating activities for the nine months ended September 30, 2007 was $107,780 and $13,181 for the comparable period of 2006 due to our acquisition of Champion Farms Apartments in June 2006, Fieldstone Apartments in December 2006 and, to a limited extent, Pinehurst Apartment Homes and Pheasant Run Apartments in September 2007.

Net cash used in investing activities for the nine months ended September 30, 2007 was $12,304,571, which included $11,028,406 relating to the purchase of real estate and improvements to our real estate investments and payment of $578,498 of acquisition fees paid to Paladin Advisors. Net cash used in investing activities for the nine months ended September 30, 2006 was $20,872,931, which included $21,140,226 relating to the purchase of real estate and improvements, an increase in due to affiliates of $263,464 relating to payments of closing costs paid by such affiliates, and $40,794 in investment in real estate joint venture.

Net cash provided by financing activities was $13,857,524 for the nine months ended September 30, 2007 related to $14,562,563 in proceeds from the issuance of common shares in our offering and $6,250,000 of borrowings from mortgage payable offset primarily by $3,800,000 of payments on note payable to affiliate, $1,321,546 of selling commissions and dealer manager fees, $439,220 of offering costs and $619,583 of dividends paid. Net cash provided by financing activities for the nine months ended September 30, 2006 was $21,188,430 primarily related to $16,350,000 of borrowings from mortgage payable and $3,100,000 of borrowings from note payable, and $4,265,244 in proceeds from the issuance of common shares in our offering offset primarily by $1,700,000 of payments on note payable to affiliate, $398,666 of selling commissions and dealer manager fees, $180,200 of deferred loan costs, $127,957 of offering costs and $150,327 of dividends paid.

Mortgage Notes Payable

We have mortgage loans in an aggregate amount of $43,895,763 outstanding, consisting of (1) $16,350,000 incurred in connection with the acquisition of our interest in Champion Farms Apartments, (2) $16,500,000 incurred in connection with the acquisition of our interest in Fieldstone Apartments, (3) $4,795,763 incurred in connection with the acquisition of our interest in Pinehurst Apartment Homes, and (4) $6,250,000 incurred in connection with the acquisition of our interest in Pheasant Run Apartment. These mortgage notes payable are described in detail in Note 4 to our consolidated financial statements included herein.

Notes Payable to Affiliate

During the nine months ended September 30, 2007, we repaid $3.8 million of our notes payable to affiliate previously incurred in connection with our acquisitions of Champion Farms Apartments and Fieldstone Apartments with proceeds from our Offering. There are currently no loans outstanding to affiliates.

Leverage Policy

Our charter does not permit borrowings that would cause our aggregate borrowings to exceed 65% of the aggregate asset value of all of our real estate and real estate related investments, unless approved by our independent directors and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Prior to the acquisitions of Pinehurst Apartment Homes and Pheasant Run Apartments, our leverage exceeded 65%, and as a result of the assumption of the mortgage loan by KC Pinehurst and the addition of the mortgage loan secured by KC Pheasant, our leverage remains above 65%. In accordance with our charter, our board of directors, including our independent directors, approved the assumption of the mortgage loan by KC Pinehurst, the addition of the mortgage loan secured by KC Pheasant and the continuation of our leverage exceeding 65%.

The board of directors determined that the excess leverage was justified for the following reasons: (1) the loan assumption enabled us to purchase the assets and earn rental and interest income more quickly and (2) the acquisition is likely to increase the net offering proceeds from our initial public offering, thereby improving our

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ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital. We will likely continue to exceed our charter’s leverage guidelines during the early stages of our operations.

Dividends

We paid $619,583 in dividends during the nine months ended September 30, 2007. Our board of directors has declared dividends for the periods listed below to stockholders of record as the close of business each day during the applicable period and paid on the dates listed below.

Month	Annualized Rate Declared (1)	Date Paid	Total Dividends (2)
December 1, 2006 to December 31, 2006	6.0%	January 15, 2007	$40,431
January 1, 2007 to January 31, 2007	6.0%	February 15, 2007	$44,162
February 1, 2007 to February 28, 2007	6.0%	March 15, 2007	$46,267
March 1, 2007 to March 31, 2007	6.0%	April 16, 2007	$56,678
April 1, 2007 to April 30, 2007	6.0%	May 15, 2007	$63,787
May 1, 2007 to May 31, 2007	6.0%	June 15, 2007	$76,769
June 1, 2007 to June 30, 2007	6.0%	July 16, 2007	$84,835
July 1, 2007 to July 31, 2007	6.0%	August 15, 2007	$99,021
August 1, 2007 to August 31, 2007	6.0%	September 17, 2007	$107,633

(1)	Dividends were declared in the amount of $0.0016438 per share per day, representing an annualized rate of return of 6.0% on an investment of $10.00 per share if paid each day over a 365-day period.

(2)	On August 28, 2007, our board of directors declared dividends for the month of September that totaled approximately $109,277 when paid on October 15, 2007. On September 28, 2007, our board of directors declared dividends for the month of October that will total approximately $116,600 when paid on November 15, 2007. On October 30, 2007 our board of directors declared dividends for the month of November 2007 that will total approximately $123,000 when paid on December 17, 2007.

Each of our five real estate investments is structured as a joint venture with an unaffiliated third-party. As required under GAAP, our financial statements present the operations of 801 Fiber Optic Drive on an unconsolidated basis, and the operations of Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartment Homes and Pheasant Run Apartments on a consolidated basis. Consolidation requires us to reflect 100% of the income and expenses of property operations with a partial offset to account for the minority interest held by our joint venture partner. As structured, our investment in Champion Farms Apartments represents a 70% ownership interest, our investment in Fieldstone Apartments a 65% ownership interest, our investment in Pinehurst Apartment Homes a 97.5% ownership interest and our investment in Pheasant Run Apartment a 97.5% ownership interest. However, by the terms of the joint ventures for Champion Farms and Fieldstone Apartments we are entitled to 100% of available cash flow from each property as a priority distribution until we receive at least an 8.25% return on our invested capital and by the terms of the joint ventures for Pinehurst Apartment Homes and Pheasant Run Apartments, we are entitled to 100% of available cash flow from each property as a priority distribution until we receive at least an 9.0% return on our invested capital. The following chart compares cash distributions received from the Company’s investments in 801 Fiber Optic Drive, Champion Farms Apartments and Fieldstone Apartments during the first, second and third fiscal quarters with dividends paid during the same period. We did not receive any cash distributions from the Company’s investments in Pinehurst Apartment Homes and Pheasant Run Apartments during the nine months ended September 30, 2007.

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Summary of Cash Distributions from the Company’s Investments

	801 Fiber Optic Drive	Champion Farms Apartments	Fieldstone Apartments	Total
Quarter ended March 31, 2007:	$—	$106,732	$75,261	$181,993
Quarter ended June 30, 2007:	77,700	106,732	90,521	274,953
Quarter ended September 30, 2007:	—	90,000	82,890	172,890
Year to date through September 30, 2007:	$77,700	$303,464	$248,672	$629,836
Summary of Dividends Paid:
Quarter ended March 31, 2007:				$130,860
Quarter ended June 30, 2007:				197,234
Quarter ended September 30, 2007:				291,489

Year to date through September 30, 2007:				$619,583

As shown in the charts, cash distributions from our investments have exceeded the dividends paid for the nine months ended September 30, 2007. However, for the nine months ended September 30, 2007, we have had negative cash flows from operations as our general and administrative and interest expense have been greater than cash flow received from our investments. Specifically, net cash used in operations was $287,530 for the nine months ended September 30, 2007. In order to permit us to pay dividends declared to date, Paladin Advisors has paid expenses on our behalf and Paladin Advisors has deferred the reimbursement of a portion of these expense payments and from time to time has deferred certain other fees owed to it. We are dependent on Paladin Advisors to support our financial position currently because of our small size. As we continue to grow by selling shares in our Offering and by making additional investments, we expect to be able to finance our operations without advances from and deferrals of fees otherwise payable to Paladin Advisors.

As of September 30, 2007, Paladin Advisors had paid on our behalf $4,197,891 in organization and offering costs, none of which has been repaid. In addition, as of September 30, 2007, Paladin Advisors and its affiliates had incurred on our behalf $1,389,860 in general and administrative expenses, none of which has been repaid. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) repayment of these expenses. As of September 30, 2007, we are not obligated to reimburse these expenses due to the application of the 3% limitation and the 2%/25% Rule, respectively. We may be obligated to pay these amounts to Paladin Advisors or record them as obligations on our financial statements in future periods as we receive additional proceeds from the Offering and income from our investments. The payment of these obligations may impact our ability to pay future dividends. Paladin Advisors is not obligated to either pay expenses on our behalf or defer reimbursements of such expense payments or fees in future periods. If Paladin Advisors were to cease paying expenses on our behalf or deferring reimbursement of expenses or fees, our ability to pay dividends to our stockholders could be adversely affected, and we may be unable to pay dividends to our stockholders, or such dividends could decrease significantly. Additionally, if Paladin Advisors continues to pay expenses on our behalf and/or defer reimbursement of expense payments or fees, the ultimate repayment of these obligations could adversely impact on our ability to pay dividends in future periods as well as potentially adversely impact the value of your investment.

The amount of dividends to be distributed to our stockholders in the future will be determined by our board of directors and are dependent on a number of factors, including funds available for payment of dividends (including whether Paladin Advisors continues to pay expenses and/or defer reimbursement of expense payments or fees), our financial condition, capital expenditure requirements, annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code, any limitations imposed by the terms of indebtedness we may incur and other factors.

Off-Balance Sheet Arrangements

As of September 30, 2007 and 2006, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk.

We may be exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund expansion and refinancing of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk. To achieve our objectives, we may borrow at fixed rates or variable rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.

In addition to changes in interest rates, the value of our real estate and real estate related investments is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of lessees, and which may affect our ability to refinance our debt if necessary.

As of September 30, 2007 we had outstanding fixed-rate debt of approximately $43.9 million and no variable-rate debt.

As of September 30, 2007, the fair value of our fixed-rate debt approximates its carrying value. To determine fair value, the fixed-rate debt is discounted at a rate based on an estimate of current lending rates as of September 30, 2007.

A 50 basis point increase in interest rates on our fixed-rate debt would decrease the fair value of our $43.9 million fixed-rate debt by approximately $1.4 million. A 50 basis point decrease in interest rates on our fixed-rate debt would increase the fair value of our $43.9 million fixed-rate debt by approximately $1.0 million.

These amounts were determined by considering the impact of hypothetical interest rates on our financial instruments. These analyses do not consider the effect of any changes in overall economic activity that could occur in that environment. Further, in the event of a change of the magnitude discussed above, we may take actions to further mitigate our exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, these analyses assume no changes in our financial structure.

ITEM 4T.	CONTROLS AND PROCEDURES.

As of the end of the period covered by this report, management, including our chief executive officer and chief financial officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended). Based upon and as of the date of the evaluation, our chief executive officer and chief financial officer concluded that the disclosure controls and procedures were effective.

There have been no changes in our internal control over financial reporting that occurred during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

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PART II—OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS.

None.

ITEM 1A.	RISK FACTORS.

The following risk factor is hereby added to the risk factors previously disclosed in our annual report on Form 10-K for the year ended December 31, 2006:

To the extent that our apartment properties are not fully leased or are leased to residents who are not able to pay rent, our revenues and cash available for distribution to our stockholders may be substantially reduced.

Four of our five existing investments are in apartment communities. An apartment community’s revenues and value may be adversely affected by the general economic climate; the local economic climate; local real estate considerations (such as over-supply of or reduced demand for apartments); the perception by prospective residents of the safety, convenience and attractiveness of the communities or neighborhoods in which our properties are located and the quality of local schools and other amenities; and increased operating costs (including real estate taxes and utilities). The underlying value of apartment communities and our ability to make distributions to you depend upon our ability to lease our available apartment units and the ability of the residents of our apartment properties to generate enough income to pay their rents in a timely manner. Our residents’ inability to pay rents may be impacted by employment and other constraints on their personal finances, including debts, purchases and other factors.

Virtually all of the leases for our apartment communities will be short-term leases (generally, three to 24 months). Ultimately, to the extent we are unable to renew leases, or re-lease apartment units as leases expire, it would result in decreased cash flow from residents and harm our operating results. Increased competition for residents of our apartment communities may also require us to make capital improvements to apartment communities which we would not have otherwise planned to make. Any unbudgeted capital improvements we undertake may divert away cash that would otherwise be available for distribution to stockholders. If we are required to renovate our apartment communities in order to attract residents, tenants may have to be relocated during the renovation, which will add to our costs. Delays in completion of any renovations may add to these costs. Certain significant fixed expenses are generally not reduced when circumstances such as renovations cause a reduction in income from the leases. Vacant apartment units that are being renovated usually cannot be rented to tenants and this will adversely affect our rental income. In addition, we will be subject to normal lease-up risks for units which were not rented during renovation. Factors such as these can result in increased costs and decreased revenues which could materially adversely affect our results of operations and, consequently, amounts available for distribution to you.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

On February 23, 2005, our Offering (SEC File No. 333-113863) was declared effective and we commenced our offering efforts. As of September 30, 2007, we had sold 2,278,134 shares of common stock in the Offering, raising gross proceeds of $22,699,893. From this amount, we have incurred $2,057,948 in selling commissions and dealer manager fees to our dealer managers, $5,231,470 in organization and offering costs (of which $683,340 has been recorded in our financial statements), $856,433 in acquisition and advisory fees and $156,137 in asset management fees.

For information regarding how we used the net proceeds from our initial public offering (along with how we used cash from operating activities) through September 30, 2007, see our consolidated statements of cash flows included in this report and in our Annual Report on Form 10-K for the year ended December 31, 2006.

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ITEM 3.	DEFAULTS UPON SENIOR SECURITIES.

None.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

None.

ITEM 5.	OTHER INFORMATION.

None.

ITEM 6.	EXHIBITS.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q on August 15, 2005 and incorporated herein by reference).

3.2	Bylaws of the Registrant (filed as Exhibit 3.2 to Post-Effective Amendment No. 5 to the Registrant’s Form S-11 Registration Statement (File No. 333-113863), as amended to date, filed on April 6, 2007 (“Post-Effective Amendment No. 5”) and incorporated herein by reference).

4.1	Form of Subscription Agreement (filed as Appendix B to Post-Effective Amendment No. 5 and incorporated herein by reference).

10.1	Purchase and Sale Agreement by and between Pinehurst Associates, LLC and KC Pinehurst Associates, LLC dated as of July 2, 2007 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on July 9, 2007 and incorporated herein by reference).

10.2	Operating Agreement of KC Pinehurst Associates, LLC, dated as of September 13, 2007, by and among PRIP 500, LLC, JTL Holdings, LLC and JTL Asset Management, Inc. (filed as Exhibit 10.18 to the Registrant’s Form S-11 Registration Statement (File No. 333-146867) file on October 22, 2007 (the “Follow-On Registration Statement”) and incorporated herein by reference).

10.3	Assumption Agreement dated September 13, 2007 by and among Pinehurst Associates, LLC, KC Pinehurst Associates, LLC, Federal Home Loan Mortgage Corporation and Robert E. Spielman (filed as Exhibit 10.19 to the Follow-On Registration Statement and incorporated herein by reference).

10.4	Promissory Note dated December 6, 2005 executed by KC Pinehurst Associates, LLC and payable to NorthMarq Capital, Inc. (filed as Exhibit 10.20 to the Follow-On Registration Statement and incorporated herein by reference)

10.5	Multi-family Deed of Trust, Assignment of Rents and Security Agreement, dated December 6, 2005 by Pinehurst Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.21 to the Follow-On Registration Statement and incorporated herein by reference)

10.6	Guaranty, dated September 13, 2007, by James E. Lippert in favor of the Federal Home Loan Mortgage Corporation. (filed as Exhibit 10.22 to the Follow-On Registration Statement and incorporated herein by reference).

10.7	Guaranty, dated December 6, 2006, by Robert E. Spielman in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.23 to the Follow-On Registration Statement and incorporated herein by reference).

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Exhibit No.	Description

10.8	Purchase and Sale Agreement by and between Pheasant Run Apts, LS, Limited Partnership and KC Pheasant Associates, LLC dated as of August 2, 2007 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on August 8, 2007 and incorporated herein by reference).

10.9	Operating Agreement of KC Pheasant Associates, LLC, dated as of September 25, 2007, by and among PRIP 1102, LLC, JTL Holdings, LLC and JTL Asset Management, Inc. (filed as Exhibit 10.1 to the Registrant’s Current Report On Form 8-K filed on October 2, 2007 and incorporated herein by reference).

10.10	Multifamily Note effective as of September 26, 2007 made by KC Pheasant Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 2, 2007 and incorporated herein by reference).

10.11	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, effective as of September 26, 2007 by KC Pheasant Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 2, 2007 and incorporated herein by reference).

31.1	Section 302 Certification of Principal Executive Officer.

31.2	Section 302 Certification of Principal Financial Officer.

32.1	Section 906 Certification of Principal Executive Officer.

32.2	Section 906 Certification of Principal Financial Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date:	November 13, 2007	By:	/s/ James R. Worms
James R. Worms
President, Chief Executive Officer and Director
(Principal Executive Officer)

Date:	November 13, 2007	By:	/s/ John A. Gerson
John A. Gerson
Executive Vice President, Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2006 and incorporated herein by reference).

3.2	Bylaws of the Registrant (filed as Exhibit 3.2 to Post-Effective Amendment No. 5 filed on April 6, 2007 and incorporated herein by reference).

4.1	Form of Subscription Agreement (filed as Appendix B to Post-Effective Amendment No. 5 filed on April 6, 2007 and incorporated herein by reference).

10.1	Purchase and Sale Agreement by and between Pinehurst Associates, LLC and KC Pinehurst Associates, LLC dated as of July 2, 2007 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on July 9, 2007 and incorporated herein by reference).

10.2	Operating Agreement of KC Pinehurst Associates, LLC, dated as of September 13, 2007, by and among PRIP 500, LLC, JTL Holdings, LLC and JTL Asset Management, Inc. (filed as Exhibit 10.18 to the Follow-On Registration Statement and incorporated herein by reference).

10.3	Assumption Agreement dated September 13, 2007 by and among Pinehurst Associates, LLC, KC Pinehurst Associates, LLC, Federal Home Loan Mortgage Corporation and Robert E. Spielman (filed as Exhibit 10.19 to the Follow-On Registration Statement and incorporated herein by reference).

10.4	Promissory Note dated December 6, 2005 executed by KC Pinehurst Associates, LLC and payable to NorthMarq Capital, Inc. (filed as Exhibit 10.20 to the Follow-On Registration Statement and incorporated herein by reference)

10.5	Multi-family Deed of Trust, Assignment of Rents and Security Agreement, dated December 6, 2005 by Pinehurst Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.21 to the Follow-On Registration Statement and incorporated herein by reference)

10.6	Guaranty, dated September 13, 2007, by James E. Lippert in favor of the Federal Home Loan Mortgage Corporation. (filed as Exhibit 10.22 to the Follow-On Registration Statement and incorporated herein by reference).

10.7	Guaranty, dated December 6, 2006, by Robert E. Spielman in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.23 to the Follow-On Registration Statement and incorporated herein by reference).

10.8	Purchase and Sale Agreement by and between Pheasant Run Apts, LS, Limited Partnership and KC Pheasant Associates, LLC dated as of August 2, 2007 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on August 8, 2007 and incorporated herein by reference).

10.9	Operating Agreement of KC Pheasant Associates, LLC, dated as of September 25, 2007, by and among PRIP 1102, LLC, JTL Holdings, LLC and JTL Asset Management, Inc. (filed as Exhibit 10.1 to the Registrant’s Current Report On Form 8-K filed on October 2, 2007 and incorporated herein by reference).

10.10	Multifamily Note effective as of September 26, 2007 made by KC Pheasant Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 2, 2007 and incorporated herein by reference).

10.11	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, effective as of September 26, 2007 by KC Pheasant Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 2, 2007 and incorporated herein by reference).

31.1	Section 302 Certification of Principal Executive Officer.

31.2	Section 302 Certification of Principal Financial Officer.

32.1	Section 906 Certification of Principal Executive Officer.

32.2	Section 906 Certification of Principal Financial Officer.

PALADIN REALTY INCOME PROPERTIES, INC.

SUPPLEMENT NO. 6 DATED NOVEMBER 30, 2007

TO THE PROSPECTUS DATED APRIL 6, 2007

This prospectus supplement No. 6 (this “Supplement”) is part of, and should be read in conjunction with, the prospectus of Paladin Realty Income Properties, Inc. dated April 6, 2007 (the “Prospectus”), Supplement No. 1 to the Prospectus dated June 5, 2007, Supplement No. 2 to the Prospectus dated July 27, 2007, Supplement No. 3 to the Prospectus dated August 27, 2007, Supplement No. 4 to the Prospectus dated October 12, 2007 and Supplement No. 5 to the Prospectus dated November 20, 2007. The purpose of this Supplement is to disclose:

•	the status of our initial public offering;

•	the declaration of dividends for the month of December; and

•	an update to our “Risk Factors” disclosure regarding the payment of dividends.

STATUS OF OUR INITIAL PUBLIC OFFERING

As of November 23, 2007, we had received and accepted subscriptions in our offering for 2,503,129 shares of common stock, or approximately $ 24,948,037, including shares issued under our dividend reinvestment plan.

DECLARATION OF DIVIDENDS

On November 30, 2007, the dividend committee of the Paladin Realty Income Properties, Inc. board of directors declared dividends for the month of December 2007. The declared dividends will be calculated based on stockholders of record each day during such month at a rate of $0.0016438 per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a share price of $10.00. These dividends will be aggregated and paid in cash on January 15, 2008.

UPDATE TO RISK FACTORS

The “Risk Factors” section of the Prospectus is hereby supplemented by updating the following risk factor:

To date cash flows from operations were insufficient to pay our operating expenses and to cover the dividends we have paid and/or declared. In order to permit us to pay dividends, Paladin Advisors has paid expenses on our behalf and deferred the reimbursement of such expense payments and its receipt of fees we owe Paladin Advisors. We cannot assure you that in the future we will be able to achieve cash flows necessary to pay both our expenses and dividends at our historical per share amounts, or to maintain dividends at any particular level, if at all.

Because our cash flows from operations have been insufficient to pay our operating expenses and to cover the dividends we have paid or declared to our stockholders through the date of this prospectus, we cannot assure you that we will be able to continue paying dividends to our stockholders at our historical per-share amounts, or that the dividends we pay will not decrease or be eliminated in the future. As of the date of this prospectus, we have paid $1,096,483 in dividends to our stockholders. In order to permit us to pay dividends declared to date, we have used cash distributions from our investments, Paladin Advisors has paid expenses on our behalf, and Paladin Advisors has deferred the reimbursement of expense payments and its receipt of asset management and acquisition and advisory fees.

Specifically, as of September 30, 2007, Paladin Advisors has paid on our behalf $4,197,891 in organization and offering costs, none of which has been repaid to Paladin Advisors. In addition, Paladin Advisors and its affiliates paid on our behalf $1,389,860 in general and administrative expenses, none of which has been repaid to Paladin Advisors.

Pursuant to the advisory agreement between us and Paladin Advisors dated February 28, 2007, we will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceed the greater of (1) 2% of our average invested assets or (2) 25% of our net income, which we refer to as the “2%/25% Rule”, and Paladin Advisors must reimburse us quarterly for any amounts by which our operating expenses exceed the 2%/25% Rule in the previous four consecutive fiscal quarters. During the previous four fiscal quarters, our operating expenses including expenses incurred on behalf of us by Paladin Advisors and its affiliates exceeded the 2%/25% Rule by $324,571. In accordance with the advisory agreement, Paladin Advisors has deferred payment of such amount and it was recorded as a reduction in general and administrative expenses and asset management fees. As of September 30, 2007, we owed Paladin Advisors acquisition and advisory fees of $277,935, which was subsequently paid, and asset management fees of $63,108. The acquisition and advisory fees were capitalized as part of the investments. Pursuant to the terms of the advisory agreement, Paladin Advisors has elected to defer (without interest) receipt of all of these fees and expenses.

We are obligated to pay these amounts to Paladin Advisors in the future, and the payment of these obligations may impact our ability to pay future dividends. Paladin Advisors is not obligated to either pay expenses on our behalf or defer reimbursements of expense payments or fees in future periods. At such time as Paladin Advisors requires us to reimburse such expense payments or pay those fees, or if Paladin Advisors were to cease paying expenses on our behalf or deferring reimbursement of expense payments or fees, our ability to pay dividends to our stockholders could be adversely affected, and we may be unable to pay dividends to our stockholders, or such dividends could decrease significantly. Additionally, if Paladin Advisors continues to pay expenses on our behalf and/or defer reimbursement of expense payments or fees, the ultimate repayment of these obligations could adversely impact our ability to pay dividends in future periods as well as potentially adversely impact the value of your investment.

Our directors will determine the amount and timing of future cash dividends to our stockholders based on many factors, including the amount of funds available for distribution (including whether Paladin Advisors continues to pay expenses and/or defer reimbursement of expense payments or fees), our financial condition, requirements we must meet to qualify to be taxed as a REIT, whether to reinvest or distribute such funds, capital expenditures and reserve requirements and general operational requirements. The amount of funds available for distribution will be affected by our ability to identify and make real estate or real estate related investments as offering proceeds become available, the returns on those real estate or real estate related investments we make and our operating expense levels, as well as many other variables. We cannot predict how long it may take to identify additional real estate or real estate related investments, to raise sufficient proceeds or to make real estate or real estate related investments. We likewise cannot predict whether we will generate sufficient cash flow to continue to pay dividends at historical levels or at all.

In addition, differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the requirement that we distribute at least 90% of our taxable income, excluding capital gains and with certain adjustments, in order to qualify as a REIT.

NOTE:	This Supplement No. 7 dated January 24, 2008 replaces and supersedes Supplement No. 7 dated January 18, 2008 and is being filed to reflect that the acquisition fee payable to Paladin Advisors has been accrued but not yet paid and to correct the “Annual Rental Represented by Such Leases” column of the lease expiration table on page 2 of such supplement.

PALADIN REALTY INCOME PROPERTIES, INC.

SUPPLEMENT NO. 7 DATED JANUARY 24, 2008

TO THE PROSPECTUS DATED APRIL 6, 2007

This prospectus supplement No. 7 (this “Supplement”) is part of, and should be read in conjunction with, the prospectus of Paladin Realty Income Properties, Inc. dated April 6, 2007 (the “Prospectus”), Supplement No. 1 to the Prospectus dated June 5, 2007, Supplement No. 2 to the Prospectus dated July 27, 2007, Supplement No. 3 to the Prospectus dated August 27, 2007, Supplement No. 4 to the Prospectus dated October 12, 2007, Supplement No. 5 to the Prospectus dated November 20, 2007 and Supplement No. 6 to the Prospectus dated November 30, 2007. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus. The purpose of this Supplement is to disclose:

•	the status of our initial public offering; and

•	our recent acquisition of The Retreat of Shawnee in Shawnee, Kansas.

STATUS OF OUR INITIAL PUBLIC OFFERING

As of January 11, 2008, we had received and accepted subscriptions in our offering for 2,638,396 shares of common stock, or approximately $25,988,778, including shares issued under our dividend reinvestment plan.

ACQUISITION OF THE RETREAT OF SHAWNEE

On January 11, 2008, KC Retreat Associates, LLC, a joint venture in which we own a 97.5% interest, which we refer to as KC Retreat, entered into an agreement with an unaffiliated third party, The Retreat, LLC, to purchase The Retreat of Shawnee located at 11128 West 76th Terrace in Shawnee, Kansas, or the Retreat Apartments. JTL Holdings, LLC and JTL Asset Management, Inc., both affiliates of JTL Properties, a Kansas City-based real estate investment and management company, own the remaining 2.5% interest in KC Retreat. JTL Properties is unaffiliated with us and our affiliates, except that affiliates of JTL Properties participate in two other joint ventures with us relating to Pheasant Run Apartments and Pinehurst Apartment Homes.

On January 14, 2008, KC Retreat acquired the Retreat Apartments for a total purchase price of $15.9 million. The total acquisition cost for our interest in KC Retreat was approximately $2.85 million, including approximately $350,000 for capital expenditures and $200,000 in closing costs. We accrued an acquisition fee payable to Paladin Advisors pursuant to the terms of the advisory agreement of $156,750 in connection with our investment in KC Retreat. We will also pay Paladin Advisors an annual asset management fee of $34,200 pursuant to the terms of the advisory agreement.

Financing the Acquisition

In connection with the closing of the Retreat Apartments acquisition, KC Retreat entered into a mortgage loan with the Federal Home Loan Mortgage Corporation, or Freddie Mac, to obtain a loan in the amount of $13,600,000 as evidenced by a Multifamily Note dated January 11, 2008, in favor of NorthMarq Capital, Inc. The loan bears interest at a fixed rate of 5.58% through February 1, 2018. Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until February 1, 2019 with an adjustable interest rate based on the Freddie Mac Reference Bill Index. The outstanding balance on the loan at the time of maturity will be approximately $12,650,000. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) 1.0% of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. The loan is secured by a multifamily mortgage on the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement. In addition, the loan is guaranteed by James E. Lippert, but only upon the occurrence of certain limited events. As a condition to the loan, KC Retreat is further required to fund an escrow account with approximately $430,000 for the payment of approximately $343,000 to make specified repairs and improvements to the Retreat Apartments pursuant to a Repair Escrow Agreement dated January 11, 2008, or the Repair Escrow Agreement.

Our charter does not permit borrowings that would cause our aggregate borrowings to exceed 65% of the aggregate asset value of all of our real estate and real estate related investments, unless approved by our independent directors and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Prior to the acquisition, our leverage exceeded 65%, and as a result of the new loan obtained by KC Retreat, our leverage remains above 65%. In accordance with our charter, our board of directors, including our independent directors, approved the incurrence of the new loan by KC Retreat and the continuation of our leverage exceeding 65%. The board of directors determined that the excess leverage was justified for the following reasons: (1) the loan assumption enabled us to purchase the assets and earn rental and interest income more quickly and (2) the acquisition is likely to increase the net offering proceeds from this offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital. We will likely continue to exceed our charter’s leverage guidelines during the early stages of our operations.

The Property

The Retreat Apartments is a Class B, 342-unit rental apartment community consisting of 10 three-story garden-style apartment buildings and an attached clubhouse located on 16.43 acres in Shawnee, Kansas. The property was developed in 1984 and renovated between 2004 and 2005. The property has an aggregate of 230,400 square feet of rentable area and an average unit size of 674 square feet. The property contains 198 1-bedroom, 1-bath units and 144 2-bedroom, 1-bath units. As of January 14, 2008, the property had an average market rent of $587 per unit per month and was 87.7% occupied.

The leased space is comprised entirely of residential apartment units. Each lease is specific to an individual unit. Collectively, the units are leased subject to the terms of a standard lease form. Individual leases generally have a term of one year. The percentage occupancy rate and average effective annual rent per unit for 2003 through 2007 for the Retreat Apartments is as follows:

	2003	2004(a)	2005	2006	2007(b)
Average Effective Annual Rent per Unit	$5,020	$6,043	$6,226	$6,480	$6,551
Occupancy rate	85.7%	82.5%	91.2%	90.6%	90.9%

(a)	Annualized based on 8 months of actual results available to us.
(b)	Annualized based on 11 months of actual results available to us.

The following is a schedule of lease expirations and related information for each of 2008 and 2009:

Year	Number of Tenants Whose Leases Are Expiring	Total Square Feet Covered by Such Leases	Annual Rental Represented by Such Leases	Percentage of Gross Annual Rental Represented by Such Leases
2008	294	198,640	$1,972,428	97.9%
2009	6	4,080	43,140	2.1%

There are no leases with terms expiring after 2009.

The Retreat Apartments is located in Shawnee, Kansas, a bedroom community approximately twelve miles southwest of downtown Kansas City in Johnson County, Kansas. The property generally competes with six other rental apartment communities of a similar age and quality located within one block, or half a mile, of the property. The property competes with other rental apartment communities in its submarket generally based on tangible factors such as rental rate and unit type, as well as intangible factors such as physical appearance and proximity to place of employment, school, shopping and recreation.

Pursuant to the Repair Escrow Agreement, we are obligated to use approximately $343,000 to make specified repairs and improvements to the property, to be paid from approximately $430,000 in funds deposited into a repair escrow fund with NorthMarq Capital, Inc. Such repairs and improvements include, but are not limited to, roof, siding, deck and pool repairs, sidewalk replacement, HVAC unit replacements, fire alarm upgrades and the addition of GFCI outlets to all kitchen units.

In the opinion of management, the property is suitable and adequate for its intended purpose and is adequately covered by insurance. We obtained a Phase I environmental survey and are generally satisfied with the environmental status of the property.

For federal income tax purposes, the tax basis in the Retreat Apartments is approximately $15,990,000. The real property component of the Retreat Apartments will be depreciated on a straight-line basis using estimated useful lives of 27.5 years for building and building improvements and by the 200% declining balance method using estimated useful lives of five to seven years for furniture, fixtures and equipment. Realty taxes for the fiscal year ended December 31, 2007 on the Retreat Apartments were $177,493 at a tax rate of 1.5182%.

The Operating Agreement

On January 11, 2008, PRIP 11128, LLC, a Delaware limited liability company and our subsidiary, entered into an operating agreement with JTL Holdings, LLC and JTL Asset Management, Inc., affiliates of JTL Properties, for KC Retreat. The operating agreement provides that we will receive priority in distributions of operating cash flow until we have received at least 12.0% on our invested equity, after which our co-venture partners will receive distributions until they have reached the same 12.0% on their invested equity. Thereafter, operating cash flow will be distributed 50% to us and 50% to our co-venture partners.

The operating agreement also provides for priority distributions of sale proceeds, if any. First, we will receive a priority distribution equal to a return of our invested capital plus an amount that when added to all distributions of cash flow made to us during the life of our investment, is sufficient to generate a 12.0% internal rate of return on our invested capital. Second, our co-venture partners will receive distributions that when added to all distributions of cash flow made to our co-venture partners during the life of their investment, is sufficient to generate a 12.0% internal rate of return on their invested capital. Third, any further sale proceeds will be distributed 50% to us and 50% to our co-venture partners.

JTL Asset Management, Inc. is the operating member of KC Retreat; however, the operating agreement imposes certain limitations on its management authority. The operating member may not cause the joint venture to undertake activities or incur expenses that are not authorized by the operating budget. Additionally, the operating member’s authority is limited to: (1) procuring approved financing, (2) supervising the management, leasing and operation of the property, (3) coordinating, supervising and otherwise overseeing the sale, if any, of the property, (4) preparing and updating a business plan and operating budget for the joint venture, and (5) diligently conducting the day-to-day operations in accordance with the business plan and the operating budget.

Except in limited circumstances set forth in the operating agreement, none of the members may freely transfer their interest in the joint venture without the consent of the other parties. Most transfers of interest are subject to a right of first offer by the other members.

The Property Management Agreement

CRES Management, LLC, an affiliate of JTL Properties, has been designated as the property manager of the Retreat Apartments pursuant to a property management agreement that provides for an initial one-year term with automatic one-year renewals. Either party may terminate the property management upon 30 days’ prior written notice. A management fee is payable monthly in arrears equal to 4.5% of the monthly gross revenues of the Retreat Apartments, 50% of which will be subordinated to the payment of a minimum 9.0% preferred return to us.

PALADIN REALTY INCOME PROPERTIES, INC.

SUPPLEMENT NO. 8 DATED FEBRUARY 15, 2008

TO THE PROSPECTUS DATED APRIL 6, 2007

This prospectus supplement No. 8 (this “Supplement”) is part of, and should be read in conjunction with, the prospectus of Paladin Realty Income Properties, Inc. dated April 6, 2007 (the “Prospectus”), Supplement No. 1 to the Prospectus dated June 5, 2007, Supplement No. 2 to the Prospectus dated July 27, 2007, Supplement No. 3 to the Prospectus dated August 27, 2007, Supplement No. 4 to the Prospectus dated October 12, 2007, Supplement No. 5 to the Prospectus dated November 20, 2007, Supplement No. 6 to the Prospectus dated November 30, 2007 and Supplement No. 7 to the Prospectus dated January 24, 2008. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus. The purpose of this Supplement is to disclose:

•	the status of our initial public offering; and

•	the extension of our initial public offering pursuant to Rule 415 of the General Rules and Regulations under the Securities Act of 1933, as amended.

STATUS OF OUR INITIAL PUBLIC OFFERING

As of February 14, 2008, we had received and accepted subscriptions in our initial public offering for 2,764,690 shares of common stock, or approximately $27,441,244 in gross proceeds, including shares issued under our dividend reinvestment plan.

EXTENSION OF OUR INITIAL PUBLIC OFFERING PURSUANT TO RULE 415

In the Prospectus, we previously disclosed that our initial public offering would expire on or before February 23, 2008, which is the three-year anniversary of the commencement of that offering. However, we have determined to extend our initial public offering beyond February 23, 2008, as permitted pursuant to the Securities and Exchange Commission’s Rule 415, as promulgated under the Securities Act of 1933, as amended.

Specifically, we are extending the term of our initial public offering until the earlier to occur of:

•	the date upon which our new registration statement on Form S-11, originally filed on October 23, 2007, and subsequently amended, becomes effective; or

•	August 21, 2008, which is the date that is 180 days after February 23, 2008.

PALADIN REALTY INCOME PROPERTIES, INC.

SUPPLEMENT NO. 9 DATED MARCH 21, 2008

TO THE PROSPECTUS DATED APRIL 6, 2007

This prospectus supplement No. 9 (this “Supplement”) is part of, and should be read in conjunction with, the prospectus of Paladin Realty Income Properties, Inc. dated April 6, 2007 (the “Prospectus”), Supplement No. 1 to the Prospectus dated June 5, 2007, Supplement No. 2 to the Prospectus dated July 27, 2007 Supplement No. 3 to the Prospectus dated August 27, 2007, Supplement No. 4 to the Prospectus dated October 12, 2007, Supplement No. 5 to the Prospectus dated November 20, 2007, Supplement No. 6 to the Prospectus dated November 30, 2007, Supplement No. 7 to the Prospectus dated January 24, 2008 and Supplement No. 8 to the Prospectus dated February 15, 2008. The purpose of this Supplement is to disclose:

•	the status of our initial public offering;

•	an amendment to the “Experts” section of the Prospectus;

•	audited financial statements for The Retreat of Shawnee; and

•	our unaudited pro forma condensed consolidated financial statements reflecting the acquisition of The Retreat of Shawnee.

STATUS OF OUR INITIAL PUBLIC OFFERING

As of March 14, 2008, we had received and accepted subscriptions in our offering for 2,884,116 shares of common stock, or approximately $28,631,906, including shares issued under our dividend reinvestment plan.

EXPERTS

The “Experts” section on page 156 of the Prospectus is hereby amended by adding the following:

The statement of revenues and certain operating expenses of The Retreat of Shawnee for the year ended December 31, 2006 have been included in Supplement No. 9 to the Prospectus in reliance upon the report of Imowitz Koenig & Co., LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have audited the accompanying Statement of Revenues and Certain Operating Expenses of The Retreat Apartments, a property located at 11128 W. 76th Terrace in Shawnee, Kansas (the Property) for the year ended December 31, 2006 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Property for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Imowitz Koenig & Co., LLP

New York, New York

January 15, 2008

F-1

The Retreat Apartments

Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2006

Revenues
Rental income	$2,008,837
Other revenue	175,496

Total revenues	2,184,333

Certain operating expenses
Operating expenses	809,634
Real estate taxes	168,974
Management fees	87,373
Insurance	73,162

Total of certain operating expenses	1,139,143

Excess of revenues over certain operating expenses	$1,045,190

See accompanying notes to statement of revenues

and certain operating expenses.

F-2

The Retreat Apartments

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2006

1.	Organization

The Retreat Apartments is an existing 342 unit multifamily community property (the “Property”) which was built in 1984 and went through substantial renovation in 2004 and 2005. The Property is located at 11128 W. 76th Terrace in Shawnee, Kansas. On January 11, 2008, an affiliate of Paladin Realty Income Properties, Inc. (“Paladin”), PRIP 11128, LLC (“PRIP 11128”), formed a joint venture, KC Retreat Associates, LLC (“KC Retreat”) with JTL Holdings, LLC and JTL Asset Management, Inc. PRIP 11128 owns a 97.5% interest while the other two members own the remaining 2.5%. On January 14, 2008, KC Retreat acquired the Property pursuant to a Purchase and Sale Agreement by and between KC Retreat as purchaser and The Retreat, LLC as the seller, dated January 11, 2008.

2.	Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, interest expense, depreciation and amortization, and non-recurring items which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

3.	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.	Significant Accounting Policies

a)	Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

b)	Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

5.	Related Party Transactions

C.R.E.S. Management, LLC (“CRES”), an affiliate of one of the members of The Retreat, LLC, is the Property Manager of the Property and is entitled to a monthly management fee payable in arrears equal to 4% of

F-3

The Retreat Apartments

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2006

the monthly gross revenues collected. Management fees earned were $87,373 for the year ended December 31, 2006. CRES also provides all employee services for leasing, maintenance, office, accounting and various other expense items for which they are reimbursed. CRES was reimbursed $361,399 for such services for the year ended December 31, 2006.

6.	Subsequent Event

In connection with the acquisition of the Property, KC Retreat entered into a mortgage loan on the Property in the amount of $13,600,000 as evidenced by a Multifamily Note dated January 11, 2008 executed by KC Retreat in favor of NorthMarq Capital, Inc., a Minnesota corporation (the “Promissory Note”). The mortgage loan requires interest only payments at a rate of 5.58%, until February 1, 2013, after which principal and interest are payable monthly on a 30-year amortization schedule until the loan’s maturity on February 1, 2018, at which time all remaining principal and interest shall become due and payable. Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until February 1, 2019 with an adjustable interest rate based on the Federal Home Loan Mortgage Corporation Reference Bill Index. Approximately $12.6 million will be due at the initial maturity date. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) 1.0% of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. In the event of default, the entire unpaid principal balance, any accrued interest, any prepayment penalty and all other amounts payable under the Promissory Note will be due and payable. The loan is secured by the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement.

The loan agreements contain various covenants, which among other things, limits the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer their interest in the Property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

F-4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have reviewed the accompanying Statement of Revenues and Certain Operating Expenses of The Retreat Apartments, a property located at 11128 W. 76th Terrace in Shawnee, Kansas (the Property) for the nine months ended September 30, 2007 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of the interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim Historical Summary for it to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Imowitz Koenig & Co., LLP

New York, New York

January 15, 2008

F-5

The Retreat Apartments

Statement of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2007

Revenues
Rental income	$1,507,247
Other revenue	161,084

Total revenues	1,668,331

Certain operating expenses
Operating expenses	598,852
Real estate taxes	126,787
Management fees	67,423
Insurance	50,545

Total of certain operating expenses	843,607

Excess of revenues over certain operating expenses	$824,724

See accompanying notes to statement of revenues

and certain operating expenses.

F-6

The Retreat Apartments

Notes to the Statement of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2007

1.	Organization

The Retreat Apartments is an existing 342 unit multifamily community property (the “Property”) which was built in 1984 and went through substantial renovation in 2004 and 2005. The Property is located at 11128 W. 76th Terrace in Shawnee, Kansas. On January 11, 2008, an affiliate of Paladin Realty Income Properties, Inc. (“Paladin”), PRIP 11128, LLC (“PRIP 11128”), formed a joint venture, KC Retreat Associates, LLC (“KC Retreat”) with JTL Holdings, LLC and JTL Asset Management, Inc. PRIP 11128 owns a 97.5% interest while the other two members own the remaining 2.5%. On January 14, 2008, KC Retreat acquired the Property pursuant to a Purchase and Sale Agreement by and between KC Retreat as purchaser and The Retreat, LLC as the seller, dated January 11, 2008.

2.	Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, interest expense, depreciation and amortization, and non-recurring items which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

3.	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.	Significant Accounting Policies

a)	Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

b)	Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

5.	Related Party Transactions

C.R.E.S. Management, LLC (“CRES”), an affiliate of one of the members of The Retreat, LLC, is the Property Manager of the Property and is entitled to a monthly management fee payable in arrears equal to 4% of the monthly gross revenues collected. Management fees earned were $67,423 for the nine months ended

F-7

The Retreat Apartments

Notes to the Statement of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2007

September 30, 2007. CRES also provides all employee services for leasing, maintenance, office, accounting and various other expense items for which they are reimbursed. CRES was reimbursed $281,376 for such services for the nine months ended September 30, 2007.

6.	Subsequent Event

In connection with the acquisition of the Property, KC Retreat entered into a mortgage loan on the Property in the amount of $13,600,000, as evidenced by a Multifamily Note dated January 11, 2008 executed by KC Retreat in favor of NorthMarq Capital, Inc., a Minnesota corporation (the “Promissory Note”). The mortgage loan requires interest only payments at a rate of 5.58%, until February 1, 2013, after which principal and interest are payable monthly on a 30-year amortization schedule until the loan’s maturity on February 1, 2018, at which time all remaining principal and interest shall become due and payable. Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until February 1, 2019 with an adjustable interest rate based on the Federal Home Loan Mortgage Corporation Reference Bill Index. Approximately $12.6 million will be due at the initial maturity date. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) 1.0% of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. In the event of default, the entire unpaid principal balance, any accrued interest, any prepayment penalty and all other amounts payable under the Promissory Note will be due and payable. The loan is secured by the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement.

The loan agreements contain various covenants, which among other things, limits the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer their interest in the Property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

F-8

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

This pro forma information should be read in conjunction with the consolidated financial statements and notes of Paladin Realty Income Properties, Inc. (“Paladin REIT”) included in the prospectus dated April 6, 2007.

The following unaudited pro forma consolidated balance sheet as of September 30, 2007 has been prepared to give effect to the acquisition (the “Retreat Acquisition”) by KC Retreat Associates, LLC (“KC Retreat”), a single-purpose limited liability company in which Paladin REIT holds a 97.5% membership interest, of The Retreat of Shawnee located at 11128 West 76th Terrace, Shawnee, Kansas (“Retreat Apartments”) as if the Retreat Acquisition occurred on September 30, 2007. The actual acquisition of Retreat Apartments occurred on January 14, 2008. Paladin Realty Income Properties, L.P. (“Paladin OP”) is a Delaware limited partnership that was organized to own and operate properties on behalf of Paladin REIT, and is a consolidated subsidiary of Paladin REIT. The 97.5% membership interest in KC Retreat is held by PRIP 11128, LLC, a Delaware limited liability company and wholly-owned subsidiary of Paladin OP.

The following unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2007 has been prepared to give effect to (1) the acquisition by KC Pinehurst Associates, LLC (“KC Pinehurst”), a single-purpose limited liability company in which Paladin REIT holds a 97.5% membership interest, of Pinehurst Apartment Homes located at 500 NW 63rd Street, Kansas City, Missouri (“Pinehurst Apartment Homes”), (2) the acquisition by KC Pheasant Associates, LLC (“KC Pheasant”), a single-purpose limited liability company in which Paladin REIT holds a 97.5% membership interest, of Pheasant Run Apartments located at 1102 NE Independence Avenue, Lee’s Summit, Missouri (“Pheasant Run Apartments”), and (3) the Retreat Acquisition (collectively, the “Acquisitions”) as if the Acquisitions occurred on January 1, 2006. The actual acquisition of Pinehurst Apartment Homes occurred on September 14, 2007, and the actual acquisition of Pheasant Run Apartments occurred on September 26, 2007. The 97.5% membership interest in KC Pinehurst is held by PRIP 500, LLC, a Delaware limited liability company and wholly-owned subsidiary of Paladin OP. The 97.5% membership interest in KC Pheasant is held by PRIP 1102, LLC, a Delaware limited liability company and wholly-owned subsidiary of Paladin OP.

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 2006 has been prepared to give effect to the Acquisitions as if the Acquisitions occurred on January 1, 2006. This unaudited pro forma statement of operations for the year ended December 31, 2006 has also been prepared to give effect to the acquisitions of Champion Farms Apartments and Fieldstone Apartments as if such acquisitions occurred on January 1, 2006. The actual acquisition of Champion Farms Apartments occurred on June 5, 2006. The actual acquisition of Fieldstone Apartments occurred on December 1, 2006.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the Acquisitions been consummated as of the dates indicated. In addition, the pro forma balance sheet includes pro forma allocations of the purchase price based upon preliminary estimates of the fair value of the assets acquired in connection with the Acquisitions. These allocations may be adjusted in the future upon finalization of these preliminary estimates.

F-9

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2007

(UNAUDITED)

	Paladin Realty Income Properties, Inc and Subsidiaries Historical (a)	Pro Forma Adjustments		Pro Forma Total
		Acquisition
		Retreat Apartments
Assets
Real estate:
Buildings and improvements	$49,724,054	$13,908,549	(b)	$63,632,603
Land	6,131,578	1,860,000	(b)	7,991,578
Furniture, fixtures and equipment	1,088,343	380,000	(b)	1,468,343
In-place leases	1,069,508	—	(b)	1,069,508

	58,013,483	16,148,549		74,162,032
Less: Accumulated depreciation and amortization	(1,813,233)	—		(1,813,233)

Total real estate, net	56,200,250	16,148,549		72,348,799
Investment in real estate joint venture	1,734,385	—		1,734,385
Cash and cash equivalents	2,421,404	45,547	(d),(f)	2,466,951
Restricted cash	876,125	214,597	(b),(d)	1,090,722
Prepaid expenses and other assets, net	1,044,539	212,783	(b)	1,257,322
Refundable deposits	532,400	—		532,400

Total Assets	$62,809,103	$16,621,476		$79,430,579

Liabilities and Shareholders’ Equity
Mortgages payable	$43,895,763	$13,600,000	(c)	$57,495,763
Due to affiliates	108,502	156,750	(e)	265,252
Unaccepted subscriptions for common shares	135,403	(135,403	)(d)	—
Accrued expenses and other liabilities	862,147	115,497	(b)	977,644
Dividends payable	225,877	—		225,877

Total liabilities	45,227,692	13,736,844		58,964,536

Minority interest	288,735	—		288,735

Shareholders’ equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; none issued or outstanding	—	—		—
Common shares, $0.01 par value, 750,000,000 shares authorized; 2,290,634 shares issued as of September 30, 2007	22,906	3,174	(d)	26,080
Additional paid-in-capital	20,064,931	2,881,458	(d)	22,946,389
Treasury shares, at cost - 2,537 shares	(23,593)	—		(23,593)
Accumulated deficit and dividends	(2,771,568)	—		(2,771,568)

Total shareholders’ equity	17,292,676	2,884,632		20,177,308

Total Liabilities and Shareholders’ Equity	$62,809,103	$16,621,476		$79,430,579

(a)	Historical financial information is derived from the unaudited consolidated financial statements of Paladin REIT as of September 30, 2007 which are included elsewhere in this prospectus.
(b)	To record the pro forma effect of the acquisition of Retreat Apartments, assuming that the acquisition had occurred on September 30, 2007.
(c)	Reflects mortgage loan associated with the acquisition of Retreat Apartments.
(d)	Proceeds from sales of common shares after September 30, 2007.
(e)	Reflects deferred acquisition fee associated with the acquisition of Retreat Apartments.
(f)	Reflects the net change in cash available and contributed to Paladin OP for the acquisition of Retreat Apartments.

F-10

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

(UNAUDITED)

	Paladin Realty Income Properties, Inc and Subsidiaries Historical (a)	Pro Forma Adjustments						Pro Forma Total
		Acquisitions
		Pinehurst Apartment Homes		Pheasant Run Apartments		Retreat Apartments
Revenues
Rental income	$3,404,464	$676,115	(b)	$801,545	(e)	$1,507,247	(h)	$6,389,371
Other income	278,329	57,106	(b)	71,737	(e)	161,084	(h)	568,256
Interest income	71,504	—		—		—		71,504

Total Revenues	3,754,297	733,221		873,282		1,668,331		7,029,131

Expenses
Property operating expenses	1,093,961	259,128	(b)	266,089	(e)	598,852	(h)	2,218,030
Real property taxes	297,106	45,612	(b)	46,098	(e)	126,787	(h)	515,603
General and administrative expenses	695,340	79,197	(b)	95,831	(e)	143,618	(h)	1,013,986
Interest expense, including amortization of deferred financing costs	1,662,790	194,920	(c)	280,954	(f)	582,387	(i)	2,721,051
Depreciation and amortization expense	1,196,750	146,388	(b)	201,681	(e)	443,349	(h)	1,988,168

Total Expenses	4,945,947	725,245		890,653		1,894,993		8,456,838

Income / (Loss) before equity in earnings and minority interest	(1,191,650)	7,976		(17,371)		(226,662)		(1,427,707)
Equity in income from real estate joint venture	63,217	—		—		—		63,217
Minority interest	164,395	(797	)(d)	(26	)(g)	1,734	(j)	165,306

Net income / (loss)	$(964,038)	$7,179		$(17,397)		$(224,928)		$(1,199,184)

Net loss per common share
Basic	$(0.63)							$(0.79)

Diluted	$(0.63)							$(0.79)

Weighted average number of common shares outstanding
Basic	1,525,507							1,525,507

Diluted	1,525,507							1,525,507

(a)	Historical financial information is derived from the unaudited consolidated financial statements of Paladin REIT for the nine months ended September 30, 2007 which are included elsewhere in this prospectus.
(b)	Pro forma results of Pinehurst Apartment Homes, assuming the acquisition of Pinehurst Apartment Homes had occurred on January 1, 2006. General and administrative expenses includes Paladin REIT’s asset management fees of $21,699. Pinehurst Apartment Homes was acquired on September 14, 2007.
(c)	Interest expense on Pinehurst Apartment Homes mortgage payable of $4,795,763 at 5.58% per annum plus amortization of deferred financing costs of $3,888.
(d)	Minority interest is adjusted to reflect pro forma ownership of 0.8% of Paladin OP by Paladin Realty Advisors, LLC and the 2.5% ownership of Pinehurst Apartment Homes by JTL Holdings, LLC and JTL Asset Management, Inc. , unaffiliated third parties.
(e)	Pro forma results of Pheasant Run Apartments, assuming the acquisition of Pheasant Run Apartments had occurred on January 1, 2006. General and administrative expenses includes Paladin REIT’s asset management fees of $23,778. Pheasant Run Apartments was acquired on September 26, 2007.
(f)	Interest expense on Pheasant Run Apartments mortgage payable of $6,250,000 at 5.95% per annum plus amortization of deferred financing costs of $4,113.
(g)	Minority interest is adjusted to reflect pro forma ownership of 0.8% of Paladin OP by Paladin Realty Advisors, LLC and the 2.5% ownership of Pheasant Run Apartments by JTL Holdings, LLC and JTL Asset Management, Inc. , unaffiliated third parties.
(h)	Pro forma results of Retreat Apartments, assuming the acquisition of Retreat Apartments had occurred on January 1, 2006. General and administrative expenses includes Paladin REIT’s asset management fees of $25,650. Retreat Apartments was acquired on January 14, 2008.
(i)	Interest expense on Retreat Apartments mortgage payable of $13,600,000 at 5.58% per annum plus amortization of deferred financing costs of $6,903.
(j)	Minority interest is adjusted to reflect pro forma ownership of 0.8% of Paladin OP by Paladin Realty Advisors, LLC and the 2.5% ownership of Retreat Apartments by JTL Holdings, LLC and JTL Asset Management, Inc. , unaffiliated third parties.

F-11

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006

(UNAUDITED)

	Paladin Realty Income Properties, Inc and Subsidiaries Historical (a)	Pro Forma Adjustments
		Acquisitions
		Champion Farms Apartments		Fieldstone Apartments		Pinehurst Apartment Homes		Pheasant Run Apartments		Retreat Apartments		Pro Forma Total
Revenues
Rental income	$1,417,679	$888,660	(b)	$2,059,077	(e)	$982,571	(h)	$1,045,402	(k)	$2,008,837	(n)	$8,402,226
Other income	92,999	70,330	(b)	130,033	(e)	70,481	(h)	95,892	(k)	175,496	(n)	635,231
Interest income	19,824	—		—		—		—		—		19,824

Total Revenues	1,530,502	958,990		2,189,110		1,053,052		1,141,294		2,184,333		9,057,281

Expenses
Property operating expenses	492,297	239,418	(b)	549,207	(e)	386,374	(h)	352,253	(k)	809,634	(n)	2,829,183
Real property taxes	78,391	55,230	(b)	244,100	(e)	60,816	(h)	61,537	(k)	168,974	(n)	669,048
General and administrative expenses	386,249	81,297	(b)	187,332	(e)	115,039	(h)	127,184	(k)	194,735	(n)	1,091,836
Interest expense, including amortization of deferred financing costs	812,489	530,008	(c)	1,178,367	(f)	272,788	(i)	377,359	(l)	768,084	(o)	3,939,095
Depreciation and amortization expense	616,887	392,290	(b)	748,605	(e)	326,156	(h)	401,908	(k)	591,132	(n)	3,076,978

Total Expenses	2,386,313	1,298,243		2,907,611		1,161,173		1,320,241		2,532,559		11,606,140

Loss before equity in earnings and minority interests	(855,811)	(339,253)		(718,501)		(108,121)		(178,947)		(348,226)		(2,548,859)

Equity in income from real estate joint venture	75,226	—		—		—		—		—		75,226
Minority interests	127,817	66,269	(d)	161,777	(g)	2,792	(j)	5,022	(m)	2,664	(p)	366,341

Net loss	$(652,768)	$(272,984)		$(556,724)		$(105,329)		$(173,925)		$(345,562)		$(2,107,292)

Net loss per common share
Basic	$(1.42)											$(4.59)

Diluted	$(1.42)											$(4.59)

Weighted average number of common shares outstanding
Basic	458,658											458,658

Diluted	458,658											458,658

(a)	Historical financial information is derived from the audited consolidated financial statements of Paladin REIT for the year ended December 31, 2006 which are included elsewhere in this prospectus.
(b)	Pro forma results of Champion Farms Apartments, assuming the acquisition of Champion Farms Apartments had occurred on January 1, 2006. General and administrative expenses includes Paladin REIT’s asset management fees of $23,950. Champion Farms Apartments was acquired on June 5, 2006.
(c)	Interest expense on Paladin REIT’s outstanding debts of (1) Champion Farms Apartment’s mortgage payable of $16,350,000 at 6.14% per annum and (2) a note payable to Paladin Realty Partners, LLC in the principal amount of $3,100,000 at 7.80% per annum incurred in order to consummate the acquisition of Champion Farms Apartments plus amortization of deferred financing costs of $7,510.
(d)	Minority interest is adjusted to reflect pro forma ownership of 0.8% of Paladin OP by Paladin Realty Advisors, LLC and the 30% ownership of Champion Farms Apartments by Buckingham Spinghurst, LLC, an unaffiliated third party.
(e)	Pro forma results of Fieldstone Apartments, assuming the acquisition of Fieldstone Apartments had occurred on January 1, 2006. General and administrative expenses includes Paladin REIT’s asset management fees of $44,209. Fieldstone Apartments was acquired on December 1, 2006
(f)	Interest expense on Paladin REIT’s outstanding debts of (1) Fieldstone Apartment’s mortgage payable of $16,500,000 at 6.05% per annum and (2) the Note Payable to Paladin Realty Partners, LLC in the principal amount of $3,100,000 at 7.80% per annum plus amortization of deferred financing costs of $27,874.
(g)	Minority interest is adjusted to reflect pro forma ownership of 0.8% of Paladin OP by Paladin Realty Advisors, LLC and the 35% ownership of Fieldstone Apartments by Shiloh Crossing Partners II, LLC, an unaffiliated third party.

F-12

(h)	Pro forma results of Pinehurst Apartment Homes, assuming the acquisition of Pinehurst Apartment Homes had occurred on January 1, 2006. General and administrative expenses includes Paladin REIT’s asset management fees of $28,932. Pinehurst Apartment Homes was acquired on September 14, 2007.
(i)	Interest expense on Pinehurst Apartment Homes mortgage payable of $4,795,763 at 5.58% per annum plus amortization of deferred financing costs of $5,184.
(j)	Minority interest is adjusted to reflect pro forma ownership of 0.8% of Paladin OP by Paladin Realty Advisors, LLC and the 2.5% ownership of Pinehurst Apartment Homes by JTL Holdings, LLC and JTL Asset Management, Inc. , unaffiliated third parties.
(k)	Pro forma results of Pheasant Run Apartments, assuming the acquisition of Pheasant Run Apartments had occurred on January 1, 2006. General and administrative expenses includes Paladin REIT’s asset management fees of $31,704. Pheasant Run Apartments was acquired on September 26, 2007.
(l)	Interest expense on Pheasant Run Apartments mortgage payable of $6,250,000 at 5.95% per annum plus amortization of deferred financing costs of $5,484.
(m)	Minority interest is adjusted to reflect pro forma ownership of 0.8% of Paladin OP by Paladin Realty Advisors, LLC and the 2.5% ownership of Pheasant Run Apartments by JTL Holdings, LLC and JTL Asset Management, Inc. , unaffiliated third parties.
(n)	Pro forma results of Retreat Apartments, assuming the acquisition of Retreat Apartments had occurred on January 1, 2006. General and administrative expenses includes Paladin REIT’s asset management fees of $34,200. Retreat Apartments was acquired on January 14, 2008.
(o)	Interest expense on Retreat Apartments mortgage payable of $13,600,00 at 5.58% per annum plus amortization of deferred financing costs of $9,204.
(p)	Minority interest is adjusted to reflect pro forma ownership of 0.8% of Paladin OP by Paladin Realty Advisors, LLC and the 2.5% ownership of Retreat Apartments by JTL Holdings, LLC and JTL Asset Management, Inc., unaffiliated third parties.

F-13

PALADIN REALTY INCOME PROPERTIES, INC.

SUPPLEMENT NO. 10 DATED APRIL 16, 2008

TO THE PROSPECTUS DATED APRIL 6, 2007

This prospectus supplement No. 10 (this “Supplement”) is part of, and should be read in conjunction with, the prospectus of Paladin Realty Income Properties, Inc. dated April 6, 2007 (the “Prospectus”), Supplement No. 1 to the Prospectus dated June 5, 2007, Supplement No. 2 to the Prospectus dated July 27, 2007 Supplement No. 3 to the Prospectus dated August 27, 2007, Supplement No. 4 to the Prospectus dated October 12, 2007, Supplement No. 5 to the Prospectus dated November 20, 2007, Supplement No. 6 to the Prospectus dated November 30, 2007, Supplement No. 7 to the Prospectus dated January 24, 2008, Supplement No. 8 to the Prospectus dated February 15, 2008 and Supplement No. 9 to the Prospectus dated March 21, 2008. The purpose of this Supplement is to disclose:

•	the status of our initial public offering;

•	changes to the suitability standards for investors in the commonwealth of Pennsylvania;

•	the extension of the term of the advisory agreement pursuant to an amendment;

•	the extension of the term of the dealer manager agreement pursuant to an amendment;

•	the declaration of dividends for the months of January, February, March and April;

•	an update to our “Risk Factors” disclosure regarding the payment of dividends;

•

our arrangement to pay certain fees to custodians in connection with the sale of shares of our common stock through individual retirement accounts, simplified employee pension or other tax-deferred accounts;

•	an amendment to our bylaws; and

•	our recent investment in Hilltop Village Apartments in Kansas City, Missouri.

STATUS OF OUR INITIAL PUBLIC OFFERING

As of April 11, 2008, we had received and accepted subscriptions in our offering for 3,011,339 shares of common stock, or approximately $29,903,925, including shares issued under our dividend reinvestment plan.

SUITABILITY STANDARDS

Pennsylvania. Investors who reside in the commonwealth of Pennsylvania must have either (1) a net worth of at least $250,000 or (2) an annual gross income of at least $70,000 and net worth of at least $70,000.

EXTENSION OF THE TERM OF THE ADVISORY AGREEMENT

On February 28, 2008, Paladin Realty Income Properties, Inc. entered into an amendment to extend the term of its Amended and Restated Advisory Agreement, dated as of February 28, 2007, by and among Paladin Realty Income Properties, Inc., Paladin Realty Advisors, LLC and Paladin Realty Income Properties, L.P., or the “Advisory Agreement,” until the earlier of: (i) the date upon which Paladin Realty Income Properties, Inc.’s new registration statement on Form S-11, originally filed on October 23, 2007, and subsequently amended, becomes effective; or (ii) August 21, 2008, which is the date that is 180 days after February 23, 2008. The other terms of the Advisory Agreement will remain unchanged.

EXTENSION OF THE TERM OF THE DEALER MANAGER AGREEMENT

On February 23, 2008, Paladin Realty Income Properties, Inc. entered into an amendment to extend the term of its Dealer Manager Agreement, dated as of June 5, 2007, by and among Paladin Realty Income Properties, Inc., Paladin Realty Securities, LLC, Paladin Realty Income Properties, L.P. and Paladin Realty Advisors, LLC, or the “Dealer Manager Agreement,” until the earlier of: (i) the date upon which Paladin Realty Income Properties, Inc.’s new registration statement on Form S-11, originally filed on October 23, 2007, and subsequently amended, becomes effective; or (ii) August 21, 2008, which is the date that is 180 days after February 23, 2008. The other terms of the Dealer Manager Agreement will remain unchanged.

DECLARATION OF DIVIDENDS

On December 21, 2007, the dividend committee of the Paladin Realty Income Properties, Inc. board of directors declared dividends for the month of January 2008. The declared dividends were calculated based on stockholders of record each day during such month at a rate of $0.0016438 per day and were equal to a daily amount that, if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a share price of $10.00. These dividends were aggregated and paid in cash on February 15, 2008.

On January 28, 2008, the dividend committee of the Paladin Realty Income Properties, Inc. board of directors declared dividends for the month of February 2008. The declared dividends were calculated based on stockholders of record each day during such month at a rate of $0.0016438 per day and were equal to a daily amount that, if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a share price of $10.00. These dividends were aggregated and paid in cash on March 17, 2008.

On February 22, 2008, the dividend committee of the Paladin Realty Income Properties, Inc. board of directors declared dividends for the month of March 2008. The declared dividends were calculated based on stockholders of record each day during such month at a rate of $0.0016438 per day and were equal to a daily amount that, if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a share price of $10.00. These dividends were aggregated and paid in cash on April 15, 2008.

On March 27, 2008, the dividend committee of the Paladin Realty Income Properties, Inc. board of directors declared dividends for the month of April 2008. The declared dividends will be calculated based on stockholders of record each day during such month at a rate of $0.0016438 per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a share price of $10.00. These dividends will be aggregated and paid in cash on May 15, 2008.

UPDATE TO RISK FACTOR

The “Risk Factors” section of the Prospectus is hereby supplemented by updating the following risk factor:

To date, cash flows from operations were insufficient to pay both our operating expenses and to cover the distributions we have paid and/or declared. We cannot assure you that in the future we will be able to achieve cash flows necessary to pay both our expenses and dividends at our historical per share amounts, or to maintain dividends at any particular level, if at all.

Because our cash flows from operations have been insufficient to pay both our operating expenses and the dividends we have paid or declared to our stockholders through the date of this prospectus, we cannot assure you that we will be able to continue paying dividends to our stockholders at our historical per-share amounts, or that the dividends we pay will not decrease or be eliminated in the future. From the date of inception through December 31, 2007, we have paid $1,217,698 in dividends to our stockholders and intend to continue paying dividends to our stockholders in the future. In order to permit us to pay dividends declared to date, we have used cash distributions from our investments, Paladin Advisors has paid expenses on our behalf, and Paladin Advisors has deferred the reimbursement of expense payments and its receipt of asset management and acquisition and advisory fees.

Specifically, as of December 31, 2007, Paladin Advisors has paid on our behalf $4,354,293 in organization and offering costs. In addition, Paladin Advisors and its affiliates has paid on our behalf $1,499,043 in general and administrative expenses.

Pursuant to the amendment to the advisory agreement between us and Paladin Advisors dated February 28, 2008, we will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceed the greater of (1) 2% of our average invested assets or (2) 25% of our net income, which we refer to as the “2%/25% Rule”, and Paladin Advisors must reimburse us quarterly for any amounts by which our operating expenses exceed the 2%/25% Rule in the previous four consecutive fiscal quarters. During the previous four fiscal quarters, our operating expenses, including expenses incurred on behalf of us by Paladin Advisors and its affiliates, exceeded the 2%/25% Rule by $151,210. In accordance with the advisory agreement, Paladin Advisors has deferred payment of such amount and it was recorded as a reduction in general and administrative expenses and asset management fees. For the year ended December 31, 2007, we paid Paladin Advisors acquisition and advisory fees of $856,433 and asset management fees of $202,850. The acquisition fees were capitalized as part of the investments.

We may be obligated to pay these amounts to Paladin Advisors in the future, and the payment of these obligations may impact our ability to pay future dividends subject to the restraints imposed by the 2%/25% Rule. Paladin Advisors is not obligated to either pay expenses on our behalf or defer reimbursements of expense payments or fees in future periods. At such time as Paladin Advisors requires us to reimburse such expense payments or pay those fees, or if Paladin Advisors were to cease paying expenses on our behalf or deferring reimbursement of expense payments or fees, our ability to pay dividends to our stockholders could be adversely affected, and we may be unable to pay dividends to our stockholders, or such dividends could decrease significantly.

Our directors will determine the amount and timing of future cash dividends to our stockholders based on many factors, including the amount of funds available for distribution (including whether Paladin Advisors continues to pay expenses and/or defer reimbursement of expense payments or fees), our financial condition, requirements we must meet to qualify to be taxed as a REIT, the desirability of reinvesting or distributing such funds, capital expenditures and reserve requirements and general operational requirements. The amount of funds available for distribution will be affected by our ability to identify and make real estate or real estate related investments as offering proceeds become available, the returns on those real estate or real estate related investments we make and our operating expense levels, as well as many other variables. We cannot predict how long it may take to identify additional real property investments or real estate related investments, to raise sufficient proceeds or to make real property investments or real estate related investments. We likewise cannot predict whether we will generate sufficient cash flow to continue to pay dividends at historical levels or at all.

In addition, differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the requirement that we distribute at least 90% of our taxable income, excluding capital gains and with certain adjustments, in order to qualify as a REIT.

PAYMENT OF CERTAIN FEES TO CUSTODIANS

Sterling Trust Company has agreed to act as an IRA custodian for purchasers of our common stock who desire to establish an individual retirement account, or “IRA,” simplified employee pension, or “SEP,” or certain other tax-deferred accounts or transfer or rollover existing accounts. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Sterling Trust Company is a wholly owned subsidiary of United Western Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.

We have entered into a similar arrangement with Community National Bank, who has also agreed to act as an IRA custodian for purchasers of our common stock who desire to establish IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will pay the fees related to the establishment of investor accounts with Community National Bank, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Community National Bank is a community bank based in Chanute, Kansas.

We may enter into similar arrangements in the future with other custodians for the payment of fees related to the establishment of investor accounts and other fees related to account maintenance for the first year following the establishment of such accounts.

Further information as to custodial services is available through your broker or may be requested from us.

AMENDMENT TO BYLAWS

On March 25, 2008, our board of directors adopted Amendment No. 1, or the “Amendment,” to the Paladin Realty Income Properties, Inc.’s bylaws, or the “Bylaws.” The purpose of the Amendment is to add a Section 9.6 to Article Nine of the Bylaws, which provides that our leverage may not exceed 300% of our net assets, unless approved by the independent directors and disclosed to our stockholders in the next quarterly report. The Amendment was adopted to comply with the NASAA Statement of Policy Regarding Real Estate Investment Trusts, as amended May 7, 2007.

INVESTMENT IN HILLTOP VILLAGE APARTMENTS

On April 7, 2008, our subsidiary, PRIP 6700, LLC, a Delaware limited liability company, entered into a contribution agreement with JTL Properties, LLC, a Missouri limited liability company, and Park Hill Partners I, LLC, a Missouri limited liability company, which we refer to as Park Hill Partners, whereby PRIP 6700 acquired a 49.0% interest in Park Hill Partners, or the Contribution Agreement. Park Hill Partners owns the Hilltop Village Apartments located at 8601 Newton Avenue, Kansas City, Missouri, which we refer to as the Hilltop Apartments. JTL Properties, a Kansas City-based real estate investment and management company, owns the remaining 51.0% interest in Park Hill Partners. JTL Properties is unaffiliated with us and our affiliates, except that affiliates of JTL Properties participate in three other joint ventures with us relating to Pheasant Run Apartments, Pinehurst Apartment Homes and The Retreat of Shawnee, or the Retreat Apartments.

The total acquisition cost for PRIP 6700’s interest in Park Hill Partners was $1,050,000, including approximately $50,000 for capital expenditures reserve and $50,000 for closing costs and working capital. The total value of Hilltop Apartments is approximately $5,200,000, plus transaction costs, which includes the existing mortgage in the amount of $4,250,000.

Existing Financing

In connection with the acquisition of our interest in Park Hill Partners, our investment is subject to the existing mortgage loan with NorthMarq Capital, Inc. in an amount of $4,250,000. The mortgage loan provides for a fixed rate of 5.81% through December 1, 2017. The outstanding balance on the loan at the time of maturity will be approximately $3,965,000. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) 1.0% of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. The mortgage loan is secured by a mortgage on the property. In addition, the loan is guaranteed by James E. Lippert, but only upon the occurrence of certain limited events.

Our charter does not permit borrowings that would cause our aggregate borrowings to exceed 65% of the aggregate asset value of all of our real estate and real estate related investments, unless approved by our independent directors and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Our bylaws further prevent our aggregate borrowings to exceed 300% of our nets assets, unless approved by our independent directors and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Prior to our investment in Park Hill Partners, our leverage exceeded 65%, and when factoring in the loan secured by Hilltop Apartments, our leverage remains above 65%, but below 300% of our net assets. In accordance with our charter, our board of directors, including our independent directors, approved the transaction and the loan to Park Hill Partners and the continuation of our leverage exceeding 65%. The board of directors determined that the excess leverage was justified for the following reasons: (1) the loan assumption enabled us to purchase the assets and earn rental and interest income more quickly and (2) the acquisition is likely to increase the net offering proceeds from this offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital. We will likely continue to exceed our charter’s leverage guidelines during the early stages of our operations.

The Property

Hilltop Apartments is a 124-unit rental apartment community consisting of five two- and three-story garden-style apartment buildings arranged around a central pool area located on approximately 5 acres in Kansas City, Missouri. The property was developed in 1986. The property has an aggregate of 78,720 square feet of rentable area and an average unit size of 635 square feet. The property contains 32 studio units, 72 1-bedroom, 1-bath units and 20 2-bedroom, 1-bath units. As of March 31, 2008, the property had an average market rent of $529 per unit per month and was 95.2% occupied.

The leased space is comprised entirely of residential apartment units. Each lease is specific to an individual unit. Collectively, the units are leased subject to the terms of a standard lease form. Individual leases generally have a term of one year. The average effective annual rent per unit and the percentage occupancy rate for 2003 through 2007 for Hilltop Apartments is as follows:

	2003	2004	2005	2006	2007
Average Effective Annual Rent per Unit	$6,033	$6,104	$6,013	$5,965	$5,860
Occupancy rate	95.5%	96.5%	94.4%	94.8%	87.6%

The following is a schedule of lease expirations and related information for each of 2008 and 2009:

Year	Number of Tenants Whose Leases Are Expiring	Total Square Feet Covered by Such Leases	Annual Rental Represented by Such Leases	Percentage of Gross Annual Rental Represented by Such Leases
2008	80	52,200	$513,968	68%
2009	38	23,440	$237,848	32%

There are no leases with terms expiring after 2009.

Hilltop Apartments is located in Kansas City, Missouri. The property generally competes with other rental apartment communities of a similar age and quality. The property competes with other rental apartment communities in its submarket generally based on tangible factors such as rental rate and unit type, as well as intangible factors such as physical appearance and proximity to place of employment, school, shopping and recreation.

In the opinion of management, the property is suitable and adequate for its intended purpose and is adequately covered by insurance. We obtained a Phase I environmental survey and are satisfied with the environmental status of the property.

For federal income tax purposes, the tax basis in Hilltop Apartments is approximately $5.2 million. The real property component of Hilltop Apartments will be depreciated on a straight-line basis using estimated useful lives of 27.5 years for building and building improvements and by the 200% declining balance method using estimated useful lives of five to seven years for furniture, fixtures and equipment. Realty taxes for the fiscal year ended December 31, 2007 on Hilltop Apartments were $52,707 at a tax rate of 8.4% of the tax assessed value.

The Amended and Restated Operating Agreement

On April 7, 2008, our subsidiary, PRIP 6700, LLC, a Delaware limited liability company, entered into an amended and restated operating agreement with JTL Properties for Park Hill Partners. The amended and restated operating agreement provides that we will receive priority in distributions of operating cash flow until we have received at least 12.0% on our invested equity, after which our co-venture partner will receive distributions until it has reached the same 12.0% on its invested equity. Thereafter, operating cash flow will be distributed 49.0% to us and 51.0% to our co-venture partner.

The amended and restated operating agreement also provides for priority distributions of sale proceeds, if any. First, we will receive a priority distribution equal to a return of our invested capital plus an amount that when added to all distributions of cash flow made to us during the life of our investment, is sufficient to generate a 12.0% internal rate of return on our invested capital. Second, our co-venture partner will receive distributions that when added to all distributions of cash flow made to our co-venture partner during the life of its investment, is sufficient to generate a 12.0% internal rate of return on its invested capital. Third, any further sale proceeds will be distributed 49.0% to us and 51.0% to our co-venture partner.

JTL Properties is the manager of Park Hill Partners; however, the amended and restated operating agreement imposes certain limitations on its management authority. The manager may not cause the joint venture to undertake activities or incur expenses that are not authorized by the operating budget. Additionally, the manager’s authority is limited to: (1) procuring approved financing, (2) supervising the management, leasing and operation of the property, (3) coordinating, supervising and otherwise overseeing the sale, if any, of the property, (4) preparing and updating a business plan and operating budget for the joint venture, and (5) diligently conducting the day-to-day operations in accordance with the business plan and the operating budget.

Except in limited circumstances set forth in the amended and restated operating agreement, none of the members may freely transfer their interest in the joint venture without the consent of the other parties.

The Property Management Agreement

CRES Management, LLC, an affiliate of JTL Properties, has been designated as the property manager of Hilltop Apartments pursuant to an amended and restated property management agreement that provides for an initial one-year term with automatic one-year renewals. Either party may terminate the property management upon 30 days’ prior written notice. A management fee is payable monthly in arrears equal to 5.0% of the monthly gross revenues of Hilltop Apartments, 50% of which will be subordinated to the payment of a minimum 9.0% preferred return to us. In the event that the subordination of 50% of the management fee is insufficient to provide at least a monthly return that equates to a 9.0% annual return to us, CRES Management will pledge up to 50% of its management fees from Pheasant Run Apartments, Pinehurst Apartment Homes and/or the Retreat Apartments.

PALADIN REALTY INCOME PROPERTIES, INC.

SUPPLEMENT NO. 11 DATED APRIL 24, 2008

TO THE PROSPECTUS DATED APRIL 6, 2007

This prospectus supplement No. 11 (this “Supplement”) is part of, and should be read in conjunction with, the prospectus of Paladin Realty Income Properties, Inc. dated April 6, 2007 (the “Prospectus”), Supplement No. 1 to the Prospectus dated June 5, 2007, Supplement No. 2 to the Prospectus dated July 27, 2007 Supplement No. 3 to the Prospectus dated August 27, 2007, Supplement No. 4 to the Prospectus dated October 12, 2007, Supplement No. 5 to the Prospectus dated November 20, 2007, Supplement No. 6 to the Prospectus dated November 30, 2007, Supplement No. 7 to the Prospectus dated January 24, 2008, Supplement No. 8 to the Prospectus dated February 15, 2008, Supplement No. 9 to the Prospectus dated March 21, 2008 and Supplement No. 10 to the Prospectus dated April 16, 2008. The purpose of this Supplement is to disclose:

•	the status of our initial public offering;

•	an amendment to the “Experts” section of the Prospectus;

•	updated “Prior Performance Summary” disclosure in our prospectus;

•	updated prior performance tables;

•	“Management’s Discussion and Analysis of Financial Condition and Results of Operations” as of and for the years ended December 31, 2007 and 2006;

•

our consolidated financial statements as of December 31, 2007 and 2006, together with our results of operations, shareholders’ equity and cash flows for the years ended December 31, 2007, 2006 and 2005;

•	audited financial statements for Hilltop Village Apartments, or Hilltop Apartments; and

•	our unaudited pro forma condensed consolidated financial statements reflecting the acquisition of Hilltop Apartments.

Status of Our Initial Public Offering

As of April 18, 2008, we had received and accepted subscriptions in our offering for 3,046,275 shares of common stock, or approximately $30,253,059, including shares issued under our dividend reinvestment plan.

Experts

The “Experts” section on page 156 of the Prospectus is hereby amended by adding the following:

The consolidated balance sheets of Paladin Realty Income Properties, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, have been included in Supplement No. 11 to the Prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain operating expenses of Hilltop Apartments for the year ended December 31, 2007 have been included in Supplement No. 11 to the Prospectus in reliance upon the report of Imowitz Koenig & Co., LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Updated Prior Performance Summary Disclosure

The “Prior Performance Summary” section of the Prospectus is hereby updated and supplemented by the following:

The information presented in this section represents the historical experience of real estate programs sponsored or advised by our sponsor, Paladin Realty, and its affiliates. The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix A to the Prospectus. Investors in our common shares should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Paladin real estate programs. Investors who purchase our common shares will not thereby acquire any ownership interest in any of the entities to which the following information relates.

The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of the prior Paladin real estate programs, the returns to our stockholders will vary from those generated by those prior programs. In addition, all of the prior Paladin real estate programs were conducted through privately—held entities that were not subject to either the up—front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. We are also the first program sponsored by Paladin Realty or any of its affiliates that has investment objectives permitting the making or acquiring of mortgage loans or mezzanine loans. None of Paladin Realty, Paladin Advisors or any of their affiliates has experience making such investments or in operating a REIT or a publicly offered investment program. As a result, you should not assume the past performance of the prior Paladin programs will be indicative of our future performance. See “Risk Factors—Risks Relating To Our Business—We differ from prior programs sponsored by Paladin Realty in a number of respects, and therefore the past performance of those programs may not be indicative of our future results” and the Prior Performance Tables located in Appendix A to the Prospectus.

Prior Investment Programs

Since 1995, Paladin Realty and its predecessors have managed real estate investments for high net worth individuals, foundations and institutions. As of December 31, 2006, Paladin Realty or its affiliates have sponsored or advised 26 real estate investment partnerships. All of these prior programs had investment objectives generally similar to ours. This offering is the first public offering of a real estate program sponsored by Paladin Realty. The Prior Performance Tables included in Appendix A to this prospectus set forth information as of the dates indicated regarding certain of these prior Paladin real estate programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor (Table II); (3) annual operating results of the prior programs (Table III); (4) results of completed programs (Table IV); and (5) sales or disposals of property (Table V). Additionally, Table VI contained in Part II of the registration statement (which is not part of this prospectus) gives certain additional information relating to properties acquired by these Paladin real estate programs. Upon written request, we will furnish a copy of this table to you without charge. See “Where You Can Find Additional Information” in the Prospectus.

Summary Information

Capital Raising

The total amount of funds raised from investors in the prior programs as of December 31, 2007, was approximately $570 million. These funds were invested in real estate with an aggregate cost, including debt and investments of joint venture partners, of approximately $1.5 billion. The total number of investors in these prior programs, collectively, is 60. See Table I and Table II for more detailed information about Paladin Realty’s experience in raising and investing funds and compensation paid to Paladin Realty and its affiliates as the sponsor of these programs.

Investments

The prior Paladin real estate programs had acquired 189 properties as of December 31, 2007. The table below gives further information about these properties:

Location	Properties Purchased (as a percentage of aggregate purchase price)
United States
Pacific Coast	33%
West	15%
Plains States	1%
South Central	6%
Southeast	5%
Northeast	4%
Latin America
Costa Rica	9%
Mexico	11%
Brazil	8%
Chile	8%

The following table gives a percentage breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior Paladin real estate programs, categorized by type of property, as of December 31, 2006, all of which were existing (used) or developed by the program (construction).

	New	Used	Construction
Commercial
Office Buildings	—	18%	—
Industrial Buildings	—	2%	—
Shopping Centers	—	—	—
Residential
Apartments	—	18%	—
Hotels	—	7%	—
Homebuilding	—	—	23%
Land Development	—	—	9%
Resort residential	—	—	19%
Other	—	2%	2%

Total	—	47%	53%

Sales

As of December 31, 2006, these prior Paladin real estate programs had sold 107 of the total of 189 properties, or 57% of such properties, to third parties. These completed prior real estate programs made aggregate equity investments of $214 million in those properties, for which they received a return of $401 million upon the sale of those properties. In addition to these 107 sold properties, in connection with the termination of another prior Paladin real estate program, that program transferred 79 properties to a newly formed Paladin real estate program. The prior Paladin real estate program made aggregate equity investments of $156 million in those 79 properties, and in that transaction those equity investments were transferred to the new program based on a $187 million valuation. See also Tables III, IV and V for more detailed information as to the operating results of the prior Paladin real estate programs whose offerings closed since December 31, 2002, results of such programs that have completed their operations during the five years ending December 31, 2007 and sales or other disposals of properties by the prior Paladin real estate programs during the three years ending December 31, 2007.

Three Year Summary of Acquisitions

From December 31, 2004 through December 31, 2007, the prior Paladin real estate programs acquired 30 residential properties, 9 apartment properties and 1 hotel property. The total acquisition costs of these properties was approximately $254 million, of which $139 million, or 55%, was financed with mortgage financing. Of the remaining $102 million, $100 million was provided by investors and $2 million was from cash generated by the properties. The locations of these properties, and the number of each property in each location, are as follows: Oregon (2), Vermont (1), Texas (3), Idaho (1), Washington (1), Colorado (2), Chile (15), Brazil (9), Costa Rica (2), Mexico (4).

See Table VI in Part II of the registration statement of which this prospectus is a part for more detailed information as to the acquisition of properties during the three years ending December 31, 2007. Upon request and for no fee, we will provide a copy of such table to any investor.

Adverse Business Developments

The prior Paladin real estate programs have occasionally been adversely affected by vacancies either due to defaults of tenants under their leases or the expiration or termination of tenant leases. Where vacancies have continued for a long period of time, these programs suffered reduced revenues resulting in less cash dividends to be distributed to stockholders. In addition, the resale value of such properties may have diminished as the market value of a particular property often depends principally upon the value of the leases of such property. For instance, as a result of poor market conditions that lead to high vacancy rates and insufficient cash flow to continue profitable operations, in June 2002 an apartment complex owned by FSF View Pointe Associates, LLC was transferred to the mortgage lender for the property in satisfaction of the outstanding balance of the mortgage loan. Likewise, in August 2003 an apartment owned by FSP Village Square Associates, LLC was transferred to the mortgage lender for the property under the same circumstances.

Prior Performance Tables

The prior performance tables contained in the Prospectus are hereby updated and supplemented by the following tables:

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (ON A PERCENTAGE BASIS)(a)

This Table provides a summary of the experience of Paladin Realty as a sponsor in raising and investing funds in programs for which the offerings have closed since December 31, 2004. Information is provided as to the manner in which the proceeds of the offering have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested. Information is provided as of December 31, 2007.

Paladin Realty Latin America Investors II, LP
Dollar Amount Offered	$200,000,000
Dollar Amount Raised (100 percent)	$200,000,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	—
Organizational expenses	0.4%
Loan Costs	0.5%
Reserves
Percent available for investment	99.1%
Acquisition costs:
Prepaid items and fees related to purchase of property	—
Purchase Price (cash down payment)	22.6%
Acquisition fees	—%
Other (explain)	—%
Total acquisition costs	22.6%
Percent leverage (mortgage financing divided by total acquisition cost)	48.2%
Date offering began	12/27/04
Length of offering (in months)	21 months
Months to invest 90 percent of amount available for investment (measured from beginning of offering)	(b )

(a)	All percentage amounts except “Percent leverage” represent percentages of the “Dollar Amount Raised.”
(b)	This program’s initial closing occurred on October 3, 2005, and it is still in the process of investing those proceeds.

Past performance is not necessarily indicative of future performance.

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

Table II summarizes the amount and type of compensation paid to Paladin Realty and its affiliates during the three years ended December 31, 2007 in connection with (a) prior Paladin real estate programs the offerings of which have closed since December 31, 2004 and (b) on an aggregate basis, 13 prior Paladin real estate programs the offerings of which closed on or prior to December 31, 2004.

Type of Compensation	Paladin Realty Latin America Investors II, LP	Other Programs
Date offering commenced	12/27/04	—
Dollar amount raised	$200,000,000	369,387,156
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—
Acquisition fees
—real estate commissions	—	—
—advisory fees	—	309,110
—other	—	—
Organization Costs	813,844	—
Dollar amount of cash generated from operations before deducting payments to sponsor	—	N/A
Amount paid to sponsor from operations:
Property management fees	—	—
Partnership management fees	7,875,001	16,643,350
Reimbursements	173,502	388,939
Leasing commissions	—	—
Other (Asset management fees)	—	23,130,255
Dollar amount of property sales and refinancing before deducting payments to sponsor
—cash	—	683,127,998
—notes	—	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—
Incentive fees	—	2,161,838
Other—Disposition fees	—	888,811

Past performance is not necessarily indicative of future performance.

TABLE III

(UNAUDITED)

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS(1)

Table III summarizes the operating results of prior Paladin real estate programs the offerings of which have closed since December 31, 2002. Operating results are presented for each fiscal year since the inception of each program. Except as otherwise noted, all figures are as of December 31 of the year indicated and represent a full year of operations for the year indicated.

	Paladin Realty Latin America Investors II, LP
	October 3, 2005 through December 31, 2005	2006	2007
Gross Revenues	$6,936	$33,294	$73,090
Less: Operating Expenses	737,027	4,476,283	4,731,485
Equity in income (losses) of unconsolidated joint ventures	—	(15,471)	3,014,207
Interest expense	119,630	623,513	974,086
Depreciation	—	—	—
Net Income (Loss)	(849,721)	(5,081,973)	(2,618,274)
Taxable Income (Loss)
—from operations	(112,693)	(5,488,080)	N/A
—from gain of sale	—	—	N/A
Cash generated from (used in) operations	(401,695)	(5,600,910)	(5,194,741)
Cash generated from sales	—	—	—
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	(401,695)	(5,600,910)	(5,194,741)
Less: Cash distributions to investors
—from operating cash flow	—	—	—
—from sales and refinancing	—	—	—
—from the Reorganization	—	—	—
Cash generated (deficiency) after cash distributions	(401,695)	(5,600,910)	(5,194,741)
Less: Special items (not including sales and refinancing)
Source of Funds
General Partner Contributions	—	248,517	742,421
Limited Partner Contributions	—	7,952,476	23,758,338
Distributions received from real estate joint ventures	—	3,997,000	—
Borrowings from mortgages and construction loans payable	10,000,000	12,919,810	25,500,000
Net contributions received from minority interests	—	109,395	463,558
Sale of short term investments	—	—	568,888
Use of Funds
Purchase of real estate and improvements	(6,106,180)	(7,937,635)	(11,248,537)
Investment in real estate joint ventures	—	(10,302,793)	(8,302,769)
Purchase of short term investments	—	(629,665)
Organizational costs	(718,381)	(31,619)
Loan Refinancing Costs	(977,266)	(61,785)	37,193
Principal payments on mortgages and construction loans payable	—	—	(26,662,772)
Effect of exchange rage changes on cash	—	(6,299)	2,875
Cash generated (deficiency) after cash distributions and special items	1,796,478	656,492	(333,546)
Tax and Distribution Data per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$(1)	$(33)	N/A
—from recapture	—	—	N/A
Capital gain (loss)	—	—	N/A
Cash distributions to Investors
Source
—Investment income	—	—	—
—Return of capital	—	—	—
Source (on cash basis)
—Sales	—	—	—
—Refinancing	—	—	—
—Operations	—	—	—
—Return of Unused Capital Called	—	—	—
Amounts (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)		100.0%	100.0%

(a)	Federal income tax results for the 2006 tax year are not yet available for this program.

Past performance is not necessarily indicative of future performance.

TABLE IV

(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

Table IV summarizes the results of prior Paladin real estate programs sponsored by Paladin Realty that completed their operations and sold all their properties during the five years ended December 31, 2007.

	FSF Mission Station/ Woodtrails	FSF Heather Ridge Associates, LLC	FSF Village Square Associates, LLC(a)	FSF Mariner Pointe Associates, LP
Dollar Amount Raised	$922,000	$600,000	$833,602	$2,000,000
Number of Properties Purchased	2	2	1	1
Date of Closing of Offering	5/20/96	11/4/96	9/4/1997	10/30/96
Date of First Sale of Property	4/23/04	6/7/02	8/13/03	12/17/03
Date of Final Sale of Property	4/23/04	9/18/03	8/13/03	12/17/03
Tax and Distribution Data Per $1000 Investment
Federal Income Tax Results
Ordinary income (loss)
—from operations	$(1,023)	$(608)	$(338)	$(550)
—from recapture	1,085	404	792	527
Capital Gain (loss)	1,287	167	207	379
Deferred Gain
Capital	—	—	—	—
Ordinary	—	—	—	—
Cash Distributions to Investors
Source (on Tax basis)
—Investment Income	133	838	440	362
—Return of Capital	1,000	1,000	431	1,000
Source (on cash basis)
—Sales	167	1,249	—	72
—Refinancing	709	—	431	973
—Operations	257	589	440	317
—Return of Unused Capital Called	—	—	—	—
Receivables on Net Purchase Money Financing	—	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE V

(UNAUDITED)

SALES OR DISPOSALS OF PROPERTY

Table V presents summary information on the results of sales or disposals of properties from prior Paladin real estate programs during the three years ended December 31, 2007. The Table includes information about the net sales proceeds received from the sales of the properties, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from operations of the properties.

Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing Costs and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
			Cash Received Net of Closing Costs	Mortgage Balance At Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total(1)	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total
William E. Simon & Sons Realty Partners, L.P.
CB Woodside Building	5/26/1998	1/6/2005	6,882,761	5,513,616	—	—	12,396,377	6,000,000	2,500,000	8,500,000	3,443,056
Grafton Hotel on Sunset	1/6/1999	1/10/2005	17,920,382	7,515,565	—	—	25,435,947	8,000,000	5,772,000	13,772,000	5,453,227
Telecom Center LA	12/23/1997	2/25/2005	15,248,599	4,382,210	—	—	19,630,809	8,245,000	6,644,000	14,889,000	12,939,240
Santa Rosa Apartments	4/29/2002	9/30/2005	8,632,997	17,780,775	—	—	26,413,772	16,451,000	5,711,000	22,162,000	2,513,135
Hotel La Jolla	10/19/1996	9/21/2005	18,096,309	6,144,576	—	—	24,240,885	7,000,000	7,600,000	14,600,000	4,631,406
California Technology Center	7/24/2000	12/16/2005	26,354,553	37,249,724	—	—	63,604,277	37,700,000	12,085,000	49,785,000	3,807,682
Arbors at Thousand Oaks	7/20/2000	1/5/2006	47,971,091	14,854,939	—	—	33,116,152	14,868,000	3,011,394	17,879,934	4,273,127
Red Mountain Country Club	7/2/2002	3/9/2006	2,283,632	—	—	—	2,283,632	—	2,552,000	2,552,000	—
Punta Mita Resort	2/28/2002	4/5/2006	2,000,000	3,126,443	—	—	5,126,443	3,600,000	1,725,000	5,325,000	2,605,167
Essex House Hotel	2/24/1997	6/5/2006	12,212,022	5,424,662	—	—	6,787,360	6,000,000	6,169,000	12,169,000	2,986,948
Palisades Village Center	10/20/2000	2/15/2007	31,636,592	16,398,132	—	—	15,238,460	10,000,000	7,389,000	17,389,000	6,999,419
Richland Pointe Business Center	8/17/1999	12/6/2007	19,313,259	7,543,655	—	—	11,769,804	7,700,000	3,772,000	11,472,000	9,558,181
WC Investors Limited Partnership
Citrus Court Apartments	9/18/2000	3/31/2005	8,980,297	6,895,088	—	—	15,875,385	7,178,000	2,377,139	9,555,139	3,284,397
River Canyon Apartments	3/16/2001	6/30/2005	10,911,076	8,621,853	—	—	19,532,929	7,150,000	2,575,298	9,725,298	3,637,345
San Dimas Village Apartments	11/22/2000	7/15/2005	3,450,993	3,623,215	—	—	7,074,208	3,000,000	1,035,150	4,035,150	1,654,030
Casa de Vallecita Apartments	8/1/2000	8/1/2005	2,544,148	4,682,828	—	—	7,226,976	3,359,460	2,160,469	5,519,929	1,933,417
Southridge Apartments	9/18/2000	8/31/2005	6,408,628	5,808,251	—	—	12,216,879	4,700,000	1,640,199	6,340,199	2,883,699
Spring Hill Garden Apartments	1/9/2003	8/31/2005	4,551,164	5,800,781	—	—	10,351,945	6,000,000	2,072,815	8,072,815	1,417,918
Claremont Palms Apartments	2/28/2001	8/31/2005	5,021,856	6,560,132	—	—	11,581,988	6,000,000	1,691,581	7,691,581	2,476,968
Santa Fe Apartments	10/22/2001	2/21/2007	12,505,432	14,000,000	—	—	26,505,432	10,329,461	2,387,560	12,717,021	3,336,714
Reflections Apartments	3/29/2004	3/9/2007	16,922,846	19,571,592	—	—	36,494,438	20,000,000	6,375,455	26,375,455	1,445,972

Past performance is not necessarily indicative of future performance.

(1)	Allocation of taxable gain (loss) associated with individual property sales between ordinary and capital gains (losses) is as follows:

	Taxable Gain		Capital Gain	Ordinary Gain
William E. Simon & Sons Realty Partners, L.P.
CB Woodside Building	3,388,368		2,915,081	473,287
Grafton Hotel on Sunset	9,097,516		8,042,060	1,055,456
Telecom Center L.A.	10,150,473		8,963,207	1,187,266
Santa Rosa Apartments	8,876,067		6,892,403	1,983,664
Hotel La Jolla	3,043,770		1,664,576	1,379,194
California Technology Center	20,495,285		18,879,213	1,616,072
Arbors at Thosand Oaks	(a	)	—	—
Red Mountain Country Club	(a	)	—	—
Punta Mita Resort	(a	)	—	—
Essex House Hotel	(a	)	—	—
Palisades Village Center	15,143,807		13,134,678	2,009,129
Richland Pointe Business Center	10,789,748		9,945,060	844,688
WC Investors Limited Partnership
Citrus Court Apartments	(b	)	—	—
River Canyon Apartments	(b	)	—	—
San Dimas Village Apartments	(b	)	—	—
Casa de Vallecita Apartments	(b	)	—	—
Southridge Apartments	(b	)	—	—
Spring Hill Garden Apartments	(b	)	—	—
Claremont Palms Apartments	(b	)	—	—
Santa Fe Apartments	—		—	—
Reflections Apartments	—		—	—

(a)	Federal income tax results for the 2006 tax year are not yet available for this property.
(b)	This property was sold in a transaction structure to qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code, and accordingly, no taxable gain was recorded in connection with the disposition.

Past performance is not necessarily indicative of future performance.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Prospectus is hereby superseded in its entirety as follows:

Management’s	Discussion and Analysis of Financial Condition and Results of Operations

Overview

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is intended to help the reader understand our operations and our present business environment. MD&A is provided as a supplement to—and should be read in conjunction with—our consolidated financial statements and the accompanying notes thereto. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and timing of events could differ materially from those anticipated in these forward-looking statements, as a result of a number of factors, including those factors set forth in “Risk Factors” and other factors presented throughout this prospectus.

We are a Maryland corporation formed on October 31, 2003 and have elected to be taxed as a REIT commencing with the year ended December 31, 2006. We were organized to invest in a diversified portfolio of real estate properties, focusing primarily on properties that produce current income.

As of December 31, 2007, we owned interests in five income-producing properties:

•	801 Fiber Optic Drive, a 56,336 square foot distribution facility built in 2001 that is leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation;

•	Champion Farms Apartments, a 264-unit luxury multifamily rental community built in 2000;

•	Fieldstone Apartments, a 266-unit multifamily community property built in 2001;

•	Pinehurst Apartment Homes, a 146-unit recently renovated multifamily community built in two phases in 1986 and 1988; and

•	Pheasant Run Apartments, a 160-unit recently renovated multifamily community built in 1985.

On January 14, 2008, we completed the acquisition of our sixth property, the Retreat Apartments, a 342-unit recently renovated multifamily community built in 1984.

We intend to invest in a variety of real estate product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. In addition, we may make or acquire mortgage loans secured by the same types of properties that we may acquire directly, which we refer to collectively as real estate related investments. We own our assets and conduct our operations through Paladin Realty Income Properties, L.P., our operating partnership, which we refer to as Paladin OP.

We previously disclosed that our offering would expire on or before February 23, 2008, which is the three-year anniversary of the commencement of our offering. However, we have determined to extend our offering beyond February 23, 2008, as permitted pursuant to the Securities and Exchange Commission’s Rule 415, as promulgated under the Securities Act of 1933, as amended, or Rule 415. Specifically, we are extending the term of our offering until the earlier to occur of: (i) the date upon which our new registration statement on Form S-11, originally filed on October 23, 2007, and subsequently amended, becomes effective, and (ii) August 21, 2008, which is the date that is 180 days after February 23, 2008.

We elected to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2006, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended.

We believe we operate in such a manner as to qualify for treatment as a REIT for federal income tax purposes. Accordingly, we generally will not be subject to federal income tax, provided that distributions to our shareholders equal at least the amount of our REIT taxable income as defined under Sections 856 through 860 of the Code. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes on our taxable income at regular corporate income tax rates. We may also be subject to certain state or local income taxes, or franchise taxes.

Review of our Policies

Our board of directors, including our independent directors, has reviewed our policies and determined that they are in the best interest of our stockholders. Set forth below is a discussion of the basis for that determination.

Offering Policy

We are conducting a public offering of up to 35,000,000 shares of common stock at $10 per share. We are also offering up to 3,500,000 shares of common stock under our dividend reinvestment plan. We believe these offerings are currently in the best interest of our stockholders because they increase the likelihood that we will be able to acquire a diverse portfolio of income-producing properties, thereby reducing risk in our portfolio.

Acquisition and Investment Policies

We intend to invest in a diversified portfolio of high quality investments, focusing primarily on investments that produce current income. We intend to invest in a variety of types of real properties, including apartments, office buildings, industrial buildings, shopping centers and hotels. We will seek to maximize long-term stockholder value by generating sustainable growth in cash flow and portfolio value. In order to achieve these objectives, we may invest using a number of investment structures which may include direct acquisitions, joint ventures, leveraged investments, issuing securities for property and direct and indirect investments in real estate through other real estate related investments. We believe that there are sufficient acquisition opportunities that meet this investment focus. Affiliates of our advisor have extensive expertise with these types of real estate investments.

For each of our real property investments, regardless of product type, Paladin Advisors will seek to invest in properties with the following attributes:

•

Quality. We will seek to invest in real properties that are suitable for our intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted capital improvements.

•	Location. We will seek to invest in real properties that are located in established markets for comparable properties, with access and visibility suitable to meet the needs of its occupants.

•

Market; Supply and Demand. We will focus on local or regional markets which have potential for stable and growing property level cash flow over the long-term. These determinations will be based in part on an evaluation of market economic, demographic and regulatory factors affecting the real property. For instance, we will favor markets that indicate a growing population and employment base or markets that exhibit potential limitations on additions to supply, and we will generally seek to limit our investments in areas that have limited potential for demand growth.

•

Predictable Capital Needs. We will seek to invest in real properties where the future expected capital needs can be reasonably projected in a manner that would allow us to meet our objectives of preservation of capital and stability and growth in cash flow.

•

Cash Flow. We will seek to invest in real properties where the current and projected cash flow, including the potential for appreciation in value, would allow us to meet our overall investment objectives. We will evaluate cash flow relative to expected growth and appreciation.

Borrowing Policies

By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. Our charter provides that our independent directors must approve any borrowing in excess of 65% of our aggregate asset value and the justification for such excess borrowing must be disclosed to our stockholders in our next quarterly report. As described below, Paladin Realty has provided short-term bridge financing to facilitate the acquisition of several of our investments. These borrowing arrangements with Paladin Realty have historically exceeded the 65% leverage limitation with respect to indebtedness incurred in connection with our acquisitions. Because these financing arrangements have caused our leverage to exceed the 65% leverage limitation specified by our charter, our board of directors, including our independent directors, have approved our leverage exceeding 65% in connection with these transactions. Our board of directors determined that the excess leverage was justified for the following reasons: (1) the borrowings enabled us to purchase the assets and earn rental and interest income more quickly and (2) the acquisitions are likely to increase the net offering proceeds from our initial offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of high quality investments to generate current income for investors and preserve investor capital.

Disposition Policies

We intend to hold each real property investment or real estate related investment we acquire for an extended period. However, circumstances might arise which could result in the early sale of some investments. The determination of whether a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and factors specific to the condition, value and financial performance of the investment. We expect to periodically sell investments in order to dispose of underperforming investments or to realize value in favorably priced investments.

Policies Regarding Operating Expenses

Under our charter, we are required to limit our total operating expenses to the greater of 2% of our average invested assets or 25% of our net income for the four most recently completed fiscal quarters, as these terms are defined in our charter, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. During the four quarters ended December 31, 2007, our operating expenses, including expenses incurred on our behalf by Paladin Advisors and its affiliates, exceeded the 2%/25% Rule by $151,210. During the Expense Period ended December 31, 2007, $206,526 was paid by Paladin Advisors, and the board of directors (including the independent directors) has approved reimbursing Paladin Advisors for this amount in the future to the extent that reimbursement of this amount, together with all operating expenses paid or reimbursed for the then-current Expense Period, would not result in payment or reimbursement of operating expenses in excess of the 2%/25% Rule in that period. In making this determination, the board of directors (including the independent directors) noted that these were operating expenses necessary for the operation of our business, as we are in our early stages of operations and have limited operations to cover our operating expenses and because such amounts will only be reimbursed in the future to the extent described above. For the four consecutive quarters ending December 31, 2007, total operating expenses represented approximately 4.4% of average invested assets.

Liquidation or Listing Policy

We believe it is in the best interest of our stockholders not to list our common shares on a national exchange at this time. First, we are in the fundraising and property-acquisition stage of our life cycle, and remaining unlisted improves our ability to continue to raise new equity and purchase additional properties so that the real estate portfolio can achieve greater size and diversification. Second, we believe it is more cost effective to remain unlisted and utilize Paladin Advisors as our external advisor at the present time than it would be to internalize all the resources necessary to operate a listed company. Third, our shares are offered as a long-term investment. We believe that the ability to provide our stockholders with liquidity in the near-term is outweighed by the long-term benefits of completing the current offering and allowing the portfolio to mature. In making the decision of whether to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders. If our shares are not listed for trading on a national securities exchange by February 23, 2015, we will be required to begin the process of selling our properties and other investments and distributing the net sales proceeds to stockholders in liquidation. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for the stockholders.

Critical Accounting Policies

We believe our most critical accounting policies are the accounting for lease revenues (including straight-line rent), the regular evaluation of whether the value of a real estate asset has been impaired, real estate purchase price allocations and accounting for joint ventures. Each of these items involves estimates that require management to make judgments that are subjective in nature. We rely on our experience, we collect historical data and current market data, and we analyze these assumptions in order to arrive at what we believe to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Real Estate and Depreciation

Real estate is stated at cost, less accumulated depreciation. The Company allocates the cost of newly acquired properties between net tangible and identifiable intangible assets. The primary intangible asset associated with an apartment property acquisition is the value of the existing lease agreements. When allocating cost to an acquired property, the Company allocates costs to the estimated value of the land, building and fixtures assuming the property is vacant and to the estimated intangible value of the existing lease agreements. The Company estimates the intangible value of the lease agreements by determining the lost revenue associated with a hypothetical lease-up. The Company depreciates the buildings and fixtures based on the expected useful life of the asset, which ranges from 27 to 45 years for the buildings and improvements and from five to seven years for furniture, fixtures and equipment. The intangible value of the lease agreements is amortized over the average remaining life of the existing leases, which ranges from three to 24 months. This amortization is included in depreciation and amortization expense on the accompanying consolidated statements of operations. Improvements and betterments are capitalized when they extend the useful life of the asset. Expenditures for repairs and maintenance are expensed as incurred.

The Company reviews long-lived assets and related identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. When such events or changes in circumstances occur, recoverability of the asset to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows, undiscounted and without interest, expected to be generated by the asset. If the sum of the expected future cash flows (undiscounted and without interest) is less than the Company’s carrying amount for the asset, an impairment loss is recognized based upon the asset’s fair value.

Investments

The Company evaluates its investments in accordance with the FIN 46R. If the Company determines that the joint venture is a VIE and that the Company is the “primary beneficiary” as defined in FIN 46R, it will account for such investment as if it were a consolidated subsidiary. For a joint venture investment which is not a VIE or in which the Company is not the primary beneficiary, the Company considers other relevant accounting literature including Accounting Principles Board Opinion 18— “The Equity Method of Accounting for Investments in Common Stock,” Statement of Position (“SOP”) 78-9— “Accounting for Investments in Real Estate Ventures,” and Emerging Issues Task Force Issue (“EITF”) 04-5 to determine the method of accounting for each of the partially-owned entities. In accordance with the above pronouncements, the Company determines whether it should consolidate the entity or account for it on the equity method or cost method. Factors considered in determining whether or not the Company exercises control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representatives and authority and other contractual rights of the Company’s partners. To the extent that the Company is deemed to control these entities, these entities will be consolidated.

As of December 31, 2007, Paladin OP held a 70% ownership interest in Springhurst Housing Partners, LLC (“Springhurst”), a 65% ownership interest in Glenwood Housing Partners I, LLC (“Glenwood”), a 97.5% ownership interest in KC Pinehurst Associates, LLC (“KC Pinehurst”), a 97.5% ownership interest in KC Pheasant Associates, LLC (“KC Pheasant”) and a 74% ownership interest in PRIP 801, LLC. Paladin REIT has determined that Paladin OP and its investees are not VIEs. Paladin REIT consolidates Paladin OP, Springhurst, Glenwood, KC Pinehurst and KC Pheasant, as it is the majority owner and exercises control over all significant decisions. Paladin REIT accounts for its investment in PRIP 801, LLC under the equity method of accounting, as the other member has substantive participating rights as defined in EITF 04-5 and SOP 78-9. This investment is recorded initially at cost, and subsequently adjusted for equity in earnings or losses and cash contributions and distributions.

On a periodic basis the Company will evaluate whether there are any indicators that the value of its investments in partially-owned entities are impaired. An investment is impaired if the Company’s estimate of the value of the investment is less than the carrying amount. The ultimate realization of the Company’s investment in partially-owned entities is dependent on a number of factors including the performance of that entity and market conditions. If the Company determines that a decline in the value of a partially-owned entity is other than temporary, then the Company would record an impairment charge.

Revenue Recognition

The Company primarily leases residential apartments to tenants under non-cancellable operating leases with terms ranging from three to 24 months. Rental income related to leases is recognized in the period earned over the lease term in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 13, “Accounting for Leases”.

Other income consists of various tenant-related charges and is recognized as revenue in the period in which the applicable charge is incurred.

Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

Use of Estimates

The presentation of the consolidated financial statements requires management to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of the property, plant and equipment, valuation allowances for receivables, and deferred income tax assets. Actual results could differ from those estimates.

Income Taxes

Paladin REIT elected to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2006, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. The Company believes it operates in such a manner as to qualify for treatment as a REIT for federal income tax purposes. Accordingly, the Company generally will not be subject to federal income tax, provided that distributions to its shareholders equal at least the amount of its REIT taxable income as defined under Sections 856 through 860 of the Code. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income taxes on its taxable income at regular corporate income tax rates. It may also be subject to certain state or local income taxes, or franchise taxes. No provision has been made for federal income taxes for the years ended December 31, 2007 2006 and 2005 in the accompanying consolidated financial statements.

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109.” FIN 48 increases the relevancy and comparability of financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. This Interpretation only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will be sustained. The Company adopted FIN 48 as required effective January 1, 2007. The adoption of FIN 48 did not have a material impact on its consolidated financial position, results of operations or cash flows. All of the Company’s tax years are subject to examination by tax jurisdictions.

In accordance with FIN 48, the Company has assessed its tax positions for all open tax years as of January 1, 2007 and concluded that there were no material FIN 48 uncertainties to be recognized. The Company’s accounting policy with respect to interest and penalties related to tax uncertainties is to classify these amounts as provision for income taxes. The Company has not recognized any interest and penalties related to tax uncertainties for the year ended December 31, 2007, 2006 and 2005.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value and expands the related disclosure requirements. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. The Company does not expect the adoption of SFAS No. 157 to have a material impact on its consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115”. The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. The Company has adopted this SFAS No. 159 effective January 1, 2008 and has elected not to measure any of our current eligible financial asset or liabilities at fair value upon adoption. However, the Company does reserve the right to elect to measure future eligible financial assets of liabilities at fair value.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” which requires most identifiable assets, liabilities, noncontrolling interests and goodwill acquired in a business combination to be recorded at full fair value. Under SFAS No. 141R, all business combinations will be accounted for by applying the acquisition method. SFAS No. 141R is effective for periods beginning on or after December 15, 2008. Earlier application is prohibited and will be applied to business combinations occurring after the effective date. . The Company is currently evaluating the impact of adopting SFAS No. 141R on its consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51”, which will require noncontrolling interests (currently referred to as minority interest) to be treated as a separate component of equity, not as a liability or other item outside of permanent equity. The Statement applies to the accounting for noncontrolling interests and transactions with noncontrolling interest holders in consolidated financial statements. SFAS No. 160 is effective for periods beginning on or after December 15, 2008. Earlier application is prohibited. SFAS No. 160 will be applied prospectively to all noncontrolling interests, including any that arose before the effective date except that comparative period information must be recast to classify noncontrolling interests in equity, attributed net income and other comprehensive income to noncontrolling interests, and provide other disclosures required by SFAS No. 160. . The Company is currently evaluating the impact of adopting SFAS No. 160 on its consolidated financial position, results of operations or cash flows.

In September 2007, the FASB ratified Emerging Issues Task Force (“EITF”) Issue 07-6, “Accounting for the Sale of Real Estate Subject to the Requirements of FASB Statement No. 66 When the Agreement Includes a Buy-Sell Clause,” which clarifies that a buy-sell clause, in and of itself, does not constitute a prohibited form of continuing involvement that would preclude partial sale treatment under Statement 66. EITF 07-6 applies prospectively to new arrangements entered into in fiscal years beginning after December 15, 2007.

Results of Operations

Prior to acquiring an interest in 801 Fiber Optic Drive on November 2, 2005, we had not commenced any operations. In addition, we did not reach our minimum offering of at least $1,000,000 in shares until December 2, 2005, when we received $1,246,670 in subscriptions for 127,690 shares, excluding subscriptions received from Pennsylvania investors. As of December 31, 2005 we had sold 173,027 shares in the offering for aggregate proceeds of $1,704,469. As a result, we had limited operations in 2005, and none prior to the effective date of our registration statement in February 2005. As of December 31, 2007, we had sold 2,595,523 shares in the offering for aggregate proceeds of $25,870,381.

Comparison of the Year Ended December 31, 2007 to the Year Ended December 31, 2006

Rental income for the fiscal year ended December 31, 2007 was $5,072,207, compared with $1,417,679 for the fiscal year ended December 31, 2006. Our rental income for 2007 has increased as compared to 2006 due to our investment activities. We made an investment in Champion Farms in June 2006 and an investment in Fieldstone in December 2006. Rental income for 2007 reflects a full year of ownership for these two investments versus a partial year for 2006. Additionally, we began to record rental income from Pinehurst and Pheasant Run both of which we added in 2007. We expect rental income to continue to increase in future periods, as compared to historical periods, as a result of owning our investments in real estate acquired in 2007 for an entire year and as a result of making future real estate investments.

Other income for the year ended December 31, 2007 was $416,793 compared to $92,999 for the year ended December 31, 2006. Other income consists of various tenant-related charges and is recognized as revenue in the period in which the applicable charge is incurred. The increase in other income for year ended December 31, 2007 is attributable to our investments in Champion Farms Apartments in June 2006, Fieldstone Apartments in December 2006 and Pinehurst Apartment Homes and Pheasant Run Apartments in September 2007.

Property operating expenses for the year ended December 31, 2007 were $1,732,394 compared to $492,297 for the year ended December 31, 2006. The increase in property operating expenses related primarily to the full year of operating expenses incurred for Champion Farms and Fieldstone during 2007, as compared to partial year periods recorded for 2006 when these two investments were initiated. Additionally, operating expenses in 2007 included partial year expenses for Pinehurst and Pheasant Run, which we added in September 2007. We expect property operating expenses to continue to increase in future periods, as compared to historical periods, as a result of owning our investments in real estate acquired in 2007 for an entire year and as a result of making future real estate investments.

Real estate taxes were $419,129 for the year ended December 31, 2007 compared to $78,391 for the year ended December 31, 2006. The increase in real estate taxes in 2007 is a result of our acquisition of Champion Farms Apartments in June 2006, Fieldstone Apartments in December 2006 and Pinehurst Apartment Homes and Pheasant Run Apartments in September 2007.

General and administrative expenses were $1,036,478 for the year ended December 31, 2007 compared to $386,249 for the year ended December 31, 2006. The increase in general and administrative expenses related primarily to accounting fees, asset management fees, independent director fees, director’s and officer’s liability insurance and legal fees. The amount of general and administrative expenses we were permitted to accrue and pay under the 2%/25% Rule, discussed below under “Related Party Transactions,” increased during year ended December 31, 2007 due to the fact that our average invested assets increased as a result of our acquisitions in 2007. We expect this trend to continue as we acquire additional real estate investments.

Interest expense, including amortization of deferred financing costs, was $2,357,226 for the year ended December 31, 2007 and $812,489 for the year ended December 31, 2006. The increase in interest expense was primarily related to mortgage notes payable and indebtedness incurred in connection with the acquisition of Champion Farms Apartments in June 2006, Fieldstone Apartments in December 2006 and Pinehurst Apartment Homes and Pheasant Run Apartments in September 2007 and certain financing costs that we incurred in connection with such indebtedness.

Depreciation and amortization expense was $1,678,196 for the year ended December 31, 2007 compared to $616,887 for the year ended December 31, 2006. The increase in depreciation and amortization expense in 2007 is a result of our acquisition of Champion Farms Apartments in June 2006, Fieldstone Apartments in December 2006 and Pinehurst Apartment Homes and Pheasant Run Apartments in September 2007.

Net loss allocated to minority interest increased from $219,437 for the year ended December 31, 2007 compared to $127,817 for the year ended December 31, 2006 due to our investments in Champion Farms Apartments in June 2006, Fieldstone Apartments in December 2006 and Pinehurst Apartment Homes and Pheasant Run Apartments in September 2007 and the investments by the other partners in these joint ventures.

We had a net loss of $1,324,468 for the year ended December 31, 2007, primarily related to the increase in property operating expenses, general and administrative expenses, interest expense, including amortization of deferred financing costs and deprecation and amortization expense offset by the increase in total revenues. We had a net loss of $652,768 for the year ended December 31, 2006, primarily as a result of incurring overhead related to general and administrative expenses, organization and offering costs, and interest expense without sufficient revenues to cover these costs.

Comparison of the Year Ended December 31, 2006 to the Year Ended December 31, 2005

Rental income for the fiscal year ended December 31, 2006 was $1,417,679. We had no rental income for the fiscal year ended December 31, 2005. Rental income is the result of our acquisition of Champion Farms Apartments and Fieldstone Apartments. We expect rental income to continue to increase in future periods, as compared to historical periods, as a result of owning our investments in real estate acquired in 2006 for an entire year and future acquisitions of real estate investments.

Property operating expenses for the fiscal year ended December 31, 2006 were $492,297 relating to property operating expenses incurred for Champion Farms Apartments and Fieldstone Apartments, respectively. We had no property operating expenses for the fiscal year ended December 31, 2005. Property operating expenses were 32.2% of total revenues for the fiscal year ended December 31, 2006. We expect property operating expenses to continue to increase in future periods, as compared to historical periods, as a result of owning our investments in real estate acquired in 2006 for an entire year and future acquisitions of real estate investments.

General and administrative expenses were $386,249 for the fiscal year ended December 31, 2006 compared to $36,771 for the fiscal year ended December 31, 2005. The increase in general and administrative expenses related primarily to asset management fees, independent director fees, director’s and officer’s liability insurance and amortization of restricted stock held by our independent directors.

Interest expense, including amortization of deferred financing costs, were $812,489 for the fiscal year ended December 31, 2006 compared to $12,066 for the fiscal year ended December 31, 2005. The increase in interest expense was primarily related to mortgage notes payable and indebtedness incurred in connection with the acquisition of Champion Farms Apartments and Fieldstone Apartments and certain financing costs that we incurred in connection with such indebtedness.

Depreciation and amortization expense was $616,887 for the fiscal year ended December 31, 2006. We had no depreciation and amortization expense for the fiscal year ended December 31, 2005. Depreciation and amortization expense increased primarily as a result of amortization of in-place-leases which are amortized over the life of the leases and depreciation of building and furniture, fixtures and equipment.

Equity in earnings from real estate joint venture were $75,226 for the fiscal year ended December 31, 2006 compared to $14,987 for the fiscal year ended December 31, 2005. The increase in equity in earnings from real estate joint venture was primarily related to our allocable share of income related to PRIP 801 through Paladin OP’s 74% ownership interest in PRIP 801, LLC for an entire year in 2006 as compared to 2 months in 2005.

Minority interest increased from a charge of $7,200 for the fiscal year ended December 31, 2005 to a charge of $127,817 for the fiscal year ended December 31, 2006.

We had a net loss of $652,768 for the year ended December 31, 2006 primarily related to the increase in property operating expenses, general and administrative expenses, interest expense, including amortization of deferred financing costs and deprecation and amortization expense offset by the increase in total revenues. We had a net loss of $61,541 for the year ended December 31, 2005, primarily as a result of incurring overhead related to general and administrative expenses, organization and offering costs, and interest expense without sufficient revenues to cover these costs. Our only revenues for the fiscal year ended December 31, 2005 were $16,243 of interest income on our cash and cash equivalents.

Related Party Transactions

Our board of directors, including our independent directors, has reviewed the material transactions between our affiliates and us since the beginning of 2007 as well as any other such proposed transactions. Set forth below is a description of such transactions and the independent directors’ report on their fairness.

Our Relationship with Paladin Realty Securities, LLC

Paladin Securities is a wholly owned subsidiary of Paladin Advisors and the dealer manager for our offering.

Selling Commissions and Dealer Manager Fees. Pursuant to the terms of the Dealer Manager Agreement, we pay Paladin Securities selling commissions of 7.0% of the gross offering proceeds from the sale of shares of our common stock in our primary offering and 4.0% of the gross offering proceeds from the sale of shares of our common stock pursuant to our dividend reinvestment plan. We also pay Paladin Securities a dealer manager fee of up to 2.5% of gross offering proceeds from the sale of shares of our common stock in our primary offering. Paladin Securities may pay all or a portion of these selling commissions and dealer manager fees to participating broker-dealers. For the year ended December 31, 2007, we paid $667,153 in selling commissions and dealer manager fees to Paladin Securities and did not pay Paladin Securities such fees in 2006. Paladin Securities did not serve as our dealer manager in 2006.

Our board of directors, including our independent directors, believes that this arrangement with our dealer manager is fair. The compensation payable to our dealer manager reflects our belief that such selling commissions and dealer manager fees will maximize the likelihood that we will be able to achieve our goal of acquiring a large, diversified portfolio of real estate and real estate-related investments.

Our Relationship with Paladin Advisors

Many of the services to be performed by Paladin Advisors in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions Paladin Advisors performs for us as our advisor, and it is not intended to include all of the services which may be provided to us by Paladin Advisors or by third parties. Under the terms of the Advisory Agreement, Paladin Advisors undertakes to present us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, Paladin Advisors, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:

•	find and evaluate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of investments will be made;

•	acquire real property investments and real estate related investments on our behalf in compliance with our investment objectives and policies;

•	arrange for financing and refinancing of properties; and

•	supervise, as asset manager, property management, leasing, development and construction services provided for our investments by third parties.

Our advisor is subject to the oversight of our board of directors. Every transaction we enter into with Paladin Advisors or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and Paladin Advisors or any of its affiliates. A majority of the independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and Paladin Advisors or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. Our Advisory Agreement has a one-year term expiring February 28, 2009, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties.

Organization and Offering Costs. Our organization and offering costs are paid by Paladin Advisors or its affiliates, including Paladin Realty, on behalf of us and directly by us. Organization and offering costs consist of actual legal, accounting, printing and other offering expenses, including amounts to reimburse Paladin Advisors, its affiliates or our dealer manager, for all marketing related costs and expenses, including, but not limited to, expenses relating to registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to our offering, and payment or reimbursement of bona fide due diligence expenses of the dealer manager and broker-dealers participating in our offering. Pursuant to the Advisory Agreement, we are obligated to reimburse Paladin Advisors or its affiliates for amounts advanced for organization and offering costs, provided that Paladin Advisors and its affiliates are responsible for the payment of organization and offering costs to the extent they exceed 3.0% of gross proceeds from our offering and will be required to return to us any amount we reimburse them in excess of 3.0% of the gross proceeds from our offering. Any reimbursements we make to Paladin Advisors will not exceed actual expenses incurred by Paladin Advisors. As of December 31, 2007, the Company has paid $1,068,147 in organization and offering costs in excess of the 3.0% limitation. Paladin Advisors is required to reimburse the Company the $1,068,147 within 60 days after the end of the offering.

We had incurred organization and offering costs of $6,200,860 and $4,113,284 as of December 31, 2007 and 2006, respectively, which includes $4,354,293 and $4,018,284, respectively, paid by Paladin Advisors, as described in Note 6 of the notes to our consolidated financial statements included herewith. Such costs only become a liability to us to the extent they do not exceed 3.0% of the gross proceeds of the offering. When recorded by us, organization costs are expensed as incurred and offering costs are charged to shareholders’ equity. For the years ended December 31, 2007 and 2006, we have recognized $534,637 and $192,986, respectively, of offering costs which were charged to shareholders’ equity. For the years ended December 31, 2007 and 2006, we recognized no organization costs in the consolidated statements of operations.

As of December 31, 2007, we have recognized a total of $778,757 of organization and offering costs. Subject to the 3% limitation, the remaining $5,422,103 in organization and offering costs, as of December 31, 2007 will be recognized in future periods as we receive additional proceeds of our offering.

Expense Reimbursement. Pursuant to the Advisory Agreement, Paladin Advisors is entitled to reimbursement of actual expenses incurred for administrative and other services provided to us by Paladin Advisors and its affiliates for which they do not otherwise receive a fee. We will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income, as described below (the “2%/25% Rule”), and Paladin Advisors must reimburse us quarterly for any amounts by which our operating expenses exceed the 2%/25% Rule in the previous four consecutive fiscal quarters (the “Expense Period”). Our average invested assets for any period are equal to the average book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. Our net income for any period is equal to our total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by us under generally accepted accounting principles (“GAAP”) (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin OP.

Paladin Advisors must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless a majority of the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any Expense Period for which total operating expenses exceed the 2%/25% Rule, we will send our stockholders written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliate, as applicable may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.

During the Expense Period ended December 31, 2007, our operating expenses, including expenses incurred on our behalf by Paladin Advisors and its affiliates, exceeded the 2%/25% Rule by $151,210. During the Expense Period ended December 31, 2007, $206,526 was paid by Paladin Advisors, and the board of directors (including the independent directors) has approved reimbursing Paladin Advisors for this amount. In the future, to the extent that reimbursement of this amount, together with all operating expenses paid or reimbursed for such future Expense Period, would not result in payment or reimbursement of operating expenses in excess of the 2%/25% Rule in that period. In making this determination, the board of directors (including the independent directors) noted that these were operating expenses necessary for the operation of our business, as we are in our early stages of operations and have limited operations to cover our operating expenses and because such amounts will only be reimbursed in the future to the extent described above. As of December 31, 2007, Paladin Advisors and its affiliates had incurred $1,499,043 in general and administrative expenses on our behalf. For the four consecutive quarters ending December 31, 2007, total operating expenses represented approximately 2.0% of average invested assets.

During the year ended December 31, 2007, we incurred $930,732 in general and administrative expenses. In accordance with the Advisory Agreement, we recognize as an expense on a quarterly basis amounts not exceeding the 2%/25% Rule. Due to the application of the 2%/25% Rule, we were able to recognize $957,104 of general and administrative expenses in our consolidated statements of operations for the year ended December 31, 2007 with the additional amount of $26,372 recorded as due to affiliate.

Acquisition and Advisory Fees. Pursuant to the terms of the Advisory Agreement, we pay Paladin Advisors acquisition and advisory fees consisting of 2.75% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to other real estate related investments, the appraised value of the underlying property, not to exceed 5.5% of the funds we advance with respect to the investment. To date, we have paid acquisition and advisory fees calculated based on 5.5% of the funds we advanced, which resulted in a lower fee than had we calculated based on 2.75% of the contract purchase price for the property. For the year ended December 31, 2007, Paladin Advisors was entitled to acquisition and advisory fees of $277,935 relating to the acquisition of Pinehurst Apartment Homes and Pheasant Run Apartments. The acquisition and advisory fees were capitalized as part of our investment in Pinehurst Apartment Homes and Pheasant Run Apartments. During 2007, we paid these fees and all amounts due in connection with prior acquisitions, in a total amount of $856,433.

Asset Management Fees. Pursuant to the terms of the Advisory Agreement, an annual asset management fee is payable to Paladin Advisors monthly in an amount equal to one-twelfth of 0.6% of (1) the contract purchase price of a property acquired directly or through a joint venture or (2) with respect to other real estate related investments, the appraised value of the underlying property, not to exceed 1.2% of the funds we advance with respect to the investment. Paladin Advisors receives this fee for supervising the management, leasing, development and construction services provided for our properties by third parties and management of real estate related investments. For the years ended December 31, 2007 and 2006, Paladin Advisors was entitled to asset management fees of $141,375 and $61,475, respectively, relating to the management of 801 Fiber Optic Drive, Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartment Homes and Pheasant Run Apartments. All asset management fees were paid prior to December 31, 2007.

Our board of directors, including our independent directors, considers our relationship with Paladin Advisors during 2007 to be fair. Our board of directors, including our independent directors, evaluated the performance of Paladin Advisors and the compensation paid to Paladin Advisors in connection with its decision to extend the term of the Advisory Agreement on February 23, 2008. Our board of directors, including our independent directors, believes that the amounts payable to Paladin Advisors under the Advisory Agreement are similar to those paid by other publicly offered, unlisted, externally advised REITs and that this compensation is necessary in order for the advisor to provide the desired level of services to us and our stockholders. Our board of directors, including our independent directors, bases its evaluation of the advisor on factors such as (a) the amount of the fees paid to the advisor in relation to the size, composition and performance of our portfolio; (b) the success of the advisor in generating opportunities that meet our investment objectives; (c) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services; (d) additional revenues realized by the advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees; (e) the quality and extent of service and advice furnished by the advisor; (f) the performance of our portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (g) the quality of our portfolio relative to the investments generated by the advisor for its own account.

Trends or Uncertainties

Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of real estate and real estate related investments.

Quarterly Results of Operations

The following table presents selected unaudited quarterly financial data for each quarter during the years ended December 31, 2007 and 2006:

	For the Quarter Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
Revenues	$1,186,408	$1,238,470	$1,329,419	$1,841,325
Equity in earnings of PRIP 801, LLC	$21,233	$20,986	$20,998	$20,679
Net income / (loss)	$(372,045)	$(361,766)	$(230,227)	$(360,430)
Income / (loss) per common share:
Basic	$(0.38)	$(0.24)	$(0.11)	$(0.15)
Diluted	$(0.38)	$(0.24)	$(0.11)	$(0.15)

	For the Quarter Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006
Revenues	$2,103	$196,180	$566,176	$766,043
Equity in earnings of PRIP 801, LLC	$20,271	$21,031	$20,804	$13,120
Net income / (loss)	$10,726	$(120,990)	$(303,994)	$(238,510)
Income / (loss) per common share:
Basic	$0.04	$(0.33)	$(0.60)	$(0.34)
Diluted	$0.04	$(0.33)	$(0.60)	$(0.34)

Liquidity and Capital Resources

For the year ended December 31, 2007, our sources of funds were:

•	net proceeds of $16,128,418 from the sale of 1,777,478 common shares in our initial public offering; and

•	net operating income of $3,337,477 from our investments in real estate.

We consider net operating income to be an appropriate supplemental performance measure because net operating income reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property, such as depreciation, interest expense, interest income and general and administrative expenses. Additionally, we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate investment community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. We believe that the line on our consolidated statement of operations entitled “net loss” is the most directly comparable GAAP measure to net operating income. The following table is a reconciliation of net operating income to our reported net loss from continuing operations for the years ended December 31, 2007 and 2006:

	2007	2006
Net Operating Income	$3,337,477	$939,990
Equity in earnings of real estate joint venture	83,896	75,226
Interest income	106,622	19,824
Depreciation and amortization expenses	(1,678,196)	(616,887)
Interest expense	(2,357,226)	(812,489)
General and administrative expenses	(1,036,478)	(386,249)
Minority Interest	219,437	127,817

Net Loss	$(1,324,468)	$(652,768)

We are dependent upon the net proceeds to be received from the sale of shares of our common stock to the public to conduct our proposed activities. The capital required to purchase real property investments and real estate related investments will be obtained from our public offerings and from any indebtedness that we may incur in connection with the acquisition of any real property investments and real estate related investments thereafter. We anticipate our sources of funds will continue to primarily consist of the net proceeds of our public offerings. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

Net cash provided by operating activities for the year ended December 31, 2007 was $225,381 compared to $391,288 for the year ended December 31, 2006. Notwithstanding the fact that we acquired more properties in 2007, our net cash provided by operating activities decreased due to additional expenses incurred in connection with ramp-up costs.

Net cash used in investing activities for the year ended December 31, 2007 was $12,257,593, which included $11,581,949 relating to the purchase of real estate and improvements, payment of $578,498 of acquisition fees paid to Paladin Advisors and an increase in restricted cash of $179,750 offset by distributions from real estate joint venture in excess of equity in earnings of $82,604. Net cash used in investing activities for the year ended December 31, 2006 was $24,650,252, which included $24,699,123 relating to the purchase of real estate and improvements and $40,794 in investment in real estate joint venture offset by distributions from real estate joint venture in excess of equity in earnings of $89,665.

Net cash provided by financing activities was $15,286,918 for the year ended December 31, 2007 related to $6,250,000 of borrowings from mortgage lenders, $17,106,137 in proceeds from the issuance of common shares in our offering increase in unaccepted subscription of common stock of $188,210 and $129,574 of contributions from minority interests offset primarily by $3,800,000 of payments on note payable to affiliate, $1,604,634 of selling commissions and dealer manager fees, $94,833 of deferred loan costs, $534,637 of offering costs, $1,217,400 increase in due from affiliates, $343,022 of dividends paid, $16,638 of payments on mortgages payable, increase in restricted cash of $738,210, $23,593 of treasury shares purchased and $14,036 of distributions to minority interest. Net cash provided by financing activities was $25,164,064 for the year ended December 31, 2006 primarily related to $16,350,000 of borrowings from mortgage lenders and net borrowings of

$6,200,000 from note payable to affiliate relating to the Champion Farms Apartments and Fieldstone Apartments acquisition described below and $6,257,084 in proceeds from the issuance of common shares in our offering offset primarily by $2,400,00 of payments on note payable to affiliate, $595,579 of selling commissions and dealer manager fees, $470,500 of deferred loan costs, $95,000 of offering costs, $71,981 of dividends paid and $9,960 of distributions to minority interest.

Mortgage Notes Payable

We have mortgage loans in an aggregate amount of $43,879,125 outstanding, consisting of (1) $16,350,000 incurred in connection with the acquisition of our interest in Champion Farms Apartments, (2) $16,500,000 incurred in connection with the acquisition of our interest in Fieldstone Apartments, (3) $4,779,125 assumed in connection with the acquisition of our interest in Pinehurst Apartment Homes, and (4) $6,250,000 incurred in connection with the acquisition of our interest in Pheasant Run Apartment. These mortgage notes payable are described in detail in Note 4 to our consolidated financial statements included herein.

Notes Payable to Affiliates

During the year ended December 31, 2007, we repaid $3.8 million of our notes payable to affiliate previously incurred in connection with our acquisitions of Champion Farms Apartments and Fieldstone Apartments with proceeds from our Offering. There are currently no loans outstanding to affiliates.

Leverage Policy

Our charter does not permit borrowings that would cause our aggregate borrowings to exceed 65% of the aggregate asset value of all of our real estate and real estate related investments, unless approved by our independent directors and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Prior to the acquisitions of Pinehurst Apartment Homes and Pheasant Run Apartments, our leverage exceeded 65%, and as a result of the assumption of the mortgage loan by KC Pinehurst and the addition of the mortgage loan secured by KC Pheasant, our leverage remains above 65%. In accordance with our charter, our board of directors, including our independent directors, approved the assumption of the mortgage loan by KC Pinehurst, the addition of the mortgage loan secured by KC Pheasant and the continuation of our leverage exceeding 65%.

The board of directors determined that the excess leverage was justified for the following reasons: (1) the loan assumption enabled us to purchase the assets and earn rental and interest income more quickly and (2) the acquisition is likely to increase the net offering proceeds from our initial public offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital. We will likely continue to exceed our charter’s leverage guidelines during the early stages of our operations.

On March 25, 2008, we amended our bylaws to include a provision that requires our board of directors, in applying and calculating the 65% leverage limitation, to further ensure that the maximum amount of our aggregate borrowings, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, do not exceed 300% of the our net assets. The provision further mandates that any excess in borrowing over such 300% leverage limitation shall be approved by a majority of our independent directors and disclosed to shareholders in our next quarterly report, along with a justification for such excess.

Contractual Obligations

The following table summarizes our contractual obligations as of December 31, 2007:

Mortgages Payable	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Principal	43,879,125	67,429	148,418	443,400	43,219,878
Interest	21,097,334	2,686,342	5,367,481	5,324,167	7,719,344

Dividends

We paid $969,937 in dividends in the fiscal year ended December 31, 2007. Our board of directors has declared dividends for the periods listed below to stockholders of record as of the close of business each day during the applicable period and made on the dates listed below.

Month	Annualized Rate Declared(1)	Date Made
December 2005	6.0%	January 17, 2006
January 2006	6.0%	February 15, 2006
February 2006	6.0%	March 15, 2006
March 2006	6.0%	April 17, 2006
April 2006	6.0%	May 15, 2006
May 2006	6.0%	June 15, 2006
June 2006	6.0%	July 17, 2006
July 2006	6.0%	August 15, 2006
August 2006	6.0%	September 15, 2006
September 2006	6.0%	October 16, 2006
October 2006	6.0%	November 15, 2006
November 2006	6.0%	December 15, 2006
December 2006	6.0%	January 15, 2007
January 2007	6.0%	February 15, 2007
February 2007	6.0%	March 15, 2007
March 2007	6.0%	April 16, 2007
April 2007	6.0%	May 15, 2007
May 2007	6.0%	June 15, 2007
June 2007	6.0%	July 16, 2007
July 2007	6.0%	August 15, 2007
August 2007	6.0%	September 17, 2007
September 2007	6.0%	October 16, 2007
October 2007	6.0%	November 15, 2007
November 2007	6.0%	December 17, 2007
December 2007	6.0%	January 15, 2008
January 2008	6.0%	February 15, 2008
February 2008	6.0%	March 17, 2008

(1)	Dividends were declared in the amount of $0.0016438 per share day, representing an annualized rate of return of 6.0% on an investment of $10.00 per share if made each day over a 365-day period.

Each of our six real estate investments is structured as a joint venture with an unaffiliated third-party. As required under GAAP, our financial statements present the operations of 801 Fiber Optic Drive on an unconsolidated basis, and the operations of Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartment Homes and Pheasant Run Apartment on a consolidated basis. Consolidation requires us to reflect 100% of the income and expenses of property operations with a partial offset to account for the minority interest held by our joint venture partner. As structured, our investment in Champion Farms Apartments represents a 70% ownership interest, our investment in Fieldstone Apartments a 65% ownership interest, our investment in Pinehurst Apartment Homes a 97.5% ownership interest and our investment in Pheasant Run Apartment a 97.5% ownership interest. However, by the terms of the joint ventures for Champion Farms and Fieldstone Apartments we are entitled to 100% of available cash flow from each property as a priority distribution until we receive at least an 8.25% return on our invested capital and by the terms of the joint ventures for Pinehurst Apartment Homes and Pheasant Run Apartments, we are entitled to 100% of available cash flow from each property as a priority distribution until we receive at least an 9.0% return on our invested capital. The following chart compares cash distributions received from the Company’s investments in 801 Fiber Optic Drive, Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartment Homes and Pheasant Run Apartments during 2007 with dividends paid during the same period.

	801 Fiber Optic Drive	Champion Farms Apartments	Fieldstone Apartments	Pinehurst	Pheasant Run	Total
Summary of Cash Distributions from Investments:
Quarter ended March 31, 2007:	$—	$106,732	$75,261	N/A	N/A	$181,993
Quarter ended June 30, 2007:	77,700	106,732	90,521	N/A	N/A	274,953
Quarter ended September 30, 2007:	—	90,000	82,890	N/A	N/A	172,890
Quarter ended December 31, 2007	88,800	74,665	55,260	63,768	62,054	344,547

Year ended December 31, 2007:	$166,500	$378,129	$303,932	$63,768	$62,054	$974,383
Summary of Dividends:
Quarter ended March 31, 2007						$130,860
Quarter ended June 30, 2007						197,234
Quarter ended September 30, 2007						291,489
Quarter ended December 31, 2007						350,354

Year ended December 31, 2007						$969,937

Of the $969,937 dividends noted above, $343,022 was paid in cash and $626,915 was paid through the dividend reinvestment plan in the form of additional shares issued.

As shown in the previous tables, cash distributions from our investments have exceeded the dividends paid for the year ended December 31, 2007. However, for the year ended December 31, 2007, cash flow from operations was $225,381, which is less than the amount of dividends paid. Paladin Advisors has paid expenses on our behalf and Paladin Advisors has deferred the reimbursement of a portion of these expense payments and from time to time has deferred certain other fees owed to it. We are dependent on Paladin Advisors to support our financial position currently because of our small size. As we continue to grow by selling shares in our Offering and by making additional investments, we expect to be able to finance our operations without advances from and deferrals of fees otherwise payable to Paladin Advisors.

As of December 31, 2007, Paladin Advisors and its affiliates had incurred on our behalf $1,499,043 in general and administrative expenses. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has deferred (without interest) repayment of these expenses. As of December 31, 2007, we are not obligated to reimburse these expenses due to the application of the 3% limitation and the 2% / 25% Rule, respectively. We may be obligated to pay these amounts to Paladin Advisors or record them as obligations on our financial statements in future periods as we receive additional proceeds from our offering and income from our investments. The payment of these obligations may impact our ability to pay future dividends. Paladin Advisors is not obligated to either pay expenses on our behalf or defer reimbursements of such expense payments or fees in future periods. If Paladin Advisors were to cease paying expenses on our behalf or deferring reimbursement of expenses or fees, our ability to pay dividends to our stockholders could be adversely affected, and we may be unable to pay dividends to our stockholders, or such dividends could decrease significantly. Additionally, if Paladin Advisors continues to pay expenses on our behalf and/or defer reimbursement of expense payments or fees, the ultimate repayment of these obligations could adversely impact on our ability to pay dividends in future periods as well as potentially adversely impact the value of an investment in the Company.

The amount of dividends to be distributed to our stockholders in the future will be determined by our board of directors and are dependent on a number of factors, including funds available for payment of dividends (including whether Paladin Advisors continues to pay expenses and/or defer reimbursement of expense payments or fees), our financial condition, capital expenditure requirements, annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code, any limitations imposed by the terms of indebtedness we may incur and other factors.

Off-Balance Sheet Arrangements

As of December 31, 2007 and 2006, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

F-1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Paladin Realty Income Properties, Inc.:

We have audited the accompanying consolidated balance sheets of Paladin Realty Income Properties, Inc. and subsidiaries (the Company) as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Paladin Realty Income Properties, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations, and their cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Short Hills, New Jersey

March 28, 2008

F-2

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of December 31, 2007 and 2006

	2007	2006
ASSETS
Real Estate:
Building and improvements	$49,726,454	$36,418,755
Land	6,131,578	3,781,578
Furniture, fixtures and equipment	1,136,256	659,788
In-place leases	1,069,508	823,508

	58,063,796	41,683,629
Less: Accumulated depreciation and amortization	(2,300,170)	(616,887)

Total real estate, net	55,763,626	41,066,742

Investment in real estate joint venture	1,666,265	1,748,869
Cash and cash equivalents	4,230,937	976,231
Restricted cash	1,328,202	311,797
Prepaid insurance and other assets, net	947,961	671,301
Due from affiliates	926,416	—

TOTAL ASSETS	$64,863,407	$44,774,940

LIABILITIES AND SHAREHOLDERS’ EQUITY
Mortgages payable	$43,879,125	$32,850,000
Notes payable to affiliate	—	3,800,000
Due to affiliates	—	853,622
Unaccepted subscriptions for common shares	210,210	22,000
Accrued expenses and other liabilities	907,333	788,374
Dividends payable	263,426	82,756

Total liabilities	45,260,094	38,396,752

Minority interest	256,902	166,891

Shareholders’ equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; none issued or outstanding	—	—
Common shares, $0.01 par value, 750,000,000 shares authorized; 2,608,023 shares and 830,545 shares issued, respectively	26,080	8,305
Additional paid-in-capital	22,863,824	7,247,818
Treasury shares, at cost - 2,537 shares and 0 shares, respectively	(23,593)	—
Accumulated deficit and dividends	(3,519,900)	(1,044,826)

Total shareholders’ equity	19,346,411	6,211,297

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$64,863,407	$44,774,940

See notes to consolidated financial statements

F-3

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Revenues
Rental income	$5,072,207	$1,417,679	$—
Other income	416,793	92,999	—
Interest income	106,622	19,824	16,243

Total Revenues	5,595,622	1,530,502	16,243

Expenses
Property operating expenses	1,732,394	492,297	—
Real property taxes	419,129	78,391	—
General and administrative expenses	1,036,478	386,249	36,771
Organizational costs	—	—	51,134
Interest expense, including amortization of deferred loan costs	2,357,226	812,489	12,066
Depreciation and amortization expense	1,678,196	616,887	—

Total Expenses	7,223,423	2,386,313	99,971

Loss before equity in earnings and minority interest	(1,627,801)	(855,811)	(83,728)

Equity in earnings from real estate joint venture	83,896	75,226	14,987
Minority interest	219,437	127,817	7,200

Net loss	$(1,324,468)	$(652,768)	$(61,541)

Net loss per common share
Basic	$(0.75)	$(1.42)	$(5.01)

Diluted	$(0.75)	(1.42)	N/A

Weighted average number of common shares outstanding
Basic	1,758,564	458,658	12,291

Diluted	1,758,564	458,658	N/A

See notes to consolidated financial statements

F-4

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the years ended December 31, 2007, 2006 and 2005

	Common Shares		Treasury Shares
	Common shares	Amount	Treasury shares	Amount	Additional Paid-in Capital	Accumulated Deficit and Dividends	Total Shareholders’ Equity
BALANCE, December 31, 2004	500	$5	—	$—	$4,995	$—	$5,000

Issuance of common shares	173,027	1,730	—	—	1,702,739	—	1,704,469
Selling commissions and dealer manager fees	—	—	—	—	(140,823)	—	(140,823)
Dividends declared	—	—	—	—	—	(17,639)	(17,639)
Net loss	—	—	—	—	—	(61,541)	(61,541)

BALANCE, December 31, 2005	173,527	1,735	—	—	1,566,911	(79,180)	1,489,466

Issuance of common shares	626,707	6,274	—	—	6,250,810	—	6,257,084
Selling commissions and dealer manager fees	—	—	—	—	(595,579)	—	(595,579)
Offering costs	—	—	—	—	(192,986)	—	(192,986)
Issuance of common shares to directors	12,000	120	—	—	(120)	—	—
Share-based compensation expense	—	—	—	—	43,178	—	43,178
Dividends declared	—	—	—	—	—	(312,878)	(312,878)
Shares issued pursuant to dividend reinvestment plan	18,311	176	—	—	175,604	—	175,780
Net loss	—	—	—	—	—	(652,768)	(652,768)

BALANCE, December 31, 2006	830,545	8,305	—	—	7,247,818	(1,044,826)	6,211,297

Issuance of common shares	1,714,525	17,148	—	—	17,088,989	—	17,106,137
Treasury shares purchased	—	—	2,537	(23,593)	—	—	(23,593)
Selling commissions and dealer manager fees	—	—	—	—	(1,604,634)	—	(1,604,634)
Offering costs	—	—	—	—	(534,637)	—	(534,637)
Share-based compensation expense	—	—	—	—	40,000	—	40,000
Dividends declared	—	—	—	—	—	(1,150,606)	(1,150,606)
Shares issued pursuant to dividend reinvestment plan	62,953	627	—	—	626,288	—	626,915
Net loss	—	—	—	—	—	(1,324,468)	(1,324,468)

BALANCE, December 31, 2007	2,608,023	$26,080	2,537	$(23,593)	$22,863,824	$(3,519,900)	$19,346,411

See notes to consolidated financial statements

F-5

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2007, 2006 and 2005

	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,324,468)	$(652,768)	$(61,541)
Adjustments to reconcile net loss to net cash provided by / (used in) operating activities
Equity in earnings from joint venture	(83,896)	(75,226)	(14,987)
Distributions from real estate joint venture	83,896	75,226	—
Depreciation and amortization expense	1,678,196	616,887	—
Amortization of deferred loan costs	83,664	20,606	—
Amortization of deferred compensation	40,000	43,178	—
Minority interest	(219,437)	(127,817)	(7,200)
Changes in operating assets and liabilities:
Increase in restricted cash	(98,445)	(289,797)	—
Increase in prepaid insurance and other assets	(68,815)	(93,007)	(16,532)
Decrease in due from affiliates	15,727	90,117	87,021
Increase in accrued expenses and other liabilities	118,959	783,889	4,485

Net cash provided by / (used in) operating activities	225,381	391,288	(8,754)

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for real estate and improvements	(11,581,949)	(24,699,123)	—
Increase in restricted cash	(179,750)	—	—
Decrease in due to affiliates	(578,498)	—	—
Investment in real estate joint venture	—	(40,794)	(1,700,587)
Distributions from real estate joint venture in excess of equity in earnings	82,604	89,665	11,826

Net cash used in investing activities	(12,257,593)	(24,650,252)	(1,688,761)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from mortgages payable	6,250,000	16,350,000	—
Payments on mortgage payable	(16,638)	—	—
Borrowings from notes payable to affiliate	—	6,200,000	1,700,000
Payments on notes payable to affiliate	(3,800,000)	(2,400,000)	(1,700,000)
Deferred loan costs	(94,833)	(470,500)	—
(Increase) decrease in restricted cash	(738,210)	28,000	(50,000)
Proceeds from issuance of common shares	17,106,137	6,257,084	1,704,469
Treasury shares purchased	(23,593)	—	—
Increase (decrease) in unaccepted subscriptions for common stock	188,210	(28,000)	50,000
Selling commissions and dealer manager fees	(1,604,634)	(595,579)	(140,823)
Offering costs	(534,637)	(95,000)	—
Increase in due from affiliates	(1,217,400)	—	—
Dividends paid	(343,022)	(71,981)	—
Contributions from minority interest	129,574	—	—
Distributions to minority interest	(14,036)	(9,960)	—

Net cash provided by financing activities	15,286,918	25,164,064	1,563,646

Net increase (decrease) in cash and cash equivalents	3,254,706	905,100	(133,869)
Cash and cash equivalents - beginning of year	976,231	71,131	205,000

Cash and cash equivalents - end of year	$4,230,937	$976,231	$71,131

Supplemental disclosure of non-cash investing and financing activities
Mortgage loan assumed in connection with purchase of real estate	$4,795,763	$16,500,000	$—
Acquisition fees due to affiliate	$—	$484,506	$93,992
Offering costs due to affiliate	$—	$97,986	$—
Acquisition costs accrued but unpaid	$—	$—	$40,794
Dividends payable	$263,426	$82,756	$17,639
Issuance of common stock for compensation plan	$—	$120,000	$—
Supplemental disclosure of cash flow information
Cash paid during the year for interest	$2,245,569	$592,483	$12,066

See notes to consolidated financial statements

F-6

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007, 2006 and 2005

1. Organization

Paladin Realty Income Properties, Inc., a Maryland corporation (“Paladin REIT”), was formed on October 31, 2003 and intends to provide investors the potential for income through investment in a diversified portfolio of real estate properties, focusing primarily on investments that produce current income. Paladin REIT owns interests in five income-producing properties as of December 31, 2007, consisting of 801 Fiber Optic Drive, a 56,336 square foot distribution facility built in 2001 that is 100% leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation; Champion Farms Apartments, a 264-unit luxury multifamily rental community built in 2000; Fieldstone Apartments, a 266-unit multifamily community property built in 2001; Pinehurst Apartment Homes, a 146-unit multifamily rental community built in two phases in 1986 and 1988; and Pheasant Run Apartments, a 160-unit multifamily rental community built in 1985. Paladin REIT intends to invest in a variety of real estate product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. Paladin REIT may also make real estate related investments, which include first mortgages or second mortgages, mezzanine loans or preferred equity investments relating to the same types of properties that Paladin REIT may acquire directly. Paladin REIT elected to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2006. Subject to certain restrictions and limitations, the business of Paladin REIT is managed by Paladin Realty Advisors, LLC (“Paladin Advisors”), an affiliate of Paladin REIT, pursuant to an advisory agreement dated February 28, 2005, as amended February 28, 2008 (the “Advisory Agreement”). Paladin Advisors supervises and manages the day-to-day operations of Paladin REIT and selects the real estate and real estate related investments it acquires, subject to oversight by the board of directors of Paladin REIT. Paladin Advisors also provides marketing, sales and client services on behalf of Paladin REIT.

On February 23, 2005, Paladin REIT’s initial public offering (the “Offering”) was declared effective and Paladin REIT commenced its offering efforts. As of December 31, 2007 Paladin REIT had received proceeds of $25,870,381 for 2,595,523 shares.

Paladin REIT owns its assets and conducts its operations through Paladin Realty Income Properties, L.P., its operating partnership (“Paladin OP”). As of December 31, 2007 and 2006, Paladin Advisors held a 0.8% and 2.4% limited partnership interest, respectively, and Paladin REIT held a 99.2% and 97.6% general partnership interest, respectively, in Paladin OP. Management expects Paladin REIT’s ownership percentage in Paladin OP to continue to increase as Paladin REIT invests net proceeds from the Offering in Paladin OP. Paladin REIT had no operations prior to November 2, 2005.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of Paladin REIT and its wholly-owned and controlled entities (collectively, the “Company”). In accordance with the Financial Accounting Standards Board (“FASB”) Interpretation No. 46(R), Consolidation of Variable Interest Entities (“FIN 46R”), the Company also consolidates any variable interest entities (“VIEs”) of which it is the primary beneficiary as defined. When the Company does not have a controlling interest in an entity but exerts a significant influence over the entity, the Company applies the equity method of accounting. All intercompany balances and transactions have been eliminated in consolidation.

Real Estate and Depreciation

Real estate is stated at cost, less accumulated depreciation. The Company allocates the cost of newly acquired properties between net tangible and identifiable intangible assets. The primary intangible asset

F-7

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007, 2006 and 2005

associated with an apartment property acquisition is the value of the existing lease agreements. When allocating cost to an acquired property, the Company allocates costs to the estimated value of the land, building and fixtures assuming the property is vacant and to the estimated intangible value of the existing lease agreements. The Company estimates the intangible value of the lease agreements by determining the lost revenue associated with a hypothetical lease-up. The Company depreciates the buildings and fixtures based on the expected useful life of the asset, which ranges from 32 to 45 years for the buildings and improvements and from five to seven years for furniture, fixtures and equipment. The intangible value of the lease agreements is amortized over the average remaining life of the existing leases, which ranges from three to 24 months. This amortization is included in depreciation and amortization expense on the accompanying consolidated statements of operations. Improvements and betterments are capitalized when they extend the useful life of the asset. Expenditures for repairs and maintenance are expensed as incurred.

The Company reviews long-lived assets and related identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. When such events or changes in circumstances occur, recoverability of the asset to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows, undiscounted and without interest, expected to be generated by the asset. If the sum of the expected future cash flows (undiscounted and without interest) is less than the Company’s carrying amount for the asset, an impairment loss is recognized based upon the asset’s fair value.

Investments

The Company evaluates its investments in accordance with the FIN 46R. If the Company determines that the joint venture is a VIE and that the Company is the “primary beneficiary” as defined in FIN 46R, it will account for such investment as if it were a consolidated subsidiary. For a joint venture investment which is not a VIE or in which the Company is not the primary beneficiary, the Company considers other relevant accounting literature including Accounting Principles Board Opinion 18— “The Equity Method of Accounting for Investments in Common Stock,” Statement of Position (“SOP”) 78-9— “Accounting for Investments in Real Estate Ventures,” and Emerging Issues Task Force Issue (“EITF”) 04-5 to determine the method of accounting for each of the partially-owned entities. In accordance with the above pronouncements, the Company determines whether it should consolidate the entity or account for it on the equity method or cost method. Factors considered in determining whether or not the Company exercises control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representatives and authority and other contractual rights of the Company’s partners. To the extent that the Company is deemed to control these entities, these entities will be consolidated.

As of December 31, 2007, Paladin OP held a 70% ownership interest in Springhurst Housing Partners, LLC (“Springhurst”), a 65% ownership interest in Glenwood Housing Partners I, LLC (“Glenwood”), a 97.5% ownership interest in KC Pinehurst Associates, LLC (“KC Pinehurst”), a 97.5% ownership interest in KC Pheasant Associates, LLC (“KC Pheasant”) and a 74% ownership interest in PRIP 801, LLC as described in Note 3. Paladin REIT has determined that Paladin OP and its investees are not VIEs. Paladin REIT consolidates Paladin OP, Springhurst, Glenwood, KC Pinehurst and KC Pheasant, as it is the majority owner and exercises control over all significant decisions. Paladin REIT accounts for its investment in PRIP 801, LLC under the equity method of accounting, as the other member has substantive participating rights as defined in EITF 04-5 and SOP 78-9. This investment is recorded initially at cost, and subsequently adjusted for equity in earnings or losses and cash contributions and distributions.

F-8

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007, 2006 and 2005

On a periodic basis the Company will evaluate whether there are any indicators that the value of its investments in partially-owned entities are impaired. An investment is impaired if the Company’s estimate of the value of the investment is less than the carrying amount. The ultimate realization of the Company’s investment in partially-owned entities is dependent on a number of factors including the performance of that entity and market conditions. If the Company determines that a decline in the value of a partially-owned entity is other than temporary, then the Company would record an impairment charge.

Deferred Loan Costs

Loan costs are capitalized and amortized using the effective interest method over the life of the related loan. The amortization is recorded as a component of interest expense.

Revenue Recognition

The Company primarily leases residential apartments to tenants under non-cancellable operating leases with terms ranging from three to 24 months. Rental income related to leases is recognized in the period earned over the lease term in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 13, “Accounting for Leases”.

Other income consists of various tenant-related charges and is recognized as revenue in the period in which the applicable charge is incurred.

Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

Use of Estimates

The presentation of the consolidated financial statements requires management to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of the property, plant and equipment, valuation allowances for receivables, and deferred income tax assets. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents represent highly liquid investments with maturities at the date of purchase of three months or less.

Restricted Cash

Restricted cash includes subscription proceeds that are held in escrow until investors are admitted as stockholders. Upon acceptance of stockholders, shares of stock are issued, and we receive the subscription proceeds. Restricted cash included $210,210 and $22,000 as of December 31, 2007 and 2006, respectively, for proceeds that were held in escrow. At December 31, 2007 and 2006, restricted cash also included $567,992 and $289,797 held in restricted accounts for tenant improvements, repairs, property taxes and insurance as required

F-9

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007, 2006 and 2005

by lenders. At December 31, 2007 and 2006, restricted cash also included $550,000 and $0 held in a restricted account as collateral for a letter of credit as described in Note 3.

Income Taxes

Paladin REIT elected to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2006, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. The Company believes it operates in such a manner as to qualify for treatment as a REIT for federal income tax purposes. Accordingly, the Company generally will not be subject to federal income tax, provided that distributions to its shareholders equal at least the amount of its REIT taxable income as defined under Sections 856 through 860 of the Code. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income taxes on its taxable income at regular corporate income tax rates. It may also be subject to certain state or local income taxes, or franchise taxes. No provision has been made for federal income taxes for the years ended December 31, 2007, 2006 and 2005 in the accompanying consolidated financial statements.

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109.” FIN 48 increases the relevancy and comparability of financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. This Interpretation only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will be sustained. The Company adopted FIN 48 as required effective January 1, 2007. The adoption of FIN 48 did not have a material impact on its consolidated financial position, results of operations or cash flows. All of the Company’s tax years are subject to examination by tax jurisdictions.

In accordance with FIN 48, the Company has assessed its tax positions for all open tax years as of January 1, 2007 and concluded that there were no material FIN 48 uncertainties to be recognized. The Company’s accounting policy with respect to interest and penalties related to tax uncertainties is to classify these amounts as provision for income taxes. The Company has not recognized any interest and penalties related to tax uncertainties for the year ended December 31, 2007, 2006 and 2005.

Organization and Offering Costs

Organization costs are expensed as incurred and offering costs are charged to stockholders’ equity. These costs are subject to a 3% limitation of the gross proceeds from the Offering pursuant to the Company’s Advisory Agreement with Paladin Advisors, as described in Note 6.

Expense Reimbursement

Pursuant to the Advisory Agreement, Paladin Advisors is entitled to reimbursement of actual expenses incurred for administrative and other services provided to the Company by Paladin Advisors and its affiliates, including reimbursement of personnel costs and overhead for which they do not otherwise receive a fee. The Company will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceed the greater of (1) 2% of the average invested assets of Paladin REIT or (2) 25% of the net income as described below of the Company (the “2%/25% Rule”), and Paladin Advisors must reimburse Paladin REIT quarterly for any amounts by which the operating expenses of Paladin REIT exceeds the 2%/25% Rule in the previous four consecutive fiscal quarters (the “Expense Period”).

F-10

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007, 2006 and 2005

The average invested assets of the Company for any period are equal to the average book value of the Company’s assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. The net income of the Company for any period is equal to the Company’s total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by the Company under generally accepted accounting principles (including the asset management fee), but excluding organization and offering expenses, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin OP.

Paladin Advisors must reimburse the excess expenses to the Company within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any Expense Period for which total operating expenses exceed the 2%/25% Rule, Paladin REIT will send its stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliate, as applicable may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.

Per Share Data

The Company presents both basic and diluted loss per share, or EPS. Basic EPS excludes potentially dilutive securities and is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Dilutive EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised, where such exercise would result in a lower EPS amount. The diluted EPS would include weighted average unvested restricted shares issued to independent directors totaling 4,000 and 8,000 shares for the years ended December 31, 2007 and 2006, respectively, but are excluded from the calculation as their effect would be antidilutive. At of December 31, 2005, the Company had not issued any potentially dilutive securities, Accordingly, no diluted earnings per share was computed in 2005.

Unaccepted Subscriptions for Common Shares

Unaccepted subscriptions for common shares include proceeds related to subscriptions that were held in escrow but had not been accepted by the Company as of December 31, 2007 and 2006.

Fair Value of Financial Instruments

The fair values of the Company’s cash and cash equivalents, restricted cash, other assets, dividends payable and other liabilities approximate the carrying values due to the short-term nature of these financial instruments. As of December 31, 2007, the mortgage loans payable had an estimated fair value of approximately $44.1 million compared to the carrying value of $43.9 million. As of December 31, 2006, the mortgage loans payable had an estimated fair value of approximately $33.7 million compared to the carrying value of $32.9 million. To determine fair value, the fixed rate debt is discounted at a rate based on an estimate of current lending rates as of December 31, 2007 and 2006. The fair value of the notes payable to affiliates approximates the carrying value.

F-11

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007, 2006 and 2005

Stock-based Compensation

Under the terms of the Independent Director Incentive Stock Plan, the Company granted 3,000 shares at fair value of $10 of restricted common stock to each of the four independent directors on March 21, 2006. One-third of the restricted common stock will vest on each of the first three anniversaries of December 2, 2005, the date the Company reached its minimum offering. There are 60,000 shares in total authorized under the Independent Director Incentive Stock Plan, which expires on February 28, 2015.

The Company records compensation expense for restricted common stock as required by SFAS No. 123(R), “Share-Based Payment, revised 2004” (“SFAS No. 123(R)”). Compensation expense for common stock unvested at March 21, 2006 was based on the grant date fair value of the common shares calculated under SFAS No. 123(R) and will be recognized using the straightline attribution method, assuming no forfeitures. For the years ended December 31, 2007 and 2006, the Company recorded $40,000 and $43,178, respectively, of related compensation expense which amounts are included in general and administrative expenses in the accompanying consolidated statements of operations. Total unamortized compensation costs on nonvested shares on December 31, 2007 and 2006 is $36,822 and 76,822, respectively, and at December 31, 2007 the remaining weighted average period over which it is expected to be recognized is approximately one year.

As of December 31, 2007, 8,000 shares have vested. There are 4,000 shares unvested and there have been no forfeitures as of December 31, 2007. As of December 31, 2006 4,000 shares have vested. There were 8,000 shares unvested and there were no forfeitures as of December 31, 2006.

Reportable Segments

FASB SFAS No. 131, “Disclosures About Segments of Enterprise and Related Information,” establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. Management has determined that the Company has one reportable segment, which owns interests in real estate investments.

Environmental Matters

Under various federal, state and local environmental laws, statutes, ordinances, rules and regulations, an owner of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, in or under such property as well as certain other potential costs relating to hazardous or toxic substances. These liabilities may include government fines and penalties and damages for injuries to persons and adjacent property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of or disposal of such substances. As of December 31, 2007, the Company is not aware of any environmental matter that could have a material impact on the consolidated financial statements.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value and expands the related disclosure requirements. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. The Company does not expect the adoption of SFAS No. 157 to have a material impact on its consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115”. The fair value option established by

F-12

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007, 2006 and 2005

SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. The Company has adopted this SFAS No. 159 effective January 1, 2008 and has elected not to measure any of our current eligible financial asset or liabilities at fair value upon adoption. However, the Company does reserve the right to elect to measure future eligible financial assets of liabilities at fair value.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” which requires most identifiable assets, liabilities, noncontrolling interests and goodwill acquired in a business combination to be recorded at full fair value. Under SFAS No. 141R, all business combinations will be accounted for by applying the acquisition method. SFAS No. 141R is effective for the periods beginning on or after December 15, 2008. Earlier application is prohibited and will be applied to business combinations occurring after the effective date. The Company is currently evaluating the impact of adopting SFAS No. 141R on its consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51”, which will require noncontrolling interests (currently referred to as minority interest) to be treated as a separate component of equity, not as a liability or other item outside of permanent equity. The Statement applies to the accounting for noncontrolling interests and transactions with noncontrolling interest holders in consolidated financial statements. SFAS No. 160 is effective for periods beginning on or after December 15, 2008. Earlier application is prohibited. SFAS No. 160 will be applied prospectively to all noncontrolling interests, including any that arose before the effective date except that comparative period information must be recast to classify noncontrolling interests in equity, attributed net income and other comprehensive income to noncontrolling interests, and provide other disclosures required by SFAS No. 160. . The Company is currently evaluating the impact of adopting SFAS No. 160 on its consolidated financial position, results of operations or cash flows.

In September 2007, the FASB ratified Emerging Issues Task Force (“EITF”) Issue 07-6, “Accounting for the Sale of Real Estate Subject to the Requirements of FASB Statement No. 66 When the Agreement Includes a Buy-Sell Clause,” which clarifies that a buy-sell clause, in and of itself, does not constitute a prohibited form of continuing involvement that would preclude partial sale treatment under Statement 66. EITF 07-6 applies prospectively to new arrangements entered into in fiscal years beginning after December 15, 2007.

3. Investments

Investments in Real Estate

On September 14, 2007, a wholly-owned subsidiary of Paladin OP, PRIP 500, LLC purchased a 97.5% interest in KC Pinehurst, a joint venture between PRIP 500, LLC, JTL Holdings, LLC and JTL Asset Management, Inc., which owns Pinehurst Apartment Homes. Pinehurst Apartment Homes is a 146-unit multifamily rental community built in two phases in 1986 and 1988. The apartment complex is located in Kansas City, Missouri. Paladin OP’s investment in KC Pinehurst was $2,411,000. KC Pinehurst acquired Pinehurst Apartment Homes for a total purchase price of $7.27 million including approximately $144,000 of closing costs.

On September 26, 2007, a wholly-owned subsidiary of Paladin OP, PRIP 1102, LLC purchased a 97.5% interest in KC Pheasant, a joint venture between PRIP 1102, LLC, JTL Holdings, LLC and JTL Asset

F-13

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007, 2006 and 2005

Management, Inc., which owns Pheasant Run Apartments. Pheasant Run Apartments is a 160-unit multifamily rental community built in 1985. The apartment complex is located in Lee’s Summit, Missouri. Paladin OP’s investment in KC Pheasant was $2,642,000. KC Pheasant acquired Pheasant Run Apartments for a total purchase price of $8.96 million including approximately $710,000 of closing costs.

The operating agreements for both KC Pinehurst and KC Pheasant provide that the Company will receive priority in distributions of operating cash flow until it has received at least 9.0% on its invested equity, after which its co-venture partners will receive distributions until they have reached the same 9.0% on their invested equity. Thereafter, operating cash flow will be distributed 75% to the Company and 25% to its co-venture partners. The operating agreements for both KC Pinehurst and KC Pheasant also provide for priority distributions of sale proceeds, if any. First, the Company will receive a priority distribution equal to a return of its invested capital plus an amount that when added to all distributions of cash flow made to the Company during the life of its investment, is sufficient to generate a 12.0% internal rate of return on its invested capital. Second, the Company’s co-venture partners will receive distributions that when added to all distributions of cash flow made to its co-venture partners during the life of their investment, is sufficient to generate a 12.0% internal rate of return on their invested capital. Third, any further sale proceeds will be distributed 50% to the Company and 50% to its co-venture partners.

On June 5, 2006, a wholly owned subsidiary of Paladin OP, PRIP 3700, LLC, purchased a 70% interest in Springhurst, a joint venture between PRIP 3700, LLC and Buckingham Springhurst, LLC which owns Champion Farms Apartments. Champion Farms Apartments is a 264-unit luxury multifamily rental community built in 2000. The apartment complex is located in a neighborhood of Louisville, Kentucky.

In connection with the Paladin OP’s acquisition of its interest in Springhurst, Paladin OP may be required to purchase additional ownership units in Springhurst from Buckingham Springhurst, LLC upon the occurrence of certain events after the first anniversary of the acquisition. If such events occur, Buckingham Springhurst, LLC would be able to put to Paladin OP up to an additional 20% ownership in Springhurst at a cost of $67,500 per 1% of ownership interest. As of December 31, 2007 Paladin OP has not been required to purchase additional interests in Springhurst by Buckingham Springhurst, LLC.

On December 1, 2006, a wholly owned subsidiary of Paladin OP, PRIP 10637, LLC, purchased a 65% interest in Glenwood, a joint venture between PRIP 10637, LLC and Shiloh Crossing Partners II, LLC which owns Fieldstone Apartments. Fieldstone Apartments is a 266-unit luxury multifamily rental community built in 2001. The apartment complex is located in a neighborhood of Cincinnati, Ohio.

In connection with the Paladin OP’s acquisition of its interest in Glenwood, Paladin OP may be required to purchase additional ownership units in Glenwood from Shiloh Crossing Partners II, LLC upon the occurrence of certain events after the first anniversary of the acquisition. If such events occur, Shiloh Crossing Partners II, LLC would be able to put to Paladin OP up to an additional 25% ownership in Glenwood at a cost of $62,500 per 1% of ownership interest. As of December 31, 2007 Paladin OP has not been required to purchase additional interests in Glenwood by Shiloh Crossing Partners II, LLC.

Also in connection with Paladin OP’s acquisition of its interest in Glenwood, a wholly owned subsidiary of Paladin OP, PRIP 10637, LLC entered into a Phase II Option Agreement (“Option Agreement”) with Glenwood Housing Partners II, LLC, an Indiana limited liability company (“Glenwood II”). Glenwood II owns a parcel of land adjacent to Fieldstone Apartments upon which it may construct 88 apartment units with an aggregate of 97,640 square feet of rentable space to be leased, managed and operated as Phase II of the Fieldstone Apartments. The Option Agreement grants PRIP 10637, LLC an ongoing option to purchase at least a 70% but

F-14

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007, 2006 and 2005

not more than 90% beneficial ownership interest in Glenwood II or any affiliated entity that owns the parcel and developments thereon. PRIP 10637 may exercise the option at any time after the completion of development and stabilization of the project. If exercised, the purchase price for the option interest will be determined by a formula that utilizes market-rate variables as of that future date.

The operating agreements for both Springhurst and Glenwood provide that the Company will receive priority in distributions of operating cash flow until it has received at least 8.25% on its invested equity, after which its co-venture partners will receive distributions until they have reached the same 8.25% on their invested equity. Thereafter, operating cash flow will be distributed 50% to the Company and 50% to its co-venture partners. The operating agreements for both Springhurst and Glenwood also provide for priority distributions of sale proceeds, if any. First, the Company will receive a priority distribution equal to a return of its invested capital. Second, its co-venture partners will receive a distribution equal to their invested capital. Third, the Company will receive an amount that when added to all distributions of cash flow made to the Company during the life of its investment, is sufficient to generate an 11.5% internal rate of return on its invested capital. Fourth, the Company’s co-venture partners will receive an amount, that when added to all distributions of cash flow made to its co-venture partners during the life of their investment, is sufficient to generate an 11.5% internal rate of return on their invested capital. Fifth, any further sale proceeds will be distributed 50% to the Company and 50% to its co-venture partners.

The Company consolidates KC Pinehurst, KC Pheasant, Springhurst and Glenwood.

The following table summarizes certain information related to the Company’s investments in real estate as of December 31, 2007:

		Initial Cost		Costs Capitalized Subsequent to Acquisition	Total Costs
Property	Encumbrances	Land Acquired	Building & Improve- ments	Improvements	Land Acquired	Building & Improvements	Accumulated Depreciation	Year Built	Year Acquired
Champion Farms Apartments	$16,350,000	$2,335,545	$17,856,281	$42,776	$2,335,545	$17,899,057	$(629,474)	2000	2006
Fieldstone Apartments	16,500,000	1,446,033	18,548,780	18,706	1,446,033	18,567,486	(447,066)	2001	2006
Pinehurst Apartment Homes	4,779,125	1,230,000	5,865,966	—	1,230,000	5,865,966	(53,527)	1986	2007
Pheasant Run Apartments	6,250,000	1,120,000	7,393,945	—	1,120,000	7,393,945	(57,845)	1985	2007

Total	$43,879,125	$6,131,578	$49,664,972	$61,482	$6,131,578	$49,726,454	$(1,187,912)

The aggregate cost of the Company’s investments in real estate for federal income tax purposes is approximately $55.8 million (unaudited) as of December 31, 2007.

F-15

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007, 2006 and 2005

The following reconciles the historical cost of the Company’s investments in real estate from January 1 to December 31, 2007 and 2006:

	2007	2006
Balance, beginning of year	$40,200,333	$—
Acquisitions	15,609,911	40,186,639
Improvements	47,788	13,694

Balance, end of year	$55,858,032	$40,200,333

The following table reconciles accumulated depreciation related to the Company’s investments in real estate from January 1 to December 31, 2007 and 2006:

	2007	2006
Balance, beginning of year	$265,903	$—
Depreciation expense	922,009	265,903

Balance, end of year	$1,187,912	$265,903

Depreciation of investments in real estate reflected in the statements of operations is calculated over the estimated lives of the assets as follows:

Buildings and improvements	32 to 45 years

The following reconciles in-place leases from January 1 to December 31, 2007 and 2006:

	2007	2006
Balance, beginning of year	$532,707	$—
In-place lease additions	246,000	823,508
Amortization expense	(598,915)	(290,801)

Balance, end of year	$179,792	$532,707

The remaining balance of $179,792 of in-place leases will be fully amortized in 2008.

Investment in Unconsolidated Joint Venture

Paladin OP also has a 74% interest in PRIP 801, LLC, a joint venture between Paladin OP and 801 FO, LLC, which owns 801 Fiber Optic Drive. 801 Fiber Optic Drive consists of approximately 10.95 acres of real property and a 56,336 square foot building that was completed in 2001, which is 100% leased to FedEx Ground Package System, Inc., (“FedEx Ground”), pursuant to a ten year net lease that commenced on August 1, 2001 and expires on July 31, 2011. FedEx Ground is a subsidiary of FedEx Corporation, a provider of transportation, e-commerce and supply management services. FedEx Ground also has the option to extend the lease for two additional five year periods. The first option is through July 31, 2016 at $405,792 per annum. The second option is through July 31, 2021 at $446,376 per annum. The current rent is $338,160 per annum.

Paladin OP accounts for its investment in PRIP 801, LLC under the equity method of accounting.

F-16

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007, 2006 and 2005

Condensed financial information of PRIP 801, LLC is summarized as follows:

Condensed Balance Sheets

December 31, 2007 and 2006

	2007	2006
ASSETS
Investment in real estate, net	$3,934,812	$4,015,668
Other assets, net	141,911	159,282

Total Assets	$4,076,723	$4,174,950

LIABILITIES AND MEMBERS’ EQUITY
Mortgage loan payable	$1,950,000	$1,950,000
Other liabilities	38,116	28,348
Members’ equity	2,088,607	2,196,602

Total Liabilities and Members’ Equity	$4,076,723	$4,174,950

Company’s share of Members’ Equity*	$1,545,655	$1,625,571

Condensed Statements of Operations

For the years ended December 31, 2007 and 2006

	2007	2006	2005
Revenues and interest income	$338,791	$339,112	$56,390
Expenses	(221,786)	(233,823)	(35,532)

Net income	$117,005	$105,289	$20,858

Company’s share of net income*	$86,584	$77,914	$15,435

*	The difference in the Company’s share of Members’ Equity and the Company’s share of net income compared to the balance sheets and statements of operations is attributed to the depreciation expense of the acquisition costs incurred by the Company.

The mortgage loan requires payments of interest only at a fixed interest rate of 5.498% through November 1, 2010, the anticipated repayment date. If the mortgage loan is not repaid or refinanced as of the anticipated repayment date, interest will accrue at a rate per annum equal to the greater of (a) 8.498% and (b) the treasury rate plus three percentage points. Pursuant to the terms of a cash management agreement, the borrower was required to post a $550,000 letter of credit by December 1, 2007, or the lender would sweep and retain all cash flow from 801 Fiber Optic Drive. On, November 29, 2007 Paladin OP posted a $550,000 irrevocable standby letter of credit with Wachovia Bank, N.A. secured by $550,000 cash deposited in a certificate of deposit with Wachovia Bank, N.A. If the borrower does not pay off the loan on November 1, 2010, the lender can apply the letter of credit (or retained cash flow) and will continue to sweep all cash flow to repay the loan. In the event of a default under the loan documents, the cash management agreement further provides that the lender may sweep cash from all accounts maintained by the borrower with the lender (including rent accounts from the property). The estimated principal balance to be due at the anticipated repayment date is $1,950,000.

F-17

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007, 2006 and 2005

In general, the mortgage loan may not be prepaid until January 31, 2008. In general, no sale, encumbrance or other transfer of an interest in the property is permitted without the lender’s prior written consent. Alex Gilbert, the managing member of 801 FO, LLC has guaranteed the non-recourse standard loan carve outs, and in exchange for his guarantee, Paladin Realty has agreed to fully indemnify Mr. Gilbert against any defaults caused by the borrower through standard default provisions such as bankruptcy, fraud, misapplication of proceeds and certain environmental violations. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property. In addition PRIP 801, LLC has entered into an environmental and hazardous substance indemnification agreement.

The agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer its interest in the property among others. The loan agreements also contain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of a default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

4. Mortgages and Notes Payable

Mortgages Payable

At December 31, 2007 and 2006, mortgage loans payable consisted of the following:

	2007	2006
Mortgage loan payable—interest only at a fixed rate of 6.14% payable monthly until the loan matures on July 1, 2016, secured by the Champion Farms Apartments property (1)	$16,350,000	$16,350,000
Mortgage loan payable—interest only at 6.05% payable monthly until July 1, 2011, after which principal and interest are due until the loan matures on July 1, 2014, secured by the Fieldstone Apartments property (1)	16,500,000	16,500,000
Mortgage loan payable—principal and amortization only at 5.58% payable monthly until the loan matures January 1, 2016, secured by the Pinehurst Apartment Homes property (2)	4,779,125	—
Mortgage loan payable—interest only at 5.95% payable monthly until the loan matures on October 1, 2017, secured by the Pheasant Run Apartments property (3)	6,250,000	—

Total mortgage loans payable	$43,879,125	$32,850,000

(1)	In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property.
(2)	The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a formula based on the remaining life of the loan and then-current interest rates. In addition the loan is guaranteed by James E. Lippert, an affiliate of JTL Holdings, LLC and JTL Asset Management, Inc., pursuant to a guaranty dated September 13, 2007 (“New Guaranty”), but only upon the occurrence of certain events specified in the New Guaranty.
(3)

Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until October 1, 2018 with an adjustable interest rate based on the Federal Home Loan Mortgage

F-18

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007, 2006 and 2005

Corporation Reference Bill Index. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a formula based on the remaining life of the loan and then-current interest rates. In the event of default, the entire unpaid principal balance, any accrued interest, any prepayment penalty and all other amounts payable under the Promissory Note will be due and payable.

The loan agreements contain various covenants, which among other things, limit the ability of the borrower to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer their interest in the property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

Principal payments due on the mortgage loans payable as of December 31, 2007 are as follows:

2008	$67,429
2009	72,115
2010	76,303
2011	170,608
2012	272,792
Thereafter	43,219,878

Total	$43,879,125

Our charter provides that our independent directors must approve any borrowing in excess of 65% of our aggregate asset value and the justification for such excess borrowing must be disclosed to our stockholders in our next quarterly report.

Notes Payable to Affiliate

The acquisition of the property interest in Champion Farms was partially funded through a note by and between Paladin Realty and Paladin REIT in the amount of $3,100,000 (the “Champion Farms Note”). The original maturity date of the Champion Farms Note was November 3, 2007 and the interest rate under the Champion Farms Note was LIBOR plus 2.5%. James R. Worms, Paladin REIT’s President, John A. Gerson, Paladin REIT’s Chief Financial Officer, and Michael B. Lenard, Paladin REIT’s Executive Vice President, Secretary and Counselor, personally guaranteed the Champion Farms Note. As of December 31, 2007, this note has been repaid in full.

The acquisition of the interest in Fieldstone Apartments was partially funded through two notes by and between Paladin Realty and Paladin REIT in the amounts of $1,100,000 and $2,000,000 respectively (the “Fieldstone Notes”). The original maturity date was the 180th days following execution of the $1,100,000 note and November 3, 2007 for the $2,000,000 note, and the interest rate under the Fieldstone Notes was LIBOR plus 2.5%. James R. Worms, Paladin REIT’s President, John A. Gerson, Paladin REIT’s Chief Financial Officer, and Michael B. Lenard, Paladin REIT’s Executive Vice President, Secretary and Counselor, personally guaranteed the Fieldstone Notes. As of December 31, 2007, both notes have been repaid in full.

F-19

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007, 2006 and 2005

5. Shareholders’ Equity

Preferred Shares

Paladin REIT’s board of directors, through Paladin REIT’s charter, has the authority to authorize the issuance of 100,000,000 preferred shares in one or more classes or series. The rights and terms of such preferred shares will be determined by the board of directors. However, the voting rights of the preferred shares sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of common shares as the consideration paid for each such preferred share bears to the book value of each outstanding common share. As of December 31, 2007 and 2006, Paladin REIT had not issued any preferred shares.

Redemptions

As of December 31, 2007, three shareholders have redeemed 2,537 shares for $23,593 pursuant to the Company’s redemption program. These shares remain outstanding and will be held as treasury shares.

Dividends

The board of directors has declared dividends since December 2005 in the amount of $0.0016438 per share per day, representing an annualized rate of return of 6.0% on an investment of $10.00 per share if paid each day over a 365-day period. Dividends have been declared on a monthly basis to stockholders of record as the close of business each day during the applicable month and paid generally on the 15th day of the following month, unless the 15th day of the month is not a business day. Dividends to shareholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Dividends that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a dividend and reduce the shareholders’ basis in the common shares. All of our dividends declared and paid to date constitute a return of capital.

6. Related Party Transactions

Paladin Realty Securities, LLC (“Paladin Securities”), a wholly owned subsidiary of Paladin Advisors, began serving as the dealer manager for the Offering pursuant to a dealer manager agreement dated June 5, 2007, as amended by the amendment to the dealer manager agreement dated February 23, 2008 (the “Dealer Manager Agreement”). Pursuant to the terms of the Dealer Manager Agreement, Paladin REIT pays Paladin Securities selling commissions of 7.0% of the gross offering proceeds from the sale of shares of Paladin REIT’s common stock in its primary offering and 4.0% of the gross offering proceeds from the sale of shares of its common stock pursuant to its dividend reinvestment plan. Paladin REIT also pays Paladin Securities a dealer manager fee of up to 2.5% of gross offering proceeds from the sale of shares of Paladin REIT’s common stock in its primary offering. Paladin Securities may pay all or a portion of these selling commissions and dealer manager fees to participating broker-dealers. For the year ended December 31, 2007, Paladin REIT incurred $667,153 in selling commissions and dealer manager fees to Paladin Securities.

The Advisory Agreement entitles Paladin Advisors to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate and real estate related investments, among other services, as well as reimbursement for organization and offering costs incurred by Paladin Advisors on behalf of the Company and certain costs incurred by Paladin Advisors and its affiliates in providing services to the Company.

F-20

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007, 2006 and 2005

Amounts due (from) to Affiliates

	December 31, 2007	December 31, 2006
General and administrative expenses due to affiliates (1)	$141,731	$126,004
Organization and offering costs due (from) to affiliates (2)	(1,068,147)	149,120
Acquisition fees due to affiliates (3)	—	578,498

Total due (from) to affiliates	$(926,416)	$853,622
Deferred general and administrative expenses due to affiliates (4)	$1,499,043	$1,292,517
Deferred organization and offering costs due to affiliates (4)	$4,354,293	$4,018,284

(1)	For the year ended December 31, 2007, the Company incurred $930,732 of general and administrative expenses. Due to the application of the 2%/25% Rule (as discussed in Note 2), the Company was able to recognize a total of $957,104 of general and administrative expenses in its consolidated statement of operations with the additional amount of $26,372 recorded as due to affiliate. During the year ended December 31, 2007, the Company paid Paladin Advisors $202,850 for asset management fees for 801 Fiber Optic Drive, Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartment Homes and Pheasant Run Apartments. Of the $202,850 of asset management fees, $61,475 related to prior years and was included in the $126,004 of due to affiliate as of December 31, 2006. Paladin Advisors has elected to defer (without interest) the net balance of $141,731 in general and administrative expenses due to affiliate.
(2)	Organization and offering costs of the Company are paid by Paladin Advisors or its affiliates, including Paladin Realty, on behalf of the Company and directly by the Company. Organization and offering costs consist of actual marketing, legal, accounting, printing and other offering expenses, including amounts to reimburse Paladin Advisors, its affiliates or its dealer manager, for all marketing related costs and expenses, including, but not limited to, expenses relating to registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the Offering, and payment or reimbursement of bona fide due diligence expenses of the dealer manager and broker-dealers participating in the Offering. Pursuant to the Advisory Agreement, the Company is obligated to reimburse Paladin Advisors or its affiliates for amounts advanced for organization and offering costs, provided that Paladin Advisors and its affiliates are responsible for the payment of organization and offering costs to the extent they exceed 3.0% of gross proceeds from the Offering and will be required to return to the Company any amount the Company reimburses them in excess of 3.0% of the gross proceeds from the Offering. Following receipt of the minimum offering on December 2, 2005, such costs only become a liability of the Company to the extent they do not exceed 3.0% of the gross proceeds of the Offering. For the year ended December 31, 2007, the Company paid $1,752,037 of offering costs. Due to the application of the 3% limitation, the Company was only able to recognize $534,637 as a charge to stockholders’ equity with the additional amount of $1,217,400 recorded as due from affiliate. Paladin Advisors is required to reimburse the Company the balance of $1,068,147 within 60 days after the end of the Offering.
(3)	Paladin Advisors was entitled to acquisition and advisory fees related to 801 Fiber Optic Drive, Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartments and Pheasant Run Apartments. During the year ended December 31, 2007, the Company paid $856,433 of acquisition fees to Paladin Advisors for 801 Fiber Optic Drive, Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartment Homes and Pheasant Run Apartments.
(4)	Not reflected in the consolidated financial statements at December 31, 2007 and 2006.

F-21

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007, 2006 and 2005

7. Quarterly Financial Data (Unaudited)

The following table presents selected unaudited quarterly financial data for each quarter during the years ended December 31, 2007 and 2006:

	For the Quarter Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
Revenues	$1,186,408	$1,238,470	$1,329,419	$1,841,325
Equity in earnings of PRIP 801, LLC	$21,233	$20,986	$20,998	$20,679
Net income / (loss)	$(372,045)	$(361,766)	$(230,227)	$(360,430)
Income / (loss) per common share:
Basic	$(0.38)	$(0.24)	$(0.11)	$(0.15)
Diluted	$(0.38)	$(0.24)	$(0.11)	$(0.15)

	For the Quarter Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006
Revenues	$2,103	$196,180	$566,176	$766,043
Equity in earnings of PRIP 801, LLC	$20,271	$21,031	$20,804	$13,120
Net income / (loss)	$10,726	$(120,990)	$(303,994)	$(238,510)
Income / (loss) per common share:
Basic	$0.04	$(0.33)	$(0.60)	$(0.34)
Diluted	$0.04	$(0.33)	$(0.60)	$(0.34)

8. Subsequent Events

The Retreat of Shawnee

On January 14, 2008, the Company acquired an interest in an additional property, the Retreat of Shawnee, or the Retreat Apartments. The Retreat Apartments is located at 11128 West 76th Terrace in Shawnee, Kansas. The Company’s interest in this property consists of a 97.5% membership interest in the entity that owns the property, KC Retreat Associates, LLC (“KC Retreat”). JTL Holdings, LLC and JTL Asset Management, Inc. own the remaining 2.5% interest in KC Retreat. The Retreat Apartments is a 342-unit rental apartment community consisting of 10 three-story garden-style apartment and an attached clubhouse located on 16.43 acres. The property was developed in 1984 and renovated between 2004 and 2005. The property has an aggregate of 230,400 square feet of rentable area and an average unit size of 674 square feet. Paladin OP’s investment in KC Retreat was $2,850,000. KC Retreat acquired the Retreat Apartments for a total purchase price of $15,900,000.

In connection with the closing of the Retreat Apartments acquisition, KC Retreat entered into a mortgage loan with the Federal Home Loan Mortgage Corporation (“Freddie Mac”) to obtain a loan in the amount of approximately $13,600,000 as evidenced by a Multifamily Note dated January 11, 2008, in favor of NorthMarq Capital, Inc. The loan bears interest at a fixed rate of 5.58% through February 1, 2018. Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until February 1, 2019 with an adjustable interest rate based on the Freddie Mac Reference Bill Index. The outstanding balance on the loan at the time of maturity will be approximately $12,650,000. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) 1.0% of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. The loan is secured by a multifamily mortgage on the property pursuant to a Multifamily Deed of Trust,

F-22

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007, 2006 and 2005

Assignment of Rents and Security Agreement. In addition, the loan is guaranteed by James E. Lippert, but only upon the occurrence of certain limited events. As a condition to the loan, KC Retreat is further required to fund an escrow account with approximately $430,000 for the payment of approximately $343,000 to make certain repairs and improvements to the Retreat Apartments pursuant to a Repair Escrow Agreement dated January 11, 2008.

Bylaw Amendments

On March 25, 2008, the Company amended its bylaws to include a provision that requires its board of directors, in applying and calculating the 65% leverage limitation, to further ensure that the maximum amount of its aggregate borrowings, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, do not exceed 300% of the our net assets. The provision further mandates that any excess in borrowing over such 300% leverage limitation shall be approved by a majority of the Company’s independent directors and disclosed to shareholders in the next quarterly report, along with a justification for such excess.

F-23

FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have audited the accompanying Statement of Revenues and Certain Operating Expenses of Hilltop Apartments, a property located at 8601 Newton Avenue in Kansas City, Missouri (the Property) for the year ended December 31, 2007 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Property for the year ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Imowitz Koenig & Co., LLP

New York, New York

April 10, 2008

F-1

Hilltop Apartments

Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2007

	100% Ownership	PRIP 6700, LLC’s 49% Ownership Interest
Revenues
Rental income	$638,739	$312,982
Other revenue	68,431	33,531

Total revenues	707,170	346,513

Certain operating expenses

Operating expenses	255,183	125,040
Real estate taxes	52,707	25,826
Management fees	24,968	12,234
Insurance	20,611	10,099

Total of certain operating expenses	353,469	173,200

Excess of revenues over certain operating expenses	$353,701	$173,313

See accompanying notes to statement of revenues and certain operating expenses.

F-2

Hilltop Apartments

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2007

(1)	Organization

Hilltop Apartments is an existing 124 unit multifamily community property (the Property) which was built in 1986. The Property is located at 8601 Newton Avenue in Kansas City, Missouri and is owned by Park Hill Partners I, LLC (“Park Hill”). On April 7, 2008, an affiliate of Paladin Realty Income Properties, Inc. (“Paladin”), PRIP 6700, LLC (“PRIP 6700”), acquired a 49% interest in Park Hill from JTL Properties, LLC which retains the remaining 51% interest.

(2)	Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, interest expense, depreciation and amortization, and non-recurring items which may not be comparable to the corresponding amounts reflected in the future operations of the Property. The Historical Summary also presents revenues and certain operating expenses of the Property at PRIP 6700’s 49% ownership interest.

(3)	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

a)	Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

b)	Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

(5)	Related Party Transactions

C.R.E.S. Management, LLC (“CRES”), an affiliate of one of the members of Park Hill is the Property Manager of the Property and was entitled to a monthly management fee payable in arrears equal to 3.5% of the monthly gross revenues collected through December 1, 2007 when such fee was increased to 5%. Management fees earned were $24,968 for the year ended December 31, 2007. CRES also provides all employee services for leasing, maintenance, office, accounting and various other expense items for which they are reimbursed. CRES was reimbursed $112,553 for such services for the year ended December 31, 2007.

F-3

Hilltop Apartments

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2007

(6)	Mortgage Loan

On November 30, 2007 Park Hill refinanced the existing mortgage loan on the Property. The refinanced mortgage loan, in the amount of approximately $4.25 million, is evidenced by a Multifamily Note dated November 30, 2007 executed by Park Hill in favor of NorthMarq Capital, Inc., a Minnesota corporation (the “Promissory Note”). The mortgage loan requires interest only payments at a rate of 5.81%, until December 1, 2012, after which principal and interest are payable monthly on a 30-year amortization schedule until the loan’s maturity on December 1, 2017, at which time all remaining principal and interest shall become due and payable. Approximately $3.990 million will be due at maturity. Assuming no event of default occurs before the initial maturation date, the loan will automatically be extended until December 1, 2018 with an adjustable interest rate based on the Federal Home Loan Mortgage Corporation Reference Bill Index. The loan is pre-payable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. In the event of default, the entire unpaid principal balance, any accrued interest, any prepayment penalty and all other amounts payable under the Promissory Note will be due and payable. The loan is secured by the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement.

The loan agreements contain various covenants, which among other things, limits the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer their interest in the Property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

F-4

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

This pro forma information should be read in conjunction with the consolidated financial statements and notes of Paladin Realty Income Properties, Inc. (“Paladin REIT”) included in this supplement to the prospectus.

The following unaudited pro forma consolidated balance sheet as of December 31, 2007 has been prepared to give effect to 1) the acquisition by KC Retreat Associates, LLC (“KC Retreat”), a single-purpose limited liability company in which Paladin REIT holds a 97.5% membership interest, of The Retreat of Shawnee located at 11128 West 76th Terrace, Shawnee, Kansas (“Retreat Apartments”) (the “Retreat Acquisition”) as if the Retreat Acquisition occurred on December 31, 2007 and 2) the acquisition of a 49% membership interest in Park Hill Partners I, LLC (“Park Hill”), a single-purpose limited liability company that owns Hilltop Apartments at 8601 Newton Avenue in Kansas City, Missouri (“Hilltop”) (the “Hilltop Acquisition”) as if the Hilltop Acquisition occurred on December 31, 2007. The actual acquisition of Retreat Apartments occurred on January 14, 2008 and the actual acquisition of Park Hill occurred on April 7, 2008. Paladin Realty Income Properties, L.P. (“Paladin OP”) is a Delaware limited partnership that was organized to own and operate properties on behalf of Paladin REIT, and is a consolidated subsidiary of Paladin REIT. The 97.5% membership interest in KC Retreat is held by PRIP 11128, LLC, a Delaware limited liability company and wholly-owned subsidiary of Paladin OP. The 49% membership interest in Park Hill is held by PRIP 6700, LLC, a Delaware limited liability company and wholly-owned subsidiary of Paladin OP.

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 2007 has been prepared to give effect to (1) the acquisition by KC Pinehurst Associates, LLC (“KC Pinehurst”), a single-purpose limited liability company in which Paladin REIT holds a 97.5% membership interest, of Pinehurst Apartment Homes located at 500 NW 63rd Street, Kansas City, Missouri (“Pinehurst Apartment Homes”), (2) the acquisition by KC Pheasant Associates, LLC (“KC Pheasant”), a single-purpose limited liability company in which Paladin REIT holds a 97.5% membership interest, of Pheasant Run Apartments located at 1102 NE Independence Avenue, Lee’s Summit, Missouri (“Pheasant Run Apartments”), (3) the Retreat Acquisition, and (4) the Hilltop Acquisition (collectively, the “Acquisitions”) as if the Acquisitions occurred on January 1, 2007. The actual acquisition of Pinehurst Apartment Homes occurred on September 14, 2007, and the actual acquisition of Pheasant Run Apartments occurred on September 26, 2007. The 97.5% membership interest in KC Pinehurst is held by PRIP 500, LLC, a Delaware limited liability company and wholly-owned subsidiary of Paladin OP. The 97.5% membership interest in KC Pheasant is held by PRIP 1102, LLC, a Delaware limited liability company and wholly-owned subsidiary of Paladin OP.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the Acquisitions been consummated as of the dates indicated. In addition, the pro forma balance sheet includes pro forma allocations of the purchase price based upon preliminary estimates of the fair value of the assets acquired in connection with the Acquisitions. These allocations may be adjusted in the future upon finalization of these preliminary estimates.

F-5

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2007

(UNAUDITED)

	Paladin Realty Income Properties, Inc and Subsidiaries Historical (a)	Pro Forma Adjustments				Pro Forma Total
		Acquisitions
		Retreat Apartments		Hilltop Apartments
Assets
Real estate:
Buildings and improvements	$49,726,454	$13,908,549	(b)	$4,470,216	(g)	$68,105,219
Land	6,131,578	1,860,000	(b)	430,000	(g)	8,421,578
Furniture, fixtures and equipment	1,136,256	380,000	(b)	250,000	(g)	1,766,256
In-place leases	1,069,508	—		30,000	(g)	1,099,508

	58,063,796	16,148,549		5,180,216		79,392,561
Less: Accumulated depreciation and amortization	(2,300,170)	—		—		(2,300,170)

Total real estate, net	55,763,626	16,148,549		5,180,216		77,092,391
Investment in real estate joint venture	1,666,265	—		—		1,666,265
Cash and cash equivalents	4,230,937	(2,628,875	)(e)(f)	(1,000,000	)(j)	602,062
Restricted cash	1,328,202	139,790	(b)	80,254	(g)	1,548,246
Prepaid expenses and other assets, net	947,961	212,783	(b)	77,637	(g)	1,238,381
Due from affiliates	926,416	(156,750	)(d)	(57,750	)(i)	711,916

Total Assets	$64,863,407	$13,715,497		$4,280,357		$82,859,261

Liabilities and Shareholders’ Equity
Mortgages payable	$43,879,125	$13,600,000	(c)	$4,250,000	(h)	$61,729,125
Unaccepted subscriptions for common shares	210,210	(210,210	)(f)	—		—
Accrued expenses and other liabilities	907,333	115,497	(b)	30,357	(g)	1,053,187
Dividends payable	263,426	—		—		263,426

Total liabilities	45,260,094	13,505,287		4,280,357		63,045,738

Minority interest	256,902	—		—		256,902

Shareholders’ equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; none issued or outstanding	—	—		—		—
Common shares, $0.01 par value, 750,000,000 shares authorized; 2,608,023 shares issued as of December 31, 2007	26,080	210	(f)	—		26,290
Additional paid-in-capital	22,863,824	210,000	(f)	—		23,073,824
Treasury shares, at cost—2,537 shares	(23,593)	—		—		(23,593)
Accumulated deficit and dividends	(3,519,900)	—		—		(3,519,900)

Total shareholders’ equity	19,346,411	210,210		—		19,556,621

Total Liabilities and Shareholders’ Equity	$64,863,407	$13,715,497		$4,280,357		$82,859,261

(a)	Historical financial information is derived from the audited consolidated financial statements of Paladin REIT as of December 31, 2007 which are included in Paladin REIT’s previously filed annual report on Form 10-K for the year ended December 31, 2007.
(b)	To record the pro forma effect of the acquisition of Retreat Apartments, assuming that the acquisition had occurred on December 31, 2007.
(c)	Reflects mortgage loan associated with the acquisition of Retreat Apartments.*
(d)	Reflects deferred acquisition fee associated with the acquisition of Retreat Apartments.*
(e)	Reflects the net change in cash available and contributed to Paladin OP for the acquisition of Retreat Apartments.*
(f)	Proceeds from sales of common shares after December 31, 2007 for unaccepted subscriptions held in escrow as of December 31, 2007.
(g)	To record the pro forma effect of the acquisition of Hilltop Apartments, assuming that the acquisition had occurred on December 31, 2007.
(h)	Reflects mortgage loan associated with the acquisition of Hilltop Apartments.*
(i)	Reflects deferred acquisition fee associated with the acquisition of Hilltop Apartments.*
(j)	Reflects the net change in cash available and contributed to Paladin OP for the acquisition of Hilltop Apartments.*
*	Assuming that the acquisition had occurred on December 31, 2007.

F-6

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

(UNAUDITED)

	Paladin Realty Income Properties, Inc and Subsidiaries Historical (a)	Pro Forma Adjustments								Pro Forma Total
		Acquisitions
		Pinehurst Apartment Homes		Pheasant Run Apartments		Retreat Apartments		Hilltop Apartments
Revenues
Rental income	$5,072,207	$651,304	(b)	$803,144	(e)	$2,009,663	(h)	$638,739	(k)	$9,175,057
Other income	416,793	49,805	(b)	70,707	(e)	214,779	(h)	68,431	(k)	820,515
Interest income	106,622	—		—		—		—		106,622

Total Revenues	5,595,622	701,109		873,851		2,224,442		707,170		10,102,194

Expenses
Property operating expenses	1,732,394	230,068	(b)	239,809	(e)	798,469	(h)	255,183	(k)	3,255,923
Real property taxes	419,129	40,053	(b)	45,989	(e)	169,049	(h)	52,707	(k)	726,927
General and administrative expenses	1,036,478	98,363	(b)	119,848	(e)	191,490	(h)	58,179	(k)	1,504,358
Interest expense, including amortization of deferred financing costs	2,357,226	194,058	(c)	282,325	(f)	778,624	(i)	257,050	(l)	3,869,283
Depreciation and amortization expense	1,678,196	231,975	(b)	301,253	(e)	591,132	(h)	207,720	(k)	3,010,276

Total Expenses	7,223,423	794,517		989,224		2,528,764		830,839		12,366,767

Loss before equity in earnings and minority interest	(1,627,801)	(93,408)		(115,373)		(304,322)		(123,669)		(2,264,573)
Equity in income from real estate joint venture	83,896	—		—		—		—		83,896
Minority interest	219,437	20,549	(d)	3,040	(g)	2,327	(j)	946	(m)	246,299

Net loss	$(1,324,468)	$(72,859)		$(112,333)		$(301,995)		$(122,723)		$(1,934,378)

Net loss per common share
Basic	$(0.75)									$(1.09)

Diluted	$(0.75)									$(1.09)

Weighted average number of common shares outstanding
Basic	1,758,564									1,779,585

Diluted	1,758,564									1,779,585

(a)	Historical financial information is derived from the audited consolidated financial statements of Paladin REIT for the year ended December 31, 2007 which are included in Paladin REIT’s previously filed annual report on Form 10-K for the year ended December 31, 2007.
(b)	Pro forma results of Pinehurst Apartment Homes, assuming the acquisition of Pinehurst Apartment Homes had occurred on January 1, 2007. General and administrative expenses includes Paladin REIT’s asset management fees of $21,699. Pinehurst Apartment Homes was acquired on September 14, 2007.
(c)	Interest expense on Pinehurst Apartment Homes mortgage payable of $4,795,763 at 5.58% per annum plus amortization of deferred financing costs of $3,636.
(d)	Minority interest is adjusted to reflect pro forma ownership of 0.8% of Paladin OP by Paladin Realty Advisors, LLC and the 2.5% ownership of Pinehurst Apartment Homes by JTL Holdings, LLC and JTL Asset Management, Inc., unaffiliated third parties.
(e)	Pro forma results of Pheasant Run Apartments, assuming the acquisition of Pheasant Run Apartments had occurred on January 1, 2007. General and administrative expenses includes Paladin REIT’s asset management fees of $23,778. Pheasant Run Apartments was acquired on September 26, 2007.
(f)	Interest expense on Pheasant Run Apartments mortgage payable of $6,250,000 at 5.95% per annum plus amortization of deferred financing costs of $4,439.
(g)	Minority interest is adjusted to reflect pro forma ownership of 0.8% of Paladin OP by Paladin Realty Advisors, LLC and the 2.5% ownership of Pheasant Run Apartments by JTL Holdings, LLC and JTL Asset Management, Inc., unaffiliated third parties.

F-7

(h)	Pro forma results of Retreat Apartments, assuming the acquisition of Retreat Apartments had occurred on January 1, 2007. General and administrative expenses includes Paladin REIT’s asset management fees $34,200. Retreat Apartments was acquired on January 14, 2008.
(i)	Interest expense on Retreat Apartments mortgage payable of $13,600,000 at 5.58% per annum plus amortization of deferred financing costs of $9,204.
(j)	Minority interest is adjusted to reflect pro forma ownership of 0.8% of Paladin OP by Paladin Realty Advisors, LLC and the 2.5% ownership of Retreat Apartments by JTL Holdings, LLC and JTL Asset Management, Inc. , unaffiliated third parties.
(k)	Pro forma results of Hilltop Apartments, assuming the acquisition of Hilltop Apartments had occurred on January 1, 2007. General and administrative expenses includes Paladin REIT’s asset management fees $12,600. Hilltop Apartments was acquired on April 7, 2008.
(l)	Interest expense on Hilltop Apartments mortgage payable of $4,250,000 at 5.81% per annum plus amortization of deferred financing costs of $6,696.
(m)	Minority interest is adjusted to reflect pro forma ownership of 0.8% of Paladin OP by Paladin Realty Advisors, LLC and the 51.0% ownership of Hilltop Apartments by JTL Properties, LLC , an affiliated third party.

F-8

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the Registrant.

Securities and Exchange Commission registration fee	$50,910
NASD filing fees	37,500
Printing and engraving fees	900,000
Legal fees and expenses	1,778,000
Accounting fees and expenses	243,000
Blue sky fees and expenses	111,250
Transfer Agent and Escrow fees	539,000
Miscellaneous	4,362,090

Total	$8,021,750

Item 32. Sales to Special Parties.

Not applicable.

Item 33. Recent Sales of Unregistered Securities.

Paladin Realty Income Properties, Inc. issued 500 shares of common stock to Paladin Realty Partners, LLC for $10 per share, or aggregate consideration of $5,000, in November 2003 in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. On March 21, 2006, we granted 3,000 restricted common shares to each of our four independent directors pursuant to our 2005 Independent Director Incentive Stock Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. One-third of the independent director restricted stock will vest on each of the first three annual anniversaries from December 2, 2005, the date that we reached our minimum offering. There have been no other sales of unregistered securities within the past three years.

Item 34. Indemnification of Directors and Officers.

The Maryland General Corporation Law permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the conditions set forth in this Item, our articles of incorporation provide that we shall indemnify and hold harmless, to the fullest extent permitted by Maryland law in effect from time to time subject to the limitations of the NASAA Guidelines, and pay, advance or reimburse the reasonable expenses of any of our directors or officers, Paladin Realty Advisors, LLC and its affiliates (each an “Indemnified Party”), against any and all losses or liabilities reasonably incurred by any such person in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacities. Under our articles of incorporation, we shall not indemnify any Indemnified Party for any liability or loss suffered by such Indemnified Party, nor shall we provide that such Indemnified Party be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the Indemnified Party determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the Indemnified Party was acting on behalf of or performing services for us; (iii) such liability or loss was not the result of negligence or misconduct by such Indemnified Party except in the event that the Indemnified Party is or was an independent director, such liability or loss was not the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Notwithstanding the foregoing, we shall not indemnify any Indemnified Party or any person acting as a broker-dealer, for any loss, liability or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws. Our articles of incorporation provide that the advancement of our funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder of ours or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Party is found not to be entitled to indemnification.

The Maryland General Corporation Law requires a Maryland corporation (unless its articles of incorporation provide otherwise, which our articles of incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his or her service in that capacity. The Maryland General Corporation Law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland General Corporation Law a Maryland corporation may not provide indemnification for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the Maryland General Corporation Law permits a corporation to advance reasonable expenses to director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by our bylaws; and (ii) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Indemnification under the provisions of the Maryland General Corporation Law is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under our articles of incorporation or bylaws, or under resolutions of stockholders or directors, contract or otherwise. We intend to enter into separate indemnification agreements with each of our directors and certain of our executive officers. The indemnification agreements will require, among other things, that we indemnify our directors and officers to the fullest extent permitted by law and our articles of incorporation, and advance to the directors and officers all related expenses to the fullest extent permitted by law and our articles of incorporation, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the articles of incorporation and bylaws, as a contract, it cannot be unilaterally modified by the board of directors or by the stockholders to eliminate the rights it provides. We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability. Our bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the articles of incorporation or bylaws will apply to or affect, in any respect, any Indemnified Party’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of an action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the court of the issue.

Item 35. Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits.

(a)	Index to Financial Statements.

The following financial statements of the Registrant are filed as part of this Registration Statement and included in the Prospectus and the Supplements to the Prospectus.

Prospectus dated April 6, 2007

CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2006 and 2005

Consolidated Statements of Operations for the years ended December 31, 2006 and 2005

Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2006, 2005 and 2004

Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004

Notes to Consolidated Financial Statements

Summary of Unaudited Pro Forma Financial Statements

Pro Forma Consolidated Statement of Operations for the fiscal year ended December 31, 2006 (unaudited)

FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED

Fieldstone Apartments

Report of Independent Registered Public Accounting Firm

Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2005

Notes to Statement of Revenues and Certain Operating Expenses

Report of Independent Registered Public Accounting Firm

Statement of Revenues and Certain Operating Expenses for the nine months ended September 30, 2006

Notes to Statement of Revenues and Certain Operating Expenses

Champion Farms Apartments

Report of Independent Registered Public Accounting Firm

Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2005

Notes to Statement of Revenues and Certain Operating Expenses

Report of Independent Registered Public Accounting Firm

Statement of Revenues and Certain Operating Expenses for the three months ended March 31, 2006

Notes to Statement of Revenues and Certain Operating Expenses

PRIP 801, LLC

Independent Auditors’ Report

Balance Sheet as of December 31, 2005

Statement of Operations for the period October 31, 2005 (date of formation) to December 31, 2005

Statement of Members’ Equity for the period October 31, 2005 (date of formation) to December 31, 2005

Statement of Cash Flows for the period October 31, 2005 (date of formation) to December 31, 2005

Notes to Financial Statements

801 Fiber Optic Drive

Report of Independent Registered Public Accounting Firm

Statement of Revenues and Certain Operating Expenses for the nine months ended September 30, 2005

Notes to the Statement of Revenues and Certain Operating Expenses

Report of Independent Registered Public Accounting Firm

Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2004

Notes to the Statement of Revenues and Certain Operating Expenses

Supplement No. 1 dated June 5, 2007

CONSOLIDATED FINANCIAL STATEMENTS (Exhibit A)

Consolidated Balance Sheets as of March 31, 2007 (unaudited) and December 31, 2006

Consolidated Statements of Operation for the three months ended March 31, 2007 and 2006 (unaudited)

Consolidated Statement of Shareholders’ Equity for the three months ended March 31, 2007 (unaudited)

Consolidated Statements of Cash Flow for the three months ended March 31, 2007 and 2006 (unaudited)

Notes to Consolidated Financial Statements

Supplement No. 4 dated October 12, 2007

CONSOLIDATED FINANCIAL STATEMENTS (Exhibit A)

Consolidated Balance Sheets as of June 30, 2007 (unaudited) and December 31, 2006

Consolidated Statements of Operation for the three and six months ended June 30, 2007 and 2006 (unaudited)

Consolidated Statement of Shareholders’ Equity for the six months ended June 30, 2007 (unaudited)

Consolidated Statements of Cash Flow for the six months ended June 30, 2007 and 2006 (unaudited)

Notes to Consolidated Financial Statements

Supplement No. 5 dated November 20, 2007

CONSOLIDATED FINANCIAL STATEMENTS (Exhibit A)

Consolidated Balance Sheets as of September 30, 2007 (unaudited) and December 31, 2006

Consolidated Statements of Operation for the nine months ended September 30, 2007 and 2006 (unaudited)

Consolidated Statement of Shareholders’ Equity for the nine months ended September 30, 3007 (unaudited)

Consolidated Statements of Cash Flow for the nine months ended September 30, 2007 and 2006 (unaudited)

Notes to Consolidated Financial Statements

FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED

Pinehurst Apartment Homes

Report of Independent Registered Public Accounting Firm

Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2006

Notes to Financial Statements

Report of Independent Registered Public Accounting Firm

Statement of Revenues and Certain Operating Expenses for the six months ended June 30, 2007

Notes to Financial Statements

Pheasant Run Apartments

Report of Independent Registered Public Accounting Firm

Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2006

Notes to Financial Statements

Report of Independent Registered Public Accounting Firm

Statement of Revenues and Certain Operating Expenses for the six months ended June 30, 2007

Notes to Financial Statements

Supplement No. 9 dated March 21, 2008

FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED

The Retreat Apartments

Report of Independent Registered Public Accounting Firm

Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2006

Notes to Statement of Revenues and Certain Operating Expenses

Report of Independent Registered Public Accounting Firm

Statement of Revenues and Certain Operating Expenses for the nine months ended September 30, 2007

Notes to Statement of Revenues and Certain Operating Expenses

PRO FORMA FINANCIAL INFORMATION

Summary of Unaudited Pro Forma Financial Statements

Pro Forma Consolidated Balance Sheet as of September 30, 2007 (unaudited)

Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2007 (unaudited)

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006 (unaudited)

Supplement No. 11 dated April 24, 2008

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets as of December 31, 2007 and December 31, 2006

Consolidated Statements of Operation for the years ended December 31, 2007, 2006 and 2005

Consolidated Statement of Shareholders’ Equity for the years ended December 31, 2007, 2006 and 2005

Consolidated Statements of Cash Flow for the for the years ended December 31, 2007, 2006 and 2005

Notes to Consolidated Financial Statements

FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED

Hilltop Apartments

Report of Independent Registered Public Accounting Firm

Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2007

Notes to Statement of Revenues and Certain Operating Expenses

PRO FORMA FINANCIAL INFORMATION

Summary of Unaudited Pro Forma Financial Statements

Pro Forma Consolidated Balance Sheet as of December 31, 2007 (unaudited)

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2007 (unaudited)

(b)	Exhibits. The following exhibits are filed as part of this Registration Statement on Form S-11.

1.1	Dealer Manager Agreement (filed as Exhibit 1.1 to Amendment No. 4 to the Registrant’s Form S-11 Registration Statement (File No. 333-113863), as amended to date (the “Registration Statement”) on February 1, 2005 and incorporated herein by reference).

1.2	Amendment No. 1 to Dealer Manager Agreement, dated February 28, 2007 (filed as exhibit 10.1 to the Registrant’s Current Report on Form 8-K on March 6, 2007 and incorporated herein by reference).

1.3	Dealer Manager Agreement by and between Paladin Realty Income Properties, Inc. and BroadWall Capital LLC, dated June 5, 2007 (filed as exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed on June 11, 2007 and incorporated herein by reference).

1.4	Amendment to Dealer Manager Agreement, dated February 23, 2008.

3.1	Amended and Restated Articles of Incorporation of the Registrant (filed as exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q on August 15, 2005 and incorporated herein by reference).

3.2	Bylaws of the Registrant (filed as Exhibit 3.2 to Post-Effective Amendment No. 5 filed on April 6, 2007 and incorporated herein by reference).

3.3	Amendment No. 1 to Bylaws (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on March 28, 2008 and incorporated herein by reference).

4.1	Form of Subscription Agreement (included as Appendix B to this prospectus).

5.1	Opinion of King & Spalding LLP, with respect to the legality of the shares being registered (filed as Exhibit 5.1 to Amendment No. 2 to the Registration Statement on September 22, 2004 and incorporated herein by reference).

8.1	Opinion of King & Spalding LLP, with respect to tax matters (filed as Exhibit 8.1 to Amendment No. 4 to the Registration Statement on February 1, 2005 and incorporated herein by reference).

10.1	Amended and Restated Agreement of Limited Partnership of Paladin Realty Income Properties, L.P. (filed as exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q on May 13, 2005 and incorporated herein by reference).

10.2	Amended and Restated Advisory Agreement between Paladin Realty Income Properties, Inc., Paladin Realty Income Properties, L.P. and Paladin Realty Advisors, LLC, dated February 28, 2007 (filed as exhibit 10.2 to the Registrant’s Current Report on Form 8-K on March 6, 2007 and incorporated herein by reference).

10.3	First Amendment to Amended and Restated Advisory Agreement between Paladin Realty Income Properties, Inc., Paladin Realty Income Properties, L.P. and Paladin Realty Advisors, LLC, dated February 28, 2008.

10.4†	Paladin Realty Income Properties, Inc. 2005 Independent Director Incentive Stock Plan (filed as exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q on May 13, 2005 and incorporated herein by reference).

10.5	Paladin Realty Income Properties, Inc. Dividend Reinvestment Plan (included as Appendix C to the prospectus).

10.6	Form of Subscription Escrow Agreement to be entered into by Paladin Realty Income Properties, Inc., and Deutsche Bank Trust Company Americas (filed as Exhibit 10.5 to Amendment No. 4 to the Registration Statement on February 1, 2005 and incorporated herein by reference).

10.7	Purchase Agreement and Amendments by and between Makor Properties, LLC and Paladin Realty Partners, LLC (filed as exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 4, 2005 and incorporated herein by reference).

10.8	Assignment and Assumption Agreement by Paladin Realty Partners, LLC to PRIP 801, LLC dated October 31, 2005 (filed as exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on November 4, 2005 and incorporated herein by reference).

10.9	Note by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc. dated as of October 31, 2005 (filed as exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on November 4, 2005 and incorporated herein by reference).

10.10	Membership Interest Purchase and Sale Agreement, dated May 10, 2006, by and among PRIP 3700, LLC, Bradley B. Chambers, Buckingham Investment Corporation and Springhurst Housing Partners, LLC (filed as exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 12, 2006 and incorporated herein by reference).

10.11	Amended and Restated Operating Agreement of Springhurst Housing Partners, LLC, dated June 1, 2006, by and between PRIP 3700, LLC and Buckingham Springhurst, LLC (filed as exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 9, 2006 and incorporated herein by reference).

10.12	Note by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc. dated as of June 1, 2006 (filed as exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 9, 2006 and incorporated herein by reference).

10.13	Membership Interest Purchase and Sale Agreement by and between Shiloh Housing Partners II, LLC and Glenwood Housing Partners I, LLC, dated as of December 1, 2006 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference).

10.14	Amended and Restated Operating Agreement of Glenwood Housing Partners I, LLC by and between PRIP 10637, LLC and Shiloh Crossing Partners II, LLC, dated as of December 1, 2006 (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference).

10.15	Note for loan of $2,000,000 by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc., dated as of December 1, 2006 (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference).

10.16	Note for loan of $1,100,000 by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc., dated as of December 1, 2006 (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference).

10.17	Phase II Options Agreement by and between Glenwood Housing Partners II, LLC and PRIP 10637, LLC, dated as of December 1, 2006 (filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference).

10.18	Purchase and Sale Agreement by and between Pinehurst Associates, LLC and KC Pinehurst Associates, LLC dated as of July 2, 2007 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on July 9, 2007 and incorporated herein by reference).

10.19	Operating Agreement of KC Pinehurst Associates, LLC, dated as of September 13, 2007, by and among PRIP 500, LLC, JTL Holdings, LLC and JTL Asset Management, Inc. (filed as exhibit 10.18 to the Registrant’s Registration Statement on Form S-11 (File No. 333-146867) and incorporated herein by reference).

10.20	Assumption Agreement dated September 13, 2007 by and among Pinehurst Associates, LLC, KC Pinehurst Associates, LLC, Federal Home Loan Mortgage Corporation and Robert E. Spielman (filed as exhibit 10.19 to the Registrant’s Registration Statement on Form S-11 (File No. 333-146867) and incorporated herein by reference).

10.21	Promissory Note dated December 6, 2005 executed by KC Pinehurst Associates, LLC and payable to NorthMarq Capital, Inc. (filed as exhibit 10.20 to the Registrant’s Registration Statement on Form S-11 (File No. 333-146867) and incorporated herein by reference).

10.22	Multi-family Deed of Trust, Assignment of Rents and Security Agreement, dated December 6, 2005 by Pinehurst Associates, LLC in favor of NorthMarq Capital, Inc. (filed as exhibit 10.21 to the Registrant’s Registration Statement on Form S-11 (File No. 333-146867) and incorporated herein by reference).

10.23	Guaranty, dated September 13, 2007, by James E. Lippert in favor of the Federal Home Loan Mortgage Corporation (filed as exhibit 10.22 to the Registrant’s Registration Statement on Form S-11 (File No. 333-146867) and incorporated herein by reference).

10.24	Guaranty, dated December 6, 2006, by Robert E. Spielman in favor of NorthMarq Capital, Inc. (filed as exhibit 10.23 to the Registrant’s Registration Statement on Form S-11 (File No. 333-146867) and incorporated herein by reference).

10.25	Purchase and Sale Agreement by and between Pheasant Run Apts, LS, Limited Partnership and KC Pheasant Associates, LLC dated as of August 2, 2007 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on August 8, 2007 and incorporated herein by reference).

10.26	Operating Agreement of KC Pheasant Associates, LLC, dated as of September 25, 2007, by and among PRIP 1102, LLC, JTL Holdings, LLC and JTL Asset Management, Inc. (filed as Exhibit 10.1 to the Registrant’s Current Report On Form 8-K filed on October 2, 2007 and incorporated herein by reference).

10.27	Multifamily Note effective as of September 26, 2007 made by KC Pheasant Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 2, 2007 and incorporated herein by reference).

10.28	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, effective as of September 26, 2007 by KC Pheasant Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 2, 2007 and incorporated herein by reference).

10.29	Purchase and Sale Agreement, dated as of January 11, 2008, by and between The Retreat, LLC and KC Retreat Associates, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on January 17, 2007 and incorporated herein by reference).

10.30	Operating Agreement of KC Retreat Associates, LLC, dated as of January 11, 2008, by and among PRIP 11128, LLC, JTL Holdings, LLC and JTL Asset Management, Inc. (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on January 17, 2007 and incorporated herein by reference).

10.31	Multifamily Note, effective as of January 11, 2008, made by KC Retreat Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K on January 17, 2007 and incorporated herein by reference).

10.32	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, effective as of January 11, 2008, by KC Retreat Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K on January 17, 2007 and incorporated herein by reference).

10.33	Guaranty, dated January 11, 2008, by James E. Lippert in favor NorthMarq Capital, Inc. (filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K on January 17, 2007 and incorporated herein by reference).

10.34	Repair Escrow Agreement, dated as of January 11, 2008, by and between KC Retreat Associates, LLC and NorthMarq Capital, Inc. (filed as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K on January 17, 2007 and incorporated herein by reference).

10.35	Amended and Restated Operating Agreement of Park Hill Partners I, LLC, dated as of April 7, 2008, by and between PRIP 6700, LLC and JTL Properties, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on April 11, 2008 and incorporated herein by reference).

10.36	Contribution Agreement, dated as of April 7, 2008, by and between PRIP 6700, LLC and JTL Properties, LLC (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on April 11, 2008 and incorporated herein by reference).

21.1*	List of subsidiaries of the Registrant.

23.1	Consent of King & Spalding LLP (included in its opinion filed as Exhibit 5.1 to Amendment No. 4 to the Registration Statement on February 1, 2005).

23.2	Consent of King & Spalding LLP (included in its opinion filed as Exhibit 8.1 to Amendment No. 4 to the Registration Statement on February 1, 2005).

23.3*	Consent of KPMG LLP (independent registered public accounting firm).

23.4*	Consent of KPMG LLP (independent auditors).

23.5*	Consent of Imowitz Koenig & Co., LLP (independent registered public accounting firm).

24.1	Power of attorney (included in the Registration Statement filed on March 23, 2004 and incorporated herein by reference).

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.

Item 37. Undertakings.

1. The registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act; (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, however, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. The registrant undertakes: (a) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (b) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

3. That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4. That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant as to the purchaser.

5. The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with our advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to our advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

6. The registrant undertakes to file the financial statements as required by Form 10-K for the first full fiscal year of operations and to provide each stockholder the financial statements required by Form 10-K for such year.

7. The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by our advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

8. The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

9. The registrant undertakes to distribute to each stockholder, within sixty (60) days after the close of each quarterly period, a copy of each report on Form 10-Q which is required to be filed with the Securities and Exchange Commission or a quarterly report containing at least as much information as the report on Form 10-Q.

10. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

Table VI presents information concerning the acquisition of properties during the three years ended December 31, 2006 by prior Paladin real estate programs. For development properties acquired, the contract purchase price includes all acquisition and development costs incurred through December 31, 2006.

	William E. Simon & Sons Realty Partners, L.P.
Name of Property	CHA - Comfort Suites	CHA - Hampton Inn	PKS Realty - Chile Espana	PKS Realty - San Olav
Location Property	White River Junction, VT	Rutland, VT	Santiago, Chile	Santiago, Chile
Type of Property	Hotel	Hotel	Residential	Residential
Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	68 units 38,300 sq. ft.	88 units 47,350 sq. ft.	72 units 71,838 sq. ft.	68 units 108,370 sq. ft.
Date of Purchase	04/01/04	07/27/05	03/31/04	04/29/04
Mortgage Financing at Date of Purchase	$3,192,975	$4,167,777	$1,289,042	$7,845,602
Cash Down Payment	1,002,310	2,728,673	4,046,340	2,198,576
Contract Purchase Price Plus Acquisition Fee	4,195,285	6,896,450	5,335,382	10,044,178
Other Cash Expenditures Expensed	—	—	—	—
Other Cash Expenditures Capitalized	2,183	—	—	—
Total Acquisition Cost	4,197,468	6,896,450	5,335,382	10,044,178

	William E. Simon & Sons Realty Partners, L.P.
Name of Property	PKS Realty - Pernanbuco	PKS Realty - Manquehue	City Projects - Rua Carlos Weber	City Projects - Rua Jorge Americano
Location Property	Santiago, Chile	Santiago, Chile	Sao Paulo, Brazil	Sao Paulo, Brazil
Type of Property	Residential	Residential	Residential	Residential
Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	86 units 80,976 sq. ft.	40 units 61,214 sq. ft.	144 units 70,234 sq. ft.	80 units 176,497 sq. ft.
Date of Purchase	09/09/04	11/15/04	12/01/04	12/01/04
Mortgage Financing at Date of Purchase	$6,375,544	$4,388,516	$1,728,548	$—
Cash Down Payment	1,644,648	757,010	3,145,104	4,918,245
Contract Purchase Price Plus Acquisition Fee	8,020,192	5,145,526	4,873,652	4,918,245
Other Cash Expenditures Expensed	—	—	—	—
Other Cash Expenditures Capitalized	—	—	—	—
Total Acquisition Cost	8,020,192	5,145,526	4,873,652	4,918,245

	William E. Simon & Sons Realty Partners, L.P.
Name of Property	Ambras - Ernani Cardoso	P2K Realty - Enrique Richards	P2K Realty - General Flores	P2K Realty - Santa Beatriz Oriente
Location Property	Rio de Janeiro Brazil	Santiago, Chile	Santiago, Chile	Santiago, Chile
Type of Property	Residential	Residential	Residential	Residential
Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	144 units 79,049 sq. ft.	40 units 42,328 sq. ft.	69 units 36,350 sq. ft.	111 units 50,000 sq. ft.
Date of Purchase	01/05/05	07/27/06	07/27/06	07/27/06
Mortgage Financing at Date of Purchase	$—	$576,300	$—	$1,163,820
Cash Down Payment	788,552	189,975	996,448	404,671
Contract Purchase Price Plus Acquisition Fee	788,552	766,275	996,448	1,568,491
Other Cash Expenditures Expensed	—	—	—	—
Other Cash Expenditures Capitalized	—	—	—	—
Total Acquisition Cost	788,552	766,275	996,448	1,568,491

Past performance is not necessarily indicative of future performance.

	William E. Simon & Sons Realty Partners, L.P.
Name of Property	P2K Realty - Santa Beatriz Poniente	P2K Realty - Holanda Chilespana	P2K Realty - Holanda Portal	P2K Realty - Barros Borgono
Location Property	Santiago, Chile	Santiago, Chile	Santiago, Chile	Santiago, Chile
Type of Property	Residential	Residential	Residential	Residential
Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	122 units 51,570 sq. ft.	53 units 44,347 sq. ft.	60 units 44,005 sq. ft.	197 units 89,649 sq. ft.
Date of Purchase	07/27/06	07/27/06	07/27/06	07/27/06
Mortgage Financing at Date of Purchase	$—	$438,600	$1,130,194	$2,137,444
Cash Down Payment	1,547,604	459,199	352,194	526,641
Contract Purchase Price Plus Acquisition Fee	1,547,604	897,799	1,482,875	2,664,085
Other Cash Expenditures Expensed	—	—	—	—
Other Cash Expenditures Capitalized	—	—	—	—
Total Acquisition Cost	1,547,604	897,799	1,482,875	2,664,085

	William E. Simon & Sons Realty Partners, L.P.
Name of Property	P2K Realty - Tobalaba Azucenas	P2K Realty - Herman Cortes	P2K Realty - Amapolas Dos	P2K Realty - Irrarazaval Villanueva
Location Property	Santiago, Chile	Santiago, Chile	Santiago, Chile	Santiago, Chile
Type of Property	Residential	Residential	Residential	Residential
Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	48 units 27,965 sq. ft.	45 units 38,852 sq. ft.	54 units 36,438 sq. ft.	125 units 99,430 sq. ft.
Date of Purchase	07/27/06	07/27/06	07/27/06	07/27/06
Mortgage Financing at Date of Purchase	$734,400	$514,896	$1,040,536	$875,602
Cash Down Payment	323,800	144,058	344,114	274,040
Contract Purchase Price Plus Acquisition Fee	1,058,200	658,954	1,384,650	1,149,642
Other Cash Expenditures Expensed	—	—	—	—
Other Cash Expenditures Capitalized	—	—	—	—
Total Acquisition Cost	1,058,200	658,954	1,384,650	1,149,642

	William E. Simon & Sons Realty Partners, L.P.
Name of Property	P2K Realty - Petunias Dos	P2K Realty - Petunias Uno	TriCity - Ataliba Leonel	TriCity - Terra Vitris
Location Property	Santiago, Chile	Santiago, Chile	Sao Paulo Brazil	Sao Paulo Brazil
Type of Property	Residential	Residential	Residential	Residential
Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	55 units 30,892 sq. ft.	74 units 44,938 sq. ft.	296 units 350,168 sq. ft.	72 units 144,120 sq. ft.
Date of Purchase	07/27/06	07/27/06	12/28/06	12/28/06
Mortgage Financing at Date of Purchase	$942,616	$1,366,358	$—	$—
Cash Down Payment	265,642	382,213	5,567,997	1,633,937
Contract Purchase Price Plus Acquisition Fee	1,208,258	1,748,571	5,567,997	1,633,937
Other Cash Expenditures Expensed	—	—	—	—
Other Cash Expenditures Capitalized	—	—	—	—
Total Acquisition Cost	1,208,258	1,748,571	5,567,997	1,633,937
Past performance is not necessarily indicative of future performance.

	William E. Simon & Sons Realty Partners, L.P.
Name of Property	TriCity - Volta Redonda	GVL - Santa Cecilia	GVL - Valle El Dorado	REDI - KM17
Location Property	Sao Paulo Brazil	San Jose, Costa Rica	San Jose, Costa Rica	Baja California, Mexico
Type of Property	Residential	Residential	Residential	Residential
Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	220 units 485,100 sq. ft.	233 units 664,930 sq. ft.	306 units 1,002,593 sq. ft.	30 units 66,198 sq. ft.
Date of Purchase	12/28/06	08/23/06	10/25/06	08/24/06
Mortgage Financing at Date of Purchase	$—	$1,074,500	$2,160,310	$—
Cash Down Payment	15,183,404	1,074,500	1,440,208	1,277,895
Contract Purchase Price Plus Acquisition Fee	15,183,404	2,149,000	3,600,518	1,277,895
Other Cash Expenditures Expensed	—	—	—	—
Other Cash Expenditures Capitalized	—	—	—	—
Total Acquisition Cost	15,183,404	2,149,000	3,600,518	1,277,895

Past performance is not necessarily indicative of future performance.

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

	WC Investors Limited Partnership
Name of Property	Reflections Apartments	Holly Ridge Apartments	Lodge at Warner Ranch Apartments	Alderwood Apartments
Location Property	Beaverton, OR	Gresham, OR	Round Rock, TX	Lake Oswego, OR
Type of Property	Apartments	Apartments	Apartments	Apartments
Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	351 Units 300,366 sq. ft.	440 Units 359,920 sq. ft.	358 Units 337,838 sq. ft.	128 Units 146,250 sq. ft.
Date of Purchase	03/29/04	12/27/04	07/07/05	08/05/05
Mortgage Financing at Date of Purchase	$20,000,000	$17,625,000	$17,000,000	$8,250,000
Cash Down Payment	6,375,455	8,978,118	10,910,326	3,405,290
Contract Purchase Price Plus Acquisition Fee	26,375,455	26,603,118	27,910,326	11,655,290
Other Cash Expenditures Expensed	—	—	—	—
Other Cash Expenditures Capitalized	—	—	—	—
Total Acquisition Cost	26,375,455	26,603,118	27,910,326	11,655,290

	WC Investors Limited Partnership
Name of Property	Harmony Pointe Apartments	Talavera Apartments	Landings Apartments	Meridian Ridge Apartments	Peakview Apartments
Location Property	Gresham, OR	Austin, TX	Boise, ID	Kent, WA	Lafayette, CO
Type of Property	Apartments	Apartments	Apartments	Apartments	Apartments
Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	201 Units 201,440 sq. ft.	232 Units 210,900 sq. ft.	300 Units 281,800 sq. ft.	177 Units 142,839 sq. ft.	160 Units 140,475 sq. ft
Date of Purchase	08/10/05	09/01/05	09/27/05	11/30/05	12/29/05
Mortgage Financing at Date of Purchase	$9,450,000	$10,550,000	$8,200,000	$6,288,198	$11,100,000
Cash Down Payment	2,543,398	6,408,628	9,881,335	4,550,414	5,151,857
Contract Purchase Price Plus Acquisition Fee	11,993,398	16,958,628	18,081,335	10,838,612	16,251,857
Other Cash Expenditures Expensed	—	—	—	—	—
Other Cash Expenditures Capitalized	—	—	—	—	—
Total Acquisition Cost	11,993,398	16,958,628	18,081,335	10,838,612	16,251,857

Past performance is not necessarily indicative of future performance.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 8 to Form S-11 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 24th day of April, 2008.

PALADIN REALTY INCOME PROPERTIES, INC.

By:	/s/ JAMES R. WORMS
Name:	James R. Worms
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 8 to Form S-11 registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ JAMES R. WORMS James R. Worms	President, Chief Executive Officer and Director (Principal Executive Officer)	April 24, 2008

* Michael B. Lenard	Executive Vice President, Secretary, Counselor and Director	April 24, 2008

/s/ JOHN A. GERSON John A. Gerson	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	April 24, 2008

* Harold H. Greene	Director	April 24, 2008

* Harvey Lenkin	Director	April 24, 2008

* Michael L. Meyer	Director	April 24, 2008

* Christopher H. Volk	Director	April 24, 2008

*By:	/s/ JOHN A. GERSON
John A. Gerson Attorney-in-fact

EXHIBIT INDEX

1.1	Dealer Manager Agreement (filed as Exhibit 1.1 to Amendment No. 4 to the Registrant’s Form S-11 Registration Statement (File No. 333-113863), as amended to date (the “Registration Statement”) on February 1, 2005 and incorporated herein by reference).

1.2	Amendment No. 1 to Dealer Manager Agreement, dated February 28, 2007 (filed as exhibit 10.1 to the Registrant’s Current Report on Form 8-K on March 6, 2007 and incorporated herein by reference).

1.3

Dealer Manager Agreement by and between Paladin Realty Income Properties, Inc. and BroadWall Capital LLC, dated June 5, 2007 (filed as exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed on June 11, 2007 and incorporated herein by reference).

1.4	Amendment to Dealer Manager Agreement, dated February 23, 2008.

3.1	Amended and Restated Articles of Incorporation of the Registrant (filed as exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q on August 15, 2005 and incorporated herein by reference).

3.2	Bylaws of the Registrant (filed as Exhibit 3.2 to Post-Effective Amendment No. 5 filed on April 6, 2007 and incorporated herein by reference).

3.3	Amendment No. 1 to Bylaws (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on March 28, 2008 and incorporated herein by reference).

4.1	Form of Subscription Agreement (included as Appendix B to this prospectus).

5.1	Opinion of King & Spalding LLP, with respect to the legality of the shares being registered (filed as Exhibit 5.1 to Amendment No. 2 to the Registration Statement on September 22, 2004 and incorporated herein by reference).

8.1	Opinion of King & Spalding LLP, with respect to tax matters (filed as Exhibit 8.1 to Amendment No. 4 to the Registration Statement on February 1, 2005 and incorporated herein by reference).

10.1	Amended and Restated Agreement of Limited Partnership of Paladin Realty Income Properties, L.P. (filed as exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q on May 13, 2005 and incorporated herein by reference).

10.2	Amended and Restated Advisory Agreement between Paladin Realty Income Properties, Inc., Paladin Realty Income Properties, L.P. and Paladin Realty Advisors, LLC, dated February 28, 2007 (filed as exhibit 10.2 to the Registrant’s Current Report on Form 8-K on March 6, 2007 and incorporated herein by reference).

10.3	First Amendment to Amended and Restated Advisory Agreement between Paladin Realty Income Properties, Inc., Paladin Realty Income Properties, L.P. and Paladin Realty Advisors, LLC, dated February 28, 2008.

10.4†	Paladin Realty Income Properties, Inc. 2005 Independent Director Incentive Stock Plan (filed as exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q on May 13, 2005 and incorporated herein by reference).

10.5	Paladin Realty Income Properties, Inc. Dividend Reinvestment Plan (included as Appendix C to the prospectus).

10.6	Form of Subscription Escrow Agreement to be entered into by Paladin Realty Income Properties, Inc., and Deutsche Bank Trust Company Americas (filed as Exhibit 10.5 to Amendment No. 4 to the Registration Statement on February 1, 2005 and incorporated herein by reference).

10.7	Purchase Agreement and Amendments by and between Makor Properties, LLC and Paladin Realty Partners, LLC (filed as exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 4, 2005 and incorporated herein by reference).

10.8	Assignment and Assumption Agreement by Paladin Realty Partners, LLC to PRIP 801, LLC dated October 31, 2005 (filed as exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on November 4, 2005 and incorporated herein by reference).

10.9	Note by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc. dated as of October 31, 2005 (filed as exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on November 4, 2005 and incorporated herein by reference).

10.10	Membership Interest Purchase and Sale Agreement, dated May 10, 2006, by and among PRIP 3700, LLC, Bradley B. Chambers, Buckingham Investment Corporation and Springhurst Housing Partners, LLC (filed as exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 12, 2006 and incorporated herein by reference).
10.11	Amended and Restated Operating Agreement of Springhurst Housing Partners, LLC, dated June 1, 2006, by and between PRIP 3700, LLC and Buckingham Springhurst, LLC (filed as exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 9, 2006 and incorporated herein by reference).

10.12	Note by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc. dated as of June 1, 2006 (filed as exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 9, 2006 and incorporated herein by reference).

10.13	Membership Interest Purchase and Sale Agreement by and between Shiloh Housing Partners II, LLC and Glenwood Housing Partners I, LLC, dated as of December 1, 2006 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference).

10.14	Amended and Restated Operating Agreement of Glenwood Housing Partners I, LLC by and between PRIP 10637, LLC and Shiloh Crossing Partners II, LLC, dated as of December 1, 2006 (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference).

10.15	Note for loan of $2,000,000 by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc., dated as of December 1, 2006 (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference).

10.16	Note for loan of $1,100,000 by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc., dated as of December 1, 2006 (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference).

10.17	Phase II Options Agreement by and between Glenwood Housing Partners II, LLC and PRIP 10637, LLC, dated as of December 1, 2006 (filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference).

10.18	Purchase and Sale Agreement by and between Pinehurst Associates, LLC and KC Pinehurst Associates, LLC dated as of July 2, 2007 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on July 9, 2007 and incorporated herein by reference).

10.19	Operating Agreement of KC Pinehurst Associates, LLC, dated as of September 13, 2007, by and among PRIP 500, LLC, JTL Holdings, LLC and JTL Asset Management, Inc. (filed as exhibit 10.18 to the Registrant’s Registration Statement on Form S-11 (File No. 333-146867) and incorporated herein by reference).

10.20	Assumption Agreement dated September 13, 2007 by and among Pinehurst Associates, LLC, KC Pinehurst Associates, LLC, Federal Home Loan Mortgage Corporation and Robert E. Spielman (filed as exhibit 10.19 to the Registrant’s Registration Statement on Form S-11 (File No. 333-146867) and incorporated herein by reference).

10.21	Promissory Note dated December 6, 2005 executed by KC Pinehurst Associates, LLC and payable to NorthMarq Capital, Inc. (filed as exhibit 10.20 to the Registrant’s Registration Statement on Form S-11 (File No. 333-146867) and incorporated herein by reference).

10.22	Multi-family Deed of Trust, Assignment of Rents and Security Agreement, dated December 6, 2005 by Pinehurst Associates, LLC in favor of NorthMarq Capital, Inc. (filed as exhibit 10.21 to the Registrant’s Registration Statement on Form S-11 (File No. 333-146867) and incorporated herein by reference).

10.23	Guaranty, dated September 13, 2007, by James E. Lippert in favor of the Federal Home Loan Mortgage Corporation (filed as exhibit 10.22 to the Registrant’s Registration Statement on Form S-11 (File No. 333-146867) and incorporated herein by reference).

10.24	Guaranty, dated December 6, 2006, by Robert E. Spielman in favor of NorthMarq Capital, Inc. (filed as exhibit 10.23 to the Registrant’s Registration Statement on Form S-11 (File No. 333-146867) and incorporated herein by reference).
10.25	Purchase and Sale Agreement by and between Pheasant Run Apts, LS, Limited Partnership and KC Pheasant Associates, LLC dated as of August 2, 2007 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on August 8, 2007 and incorporated herein by reference).

10.26	Operating Agreement of KC Pheasant Associates, LLC, dated as of September 25, 2007, by and among PRIP 1102, LLC, JTL Holdings, LLC and JTL Asset Management, Inc. (filed as Exhibit 10.1 to the Registrant’s Current Report On Form 8-K filed on October 2, 2007 and incorporated herein by reference).

10.27	Multifamily Note effective as of September 26, 2007 made by KC Pheasant Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 2, 2007 and incorporated herein by reference).

10.28	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, effective as of September 26, 2007 by KC Pheasant Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 2, 2007 and incorporated herein by reference).

10.29	Purchase and Sale Agreement, dated as of January 11, 2008, by and between The Retreat, LLC and KC Retreat Associates, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on January 17, 2007 and incorporated herein by reference).

10.30	Operating Agreement of KC Retreat Associates, LLC, dated as of January 11, 2008, by and among PRIP 11128, LLC, JTL Holdings, LLC and JTL Asset Management, Inc. (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on January 17, 2007 and incorporated herein by reference).

10.31	Multifamily Note, effective as of January 11, 2008, made by KC Retreat Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K on January 17, 2007 and incorporated herein by reference).

10.32	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, effective as of January 11, 2008, by KC Retreat Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K on January 17, 2007 and incorporated herein by reference).

10.33	Guaranty, dated January 11, 2008, by James E. Lippert in favor NorthMarq Capital, Inc. (filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K on January 17, 2007 and incorporated herein by reference).

10.34	Repair Escrow Agreement, dated as of January 11, 2008, by and between KC Retreat Associates, LLC and NorthMarq Capital, Inc. (filed as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K on January 17, 2007 and incorporated herein by reference).

10.35	Amended and Restated Operating Agreement of Park Hill Partners I, LLC, dated as of April 7, 2008, by and between PRIP 6700, LLC and JTL Properties, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on April 11, 2008 and incorporated herein by reference).

10.36	Contribution Agreement, dated as of April 7, 2008, by and between PRIP 6700, LLC and JTL Properties, LLC (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on April 11, 2008 and incorporated herein by reference).

21.1*	List of subsidiaries of the Registrant.

23.1	Consent of King & Spalding LLP (included in its opinion filed as Exhibit 5.1 to Amendment No. 4 to the Registration Statement on February 1, 2005).

23.2	Consent of King & Spalding LLP (included in its opinion filed as Exhibit 8.1 to Amendment No. 4 to the Registration Statement on February 1, 2005).

23.3*	Consent of KPMG LLP (independent registered public accounting firm).

23.4*	Consent of KPMG LLP (independent auditors).

23.5*	Consent of Imowitz Koenig & Co., LLP (independent registered public accounting firm).

24.1	Power of attorney (included in the Registration Statement filed on March 23, 2004 and incorporated herein by reference).

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.